FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207340-05

PROSPECTUS

$653,860,000 (Approximate)

UBS Commercial Mortgage Trust 2017-C5
(Central Index Key Number 0001719195)

as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)

as Depositor

UBS AG
(Central Index Key Number 0001685185)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

Société Générale

(Central Index Key Number 0001238163)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C5

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C5 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2017-C5. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2017. The rated final distribution date for the certificates is November 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$ 20,482,000		2.1390%	Fixed(5)	July 2022
Class A-2	$ 100,407,000		3.2280%	Fixed(5)	October 2022
Class A-SB	$ 33,878,000		3.3450%	Fixed(5)	June 2027
Class A-3	$ 40,000,000		3.4390%	Fixed(5)	October 2024
Class A-4	$ 153,039,000		3.2120%	Fixed(5)	September 2027
Class A-5	$ 172,576,000		3.4740%	Fixed(5)	October 2027
Class X-A	$ 520,382,000	(6)	1.0361%	Variable(7)	NAP
Class X-B	$ 133,478,000	(8)	0.3833%	Variable(9)	NAP
Class A-S	$ 81,774,000		3.7770%	WAC Cap(10)	October 2027
Class B	$ 29,737,000		4.1000%	WAC Cap(10)	November 2027
Class C	$ 21,967,000		4.3219%	WAC(11)	November 2027

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, Cantor Fitzgerald & Co., SG Americas Securities, LLC, Natixis Securities Americas LLC and Academy Securities, Inc. will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 60.0% of each class of offered certificates. SG Americas Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 10.6% of each class of offered certificates. Cantor Fitzgerald & Co. is acting as a co-lead manager and joint bookrunner with respect to 18.4% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-manager and will receive bookrunning credit with respect to 11.0% of each class of offered certificates. Academy Securities, Inc. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 16, 2017. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately 109.0% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2017, before deducting expenses payable by the depositor.

UBS Securities LLC	Cantor Fitzgerald & Co.	Société Générale
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

NATIXIS	Academy Securities
Co-Manager	Co-Manager

November 2, 2017

UBS 2017-C5

Commercial Mortgage Pass-Through Certificates, Series 2017-C5
Geographic Overview of Mortgage Pool

Washington
2 properties
$41,504,533
5.6% of total
Utah
4 properties
$26,735,570
3.6% of total
Oklahoma
1 property
$2,452,169
0.3% of total
Kansas
4 properties
$7,418,272
1.0% of total
Minnesota
3 properties
$3,550,539
0.5% of total
Illinois
5 properties
$10,214,183
1.4% of total
Wisconsin
5 properties
$25,392,687
3.4% of total
Indiana
2 properties
$13,984,017
1.9% of total
Michigan
1 property
$7,500,000
1.0% of total
Pennsylvania
1 property
$6,000,000
0.8% of total
New York
9 properties
$141,570,302
19.0% of total
Oregon
2 properties
$15,950,000
2.1% of total
Ohio
6 properties
$25,007,128
3.4% of total
New Jersey
13 properties
$44,800,000
6.0% of total
Nevada
1 property
$15,000,000
2.0% of total
Maryland
2 properties
$9,142,857
1.2% of total
California
9 properties
$116,899,085
15.7% of total
Virginia
1 property
$3,318,738
0.4% of total
Delaware
1 property
$24,000,000
3.2% of total
North Carolina
2 properties
$8,977,333
1.2% of total
West Virginia
1 property
$7,470,000
1.0% of total
Arizona
3 properties
$6,522,871
0.9% of total
Colorado
1 property
$1,806,054
0.2% of total
New Mexico
1 property
$14,750,000
2.0% of total
Georgia
7 properties
$16,442,891
2.2% of total
South Carolina
6 properties
$9,764,921
1.3% of total
Texas
19 properties
$49,383,860
6.6% of total
Louisiana
6 properties
$22,031,680
3.0% of total
Tennessee
1 property
$7,988,365
1.1% of total
Alabama
4 properties
$9,408,600
1.3% of total
Florida
7 properties
$27,500,870
3.7% of total
Cayman Islands
1 property
$20,916,123
2.8% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 2.0%
2.1% – 5.0%
5.1 – 19.0%
Mortgaged Properties by Property Type
Hospitality 19.5%
Industrial 8.7%
Multifamily 8.4%
Mixed Use 4.6%
Self Storage 0.3%
Retail 24.1%
Office 34.3%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$ 20,482,000		30.000%	2.1390%	Fixed(5)	July 2022	2.59	12/17 – 07/22
Class A-2	$ 100,407,000		30.000%	3.2280%	Fixed(5)	October 2022	4.81	07/22 – 10/22
Class A-SB	$ 33,878,000		30.000%	3.3450%	Fixed(5)	June 2027	7.34	10/22 – 06/27
Class A-3	$ 40,000,000		30.000%	3.4390%	Fixed(5)	October 2024	6.91	10/24 – 10/24
Class A-4	$ 153,039,000		30.000%	3.2120%	Fixed(5)	September 2027	9.70	06/27 – 09/27
Class A-5	$ 172,576,000		30.000%	3.4740%	Fixed(5)	October 2027	9.88	09/27 – 10/27
Class X-A	$ 520,382,000	(6)	NAP	1.0361%	Variable(7)	NAP	NAP	NAP
Class X-B	$ 133,478,000	(8)	NAP	0.3833%	Variable(9)	NAP	NAP	NAP
Class A-S	$ 81,774,000		19.000%	3.7770%	WAC Cap(10)	October 2027	9.91	10/27 – 10/27
Class B	$ 29,737,000		15.000%	4.1000%	WAC Cap(10)	November 2027	9.96	10/27 – 11/27
Class C	$ 21,967,000		12.045%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Non-Offered Certificates
Class D	$ 11,151,000		10.545%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Class D-RR	$ 15,203,000		8.500%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Class E-RR	$ 14,868,000		6.500%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Class F-RR	$ 15,797,000		4.375%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Class G-RR	$ 7,434,000		3.375%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Class NR-RR	$ 25,090,651		0.000%	4.3219%	WAC(11)	November 2027	10.00	11/27 – 11/27
Class Z(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will, in each case, be equal to a fixed rate per annum (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rates for the Class A-S and Class B certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rates for the Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class Z certificates will not have a certificate balance, notional amount, credit support, pass through rate, assumed final distribution date, rated final distribution date or rating. The Class Z certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	63
Other Events May Affect the Value and Liquidity of Your Investment	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	66
General	66
A Tenant Concentration May Result in Increased Losses	67
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	68
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	68
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	69
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	69
Early Lease Termination Options May Reduce Cash Flow	70
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	71
Office Properties Have Special Risks	71
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	74
Hotel Properties Have Special Risks	75
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Industrial Properties Have Special Risks	77
Multifamily Properties Have Special Risks	78
Mixed Use Properties Have Special Risks	80
Self Storage Properties Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	82
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	83
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	84

Risks Related to Mortgage Loans Secured by Mortgaged Properties Located in the Cayman Islands	85
Sovereign Risk	85
Risks Relating to the Location of the Mortgaged Property	86
Risks Relating to Licensure Requirements	86
Risks Related to Exchange of Cayman Islands Currency	87
Risks Related to Exercise of Remedies Against the Mortgaged Property	88
Risks Related to Withholding or Other Taxes	88
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91
Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	94
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Insurance May Not Be Available or Adequate	95
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	96
Terrorism Insurance May Not Be Available for All Mortgaged Properties	96
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	98
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	99
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	100
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	102
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	104
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Cayman Islands Fraudulent Transfer Considerations	108
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	109
Other Financings or Ability to Incur Other Indebtedness Entails Risk	110
Tenancies-in-Common May Hinder Recovery	112
Risks Relating to Enforceability of Cross-Collateralization	112
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	113
Risks Associated with One Action Rules	113
State Law Limitations on Assignments of Leases and Rents May Entail Risks	113
Various Other Laws Could Affect the Exercise of Lender’s Rights	114

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	114
Risks of Anticipated Repayment Date Loans	114
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	115
Risks Related to Ground Leases and Other Leasehold Interests	116
Increases in Real Estate Taxes May Reduce Available Funds	118
Risks Relating to Tax Credits	118
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Delaware Statutory Trusts	119
Risks Associated with the 237 Park Avenue Mortgage Loan	119
Risks Associated with Building Loans	119
Risks Associated with the New York and Presbyterian Hospital Transaction	120
Enforcement Action Against NYPH	122
Bankruptcy Preference Risks	123
Risks Related to Conflicts of Interest	123
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	123
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	126
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	126
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	128
Potential Conflicts of Interest of the Operating Advisor	130
Potential Conflicts of Interest of the Asset Representations Reviewer	131
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	132
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	136
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	137
Other Potential Conflicts of Interest May Affect Your Investment	138
Other Risks Relating to the Certificates	138
The Certificates Are Limited Obligations	138
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	138
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	139
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	142
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	145
General	145
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	146
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	148
Losses and Shortfalls May Change Your Anticipated Yield	148
Risk of Early Termination	149

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	149
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	149
You Have Limited Voting Rights	149
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	150
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	153
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	153
Risks Relating to Modifications of the Mortgage Loans	155
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	156
Risks Relating to Interest on Advances and Special Servicing Compensation	157
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	157
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	158
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	160
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	160
Tax Considerations Relating to Foreclosure	160
REMIC Status	161
Material Federal Tax Considerations Regarding Original Issue Discount	161
Description of the Mortgage Pool	161
General	161
Certain Calculations and Definitions	163
Definitions	164
Mortgage Pool Characteristics	176
Overview	176
Property Types	178
Office Properties	178
Retail Properties	179
Hotel Properties	180
Industrial Properties	181
Multifamily Properties	181
Mixed Use Properties	182
Self Storage Properties	182
Specialty Use Concentrations	183
Mortgage Loan Concentrations	184
Top Fifteen Mortgage Loans	184
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	185
Geographic Concentrations	186
Mortgaged Properties With Limited Prior Operating History	187
Tenancies-in-Common or Diversified Ownership	187
Delaware Statutory Trusts	187
Condominium Interests	188

Fee & Leasehold Estates; Ground Leases	188
Environmental Considerations	189
Redevelopment, Renovation and Expansion	191
Assessment of Property Value and Condition	193
Litigation and Other Considerations	193
Loan Purpose	197
Modified and Refinanced Loans	197
Default History, Bankruptcy Issues and Other Proceedings	197
Tenant Issues	199
Tenant Concentrations	199
Lease Expirations and Terminations	200
Expirations	200
Terminations	201
Other	203
Purchase Options and Rights of First Refusal	205
Affiliated Leases	207
Insurance Considerations	207
Use Restrictions	209
Appraised Value	211
Non-Recourse Carveout Limitations	211
Real Estate and Other Tax Considerations	213
Delinquency Information	215
Certain Terms of the Mortgage Loans	215
Amortization of Principal	215
Due Dates; Mortgage Rates; Calculations of Interest	216
ARD Loans	217
Single Purpose Entity Covenants	217
Prepayment Protections and Certain Involuntary Prepayments	217
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	221
Defeasance	222
Releases; Partial Releases	223
Escrows	228
Mortgaged Property Accounts	229
Exceptions to Underwriting Guidelines	231
Additional Indebtedness	231
General	231
Whole Loans	232
Mezzanine Indebtedness	232
Other Secured Indebtedness	236
Preferred Equity	237
Other Unsecured Indebtedness	237
The Whole Loans	238
General	238
The Serviced Pari Passu Whole Loans	248
Intercreditor Agreement	249
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loans	249
Control Rights with respect to The Servicing Shift Whole Loans	250
Certain Rights of each Non-Controlling Holder	250
Sale of Defaulted Mortgage Loan	251
The Serviced AB Whole Loans	251
Yorkshire & Lexington Towers Whole Loan	251
Centre 425 Bellevue Whole Loan	264

The Non-Serviced Pari Passu Whole Loans	272
Intercreditor Agreement	272
Control Rights	273
Certain Rights of each Non-Controlling Holder	273
Custody of the Mortgage File	275
Sale of Defaulted Mortgage Loan	275
The Non-Serviced AB Whole Loans	275
Burbank Office Portfolio Whole Loan	275
237 Park Avenue Whole Loan	286
Additional Information	293
Transaction Parties	293
The Sponsors and Mortgage Loan Sellers	293
UBS AG, New York Branch	293
General	293
UBS AG, New York Branch’s Securitization Program	294
Review of the UBS AG, New York Branch Mortgage Loans	295
UBS AG, New York Branch’s Underwriting Standards	297
Exceptions	300
Litigation	300
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300
Cantor Commercial Real Estate Lending, L.P.	301
General	301
CCRE Lending’s Loan Origination and Acquisition History	301
Review of CCRE Mortgage Loans	302
CCRE Lending’s Underwriting Standards	303
Assessments of Property Condition	305
Exceptions	309
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	310
Ladder Capital Finance LLC	310
General	310
Ladder Capital Group’s Securitization Program	311
Ladder Capital Group’s Underwriting Guidelines and Processes	313
Review of LCF Mortgage Loans	320
Compliance with Rule 15Ga-1 under the Exchange Act	321
Retained Interests in This Securitization	322
Natixis Real Estate Capital LLC	322
General	322
NREC’s Commercial Real Estate Securitization Program	322
Review of NREC Mortgage Loans	323
NREC’s Underwriting Standards	325
Compliance with Rule 15Ga-1 under the Exchange Act	329
Retained Interests in This Securitization	331
Société Générale	331
General	331
Société Générale’s Commercial Mortgage Securitization Program	331
Société Générale’s Underwriting Standards	332
Review of the Mortgage Loans for Which Société Générale is the Sponsor	336
Compliance with Rule 15Ga-1 under the Exchange Act	338
Retained Interests in This Securitization	338
Rialto Mortgage Finance, LLC	338
General	338

Rialto Mortgage’s Securitization Program	338
Rialto Mortgage’s Underwriting Standards and Loan Analysis	339
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	343
Compliance with Rule 15Ga-1 under the Exchange Act	345
Retained Interests in This Securitization	345
The Depositor	345
The Issuing Entity	346
The Trustee and the Certificate Administrator	347
The Master Servicer and the Special Servicer	350
The DBUBS 2017-BRBK Servicer, the BANK 2017-BNK8 Master Servicer, the MSSG Trust 2017-237P Servicer, the GSMS 2017-GS7 Master Servicer, the UBS 2017-C4 Master Servicer and the CD 2017-CD5 Master Servicer	354
The Affiliated Servicer	359
The Primary Servicer	364
Berkeley Point Capital LLC	364
Summary of Berkeley Point Primary Servicing Agreement	366
The Operating Advisor and Asset Representations Reviewer	372
Credit Risk Retention	374
General	374
Qualifying CRE Loans; Required Credit Risk Retention Percentage	375
Material Terms of the Yield-Priced Principal Balance Certificates	375
Material Terms of the Eligible Horizontal Residual Interest	376
The Third Party Purchaser	377
Hedging, Transfer and Financing Restrictions	378
Operating Advisor	379
Representations and Warranties	380
Description of the Certificates	383
General	383
Distributions	385
Method, Timing and Amount	385
Available Funds	386
Priority of Distributions	388
Pass-Through Rates	391
Interest Distribution Amount	393
Principal Distribution Amount	394
Certain Calculations with Respect to Individual Mortgage Loans	396
Excess Interest	397
Application Priority of Mortgage Loan Collections or Whole Loan Collections	398
Allocation of Yield Maintenance Charges and Prepayment Premiums	400
Assumed Final Distribution Date; Rated Final Distribution Date	402
Prepayment Interest Shortfalls	403
Subordination; Allocation of Realized Losses	404
Reports to Certificateholders; Certain Available Information	407
Certificate Administrator Reports	407
Information Available Electronically	413
Voting Rights	419
Delivery, Form, Transfer and Denomination	419
Book-Entry Registration	420
Definitive Certificates	423
Certificateholder Communication	423
Access to Certificateholders’ Names and Addresses	423
Requests to Communicate	423
List of Certificateholders	424

Description of the Mortgage Loan Purchase Agreements	425
General	425
Dispute Resolution Provisions	435
Asset Review Obligations	435
Pooling and Servicing Agreement	435
General	435
Assignment of the Mortgage Loans	436
Servicing Standard	437
Subservicing	439
Advances	440
P&I Advances	440
Servicing Advances	441
Nonrecoverable Advances	442
Recovery of Advances	443
Accounts	445
Withdrawals from the Collection Account	447
Servicing and Other Compensation and Payment of Expenses	449
General	449
Master Servicing Compensation	456
Special Servicing Compensation	459
Disclosable Special Servicer Fees	464
Certificate Administrator and Trustee Compensation	465
Operating Advisor Compensation	465
Asset Representations Reviewer Compensation	466
CREFC® Intellectual Property Royalty License Fee	467
Appraisal Reduction Amounts	467
Maintenance of Insurance	475
Modifications, Waivers and Amendments	478
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	483
Inspections	485
Collection of Operating Information	486
Special Servicing Transfer Event	486
Asset Status Report	488
Realization Upon Mortgage Loans	493
Sale of Defaulted Loans and REO Properties	495
The Directing Certificateholder	498
General	498
Major Decisions	501
Asset Status Report	505
Replacement of the Special Servicer	506
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	506
Servicing Override	509
Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	510
Rights of the Holders of Serviced Pari Passu Companion Loans	511
Limitation on Liability of Directing Certificateholder	511
The Operating Advisor	512
General	512
Duties of Operating Advisor at All Times	512
Annual Report	514

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	515
Recommendation of the Replacement of the Special Servicer	516
Eligibility of Operating Advisor	516
Other Obligations of Operating Advisor	517
Delegation of Operating Advisor’s Duties	518
Termination of the Operating Advisor With Cause	518
Rights Upon Operating Advisor Termination Event	519
Waiver of Operating Advisor Termination Event	519
Termination of the Operating Advisor Without Cause	520
Resignation of the Operating Advisor	520
Operating Advisor Compensation	520
The Asset Representations Reviewer	521
Asset Review	521
Asset Review Trigger	521
Asset Review Vote	522
Review Materials	523
Asset Review	524
Eligibility of Asset Representations Reviewer	526
Other Obligations of Asset Representations Reviewer	527
Delegation of Asset Representations Reviewer’s Duties	527
Asset Representations Reviewer Termination Events	528
Rights Upon Asset Representations Reviewer Termination Event	529
Termination of the Asset Representations Reviewer Without Cause	529
Resignation of Asset Representations Reviewer	530
Asset Representations Reviewer Compensation	530
Replacement of the Special Servicer Without Cause	530
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	533
Termination of the Master Servicer or Special Servicer for Cause	534
Servicer Termination Events	534
Rights Upon Servicer Termination Event	536
Waiver of Servicer Termination Event	538
Resignation of the Master Servicer or Special Servicer	538
Limitation on Liability; Indemnification	539
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	542
Dispute Resolution Provisions	543
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	543
Repurchase Request Delivered by a Party to the PSA	543
Resolution of a Repurchase Request	544
Mediation and Arbitration Provisions	547
Servicing of the Non-Serviced Mortgage Loans	548
General	549
Servicing of the Burbank Office Portfolio Mortgage Loan	552
Servicing of the 237 Park Avenue Mortgage Loan	555
Rating Agency Confirmations	558
Evidence as to Compliance	560
Limitation on Rights of Certificateholders to Institute a Proceeding	562
Termination; Retirement of Certificates	562
Amendment	563
Resignation and Removal of the Trustee and the Certificate Administrator	566
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	567

Certain Legal Aspects of Mortgage Loans	568
Certain Aspects of Cayman Islands Law	569
General	571
Types of Mortgage Instruments	571
Leases and Rents	572
Personalty	572
Foreclosure	573
General	573
Foreclosure Procedures Vary from State to State	573
Judicial Foreclosure	573
Equitable and Other Limitations on Enforceability of Certain Provisions	573
Nonjudicial Foreclosure/Power of Sale	574
Public Sale	574
Rights of Redemption	575
Anti-Deficiency Legislation	576
Leasehold Considerations	576
Cooperative Shares	577
Bankruptcy Laws	577
Cayman Islands Bankruptcy Laws	584
Environmental Considerations	584
General	584
Superlien Laws	584
CERCLA	584
Certain Other Federal and State Laws	585
Additional Considerations	586
Due-on-Sale and Due-on-Encumbrance Provisions	586
Subordinate Financing	586
Default Interest and Limitations on Prepayments	587
Applicability of Usury Laws	587
Americans with Disabilities Act	587
Servicemembers Civil Relief Act	588
Anti-Money Laundering, Economic Sanctions and Bribery	588
Potential Forfeiture of Assets	589
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	589
Pending Legal Proceedings Involving Transaction Parties	592
Use of Proceeds	593
Yield and Maturity Considerations	593
Yield Considerations	593
General	593
Rate and Timing of Principal Payments	593
Losses and Shortfalls	595
Certain Relevant Factors Affecting Loan Payments and Defaults	595
Delay in Payment of Distributions	596
Yield on the Certificates with Notional Amounts	597
Weighted Average Life	597
Pre-Tax Yield to Maturity Tables	603
Material Federal Income Tax Considerations	607
General	607
Qualification as a REMIC	608
Status of Offered Certificates	610
Taxation of Regular Interests	610
General	610

Original Issue Discount	610
Acquisition Premium	613
Market Discount	613
Premium	614
Election To Treat All Interest Under the Constant Yield Method	614
Treatment of Losses	615
Yield Maintenance Charges and Prepayment Premiums	616
Sale or Exchange of Regular Interests	616
Taxes That May Be Imposed on a REMIC	617
Prohibited Transactions	617
Contributions to a REMIC After the Startup Day	617
Net Income from Foreclosure Property	617
Bipartisan Budget Act of 2015	618
Taxation of Certain Foreign Investors	618
FATCA	619
Backup Withholding	620
Information Reporting	620
3.8% Medicare Tax on “Net Investment Income”	620
Reporting Requirements	620
Certain State and Local Tax Considerations	621
Method of Distribution (Underwriter)	622
Incorporation of Certain Information by Reference	625
Where You Can Find More Information	625
Financial Information	626
Certain ERISA Considerations	626
General	626
Plan Asset Regulations	627
Administrative Exemptions	628
Insurance Company General Accounts	631
Legal Investment	632
Legal Matters	633
Ratings	633
Index of Defined Terms	636

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 24 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 63 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on page 636 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the UBS 2017-C5 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)       TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)       TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY

UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN

RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS

PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH

IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C5.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2017-C5, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Société Générale, a société anonyme organized under the laws of France

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)(3)(4)(5)(6)(7)	17	$279,553,812	37.6%
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.(8)	11	136,465,789	18.4
Ladder Capital Finance LLC	Ladder Capital Finance LLC or an affiliate	7	111,094,306	14.9
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	4	81,722,688	11.0
Société Générale	Société Générale(9)	4	78,550,000	10.6
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	6	56,017,057	7.5
Total		49	$743,403,651	100.0%

(1)	One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Deutsche Bank AG New York Branch and UBS AG, New York Branch. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(2)	One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Natixis Real Estate Capital LLC and UBS AG, New York Branch. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by Bank of America N.A. and subsequently partially assigned to UBS AG, New York Branch. Such mortgage loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(4)	Two (2) mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 as Cabela’s Industrial Portfolio and Bass Pro & Cabela’s Portfolio, representing approximately 2.9% and 2.7% respectively of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a separate whole loan that was co-originated by Goldman Sachs Mortgage Company, Wells Fargo Bank National Association and UBS AG, New York Branch. Such mortgage loans were underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(5)	One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by Deutsche Bank AG, New York Branch and subsequently acquired by UBS AG, New York Branch. Such mortgage loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(6)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as DoubleTree Berkeley Marina, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by Cantor Commercial Real Estate Lending, L.P. and subsequently acquired by UBS AG, New York Branch. Such mortgage loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(7)	Two (2) mortgage loans secured by the mortgaged properties identified on Annex A-1 as Murrieta Plaza and Frisco Market Center, representing approximately 1.3% and 0.9% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated by Regions Bank and subsequently acquired by UBS AG, New York Branch. Such mortgage loans were reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(8)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as IGT Reno, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Cantor Commercial Real Estate Lending, L.P. Such mortgage loan was underwritten pursuant to Cantor Commercial Real Estate Lending, L.P.’s underwriting guidelines.

(9)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Société Générale and Morgan Stanley Bank, N.A. Such mortgage loan was underwritten pursuant to Société Générale’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (in satisfaction of the retention obligations of UBS AG, New York Branch in its capacity as the retaining sponsor) will be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the credit risk retention rules. During this time, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole

Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, a servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Each non-serviced mortgage loan will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Midland Loan Services, a Division of PNC Bank, National Association was selected to be the special servicer by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, which, on the closing date, is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”. The primary servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253- 9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the related servicing shift securitization date, a servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See

“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 as Loyalty and Hamilton and Holiday Inn Express Tallahassee, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC” in this prospectus. In addition, with respect to seven (7) mortgage loans secured by mortgaged properties representing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., an underwriter.

Trustee	Wells Fargo Bank, National Association is expected to act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, and subject to the discussion in the next paragraph, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to a servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to a servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, is expected to act as the certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

Wells Fargo Bank, National Association is also serving as Cayman agent with respect to the Marriott Grand Cayman mortgage loan for the sole purpose of being the mortgagee of record following the transfer of the Marriott Grand Cayman mortgage loan to the issuing entity. In its capacity as Cayman agent, Wells Fargo Bank, National Association will not take any action except upon the direction of the trustee. Following the transfer of the Marriott Grand Cayman mortgage loan into the issuing entity, the Cayman agent, on behalf of the issuing entity, will become the mortgagee of record with respect to the mortgage loan.

The custodian with respect to the servicing shift mortgage loans will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, is expected to act as the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, is also expected to act as asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the related subordinate companion loan holder solely with respect to each serviced AB whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”, and subject to the rights of the related controlling pari passu companion loan holder with respect to a servicing shift whole loan prior to the servicing shift securitization date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class D-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date KKR Real Estate Credit Opportunity Partners Aggregator I L.P. will purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z certificates, and that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2017 (or, in the case of any mortgage loan that has its first due date in December 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 16, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, New York, North Carolina, Kansas, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	July 2022
Class A-2	October 2022
Class A-SB	June 2027
Class A-3	October 2024
Class A-4	September 2027
Class A-5	October 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2027
Class B	November 2027
Class C	November 2027

The rated final distribution date will be the distribution date in November 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C5:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$20,482,000	2.755%	30.000%
Class A-2	$100,407,000	13.506%	30.000%
Class A-SB	$33,878,000	4.557%	30.000%
Class A-3	$40,000,000	5.381%	30.000%
Class A-4	$153,039,000	20.586%	30.000%
Class A-5	$172,576,000	23.214%	30.000%
Class X-A	$520,382,000	NAP	NAP
Class X-B	$133,478,000	NAP	NAP
Class A-S	$81,774,000	11.000%	19.000%
Class B	$29,737,000	4.000%	15.000%
Class C	$21,967,000	2.955%	12.045%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	2.1390%
Class A-2	3.2280%
Class A-SB	3.3450%
Class A-3	3.4390%
Class A-4	3.2120%
Class A-5	3.4740%
Class X-A	1.0361%
Class X-B	0.3833%
Class A-S	3.7770%
Class B	4.1000%
Class C	4.3219%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will, in each case, be a per annum rate equal to a fixed rate set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rates for the Class A-S and Class B certificates for any distribution date will, in each case, be a variable rate per annum equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.09755%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25000% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00908%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan at a per annum rate equal to (i) 0.00200% with respect to each mortgage loan (other than the mortgage loans identified on Annex A-1 as DoubleTree Wilmington, 50 Varick Street, Manchester Financial Building, and Atrisco Plaza Shopping Center) and REO loan, (ii) 0.00408% with respect to the mortgage loan identified on Annex A-1 as DoubleTree Wilmington, (iii) 0.00488% with respect to the mortgage loan identified on Annex A-1 as 50 Varick Street, (iv) 0.00533% with respect to the mortgage loan identified on Annex A-1 as Manchester Financial Building, and (v) 0.00539% with respect to the mortgage loan identified on Annex A-1 as Atrisco Plaza Shopping Center.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00067%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Burbank Office Portfolio	0.00125%	0.25000%
Griffin Portfolio	0.00250%	0.25000%
237 Park Avenue	0.00125%	0.25000%
Cabela’s Industrial Portfolio	0.00125%	0.25000%(3)
Marriott Grand Cayman	0.00250%	0.25000%
AHIP Northeast Portfolio III	0.00250%	0.25000%
DoubleTree Berkeley Marina	0.00250%	0.25000%
IGT Reno	0.00125%	0.25000%
The District	0.0950453%	0.25000%

(1)	Does not reflect the Yorkshire & Lexington Towers mortgage loan, the Centre 425 Bellevue mortgage loan, the National Office Portfolio mortgage loan, the Totowa Commerce Center mortgage loan, the Bass Pro & Cabela’s Portfolio mortgage loan, the Hyatt Regency Princeton mortgage loan, the At

Home Portfolio mortgage loan and the Murrieta Plaza mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	The special servicing fee rate is the greater of (i) 0.2500% per annum or (ii) the rate that would result in a special servicing fee of $3,500 per month.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class Z certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class Z and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C.  Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D.  Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class Z and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class Z or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A and Class X-B certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	Other than the Class Z and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class Z or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1,

Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E.   Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class Z certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus.

See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or on an anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-nine (49) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and thirty-one (131) commercial or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $743,403,651.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-nine (49) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and/or, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Burbank Office Portfolio	$40,000,000	5.4%	$339,000,000	$281,000,000	36.5%	63.6%	4.64x	2.67x
Yorkshire & Lexington Towers	$40,000,000	5.4%	$160,000,000	$200,000,000	22.5%	44.9%	4.28x	1.68x
Griffin Portfolio	$40,000,000	5.4%	$335,000,000	N/A	61.5%	61.5%	2.49x	2.49x
Centre 425 Bellevue	$40,000,000	5.4%	$54,000,000	$114,450,000	29.7%	66.0%	3.85x	1.69x
National Office Portfolio	$34,959,306	4.7%	$149,825,595	N/A	64.2%	64.2%	1.64x	1.64x
237 Park Avenue	$25,390,000	3.4%	$322,610,000	$345,200,000	26.6%	52.9%	4.10x	2.06x
Totowa Commerce Center	$25,000,000	3.4%	$26,750,000	N/A	74.8%	74.8%	1.55x	1.55x
DoubleTree Wilmington	$24,000,000	3.2%	$3,500,000	N/A	64.9%	64.9%	1.68x	1.68x
Cabela’s Industrial Portfolio	$21,300,000	2.9%	$49,700,000	N/A	53.4%	53.4%	2.63x	2.63x
Marriott Grand Cayman	$20,916,123	2.8%	$58,764,346	N/A	56.1%	56.1%	1.91x	1.91x
Bass Pro & Cabela’s Portfolio	$20,000,000	2.7%	$174,900,000	N/A	50.4%	50.4%	2.72x	2.72x
AHIP Northeast Portfolio III	$20,000,000	2.7%	$32,400,000	N/A	59.9%	59.9%	1.94x	1.94x
DoubleTree Berkeley Marina	$18,750,000	2.5%	$33,750,000	N/A	52.3%	52.3%	1.86x	1.86x
50 Varick Street	$17,390,000	2.3%	$60,500,000	N/A	55.6%	55.6%	2.01x	2.01x
IGT Reno	$15,000,000	2.0%	$65,000,000	N/A	50.9%	50.9%	2.05x	2.05x
Manchester Financial Building	$15,000,000	2.0%	$10,500,000	N/A	60.7%	60.7%	1.40x	1.40x
Hyatt Regency Princeton	$15,000,000	2.0%	$18,000,000	N/A	68.8%	68.8%	1.88x	1.88x
At Home Portfolio	$14,981,797	2.0%	$25,658,824	N/A	61.7%	61.7%	1.50x	1.50x
The District	$14,945,272	2.0%	$64,762,846	N/A	61.3%	61.3%	1.34x	1.34x
Atrisco Plaza Shopping Center	$14,750,000	2.0%	$5,000,000	N/A	67.4%	67.4%	1.35x	1.35x
Murrieta Plaza	$10,000,000	1.3%	$23,000,000	N/A	65.0%	65.0%	1.37x	1.37x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “Description of the Mortgage Pool—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt

Each of the DoubleTree Wilmington whole loan, 50 Varick Street whole loan, the Manchester Financial Building whole loan and the Atrisco Plaza Shopping Center whole loan will be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The Yorkshire & Lexington Towers whole loan, the Centre 425 Bellevue whole loan, the National Office Portfolio whole loan, the Totowa Commerce Center whole loan, the Bass Pro & Cabela’s Portfolio whole loan, the Hyatt Regency Princeton whole loan, the At Home Portfolio whole loan and the Murrieta Plaza whole loan (collectively, the “servicing shift whole loans” and the related mortgage loans, the “servicing shift mortgage loans”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). In each case, prior to the related servicing shift securitization date, the servicing shift whole loans will be “serviced whole loans”, the related mortgage loans will be “serviced mortgage loans” and the related companion loans will be “serviced companion loans”. In each case, on and after the related servicing shift securitization date, the servicing shift whole loans will be “non-serviced whole loans”, the related mortgage loans will be “non-serviced mortgage loans” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Burbank Office Portfolio	DBUBS 2017-BRBK	5.4%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Griffin Portfolio	BANK 2017-BNK8	5.4%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
237 Park Avenue	MSSG Trust 2017-237P	3.4%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Cabela’s Industrial Portfolio	BANK 2017-BNK8(3)	2.9%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Marriott Grand Cayman	GSMS 2017-GS7(4)	2.8%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
AHIP Northeast Portfolio III	UBS 2017-C2	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
DoubleTree Berkeley Marina	UBS 2017-C4	2.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
IGT Reno	CD 2017-CD5	2.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
The District	UBS 2017-C4	2.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
Burbank Office Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Prima Capital Advisors LLC
Griffin Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
237 Park Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
Cabela’s Industrial Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
Marriott Grand Cayman	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D AIV RR H, LLC
AHIP Northeast Portfolio III	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
DoubleTree Berkeley Marina	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D U 2017-C4, LLC
IGT Reno	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC
The District	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D U 2017-C4, LLC

(1)	Information in this table is presented as of the closing date of the related securitization.

(2)	This table does not include information related to the servicing shift whole loans.

(3)	The Cabela’s Industrial Portfolio whole loan (i) will initially be serviced and administered pursuant to the BANK 2017-BNK8 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by the related master servicer and an special servicer pursuant to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

(4)	The Marriott Grand Cayman whole loan (i) will initially be serviced and administered pursuant to the GSMS 2017-GS7 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by the related master servicer and an special servicer pursuant to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$743,403,651
Number of mortgage loans	49
Number of mortgaged properties	131
Range of Cut-off Date Balances	$945,000 to $40,000,000
Average Cut-off Date Balance	$15,171,503
Range of Mortgage Rates	2.7400% to 6.1300%
Weighted average Mortgage Rate	4.3456%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	110 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	108 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	355 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of Cut-off Date LTV Ratios(4)(5)	22.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	54.6%
Range of LTV Ratios as of the maturity date(2)(4)(5)	22.5% to 70.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	49.6%
Range of U/W NCF DSCRs(4)(6)	1.27x to 4.64x
Weighted average U/W NCF DSCR(4)(6)	2.37x
Range of U/W NOI Debt Yields(4)	7.3% to 19.9%
Weighted average U/W NOI Debt Yield(4)	12.2
Percentage of Initial Pool Balance consisting of:
Full IO	38.5%
Amortizing	28.7%
Partial IO	26.5%
Full IO, ARD	6.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Excludes fifteen (15) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, ExchangeRight Net Leased Portfolio 17, Delshah NYC Portfolio, 237 Park Avenue, Cabela’s Industrial Portfolio, Bass Pro & Cabela’s Portfolio, 50 Varick Street, Whispering Lakes, Frisco Market Center, TransUnion Office Building, Elmhurst

Shopping Center and Dollar General Aroma Park, representing approximately 44.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of twenty-one (21) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, National Office Portfolio, 237 Park Avenue, Totowa Commerce Center, DoubleTree Wilmington, Cabela’s Industrial Portfolio, Marriott Grand Cayman, Bass Pro & Cabela’s Portfolio, AHIP Northeast Portfolio III, DoubleTree Berkeley Marina, 50 Varick Street, IGT Reno, Manchester Financial Building, Hyatt Regency Princeton, At Home Portfolio, The District, Atrisco Plaza Shopping Center and Murrieta Plaza, representing approximately 65.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 63.6% and 2.67x, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 44.9% and 1.68x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Centre 425 Bellevue, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 66.0% and 1.69x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 52.9% and 2.06x, respectively.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated using the “as-is” appraised value.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Manchester Financial Building, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property was previously encumbered by a prior loan that went into maturity default in July 2017 and was subject to a two-month extension. The mortgage loan paid off such prior loan in full.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 50 Republic & 40 Marcus Drive, representing 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of such mortgage loan were used to refinance a prior loan encumbering the mortgaged property that was in maturity default. The maturity date of such prior loan was extended and the default was cured in full in April 2017. The mortgage loan paid off such prior loan in full.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited

Operating History	With respect to fifty-one (51) of the mortgaged properties or portfolio of mortgaged properties securing fourteen (14) mortgage loans representing approximately 26.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the related cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by UBS AG, New York Branch, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class Z and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any mortgage loan as to which equity interests in the related borrower directly or indirectly secure mezzanine debt, the mezzanine lender will generally have the option to purchase such mortgage loan under certain default scenarios.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of any mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, the portion of the issuing entity consisting of the excess interest accrued on each mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or on an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the office tenant offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant or another major tenant goes dark, if the mortgaged property does not meet certain minimum occupancy levels or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities.

Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, ongoing litigation concerning the status of rent stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent stabilized units to market rent units in the future. For example, the New York State Appellate Division, in Altman v. 285 West Fourth (1st Dept., 2015) held that in order to effectuate vacancy luxury deregulation, the legal rent had to be above the statutory deregulation threshold at the time the outgoing tenant vacated and the fact that the legal rent was above the statutory threshold at the time the incoming tenant moved in was not relevant. The Altman case is currently on appeal and scheduled to be heard by the New York Court of Appeals. The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Yorkshire & Lexington Towers includes both rent stabilized units and market rent units. If the New York Court of Appeals were to uphold the Altman decision, no assurances can be made as to the impact on the existing market rent units at the Yorkshire & Lexington Towers mortgaged properties or the ability of the rent stabilized units at the Yorkshire & Lexington Towers mortgaged properties to convert to market rent units in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special

Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, industrial and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, New Jersey and Washington. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to a mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Related to Mortgage Loans Secured by Mortgaged Properties Located in the Cayman Islands

The mortgage loan identified on Annex A-1 as Marriott Grand Cayman, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property that is located in the Cayman Islands. Such mortgaged property is subject to the risks described below:

Sovereign Risk

A foreign state has the ability to influence a transaction in many ways, including the imposition of exchange controls that limit the export of local or foreign currency, declaration of a moratorium on payments of external debt, diversion of debt service payments or expropriation of property. In addition, there is the risk that a country’s existing social structure will be subject to violent upheaval or other crisis. Because the mortgaged property is in the Cayman Islands (a British Overseas Territory) the mortgage loan is subject to these risks, collectively known as “sovereign risk”.

Risks Relating to the Location of the Mortgaged Property

The Marriott Grand Cayman mortgaged property is located in the Cayman Islands, which is in the so-called “hurricane belt” in the Caribbean Sea. The mortgaged property incurred significant damage as a result of Hurricane Ivan in 2004 and since then has incurred minor damage from subsequent hurricanes and tropical storms. In addition, erosion caused by storms and other environmental factors has reduced the beach area in front of the property from time to time. Permanent beach erosion, if not mitigated by restoration efforts, may result in increased damage to the mortgaged property from future hurricanes and tropical storms, a decrease in property value and a loss of tourist and convention business. Damage caused by tropical storms, hurricanes and other environmental factors to the mortgaged property and surrounding environment, specifically, or to the Cayman Islands, generally, can be expected to negatively impact the desirability of the mortgaged property as a tourist or convention destination, which can be expected to have a material adverse effect on occupancy rate and the income generated by the mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Risks Relating to Licensure Requirements

The right of the related borrower to operate the mortgaged property is subject to the related borrower having current Local Companies (Control) Law licenses (collectively, the “Local Companies (Control) Law License”), current Trade and Business licenses (collectively, the “Trade & Business License”) and a License to Operate a Tourist Accommodation (a “Tourism Law License”) from the applicable licensing boards of the Cayman Islands Government. The related borrower was approved for each of the foregoing licenses and a legal opinion was delivered on the origination date confirming that the related borrower has all licenses required under the Trade and Business Licensing Law (2007 Revision) and the Local Companies Control Law (2007 Revision) necessary to carry on its business in the Cayman Islands. The Local Companies (Control) Law License for the related borrower to own and operate the hotel, businesses and assets related thereto was expected to be, and has been, issued for a term of 12 years and is set to expire on November 24, 2027. The Trade and Business Licensing Board of the Cayman Islands, under the Local Companies Control Law (2007 Revision) may, at any time, revoke a Local Companies (Control) Law License: (a) for a contravention of any condition subject to which the license is granted; (b) if in the opinion of the applicable licensing board, the company concerned is carrying on business in a manner detrimental to the public interest; (c) if the company concerned ceases to carry on business in the Cayman Islands; (d) if the company concerned goes into liquidation or is wound up or otherwise dissolved; (e) if the company concerned fails to comply with any directive or requirement issued by the applicable licensing board; or (f) if the company concerned fails to pay the fee prescribed (currently an annual fee of CI$2,500). Each of the Trade & Business License and the Tourism Law License is expected to be issued for a term of one (1) year and each must be renewed annually. In the event that the related borrower is unable to maintain its Local Companies (Control) Law License and/or its Trade & Business License with respect to the mortgaged property, it would be required to terminate operations and/or attempt to sell the mortgaged property to (x) a local Cayman Islands company (which is a company at least 60% owned and controlled by Caymanians), which company would not be required under Cayman Islands law to obtain a Local Companies (Control) Law License to operate the mortgaged property but would be required to obtain a Trade & Business License or (y) a non-Caymanian controlled Cayman

Islands company that has obtained an effective Local Companies (Control) Law License and an effective Trade & Business License.

In addition, the related borrower obtained a liquor license and a music and dance license, each of which must be renewed annually and is at the discretion of the Cayman Islands Liquor Licensing Board and the Music and Dancing (Control) Law, respectively. The related borrower has represented in the mortgage loan documents that all licenses required in connection with the use, occupancy and operation of the mortgaged property have been obtained and are in full force and effect.

Under Cayman Islands law, to operate a hotel resort and related businesses, various licenses must be held by appropriate persons and such licenses have specific disclosure, filing and payment of fee requirements and must be renewed from time to time. No assurances can be provided that the related borrower and/or other appropriate persons will be able to obtain a renewal of any of the above-mentioned licenses. Furthermore, in the event of an exercise of a power of sale or other enforcement of a lender’s rights, the purchaser would be required to apply in its own right for the corresponding replacement licenses. There can be no assurances that any of the foregoing licenses could be obtained.

In order to keep a Cayman Islands company, such as the related borrower, in good standing with the Registrar of Companies in the Cayman Islands, it must file an annual return with the Registrar of Companies and must pay annual filing fees to the Registrar of Companies. The Registrar of Companies will generally strike a Cayman Islands company from the Register of Companies after a period of 18 months if such company does not pay its annual fees (which are due in January of each year). Once a Cayman Islands company has been struck from the Register of Companies, then any property vested or belonging to such Cayman Islands company will vest in the Minister charged with responsibility for Financial Services and will be subject to disposition by the Governor in Cabinet or to retention for the benefit of the Cayman Islands pursuant to s.162 of the Companies Law (2016 Revision), subject, in either case, to a legal charge securing a mortgage loan related to such Cayman Islands company. Pursuant to s.159 of the Companies Law (2016 Revision), a company or any member or creditor thereof may apply (within two years, or such longer period as the Governor in Cabinet may allow, but not exceeding 10 years of being struck from the Register of Companies) to the courts of the Cayman Islands to have the company restored to the register upon payment of a re-instatement fee. The courts of the Cayman Islands have discretion as to whether or not to restore the company to the Register of Companies.

See also “—Hospitality Properties Have Special Risks”.

Risks Related to Exchange of Cayman Islands Currency

A certain portion of the income of the related borrower under the Marriott Grand Cayman mortgage loan is received in the official currency of the Cayman Islands, the Cayman Island Dollar. The related mortgage loan, however, is denominated in U.S. Dollars and the related borrower is required to make debt service payments on the mortgage loan in U.S. Dollars. Since 1974, the Cayman Island government has maintained a fixed exchange rate (“Peg”) to the U.S. Dollar, which currently is approximately 1 Cayman Island Dollar to 1.22 U.S. Dollars. There can be no assurance, however, that the currency Peg will be maintained at the same rate at all times while the mortgage loan remains outstanding. To the extent that the current currency Peg is not maintained, and the Cayman Island Dollar is devalued vis-à-vis the U.S. Dollar, more Cayman Island Dollars would be required to maintain the related borrower’s debt service coverage on the U.S. Dollar denominated mortgage loan. If the related borrower cannot or will not increase the prices of its good and services in Cayman Island Dollars after such a devaluation, upon conversion of Cayman Island Dollars to U.S. Dollars for purposes of servicing the debt on the mortgage loan, less U.S. Dollars will be available to make payments on the related mortgage loan.

Risks Related to Exercise of Remedies Against the Mortgaged Property

To the extent that in connection with an exercise of its remedies under the related mortgage loan the trustee decides (in its capacity as chargee pursuant to the powers afforded to it under Cayman Islands law) to sell all or any portion of the mortgaged property, any disposition of the mortgaged property by the trustee will be subject to a stamp duty by the buyer equal to 7.5% of the greater of the purchase price and the market value of the mortgaged property so transferred, which, although the payment of stamp duty is normally the obligation of a purchaser, may have the effect of reducing the purchase price realized from the sale of the mortgaged property and the proceeds available to the issuing entity from such disposition.

A description of the process by which a lender may exercise its remedies against a borrower and mortgaged property in the Cayman Islands can be found in “Certain Legal Aspects of Mortgage Loans”.

Risks Related to Withholding or Other Taxes

The mortgage loan seller of the Marriott Grand Cayman mortgage loan has been advised that Cayman Islands law would not impose income or withholding tax on interest received on the mortgage loan by the issuing entity; however, no assurance can be given that the law will not change in the future. If an income or withholding tax were imposed on the mortgage loan, although the mortgage loan documents require the related borrower to pay such amounts, there can be no assurance that the related borrower will be able to pay such additional amounts. Moreover, none of the depositor, the mortgage loan seller or the issuing entity are obligated to “gross up” certificateholders for any such taxes. Accordingly, failure to pay such amounts by the related borrower would therefore result in a shortfall to affected certificateholders.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; and”—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

On September 8, 2017, the President signed legislation passed by both houses of Congress that extends the National Flood Insurance Program’s authorization for three months. It previously had been set to expire September 30, 2017. Congress must now reauthorize the National Flood Insurance Program by no later than December 8, 2017. We cannot assure you if or when the program will be reauthorized. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 29 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; and”—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; and”—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which values may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-

is”, we cannot assure you that any values shown in this prospectus will be the value of the related mortgaged property at the indicated stabilization date (if applicable) or at maturity or the anticipated repayment date (if any). Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; and”—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”“ for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

The mortgaged property identified on Annex A-1 as Marriott Grand Cayman, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is located in the Cayman Islands. The concept of substantive consolidation is not recognized under the laws of the Cayman Islands. There is some judicial precedent from the courts of the Cayman Islands to disregard the fundamental principle of the separate legal existence of a company in certain circumstances, but such circumstances are generally limited to where a company is being used as a device for an illegal or improper purpose.

At origination of the Marriott Grand Cayman mortgage loan, opinions of counsel to the related borrower were delivered concluding on the basis of a reasoned analysis of analogous case law that in the event of a non-Cayman Islands court order declaring the affairs of the related borrower consolidated with the parent entities of the related borrower, and if the matter were properly presented to a Cayman Islands court and the Cayman Islands court correctly applied applicable law to the facts, such order would not in and of itself be recognized by a Cayman Islands court as sufficient basis to lift the corporate veil, and a court having jurisdiction in connection with a Cayman Islands company in liquidation has no power under Cayman Islands law to order that the estate of the related borrower be consolidated with the estate of any other entity or person. These opinions are based on numerous assumptions regarding future actions of the related borrower and its affiliates. We cannot assure you that in the event of the bankruptcy of the parent entities of the related borrower, the assets of the related borrower would not be treated as part of the bankruptcy estates of such parent entities. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving the related borrower and certain of its affiliates, we cannot assure you that a court would not consolidate the respective bankruptcy proceedings as an administrative matter. See “—The Borrower’s Form of Entity May Cause Special Risks” above.

Cayman Islands Fraudulent Transfer Considerations

With respect to the Marriott Grand Cayman mortgage loan, the related borrower has granted a first priority security interest in the mortgaged property to the lender. Generally, under the laws of the Cayman Islands, the incurrence of an obligation or the transfer of property or an interest in property by a person or entity will be subject to avoidance under certain circumstances if the person or entity (A) transferred such property with the actual intent to hinder, delay or defraud its creditors or (B) did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person or entity constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s or entity’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts and (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured.

Accordingly, a lien granted by the related borrower to secure the repayment of the mortgage loan could be avoided if a court were to determine that (i) the related borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the related borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging its property. We cannot assure you that a fraudulent transfer challenge would not be made or, if made, that it would not be successful.

Among other things, a legal challenge to the granting of a lien and/or the incurrence of an obligation by a borrower may focus on the benefits realized by the related borrower from the mortgage loan proceeds. If a court were to find or conclude that the granting of the liens or the incurrence of the obligations associated with the mortgage loan was an avoidable fraudulent transfer or conveyance with respect to the related borrower, that court could subordinate all or part of the mortgage loan to existing or future indebtedness of the related borrower, recover the payments made under the mortgage loan by the related borrower, or take other actions detrimental to the holders of the certificates, including under certain circumstances, invalidating the mortgage loan or the applicable security instrument securing the mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or on the related anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or on the related anticipated repayment date, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower generally master leases the related property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. Such master leases are further generally collaterally assigned to the lender and subordinated to the related mortgage loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Associated with the 237 Park Avenue Mortgage Loan

Risks Associated with Building Loans

The building loan (the “Building Loan”), which is part of the 237 Park Avenue whole loan, is secured by the mortgaged property and $81,365,605 in reserve funds (the “Building Loan Reserve Funds”) that the 237 Park Avenue borrower was required to reserve at origination. The Building Loan Reserve Funds will be disbursed to the 237 Park Avenue borrower as progress payments and upon the completion of certain improvements at the 237 Park Avenue mortgaged property and include leasing expenses incurred or otherwise required to be paid by the 237 Park Avenue borrower or the condominium board in connection with the NYPH Transaction documents and the lease to Her Majesty the Queen in Right of Canada and capital expenses. The lender has a first priority lien on the Building Loan Reserve

Funds. New York Lien Law provides that if a building loan contract is not timely and properly filed, then the loan will be subordinate to any subsequent mechanic’s lien creditors. Due to such lien law requirements, the Building Loan that relates solely to funds to be used for improvements was created to comply with New York lien law. Under the Building Loan, once Building Loan Reserve Funds are advanced in accordance with the requirements of the building loan agreement, such advanced funds will be superior to any subsequent mechanic’s lien creditors. We cannot assure you that any of the Building Loan Reserve Funds will not be susceptible to being primed by mechanic’s lien creditors. We also cannot assure you that the Building Loan Reserve Funds will be disbursed in accordance with the building loan agreement as to ensure that the Building Loan retains lien priority.

Risks Associated with the New York and Presbyterian Hospital Transaction

The 237 Park Avenue whole loan is secured by, among other things, (i) the fee interest in the 237 Park Avenue building owned by 237 Park Owner LLC (the “237 Park Avenue Fee Borrower”), (ii) the interest in the leasehold condominium units owned by 237 Park LH Owner LLC (the “237 Park Avenue Declarant Borrower”, together with the 237 Park Avenue Fee Borrower, the “237 Park Avenue Borrower”), (iii) the rents generated by leases at the 237 Park Avenue mortgaged property and (iv) the 237 Park Avenue Declarant Borrower’s interest in the NYPH Note and NYPH Mortgage resulting from the NYPH Transaction (each as described below).

Prior to origination of the 237 Park Avenue Whole Loan, the 237 Park Avenue Declarant Borrower sold (the “NYPH Transaction”) approximately 38.3% of the net rentable area at the 237 Park Avenue building to The New York and Presbyterian Hospital (“NYPH”). In connection with the closing of such purchase, NYPH executed a purchase money promissory note (the “NYPH Note”) payable to the 237 Park Avenue Declarant Borrower, in the original principal amount of $249,868,289. The NYPH Note is secured by, among other things, the related mortgage, security agreement, assignment of rents and leases and fixture filing (the “NYPH Mortgage”), given by NYPH, as mortgagor, in favor of the 237 Park Avenue Declarant Borrower, as mortgagee, encumbering the units that NYPH purchased (such units collectively, the “NYPH Unit”) and all rents and leases generated thereby. NYPH makes monthly payments to the 237 Park Avenue Declarant Borrower pursuant to the NYPH Note.

The structure created related to the NYPH Transaction may cause supplemental risk with respect to the income produced by the 237 Park Avenue Property. NYPH’s interest in the NYPH Unit has been structured as a purchase of an ownership interest in a leasehold condominium unit. We cannot assure you whether the structure will be treated as a financing transaction or lease in a bankruptcy proceeding. Financing transactions and leases are treated differently under the Bankruptcy Code. A bankruptcy filing or insolvency of NYPH may have an adverse impact on the 237 Park Avenue mortgaged property and the income produced by the 237 Park Avenue mortgaged property and such adverse impact may be greater if the NYPH Transaction related transactions are treated as a financing transaction rather than a lease.

In a bankruptcy proceeding, the applicable bankruptcy court will likely be asked to analyze NYPH’s occupancy of the NYPH Unit and the NYPH Mortgage and the NYPH Note and the related transactions to determine whether such arrangement should be characterized as a financing or lease under the federal bankruptcy law. In bankruptcy cases, bankruptcy courts frequently analyze structured transactions to determine how they should be treated under the federal bankruptcy law. In reviewing these transactions, bankruptcy courts analyze the facts and circumstances of each case, focusing on the economic substance of the transaction. Factors utilized by courts in determining whether a transaction should be treated as a lease or a financing may include: (i) whether the term of the occupancy is equal or greater than the economic life of the asset; (ii) whether the payments required were calculated to compensate the lessor/seller for the use of the land or were structured for some other purpose; (iii) whether the present value of the payments is equivalent to the fair market value of the property; (iv) whether the agreement includes a provision requiring the counterparty to purchase the property for a nominal sum at the end of the applicable period; (v) whether the agreement includes a purchase option wherein the price is equivalent to the anticipated fair market value; (vi) whether the property was purchased exclusively for the tenant/occupier’s use; (vii) whether the transaction was structured to take advantage of favorable tax treatments; and (viii) whether the counterparty assumed many of the obligations normally associated with ownership. We cannot assure you how NYPH’s occupancy of the NYPH Unit and the NYPH Mortgage and the NYPH Note and the related transactions will be characterized by a bankruptcy court and, thus, whether it will be treated as a financing or lease transaction.

The filing of a bankruptcy petition by or against NYPH may indirectly result in the stay of an action by the lender against or with respect to the 237 Park Avenue mortgaged property, including the commencement or continuation of a foreclosure action against the 237 Park Avenue mortgaged property, because any such enforcement action by the lender under the 237 Park Avenue mortgage loan documents could result in termination of the condominium and, thus, a termination of NYPH’s right to occupy the NYPH Unit. Consequently, if NYPH is the subject of a bankruptcy proceeding, the lender may be precluded from foreclosing on the 237 Park Avenue whole loan because of the related effect this could have on NYPH’s interest in, and occupancy of, the NYPH Unit.

If NYPH is the subject of a voluntary or involuntary bankruptcy proceeding, the NYPH Mortgage and the NYPH Note and the related transactions may be characterized as a lease, and NYPH’s interest in the NYPH Unit may be treated as that of a tenant. Alternatively, if NYPH is the subject of a voluntary or involuntary bankruptcy proceeding, the NYPH Mortgage and the NYPH Note and the related transactions may alternatively be characterized as a financing. The characterization of the NYPH Mortgage and the NYPH Note and related transactions as a financing in a bankruptcy case could interfere with and delay the ability to obtain payments on the NYPH Note, the 237 Park Avenue Declarant Borrower’s ability to foreclose on the NYPH Unit and/or enforce a deficiency judgment against NYPH. In addition, if a court determines that the value of the NYPH Unit is less than the principal balance of the NYPH Note, the court may reduce the amount of secured indebtedness to the then-current value of the NYPH Unit. Such an action would make the 237 Park Avenue Declarant Borrower a general unsecured creditor of NYPH for the difference between the then-current value of the NYPH Unit and the amount of the outstanding indebtedness under the NYPH Note. A bankruptcy court also may:

●	grant NYPH a reasonable time to cure a payment default on the NYPH Note;

●	reduce monthly payments due under the NYPH Note;

●	reduce the amount of principal due and owing under the NYPH Note;

●	change the rate of interest due on the NYPH Note; or

●	otherwise alter the terms of the NYPH Note, including the repayment schedule.

Additionally, the trustee of NYPH’s bankruptcy estate or NYPH, as debtor-in-possession, would have special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the 237 Park Avenue Declarant Borrower (as the lender under the NYPH Note)

may be subordinated to financing obtained by NYPH as a debtor-in-possession subsequent to its bankruptcy.

As a result of the foregoing, the recovery by the 237 Park Avenue Declarant Borrower with respect to the NYPH Note, if NYPH becomes the subject of a bankruptcy proceeding, may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed under the NYPH Mortgage and the NYPH Note.

In view of the effect of a NYPH bankruptcy filing, certain of the NYPH Transaction documents contain provisions to mitigate the risks of a voluntary bankruptcy filing by NYPH and the impact of a NYPH bankruptcy filing. For example, under the NYPH Transaction documents, (i) the NYPH Note provide that a Vacate Date will occur immediately upon the date on which written notice of a “Bankruptcy Default” and the 237 Park Avenue Declarant Borrower’s intention to exercise its remedies (i.e., delivery of a termination notice) is given to NYPH; (ii) upon the occurrence of a Vacate Date, the restrictions on the 237 Park Avenue Fee Borrower’s right to terminate the ground lease no longer apply; and (iii) upon and following a Vacate Date, the 237 Park Avenue Borrower is authorized to exercise all of the condominium board’s and 237 Park Avenue Declarant Borrower’s rights and remedies under the NYPH Transaction Documents which are separate from all of 237 Park Avenue Fee Borrower’s rights and remedies under the ground lease. “Vacate Date” means the date which is the earliest to occur of (i) the 237 Park Avenue Whole Loan maturity date, (ii) the Default Maturity Date (as defined in the NYPH Note), (iii) the Termination Date (as defined in the condominium documents), (iv) the conveyance of all of the NYPH Unit to the 237 Park Avenue Declarant Borrower and (v) the date of the termination of the condominium pursuant to the condominium documents.

Notwithstanding the attempts to mitigate the risks of a NYPH bankruptcy proceeding, we cannot assure you that (i) NYPH has complied or will comply with these provisions, (ii) NYPH will not become subject to a voluntary or involuntary bankruptcy proceeding or (iii) a Vacate Date will occur prior to NYPH becoming subject to a voluntary or involuntary bankruptcy proceeding. If NYPH were to be in bankruptcy before the occurrence of the Vacate Date, the bankruptcy court could prevent the occurrence of the Vacate Date and, thus restrict the 237 Park Avenue Borrower’s ability to exercise remedies against NYPH to recover the NYPH Unit or otherwise.

Enforcement Action Against NYPH

Any enforcement of remedies by the 237 Park Avenue Declarant Borrower against NYPH in connection with the NYPH Transaction documents and/or the condominium documents in the event of a default by NYPH or otherwise, whether to recover possession and/or title to the NYPH Unit, to foreclose the NYPH Mortgage, or to seek recovery of a money judgment under the NYPH Note and/or the related supplemental agreement, could be complicated, hindered or delayed given the structure and complexity of the transactions embodied and/or contemplated by the NYPH Transaction documents.

For instance, if the 237 Park Avenue Declarant Borrower sought to pursue remedies under the NYPH Transaction documents and/or the condominium documents seeking the forced reconveyance of the NYPH Unit to the 237 Park Avenue Declarant Borrower or if the 237 Park Avenue Fee Borrower seeks to terminate the ground lease, in each case, upon the occurrence of the Vacate Date, NYPH could raise legal and equitable defenses in such a proceeding based on the NYPH Transaction documents and the condominium documents under New York law. By way of further illustration, if the 237 Park Avenue Declarant Borrower sought to recover possession of the NYPH Unit in an action for specific performance under the NYPH Transaction documents and the condominium documents,

NYPH could argue in its defense, among other things, that specific performance is not available as a remedy to the 237 Park Avenue Declarant Borrower, that the court should treat the NYPH Transaction as a true sale-and-financing rather than as a lease, and that the court should require the 237 Park Avenue Declarant Borrower to prosecute a foreclosure action in order to recover ownership and/possession of the NYPH Unit pursuant to and in accordance with the NYPH Mortgage. This could require the court to adjudicate, among other things, the manner in which to characterize the NYPH Transaction and the potential defenses that NYPH may assert in any action to enforce the NYPH Transaction documents and/or the condominium documents—likely causing additional litigation, delay and expense. Further, given that a court likely will not have any familiarity with the NYPH Transaction and, by extension, the 237 Park Avenue Declarant Borrower’s right to enforce remedies in connection therewith, this creates uncertainty in the outcome. In addition, foreclosures in New York courts can take between 2 to 4 years to complete and therefore foreclosure of the NYPH Mortgage would likely take longer and be more expensive than a proceeding for forced reconveyance of the NYPH Unit.

Bankruptcy Preference Risks

In a bankruptcy or similar proceeding involving the 237 Park Avenue Borrower or an affiliate of the 237 Park Avenue Borrower, action may be taken seeking recovery as a preferential transfer of any payments made by such 237 Park Avenue Borrower under the 237 Park Avenue Whole Loan or to avoid the granting of liens in the transaction within certain pre-petition periods by the 237 Park Avenue Borrower “on account of antecedent debt.” The preference period is 90 days for non-insiders of the bankrupt party and one year for insiders. With respect to $178,599,900 of the senior loan, the mortgage was not recorded in connection with the closing of the original loan but was instead recorded in connection with the closing of the amended and restated loan. We cannot assure you that the 237 Park Avenue Borrower will not commence a bankruptcy case within the preference period or that a preference challenge in such a case would not be made or, if made, would not be successful.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under (i) the UBS 2017-C4 pooling and servicing agreement, which governs the servicing of the DoubleTree Berkeley Marina whole loan and The District whole loan, (ii) the CD 2017-CD5 pooling and servicing agreement, which governs the servicing of the IGT Reno whole loan and (iii) the GSMS 2017-GS7 pooling and servicing agreement, which governs the servicing of the Marriott Grand Cayman whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the UBS 2017-C4 pooling and servicing agreement, the CD 2017-CD5 pooling and servicing agreement and the GSMS 2017-GS7 pooling and servicing agreement.

In addition, affiliates of Ladder Capital Finance LLC, a mortgage loan seller and sponsor, are the respective borrowers with respect to the mortgage loans identified on Annex A-1 as TransUnion Office Building and Dollar General Aroma Park, respectively, collectively representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The interests of such borrowers may conflict with the interests of the certificateholders, and Ladder Capital Finance LLC has no obligation to act in the best interest of the certificateholders. In addition, there can be no assurance that the related mortgage loans do not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to affiliates of the sponsor.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Yorkshire & Lexington Towers whole loan, the Centre 425 Bellevue whole loan, the National Office Portfolio whole loan, the Totowa Commerce Center whole loan, the Bass Pro & Cabela’s Portfolio whole loan, the Hyatt Regency Princeton whole loan, the At Home Portfolio whole loan and the Murrieta Plaza whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. On the related servicing shift securitization date, the servicing and administration of a servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2017-C5 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the master servicer and the special servicer under the pooling and servicing agreement, assisted KKR Real Estate Credit Opportunity Partners

Aggregator I L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, will be the trustee, the custodian, the Cayman agent and the certificate administrator for this transaction. In addition, Wells Fargo Bank, National Association is also (1) the master servicer, the certificate administrator and the custodian under the DBUBS 2017-BRBK trust and servicing agreement, which governs the servicing and administration of the Burbank Office Portfolio whole loan, (2) expected to be the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK8 pooling and servicing agreement, which is expected to govern the servicing and administration of the Griffin Portfolio whole loan and, until the securitization of the related control note, the Cabela’s Industrial Portfolio whole loan, (3) the servicer, the special servicer, the certificate administrator and the custodian under the MSSG Trust 2017-237P trust and servicing agreement, which governs the servicing and administration of the 237 Park Avenue whole loan, (4) the master servicer, the certificate administrator, Cayman agent and the custodian under the GSMS 2017-GS7 pooling and servicing agreement, which governs the servicing and administration of the Marriott Grand Cayman whole loan until the securitization of the related control note, (5) the trustee, the certificate administrator and the custodian under the UBS 2017-C2 pooling and servicing agreement, which governs the servicing and administration of the AHIP Northeast Portfolio III whole loan, (6) the master servicer, the certificate administrator and the custodian under the UBS 2017-C4 pooling and servicing agreement, which governs the servicing and administration of the DoubleTree Berkeley Marina whole loan and The District whole loan, and (7) the master servicer under the CD 2017-CD5 pooling and servicing agreement, which governs the servicing and administration of the IGT Reno whole loan.

Wells Fargo Bank, National Association is also acting as the interim servicer and custodian (or, in the case of the 50 Varick Street mortgage loan, as the master servicer and custodian under the UBS 2017-C4 pooling and servicing agreement) for all of the mortgage loans that Ladder Capital Finance LLC is contributing to this securitization transaction.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real mortgaged properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by mortgaged properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest. See also See “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real mortgaged properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by mortgaged properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date or, with respect to a serviced AB whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan, take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the respective controlling noteholders of the Yorkshire & Lexington Towers whole loan, the Centre 425 Bellevue whole loan, the National Office Portfolio whole loan, the Totowa Commerce Center whole loan, the Bass Pro & Cabela’s Portfolio whole loan, the Hyatt Regency Princeton whole loan, the At Home Portfolio whole loan or the Murrieta Plaza whole loan, in each case prior to the applicable servicing shift securitization date, (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan or (iv) the holder of the related subordinate companion loan with respect to a serviced AB whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Burbank Office Portfolio	DBUBS 2017-BRBK	DBUBS 2017-BRBK	Prima Capital Advisors LLC
Griffin Portfolio	BANK 2017-BNK8	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
237 Park Avenue	MSSG Trust 2017-237P	MSSG Trust 2017-237P	Core Credit Partners A LLC
Cabela’s Industrial Portfolio	BANK 2017-BNK8(3)	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
Marriott Grand Cayman	GSMS 2017-GS7(4)	GSMS 2017-GS7(3)	RREF III-D AIV RR H, LLC
AHIP Northeast Portfolio III	UBS 2017-C2	UBS 2017-C2	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
DoubleTree Berkeley Marina	UBS 2017-C4	UBS 2017-C4	RREF III-D U 2017-C4, LLC
IGT Reno	CD 2017-CD5	CD 2017-CD5	RREF III-D AIV RR, LLC
The District	UBS 2017-C4	UBS 2017-C4	RREF III-D U 2017-C4, LLC

(1)	Does not include the Yorkshire & Lexington Towers whole loan, the Centre 425 Bellevue whole loan, the National Office Portfolio whole loan, the Totowa Commerce Center whole loan, the Bass Pro & Cabela’s Portfolio whole loan, the Hyatt Regency Princeton whole loan, the At Home Portfolio whole loan and the Murrieta Plaza whole loan, servicing for which will be transferred on the related servicing shift securitization date. The initial controlling noteholder for the Yorkshire & Lexington Towers whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Centre 425 Bellevue whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder of the National Office Portfolio whole loan will be Ladder Capital Finance LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Totowa Commerce Center whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Bass Pro & Cabela’s Portfolio whole loan, will be Goldman Sachs Mortgage Company, as holder of the related controlling companion loan. The initial controlling noteholder for the Hyatt Regency Princeton whole loan will be Cantor Commercial Real Estate Lending, L.P., as holder of the related controlling companion loan. The initial controlling noteholder for the At Home Portfolio whole loan will be UBS AG, New York Branch, as holder of the related controlling companion loan. The initial controlling noteholder for the Murrieta Plaza whole loan will be Regions Bank, as holder of the related controlling companion loan. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The Cabela’s Industrial Portfolio whole loan (i) will initially be serviced and administered pursuant to the BANK 2017-BNK8 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by the related master servicer and an special servicer pursuant to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

(4)	The Marriott Grand Cayman whole loan (i) will initially be serviced and administered pursuant to the GSMS 2017-GS7 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by the related master servicer and an special servicer pursuant to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced pari passu whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced pari passu whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole

Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced pari passu whole loan other than any servicing shift whole loan (solely with respect to the related serviced pari passu whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

With respect to each of the Yorkshire & Lexington Towers whole loan and the Centre 425 Bellevue whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization. In addition, the holder of the related subordinate companion loan with respect to each of the Yorkshire & Lexington Towers whole loan and the Centre 425 Bellevue whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of such subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”. The holder of a subordinate companion loan may have interests that conflict with those of certain certificateholders. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and any of its respective affiliates) (or, after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, which is referred to in this prospectus as the “third party purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the third party purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the third party purchaser or that the final pool as influenced by the third party purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the third party purchaser’s certificates. Because of the differing subordination levels, the third party purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the third party purchaser but that does not benefit other investors. In addition, while the third party purchaser is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The third party purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The third party purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the third party purchaser’s acceptance of a mortgage loan. The third party purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The third party purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The third party purchaser is expected to appoint KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to a servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”, “—The Non-Serviced AB Whole Loans—Burbank Office Portfolio Whole Loan—Consultation and Control”, “—237 Park Avenue Whole Loan—Consultation and Control”, “The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan—Consultation and Control” and “—Centre 425 Bellevue Whole Loan—Consultation and Control”.

Because the incentives and actions of the third party purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to any servicing shift whole loan, prior to the servicing shift securitization date, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On September 30, 2015, the European Commission (the “European Commission”) published a proposal to amend the Capital Requirements Regulation (the “CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (the “STS Securitization Regulation”) which would, among other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe (together with the CRR Amendment Regulation, the “Securitization Regulations”). The Presidency of the Council of the European Union (the “Council”) and the European Parliament have proposed amendments to the Securitization Regulations. The subsequent trilogue discussions between representatives of the European Commission, the Council and the European Parliament, have resulted in a compromise agreement being reached on the contents of the Securitization Regulations. The Council published the compromise text of the STS Securitization Regulation in a communication dated June 26, 2017. However, the final forms of the Securitization Regulations have not yet been published and so their final contents are not yet known. The current intention is that the Securitization Regulations will only apply from January 1, 2019. Investors should be aware that there are likely to be material differences between the current EU Risk Retention and Due Diligence Requirements and those in the Securitization Regulations.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Société Générale, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●

Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in

July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued

CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or have substantial principal balances outstanding on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or otherwise not be repaid on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity, or to otherwise repay a mortgage loan on any on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding.

As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole

Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

For the avoidance of doubt, the Class Z certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan and any servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause (solely as to such servicing shift whole loan), regardless of whether a control termination event exists. “See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loans) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under the applicable pooling and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as and to the extent described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. Additionally, with respect to a servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders in this transaction generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”, and “—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital

Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Société Générale, a sponsor, a mortgage loan seller and an originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws, certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of the order of the court commencing an insolvency proceeding. The date of insolvency (“état decessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of mortgage loans occurred during such 18-month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans could be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively, the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the

New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-nine (49) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $743,403,651 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2017 (or, in the case of any Mortgage Loan that has its first due date after November 2017, the date that would have been its due date in November 2017 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twenty-one (21) of the Mortgage Loans, representing approximately 65.6% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”)

and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)(3)(4)(5)(6)(7)	17	56	$279,553,812	37.6%
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.(8)	11	12	136,465,789	18.4
Ladder Capital Finance LLC	Ladder Capital Finance LLC or an affiliate	7	24	111,094,306	14.9
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	4	14	81,722,688	11.0
Société Générale	Société Générale(9)	4	19	78,550,000	10.6
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	6	6	56,017,057	7.5
Total		49	131	$743,403,651	100.0%

(1)	One (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch and UBS AG, New York Branch. Such Mortgage Loan was underwritten pursuant to UBS AG, New York’s underwriting guidelines.

(2)	One (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, is part of a Whole Loan that was originated by Natixis Real Estate Capital LLC and UBS AG, New York Branch. Such Mortgage Loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	One (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the Initial Pool Balance, is part of a Whole Loan that was originated by Bank of America N.A. and subsequently partially assigned to UBS AG, New York Branch. Such Mortgage Loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(4)	Two (2) Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Cabela’s Industrial Portfolio and Bass Pro & Cabela’s Portfolio, representing approximately 2.9% and 2.7%, respectively, of the Initial Pool Balance, are each part of a separate Whole Loan that was co-originated by Goldman Sachs Mortgage Company, Wells Fargo

Bank, National Association and UBS AG, New York Branch. Such Mortgage Loans were underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(5)	One (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 2.7% of the Initial Pool Balance, is part of a Whole Loan that was originated by Deutsche Bank AG, New York Branch and subsequently acquired by UBS AG, New York Branch. Such Mortgage Loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(6)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Berkeley Marina, representing approximately 2.5% of the Initial Pool Balance, is part of a Whole Loan that was originated by Cantor Commercial Real Estate Lending, L.P. and subsequently acquired by UBS AG, New York Branch. Such Mortgage Loan was reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(7)	Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Murrieta Plaza and Frisco Market Center, representing approximately 1.3% and 0.9%, respectively, of the Initial Pool Balance, respectively, were each originated by Regions Bank and subsequently acquired by UBS AG, New York Branch. Such Mortgage Loans were reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(8)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as IGT Reno, representing approximately 2.0% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Cantor Commercial Real Estate Lending, L.P. Such Mortgage Loan was underwritten pursuant to Cantor Commercial Real Estate Lending, L.P.’s underwriting guidelines.

(9)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Société Générale and Morgan Stanley Bank, N.A. Such Mortgage Loan was underwritten pursuant to Sociéte Générale’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 16, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date

Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date Loan-to-

Value Ratio and/or the Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on an other than “as-is” Appraised Value of a related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” (or, in the case of Mortgage Loans identified under “—Appraised Value” below, other than “as-is”) Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, or assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity were calculated without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or, in the case of an ARD Loan, the principal balance scheduled to be outstanding at the related Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal or principal balance, as applicable, referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property;

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment

Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operating as student housing, the number of beds, or (e) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$743,403,651
Number of Mortgage Loans	49
Number of Mortgaged Properties	131
Range of Cut-off Date Balances	$945,000 to $40,000,000
Average Cut-off Date Balance	$15,171,503
Range of Mortgage Rates	2.7400% to 6.1300%
Weighted average Mortgage Rate	4.3456%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	110 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	108 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	355 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of Cut-off Date LTV Ratios(4)(5)	22.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	54.6%
Range of LTV Ratios as of the maturity date(2)(4)(5)	22.5% to 70.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	49.6%
Range of U/W NCF DSCRs(4)(6)	1.27x to 4.64x
Weighted average U/W NCF DSCR(4)(6)	2.37x
Range of U/W NOI Debt Yields(4)	7.3% to 19.9%
Weighted average U/W NOI Debt Yield(4)	12.2%
Percentage of Initial Pool Balance consisting of:
Full IO	38.5%
Amortizing	28.7%
Partial IO	26.5%
Full IO, ARD	6.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes fifteen (15) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, ExchangeRight Net Leased Portfolio 17, Delshah NYC Portfolio, 237 Park Avenue, Cabela’s Industrial Portfolio, Bass Pro & Cabela’s Portfolio, 50 Varick Street, Whispering Lakes, Frisco Market Center, TransUnion Office Building, Elmhurst Shopping Center and Dollar General Aroma Park, representing approximately 44.8% of the Initial Pool Balance, that are interest only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	In the case of twenty-one (21) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, National Office Portfolio, 237 Park Avenue, Totowa Commerce Center, DoubleTree Wilmington, Cabela’s Industrial Portfolio, Marriott Grand Cayman, Bass Pro & Cabela’s Portfolio, AHIP Northeast Portfolio III, DoubleTree Berkeley Marina, 50 Varick Street, IGT Reno, Manchester Financial Building, Hyatt Regency Princeton, At Home Portfolio, The District, Atrisco Plaza Shopping Center and Murrieta Plaza, representing approximately 65.6% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the DSCR, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 63.6% and 2.67x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate

Companion Loan are 44.9% and 1.68x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Centre 425 Bellevue, representing approximately 5.4% of the Initial Pool Balance, the related loan-to-value ratio as of the Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loan are 66.0% and 1.69x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 52.9% and 2.06x, respectively.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio and LTV Ratio as of the maturity date have been calculated using the “as-is” appraised value.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include fourteen (14) Mortgage Loans, representing approximately 42.4% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
CBD	8	$134,530,000	18.1%
Suburban	33	110,804,614	14.9
Medical	2	9,587,972	1.3
Subtotal:	43	$254,922,586	34.3%
Retail
Single Tenant	41	$90,086,797	12.1%
Anchored	6	55,567,567	7.5
Shadow Anchored	2	21,950,000	3.0
Unanchored	4	11,747,244	1.6
Subtotal:	53	$179,351,607	24.1%
Hospitality
Full Service	4	$78,666,123	10.6%
Extended Stay	3	37,617,450	5.1
Limited Service	5	28,741,415	3.9
Subtotal:	12	$145,024,988	19.5%
Industrial
Flex	10	$23,148,514	3.1%
Warehouse	3	21,300,000	2.9
Warehouse/Distribution	2	20,530,472	2.8
Subtotal:	15	$64,978,986	8.7%
Multifamily
High Rise	2	$40,000,000	5.4%
Garden	2	20,150,000	2.7
Townhouse	1	2,178,000	0.3
Subtotal:	5	$62,328,000	8.4%
Mixed Use
Retail/Multifamily	1	$19,500,000	2.6%
Office/Retail	1	15,000,000	2.0
Subtotal:	2	$34,500,000	4.6%
Self Storage
Self Storage	1	$2,297,484	0.3%
Subtotal:	1	$2,297,484	0.3%

Total	131	$743,403,651	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the Mortgage Loan is

subject to certain specific risks relating to the fact that the related Whole Loan is bifurcated into a senior loan and building loan, and related to the fact that NYPH, which has the right to occupy approximately 38.3% of the net rentable square footage of the Mortgaged Property, does not lease such space but instead has the right to occupy such space pursuant to a structure where it has purchased eight leasehold condominium units at the Mortgaged Property (which condominium units will be reconveyed to 237 Park Avenue Declarant Borrower no later than December 29, 2048), and is required to pay for such units pursuant to a purchase money note and mortgage with installment payments similar to lease payments. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with the 237 Park Avenue Mortgage Loan.” NYPH is a non-profit organization. The closure of hospitals within the NYPH system, and/or the failure of NYPH to maintain its funding, could have a material adverse effect on NYPH, and accordingly, on the 237 Park Avenue Mortgage Loan.

●	With respect to Mortgaged Property identified on Annex A-1 as Manchester Financial Building, representing approximately 2.0% of the Initial Pool Balance, portions of the Mortgaged Property encroach into adjoining property owned by the City of San Diego (the “City”) and such encroachments are subject to agreements with the City that generally provide that the City may require removal of the encroachments upon notice to the property owner and, if the property owner does not comply, the City can remove the encroachments and record a lien against the Mortgaged Property for the City’s costs. The title company issued an endorsement related to such encroachments.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Plaza at Gardendale II, representing 0.3% of the Initial Pool Balance, the borrower sponsor owns a vacant parcel zoned for retail adjacent to the Mortgaged Property. According to the borrower sponsor, no plans have been submitted for the parcel, however, the related Mortgage Loan documents prohibit the borrower sponsor from poaching tenants of the Mortgaged Property to the adjacent site.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as DoubleTree Wilmington, Marriott Grand Cayman, DoubleTree Berkeley Marina, Hyatt Regency Princeton, Holiday Inn Express Tallahassee, Candlewood Suites Nashville and Ramada Portland East, representing approximately 13.5% of the Initial Pool Balance, require seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Residence Inn Los Angeles Westlake Village, representing approximately 3.3% of the Initial Pool Balance, the borrower sponsor is in the process of obtaining permits to develop two competing hotels, both of which will be located approximately three miles from the Mortgaged Property: a 110-room TownePlace Suites hotel and a 140-room Courtyard hotel. If built, such hotels, both under the Marriott brand affiliation, will be directly competitive with such Mortgaged Property. According to the borrower sponsor, the new hotels are scheduled to open by 2020.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marriott Grand Cayman, representing approximately 2.8% of the Initial Pool Balance, approximately 33.8% of the underwritten revenues with respect to the Mortgaged Property are food and beverage revenues.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Berkeley Marina, representing approximately 2.5% of the Initial Pool Balance, approximately 20.9% of the underwritten revenues with respect to the Mortgaged Property are food and beverage revenues.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Properties identified on Annex A-1 as AHIP Northeast Portfolio III - Hampton Inn Baltimore – White Marsh and AHIP Northeast Portfolio III - Fairfield Inn & Suites Baltimore - White Marsh, representing in the aggregate approximately 1.2% of the Initial Pool Balance, the appraisal identified a 120-room SpringHill Suites hotel currently under construction, which is expected to open in February 2018. The SpringHill Suites hotel is expected to be directly competitive with each such Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Candlewood Suites Nashville, representing approximately 1.1% of the Initial Pool Balance, the appraisal identified (i) a 127-room Uptown Suites that opened in May 2017, (ii) a 91-room Home2Suites by Hilton currently under construction that is expected to open in May 2018 and (iii) a 76-room Tru by Hilton hotel currently under construction that is expected to open in May 2018, each of which is expected to be directly competitive with the Mortgaged Property.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Residence Inn Los Angeles Westlake Village	$ 24,829,085	3.3%	8/7/2027	6/6/2027
DoubleTree Wilmington	$ 24,000,000	3.2%	10/31/2032	11/6/2027
Marriott Grand Cayman	$ 20,916,123	2.8%	12/31/2026	7/6/2022
DoubleTree Berkeley Marina	$ 18,750,000	2.5%	2/28/2029	9/6/2027
Hyatt Regency Princeton	$ 15,000,000	2.0%	6/26/2037	7/6/2027
Holiday Inn Express Tallahassee	$ 9,341,415	1.3%	1/14/2024	7/6/2027
Candlewood Suites Nashville	$ 7,988,365	1.1%	10/22/2035	10/6/2027
SpringHill Suites – Bellport	$ 6,057,143	0.8%	6/23/2032	7/6/2027
Hampton Inn Baltimore – White Marsh	$ 5,257,143	0.7%	6/30/2032	7/6/2027
Homewood Suites – Egg Harbor	$ 4,800,000	0.6%	6/30/2032	7/6/2027
Ramada Portland East	$ 4,200,000	0.6%	9/30/2028	11/5/2027
Fairfield Inn & Suites Baltimore – White Marsh	$ 3,885,714	0.5%	4/30/2033	7/6/2027

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, 242 of the 690 units at the Yorkshire Towers Mortgaged Property and 72 of the 137 units at the Lexington Towers Mortgaged Property are rent stabilized. If and when tenants of such rent stabilized units vacate, the borrower sponsor intends to renovate such apartments, with the expectation of converting each such unit to a market rent unit.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Centennial Highlands, representing approximately 1.7% of the Initial Pool Balance, the related borrower sponsors plan to construct a 56-unit multifamily complex adjacent to the related Mortgaged Property. Construction is expected to begin in 2018. Under the related Mortgage Loan documents, the related borrower sponsors are prohibited from poaching tenants of the related Mortgaged Property to such adjacent property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hawthorn Place Townhomes, representing approximately 0.3% of the Initial Pool Balance, approximately 11 out of 38 the related residential units are occupied by students. The Mortgage Loan documents require that each lease to a student include, and each such lease includes, a parental guaranty. The Mortgage Loan documents provide for recourse to the guarantor for any losses to the lender in connection with a failure by the borrower to obtain a parental guaranty for any such lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail, office and multifamily components. See “Risk Factors Risks—Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

●	Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area identified on Annex A-1 that operates its space in whole or in part as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
Restaurant(1)	15	20.3%
Media and entertainment studio(2)	5	7.7%
Medical/laboratory(3)	12	4.5%
Bank branch(4)	3	3.8%
Grocery store(5)	3	3.8%
Hair and/or nail salon(6)	4	2.9%
Gym, fitness center or a health club(7)	2	2.1%
Theater/entertainment facility(8)	1	2.0%
Laundromat(9)	2	1.5%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Centre 425 Bellevue, 50 Varick Street, Crocker Block K & Detroit, Manchester Financial Building, Atrisco Plaza Shopping Center, Murrieta Plaza, Frisco Market Center, Triangle Square Shopping Center, Franklin Village, CHRISTUS Health HQ, Riley Place Shopping Center, Perry Hill Crossing, Ivy Falls Center, Elmhurst Shopping Center and Plaza at Gardendale II.

(2)	Includes the Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio and 50 Varick Street.

(3)	Includes the Mortgaged Properties identified on Annex A-1 as The Centre – 4099 McEwen Road, The Centre – 4101 McEwen Road, 10000 North 31st Ave, The Centre – 4001 McEwen Road, 4425 W Airport Fwy, Northlake – 2302 Parklake Dr NE, 12100 Ford Road, Northlake – 2295 Parklake Dr NE, South Tampa Medical Office, Biolife – Riverton, Ivy Falls Center and 50 Republic & 40 Marcus Drive.

(4)	Includes the Mortgaged Properties identified on Annex A-1 as Wells Fargo Operations Center, Crocker Block K & Detroit and Murrieta Plaza.

(5)	Includes the Mortgaged Properties identified on Annex A-1 as The District, Winn Dixie Covington and Riley Place Shopping Center.

(6)	Includes the Mortgaged Properties identified on Annex A-1 as 3800 Alameda, Frisco Market Center, Riley Place Shopping Center and Ivy Falls Center.

(7)	Includes the Mortgaged Properties identified on Annex A-1 as Murrieta Plaza and South Tampa Medical Office.

(8)	Includes the Mortgaged Property identified on Annex A-1 as The District.

(9)	Includes the Mortgaged Properties identified on Annex A-1 as Triangle Square Shopping Center and Riley Place Shopping Center.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan Per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Burbank Office Portfolio	$40,000,000	5.4%	$182	4.64x	36.5%	Office
Yorkshire & Lexington Towers	$40,000,000	5.4%	$241,838	4.28x	22.5%	Multifamily
Griffin Portfolio	$40,000,000	5.4%	$101	2.49x	61.5%	Various
Centre 425 Bellevue	$40,000,000	5.4%	$263	3.85x	29.7%	Office
ExchangeRight Net Leased Portfolio 17	$36,860,000	5.0%	$148	2.23x	61.2%	Retail
National Office Portfolio	$34,959,306	4.7%	$72	1.64x	64.2%	Office
Delshah NYC Portfolio	$28,000,000	3.8%	$2,113	1.70x	51.9%	Various
237 Park Avenue	$25,390,000	3.4%	$278	4.10x	26.6%	Office
Totowa Commerce Center	$25,000,000	3.4%	$102	1.55x	74.8%	Various
Residence Inn Los Angeles Westlake Village	$24,829,085	3.3%	$155,182	3.15x	43.4%	Hospitality
DoubleTree Wilmington	$24,000,000	3.2%	$112,705	1.68x	64.9%	Hospitality
Cabela’s Industrial Portfolio	$21,300,000	2.9%	$25	2.63x	53.4%	Industrial
Marriott Grand Cayman	$20,916,123	2.8%	$270,103	1.91x	56.1%	Hospitality
Bass Pro & Cabela’s Portfolio	$20,000,000	2.7%	$103	2.72x	50.4%	Retail
AHIP Northeast Portfolio III	$20,000,000	2.7%	$106,721	1.94x	59.9%	Hospitality

Top 3 Total/Weighted Average	$120,000,000	16.1%		3.80x	40.2%
Top 5 Total/Weighted Average	$196,860,000	26.5%		3.52x	42.0%
Top 15 Total/Weighted Average	$441,254,513	59.4%		2.83x	49.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan Per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below, collectively representing approximately 41.0% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Burbank Office Portfolio	$40,000,000	5.4%
Yorkshire & Lexington Towers	40,000,000	5.4
Griffin Portfolio	40,000,000	5.4
ExchangeRight Net Leased Portfolio 17	36,860,000	5.0
National Office Portfolio	34,959,306	4.7
Delshah NYC Portfolio	28,000,000	3.8
Totowa Commerce Center	25,000,000	3.4
Cabela’s Industrial Portfolio	21,300,000	2.9
Bass Pro & Cabela’s Portfolio	20,000,000	2.7
AHIP Northeast Portfolio III	20,000,000	2.7
At Home Portfolio	14,981,797	2.0
SNP Portfolio	8,791,134	1.2
Total	$ 329,892,237	44.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Cabela’s Industrial Portfolio	3	$21,300,000	2.9%
Bass Pro & Cabela’s Portfolio	16	20,000,000	2.7
Total for Group 1:	19	$41,300,000	5.6%
Group 2:
TransUnion Office Building	1	$6,000,000	0.8%
Dollar General Aroma Park	1	945,000	0.1
Total for Group 2:	2	$6,945,000	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	9	$141,570,302	19.0%
California	9	$116,899,085	15.7%
Texas	19	$49,383,860	6.6%
New Jersey	13	$44,800,000	6.0%
Washington	2	$41,504,533	5.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout twenty-six (26) other states and the Cayman Islands, with no more than 3.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eighteen (18) Mortgaged Properties, collectively representing approximately 29.1% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 33%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina or in the Cayman Islands, which areas are more susceptible to hurricanes. See representation and warranty no. 16 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

With respect to fifty-one (51) of the Mortgaged Properties or the portfolio of Mortgaged Properties securing fourteen (14) Mortgage Loans collectively representing approximately 26.5% of the Initial Pool Balance, are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, Totowa Commerce Center, 50 Varick Street, Hyatt Regency Princeton, Franklin Village and Elmhurst Shopping Center, representing in the aggregate 14.1% of the Initial Pool Balance, the related Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “— Tenancies-in-Common May Hinder Recovery”.

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Wilmington, representing approximately 3.2% of the Initial Pool Balance, up to 20% of the equity in the related borrower will be funded through an online platform. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Delaware Statutory Trusts

With respect to the Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties, as applicable, identified on Annex A-1 as ExchangeRight Net Leased Portfolio 17 and Biolife - Riverton, collectively representing approximately 5.5% of the Initial Pool Balance, each related borrower is a Delaware statutory trust.

See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts”.

Condominium Interests

Five (5) of the Mortgaged Properties, identified on Annex A-1 as Centre 425 Bellevue, 237 Park Avenue, 50 Varick Street, GlobalFoundries Industrial Portfolio and Bass Pro Port St. Lucie, collectively representing approximately 12.9% of the Initial Pool Balance, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgaged Properties, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the Mortgaged Property consists, among other things, of (i) the fee interest in the related real property and (ii) 17 of 25 leasehold condominium units. The remaining 8 leasehold condominium units are owned by NYPH. In order to create the leasehold condominium units, the 237 Park Avenue Fee Borrower entered into a ground lease with 237 Park Avenue Declarant Borrower and 237 Park Avenue Declarant Borrower assigned its ground leasehold interest to the related condominium board. The ground leasehold interest does not constitute collateral for the related Whole Loan.

With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GlobalFoundries Industrial Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Properties consist of three condominium units in an eight unit land condominium. Pursuant to the condominium documents, for so long as the Mortgage Loan is outstanding or its designee obtains title to the Mortgaged Property by foreclosure or deed in lieu of foreclosure, the borrowers will control the board of managers and be entitled to elect a majority of the board of managers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	127	$680,227,937	91.5%
Fee Simple / Leasehold	2	40,540,000	5.5
Leasehold	2	22,635,714	3.0
Total	131	$743,403,651	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	An encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as AHIP Northeast Portfolio III - Fairfield Inn & Suites Baltimore – White Marsh, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan is secured in part by the related borrower’s leasehold interest in the Mortgaged Property under a ground lease, dated as of October 16, 2006 and having a commencement date of April 1, 2007, between Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, and the related borrower, as ground lessee. The ground lease has a current expiration date of March 31, 2037, with four remaining options to extend the term in increments of five (5) years (which options are freely exercisable by the borrower). Annual ground rent is currently $165,312.50 per annum through March 2022, and is subject to periodic adjustments every five years thereafter equal to 115% of the ground rent payable during the immediately preceding lease year. The related borrower has a one-time option under the ground lease to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given to the ground lessor not later than October 3, 2018, subject to the satisfaction of the conditions, including updated recordable and title documents reflecting a first priority lien upon the fee interest, set forth in the Mortgage Loan documents.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, various underground storage tanks (“USTs”) previously located on the Mortgaged Properties have been removed, replaced or closed in place with no recommendation for further investigation. In addition, the Mortgaged Property identified on

Annex A-1 as 3800 Alameda is currently subject to groundwater monitoring due to potential contamination from the San Fernando Valley NPL or superfund site. The borrowers obtained an environmental impairment liability (“EIL”) insurance policy from Great American Insurance Group (rated “A+” by A.M. Best), which lists the borrower as the first named insured and the lender, with its successors, assigns, and/or affiliates named as additional named insured. The EIL policy has a term of 9 years with an optional extended reporting period of six months. Under the policy, the minimum per incident and aggregate limits will be $5,000,000 with a $50,000 deductible per incident. The premium for the policy was paid at origination.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the borrower obtained an environmental legal liability coverage insurance policy in lieu of providing an environmental indemnitor. The policy was issued by Zurich American Insurance Company and provides $5,000,000 of coverage per incident and in aggregate with a $50,000 deductible per incident. The premium was paid in full at origination.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GlobalFoundries Industrial Portfolio, representing approximately 1.6% of the Initial Pool Balance, the related Phase I ESA identified a recognized environmental condition at the Mortgaged Property related to the historic use of the Hudson Valley Research Park, in which the Mortgaged Property is located, for the manufacturing of semi-conductors by IBM. According to the Phase I ESA, such historic use resulted in releases of chlorinated solvents including, among other things, perchlororoethylene (“PCE”) and metals. Ongoing monitoring has identified continued soil and groundwater impacts, including a PCE groundwater plume located beneath certain of the improvements at the Mortgaged Property. Remedial efforts at the Mortgaged Property have been ongoing since 1981 and the Mortgaged Property is listed on multiple regulatory databases, including, among other things, as a Leaking Underground Storage Tank site. According to the Phase I ESA, IBM has retained responsibility for groundwater corrective action under a hazardous waste permit. In addition, the Mortgaged Property is subject to certain land use restrictions prohibiting, among other things (i) the use of groundwater at the Mortgaged Property or (ii) the use of the Mortgaged Property for residential purposes. At origination, the Borrower obtained an environmental insurance policy from Steadfast Insurance Company, with a policy limit of $5,000,000 per incident and in the aggregate, a $50,000 deductible and a term expiring on September 14, 2022.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also “—Non-Recourse Carveout Limitations” for disclosure regarding Mortgage Loans as to which there is no third-party environmental indemnitor. See also representation and warranty no. 40 in Annex D-1.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Triangle Square Shopping Center, representing approximately 0.8% of the Initial Pool Balance, one of the tenants currently operates as a dry cleaning facility that utilizes tetrachloroethene. The facility is currently in the North Carolina Dry-Cleaning Solvent Cleanup Act (“DSCA”) Program, and the DSCA Program is financing investigation and monitoring activities of a contaminant plume. Pursuant to the Mortgage Loan documents, the borrower has covenanted to comply with all requirements of the DSCA Program with respect to all investigations and cleanup of the Mortgaged Property.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, NYPH, which owns condominium units representing approximately 38.3% of the net rentable area and pays installment payments to the borrower pursuant to a purchase money note relating to such condominium units, and Her Majesty the Queen in Right of Canada, representing approximately 5.8% of the net rentable area, are both currently being renovated. At origination, the lender reserved approximately $81,365,605 to cover the expenses of such renovations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Wilmington, representing approximately 3.2% of the Initial Pool Balance, the related borrower deposited $2,684,000 into an upfront PIP reserve at origination of the Mortgage Loan. A PIP is currently being required by the related franchisor at the Mortgaged Property. The related borrower is required to complete the PIP work within 18 months of origination, with the exception of guestroom and bathroom work, which is required to be completed within 36 months of origination. If any additional PIP is required during the term of the Mortgage Loan, then the related borrower is required to reserve 110% of the estimated costs for such PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marriott Grand Cayman, representing approximately 2.8% of the Initial Pool Balance, the borrower sponsor intends to spend approximately $800,000 on capital expenditures in 2017. As a part of the planned capital expenditures, the borrower sponsor plans to convert two smaller meeting rooms on floors 4 and 5 into four ocean view guestrooms (two guestrooms each).

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 2.7% of the Initial Pool Balance, the borrowers are required under the related franchise agreements to complete PIPs at the individual Mortgaged Properties generally within 12 to 24 months after June 22, 2017, the effective date of each of the franchise agreements, At origination, the borrowers deposited approximately $2,055.697 with the lender, representing the aggregate amount of PIP renovations required at the individual Mortgaged Properties. The PIPs generally include renovations to the lobby and breakfast room, public restrooms, guest rooms and the business center, the exercise room and updates to the guest room amenities. Any borrower’s failure to complete the related PIP work by the deadlines specified under the related franchise agreement constitutes a breach of such franchise agreement and may result in termination of such franchise agreement if such borrower fails to cure such default within 10 or 30 days’ notice of default, as applicable.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Berkeley Marina, representing approximately 2.5% of the

Initial Pool Balance, the Mortgaged Property is subject to an elective guestroom upgrade and renovation program. The renovations are scheduled to be completed by August 9, 2018. At origination, the borrower reserved $1,062.268, which represents approximately 100% of the estimated cost to complete the renovations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Varick Street, representing approximately 2.3% of the Initial Pool Balance, the second largest tenant, Spring Place New York, occupying approximately 47.0% of the net rentable area at the Mortgaged Property, is completing the build-out of a portion of its space representing approximately 7.1% of the net rentable area at the Mortgaged Property. Spring Place New York is anticipated to complete its space in November 2017. Such work is being performed at Spring Place New York’s sole cost and expense, except for approximately $1.0 million contributed by the borrower pursuant to the related lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Crocker Block K & Detroit, representing approximately 2.0% of the Initial Pool Balance, the fifth largest tenant, Cantina Laredo, which is expected to occupy approximately 13.3% of the related Mortgaged Property, is currently completing a build-out of its space and is expected to open in November 2018. The related borrower made an upfront deposit of $1,068,000 into a tenant improvements and leasing commissions reserve to be used to fund outstanding commitments for the build-out of the Cantina Laredo space.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hyatt Regency Princeton, representing approximately 2.0% of the Initial Pool Balance, the borrower is required under the related franchise agreement to complete a PIP by January 2019 that includes, among other things, renovations to the exterior, public areas and guestrooms. At origination, the borrower reserved approximately $2.65 million, representing approximately 100% of the estimated cost to complete the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express Tallahassee, representing approximately 1.3% of the Initial Pool Balance, the borrower has commenced a franchisor-required change-of-ownership PIP. The PIP includes, among other things, renovations to the exterior, public areas and guestrooms, and is required to be completed by August 2018. At origination, the borrower reserved approximately $1.034 million, representing approximately 110% of the estimated cost to complete the PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (“FIRREA”). In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 10 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, the related borrower is subject to two pending litigations related to prior tenants seeking judicial declaration of apartment units as subject to rent stabilization law and monetary damages for rent overcharges at the Mortgaged Property. We cannot assure you as to the manner in which these or other similar proceedings will impact the number of rent stabilized units the borrower can convert to market rate units in the future. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special

Risks”. In addition, the borrower sponsor is subject to three pending suits filed against him by a former business partner for breach of contractual duties under LLC agreements unrelated to the Mortgaged Property. The suits seek a minimum of $5 million on behalf of the former business partner and $5 million derivatively on behalf of the allegedly damaged entities. The second suit filed by the same plaintiff alleged that the borrower sponsor abused control relating to unrelated properties in which the former business partner has a minority ownership interest. The suit seeks a minimum of $15 million. The borrower sponsor filed a counterclaim against the plaintiff for amounts exceeding $63 million. The third suit filed by the same plaintiff seeks judicial liquidation of several entities unrelated to the Mortgaged Property. All three matters are still pending.

●	With respect to the Mortgaged Properties identified on Annex A-1 as Delshah NYC Portfolio, the borrower was sued by the largest tenant at the 58-60 9th Avenue property, Free People, with respect to a disagreement over the amount of rent credits due to the tenant as result of the late delivery of the leased premises by the borrower. Pursuant to the lease, the rent commencement date was required to be 120 days after delivery of the leased premises to the tenant. The lease also provides that if the leased premises were not delivered to the tenant by August 1, 2015 (subject to delays attributable to the tenant or certain “force majeure” events), the tenant had the right to abate rent for each day the premises are not delivered as follows: abate one day of rent for each day until October 1, 2015, two days of rent for each day until January 1, 2016, and, if the premises were not delivered by January 1, 2016, abate three days of rent for each day until the premises were delivered. The borrower delivered the leased premises to the tenant on July 12, 2016 and the rent commencement date was November 9, 2016. The tenant failed to pay rent on the rent commencement date. On February 6th, 2017, the tenant sued the borrower and the borrower sponsor in the Supreme Court of the State of New York, New York County seeking injunctive relief and damages, contending that the tenant is owed approximately $3.0 million in rent credits and lost sales (which amount is equal to approximately 2 years’ rent payments).

Notwithstanding the litigation, the tenant indicated its desire to continue to remain in this space and has made each monthly rent payment to the borrower since Dec. 2016 (the rent commencement date). The borrower contends that the delays were not within its control and caused by (i) the discovery of concrete “overpour” from the adjacent property (not collateral for the mortgage loan) which caused the borrower to have to break-up and remove the concrete and shore up the foundation of the leased premises (and the borrower has sued the adjacent property owner in this litigation for indemnification), (ii) delays caused by tenant’s request for a physical delivery (causing the borrower sponsor to focus its construction on the “white box” and delay construction of the elevator structure and elevator), (iii) a specious “stop work order” issued by the New York City Dept. of Buildings, and (iii) another stop work order by the New York City Dept. of Transportation unrelated to construction.

At origination, the borrower reserved $1,364,750 in the Free People Rent Reserve (which amount will be returned to the borrower upon delivery of, among other things, an estoppel from the tenant or a judicial determination that provides that the tenant has no termination option under the lease, there are no offsets or credits due to the tenant (other than the rent abatement claimed in the litigation) and there are no defaults under the lease). In addition, the borrower reserved

$692,625 in the Free People Rent Credit Reserve (which amount is available for payment to the tenant (as described below). An additional $669,125 (six (6) months of base rent under the Free People lease) from loan proceeds was deposited with tenant Free People’s attorney (the “FP Attorney”).

According to the loan documents, in the event the borrower has failed to deliver to lender a final order (or stipulation of discontinuance) in the litigation prior to February 1, 2018 (i.e., the date that is five days prior to the date that is six (6) months following the date of the stipulation, which is dated July 27, 2017 and filed and approved by the court on August 1, 2017 (the “Stipulation”)), the lender will be required to transfer an additional three (3) months of base rent under the Free People lease from the lender controlled Free People Rent Credit Reserve to the FP Attorney. In the event that the borrower has failed to deliver to lender a final order (or stipulation of discontinuance) prior to April 18, 2018 (the date that is five days prior to the date that is nine months following the date of the Stipulation), the lender will be required to transfer the remaining funds from the Free People Rent Credit Reserve to the FP Attorney.

The action proceeded to a bench trial in October 2017. On October 18, 2017, the court issued its decision holding that although the rent credit provisions constituted an unenforceable penalty, the borrower was responsible for slightly less than a nine month delay. As a result, the court awarded the tenant damages of $650,000 plus statutory interest of nine percent from August 1, 2015. At this point, it is unclear whether either party intends to appeal the court’s decision. Notably, borrower’s claim against the owner of the adjacent property, was severed from the main action and will be heard separately. Upon delivery of a final unappealable order by the court adjudicating the aforementioned dispute or a stipulation of discontinuance signed by both parties to the dispute, it is anticipated that certain amounts in the Free People Reserve and the Free People Rent Credit Reserve will be transferred to the tenant and any remaining amounts returned to the borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Manchester Financial Building, the borrower sponsor is a defendant in connection with complaints filed related to allegations of, among other things, (i) elder financial abuse and (ii) fraud and breach of fiduciary duty in connection with an affiliate’s failure to disclose a foreclosure on an asset to shareholders. Each complaint alleges unspecified damages and injunctive relief, and both are in the pleadings stage.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Varick Street, representing approximately 2.3% of the Initial Pool Balance, Spring Place, Ltd. and Spring Place One, Ltd. (affiliates of the second largest tenant, Spring Place New York, and the related guarantor) and the related guarantor, among others, are each named defendants in an action filed by supplemental summons with notice in 2016 by an affiliate of the largest tenant, Spring Studios New York LLC, alleging, among other things, (i) conversion and/or misappropriation of assets belonging to Spring Place, Ltd., Spring Place One, Ltd. and/or their affiliates and (ii) aiding and abetting of such conversion and/or misappropriation by the related guarantor. The plaintiff is seeking approximately $10.0 million in compensatory, punitive and related damages in connection with such action.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The District, representing approximately 2.0% of the Initial Pool

Balance, the Mortgaged Property is, in part, currently subject to condemnation proceedings. A non-income producing, small portion of the Mortgaged Property is being taken by the State of Utah in connection with a project that is expected to improve access to the Mortgaged Property by providing a dedicated turning lane off of an arterial roadway into the shopping center. The portion of the Mortgaged Property subject to the condemnation proceedings is neither incoming-producing nor available for development given its proximity to the roadway. The project is expected to be completed in Fall 2018. See “Risk Factors—Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Ramada Portland East, representing approximately 0.6% of the Initial Pool Balance, the borrower is currently a defendant in a wrongful death lawsuit filed in April 2017 related to an accidental death at the Mortgaged Property. The plaintiff is seeking $2.8 million in damages. According to the complaint, the deceased was struck by a sliding door at the lobby entrance of the Mortgaged Property, causing her to fall and hit her head on the concrete pavement. The complaint alleges that the borrower was negligent in maintaining the lobby doors, without notice of the danger or without inspecting and repairing the issue. The Mortgage Loan documents provide for recourse against the borrower and guarantor for losses and damages sustained due to such litigation. Additionally, the Mortgage Loan documents provide for full recourse against the guarantor so long as any judgment or settlement in favor of the plaintiff remains unsatisfied. At origination, approximately $153,775 was deposited into a litigation reserve to be disbursed upon the dismissal of the case or the satisfaction of any judgment or settlement in favor of plaintiff. The borrower’s insurance policy has $6 million per occurrence and $7 million aggregate liability coverage, which is expected to be sufficient to cover the maximum judgement amount.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Perry Hill Crossing, representing approximately 0.5 % of the Initial Pool Balance, in 2011, the City of Montgomery, Alabama proposed a road widening of Atlanta Highway, that fronts the Mortgaged Property on the Northerly boundary, and Perry Hill Street, which provides a service entrance to the rear of the Mortgaged Property on the Westerly boundary. The proposed Perry Hill Street widening is expected to result in a taking of a small portion of the Mortgaged Property in two locations, (i) a portion of asphalt drive that provides a back entrance to the Mortgaged Property and (ii) a portion of the Mortgaged Property that serves for drainage of the Mortgaged Property. The proposed Atlanta Highway widening is expected to impact the curbing along Atlanta Highway.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Griffin Portfolio - State Farm Regional HQ, representing approximately 1.0% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is currently subject to a condemnation proceeding pursuant to which such Mortgaged Property may lose up to two parking spaces relating to a permanent easement and right-of-way in connection with an off-ramp project by the Georgia Department of Transportation. The related borrower is not required to apply any such condemnation proceeds to prepay the related Mortgage Loan. The parcel of the Mortgaged Property subject to the condemnation proceedings has not been assigned any value in underwriting the related Mortgage Loan. See “Risk Factors—Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose

●	Twenty-one (21) of the Mortgage Loans, representing approximately 46.2% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Twenty-five (25) of the Mortgage Loans, representing approximately 44.3% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Three (3) of the Mortgage Loans, representing approximately 9.5% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Modified and Refinanced Loans

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Manchester Financial Building, representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Property was previously encumbered by a prior loan that went into maturity default in July 2017 and was subject to a two-month extension. The Mortgage Loan paid off the prior loan in full.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Republic & 40 Marcus Drive, representing 1.7% of the Initial Pool Balance, proceeds of such Mortgage Loan were used to refinance a prior loan encumbering the Mortgaged Property that was in maturity default. The maturity date of such prior loan was extended and the default was cured in full in April 2017. The Mortgage Loan paid off such prior loan in full.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to seventeen (17) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, National Office Portfolio, DoubleTree Wilmington, Crocker Block K & Detroit, Manchester Financial Building, Atrisco Plaza Shopping Center, Centennial Highlands, 50 Republic & 40 Marcus Drive, Winn Dixie Covington, SNP Portfolio, Whispering Lakes, Ramada Portland East, Perry Hill Crossing, Ivy Falls Center, Century Storage Crystal River, Hawthorn Place Townhomes and Triangle Square Shopping Center, representing in the aggregate approximately 29.0% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, one of the borrower sponsors was involved in a deed-in-lieu of foreclosure in 2011.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 4.7% of the Initial Pool Balance, certain of the related Mortgaged Properties were purchased by the related borrower in distressed states. For example, an affiliate of the related borrower sponsor previously owned the 12100 Ford Road Mortgaged Property, which was foreclosed on in June 2011 and the related borrower acquired such Mortgaged Property from the foreclosing lender in July 2012. In addition, the Mortgaged Properties identified on Annex A-1 as 11225 North 28th Drive, 10000 North 31st Ave and 4425 W Airport Fwy were acquired by the related borrower in June 2011, August 2012 and April 2015, respectively, out of special servicing after a default. Several other Mortgaged Properties in the portfolio experienced low occupancy and were sold at a discount and purchased by the related borrower in distressed situations.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Totowa Commerce Center, representing approximately 3.4% of the Initial Pool Balance, the related borrower sponsors has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, discounted payoffs, foreclosure proceedings and deeds-in lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Wilmington, representing approximately 3.2% of the Initial Pool Balance, during approximately the last 10 years, the borrower sponsor and its affiliates have owned commercial real estate, including hospitality properties, that were the subject of defaults, loan modifications, deeds-in-lieu of foreclosure, foreclosures, and discounted payoffs. For example, the related borrower sponsor or affiliates thereof have held direct or indirect ownership interests in, or were otherwise the sponsor for, (i) an office property that was transferred by deed-in-lieu of foreclosure to a special servicer in February 2011, (ii) two office condominium units that were the subject of a short sale in connection with a negotiated settlement of a defaulted loan subsequent to December 2012, (iii) a hotel property on which foreclosure proceedings were initiated in January 2011, (iv) real estate assets in Cherry Hill, New Jersey and Baltimore, Maryland that were foreclosed on in February 2013, (v) an office campus in Newark, Delaware that secured a loan that was the subject of a discounted payoff in 2012, and (vi) the real estate assets that secured approximately $379 million in aggregate debt to a single lender that was paid off at a discounted payoff of approximately $235 million.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fifty-nine (59) of the Mortgaged Properties or portfolio of Mortgaged Properties, identified on Annex A-1 as Centre 425 Bellevue, The Centre – 4000 N&S McEwen Road, ExchangeRight Net Leased Portfolio 17, TransUnion Office Building, Winn Dixie Covington, Dollar General Aroma Park, Cabela’s Industrial Portfolio, Bass Pro & Cabela’s Portfolio, At Home Portfolio, Restoration Hardware Distribution, North Pointe I, Corporate Campus at Norterra, CHRISTUS Health HQ, Duke Bridges I, Wells Fargo Operations Center, Ace Hardware HQ, Royal Ridge V, Comcast Regional HQ, Biolife – Riverton, IGT Reno, GlobalFoundries Industrial Portfolio and 69 Gansevoort Street, representing in the aggregate approximately 29.9% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

●	Fifteen (15) Mortgaged Properties, identified on Annex A-1 as Centre 425 Bellevue, 58-60 9th Avenue, 50 Varick Street, 3800 Alameda, State Farm Regional HQ, Triangle Square Shopping Center, Riley Place Shopping Center, CHRISTUS Health HQ, AIG Building, 1750 East Golf Road, The Centre – 4001 McEwen Road, 29 Commerce Way, One Center Court, 11 Commerce Way and Two Center Court, representing in the aggregate approximately 16.9% of the Initial Pool Balance, are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”. See also “—Affiliated Leases” below.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or within 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
North Pointe I	0.6%	No	3/31/2020	10/1/2027
Corporate Campus at Norterra	0.6%	No	7/31/2023	10/1/2027
Walgreens – Blacklick, OH	0.5%	No	8/31/2028	9/1/2027
Duke Bridges I	0.4%	No	4/30/2027	10/1/2027
Wells Fargo Operation Center	0.4%	No	1/31/2025	10/1/2027
Verizon - Columbia, SC	0.4%	No	1/31/2027	9/1/2027
Ace Hardware HQ	0.3%	No	11/30/2024	10/1/2027
Royal Ridge V	0.3%	No	3/31/2026	10/1/2027
Goodwill – Grafton, WI	0.3%	No	8/31/2027	9/1/2027
Comcast Regional HQ	0.2%	No	7/31/2027	10/1/2027
Dollar General – Walker, LA	0.2%	No	6/30/2028	9/1/2027
Dollar General - Columbia, SC	0.1%	No	6/30/2028	9/1/2027
Advanced Auto Parts - Travelers Rest, SC	0.1%	No	12/31/2026	9/1/2027
The Centre – 4000 N&S McEwan Road	0.1%	No	12/31/2020	10/6/2027

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties, as applicable):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Centre 425 Bellevue, representing approximately 5.4% of the Initial Pool Balance, the second largest tenant, Starbucks, leasing approximately 0.6% of the net rentable area of the Mortgaged Property, may terminate its lease effective on June 30, 2022, with the payment of a termination fee equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent, subject to a cap of $180,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Republic & 40 Marcus Drive, representing approximately 1.7% of the Initial Pool Balance, the second largest tenant, ADT Security Systems, leasing approximately 19.6% of the net rentable area at the Mortgaged Property, has the option to terminate its lease effective on February 28, 2021 with nine months’ prior written notice and payment of a termination fee in an amount equal to the sum of (i) $304,449.37, (ii) the unamortized cost of the landlord’s work and (iii) the unamortized cost of all other landlord expenses incurred in connection with the preparation, negotiation and execution of the lease, including, among other things, tenant fit-out allowance, brokerage fees/costs, architectural fees/costs and legal fees/costs.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, Warner Bros., the second largest tenant at the Mortgaged Property identified on Annex A-1 as The Pointe, has an early termination option for its space effective December 31, 2022, exercisable upon 12 months’ notice, with the payment of a fee equal to 10.5 months of base rent then in effect on the date of delivery plus the unamortized tenant improvements and leasing commissions.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as ExchangeRight Net Leased Portfolio 17, representing approximately 5.0% of the Initial Pool Balance, the sole tenant at the Mortgaged

Property known as Walgreens – Waukesha, WI has termination options that are exercisable on December 31 of 2028, 2033, 2038, 2048, 2058 and 2063, each upon at least six months’ notice to the borrower. The sole tenant at the Mortgaged Property known as Walgreens – Blacklick, OH has termination options that are exercisable on August 31 of 2028, 2033, 2038, 2043, 2048, 2053, 2058 and 2063, each upon at least 12 months’ notice to the borrower.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the Initial Pool Balance, (i) the sole tenant at the Mortgaged Property identified on Annex A-1 as Wells Fargo Operations Center, Wells Fargo Bank, has the right to terminate its lease effective January 31, 2023 with notice by April 30, 2022 and payment of a termination fee of approximately $1,491,930, (ii) the sole tenant at the Mortgaged Property identified on Annex A-1 as Royal Ridge V NEC, has the right to terminate its lease effective March 31, 2024 with payment of a termination fee of approximately $2,695,119 and (iii) the sole tenant at the Mortgaged Property identified on Annex A-1 as Comcast Regional HQ, Comcast, has an early termination option in year 7 of its lease, effective as of November 30, 2024, with notice given by August 31, 2023. The tenant must pay a termination fee equal to the sum of base rent payable between December 1, 2024 through April 30, 2025 plus unamortized TI and LC and abated rent.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 4.7% of the Initial Pool Balance, (i) Trinity Universal Insurance Co (June 30, 2025 lease expiration date), the largest tenant at the Mortgaged Property identified on Annex A-1 as 8330 LBJ Freeway and the second largest tenant in the entire portfolio of related Mortgaged Properties, representing 3.3% of the net rentable area and 3.9% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on June 30, 2022 with 9 months’ notice, and (ii) Assurance Agency, Ltd (September 30, 2023 lease expiration date), the second largest tenant at the Mortgaged Property identified on Annex A-1 as 1750 East Golf Road and the third largest tenant in the entire portfolio of related Mortgaged Properties, representing 2.5% of the net rentable area and 4.8% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on September 30, 2019 with 12 months’ notice. Several other tenants that are, in each case, a top five tenant at the respective related Mortgaged Property, also have lease termination options, but no such tenant is a top five tenant with respect to the entire portfolio of the related Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Totowa Commerce Center, representing approximately 3.4% of the Initial Pool Balance, the largest tenant, Westrock Converting Company, leasing approximately 6.1% of the net rentable area, has the option to terminate its lease with respect to a portion of its space, representing approximately 3.5% of the net rentable area of the Mortgaged Property, effective on April 30, 2018, with six months prior written notice and payment of a termination fee equal to $104,592. Additionally, such tenant has the option to terminate its lease with respect to a portion of its space, representing approximately 2.5% of the net rentable area of the Mortgaged Property, effective on May 31, 2020, with one year prior written notice. Several other tenants that are, in each case, a top five tenant at the respective related Mortgaged Property also have lease termination options, but no such tenant is a top five tenant with respect to the entire portfolio of the related Mortgaged Properties.

Set forth below are certain leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Perry Hill Crossing	0.5%	Alabama Alcoholic Beverage Control Board	18.5%	19.6%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts titled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Property or portfolio of Mortgaged Property identified on Annex A-1 as National Office Portfolio.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent. In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the Initial Pool Balance, the underwritten base rent includes straight-lined rent for all investment grade rated tenants equal to $1,589,396.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the

Initial Pool Balance, the sole tenant at the Dukes Bridges I Mortgaged Property, T-Mobile West and the sole tenant at the Comcast Regional HQ Mortgaged Property, Comcast, are each currently in a free rent period. T-Mobile West and Comcast are each expected to commence paying rent in July 2018 and December 2017, respectively. At origination $401,177 was reserved for T-Mobile West’s free rent period and $262,155 was reserved for Comcast’s free rent period.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Centre 425 Bellevue, representing approximately 5.4% of the Initial Pool Balance, the largest tenant, Amazon Corporate LLC, leasing approximately 99.4% of the net rentable area of the Mortgaged Property, has rent abatement ending in May 2018. At origination, $10,923,817 was deposited into a free rent reserve in connection with such free rent period.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 4.7% of the Initial Pool Balance, numerous tenants at various of the related Mortgaged Properties have executed leases but have not taken occupancy and/or are in free rent and rent abatement periods, including some such tenants that are, in each case, a top five tenant at the respective related Mortgaged Property. However, the related borrower established a free rent reserve with the lender at origination in the amount of $1,656,704; and, as among the top five tenants with respect to the entire portfolio of related Mortgaged Properties, all are in occupancy, and only Assurance Agency, Ltd, the portfolio’s third largest tenant by NRA, is still entitled to free rent (but solely with respect to a portion of its leased premises and only as to the month of January in each of 2018, 2019 and 2020).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, NYPH, which owns condominium units representing approximately 38.3% of the net rentable area of the 237 Park Avenue building and makes monthly payments to the borrower pursuant to a promissory note made by NYPH to the borrower related to NYPH’s purchase of its existing condominium units (the “Purchase Money Note”), is not yet in occupancy of its condominium units and will not begin making payments on the Purchase Money Note until January 12, 2019.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the fifth largest tenant, Her Majesty the Queen in Right of Canada, representing approximately 5.8% of the net rentable area, is currently in a free rent period. The tenant is expected to commence paying rent as of November 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the second largest tenant, JPMorgan Chase, representing 20.3% of the net rentable area, subleases approximately 23.0% of its leased premises and approximately 45.7% of its leased premises is currently unoccupied.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Totowa Commerce Center, representing approximately 3.4% of the Initial Pool Balance, numerous tenants at various of the related Mortgaged Properties have rent abatement periods during the term of the Mortgage Loan, including some such tenants that are, in each case, a top five tenant at the respective related Mortgaged Property, but no such tenant is a top five tenant with respect to the entire portfolio of the related Mortgaged Properties. However, the related borrower established a free rent reserve with the lender at origination in the amount of $83,262.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Republic & 40 Marcus Drive, representing approximately 1.7% of the initial pool balance, the third largest tenant, Quest Diagnostic, leasing approximately 12.9% of the net rentable area, has rent abatement ending in December 2017. At origination, $46,036 was deposited into a free rent reserve in connection with such free rent period.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to fifty (50) of the Mortgaged Properties securing in whole or in part by the Mortgage Loans, identified on Annex A-1 as Griffin Portfolio, ExchangeRight Net Leased Portfolio 17, National Office Portfolio, 237 Park Avenue, Residence Inn Los Angeles Westlake Village, 50 Varick Street, Cabela’s Industrial Portfolio – Cabela’s Triadelphia, TransUnion Office Building and Riley Place Shopping Center, collectively representing approximately 26.6% of the Initial Pool Balance, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a prior owner of the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty nos. 5 and 6 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the Initial Pool Balance, the sole tenant at the Mortgaged Property identified on Annex A-1 as Ace Hardware HQ, Ace Hardware Corporation, has a right of first refusal in connection with any bona fide third party offer to purchase its leased premises, which offer the borrower desires to accept. Pursuant to a subordination, non-disturbance, and attornment agreement, the related right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure under the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as ExchangeRight Net Leased Portfolio 17, representing approximately 5.0% of the Initial Pool Balance, the sole tenant at the Mortgaged

Properties known as Walgreens – Waukesha, WI, Walgreens – Blacklick, OH and Tractor Supply Co. – Conway, SC each have a right of first refusal that is exercisable in the event that the borrower receives a bona fide offer to purchase. None of the rights of first refusal apply to transfers in connection with foreclosure, deed-in-lieu of foreclosure or other enforcement actions.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 4.7% of the Initial Pool Balance, the direct or indirect parent of the related borrower has a corporate facility with Beal Bank USA. Equity interests in the borrower have been pledged to secure the obligation of such parent to submit to Beal Bank USA any and all distributions received from the borrower, including periodic distributions and net proceeds of any sale or refinancing. Beal Bank USA has a purchase option with respect to the related Mortgaged Properties if the related Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related borrower that the borrower will no longer perform under the related Mortgage Loan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, NYPH, which owns condominium units representing approximately 38.3% of the net rentable area of the 237 Park Avenue building and makes monthly payments to the borrower pursuant to the Purchase Money Note, has a right of first offer to purchase or lease space that becomes available at the Mortgaged Property. The purchase price for such space will be payable to the borrower pursuant to a purchase money note that includes substantially similar terms to the Purchase Money Note. The borrower will assign the new purchase money note and the related mortgage to the lender in lieu of payment of a release price.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Los Angeles Westlake Village, representing approximately 3.3% of the Initial Pool Balance, the franchisor, Marriott International, Inc., has a right of first refusal to purchase the related borrower’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the related borrower to a “competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor”.

●	With respect to the Mortgage Loan secured in part by the of Mortgaged Property identified on Annex A-1 as Cabela’s Industrial Portfolio – Cabela’s Triadelphia, representing approximately 1.0% of the Initial Pool Balance, the Ohio County (WV) Development Authority (“OCDA”), has a right of first offer to purchase the Mortgaged Property that terminates on December 31, 2024. Subject to the rights of the OCDA, the master tenant has a right of first offer to purchase the Mortgaged Property if the borrower markets the Mortgaged Property for sale to an unaffiliated third party. The related rights do not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 6 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Cabela’s Industrial Portfolio and Bass Pro & Cabela’s Portfolio, representing in the aggregate approximately 5.6% of the Initial Pool Balance, the related borrowers have entered into two master leases with Cabela’s Wholesale, Inc., that covers each of the Mortgaged Properties. The master leases were entered into as of the origination date between the borrowers as landlord and Cabela’s Wholesale, Inc., an affiliate of the borrowers, as master tenant (the “Master Tenant”), each for a term of 25 years. The obligations of the Master Tenant under the master leases are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant and the borrowers. Each master lease is fully subordinated to the related Mortgage Loan pursuant to subordination, non-disturbance and attornment agreements. The initial aggregate annual rent under the master leases is $9,726,813 for the Cabela’s Industrial Portfolio Mortgaged Properties and $26,652,400 for the Bass Pro & Cabela’s Portfolio Mortgaged Properties, and will be increased every 5 years based on the consumer price index. Upon expiration of the master leases, the Master Tenant will not have the option to purchase either portfolio.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Varick Street, representing approximately 2.3% of the Initial Pool Balance, the second largest tenant, Spring Place New York, an affiliate of the related borrower, leases approximately 47.0% of the net rentable area at the Mortgaged Property as collaborative office and meeting workspace.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as South Tampa Medical Office, representing 0.7% of the Initial Pool Balance, two tenants have leases guaranteed by borrower sponsors. The largest tenant, Tampa Sports Academy, representing 49.7% of the net rentable area at the Mortgaged Property, has a lease guaranteed by Dr. Jeffrey Watson, and the second largest tenant, Orthopedic Medical Group of Tampa Bay, representing 21.5% of the net rentable area at the Mortgaged Property, has a lease guaranteed by Dr. Stuart Goldsmith.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eighteen (18) of the Mortgaged Properties, securing Mortgage Loans collectively representing 29.1% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 33%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as ExchangeRight Net Leased Portfolio 17 – Walgreens - Waukesha, WI, ExchangeRight Net Leased Portfolio 17 – Walgreens - Blacklick, OH, ExchangeRight Net Leased Portfolio 17 – Dollar General - Walker, LA, ExchangeRight Net Leased Portfolio 17 – Dollar General - Columbia, SC, ExchangeRight Net Leased Portfolio 17 – Dollar General - Zanesville, OH, ExchangeRight Net Leased Portfolio 17 – Dollar General - Norton, OH, ExchangeRight Net Leased Portfolio 17 – Dollar General - Belleview, IL, ExchangeRight Net Leased Portfolio 17 – Dollar General - Denham Springs, LA, ExchangeRight Net Leased Portfolio 17 – Napa Auto Parts - Sun Prairie, WI, Dollar General Aroma Park, At Home Portfolio, TransUnion Office Building, IGT Reno and Biolife - Riverton, representing in the aggregate approximately 7.2% of the Initial Pool Balance by allocated loan amount, each related borrower may rely on the applicable single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and either (i) the tenant’s insurance meets the requirements under the related Mortgage Loan documents or (ii) the tenant’s insurance requirements under its lease, including any permitted self-insurance, were otherwise acceptable to the originator. If the single tenant fails to provide acceptable insurance coverage, the related borrower must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents or the lease (as applicable under the circumstances).

●	With respect to Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 as Cabela’s Industrial Portfolio and Bass Pro & Cabela’s Portfolio, representing approximately 2.9% and 2.7%, respectively of the Initial Pool Balance, each the borrower’s obligation to provide required insurance (including property, rent loss, commercial general liability and terrorism coverage) is suspended if the master tenant (Cabela’s Wholesale) elects to provide third party insurance and/or self-insure in accordance with each respective master lease. Each master lease permits the master tenant to self-insure if the lease guarantor (Bass Pro Group, LLC) maintains a minimum net worth of $250,000,000. Each master tenant has no rent abatement or termination remedies for any reason during the related Mortgage Loan term. The provisions of each master lease will control disbursement of any casualty proceeds. Each master lease is guaranteed by Bass Pro Group, LLC (S&P “B+”, Moody’s “Ba3”).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the borrower must provide or cause the condominium board to provide the insurance required pursuant to the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Murrieta Plaza, representing approximately 1.3% of the Initial Pool Balance, the third largest tenant, Walgreens, representing approximately 10.2% of the net rentable area provides insurance with respect to its leased premises at the Mortgaged Property.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. In some cases involving major tenants, the application of insurance proceeds and condemnation awards to repair or restore a Mortgaged Property may be subject to the related lease. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 16 and 29 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Delshah NYC Portfolio, representing approximately 3.8% of the Initial Pool Balance, the improvements at each of the related Mortgaged Properties are New York City “designated landmarks” and the exterior may not be altered in any way that would cause a violation of the New York City Landmarks Law.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Varick Street, representing approximately 2.3% of the Initial Pool Balance, a permanent certificate of occupancy has not been issued for the related Mortgaged Property. In addition, the temporary certificate of occupancy in place for the related

Mortgaged Property expired on October 24, 2017. A renewal of the temporary certificate of occupancy has been filed but will not be issued until physical inspection of the related Mortgaged Property, in addition to the routine administrative renewal process, is completed.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Loyalty and Hamilton, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Property consists of two adjacent buildings that have openings that allow passage between the buildings, which openings are generally prohibited under the local building code. Pursuant to a Fire and Life Safety Agreement with the City of Portland Fire Marshall’s Office, the City of Portland has approved the use of such passageways provided the buildings remain under common ownership. The Mortgaged Property is subject to a recorded prohibition on the separate sale or deed of either building (such that the buildings are no longer under common ownership) without the prior written consent of the City of Portland Bureau of Development Services and Fire Marshall’s Office.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GlobalFoundries Industrial Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Property is subject to certain land use restrictions prohibiting, among other things, (i) the use of groundwater at the Mortgaged Property or (ii) the use of the Mortgaged Property for residential purposes. See “—Environmental Considerations” for additional information.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgaged Property	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Griffin Portfolio(1)	5.4%	61.5%	61.5%	$610,000,000	63.3%	63.3%	$ 592,060,000
237 Park Avenue(2)	3.4%	26.6%	26.6%	$1,310,000,000	29.0%	29.0%	$ 1,200,000,000
DoubleTree Wilmington(3)	3.2%	64.9%	53.7%	$42,400,000	74.3%	61.5%	$ 37,000,000
AHIP Northeast Portfolio III(4)	2.7%	59.9%	54.8%	$87,500,000	63.5%	58.2%	$ 82,500,000
Holiday Inn Express Tallahassee(5)	1.3%	66.7%	50.4%	$14,000,000	71.9%	54.3%	$ 13,000,000

(1)	The appraised value represents an “as-portfolio” appraised value which reflects a 3.0% premium attributed to the aggregate “as-is” value of the Mortgaged Properties as a whole.

(2)	The appraised value represents the “as-is assuming reserves” appraised value, which is equivalent to the “as-is” appraised value plus the approximate amount reserved for the TI/LC and free rent.

(3)	The appraised value of $42,400,000 is the “as-completed” appraised value as of September 20, 2018, reflecting completion of a franchise-required PIP. At origination, the borrower reserved approximately $2.684 million, representing approximately 110% of the estimated cost to complete the PIP.

(4)	Reflects an aggregate “as complete” appraisal value as of June 1, 2018 (or June 1, 2019, in the case of the Homewood Suites - Egg Harbor Mortgaged Property) which assumes the completion of the PIP renovations. Approximately $2,055,697 was reserved at origination of the related Mortgage Loan for the borrowers’ ongoing PIP renovations.

(5)	The Appraised Value of $14,000,000 is the “as-completed” appraised value as of April 2018, reflecting completion of a franchisor-required PIP. At origination, the borrower reserved approximately $1.034 million, representing approximately 110% of the estimated cost to complete the PIP.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, there is no separate environmental indemnitor other than the related borrower and the guarantor is only liable for 15% of the outstanding principal balance of the Whole Loan.

●	With respect to Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 as Cabela’s Industrial Portfolio and Bass Pro & Cabela’s Portfolio, representing approximately 2.9% and 2.7%, respectively of the Initial Pool Balance, the related guarantor is only liable for 20% of the guaranty obligations arising from a bankruptcy or similar event of the related borrowers.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Varick Street, representing approximately 2.3% of the Initial Pool Balance, there is no recourse to the guarantor for breaches of the environmental covenants contained in the Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the borrower. However, the lender did obtain a lender environmental collateral protection and liability insurance policy from Steadfast Insurance Company, with a policy limit of $5,000,000 per incident and in the aggregate, a $25,000 deductible and a 13-year term. The lender is named as the insured under the policy and the policy premium was paid in full.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as IGT Reno, representing approximately 2.0% of the Initial Pool

Balance, the related guarantors are severally (by proportionate share of ownership in the related borrower) but not jointly liable for the non-recourse carveout obligations described in the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as TransUnion Office Building, representing approximately 0.8% of the Initial Pool Balance, there is no recourse to the guarantor for breaches of the environmental covenants contained in the Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Dollar General Aroma Park, representing approximately 0.1% of the Initial Pool Balance, there is no recourse to the guarantor for breaches of the environmental covenants contained in the Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 50 Varick Street, representing approximately 2.3% of the Initial Pool Balance, the Mortgaged Property benefits from a ten-year New York City Industrial and Commercial Abatement Program (“ICAP”) property tax abatement. The ICAP abatement grants a fixed exemption of approximately $595,317 through the 2019/2020 tax year, followed by a reduced exemption of approximately: 80% in the 2020/2021 tax year, 60% in the 2021/2022 tax year, 40% in the 2022/2023 tax year and 20% in each of the 2023/2024 and 2024/2025 tax years. The ICAP abatement commenced in the 2015/2016 tax year and will expire in the 2024/2025 tax year. The lender underwrote property taxes based on the average expected abated property taxes through the expiration of the ICAP program. The ICAP exemption is subject to reduction if more than 5% of the building (the Mortgaged Property constitutes two of seven condominium units in the building) is used for retail purposes.

●	With respect to Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as AHIP Northeast Portfolio III - SpringHill Suites - Bellport, representing approximately 0.8% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as ground lessor, and the related borrower, as ground lessee, which expires on November 30, 2021. Under the IDA Lease, (i) the related borrower is obligated to pay to the ground lessor an amount equal to the base rent equal to $1.00 plus a $1,000 annual compliance fee, due by January 1 of each year beginning in 2018, and (ii) the related borrower is permitted, under the payment-in-lieu-of-taxes (“PILOT”) program, to pay an amount equal to the normal tax assessment on the land and improvements existing on the Mortgaged Property as of December 1, 2008 (approximately $8,929 according to the appraiser), and is not required to pay any increase in assessment resulting from the acquisition, construction, and equipping of the Mortgaged Property after such date. In addition, under the PILOT program, the related borrower is required to employ at least 36 full-time employees at the Mortgaged Property. Upon the expiration or earlier termination of the IDA Lease, (i) the Mortgaged Property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021, will be approximately $520,711 according to the appraiser, and (ii) the Agency is obligated to sell the Mortgaged Property to the related borrower for a purchase price equal to $1.00, plus applicable fees, subject to the satisfaction of the conditions, including updated recordable and title documents reflecting a first priority lien upon the fee interest, set forth in the Mortgage Loan documents. The Agency consented to the Mortgage Loan and granted a first priority lien on its fee interest in the Mortgaged Property to the lender.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Griffin Portfolio - State Farm Regional HQ, representing approximately 1.0% of the Initial Pool Balance by allocated loan amount, title to the Mortgaged Property is currently vested in the name of the Dunwoody Development Authority as part of a taxable revenue bond inducement program with the City of Dunwoody, which qualifies the Mortgaged Property for a sliding scale abatement on real property taxes commencing in 2013 for a 10-year period. The tax abatement savings are as follows for the remainder of the period: 2017 (49%), 2018 (40%), 2018 (31%), 2020 (22%), 2021 (13%) and 2022 (4%). The lender obtained a joinder executed by the Dunwoody Development Authority joining the fee interest in the Mortgaged Property to the borrower’s leasehold deed to secure debt in favor of the lender, thereby giving the lender a fee and leasehold deed to secure debt on the entire Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Crocker Block K & Detroit, representing approximately 2.0% of the Initial Pool Balance, the related borrower obtained a tax exemption for sales tax for certain hard costs of construction of the Block K portion of the related Mortgaged Property (“Block K”) by financing such construction through bonds issued by the Cleveland-Cuyahoga County Port Authority (the “Port”). Such tax exemption requires that the Port remain the fee owner of Block K until June 2019. The subject Mortgage Loan is secured by a lien on the Port’s fee interest, as well as the related borrower’s leasehold interest, in the related Mortgaged Property, so that if an uncured event of default occurs under the subject Mortgage, the lender may foreclose on the fee interest in the related Mortgaged Property. The related borrower does not owe any rent under the related ground lease, pursuant to which ground lease the Port is obligated to transfer the fee interest to the related borrower in June 2019. If the related borrower transfers its ownership interest in the related Mortgaged Property before June 2019, however, then the related borrower would be subject to liability for recapture of the approximately $83,000 of previous sales tax exemption. Any such liability would not be secured by Block K, but instead is a personal liability of the Port for with the related borrower is liable to indemnify the Port. The borrower sponsor will have loss recourse to the lender in connection with any government recapture of the sales tax exemption.

In addition, the construction of certain public infrastructure serving Block K, including roadways, was financed through the City of Westlake’s tax increment financing bond program, such that the related borrower is required to pay a minimum amount of real estate tax on Block K that is equal to the payments on the related bonds. The stabilized real estate tax assessment is underwritten to be above the required bond payments.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GlobalFoundries Industrial Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Property is part of a tax lot that includes property that is not part of the Mortgaged Property, but which property is assessed taxes together with the Mortgaged Property. Under the Mortgage Loan documents, the Mortgagor is required to cause the creation of separate tax lots. The Mortgage Loan documents require the Mortgagor to escrow amounts sufficient to pay its pro rata share of taxes; however, pursuant to the sole tenant’s lease, the sole tenant is obligated to pay taxes due with respect to the Mortgaged Property directly to the related taxing authority.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twelve (12) Mortgage Loans, representing approximately 38.5% of the Initial Pool Balance, provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Eighteen (18) Mortgage Loans, representing approximately 28.7% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Sixteen (16) Mortgage Loans, representing approximately 26.5% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Three (3) Mortgage Loans, representing approximately 6.3% of the Initial Pool Balance, each provides for interest-only payments prior to a specified Anticipated Repayment Date, occurring approximately 10 years following the origination date with respect to the subject Mortgage Loan, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Full IO	12	$285,990,000	38.5%
Amortizing	18	213,168,651	28.7
Partial IO	16	197,300,000	26.5
Full IO, ARD	3	46,945,000	6.3
Total:	49	$743,403,651	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	7	$130,876,123	17.6%
3	1	15,000,000	2.0
5	3	41,722,688	5.6
6	36	490,414,840	66.0
7	1	40,000,000	5.4
9	1	25,390,000	3.4
Total:	49	$743,403,651	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	45	$690,687,528	92.9%
3	1	15,000,000	2.0
4	1	6,800,000	0.9
5	2	30,916,123	4.2
Total:	49	$743,403,651	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Centre 425 Bellevue, TransUnion Office Building and Dollar General Aroma Park, respectively, (the “ARD Loans”), collectively representing approximately 6.3% of the Initial Pool Balance, each provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (a “Revised Rate”) rather than the original stated Mortgage Rate (an “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

Each ARD Loan is interest-only; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the related borrower to repay an ARD Loan on or before its Anticipated Repayment Date but the related borrower will have no obligation to do so. We make no statement regarding the likelihood that an ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Single Purpose Entity Covenants

See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance

Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-eight (38) of the Mortgage Loans, collectively representing approximately 69.5% of the Initial Pool Balance, each prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Five (5) of the Mortgage Loans, collectively representing approximately 13.3% of the Initial Pool Balance, each prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	Two (2) of the Mortgage Loans, collectively representing approximately 5.6% of the Initial Pool Balance, each prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period, and thereafter for a specified period, permits the borrower to either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and, thereafter for a specified period of time, permits the borrower to either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower to (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage

Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance, may be prepaid after a Lock-out Period, subject to either a Yield Maintenance Charge or defeasance. Alternatively, following the 24th regular monthly payment date, the borrowers may prepay the Mortgage Loan in whole or in part with an accompanying payment of a Yield Maintenance Charge, which will be no less than 1.0% of the principal balance being prepaid; provided that no yield maintenance will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid so long as no event of default under the Bass Pro & Cabela’s Portfolio Whole Loan has occurred and is continuing (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any related borrower). Promissory Notes A-3(A-CP), A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) are collectively referred to herein as the “A-3 Notes”. Any prepayment made of the Permitted Free Prepayment Amount will be allocated among (i) the A-1 Notes in the aggregate, (ii) Note A-2 and (iii) the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Mortgaged Properties (See “—Releases; Partial Releases” below)) that are allocated to the A-3 Notes in the aggregate will not be allocated among the individual A-3 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Note A-3(D-NCP), Note A-3(E-NCP) and Note A-3(F-NCP), on a pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero, and then to Note A-3(A-CP), Note A-3(B-CP) and Note A-3(C-CP), on a pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The maximum permitted free prepayment amount that may be allocated to the A-3 Notes in the aggregate is $7,500,000. The aggregate of the principal balances of Note A-3(D-NCP), Note A-3(E-NCP) and Note A-3(F-NCP) (collectively, the “Non-Call Protected A-3 Notes”) is also $7,500,000. As a result, it is expected that any Permitted Free Prepayment Amounts allocated to the A-3 Notes in the aggregate will generally be allocated to the Non-Call Protected A-3 Notes and will not be allocated to the Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP), or Note A-3(C-CP), unless (i) the aggregate principal balance of the Non-Call Protected A-3 Notes was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount (in which case, after the Non-Call Protected A-3 Notes have been reduced to zero, any remaining prepayment amounts will be allocated to the Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP), or Note A-3(C-CP) on a pro rata and pari passu basis) or (ii) such prepayment amount is made in connection with a casualty or condemnation or event of default, which in each case will be allocated to the A-3 Notes on a pro rata and pari passu basis.

●	Two (2) of the Mortgage Loans, representing approximately 0.9% of the Initial Pool Balance, each permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permits the borrower to either (a) make voluntary principal prepayments upon the payment of a Yield Maintenance

Charge or (b) to defease such Mortgage Loan by pledging Government Securities (or, in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of an Anticipated Repayment Date or the commencement of an open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	6	8.9%
4	27	43.7
5	3	5.3
6	4	14.1
7	9	28.1
Total	49	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of equity in a borrower will also result in a permitted transfer. See “—Additional Indebtedness” below.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marriott Grand Cayman, representing approximately 2.8% of the Initial Pool Balance, Cayman Islands law provides that no transfer is permitted without the consent of the holder of a mortgage loan. Accordingly, a master servicer or special servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s or special servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Defeasance

The terms of forty-four (44) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.7% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release

Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or an Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, provided that no event of default is continuing, the borrowers and the related taxable REIT subsidiary may the obtain the release of an individual Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the applicable Release Amount and any applicable yield maintenance, (ii) after giving effect to such release, the debt yield may not be less than the greater of (x) 9.35% and (y) the debt yield immediately prior to such release (provided, however, that in no event may the debt yield be required to be greater than 10%), (iii) if clause (ii) is not satisfied and the applicable Mortgaged Property is conveyed to an unaffiliated third party, the borrowers may release such Mortgaged Property from the lien of the Mortgage and the related Mortgage Loan documents upon the payment to the lender of an amount equal to the greater of (x) the applicable Release Amount for the release property together with any applicable yield maintenance and (y) the lesser of (1) 100% of the net sales proceeds derived from the sale of the release property and (2) an amount necessary to, after giving effect to such release, satisfy clause (ii) together with any applicable yield maintenance and (iv) delivery of a REMIC opinion. The “Release Amount” for any individual Mortgaged Property means the lesser of (a) the outstanding principal amount of the Whole Loan or (b) the allocated loan amount for each Mortgaged Property being released. In addition, the borrowers may obtain the release of certain unimproved, non-income producing parcels without any payment subject to the satisfaction of certain REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, provided that no event of default is continuing, after the second anniversary of the closing date of the securitization that includes the last note to be securitized and prior to April 6, 2022 the borrower has the right to obtain release of the Lexington Towers Mortgaged Property in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) prepayment or defeasance of the Mortgage Loan in an amount equal to the greater of (x) 125% of the allocated loan amount of the Lexington Towers Mortgaged Property and (y) the net sales proceeds of the Lexington Towers Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining Mortgaged Property is not less than the greater of (x) 1.05x and 4.4%, respectively and (y) the debt service coverage ratio and the debt yield immediately prior to such release, (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) 61.8% and (y) the loan-to-value ratio immediately prior to such release, (iv) delivery of a REMIC opinion and (v) receipt of a Rating Agency Confirmation.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 5.4% of the Initial Pool Balance, provided that no event of default is continuing, the borrower has the right to obtain the release of one or more of the Mortgaged Properties after October 2019, subject to the satisfaction of certain conditions, including, among others: (i) payment of a release amount equal to 110% of the allocated loan amount for the Mortgaged Property being released together with any applicable yield maintenance, (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is not less than the greater of (x) 8.9% and (y) the debt yield immediately prior to such release and (iii) the satisfaction of certain REMIC requirements. In addition, provided that no event of default is continuing, the related borrower also has the right to substitute of one or more of the Mortgaged Properties, subject to the satisfaction of certain conditions, including, among others: (i) either each replaced Mortgaged Property must have less than two years remaining on the term of its related lease or the substitution of such replaced Mortgaged Property with one or more replacement Mortgaged Properties must cure a cash sweep period under the Mortgage Loan documents, (ii) the aggregate allocated loan amounts for all replaced Mortgaged Properties during the term of the Mortgage Loan may not exceed $84,375,000, (iii) receipt of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion. A Mortgaged Property may be released to a borrower affiliate, subject to the satisfaction of certain conditions, including, among others, the payment of the release price is 120% of the allocated loan amount.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the borrower has the right to release a portion of the Mortgaged Property in the event that NYPH, which owns condominium units representing approximately 38.3% of the net rentable area of the 237 Park Avenue Mortgaged Property and makes monthly payments to the borrower pursuant to the Purchase Money Note, exercises its right of first offer to purchase or lease space that becomes available at the Mortgaged Property. The purchase price for such space will be payable to the borrower pursuant to a purchase money note that includes substantially similar terms to the Purchase Money Note. The borrower will assign the new purchase money note and the related mortgage to the lender in lieu of payment of a release price.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Totowa Commerce Center, representing approximately 3.4% of the Initial Pool Balance, after the expiration of the lockout period, the borrower is permitted to obtain the release of (i) an unimproved outparcel and (ii) the 999 Riverview Drive property, provided that, among other conditions, (i) no event of default has occurred and is continuing, (ii) the purchaser is not affiliated with the borrower, (iii) after giving effect to such release, (a) the Debt Yield for the remaining Mortgaged Property is no less than the greater of (x) 9.1% and (y) the Debt Yield immediately preceding the release and (b) the LTV for the remaining Mortgaged Property is no greater than the lesser of (x) 74.8% and (y) the LTV immediately preceding the release (iv) a title endorsement ensuring such release does not affect the validity or priority of the lien of the Mortgage Loan is obtained, (v) delivery to the lender 115.0% of the allocated loan amount of the release parcel and (vi) satisfaction of the REMIC requirements.

●	With respect to Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Cabela’s Industrial Portfolio, representing approximately 2.9% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan documents has occurred and is continuing, the borrowers have the right, at any time after the six-month anniversary of the closing date of the securitization into which the last piece of the related Whole Loan is deposited (but prior to the payment date in April 2027), to substitute one or more of the Mortgaged Properties with a qualified substitute property, subject to the satisfaction of certain conditions, including, among others: (i) the lender has received an appraisal for the qualified substitute property indicating the as-is market value that is equal to or greater than the as-is market value indicated in the appraisal acceptable to the lender obtained for the replaced Mortgaged Property at that time, (ii) the aggregate allocated loan amounts of all replaced Mortgaged Properties during the term of the related Whole Loan do not exceed 10% of the Whole Loan amount in the aggregate or such greater percentage as the lender determines in its good faith commercially reasonable discretion, to the extent that the master tenant requests additional substitutions of the Mortgaged Properties in accordance with the terms of the master lease that would cause the aggregate allocated loan amounts of all replaced Mortgaged Properties during the term of the Whole Loan to exceed 10% of the Whole Loan amount, (iii) after giving effect to the substitution, the debt yield (as calculated under the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 13.70% and (b) the debt yield immediately prior to the 223 substitution, (iv) receipt of a Rating Agency Confirmation and (v) delivery of a REMIC opinion.

●	With respect to Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Bass Pro & Cabela’s Portfolio, representing approximately 2.7% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan documents has occurred and is continuing, the borrowers have the right, at any time after (i) October 2019 (the “Yield Maintenance Lockout Period”) or (ii) the earlier of (x) the third anniversary of the origination date or (y) the date of the securitization into which the last note of the related Whole Loan is deposited (the “Defeasance Lockout Period”), as applicable, to obtain the release of one or more of the Mortgaged Properties from the liens of the related mortgages in connection with the sale of such property or properties to a unaffiliated purchaser in an arm’s length transaction, subject to the satisfaction of certain conditions, including, among others: (i)(x) to the extent the Defeasance Lockout Period has expired, defease the loan in an amount equal to the applicable Release Price, or (y) to the extent the Yield Maintenance Lockout Period has expired, prepay the Mortgage Loan in an amount equal to the applicable Release Price, (ii) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 13.67% and (b) the debt yield immediately prior to the release, (iii) delivery of a REMIC opinion and (iv) the release of the applicable Mortgaged Property from the related master lease. “Release Price” means, with respect to any Mortgaged Property, the greater of (a) 80% of the proceeds of the sale of such Mortgaged Property, net of reasonable and customary sales costs, and (b)(i) with respect to a release of a Mortgaged Property that, when aggregated with all prior releases of properties, would result in the aggregate allocated Whole Loan amount of all the Mortgaged Properties theretofore released being equal to (1) less than 10% of the Whole Loan amount, 110% of the allocated loan amount of such Mortgaged Property; (2) 10-15% of the Whole Loan amount, 115% of the allocated loan amount of such Mortgaged Property; (3) greater than 15% but less than 20% of the Whole Loan amount, 120% of the allocated loan amount of such Mortgaged Property; or (4) greater than 20% of the Whole Loan amount, 125% of the allocated loan amount of such Mortgaged Property. In addition, the borrowers may obtain the release of certain unimproved, non-income producing parcels without any payment subject to the satisfaction of certain REMIC requirements.

●	With respect to Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Bass Pro & Cabela’s Portfolio, representing approximately 2.7% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan documents has occurred and is continuing, the borrowers have the right, at any time after the six-month anniversary of the closing date of the securitization into which the last piece of the related Whole Loan is deposited (but prior to the payment date in April 2027), to substitute one or more of the Mortgaged Properties with a qualified substitute property, subject to the satisfaction of certain conditions, including, among others: (i) the lender has received an appraisal for the qualified substitute property indicating the as-is market value that is equal to or greater than the as-is market value indicated in the appraisal acceptable to the lender obtained for the replaced Mortgaged

Property at that time, (ii) the aggregate allocated loan amounts of all replaced Mortgaged Properties during the term of the related Whole Loan do not exceed 10% of the Whole Loan amount in the aggregate or such greater percentage as the lender determines in its good faith commercially reasonable discretion, to the extent that the master tenant requests additional substitutions of the Mortgaged Properties in accordance with the terms of the master lease that would cause the aggregate allocated loan amounts of all replaced Mortgaged Properties during the term of the Whole Loan to exceed 10% of the Whole Loan amount, (iii) after giving effect to the substitution, the debt yield (as calculated under the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 13.67% and (b) the debt yield immediately prior to the substitution, (iv) receipt of a Rating Agency Confirmation and (v) delivery of a REMIC opinion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AHIP Northeast Portfolio III, representing approximately 2.7% of the Initial Pool Balance, in connection with a bona fide third party sale of any of the individual Mortgaged Properties, the borrower may obtain the release of the related individual Mortgaged Property after the expiration of the lockout period; provided that, among other things, (i) the borrower provides defeasance collateral in an amount equal to 110% of the allocated loan amount of the individual Mortgaged Property being released, (ii) the debt service coverage ratio of the remaining Mortgaged Properties following such release is no less than the greater of (1) the debt service coverage ratio immediately prior to such release and (2) 1.80x, and (iii) the loan-to-value ratio of the remaining Mortgaged Properties following such release is no more than the lesser of (1) the loan-to-value ratio immediately prior to such release and (2) 59.9%, provided, however, that this clause (iii) will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining Mortgaged Properties is 15.0% or higher.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as At Home Portfolio, representing approximately 2.0% of the Initial Pool Balance, provided that no event of default is continuing, the borrower has the right to obtain release of one or more of the Mortgaged Properties after the expiration of the lockout period, subject to the satisfaction of certain conditions, including, among others: (i) the borrower provides defeasance collateral in an amount equal to 115% of the allocated loan amount of the individual Mortgaged Property being released, or such greater amount such that, after giving effect to such release, (A) the debt service coverage ratio for the remaining Mortgaged Properties is not less than the greater of (x) 1.50x and (y) the debt service coverage ratio immediately prior to such release, (B) the debt yield for the remaining Mortgaged Properties is not less than the greater of (x) 9.05% and (y) the debt yield immediately prior to such release, and (C) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) 61.78% and (y) the loan-to-value ratio immediately prior to such release, (ii) the satisfaction of certain REMIC requirements and (iii) receipt of a Rating Agency Confirmation.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The District, representing approximately 2.0% of the Initial Pool Balance, provided that no event of default is continuing, the borrower may obtain the release of one or two parcels of land at the Mortgaged Property known as “Release Parcel CP3” and “Release Parcel WB” subject to the satisfaction of certain conditions, including, but not limited to: (i) solely with respect to Release Parcel WB, (x) payment of an amount equal to 125% of the allocated loan amount for such parcel plus the applicable yield maintenance, (y) the related ground lease is amended to remove Release Parcel WB from the tenant’s lease and, at the borrower’s election and (z) if clause (x) has been satisfied, such tenant’s rent is reduced by a maximum of $100,000 per year and (ii) with respect to both Release Parcel CP3 and Release Parcel WB, (x) delivery of a REMIC opinion and (y) the lender receives evidence that the a restrictive covenant is in place that prohibits the proposed owner of released property from violating any exclusive use restriction contained in any lease of the remaining Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as SNP Portfolio, representing approximately 1.2% of the Initial Pool Balance, if the AIG Building Mortgaged Property suffers a casualty or condemnation that prevents the continuance of the current office use at such Mortgaged Property, subject to the lender’s sole discretion, the borrower may obtain the release of the AIG Building Mortgaged Property, subject to the satisfaction of certain conditions, including, among others: (i) payment of 125% of the allocated loan amount for such Mortgaged Property along with the allocable yield maintenance (but only if such release occurs prior to July 6, 2027) and (ii) the satisfaction of certain REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hyatt Regency Princeton, representing approximately 2.0% of the Initial Pool Balance, the borrower is permitted to obtain at any time on or after July 6, 2020 the release of an approximately 3.98-acre non-income producing parcel (which parcel was assigned no value in the underwriting) provided that, among other conditions, immediately after giving effect to such release, (a) the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (x) 63.5% and (y) the loan-to-value ratio immediately preceding release and (b) the debt yield is equal to or greater than 12%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-eight (38) of the Mortgage Loans, representing approximately 74.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-six (36) of the Mortgage Loans, representing approximately 69.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-three (33) of the Mortgage Loans, representing approximately 59.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Four (4) of the Mortgage Loans, representing approximately 9.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Twenty-four (24) of the Mortgage Loans, representing approximately 66.1% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing	22	$423,017,517	56.9%
Springing	17	141,184,079	19.0
Hard/In Place	7	109,024,055	14.7
Soft/Springing	3	70,178,000	9.4
Total:	49	$ 743,403,651	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

Notwithstanding the foregoing, in connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager and, in some cases, such deposit may be net of fees payable to and reserves maintained by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; and”—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR	Total Debt Underwritten NCF DSCR(1)
Yorkshire & Lexington Towers(2)	$40,000,000	5.4%	$ 150,000,000	$200,000,000	$160,000,000	$550,000,000	4.1%	22.5%	61.8%	4.28x	1.04x
Centre 425 Bellevue	$40,000,000	5.4%	$57,600,000	$114,450,000	$54,000,000	$266,050,000	4.9%	29.7%	84.2%	3.85x	1.15x
237 Park Avenue	$25,390,000	3.4%	$87,800,000	$345,200,000	$322,610,000	$781,000,000	3.9%	26.6%	59.6%	4.10x	1.75x
DoubleTree Wilmington	$24,000,000	3.2%	$2,765,000	N/A	$3,500,000	$30,265,000	5.8%	64.9%	71.4%	1.68x	1.42x
IGT Reno	$15,000,000	2.0%	$17,500,000	N/A	$65,000,000	$97,500,000	5.1%	50.9%	62.0%	2.05x	1.53x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Includes a senior mezzanine loan in the amount of $105,000,000 and a junior mezzanine loan in the amount of $45,000,000 related to the Yorkshire & Lexington Towers Mortgage Loan.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A-1 as Yorkshire & Lexington Towers, Centre 425 Bellevue, 237 Park Avenue, DoubleTree Wilmington and IGT Reno, collectively representing approximately 19.4% of the Initial Pool Balance, are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after receipt by the related mezzanine lender of notice of an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default (or, in the case of the Mortgage Loan identified on Annex A-1 as DoubleTree Wilmington, the related mezzanine lender has not received notice of an event of default) under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan prior to the payment in full of the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if an event of default occurs under the Mortgage Loan documents and the Mortgage Loan lender notifies the Mortgage

Loan borrower of its intention to exercise (or, in some cases, actually exercises) its remedies against the real property collateral for the related Mortgage Loan the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any unreimbursed servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as DoubleTree Wilmington, representing approximately 3.2% of the Initial Pool Balance, LCF or an affiliate is the related mezzanine lender; and pursuant to the related mezzanine intercreditor agreement, if LCF or another affiliate of Ladder Capital Finance Holdings LLLP forecloses on the equity in the related mortgage borrower, the form of non-recourse carveout guaranty from the replacement non-recourse carveout guarantor will not cover environmental matters and there will be additional permitted transfers and encumbrances not otherwise allowed under the related loan documents as of the Cut-off Date.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
National Office Portfolio(4)	$34,959,306	N/A	70.0%	N/A	11.12%	Yes	Yes
237 Park Avenue	$25,390,000	$69,000,000	65.0%	N/A	6.55%	Yes	Yes
DoubleTree Wilmington(5)	$24,000,000	N/A	75.0%	1.40x	10.55%	Yes	Yes
Cabela’s Industrial Portfolio	$21,300,000	$8,875,000	53.4%	3.10x	13.70%	Yes	Yes
Bass Pro & Cabela’s Portfolio	$20,000,000	$24,362,500	50.4%	3.08x	13.67%	Yes	Yes
DoubleTree Berkeley Marina	$18,750,000	$10,000,000	60.0%	1.82x	11.50%	Yes	Yes
TransUnion Office Building	$6,000,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Aroma Park	$945,000	N/A	85.0%	1.20x	N/A	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of, or the lender’s ability to request delivery of, Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	If the related borrower transfers the related Mortgaged Properties subject to the subject Mortgage Loan, and the transferee assumes the subject Mortgage Loan, in accordance with the related Mortgage Loan documents, then the holders of direct or indirect equity interests in the replacement borrower may obtain mezzanine financing, provided that the conditions indicated above, among others, are satisfied.

(5)	Prepayment of the existing mezzanine loan (subject to certain requirements in the related loan documents) is permitted in connection with a transfer of the related Mortgaged Property and an assumption of the related Mortgage Loan and, upon such prepayment, the lender may permit a new mezzanine loan subject to reasonable and customary conditions set forth in the related loan agreement, which includes a condition that, inclusive of the senior and any new replacement mezzanine loan, the Mortgaged Property must satisfy the conditions indicated above.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related purchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 4.7% of the Initial Pool Balance, the related Mortgaged Properties had been collateral under a corporate facility that an affiliate of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of such Mortgage Loan, the related Mortgaged Properties were released as collateral. However, the parent of the related borrower is obligated to submit any and all distributions received from the related borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related borrower. An intercreditor agreement exists between Beal Bank USA and the mortgage lender, which permits Beal Bank USA or another qualified transferee to foreclose on the equity in the borrower if the parent of the related borrower fails to submit to Beal Bank USA the distributions it receives from the related borrower or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. Beal Bank USA has certain cure rights with respect to the subject Mortgage Loan and a purchase option with respect to each of the related Mortgaged Properties if the related National Office Portfolio Whole Loan is accelerated after an event of default or the mortgage lender receives written notice from the related borrower that the related borrower will no longer perform under the related National Office Portfolio Whole Loan. The current outstanding balance of the entire facility is equal to approximately $38,023,568 as of October 23, 2017.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Cabela’s Industrial Portfolio and Bass Pro & Cabela’s Portfolio, representing approximately 2.9% and 2.7%, respectively of the Initial Pool Balance, the related Mortgage Loan documents for each Mortgage Loan permit the pledge of ownership interests by a multi-asset person (which means a direct or indirect owner of the borrower that derives less than 25% of its aggregate gross income and less than 25% of its net worth from its direct or indirect interest in the property) to secure a corporate line of credit or corporate credit facility from an institutional lender provided no foreclosure or exercise of remedies of such pledge will be permitted unless it would independently not constitute a non-permitted transfer under the related Mortgage Loan documents.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance, the terms of the Mortgage Loan documents permit entering into a future preferred equity transaction in lieu of or together with incurring future mezzanine debt, subject to the same terms and conditions required in connection with incurring such future mezzanine debt.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower as may be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hyatt Regency Princeton, representing approximately 2.0% of the Initial Pool Balance, the franchisor, Hyatt Franchising, L.L.C., provided a $2,750,000 loan (the “Franchisor Loan”) to a predecessor-in-interest to the borrower in 2011 (which loan was assigned to one of the borrowers) in connection with certain renovations at the Mortgaged Property. At origination, the Franchisor Loan had a then-outstanding principal balance of approximately $1,651,527. No payments are due under the Franchise Loan, provided that the franchise agreement is in full force and effect. The Franchisor Loan will amortize down to zero by its maturity date (July 6, 2026), which date is after the franchise agreement expiration date. The Mortgage Loan documents provide for recourse to the guarantor in connection with any breach of the borrowers’ obligations under the related franchise agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The District, representing approximately 2.0% of the Initial Pool Balance, the borrower sponsors have made unsecured member loans to the borrower in the amount of $9,659,263, together with $4,087,202 of accrued interest, as of July 31, 2017. Payments of interest on the member loans are only required if there is excess cash flow from the Mortgaged Property, and the member loans do not have a set maturity date. A subordination and standstill agreement is in place between the borrower sponsors and the lender and no additional member loans will be permitted during the term of the Mortgage Loan. If any member holding a member loan were to sell its equity interest, such member cannot continue to be a creditor of the borrower.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, National Office Portfolio, 237 Park Avenue, Totowa Commerce Center, DoubleTree Wilmington, Cabela’s Industrial Portfolio, Marriott Grand Cayman, Bass Pro & Cabela’s Portfolio, AHIP Northeast Portfolio III, DoubleTree Berkeley Marina, 50 Varick Street, IGT Reno, Manchester Financial Building, Hyatt Regency Princeton, At Home Portfolio, The District, Atrisco Plaza Shopping Center and Murrieta Plaza are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means each of the Serviced AB Whole Loans and the Non-Serviced AB Whole Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Controlling Companion Loan” means, with respect to each Servicing Shift Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. NREC is currently the holder of the “Controlling Companion Loan” with respect to the Yorkshire & Lexington Towers Whole Loan. NREC is currently the holder of the “Controlling Companion Loan” with respect to the Centre 425 Bellevue Whole Loan. LCF or an affiliate is currently the holder of the “Controlling Companion Loan” with respect to the National Office Portfolio Whole Loan. NREC is currently the holder of the “Controlling Companion Loan” with respect to the Totowa Commerce Center Whole Loan. Goldman Sachs Mortgage Company is currently the holder of the “Controlling Companion Loan” with respect to the Bass Pro & Cabela’s Portfolio Whole Loan. CCRE or an affiliate is currently the holder of the “Controlling Companion Loan” with respect to the Hyatt Regency Princeton Whole Loan. UBS AG, New York Branch is currently the holder of the “Controlling Companion Loan” with respect to the At Home Portfolio Whole

Loan. Regions Bank is currently the holder of the “Controlling Companion Loan” with respect to the Murrieta Plaza Whole Loan.

“Control Appraisal Period“ means, with respect to (i) the Yorkshire & Lexington Towers Whole Loan, a Yorkshire & Lexington Towers Control Appraisal Period and (ii) the Centre 425 Bellevue Whole Loan, a Centre 425 Bellevue Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement or the note held by the “Controlling Noteholder” or “Directing Holder” as specified in the related Intercreditor Agreement.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“National Office Portfolio PSA” means the pooling and servicing agreement relating to the securitization of the Controlling Companion Loan for the Whole Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement or any related promissory note other than the related Control Note. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means each of (i) the Burbank Media Portfolio Whole Loan and (ii) the 237 Park Avenue Whole Loan. After the related Servicing Shift Securitization Date, the Yorkshire & Lexington Towers Whole Loan and the Centre 425 Bellevue Whole Loan will each be a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the Burbank Office Portfolio Whole Loan, the certificate administrator under the DBUBS 2017-BRBK TSA, (ii) the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan, the certificate administrator under the BANK 2017-BNK8 PSA, (iii) the 237 Park Avenue Whole Loan, the certificate administrator under the MSSG Trust 2017-237P TSA, (iv) the Marriott Grand Cayman Whole Loan, the certificate administrator under the GSMS 2017-GS7 PSA, (v) the AHIP Northeast Portfolio III Whole Loan, the certificate administrator under the UBS 2017-C2 PSA, (vi) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, the certificate administrator under the UBS 2017-C4 PSA, (vii) the IGT Reno Whole Loan, the certificate administrator under the CD 2017-CD5 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Directing Certificateholder” means with respect to (i) the Burbank Office Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the DBUBS 2017-BRBK TSA, (ii) the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the BANK 2017-BNK8 PSA, (iii) the 237 Park Avenue Whole Loan, the directing certificateholder (or its equivalent) under the MSSG Trust 2017-237P TSA, (iv) the Marriott Grand Cayman Whole Loan, the directing certificateholder (or its equivalent) under the GSMS 2017-GS7 PSA, (v) the AHIP Northeast Portfolio III Whole Loan, the directing certificateholder (or its equivalent) under the UBS 2017-C2 PSA, (vi) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, the directing certificateholder (or its equivalent) under the UBS 2017-C4 PSA, (vii) the IGT Reno Whole Loan, the directing certificateholder (or its equivalent) under the CD 2017-CD5 PSA and (viii) any Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) the Burbank Office Portfolio Whole Loan, the servicer under the DBUBS 2017-BRBK TSA, (ii) the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan, the master servicer under the BANK 2017-BNK8 PSA, (iii) the 237 Park Avenue Whole Loan, the servicer under the MSSG Trust 2017-237P TSA, (iv) the Marriott Grand Cayman Whole Loan, the master servicer under the GSMS 2017-GS7 PSA, (v) the AHIP Northeast Portfolio III Whole Loan, the master servicer under the UBS 2017-C2 PSA, (vi) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, the master servicer under the UBS 2017-C4 PSA, (vii) the IGT Reno Whole Loan, the master servicer under the CD 2017-CD5 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Burbank Office Portfolio Mortgage Loan, (ii) the Griffin Portfolio Mortgage Loan, (iii) the 237 Park Avenue Mortgage Loan, (iv) the Cabela’s Industrial Portfolio Mortgage Loan, (v) the Marriott Grand Cayman Mortgage Loan, (vi) the AHIP Northeast Portfolio III Mortgage Loan, (vii) the DoubleTree Berkeley Marina Mortgage Loan, (viii) the IGT Reno Mortgage Loan and (ix) The District Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Griffin Portfolio Mortgage Loan, (ii) the Cabela’s Industrial Portfolio Mortgage Loan, (iii) the Marriott Grand Cayman Mortgage Loan, (iv) the AHIP Northeast Portfolio III Mortgage Loan, (v) the DoubleTree Berkeley Marina Mortgage Loan, (vi) the IGT Reno Mortgage Loan and (vii) The District Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the (i) the Griffin Portfolio Whole Loan, (ii) the Cabela’s Industrial Portfolio Whole Loan, (iii) the Marriott Grand Cayman Whole Loan, (iv) the AHIP Northeast Portfolio III Whole Loan, (v) the DoubleTree Berkeley Marina Whole Loan, (vi) the IGT Reno Whole Loan and (vii) The District Whole Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced PSA” means with respect to (i) the Burbank Office Portfolio Whole Loan, the DBUBS 2017-BRBK TSA, (ii) the Griffin Portfolio Whole Loan and the Cabela’s Industrial

Portfolio Whole Loan, the BANK 2017-BNK8 PSA, (iii) the 237 Park Avenue Whole Loan, the MSSG Trust 2017-237P TSA, (iv) the Marriott Grand Cayman Whole Loan, the GSMS 2017-GS7 PSA, (v) the AHIP Northeast Portfolio III Whole Loan, the UBS 2017-C2 PSA, (vi) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, the UBS 2017-C4 PSA, (vii) the IGT Reno Whole Loan, the CD 2017-CD5 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) the Burbank Office Portfolio Whole Loan, the special servicer under the DBUBS 2017-BRBK TSA, (ii) the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan, the special servicer under the BANK 2017-BNK8 PSA, (iii) the 237 Park Avenue Whole Loan, the special servicer under the MSSG Trust 2017-237P TSA, (iv) the Marriott Grand Cayman Whole Loan, the special servicer under the GSMS 2017-GS7 PSA, (v) the AHIP Northeast Portfolio III Whole Loan, the special servicer under the UBS 2017-C2 PSA, (vi) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, the special servicer under the UBS 2017-C4 PSA, (vii) the IGT Reno Whole Loan, the special servicer under the CD 2017-CD5 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means the (i) the Burbank Office Portfolio Subordinate Companion Loans, (ii) after the applicable Servicing Shift Securitization Date, the Yorkshire & Lexington Towers Subordinate Companion Loan, (iii) after the applicable Servicing Shift Securitization Date, the Centre 425 Bellevue Subordinate Companion Loan and (iv) the 237 Park Avenue Subordinate Companion Loans.

“Non-Serviced Trustee” means with respect to (i) the Burbank Office Portfolio Whole Loan, the trustee under the DBUBS 2017-BRBK TSA, (ii) the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan, the trustee under the BANK 2017-BNK8 PSA, (iii) the 237 Park Avenue Whole Loan, the Trustee under the MSSG Trust 2017-237P TSA, (iv) the Marriott Grand Cayman Whole Loan, the trustee under the GSMS 2017-GS7 PSA, (v) the AHIP Northeast Portfolio III Whole Loan, the trustee under the UBS 2017-C2 PSA, (vi) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, the trustee under the UBS 2017-C4 PSA, (vii) the IGT Reno Whole Loan, the trustee under the CD 2017-CD5 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Burbank Office Portfolio Whole Loan, (ii) the Griffin Portfolio Whole Loan, (iii) the 237 Park Avenue Whole Loan, (iv) the Cabela’s Industrial Portfolio Whole Loan, (v) the Marriott Grand Cayman Whole Loan, (vi) the AHIP Northeast Portfolio III Whole Loan, (vii) the DoubleTree Berkeley Marina Whole Loan, (viii) the IGT Reno Whole Loan and (ix) The District Whole Loan.. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan“ means prior to the Servicing Shift Securitization Date, the Yorkshire & Lexington Towers Whole Loan and the Centre 425 Bellevue Whole Loan will each be a Serviced AB Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans. Prior to the applicable Servicing Shift

Securitization Date, each of the Yorkshire & Lexington Towers Pari Passu Companion Loans, the Yorkshire & Lexington Towers Subordinate Companion Loan, the Centre 425 Pari Passu Companion Loans, the Centre 425 Subordinate Companion Loan, the National Office Portfolio Pari Passu Companion Loans, the Totowa Commerce Center Pari Passu Companion Loan, the Bass Pro & Cabela’s Portfolio Pari Passu Companion Loans, the Hyatt Regency Princeton Pari Passu Companion Loan, the At Home Portfolio Pari Passu Companion Loan and the Murrieta Plaza Pari Passu Companion Loans, will be Serviced Companion Loans.

“Serviced Mortgage Loan” means each of (i) the DoubleTree Wilmington Mortgage Loan, (ii) the 50 Varick Street Mortgage Loan, (iii) the Manchester Financial Building Mortgage Loan and (iv) the Atrisco Plaza Shopping Center Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the DoubleTree Wilmington Mortgage Loan, (ii) the 50 Varick Street Mortgage Loan, (iii) the Manchester Financial Building Mortgage Loan and (iv) the Atrisco Plaza Shopping Center Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, the National Office Portfolio Mortgage Loan, the Totowa Commerce Center Mortgage Loan, the Bass Pro & Cabela’s Portfolio Mortgage Loan, the Hyatt Regency Princeton Mortgage Loan, the At Home Portfolio Mortgage Loan and the Murrieta Plaza Mortgage Loan will each be a Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the DoubleTree Wilmington Whole Loan, (ii) the 50 Varick Street Whole Loan, (iii) the Manchester Financial Building Whole Loan and (iv) the Atrisco Plaza Shopping Center Whole Loan. Prior to the applicable Servicing Shift Securitization Date, the National Office Portfolio Whole Loan, the Totowa Commerce Center Whole Loan, the Bass Pro & Cabela’s Portfolio Whole Loan, the Hyatt Regency Princeton Whole Loan, the At Home Portfolio Whole Loan and the Murrieta Plaza Whole Loan will each be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means (i) prior to the applicable Servicing Shift Securitization Date, the Yorkshire & Lexington Towers Subordinate Companion Loan and (ii) prior to the applicable Servicing Shift Securitization Date, the Centre 425 Bellevue Subordinate Companion Loan.

“Serviced Whole Loan” means each of (i) the DoubleTree Wilmington Whole Loan, (ii) the 50 Varick Street Whole Loan, (iii) the Manchester Financial Building Whole Loan and (iv) the Atrisco Plaza Shopping Center Whole Loan. Prior to the applicable Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Yorkshire & Lexington Towers Mortgage Loan, the Centre 425 Bellevue Mortgage Loan, the National Office Portfolio Mortgage Loan, the Totowa Commerce Center Mortgage Loan, the Bass Pro & Cabela’s Portfolio Mortgage Loan, the Hyatt Regency Princeton Mortgage Loan,

the At Home Portfolio Mortgage Loan and the Murrieta Plaza Mortgage Loan will each be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means the Yorkshire & Lexington Towers PSA, the Centre 425 Bellevue PSA, the National Office Portfolio PSA, the Totowa Commerce Center PSA, the Bass Pro & Cabela’s Portfolio PSA, the Hyatt Regency Princeton PSA, the At Home Portfolio PSA and the Murrieta Plaza PSA.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Yorkshire & Lexington Towers Whole Loan, the Centre 425 Bellevue Whole Loan, the National Office Portfolio Whole Loan, the Totowa Commerce Center Whole Loan, the Bass Pro & Cabela’s Portfolio Whole Loan, the Hyatt Regency Princeton Whole Loan, the At Home Portfolio Whole Loan and the Murrieta Plaza Whole Loan will each be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” each of the Serviced Subordinate Companion Loans and the Non-Serviced Subordinate Companion Loans.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Burbank Office Portfolio	$40,000,000	5.4%	$339,000,000	$281,000,000	36.5%	63.6%	4.64x	2.67x
Yorkshire & Lexington Towers	$40,000,000	5.4%	$160,000,000	$200,000,000	22.5%	44.9%	4.28x	1.68x
Griffin Portfolio	$40,000,000	5.4%	$335,000,000	N/A	61.5%	61.5%	2.49x	2.49x
Centre 425 Bellevue	$40,000,000	5.4%	$54,000,000	$114,450,000	29.7%	66.0%	3.85x	1.69x
National Office Portfolio	$34,959,306	4.7%	$149,825,595	N/A	64.2%	64.2%	1.64x	1.64x
237 Park Avenue	$25,390,000	3.4%	$322,610,000	$345,200,000	26.6%	52.9%	4.10x	2.06x
Totowa Commerce Center	$25,000,000	3.4%	$26,750,000	N/A	74.8%	74.8%	1.55x	1.55x
DoubleTree Wilmington	$24,000,000	3.2%	$3,500,000	N/A	64.9%	64.9%	1.68x	1.68x
Cabela’s Industrial Portfolio	$21,300,000	2.9%	$49,700,000	N/A	53.4%	53.4%	2.63x	2.63x
Marriott Grand Cayman	$20,916,123	2.8%	$58,764,346	N/A	56.1%	56.1%	1.91x	1.91x
Bass Pro & Cabela’s Portfolio	$20,000,000	2.7%	$174,900,000	N/A	50.4%	50.4%	2.72x	2.72x
AHIP Northeast Portfolio III	$20,000,000	2.7%	$32,400,000	N/A	59.9%	59.9%	1.94x	1.94x
DoubleTree Berkeley Marina	$18,750,000	2.5%	$33,750,000	N/A	52.3%	52.3%	1.86x	1.86x
50 Varick Street	$17,390,000	2.3%	$60,500,000	N/A	55.6%	55.6%	2.01x	2.01x
IGT Reno	$15,000,000	2.0%	$65,000,000	N/A	50.9%	50.9%	2.05x	2.05x
Manchester Financial Building	$15,000,000	2.0%	$10,500,000	N/A	60.7%	60.7%	1.40x	1.40x
Hyatt Regency Princeton	$15,000,000	2.0%	$18,000,000	N/A	68.8%	68.8%	1.88x	1.88x
At Home Portfolio	$14,981,797	2.0%	$25,658,824	N/A	61.7%	61.7%	1.50x	1.50x
The District	$14,945,272	2.0%	$64,762,846	N/A	61.3%	61.3%	1.34x	1.34x
Atrisco Plaza Shopping Center	$14,750,000	2.0%	$5,000,000	N/A	67.4%	67.4%	1.35x	1.35x
Murrieta Plaza	$10,000,000	1.3%	$23,000,000	N/A	65.0%	65.0%	1.37x	1.37x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related Companion Loans and any related Subordinate Companion Loan but excluding any mezzanine debt.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Burbank Office Portfolio	DBUBS 2017-BRBK	DBUBS 2017-BRBK	Prima Capital Advisors LLC
Griffin Portfolio	BANK 2017-BNK8	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
237 Park Avenue	MSSG Trust 2017-237P	MSSG Trust 2017-237P	Core Credit Partners A LLC
Cabela’s Industrial Portfolio	BANK 2017-BNK8(3)	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
Marriott Grand Cayman	GSMS 2017-GS7(4)	GSMS 2017-GS7(3)	RREF III-D AIV RR H, LLC
AHIP Northeast Portfolio III	UBS 2017-C2	UBS 2017-C2	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
DoubleTree Berkeley Marina	UBS 2017-C4	UBS 2017-C4	RREF III-D U 2017-C4, LLC
IGT Reno	CD 2017-CD5	CD 2017-CD5	RREF III-D AIV RR, LLC
The District	UBS 2017-C4	UBS 2017-C4	RREF III-D U 2017-C4, LLC

(1)	Does not include the Yorkshire & Lexington Towers whole loan, the Centre 425 Bellevue whole loan, the National Office Portfolio whole loan, the Totowa Commerce Center whole loan, the Bass Pro & Cabela’s Portfolio whole loan, the Hyatt Regency Princeton whole loan, the At Home Portfolio whole loan and the Murrieta Plaza whole loan, servicing for which will be transferred on the related servicing shift securitization date. The initial controlling noteholder for the Yorkshire & Lexington Towers whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Centre 425 Bellevue whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder of the National Office Portfolio whole loan will be Ladder Capital Finance LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Totowa Commerce Center whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Bass Pro & Cabela’s Portfolio whole loan, will be Goldman Sachs Mortgage Company, as holder of the related controlling companion loan. The initial controlling noteholder for the Hyatt Regency Princeton whole loan will be Cantor Commercial Real Estate Lending, L.P., as holder of the related controlling companion loan. The initial controlling noteholder for the At Home Portfolio whole loan will be UBS AG, New York Branch, as holder of the related controlling companion loan. The initial controlling noteholder for the Murrieta Plaza whole loan will be Regions Bank, as holder of the related controlling companion loan. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The Cabela’s Industrial Portfolio Whole Loan (i) will initially be serviced and administered pursuant to the BANK 2017-BNK8 PSA, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by the related master servicer and an special servicer pursuant to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

(4)	The Marriott Grand Cayman Whole Loan (i) will initially be serviced and administered pursuant to the GSMS 2017-GS7 PSA, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by the related master servicer and an special servicer pursuant to the pooling and servicing agreement governing that future commercial mortgage securitization transaction.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
Burbank Office Portfolio	Note A-1-S Note A-1-C1 Note A-1-C2 Note A-2-S Note A-2-C1-A Note A-2-C1-B Note A-2-C2-A Note A-2-C2-B Note A-2-C2-C Note B-1 Note B-2	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$127,400,000 $50,000,000 $50,000,000 $51,600,000 $30,000,000 $20,000,000 $25,000,000 $15,000,000 $10,000,000 $168,600,000 $112,400,000

DBUBS 2017-BRBK

DBUBS 2017-BRBK

Deutsche Bank AG, New York Branch

DBUBS 2017-BRBK

UBS 2017-C5

DBUBS 2017-BRBK

UBS AG, New York Branch

UBS AG, New York Branch

UBS 2017-C5

DBUBS 2017-BRBK

DBUBS 2017-BRBK

Yorkshire & Lexington Towers	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8-1 Note A-8-2 Note B	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$40,000,000 $20,000,000 $20,000,000 $40,000,000 $40,000,000 $20,000,000 $10,000,000 $5,000,000 $5,000,000 $200,000,000

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

UBS 2017-C5

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

Natixis Real Estate Capital LLC

Griffin Portfolio	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2-1 Note A-2-2 Note A-2-3 Note A-2-4 Note A-2-5 Note A-2-6 Note A-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$100,000,000 $96,250,000 $10,000,000 $35,000,000 $30,000,000 $25,000,000 $20,000,000 $15,000,000 $6,250,000 $37,500,000

BANK 2017-BNK8(2)

Bank of America, N.A.

BANK 2017-BNK8(2)

Deutsche Bank AG, New York Branch

UBS AG, New York Branch

UBS 2017-C5

Deutsche Bank AG, New York Branch

UBS 2017-C5

UBS AG, New York Branch

KeyBank National Association

Centre 425 Bellevue	Note A-1 Note A-2 Note A-3 Note B	Non-Control Note Non-Control Note Non-Control Note Control Note	$10,000,000 $40,000,000 $44,000,000 $114,450,000	Natixis Real Estate Capital LLC UBS 2017-C5 Natixis Real Estate Capital LLC Natixis Real Estate Capital LLC
National Office Portfolio	Note A-1-A Note A-1-B Note A-2 Note A-3 Note A-4-A Note A-5-A	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$34,959,306 $19,976,746 $29,965,119 $29,965,119 $34,959,306 $34,959,306

Ladder Capital Finance LLC or an affiliate

Ladder Capital Finance LLC or an affiliate

Ladder Capital Finance LLC or an affiliate

Ladder Capital Finance LLC or an affiliate

Ladder Capital Finance LLC or an affiliate

UBS 2017-C5

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
237 Park Avenue

Senior Note A-1-S

Senior Note A-1-C1

Senior Note A-1-C2

Senior Note A-2-S

Senior Note A-2-C1

Senior Note A-2-C2

Senior Note A-2-C3

Senior Note B-1-S

Senior Note B-2-S

Building Note A-1-S

Building Note A-1-C1

Building Note A-1-C2

Building Note A-2-S

Building Note A-2-C1

Building Note A-2-C2

Building Note A-2-C3

Building Note B-1-S

Building Note B-2-S

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$74,378,041

$60,411,124

$60,411,124

$40,049,714

$43,147,721

$10,955,206

$10,955,206

$193,629,711

$104,262,152

$11,811,959

$9,593,876

$9,593,876

$6,360,286

$6,852,279

$1,739,794

$1,739,794

$30,750,289

$16,557,848

MSSG Trust 2017-237P

MSBAM 2017-C34

Morgan Stanley Bank, N.A.

MSSG Trust 2017-237P

UBS 2017-C4

UBS 2017-C5

UBS 2017-C5

MSSG Trust 2017-237P

MSSG Trust 2017-237P

MSSG Trust 2017-237P

MSBAM 2017-C34

Morgan Stanley Bank, N.A.

MSSG Trust 2017-237P

UBS 2017-C4

UBS 2017-C5

UBS 2017-C5

MSSG Trust 2017-237P

MSSG Trust 2017-237P

Totowa Commerce Center	Note A-1 Note A-2	Control Note Non-Control Note	$26,750,000 $25,000,000	Natixis Real Estate Capital LLC UBS 2017-C5
DoubleTree Wilmington	Note A-1 Note A-2	Control Note Non-Control Note	$24,000,000 $3,500,000	UBS 2017-C5 Ladder Capital Finance LLC or an affiliate
Cabela’s Industrial Portfolio	Note A-1 Note A-2 Note A-3(A) Note A-3(B)	Control Note Non-Control Note Non-Control Note Non-Control Note	$28,400,000 $21,300,000 $11,300,000 $10,000,000	Goldman Sachs Mortgage Company BANK 2017-BNK8(2) UBS 2017-C5 UBS 2017-C5
Marriott Grand Cayman	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$23,904,141 $20,916,123 $34,860,206	Cantor Commercial Real Estate Lending, L.P. UBS 2017-C5 GSMS 2017-GS7
Bass Pro & Cabela’s Portfolio	Note A-1(A-CP) Note A-1(A-NCP) Note A-1(B-CP) Note A-2 Note A-3(A-CP) Note A-3(B-CP) Note A-3(C-CP) Note A-3(D-NCP) Note A-3(E-NCP) Note A-3(F-NCP)	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$37,500,000 $10,000,000 $30,460,000 $58,470,000 $20,000,000 $24,750,000 $6,220,000 $2,500,000 $2,500,000 $2,500,000

Goldman Sachs Mortgage Company

Goldman Sachs Mortgage Company

Goldman Sachs Mortgage Company

Wells Fargo Bank, National Association

UBS 2017-C5

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

AHIP Northeast Portfolio III	Note A-1 Note A-2	Control Note Non-Control Note	$32,400,000 $20,000,000	UBS 2017-C2 UBS 2017-C5
DoubleTree Berkeley Marina	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2	Control Note Non-Control Note Non-Control Note Non-Control Note	$13,750,000 $9,375,000 $9,375,000 $20,000,000	UBS 2017-C4 UBS 2017-C5 UBS 2017-C5 Argentic Real Estate Finance LLC
50 Varick Street	Note A-1 Note A-2-A Note A-3-A	Non-Control Note Non-Control Note Control Note	$35,000,000 $25,500,000 $17,390,000	CGCMT 2017-C4 UBS 2017-C4 UBS 2017-C5

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
IGT Reno	Note A-1-A Note A-1-B Note A-2-A Note A-2-B	Control Note Non-Control Note Non-Control Note Non-Control Note	$30,000,000 $10,000,000 $25,000,000 $15,000,000	CD 2017-CD5 CGCMT 2017–B1 CGCMT 2017-C4 UBS 2017-C5
Manchester Financial Building	Note A-1 Note A-2	Control Note Non-Control Note	$15,000,000 $10,500,000	UBS 2017-C5 Cantor Commercial Real Estate Lending, L.P.
Hyatt Regency Princeton	Note A-1 Note A-2	Control Note Non-Control Note	$18,000,000 $15,000,000	Cantor Commercial Real Estate Lending, L.P. UBS 2017-C5
At Home Portfolio	Note A-1-1 Note A-1-2 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note Non-Control Note	$10,677,027 $9,987,865 $14,981,797 $4,993,932	UBS AG, New York Branch UBS AG, New York Branch UBS 2017-C5 UBS AG, New York Branch
The District	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$24,908,787 $24,908,787 $14,945,272 $9,963,515 $4,981,757	UBS 2017-C4 UBS 2017-C3 UBS 2017-C4 UBS 2017-C5 UBS 2017-C5
Atrisco Plaza Shopping Center	Note A-1 Note A-2	Control Note Non-Control Note	$14,750,000 $5,000,000	UBS 2017-C5 WFCM 2017-C40
Murrieta Plaza	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$15,000,000 $10,000,000 $8,000,000	Regions Bank UBS 2017-C5 Regions Bank

(1)	The lender provides no assurances that any non-securitized notes will not be split further and/or reissued with reallocated balances.

(2)	Currently held by Bank of America, N.A., the BANK 2017-BNK8 securitization transaction is scheduled to close on or about November 15, 2017.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain fees, costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to The Servicing Shift Whole Loans

With respect to a Servicing Shift Whole Loan prior to the applicable Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder appointed by the Controlling Class under the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to a Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to a Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a

Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loans

Each of the Yorkshire & Lexington Towers Whole Loan and the Centre 425 Bellevue Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced AB Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the Non-Serviced PSA (and, accordingly, will be a Non-Serviced AB Whole Loan).

Yorkshire & Lexington Towers Whole Loan

General

The Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as Yorkshire & Lexington Towers, representing approximately 5.4% of the Initial Pool Balance, with a Cut-off Date Balance of $40,000,000 (the “Yorkshire & Lexington Towers Mortgage Loan”), is part of a whole loan comprised of ten promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Yorkshire & Lexington Towers Mortgaged Properties”). The Yorkshire & Lexington Towers

Mortgage Loan is evidenced by promissory Note A-4. The portion of the Yorkshire & Lexington Towers Whole Loan (as defined below) evidenced by (i) promissory note A-1, with an original principal balance of $40,000,000 (the “Yorkshire & Lexington Towers Lead Pari Passu Companion Loan”), (ii) promissory Notes A-2, A-3, A-5, A-6, A-7, A-8-1 and A-8-2, with an aggregate Cut-off Date Balance of $120,000,000 (the “Yorkshire & Lexington Towers Non-Lead Pari Passu Companion Loans”) and together with the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan (the “Yorkshire & Lexington Towers Pari Passu Companion Loans”), which are currently held by UBS AG, New York Branch and Natixis Real Estate Capital LLC and are pari passu in right of payment with the Yorkshire & Lexington Towers Mortgage Loan. Each of the Yorkshire & Lexington Towers Pari Passu Companion Loans are expected to be contributed to one or more future securitization trusts. The portion of the Yorkshire & Lexington Towers Whole Loan (as defined below) evidenced by promissory Note B, with a Cut-off Date Balance of $200,000,000, which is currently held by Natixis Real Estate Capital LLC is referred to in this prospectus as the “Yorkshire & Lexington Towers Subordinate Companion Loan” and is subordinate in right of payment with the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans. The Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans are collectively referred to in this prospectus as the “Yorkshire & Lexington Towers Senior Loan” and the Yorkshire & Lexington Towers Senior Loan, together with the Yorkshire & Lexington Towers Subordinate Companion Loan, are collectively referred to in this prospectus as the “Yorkshire & Lexington Towers Whole Loan“. The Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Yorkshire & Lexington Towers Whole Loan (the “Yorkshire & Lexington Towers Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Yorkshire & Lexington Towers Noteholder (the “Yorkshire & Lexington Towers Intercreditor Agreement”).

Servicing

Prior to the date that the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan is included in a securitization trust (the “Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date”), the Yorkshire & Lexington Towers Whole Loan will be serviced pursuant to the pooling and servicing agreement and the terms of the Yorkshire & Lexington Towers Intercreditor Agreement.

After the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date, the Yorkshire & Lexington Towers Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan and the terms of the Yorkshire & Lexington Towers Intercreditor Agreement. As used in this prospectus, “Yorkshire & Lexington Towers Pooling and Servicing Agreement” refers to (i) prior to the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date, the PSA, and (ii) on or after the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date, the pooling and servicing agreement entered into in connection with the securitization of the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan. In servicing the Yorkshire & Lexington Towers Whole Loan, the servicing standard set forth in the Yorkshire & Lexington Towers Pooling and Servicing Agreement will require the applicable master servicer and the applicable special servicer to take into account the interests, as a collective whole, of the certificateholders as the holder of the Yorkshire & Lexington Towers Mortgage Loan, the holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans and the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan (taking into account the subordinate nature of the Yorkshire & Lexington Towers Subordinate Companion Loan).

For so long as the Yorkshire & Lexington Towers Subordinate Companion Noteholder holding greater than 50% of the aggregate principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan (the “Yorkshire & Lexington Towers Controlling Subordinate Companion Noteholder”) is the Yorkshire & Lexington Towers Whole Loan Directing Holder (as defined below), the Yorkshire & Lexington Towers Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Yorkshire & Lexington Towers Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Yorkshire & Lexington Towers Intercreditor Agreement, the Yorkshire & Lexington Towers Subordinate Companion Noteholder will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Yorkshire & Lexington Towers Mortgage Loan (but not on the Yorkshire & Lexington Towers Pari Passu Companion Loans or the Yorkshire & Lexington Towers Subordinate Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Yorkshire & Lexington Towers Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the Yorkshire & Lexington Towers Mortgaged Properties will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

The applicable master servicer or trustee will be obligated to make servicing advances with respect to the Yorkshire & Lexington Towers Whole Loan, in each case unless a determination of nonrecoverability is made under the Yorkshire & Lexington Towers Pooling and Servicing Agreement.

Distributions

Pursuant to the Yorkshire & Lexington Towers Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Yorkshire & Lexington Towers Whole Loan, (ii) any other event of default for which the Yorkshire & Lexington Towers Whole Loan is accelerated, (iii) any other event of default which causes the Yorkshire & Lexington Towers Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Yorkshire & Lexington Towers Sequential Pay Event“) (or, if such a default has occurred, but has been cured by the Yorkshire & Lexington Towers Whole Loan Directing Holder or the default cure period has not yet expired and the Yorkshire & Lexington Towers Whole Loan Directing Holder is diligently exercising its cure rights under the Yorkshire & Lexington Towers Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable with respect to the Yorkshire & Lexington Towers Whole Loan (including any penalty charges) under the Yorkshire & Lexington Towers Pooling and Servicing Agreement to the applicable master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, payments and proceeds received with respect to the Yorkshire & Lexington Towers Whole Loan will generally be applied in the following order:

First, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans, in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

Second, (i) to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Yorkshire & Lexington Towers Whole Loan of principal payments received, if any, until their respective principal balances have been reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Yorkshire & Lexington Towers Whole Loan pursuant to the Yorkshire & Lexington Towers Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

Third, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans up to the amount of any unreimbursed costs and expenses paid by the holders of the Yorkshire & Lexington Towers Mortgage Loan and for any of the Yorkshire & Lexington Towers Pari Passu Companion Loans, including any recovered costs not previously reimbursed to such holders (or paid or advanced by the master servicer or the special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans to the extent paid by the related borrower;

Fifth, if as a result of a workout, the balance of the Yorkshire & Lexington Towers Mortgage Loan or Yorkshire & Lexington Towers Pari Passu Companion Loans has been reduced, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

Seventh, (i) to the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan in an amount equal to its respective percentage interest in the Yorkshire & Lexington Towers Whole Loan of principal payments received, if any, until the principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan is reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Yorkshire & Lexington Towers Whole Loan pursuant to the Yorkshire & Lexington Towers Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the Yorkshire

& Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans pursuant to clause (second) above will be distributed to the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan until its principal balance has been reduced to zero;

Eighth, to the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

Ninth, to the extent the Yorkshire & Lexington Towers Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to “—Cure Rights” below, to reimburse the Yorkshire & Lexington Towers Subordinate Companion Noteholder for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Towers Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the Yorkshire & Lexington Towers Subordinate Companion Loan has been reduced, to the Yorkshire & Lexington Towers Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable net interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Yorkshire & Lexington Towers Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Towers Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Noteholders and the Yorkshire & Lexington Towers Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Yorkshire & Lexington Towers Whole Loan; and

Lastly, if any excess amount is available to be distributed in respect of the Yorkshire & Lexington Towers Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loan, pro rata based on their respective initial percentage interests in the Yorkshire & Lexington Towers Whole Loan.

Following the occurrence and during the continuance of a Yorkshire & Lexington Towers Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable to the applicable master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee under the Yorkshire & Lexington Towers Pooling and Servicing Agreement, payments and proceeds with respect to the Yorkshire & Lexington Towers Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans in an amount equal to the interest then due and payable on the outstanding principal of their respective notes, in each case, at their net interest rate;

Second, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the principal balances of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans until their principal balances have been reduced to zero;

Third, the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans up to the amount of any unreimbursed costs and expenses paid by each holder of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans, including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or the special servicer on their behalf and not previously paid or reimbursed);

Fourth, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable on the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans to the extent paid by the related borrower;

Fifth, if as the result of a workout, the principal balance of the Yorkshire & Lexington Towers Mortgage Loan or the Yorkshire & Lexington Towers Pari Passu Companion Loans has been reduced, to the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

Sixth, to the Yorkshire & Lexington Towers Subordinate Companion Noteholder in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

Seventh, to the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan in an amount equal to the outstanding principal balance of its note until its principal balance has been reduced to zero;

Eighth, to the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

Ninth, to the extent the Yorkshire & Lexington Towers Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to —”Cure Rights” below, to reimburse the Yorkshire & Lexington Towers Subordinate Companion Noteholders for all such cure payments;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or Yorkshire & Lexington Towers Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Yorkshire & Lexington Towers Subordinate Companion Loan has been reduced, to the Yorkshire & Lexington Towers

Subordinate Companion Noteholders in an amount up to the reduction, if any, of the principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, or after the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date, under the Yorkshire & Lexington Towers Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Towers Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Noteholders and the Yorkshire & Lexington Towers Subordinate Companion Noteholders, pro rata, based on their respective percentage interests in the Yorkshire & Lexington Towers Whole Loan; and

Lastly, if any excess amount is available to be distributed in respect of the Yorkshire & Lexington Towers Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Yorkshire & Lexington Towers Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Yorkshire & Lexington Towers Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Yorkshire & Lexington Towers Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Yorkshire & Lexington Towers Pari Passu Companion Loans or any loans included in any future securitization trust related to the Yorkshire & Lexington Towers Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Yorkshire & Lexington Towers Pari Passu Companion Loan or the Yorkshire & Lexington Towers Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the Yorkshire & Lexington Towers Pari Passu Companion Loans or from general collections of the securitization trusts holding the Yorkshire & Lexington Towers Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of the Certificates.

Consultation and Control

The controlling noteholder under the Yorkshire & Lexington Towers Intercreditor Agreement will be the holder of the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan, which will initially be Natixis Real Estate Capital LLC, and from and after the date of the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date is expected to be the controlling class representative or such other party specified in the Yorkshire & Lexington Towers Pooling and Servicing Agreement (such party, the “Yorkshire & Lexington Towers Whole Loan Directing Holder”). Each non-controlling noteholder under the Yorkshire & Lexington Towers Intercreditor Agreement is referred to herein as a “Yorkshire & Lexington Towers Non-Directing Holder”). In its capacity as the controlling noteholder under the Yorkshire & Lexington Towers Intercreditor Agreement, prior to the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date, the Yorkshire & Lexington Towers Directing Holder will be entitled to exercise the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Yorkshire & Lexington Towers Whole Loan and from and after the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date, the rights of the directing certificateholder as set forth under the Yorkshire & Lexington Towers Pooling and Servicing Agreement.

No objection, direction or advice of the Yorkshire & Lexington Towers Directing Holder contemplated above may require or cause the applicable master servicer or special servicer to violate any provisions of the Yorkshire & Lexington Towers Whole Loan documents, applicable law or the Yorkshire & Lexington Towers Pooling and Servicing Agreement, the Yorkshire & Lexington Towers Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard or expose the applicable master servicer or special servicer to liability, or materially expand the scope of the applicable master servicer’s or the special servicer’s responsibilities under the Yorkshire & Lexington Towers Pooling and Servicing Agreement, as applicable.

Pursuant to the terms of the Yorkshire & Lexington Towers Intercreditor Agreement, each Yorkshire & Lexington Towers Non-Directing Holder will have (i) the right to receive copies of all notices, information and reports, in each case, with respect to any Yorkshire & Lexington Towers Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Yorkshire & Lexington Towers Whole Loan, that the applicable master servicer or special servicer is required to provide to the Yorkshire & Lexington Towers Directing Holder under the Yorkshire & Lexington Towers Pooling and Servicing Agreement, within the same time frame that the applicable master servicer or special servicer is required to provide such notices, information and reports to the Yorkshire & Lexington Towers Directing Holder (but without regard to whether or not the Yorkshire & Lexington Towers Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event), (ii) the right to be consulted by the applicable master servicer or special servicer on a strictly nonbinding basis with respect to certain Yorkshire & Lexington Towers Major Decisions as set forth in the Yorkshire & Lexington Towers Intercreditor Agreement and the implementation applicable special servicer of any recommended actions outlined in an asset status report and (iii) the right to annual conference calls with the applicable master servicer or special servicer upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer for the purpose of discussing servicing issues related to the Yorkshire & Lexington Towers Whole Loan.

“Yorkshire & Lexington Towers Major Decision” means:

(i)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the Yorkshire & Lexington Towers Mortgaged Properties;

(ii) any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the Yorkshire & Lexington Towers Whole Loan or any extension of the maturity date of the Yorkshire & Lexington Towers Whole Loan;

(iii) any modification of, or waiver with respect to, the Yorkshire & Lexington Towers Whole Loan that would result in a discounted pay-off of the Yorkshire & Lexington Towers Subordinate Companion Loan;

(iv) any sale of the Yorkshire & Lexington Towers Mortgage Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price;

(v)  any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(vi) any release of collateral or any acceptance of substitute or additional collateral for the Yorkshire & Lexington Towers Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii) any (1) waiver of a “due on sale” or “due on encumbrance” clause with respect to the Yorkshire & Lexington Towers Whole Loan, (2) consent to such a waiver, (3) consent to a transfer of the Yorkshire & Lexington Towers Mortgaged Properties or interests in the applicable borrower or (4) consent or approval related to the incurrence of additional debt by the applicable borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(viii) any amendment, modification or termination of any management agreement, any property management company changes including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(ix)  releases of any material amounts from any escrow amounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this clause (ix));

(x) any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the Yorkshire & Lexington Towers Whole Loan borrower or any guarantor or indemnitor) releasing a Yorkshire & Lexington Towers Whole Loan borrower or any guarantor or indemnitor from liability under the mortgage loan documents (other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion);

(xi) the determination of the special servicer pursuant to a servicing transfer event;

(xii) following an event of default under the Yorkshire & Lexington Towers Whole Loan, any exercise of a remedy on the Yorkshire & Lexington Towers Whole Loan or any acceleration of the Yorkshire & Lexington Towers Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents or with respect to the related borrower or the Yorkshire & Lexington Towers Mortgaged Properties;

(xiii) any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the Yorkshire & Lexington Towers Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the Yorkshire & Lexington Towers Whole Loan;

(xiv) any determination of an Acceptable Insurance Default;

(xv)  any proposed modification or waiver of any material provision in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the applicable borrower;

(xvi) the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the applicable borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xvii) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Yorkshire & Lexington Towers Mortgaged Properties, in each case to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xviii) any approval of a major lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the mortgage loan documents); and

(xix)  the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans has expired or been waived.

The consultation rights described above will expire ten (10) business days following the delivery by the applicable master servicer or special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the consultation rights described above, the applicable master servicer or special servicer will be permitted to implement any major decision or any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans. Neither the applicable master servicer nor special servicer will be obligated at any time to follow or take any alternative actions recommended in the course of such consultations.

The consultation rights of the issuing entity as holder of the Yorkshire & Lexington Towers Mortgage Loan will be exercisable by the Directing Certificateholder for so long as a Consultation Termination Event has not occurred and is continuing and the Yorkshire & Lexington Towers Mortgage Loan is not an Excluded Loan.

The Yorkshire & Lexington Towers Whole Loan Directing Holder

Pursuant to the Yorkshire & Lexington Towers Intercreditor Agreement, the Yorkshire & Lexington Towers Whole Loan Directing Holder with respect to the Yorkshire & Lexington Towers Whole Loan, as of any date of determination, will be:

●	the Yorkshire & Lexington Towers Controlling Subordinate Companion Noteholder, unless a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing; and

●	the holder of the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan or its designee if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing.

After the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date at any time the holder of the Yorkshire & Lexington Towers Lead Pari Passu Companion Loan is the Yorkshire & Lexington Towers Whole Loan Directing Holder, the rights of the Yorkshire & Lexington Towers Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class,” to the extent provided in the Yorkshire & Lexington Towers Pooling and Servicing Agreement.

A “Yorkshire & Lexington Towers Control Appraisal Period“ will mean a period that exists with respect to the Yorkshire & Lexington Towers Subordinate Companion Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Yorkshire & Lexington Towers Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Yorkshire & Lexington Towers Whole Loan that is allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan and (z) any losses realized with respect to the Yorkshire & Lexington Towers Mortgaged Properties or the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Yorkshire & Lexington Towers Subordinate Companion Noteholders.

The Yorkshire & Lexington Towers Controlling Subordinate Companion Noteholders are entitled to avoid its applicable Yorkshire & Lexington Towers Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a Yorkshire & Lexington Towers Control Appraisal Period that is deemed to have occurred as a result of any borrower related party holding an interest in the Yorkshire & Lexington Towers Subordinate Companion Loan or the existence of any circumstances that would otherwise permit any borrower related party to exercise the rights of the Yorkshire & Lexington Towers Subordinate Companion Loan as Directing Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the master servicer or the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution in a form acceptable to the master servicer or special servicer that meets the rating requirements as described in the Yorkshire & Lexington Towers Intercreditor Agreement (either (x) or (y), the “Yorkshire & Lexington Towers Threshold Event Collateral“) in an amount that, when added to the appraised value of the Yorkshire & Lexington Towers Mortgaged Properties as used to calculate any Appraisal Reduction Amount for the Yorkshire & Lexington Towers Whole Loan pursuant to the Yorkshire & Lexington Towers Pooling and Servicing Agreement, would reduce such Appraisal Reduction Amount enough to cause the applicable Yorkshire & Lexington Towers Control Appraisal Period not to exist.

Cure Rights

In the event that the Yorkshire & Lexington Towers borrower fails to make any payment of a liquidated sum of money due on the Yorkshire & Lexington Towers Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Yorkshire & Lexington Towers Whole Loan, the Yorkshire & Lexington Towers Subordinate Companion Noteholder will have the right to cure such event of default subject to certain limitations set forth in the Yorkshire & Lexington Towers Intercreditor Agreement. The Yorkshire & Lexington Towers Subordinate Companion Noteholder will be limited to, in the aggregate, six (6) cure payments over the life of the Yorkshire & Lexington Towers Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. So long as the Yorkshire & Lexington Towers Subordinate Companion Noteholder is permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the Yorkshire & Lexington Towers Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Yorkshire & Lexington Towers Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Yorkshire & Lexington Towers Whole Loan has occurred and is continuing, the Yorkshire & Lexington Towers Subordinate Companion Noteholder will have the option to purchase the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans, (b) accrued and unpaid interest on the Yorkshire & Lexington Towers Mortgage Loan and Yorkshire & Lexington Towers Pari Passu Companion Loans through the end of the related interest accrual period, (c) any other amounts due under the Yorkshire & Lexington Towers Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in the Yorkshire & Lexington Towers Intercreditor Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) (i) if the borrower or borrower related party is the purchaser or (ii) if the Yorkshire & Lexington Towers Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Yorkshire & Lexington Towers Intercreditor Agreement, any liquidation or workout fees payable under the Yorkshire & Lexington Towers Pooling and Servicing Agreement with respect to the Yorkshire & Lexington Towers Whole Loan, and (g) certain additional amounts to the extent provided for in the Yorkshire & Lexington Towers Intercreditor Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Yorkshire & Lexington Towers Intercreditor Agreement, if the Yorkshire & Lexington Towers Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the Yorkshire & Lexington Towers Mortgage Loan in accordance with the Yorkshire & Lexington Towers Pooling and Servicing Agreement, then such special servicer will be required to sell the Yorkshire & Lexington Towers Pari Passu Companion Loans (but not the Yorkshire & Lexington Towers Subordinate Companion Loan) together with the Yorkshire & Lexington Towers Mortgage Loan as one whole loan. Notwithstanding the foregoing, if the Yorkshire & Lexington Towers Whole Loan becomes a defaulted mortgage loan, the applicable special servicer under the Yorkshire & Lexington Towers Pooling and Servicing Agreement will not be permitted to sell the Yorkshire & Lexington Towers Whole Loan without the written consent of each Yorkshire & Lexington Towers Pari Passu Companion Noteholder (provided that such consent is not required if such Yorkshire & Lexington Towers Pari Passu Companion Noteholder is the borrower or an affiliate of the borrower) unless such special servicer has delivered to such Yorkshire & Lexington Towers Pari Passu Companion Noteholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Yorkshire & Lexington Towers Mortgaged Properties, and any documents in the servicing file reasonably requested by a Yorkshire & Lexington Towers Pari Passu Companion Noteholder that are material to the price of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any master servicer or applicable special servicer in connection with the proposed sale; provided that a Yorkshire & Lexington Towers Pari Passu Companion Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the Yorkshire & Lexington Towers Pooling and Servicing Agreement, each holder of a Yorkshire & Lexington Towers Pari Passu Companion Loan (or its representative), will be permitted to submit an offer at any sale of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the Yorkshire & Lexington Towers Intercreditor Agreement, the Yorkshire & Lexington Towers Controlling Subordinate Companion Noteholder (other than during a Yorkshire & Lexington Towers Control Appraisal Period) will have the right, with or without cause, to replace the applicable special servicer then acting with respect to the Yorkshire & Lexington Towers Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer. During a Yorkshire & Lexington Towers Control Appraisal Period, the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or the applicable Certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace such special servicer then acting with respect to the Yorkshire & Lexington Towers Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer, as described under “Pooling and Servicing Agreement—The Directing Holder—Replacement of Special Servicer” in this prospectus.

Centre 425 Bellevue Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Centre 425 Bellevue, representing approximately 5.4% of the Initial Pool Balance (the “Centre 425 Bellevue Mortgage Loan”), is part of the Centre 425 Bellevue Whole Loan (as defined below) comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Centre 425 Bellevue Mortgaged Property”).

The Centre 425 Bellevue Mortgage Loan is evidenced by a senior pari passu promissory note A-2 with a Cut-off Date Balance of $40,000,000. The related Pari Passu Companion Loan evidenced by the promissory note A-1 with an original principal balance of $10,000,0000 (the “Centre 425 Bellevue Lead Pari Passu Companion Loan”). The related Pari Passu Companion Loan evidenced by promissory note A-3 with an original principal balance of $44,000,000 (the “Centre 425 Bellevue Non-Controlling Pari Passu Companion Loan” and, together with the Centre 425 Bellevue Lead Pari Passu Companion Loan the “Centre 425 Bellevue Pari Passu Companion Loans”). The Centre 425 Bellevue Pari Passu Companion Loans, together with the Centre 425 Bellevue Mortgage Loan, are collectively referred to as the “Centre 425 Bellevue Senior Loans”. The Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Pari Passu Companion Loan are pari passu with each other in terms of priority. There is also one Subordinate Companion Loan (the “Centre 425 Bellevue Subordinate Companion Loan”), evidenced by the subordinate promissory note B with an original principal balance of $114,450,000. Neither of the Centre 425 Bellevue Subordinate Companion Loan or the Centre 425 Bellevue Pari Passu Companion Loan will be included in the issuing entity. The Centre 425 Bellevue Subordinate Companion Loan, together with the Centre 425 Bellevue Pari Passu Companion Loan, are referred to in this prospectus as the “Centre 425 Bellevue Companion Loans” and the Centre 425 Bellevue Mortgage Loan, together with the Centre 425 Bellevue Companion Loans, are referred to in this prospectus as the “Centre 425 Bellevue Whole Loan“.

Servicing

Prior to the date that the Centre 425 Bellevue Lead Pari Passu Companion Loan and the Centre 425 Bellevue Subordinate Companion Loan are included in a securitization trust (the “Centre 425 Bellevue Lead Pari Passu Companion Loan Securitization Date”), the Centre 425 Bellevue Whole Loan will be serviced pursuant to the pooling and servicing agreement and the terms of the Centre 425 Bellevue Intercreditor Agreement.

After the Centre 425 Bellevue Lead Pari Passu Companion Loan Securitization Date, the Centre 425 Bellevue Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of the Centre 425 Bellevue Lead Pari Passu Companion Loan and the terms of the Centre 425 Bellevue Intercreditor Agreement. As used herein, “Centre 425 Bellevue Pooling and Servicing Agreement” refers to (i) prior to the Centre 425 Lead Bellevue Pari Passu Companion Loan Securitization Date, the pooling and servicing agreement entered into in connection with this securitization transaction, and (ii) on or after the Centre 425 Bellevue Lead Pari Passu Companion Loan Securitization Date, the pooling and servicing agreement entered into in connection with the securitization of the Centre 425 Bellevue Lead Pari Passu Companion Loan. In servicing the Centre 425 Bellevue Whole Loan, the servicing standard set forth in the Centre 425 Bellevue

Pooling and Servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests, as a collective whole, of the certificateholders as the holder of the Centre 425 Bellevue Mortgage Loan, the holders of the Centre 425 Bellevue Pari Passu Companion Loans and the holder of the Centre 425 Bellevue Subordinate Companion Loan (taking into account the subordinate nature of the Centre 425 Bellevue Subordinate Companion Loan).

The Centre 425 Bellevue Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Centre 425 Bellevue Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Centre 425 Bellevue Intercreditor Agreement, the holder of the Centre 425 Bellevue Subordinate Companion Loan (the “Centre 425 Bellevue Subordinate Companion Loan Holder”) have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The Centre 425 Bellevue Intercreditor Agreement sets forth the respective rights of the holders of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Companion Loans with respect to distributions of funds received in respect of the Centre 425 Bellevue Whole Loan, and provides, in general, that:

●	the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Centre 425 Bellevue Subordinate Companion Loan is, generally, junior, subject and subordinate to the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans, and the rights of the holder of the Centre 425 Bellevue Subordinate Companion Loan to receive payments with respect to the Centre 425 Bellevue Whole Loan is, junior, subject and subordinate to the rights of the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans (as further described below) to receive payments with respect to the Centre 425 Bellevue Whole Loan;

●	all expenses and losses relating to the Centre 425 Bellevue Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of the Centre 425 Bellevue Subordinate Companion Loan and second to the issuing entity, as holder of the Centre 425 Bellevue Mortgage Loan, and the holder of the Centre 425 Bellevue Pari Passu Companion Loans on a pro rata and pari passu basis;

●	if no Centre 425 Bellevue Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Centre 425 Bellevue Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Centre 425 Bellevue Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans (other than default interest) to the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to each of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans, an amount equal to its respective percentage interests of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, to the extent the Centre 425 Bellevue Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the Centre 425 Bellevue Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the Centre 425 Bellevue Subordinate Companion Loan Holder for all such cure payments;

Fourth, to pay accrued and unpaid interest on the Centre 425 Bellevue Subordinate Companion Loan (other than default interest) to the Centre 425 Bellevue Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fifth, to the Centre 425 Bellevue Subordinate Companion Loan Holder first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its note principal balance has been reduced to zero;

Sixth, to pay any yield maintenance premium then due and payable on the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Centre 425 Bellevue Subordinate Companion Loan;

Seventh, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Centre 425 Bellevue Pooling and Servicing Agreement, including, without limitation, to compensate the master servicer or special servicer as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans and the Centre 425 Bellevue Subordinate Companion Loan Holder, pro rata, based on their respective initial note principal balances;

Eighth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans at the applicable default rate, and (B) to the Centre 425 Bellevue Subordinate Companion Loan Holder in an amount calculated on the note principal balance of the Centre 425 Bellevue Subordinate Companion Loan at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the master servicer or special servicer, as applicable, pursuant to the Centre 425 Bellevue Pooling and Servicing Agreement; and

Ninth, if any excess amount is available to be distributed in respect of the Centre 425 Bellevue Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through sixth, any remaining amount will be paid pro rata to each holder of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu

Companion Loans and the Centre 425 Bellevue Subordinate Companion Loan based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the Centre 425 Bellevue Whole Loan, (ii) a non-monetary event of default as to which the Centre 425 Bellevue Whole Loan becomes a specially serviced loan (other than as a result of an expected default) or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holders of the Centre 425 Bellevue Subordinate Companion Loan (or a designee of such holder) have not exercised their cure rights under the Centre 425 Bellevue Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “Centre 425 Bellevue Sequential Pay Event”), amounts tendered by the borrower and otherwise available for payment on the Centre 425 Bellevue Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans (other than default interest) to the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loan, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the Centre 425 Bellevue Subordinate Companion Loan (other than default interest) to the Centre 425 Bellevue Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to the holders of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Pari Passu Companion Loans, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fifth, to the extent the Centre 425 Bellevue Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the Centre 425 Bellevue Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the Centre 425 Bellevue Subordinate Companion Loan Holder for all such cure payments;

Sixth, to the holders of the Centre 425 Bellevue Subordinate Companion Loan, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its respective note principal balance has been reduced to zero;

Seventh, to pay any yield maintenance premium then due and payable on the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Centre 425 Bellevue Subordinate Companion Loan and finally, the Centre 425 Bellevue Subordinate Companion Loan;

Eighth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Centre 425 Bellevue Pooling and Servicing agreement, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans and the Centre 425 Bellevue Subordinate Companion Loan, pro rata, based on their respective initial note principal balances;

Ninth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans at the applicable default rate, and (B) to the holder of the Centre 425 Bellevue Subordinate Companion Loan in an amount calculated on the note principal balance of the Centre 425 Bellevue Subordinate Companion Loan at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the master servicer or special servicer, as applicable, pursuant to the Centre 425 Bellevue Pooling and Servicing agreement; and

Tenth, if any excess amount is available to be distributed in respect of the Centre 425 Bellevue Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to each holder of the Centre 425 Bellevue Mortgage Loan and Centre 425 Bellevue Pari Passu Companion Loans and Centre 425 Bellevue Subordinate Companion Loan based on their respective initial note principal balances.

The Directing Holder

The Centre 425 Bellevue Directing Holder. The controlling noteholder (the “Centre 425 Bellevue Directing Holder”) under the Centre 425 Bellevue Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the Centre 425 Bellevue Subordinate Companion Loan;

●	if a Centre 425 Bellevue Control Appraisal Period has occurred and is continuing, holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan

At any time after the Centre 425 Bellevue Lead Pari Passu Companion Loan or the Centre 425 Bellevue Subordinate Companion Loan is included in a securitization Date, the rights of the Centre 425 Bellevue Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class,” to the extent provided in the Centre 425 Bellevue Pooling and Servicing Agreement.

A “Centre 425 Bellevue Control Appraisal Period” will exist with respect to the Centre 425 Bellevue Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the Centre 425 Bellevue Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Centre 425 Bellevue Subordinate Companion Loan, (y) any appraisal reduction amount for the Centre 425 Bellevue Whole Loan that is allocated to the Centre 425 Bellevue Subordinate Companion Loan and (z) any losses realized with respect to the Centre 425 Bellevue Mortgaged Property or the Centre 425 Bellevue Whole Loan that are allocated to the Centre 425 Bellevue Subordinate Companion Loan, plus (iii) the Centre 425 Bellevue Subordinate Companion Loan Threshold Event

Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Centre 425 Bellevue Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Centre 425 Bellevue Subordinate Companion Loan Holder; or (2) any interest in the Centre 425 Bellevue Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the Centre 425 Bellevue Subordinate Companion Loan Holder as the Centre 425 Bellevue Directing Holder.

At any time that the Centre 425 Bellevue Subordinate Companion Loan is not included in a securitization, the holder of the Centre 425 Bellevue Subordinate Companion Loan is entitled to avoid a Centre 425 Bellevue Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Pari Passu Companion Loans and acceptable to, the master servicer or special servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Centre 425 Bellevue Intercreditor Agreement (either (x) or (y), the “Centre 425 Bellevue Subordinate Companion Loan Threshold Event Collateral”, and (ii) the Centre 425 Bellevue Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Centre 425 Bellevue Control Appraisal Period not to exist.

Consultation and Control

The master servicer and special servicer will be required to notify the Centre 425 Bellevue Directing Holder (as defined above) (or its designee) and receive written consent with major decisions, as defined in the Centre 425 Bellevue Intercreditor Agreement (“Centre 425 Bellevue Major Decisions”).

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the Centre 425 Bellevue Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Centre 425 Bellevue Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Centre 425 Bellevue Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the Centre 425 Bellevue Intercreditor Agreement or the PSA.

In addition, pursuant to the terms of the Centre 425 Bellevue Intercreditor Agreement, after a Centre 425 Bellevue Control Appraisal Period (and for so long as such Centre 425 Bellevue Control Appraisal Period remains in effect), and following the Centre 425 Bellevue Lead Pari Passu Companion Loan Securitization Date, (1) the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or the special servicer acting on its behalf) will be required to provide to the holder of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Non-Lead Pari Passu Companion Loan (i) notice, information and reports with respect to any Centre 425 Bellevue Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the securitization trust pursuant to the Centre 425 Bellevue Pooling and Servicing Agreement) without regard to whether a control termination event has occurred) and (ii) a summary of the asset status report relating to the Centre 425 Bellevue Whole Loan and (2) the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or the special servicer acting on its behalf) will be required to consult with the holder of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Non-Lead Pari Passu Companion Loan (or their representatives) on a non-binding basis with respect to any such Centre 425 Bellevue Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the Centre 425 Bellevue Whole Loan, and consider alternative actions recommended by the holders of the Centre 425 Bellevue Mortgage Loan (or its representative); provided that after the expiration of a period of 10 business days from the delivery to the holder of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Non-Lead Pari Passu Companion Loan (or their representatives) by the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan of written notice of a proposed action, together with copies of the notice, information and report required to be provided, the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or the special servicer acting on its behalf) will no longer be obligated to consult with such holder of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Non-Lead Pari Passu Companion Loan (or their representatives), whether or not such holder of the Centre 425 Bellevue Mortgage Loan (or its representative) has responded within such 10 business day consultation period (unless, the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or the master servicer or the special servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holder of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Non-Lead Pari Passu Companion Loan (or their representatives) described above, the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or special servicer acting on its behalf) may make any Centre 425 Bellevue Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or special servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Centre 425 Bellevue Whole Loan. The holder of the Centre 425 Bellevue Lead Pari Passu Companion Loan (or master servicer or special servicer, acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holder of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Non-Lead Pari Passu Companion Loan (or their representatives).

Cure Rights

At any time that the Centre 425 Bellevue Subordinate Companion Loan is not included in a securitization, in the event that the related borrower fails to make any payment of principal or interest on the Centre 425 Bellevue Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the Centre 425 Bellevue Street Whole Loan, the Centre 425 Bellevue Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Centre 425 Bellevue Street Intercreditor Agreement. The Centre 425 Bellevue Subordinate Companion Loan Holder will be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the Centre 425 Bellevue Street Whole Loan. So long as the holder of the Centre 425 Bellevue Subordinate Companion Loan is permitted to cure payment with respect to a non-monetary event of default, and is diligently and expeditiously prosecuting such cure, under the Centre 425 Bellevue Street Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Centre 425 Bellevue Street Whole Loan to special servicing or exercising remedies.

Purchase Option

At any time that the Centre 425 Bellevue Subordinate Companion Loan is not included in a securitization, if an event of default with respect to the Centre 425 Bellevue Whole Loan has occurred and is continuing, then, upon written notice from the Centre 425 Bellevue Subordinate Companion Loan Holder (“Note Holder Purchase Option Notice”), such holder will have the right to purchase the Centre 425 Bellevue Senior Loans for the purchase price provided in the Centre 425 Bellevue Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The right of the Centre 425 Bellevue Subordinate Companion Loan Holder to purchase the Centre 425 Bellevue Senior Loans, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Centre 425 Bellevue Mortgaged Property (and special servicer is required to give the Centre 425 Bellevue Subordinate Companion Loan Holder fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the Centre 425 Bellevue Mortgaged Property is transferred to the special servicer (or another nominee on behalf of the special servicer) less than fifteen (15) days after the acceleration of the Centre 425 Bellevue Whole Loan, the holders of the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Pari Passu Companion Loans must notify the Centre 425 Bellevue Subordinate Companion Loan Holder of such transfer, and the Centre 425 Bellevue Subordinate Companion Loan Holder will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the Centre 425 Bellevue Subordinate Companion Loan Holder will be obligated to purchase the Centre 425 Bellevue Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Centre 425 Bellevue Intercreditor Agreement, if an event of default has occurred and is continuing, and if the special servicer determines to sell the Centre 425 Bellevue Mortgage Loan and the Centre 425 Bellevue Companion Loans, then the special servicer will have the right and obligation to sell the Centre 425 Bellevue Mortgage Loan together with the Centre 425 Bellevue Companion Loans as notes evidencing one whole loan in accordance with the terms of the Centre 425 Bellevue Intercreditor Agreement and the pooling and servicing agreement, subject to the applicable consent rights of the Centre 425 Bellevue Directing Holder. In connection with any such sale, the special servicer will be required to follow the procedures set forth in the Centre 425 Bellevue Intercreditor Agreement and the pooling and servicing agreement, including the provision that requires fifteen (15) business days’ prior written notice to the holder of the Centre 425 Bellevue Subordinate Companion Loan of the special servicer’s intention to sell the Centre 425 Bellevue Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Centre 425 Bellevue Intercreditor Agreement, the Centre 425 Bellevue Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Centre 425 Bellevue

Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Centre 425 Bellevue Mortgage Loan, the Centre 425 Bellevue Pari Passu Companion Loans and the Centre 425 Bellevue Subordinate Companion Loan (or their representatives).

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to a Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the applicable Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA); provided that in connection with the Bass Pro & Cabela’s Whole Loan, certain payments of principal that are allocated to the A-3 Notes in the aggregate will not be allocated among the individual A-3 Notes on a pro rata and pari passu basis, but instead will generally be allocated in the manner set forth in the mortgage loan documents, and are described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than Servicing Shift Whole Loans on or after the applicable Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder (or equivalent party) under the related Non-Serviced PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including a Servicing Shift Whole Loan after the applicable Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

Burbank Office Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Burbank Office Portfolio, representing approximately 5.4% of the Initial Pool Balance, with a Cut-off Date Balance of $40,000,000 (the “Burbank Office Portfolio Mortgage Loan”), is part of a whole loan comprised of 11 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Burbank Office Portfolio Mortgaged Properties”). The “Burbank Office Portfolio Whole Loan” is evidenced by: (i) two pari passu promissory notes designated as Note A-2-C1-A and Note A-2-C2-C, that collectively evidence the Burbank Office Portfolio Mortgage Loan; (ii) four pari passu promissory notes designated as Note A-1-S, Note A-2-S, A-1-C1 and Note A-2-C1-B, having an aggregate outstanding principal balance as of the Cut-off Date of $249,000,000 (the “Burbank Office Portfolio Standalone Pari Passu Companion Loans”) each of which are generally pari passu in right of payment with the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan (as defined below); (iii) three pari passu promissory notes designated as Note A-1-C2, Note A-2-C2-A, Note A-2-C2-B and Note A-2-C2-C, having an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000 (the “Burbank Office Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the Burbank Office Portfolio Standalone Pari Passu Companion Loans, the “Burbank Office Portfolio Pari Passu Companion Loans”), which are generally pari passu in right of payment with the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Standalone Pari Passu Companion Loans; and (iv) two promissory notes designated as Note B-1 and Note B-2, having an aggregate outstanding principal balance as of the Cut-off Date of $281,000,000 (the “Burbank Office Portfolio Subordinate Companion Loans” and, together with the Burbank Office Portfolio Pari Passu Companion Loans, the “Burbank Office Portfolio Companion Loans”), which are subordinate in right of payment in respect of each of the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans. The Burbank Office Portfolio Standalone Pari Passu Companion Loans and the Burbank Office Portfolio Subordinate Companion Loans are collectively referred to as the “Burbank Office Portfolio Standalone Companion Loans”.

Only the Burbank Office Portfolio Mortgage Loan is included in the Issuing Entity. Each of the Burbank Office Portfolio Standalone Companion Loans is included in the DBUBS 2017-BRBK Mortgage Trust. One of the Burbank Office Portfolio Non-Standalone Pari Passu Companion Loans is currently being held by Deutsche Bank AG, New York Branch and two of the Burbank Office Portfolio Non-Standalone Pari Passu Companion Loans are currently being held by UBS AG, New York Branch.

The holders of the Burbank Office Portfolio Whole Loan (the “Burbank Office Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Burbank Office Portfolio Noteholder (the “Burbank Office Portfolio Intercreditor Agreement”).

“Note A” means, individually or collectively, Note A-1-S, Note A-1-C1, Note A-1-C2, Note A-2-S, Note A-2-C1-A, Note A-2-C1-B, Note A-2-C2-A, Note A-2-C2-B and Note A-2-C2-C, as the context requires.

“Note B” means, individually or collectively, Note B-1 and Note B-2, as the context requires.

Servicing

As of the Closing Date, the Burbank Office Portfolio Whole Loan is serviced by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “DBUBS 2017-BRBK Master Servicer”), and specially serviced by AEGON USA Realty Advisors, LLC, as special servicer (the “DBUBS 2017-BRBK Special Servicer”), pursuant to the trust and servicing agreement, to be dated as of October 1, 2017 (the “DBUBS 2017-BRBK TSA”), between the Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “DBUBS 2017-BRBK Depositor”, the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Special Servicer, Wilmington Trust, National Association, as trustee (in such capacity, the “DBUBS 2017-BRBK Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (in such capacity, the “DBUBS 2017-BRBK Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “DBUBS 2017-BRBK Operating Advisor”) in connection with the DBUBS 2017-BRBK Mortgage Trust (into which each of the Burbank Office Portfolio Standalone Companion Loans was deposited), and, subject to the terms of the Burbank Office Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Burbank Office Portfolio Noteholder will be effected in accordance with the DBUBS 2017-BRBK TSA and the Burbank Office Portfolio Intercreditor Agreement.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Burbank Office Portfolio Mortgage Loan (but not on the Burbank Office Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The DBUBS 2017-BRBK Master Servicer or DBUBS 2017-BRBK Trustee, as applicable, will be obligated to make servicing advances with respect to the Burbank Office Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the DBUBS 2017-BRBK TSA.

Distributions

The Burbank Office Portfolio Intercreditor Agreement sets forth the respective rights of the holders of the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Companion Loans with respect to distributions of funds received in respect of the related Burbank Office Portfolio Whole Loan, and provides, in general, that:

●	the Burbank Office Portfolio Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans, and the right of the holders of the Burbank Office Portfolio Subordinate Companion Loans (the “Burbank Office Portfolio Subordinate Companion Loan Holders”) to receive payments with respect to the Burbank Office Portfolio Subordinate Companion Loans is, to the extent set forth in the Burbank Office Portfolio Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans to receive payments with respect to the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans.

●	prior to calculating any amounts of interest or principal due to the holders of the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans, the principal balance of the Burbank Office Portfolio Subordinate Companion Loans will be reduced (but not below zero) by any realized loss with respect to the Burbank Office Portfolio Whole Loan, and after the principal balance of the Burbank Office Portfolio Subordinate Companion Loans has been reduced to zero, the principal balances of the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (in each case, not below zero) by any realized loss with respect to the Burbank Office Portfolio Whole Loan.

●	If no (i) event of default with respect to an obligation of the borrower to pay money due under the Burbank Office Portfolio Whole Loan or (ii) non-monetary event of default pursuant to which the Burbank Office Portfolio Whole Loan becomes a specially serviced loan (a “Burbank Office Portfolio Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Special Servicer, as applicable) will be distributed as follows:

first, (A) first, to each Note A holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee and, if applicable, the master servicer or the trustee under any PSA relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Burbank Office

Portfolio Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the master servicer or the trustee from general collections on the related Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note A holder (or the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Special Servicer or the DBUBS 2017-BRBK Trustee) and the holders of the Burbank Office Portfolio Non-Standalone Pari Passu Companion Loans (or the master servicers or trustees of the related securitizations), up to the amount of any nonrecoverable monthly payment advances or analogous concept under any PSA relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to each Note B holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee), up to the amount of any nonrecoverable monthly payment advances with respect to Note B, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of Note B, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) fourth, to the holders of the Burbank Office Portfolio Standalone Companion Loans (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee) up to the amount of any nonrecoverable administrative advances with respect to the Burbank Office Portfolio Standalone Companion Loans, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Burbank Office Portfolio Standalone Companion Loans) that remain unreimbursed (together with interest thereon at the applicable advance rate);

second, (A) first, to each Note A holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to the extent Note B is included in the DBUBS 2017-BRBK Mortgage Trust, to each Note B holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee, as applicable) (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of the Note A or Note B holder (or the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Special Servicer or the DBUBS 2017-BRBK Trustee), as applicable, with respect to the Burbank Office Portfolio Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the DBUBS 2017-BRBK TSA;

third, to Note A and Note B (or the DBUBS 2017-BRBK Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrowers), and then to Note A and Note B (or the DBUBS 2017-BRBK Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Burbank Office Portfolio Whole Loan under the DBUBS 2017-BRBK TSA;

fourth, pari passu to Note A, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to Note A, on a pro rata basis, up to an amount equal to all such payments and prepayments of principal, until the related principal balances have been reduced to zero;

sixth, if the proceeds of any foreclosure sale or any liquidation of the Burbank Office Portfolio Whole Loan or the Burbank Office Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each Note A holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A, plus interest thereon at the Note interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

seventh, to the extent Note B is not included in the DBUBS 2017-BRBK Mortgage Trust, to each Note B holder, up to the amount of any unreimbursed costs paid or any costs currently payable by such Note B holder with respect to the Burbank Office Portfolio Whole Loan pursuant to the Burbank Office Portfolio Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances made by such B Note holder and any cure payment made by such Note B holder pursuant to the Burbank Office Portfolio Intercreditor Agreement, on a pro rata basis based on the amount of any reimbursed costs previously allocated to each such holder;

eighth, pari passu, to Note B, up to an amount equal to the accrued and unpaid interest on the principal balance of Note B at the interest rate on Note B, net of the servicing fee rate on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

ninth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to Note B on a pro rata basis, up to an amount equal to all such payments and prepayments of principal, until the principal balance has been reduced to zero;

tenth, to Note B, on a pro rata and pari passu basis (based on the amount of Realized Losses previously allocated to each such Note), in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B, plus interest thereon at the interest rate on Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B;

eleventh, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrowers, (ii) in excess of interest accrued on the principal balance at the Burbank Office Portfolio Whole Loan interest rate and (iii) not required to be paid to the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Trustee or the DBUBS 2017-BRBK Special Servicer, the master servicer or the trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization, pro rata

(based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance at the excess of (x) the Note B default rate over (y) the Note B interest rate;

twelfth, pro rata and pari passu, to each Note A, any prepayment premium allocable to any prepayment of the related Note A, and then to Note B, pro rata and pari passu, any prepayment premium allocable to any prepayment of Note B, to the extent actually paid by the borrower;

thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Trustee or the DBUBS 2017-BRBK Special Servicer, the master servicer or the trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization), to: (i) Note A its percentage interest of any assumption fees and penalty charges and (ii) Note B its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the DBUBS 2017-BRBK Noteholders pro rata and pari passu in accordance with their respective initial percentage interests.

The DBUBS 2017-BRBK Master Servicer and the DBUBS 2017-BRBK Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the DBUBS 2017-BRBK TSA.

After the occurrence of and during the continuance of a Burbank Office Portfolio Triggering Event of Default, all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Special Servicer, as applicable) will be distributed as follows:

first, (A) first, to each Note A holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee and, if applicable, the master servicer or the trustee under any PSA relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the master servicer or trustee from general collections on the applicable Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note A holder (or the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Special Servicer or the DBUBS 2017-BRBK Trustee) and the holders of the Burbank Office Portfolio Non-Standalone Pari Passu Companion Loans (or the master servicers or trustees of the related securitizations), up to the amount of any nonrecoverable monthly payment advances with respect to Note A, on a pro rata and pari passu basis (based on the total outstanding principal balance of Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or

Reimbursement Rate), (C) third, to each Note B holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee) up to the amount of any nonrecoverable monthly payment advances with respect to Note B, on a pro rata and pari passu basis (based on the total outstanding principal balance of Note B) that remain unreimbursed (together with interest thereon at the applicable rate) and (D) fourth, to the Holders of the Burbank Office Portfolio Standalone Companion Loans (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee) up to the amount of any nonrecoverable administrative advances with respect to the Burbank Office Portfolio Standalone Companion Loans, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Burbank Office Portfolio Standalone Companion Loans) that remain unreimbursed (together with interest thereon at the applicable advance rate);

second, (A) first, to each Note A holder (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to the extent Note B is included in the DBUBS 2017-BRBK Mortgage Trust, to each Note B holder on a pro rata and pari passu basis (or the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Trustee, as applicable) (based on the unreimbursed costs paid or payable), in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Note A or Note B (or the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Special Servicer or the DBUBS 2017-BRBK Trustee), as applicable, with respect to the Burbank Office Portfolio Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the DBUBS 2017-BRBK TSA with respect to Note A or Note B, as applicable, to the extent reimbursements for such amounts are permitted under the DBUBS 2017-BRBK TSA;

third, to the Note A and the Note B (or the DBUBS 2017-BRBK Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrowers), and then to the Note A and the Note B (or the DBUBS 2017-BRBK Special Servicer), any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Burbank Office Portfolio Whole Loan under the DBUBS 2017-BRBK TSA;

fourth, pari passu to Note A, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

fifth, pari passu to Note B, up to an amount equal to the accrued and unpaid interest on the principal balance at the interest rate on Note B, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

sixth, pari passu to Note A, on a pro rata basis, in an amount equal to the outstanding principal balance of each such Note, until the related principal balances have been reduced to zero;

seventh, if the proceeds of any foreclosure sale or any liquidation of the Burbank Office Portfolio Whole Loan or the Burbank Office Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to Note A, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A, plus interest thereon at the related Note interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

eighth, to the extent Note B is not included in the DBUBS 2017-BRBK Mortgage Trust, to each Note B holder (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable by such Note B holder with respect to the Burbank Office Portfolio Whole Loan pursuant to the Burbank Office Portfolio Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances made by such B Note holder and any cure payment made by such Note B holder pursuant to the Burbank Office Portfolio Intercreditor Agreement, on a pro rata and pari passu basis based on the amount of any reimbursed costs previously allocated to each such holder;

ninth, pari passu to Note B, on a pro rata basis, up to an amount equal to the outstanding principal balance of Note B, until the principal balance has been reduced to zero;

tenth, pari passu to Note B (based on the amount of Realized Losses previously allocated to each such Note), an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B, plus interest thereon at the interest rate on Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B;

eleventh, pro rata and pari passu, to each Note A, any prepayment premium allocable to any prepayment of the related Note A, and then to Note B, pro rata and pari passu, any prepayment premium allocable to any prepayment of Note B, to the extent actually paid by the borrowers;

twelfth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrowers, (ii) in excess of interest accrued on the principal balance at the Burbank Office Portfolio Whole Loan interest rate and (iii) not required to be paid to the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Trustee or the DBUBS 2017-BRBK Special Servicer, the master servicer or the trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance on such monthly payment date prior to the application of funds contemplated in clauses (i) through (xi) at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance on such monthly payment date prior to the application of funds contemplated in clauses (i) through (xv) at the excess of (x) the Note B default rate over (y) the Note B interest rate;

thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Trustee or the DBUBS 2017-BRBK Special Servicer, the

master servicer or trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Burbank Office Portfolio Non-Standalone Pari Passu Companion Loan securitization), to: (i) Note A its percentage interest of any assumption fees and penalty charges and (ii) Note B its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrowers; and

fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) will be distributed pro rata to the Notes in accordance with their respective initial percentage interests.

For the purpose of this “—Distributions” section, with respect to the Burbank Office Portfolio Mortgage Loan, the Burbank Office Portfolio Pari Passu Companion Loans and the Burbank Office Portfolio Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Burbank Office Portfolio Whole Loan.

In addition, solely for the purpose of this “—Distributions” section, the following terms have the meaning below:

A “Burbank Office Portfolio Debt Yield Trigger Period” commences upon the occurrence of (i) an event of default under the Burbank Office Portfolio Whole Loan or (ii) any non-monetary event of default under the Burbank Office Portfolio Whole Loan as to which the Burbank Office Portfolio Whole Loan becomes a specially serviced mortgage loan (which, for clarification does not include any “imminent event of default”). A Burbank Office Portfolio Debt Yield Trigger Cure Period will not exist to the extent a Note B holder is exercising its cure rights in accordance with the Burbank Office Portfolio Intercreditor Agreement or prior to the expiration of any cure period granted therein.

Consultation and Control

As of any date of determination, during a DBUBS 2017-BRBK Subordinate Control Period, the DBUBS 2017-BRBK Controlling Class Representative or its designee (such party, the “DBUBS 2017-BRBK Directing Holder”) will be the controlling holder under the Burbank Office Portfolio Intercreditor Agreement. As of the Closing Date, the DBUBS 2017-BRBK Directing Holder is expected to be Prima Capital Advisors LLC.

A “DBUBS 2017-BRBK Subordinate Control Period” means any period when the certificate balance of the DBUBS 2017-BRBK Mortgage Trust Class F certificates (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the Burbank Office Portfolio Standalone Companion Loans, then a DBUBS 2017-BRBK Subordinate Control Period will be deemed to then be in effect. If the DBUBS 2017-BRBK Directing Holder becomes a borrower related party, a DBUBS 2017-BRBK Subordinate Control Period will be deemed to be terminated (except for the purposes of determining whether the DBUBS 2017-BRBK Directing Holder or a DBUBS 2017-BRBK Controlling Class Certificateholder has the right to appoint the successor special servicer to a DB DBUBS 2017-BRBK Special Servicer that is a borrower related party).

A “DBUBS 2017-BRBK Subordinate Consultation Period” means any period when both (i) the certificate balance of the DBUBS 2017-BRBK Mortgage Trust Class F certificates (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of appraisal reduction amounts and collateral deficiency amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates. If the DBUBS 2017-BRBK Directing Holder becomes a borrower related party, a DBUBS 2017-BRBK Subordinate Consultation Period will be deemed to be terminated (except for the purposes of determining whether the DBUBS 2017-BRBK Directing Holder or a DBUBS 2017-BRBK Controlling Class Certificateholder has the right to appoint the successor special servicer to a DBUBS 2017-BRBK Special Servicer that is a borrower related party.

When the certificate balance of the DBUBS 2017-BRBK Mortgage Trust Class F Certificates (without regard to the application of appraisal reduction Amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the DBUBS 2017-BRBK Directing Holder will have no consent or consultation rights under the DBUBS 2017-BRBK TSA except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the DBUBS 2017-BRBK TSA.

Certain decisions to be made with respect to the Burbank Office Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the DBUBS 2017-BRBK TSA require the approval of the DBUBS 2017-BRBK Directing Holder.

The “DBUBS 2017-BRBK Controlling Class” will be, as of any time of determination, the DBUBS 2017-BRBK Mortgage Trust Class F or Class HRR Certificates so long as such class has an outstanding certificate balance (as reduced by any principal payments, realized losses, appraisal reduction amounts and collateral deficiency amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of such class or, if such class does not meet the preceding requirement, there will be no DBUBS 2017-BRBK Controlling Class.

A “DBUBS 2017-BRBK Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the DBUBS 2017-BRBK Controlling Class.

Neither the DBUBS 2017-BRBK Master Servicer nor the DBUBS 2017-BRBK Special Servicer will be permitted to follow any direction or objection provided by the DBUBS 2017-BRBK Directing Holder that would require or cause the DBUBS 2017-BRBK Master Servicer or the DBUBS 2017-BRBK Special Servicer to violate any provision of the Mortgage Loan documents, the DBUBS 2017-BRBK Intercreditor Agreement, applicable law or the DBUBS 2017-BRBK TSA, including without limitation the DBUBS 2017-BRBK Master Servicer’s or the DBUBS 2017-BRBK Special Servicer’s obligation to act in accordance with the servicing standard, or expose any certificateholder, the DBUBS 2017-BRBK Master Servicer, the DBUBS 2017-BRBK Special Servicer, the DBUBS 2017-BRBK Certificate Administrator, the DBUBS 2017-BRBK Trustee or the DBUBS 2017-BRBK Mortgage Trust or their affiliates, officers, directors or agent to any claim, suit or liability, result in the imposition of a tax upon the DBUBS 2017-BRBK Mortgage Trust or materially expand the scope of the DBUBS 2017-BRBK Master Servicer’s or the DBUBS 2017-BRBK Special Servicer’s responsibilities under the DBUBS 2017-BRBK.

Cure Rights

If the Burbank Office Portfolio Subordinate Companion Loans are no longer included in the DBUBS 2017-BRBK Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Burbank Office Portfolio Whole Loan, then the Burbank Office Portfolio Subordinate Companion Loan Holders will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Burbank Office Portfolio Subordinate Companion Loan Holders elect to cure a default by way of a payment of money (a “Cure Payment”), the Burbank Office Portfolio Subordinate Companion Loan Holders will be required to make such Cure Payment as directed by the DBUBS 2017-BRBK Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the Burbank Office Portfolio Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Burbank Office Portfolio Subordinate Companion Loan Holders and the applicable cure period has not expired and the Burbank Office Portfolio Subordinate Companion Loan Holders are permitted to cure under the terms of the Burbank Office Portfolio Intercreditor Agreement, the default will not be treated as a default or a Burbank Office Portfolio Triggering Event of Default (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the Burbank Office Portfolio Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Burbank Office Portfolio Mortgaged Properties, or (iii) for purposes of treating the Burbank Office Portfolio Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the Burbank Office Portfolio Subordinate Companion Loan Holders’ right to cure a default will be limited to 6 Cure Events over the life of the Burbank Office Portfolio Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the Burbank Office Portfolio Subordinate Companion Loan Holders’ exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option

If the Burbank Office Portfolio Subordinate Companion Loans are no longer included in the DBUBS 2017-BRBK Mortgage Trust and a Burbank Office Portfolio Triggering Event of Default has occurred and is continuing, then, upon written notice from the DBUBS 2017-BRBK Special Servicer of such occurrence (a “Repurchase Option Notice”), the Note B holder will have the right (and if all of the Burbank Office Portfolio Subordinate Companion Loan Holders provide such notice, then all of the Burbank Office Portfolio Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the DBUBS 2017-BRBK Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Burbank Office Portfolio Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Burbank Office Portfolio Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Properties, (c) the modification of the mortgage loan documents in accordance with the DBUBS 2017-BRBK TSA and the Burbank Office Portfolio Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Burbank Office Portfolio Mortgage Loan and Burbank Office Portfolio Pari Passu Companion Loans for the applicable purchase price provided in the Burbank Office Portfolio Intercreditor Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL (as defined below).

The DBUBS 2017-BRBK Special Servicer will be required to give the Burbank Office Portfolio Subordinate Companion Loan Holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Properties (a “Notice of Foreclosure/DIL”). If the DBUBS 2017-BRBK Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Burbank Office Portfolio Subordinate Companion Loan Holders and the Burbank Office Portfolio Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the DBUBS 2017-BRBK Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Burbank Office Portfolio Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the DBUBS 2017-BRBK Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Pari Passu Companion Loans.

Sale of Defaulted Burbank Office Portfolio Whole Loan

Pursuant to the terms of the Burbank Office Portfolio Intercreditor Agreement, if the Burbank Office Portfolio Whole Loan becomes a defaulted mortgage loan, and if the DBUBS 2017-BRBK Special Servicer determines to sell the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Companion Loans in accordance with the DBUBS 2017-BRBK TSA, then the DBUBS 2017-BRBK Special Servicer will have the right and the obligation to sell the Burbank Office Portfolio Mortgage Loan and the Burbank Office Portfolio Companion Loans as notes evidencing one whole loan in accordance with the terms of the DBUBS 2017-BRBK TSA. In connection with any such sale, the DBUBS 2017-BRBK Special Servicer will be required to follow the procedures set forth in the DBUBS 2017-BRBK TSA.

Special Servicer Appointment Rights

Pursuant to the Burbank Office Portfolio Intercreditor Agreement and the DBUBS 2017-BRBK TSA, the DBUBS 2017-BRBK Directing Holder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the DBUBS 2017-BRBK Special Servicer then acting with respect to the Burbank Office Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Companion Loan Holders.

237 Park Avenue Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 237 Park Avenue, representing approximately 3.4% of the Initial Pool Balance (the “237 Park Avenue Mortgage Loan”), is part of a whole loan comprised of eighteen (18) mortgage notes (nine of which evidence the Senior Loan and nine of which evidence the Building Loan), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “237 Park Avenue Property”).

In connection with the origination of the 237 Park Avenue Whole Loan, and for purposes of complying with New York Lien Law, the lender bifurcated the Whole Loan into a senior loan (the “Senior Loan” and the related promissory notes, each, a “Senior Note”) and a separate building loan (the “Building Loan” and the related promissory notes, each a “Building Note”). The terms and conditions of the Building Loan documents substantially mirror those of the Senior Loan documents. The Building Loan and the Senior Loan function practically as one loan. The Building Loan and the Senior Loan are cross-collateralized and cross-defaulted. The Senior Loan is senior in priority to the Building Loan, but not senior in terms of payment.

The 237 Park Avenue Mortgage Loan is evidenced by four promissory notes (Senior Note A-2-C2, Building Note A-2-C2, Senior Note A-2-C3 and Building Note A-2-C3) with an aggregate Cut-off Date Balance of $25,390,000. The related pari passu companion loans (the “237 Park Avenue Pari Passu Companion Loans”) are evidenced by Senior Note A-1-S (controlling), Building Note A-1-S, Senior Note A-1-C1, Building Note A-1-C1, Senior Note A-1-C2, Building Note A-1-C2, Senior Note A-2-S, Building Note A-2-S, Senior Note A-2-C1 and Building Note A-2-C1. The related subordinate companion loan (the “237 Park Avenue Subordinate Companion Loan”) is evidenced by Senior Note B-1-S, Building Note B-1-S, Senior Note B-2-S and Building Note B-2-S (each, a “B Note”). Senior Notes A-1-S, A-1-C1, A-1-C2, A-2-S, A-2-C1, A-2-C2 and A-2-C3 and Building Notes A-1-S, A-1-C1, A-1-C2, A-2-S, A-2-C1, A-2-C2 and A-2-C3 are referred to herein as the “A Notes”. The 237 Park Avenue Pari Passu Companion Loans evidenced by Senior Note A-1-S, Building Note A-1-S, Senior Note A-2-S and Building Note A-2-S (the “MSSG 2017-237 Park A Notes”) and the 237 Park Avenue Subordinate Companion Loans were securitized in the MSSG 2017-237P transaction. The 237 Park Avenue Pari Passu Companion Loans evidenced by Senior Note A-1-C-1 and Building Note A-1-C-1 were contributed to the MSBAM 2017-C34 transaction. The 237 Park Avenue Pari Passu Companion Loans evidenced by Senior Note A-2-C-1 and Building Note A-2-C-1 were contributed to the UBS 2017-C4 transaction. Senior Note A-1-C-2 and Building Note A-1-C-2 are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future transactions.

The rights of the holders of the promissory notes evidencing the 237 Park Avenue Whole Loan (the “237 Park Avenue Noteholders”) are subject to an Intercreditor Agreement (the “237 Park Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 237 Park Avenue Intercreditor Agreement.

Servicing

The 237 Park Avenue Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the MSSG 2017-237P trust and servicing agreement (the “MSSG 2017-237P TSA”) by Wells Fargo Bank, National Association (the “237 Park Avenue Servicer”) and, if necessary, Wells Fargo Bank, National Association, as special servicer (the “237 Park Avenue Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the 237 Park Avenue Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 237 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 237 Park Avenue Pari Passu Companion Loan or the 237 Park Avenue Subordinate Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 237 Park Avenue Mortgage Loan. The 237 Park Avenue Master Servicer is responsible for making (A) any required principal and interest advances on the promissory notes included in the MSSG 2017-237P transaction (but not on the 237 Park Avenue Mortgage Loan) and (B) and property protection advances with respect to the 237 Park Avenue Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the MSSG 2017-237P TSA.

Distributions

The 237 Park Avenue Intercreditor Agreement sets forth the respective rights of the 237 Park Avenue Noteholders with respect to distributions of funds received in respect of the 237 Park Avenue Whole Loan, and provides, in general, as follows.

Distributions of Payments Prior to an Event of Default

Prior to the occurrence and continuance of (i) any monetary event of default with respect to the 237 Park Avenue Whole Loan or (ii) any non-monetary event of default as to which the 237 Park Avenue Whole Loan becomes a specially serviced loan (which does not include an imminent event of default) all amount available for payments on the 237 Park Avenue Whole Loan (excluding amounts for required reserves or escrows required by the 237 Park Avenue Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the MSSG 2017-237P TSA) will be applied in the following order of priority: (i) first, to the holder of the MSSG 2017-237 Park A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the MSSG 2017-237 Park Notes (or paid or advanced the 237 Park Avenue Servicer or the 237 Park Avenue Trustee, as applicable) with respect to the 237 Park Avenue Whole Loan pursuant to the terms of the 237 Park Avenue Intercreditor Agreement or the MSSG 2017-237P TSA; (ii) second, to the payment of the A Note holders on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note at the related interest rate less the applicable primary servicing fee rate (such net rate with respect to any of the A Notes or B Notes, its “Net Interest Rate”); (iii) third, to the B Note holders on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note at the related Net Interest Rate; (iv) fourth, pro rata, based on the principal balances of their respective A Notes, to each A Note holder in an amount equal to its respective principal entitlement allocated pursuant to the 237 Park Avenue Whole Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balance of such A Note; (v) fifth, if the proceeds of any foreclosure sale or any liquidation of the Whole Loan or the 237 Park Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (iv) and, as a result of a workout the principal balances of the A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSSG 2017-237P TSA notwithstanding the discussion and allocations set forth in the 237 Park Avenue Intercreditor Agreement by reason of such insufficiency of the B Note to bear the full economic effect of the workout), such excess amount will be paid to the A Note holders on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the mortgage rate applicable to the 237 Park Avenue Whole Loan; (vi) sixth, to the B Note holders on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses held by such holders (or paid or advanced by the 237 Park Avenue Servicer or 237 Park Avenue Trustee) with respect to the 237 Park Avenue Whole Loan, pursuant to the terms of the 237 Park Avenue Intercreditor Agreement or the MSSG 2017-237P TSA; (vii) seventh, pro rata, based on the principal balance of their respective notes to each B Note holder in an amount equal to its respective principal entitlement allocated pursuant to the 237 Park Avenue Mortgage Loan documents with respect to the applicable loan payment date, which amount will be applied in reduction of the principal balance of such note; (viii) eighth, if the proceeds of any foreclosure sale or any liquidation of the 237 Park Avenue Whole Loan or the 237 Park Avenue Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (vii) and, as a result of a workout the principal balances of the B Notes have been reduced, such excess amount will be paid to the B Note holders on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the B Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the 237 Park Avenue Whole Loan mortgage rate; (ix) ninth, to the 237 Park Avenue Noteholders, pro rata, based on their respective note percentage interests, any prepayment premium, to the extent paid by the borrower; (x) tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment premium) actually paid by the Borrower are not required to be otherwise applied under the MSSG 2017-237P TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at a rate equal to the “prime rate” published in the “Money Rates” section of the Wall Street Journal (the “Advance Rate”)), to pay any additional servicing expenses or to compensate the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the 237 Park Avenue Whole Loan), any such fees or expenses, to the extent actually paid by the borrower, will be paid to the holders of the A Notes and B Notes, pro rata, based on their respective note percentage interests; and (xi) eleventh, if any excess amount is available to be distributed in respect of the 237 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clause (i) through (x), any remaining amounts will be paid pro rata to the 237 Park Avenue Noteholders in accordance with their respective note percentage interests, provided that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the 237 Park Avenue Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the 237 Park Avenue Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balance of the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Pari Passu Companion Loans and the 237 Park Avenue Subordinate Companion Loan in the manner permitted or required by such REMIC provisions.

Distributions After an Event of Default

Following the occurrence and during the continuance of (i) any monetary event of default with respect to the 237 Park Avenue Whole Loan or (ii) any non-monetary event of default as to which the 237 Park Avenue Whole Loan becomes a specially serviced loan (which does not include an imminent event of default), all amounts tendered by the borrower or otherwise available for payment on the 237 Park Avenue Whole Loan or Mortgaged Property (excluding amounts for required reserves or escrows required by the

237 Park Avenue Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the MSSG 2017-237P TSA) will be applied in the following order of priority: (i) first, to the holders of the MSSG 2017-237 Park A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the MSSG 2017-237 Park A Notes (or paid or advanced by the 237 Park Avenue Servicer, the 237 Park Avenue Special Servicer or the 237 Park Avenue Trustee, as applicable) with respect to the 237 Park Avenue Whole Loan pursuant to the terms of the 237 Park Avenue Intercreditor Agreement or the MSSG 2017-237P TSA; (ii) second, to the A Note holders on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective A Note at the related Net Interest Rate; (iii) third, to the B Note holders on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective B Note at the related Net Interest Rate; (iv) fourth, to the A Note holders on a pro rata and pari passu basis, until the principal balances of the A Notes have been reduced to zero; (v) fifth, if the proceeds of any foreclosure sale or any liquidation of the 237 Park Avenue Whole Loan or the 237 Park Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (iv) and, as a result of a workout the principal balances of the A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSSG 2017-237P TSA by reason of the insufficiency of the B Note to bear the full economic effect of the workout), such excess amount will be paid to the A Note holders on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the 237 Park Avenue Whole Loan mortgage rate; (vi) sixth, to the B Note holders on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such B Note holders (or paid or advanced by the 237 Park Avenue Servicer, the 237 Park Avenue Special Servicer or the 237 Park Avenue Trustee, as applicable) with respect to the 237 Park Avenue Whole Loan pursuant to the terms of the 237 Park Avenue Intercreditor Agreement or the MSSG 2017-237P TSA; (vii) seventh, to the B Note holds on a pro rata and pari passu basis until the principal balances of the B Notes has been reduced to zero; (viii) eighth, if the proceeds of any foreclosure sale or any liquidation of the 237 Park Avenue Whole Loan or the 237 Park Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (vii) and, as a result of a workout the principal balances of the B Notes have been reduced, such excess amount will be paid to the B Note holders on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balances of the B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the 237 Park Avenue Whole Loan mortgage rate; (ix) ninth, to the 237 Park Avenue Noteholders, pro rata, based on their respective note percentage interests, any prepayment premium, to the extent paid by the borrower; (x) tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment premium) actually paid by the borrower are not required to be otherwise applied under the MSSG 2017-237P TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the Advance Rate), to pay any additional servicing expenses or to compensate the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the 237 Park Avenue Whole Loan), any such fees or expenses, to the extent actually paid by the borrower, will be paid to the 237 Park Avenue Noteholders, pro rata, based on their respective note percentage interests; and (xi) eleventh, if any excess amount is available to be distributed in respect of the 237 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clause (i) through (x), any remaining amounts will be paid pro rata to the holders of the A Notes and the B Notes in accordance with their respective note percentage interests,

provided that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the 237 Park Avenue Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the 237 Park Avenue Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balance of the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Pari Passu Companion Loans and the 237 Park Avenue Subordinate Companion Loan in the manner permitted or required by such REMIC provisions.

Consultation and Control

The controlling noteholder under the 237 Park Avenue Intercreditor Agreement will be the securitization trust created pursuant to the terms of the MSSG 2017-237P TSA (the “237 Park Avenue Controlling Noteholder”). Pursuant to the terms of the MSSG 2017-237P TSA, the related directing certificateholder (the “237 Park Avenue Directing Certificateholder”) will have consent and/or consultation rights with respect to the 237 Park Avenue Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the 237 Park Avenue Intercreditor Agreement, the issuing entity, as a non-controlling noteholder will (i) have the right to receive reasonable prior notice with respect to any “major decisions” (as defined in the 237 Park Avenue Intercreditor Agreement) to be taken with respect to the 237 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 237 Park Avenue Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 237 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 237 Park Avenue Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice, together with copies of the notice, information and report provided to the 237 Park Avenue Directing Certificateholder (or that would have been provided to the 237 Park Avenue Directing Certificateholder if it had not lost its consent and/or consultation rights with respect to the matter) relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity, as holder of the 237 Park Avenue Mortgage Loan, described above, the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer, as applicable, is permitted to make any “major decision” (as defined in the 237 Park Avenue Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 237 Park Avenue Mortgage Loan, the related the 237 Park Avenue Pari Passu Companion Loans and the related the 237 Park Avenue Subordinate Companion Loans. Neither the 237 Park Avenue Servicer nor the 237 Park Avenue Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the 237 Park Avenue Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the 237 Park Avenue Whole Loan or any related REO Property.

In addition to the consultation rights described above, the issuing entity, as holder of the 237 Park Avenue Mortgage Loan, will have the right to attend annual meetings (which may be held telephonically) with the 237 Park Avenue Controlling Noteholder (or the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer, acting on its behalf), upon reasonable notice and at times reasonably acceptable to the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer, as applicable, in which servicing issues related to the 237 Park Avenue Whole Loan are discussed.

Sale of Defaulted 237 Park Avenue Whole Loan

Pursuant to the terms of the 237 Park Avenue Intercreditor Agreement, if the 237 Park Avenue Whole Loan becomes a specially serviced loan pursuant to the terms of the MSSG 2017-237P TSA, and if the 237 Park Avenue Controlling Noteholder (or the 237 Park Avenue Special Servicer, acting on its behalf) determines to sell the 237 Park Avenue Pari Passu Companion Loans in accordance with the MSSG 2017-237P TSA, then the 237 Park Avenue Special Servicer will be required to sell the 237 Park Avenue Mortgage Loan together with the 237 Park Avenue Pari Passu Companion Loans and the 237 Park Avenue Subordinate Companion Loans as one Whole Loan. In connection with any such sale, the 237 Park Avenue Special Servicer will be required to follow the procedures set forth in the MSSG 2017-237P TSA. Proceeds of the sale of the 237 Park Avenue Whole Loan will be distributed in accordance with the priority of payments described in “ –Distributions After an Event of Default” above.

Notwithstanding the foregoing, the 237 Park Avenue Controlling Noteholder (or the 237 Park Avenue Special Servicer acting on its behalf) will not be permitted to sell the 237 Park Avenue Pari Passu Companion Loans together with the 237 Park Avenue Mortgage Loan if such Whole Loan becomes a defaulted Whole Loan without the written consent of the issuing entity unless the 237 Park Avenue Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 237 Park Avenue Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 237 Park Avenue Whole Loan, and any documents in the servicing file requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the MSSG 2017-237P TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the 237 Park Avenue Intercreditor Agreement, subject to the terms of the MSSG 2017-237P TSA, the 237 Park Avenue Controlling Noteholder (or its representative), will have the right at any time and from time to time, with or without cause, to replace the

237 Park Avenue Special Servicer then acting with respect to the 237 Park Avenue Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in October 2017 and ending on a hypothetical Determination Date in November 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Cantor Commercial Real Estate Lending, L.P., Ladder Capital Finance LLC, Natixis Real Estate Capital LLC, Société Générale and Rialto Mortgage Finance, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Cantor Commercial Real Estate Lending, L.P., Ladder Capital Finance LLC, Natixis Real Estate Capital LLC, Société Générale and Rialto Mortgage Finance, LLC on or about November 16, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain

Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $2,439,110,658 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it. The Burbank Office Portfolio Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller, was co-originated by Deutsche Bank AG, New York Branch and UBS AG, New York Branch. The Yorkshire & Lexington Towers Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, was co-originated by Natixis Real Estate Capital LLC and UBS AG, New York Branch. The Griffin Portfolio Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, was originated by Bank of America, N.A. The Cabela’s Industrial Portfolio Whole Loan and the Bass Pro & Cabela’s Portfolio Whole Loan, portions of which UBS AG, New York Branch is the mortgage loan seller of, were each co-originated by Goldman Sachs Mortgage Company, Wells Fargo Bank, National Association and UBS AG, New York Branch. The AHIP Northeast Portfolio III Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, was originated by Deutsche Bank AG, New York Branch. The DoubleTree Berkeley Marina Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, was originated by Cantor Commercial Real Estate Lending, L.P. The Murrieta Plaza Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, and the Frisco Market Center Mortgage Loan, for which UBS AG, New York Branch is the mortgage loan seller of, were each originated by Regions Bank.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New

York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal

Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2017. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2017, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither UBS AG, New York Branch nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010 through June 30, 2017, CCRE Lending has originated or acquired approximately 1,366 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $25.7 billion and has acted as a sponsor and mortgage loan seller on 68 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex C to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each

CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in this prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank National Association or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)       Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)       Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1.

Exceptions

The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P., an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 12, 2017. The depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including June 30, 2017, the depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 10, 2017. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including June 30, 2017, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither CCRE Lending nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2017, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6,412,040,000, total liabilities of approximately $4,946,521,000 and total capital of approximately $1,465,519,000.

Wells Fargo Bank, National Association, the trustee, certificate administrator, custodian, 17g-5 information provider, certificate registrar and tax administrator with respect to this securitization, and certain third party lenders provide warehouse financing to affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of the date of this prospectus, Wells Fargo Bank, National Association was not the

repurchase agreement counterparty with respect to any LCF Mortgage Loans. However, there is no assurance that Wells Fargo Bank, National Association will not become the repurchase counterparty with respect to one or more LCF Mortgage Loans prior to the Closing Date.

In addition, an affiliate of LCF is the borrower with respect to two LCF Mortgage Loans, identified on Annex A-1 as TransUnion Office Building and Dollar General Aroma Park, respectively, collectively representing approximately 0.9% of the Initial Pool Balance. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originator and Sponsor and Its Affiliates May Not Be Aligned With Your Interests”.

Wells Fargo Bank, National Association acts as interim custodian (and, in the case of the 50 Varick Street Mortgage Loan, as custodian under the UBS 2017-C4 PSA) of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans. On the Closing Date, servicing and administration of the 50 Varick Street Whole Loan will shift from the UBS 2017-C4 PSA to the PSA.

LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During the first nine calendar months of 2017 (through September 30), LCF contributed approximately $0.660 billion of commercial, multifamily and manufactured housing community mortgage loans to one commercial mortgage securitization.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and during the first nine calendar months of 2017 (through September 30).

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017(1)	61	$1,014,609,000

(1)	Through September 30, 2017.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association acts or has acted as interim servicer (and, in the case of the 50 Varick Street Mortgage Loan, as master servicer under the UBS 2017-C4 PSA) with respect to all of the LCF Mortgage Loans. On the Closing Date, servicing and administration of the 50 Varick Street Whole Loan will shift from the UBS 2017-C4 PSA to the PSA.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.

None of the LCF Mortgage Loans were originated with any material exceptions to the related above-disclosed underwriting criteria.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more,

(ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2017. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2014 to and including September 30, 2017, LCF does not have any activity to report as required by

Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither LCF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF and its affiliates may acquire certificates in the secondary market. Such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes coverage, global markets, global finance, global transaction banking, investment banking, and mergers & acquisitions); Investment Solutions & Insurance (which includes asset management, private banking and insurance); and Specialized Financial Services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payment platform services, and securities custody services, distributed mainly through the two retail banking networks of the Groupe BPCE). Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of July 17, 2017, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $40.4 billion and the total amount of these loans that were securitized is in excess of $20.7 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on October 18, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2014 to September 30, 2017.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#		% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1 loan (#8 in the pool)	$23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of September 30, 2017. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	The Special Servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

As of the Closing Date, neither NREC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278 6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through September 30, 2017, Société Générale has securitized 129 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $2.8 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2017. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2017, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Société Générale nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Société Générale” has been provided by Société Générale.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Holdings, LLC, a Delaware limited liability company that was formed in August 2013. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

In addition, Wells Fargo Bank, National Association is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the forty-seventh (47th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion, $2.41 billion and $1.93 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015 and 2016 respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type,

such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of —

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to six (6) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Rialto Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Rialto Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 1, 2017. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2014 to and including September 30, 2017, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Rialto Mortgage nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at

1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary UBS AG, New York Branch.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2017-C5 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator” and “—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank will act as the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider and the Cayman agent (solely for the purpose of acting as record mortgagee of the Marriott Grand Cayman Mortgage Loan) under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $2 trillion in assets and approximately 273,000 employees as of March 31, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2017, Wells Fargo Bank was acting as trustee on approximately 368 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $140 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $414 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2017, Wells Fargo Bank was acting as custodian of more than 223,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court” ) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). On July 11, 2017, certain PIMCO investment funds filed a civil complaint relating to Wells Fargo Bank’s setting aside reserves for legal fees and expenses in connection with the liquidation of 11 RMBS trusts at issue in the State Court Complaint. The complaint seeks, among other relief, declarations that Wells Fargo Bank is not entitled to (i) indemnification from, (ii) advancement of funds from, or (iii) taking reserves from trust funds for legal fees and expenses it incurs in defending the claims in the State Court Complaint. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

As of the Closing Date, neither  Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland is also expected to be appointed to act as an initial special servicer under the PSA and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties, and generally, will review, evaluate and provide or withhold consent as to certain Major Decisions and all Special Servicer Non-Major Decisions. Generally, Midland will process Major Decisions and Special Servicer Non-Major Decisions, and will perform certain enforcement actions relating to the Mortgage Loans (other than any Excluded Special Servicer Loan or Non-Serviced Mortgage Loan) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. rates Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2017, Midland was master and/or primary servicing approximately 31,721 commercial and multifamily mortgage loans with a principal balance of approximately $429 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 8,936 of such loans, with a total principal balance of approximately $156 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2014 to 2016.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
CMBS	$157	$149	$149
Other	$179	$255	$294
Total	$336	$404	$444

As of September 30, 2017, Midland was named the special servicer in approximately 284 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $140 billion. With respect to such transactions as of such date, Midland was administering approximately 100 assets with an outstanding principal balance of approximately $748 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2014 to 2016.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
Total	$85	$110	$121

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus.

Midland is the master servicer and the special servicer under the UBS 2017-C2 PSA with respect to the AHIP Northeast Portfolio III Whole Loan. Midland is expected to be the special servicer under the BANK 2017-BNK8 PSA with respect to (i) the Griffin Portfolio Whole Loan and (ii) on and after the closing date under the BANK 2017-BNK8 PSA, but prior to the date the related controlling Companion Loan is contributed to a future commercial mortgage securitization transaction, the Cabela’s Industrial Portfolio Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch, NREC and certain of their affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans and NREC Mortgage Loans, as applicable, prior to their inclusion in the issuing entity.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or one of its affiliates is expected to serve as the initial Directing Certificateholder, and has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point Capital LLC is expected to have full cashiering subservicing duties with respect to two of the CCRE Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance. In addition, pursuant to a limited subservicing agreement between Berkeley Point Capital LLC and Midland, Berkeley Point Capital LLC is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to seven CCRE Mortgage Loans, representing approximately 10.7% of the Initial Pool Balance.

The foregoing information regarding Midland under this section titled “—The Master Servicer and the Special Servicer” has been provided by Midland. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer and special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer and special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s or the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s and the special servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s and the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The DBUBS 2017-BRBK Servicer, the BANK 2017-BNK8 Master Servicer, the MSSG Trust 2017-237P Servicer, the GSMS 2017-GS7 Master Servicer, the UBS 2017-C4 Master Servicer and the CD 2017-CD5 Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) is or is expected to be the Non-Serviced Master Servicer with respect to (i) the Burbank Office Portfolio Whole Loan under the DBUBS 2017-BRBK TSA, (ii) each of the Griffin Portfolio Whole Loan and, until the securitization of the related Control Note, the Cabela’s Industrial Portfolio under the pooling and servicing agreement, dated as of November 1, 2017, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer, National Cooperative Bank, N.A., as NCB master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer, National Cooperative Bank, N.A., as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the BANK 2017-BNK8, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK8 were issued (the “BANK 2017-BNK8 PSA”), (iii) the 237 Park Avenue Whole Loan under the MSSG 2017-237P TSA, (iv) until the securitization of the related Control Note, the Marriott Grand Cayman Whole Loan under the pooling and servicing agreement, dated as of August 1, 2017, between GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and Cayman agent, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the GS Mortgage Securities Trust 2017-GS7, Commercial Mortgage Pass-Through Certificates, Series 2017-GS7 were issued (the “GSMS 2017-GS7 PSA”), (v) each of the DoubleTree Berkeley Whole Loan and The District Whole Loan under the pooling and servicing agreement, dated as of October 1, 2017, between UBS Commercial Mortgage Securitization Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, AEGON USA Realty Advisors, LLC, as Fairmount at Brewerytown special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the UBS Commercial Mortgage Trust 2017-C4, Commercial Mortgage Pass-Through Certificates, Series 2017-C4 were issued (the “UBS 2017-C4 PSA”), and (vi) the IGT Reno Whole Loan under the pooling and servicing agreement, dated as of August 1, 2017, between Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Citibank, N.A, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the CD 2017-CD5 Mortgage Trust 2017-CD5, Commercial Mortgage Pass-Through Certificates, Series 2017-CD5 were issued (the “CD 2017-CD5 PSA”). Wells Fargo is also the Non-Serviced Special Servicer with respect to the 237 Park Avenue Whole Loan under the MSSG 2017-237P TSA. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 9/30/2017
By Approximate Number:	33,605	32,716	31,128	29,591
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$508.20

Within this portfolio, as of September 30, 2017, are approximately 20,291 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $387.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $899.3 million.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
YTD Q3 2017	$377,858,855,749	$665,406,508	0.18%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years, including European loans as a result of the aforementioned acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG. Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 9/30/2017
By Approximate Number	112	124	151	175
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$67.4	$86.0	$107.3	$119.8
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$520,064,655	$181,704,308	$106,851,483	$1,960,205,130

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificateholders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer:	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under any Non-Serviced PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigation and background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the related Non-Serviced Mortgage Loans and Non-Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the related Non-Serviced Mortgage Loans and Non-Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account in a manner similar to that as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as Non-Serviced Master Servicer and Non-Serviced Special Servicer) will not have primary responsibility for custody services of original documents evidencing the related Non-Serviced Mortgage Loans or Non-Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Non-Serviced Mortgage Loans, Non-Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard under the related Non-Serviced PSA.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Commission as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo has entered into one or more agreements with the related mortgage loan sellers to purchase the master servicing and/or primary servicing rights to each of the Whole Loans for which it is acting as Non-Serviced Master Servicer.

Pursuant to certain interim servicing agreements between Wells Fargo and Société Générale or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Société Générale or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Société Générale Mortgage Loans and Serviced Companion Loans.

Wells Fargo is the purchaser under a repurchase agreement with LCF, or with a wholly-owned subsidiary or affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with Rialto Mortgage, or with a wholly-owned subsidiary or affiliate of Rialto Mortgage, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage. Pursuant to certain interim servicing agreements between Wells Fargo and Rialto Mortgage or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Rialto Mortgage or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Rialto Mortgage Loans.

Neither Wells Fargo nor any of its affiliates will retain any Certificates issued by the Trust or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under this heading “The DBUBS 2017-BRBK Servicer, the BANK 2017-BNK8 Master Servicer, the MSSG Trust 2017-237P Servicer, the GSMS 2017-GS7 Master Servicer, the UBS 2017-C4 Master Servicer and the CD 2017-CD5 Master Servicer” has been provided by Wells Fargo.

The Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), (i) was appointed to act as the GSMS 2017-GS7 special servicer (the “GSMS 2017-GS7 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Marriott Grand Cayman Whole Loan and any associated REO Properties pursuant to the GSMS 2017-GS7 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the Marriott Grand Cayman Whole Loan, (ii) was appointed as the UBS 2017-C4 special servicer (the “UBS 2017-C4 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the DoubleTree Berkeley Whole Loan, The District Whole Loan and any associated REO Properties pursuant to the UBS 2017-C4 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the DoubleTree Berkeley Whole Loan and The District Whole Loan, and (iii) was appointed to act as the CD 2017-CD5 special servicer (the “CD 2017-CD5 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the IGT Reno Whole Loan and any associated REO Properties pursuant to the CD 2017-CD5 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the IGT Reno Whole Loan. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of June 30, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “RCM Funds”), and RCM also advised four separately managed accounts, having over $5.4 billion of regulatory assets under management in the aggregate. Four of such RCM Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage backed securities, four of such RCM Funds are focused on investments in commercial mortgage-backed securities and the other two RCM Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through June 30, 2017, RCM has acquired and/or is managing over $7.4 billion of non- and sub-performing real estate assets, representing approximately 10,836 loans.

In addition, RCM has underwritten and purchased, primarily for the RCM Funds, over $5.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 78 different securitizations totaling approximately $82.6 billion in overall transaction size. RCM (or its affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 350 employees as of June 30, 2017 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has ten additional offices across the United States and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders and the retained interest owner. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2017, Rialto and its affiliates were actively special servicing approximately 530 portfolio loans with a principal balance of approximately $241 million and were responsible for approximately 467 portfolio REO assets with a principal balance of approximately $540 million.

Rialto is also currently performing special servicing for 82 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,631 assets with an original principal balance at securitization of approximately $84 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017	As of 6/30/2017
Number of CMBS Pools Named Special Servicer	27	45	59	75	77	82
Approximate Aggregate Unpaid Principal Balance(1)	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion	$80 billion	$84.4 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	27	28	17	37	36	61
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$101 million	$126.9 million	$141.9 million	$320 million	$344 million	$587 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as (i) the GSMS 2017-GS7 Special Servicer, (ii) the UBS 2017-C4 Special Servicer and (iii) the CD 2017-CD5 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing, (i) the Marriott Grand Cayman Whole Loan, (ii) the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan and (iii) the IGT Reno Whole Loan (collectively, the “Rialto Outside Serviced Whole Loans”) respectively. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving certain of the Rialto Outside Serviced Whole Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard as applicable under the GSMS 2017-GS7 PSA, the UBS 2017-C4 PSA and the CD 2017-CD5 PSA, respectively.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the Rialto Outside Serviced Whole Loans, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform as applicable under the GSMS 2017-GS7 PSA, the UBS 2017-C4 PSA and the CD 2017-CD5 PSA, respectively for assets of the same type included in the GSMS 2017-GS7 securitization, the UBS 2017-C4 securitization and the CD 2017-CD5 securitization, including with respect to the Rialto Outside Serviced Whole Loans.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance as applicable of its duties under the GSMS 2017-GS7 PSA, the UBS 2017-C4 PSA and the CD 2017-CD5 PSA, respectively and, accordingly, Rialto believes that its financial condition will not have any material impact on the Rialto Outside Serviced Whole Loans performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Rialto Outside Serviced Whole Loans as applicable pursuant to the GSMS 2017-GS7 PSA, the UBS 2017-C4 PSA and the CD 2017-CD5 PSA, respectively. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders or the Retained Interest Owner.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of (i) the entity that (a) was appointed as the initial controlling class certificateholder and the initial controlling class representative under the GSMS 2017-GS7 PSA, (b) was appointed as the initial controlling class certificateholder and the initial controlling class representative under the UBS 2017-C4 PSA and (c) was appointed as the initial controlling class certificateholder and the initial controlling class representative under the CD 2017-CD5 PSA and (ii) Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator.

As of the Closing Date, neither Rialto nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However,

Rialto or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“BPC”) will be appointed as primary servicer for the CCRE Mortgage Loans identified on Annex A-1 as Loyalty and Hamilton and Holiday Inn Express Tallahassee, collectively representing approximately 2.8% of the outstanding pool balance as of the Cut-off Date, and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. In addition, with respect to seven mortgage loans secured by mortgaged properties representing approximately 10.7% of the outstanding pool balance as of the Cut-off Date, BPC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. BPC is an affiliate under common control with CCRE Lending, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter. BPC is a wholly owned subsidiary of BGC Partners, Inc., a publicly traded company which is controlled by Cantor Fitzgerald, L.P. CCRE Lending and Cantor Fitzgerald & Co. are subsidiaries of Cantor Fitzgerald, L.P.

The principal executive offices of BPC are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of BPC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

BPC serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015 and one Freddie Mac SB-Series securitization in 2017. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Blue Bell, Pennsylvania, Boston, Massachusetts, Dallas, Texas, Irvine, California, New York, New York, , Raleigh, North Carolina, San Diego, California, Santa Monica, California, Seattle, Washington, and Tampa, Florida.

As of September 30, 2017, BPC’s primary servicing portfolio was comprised of approximately 2097 loans with an aggregate outstanding principal balance of approximately $37.76 billion, of which BPC is the primary servicer through sub-servicing agreements with master servicers on 122 Freddie Mac K-Series securitizations for 466 loans with an approximate aggregate outstanding principal balance of approximately $11.08 billion, and 85 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.35 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by BPC as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 9/30/2017
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$4.842 billion	$7.82 billion	$11.21 billion	$13.43 billion

By Number	67 pools (177 loans)	99 pools (313 loans)	133 pools (444 loans)	154 pools (551 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance		$14.05 billion	$15.83 billion	$15.67 billion

By Number		49 pools (830 loans)	58 pools (928 loans)	61 pools (927 loans)

The commercial real estate loans that BPC originates and for which BPC provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series UBS 2107-C5 certificates. Accordingly, the assets that BPC services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

BPC has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. BPC uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, BPC provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

BPC may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. BPC does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly BPC does not believe that its financial condition will have any adverse effect on the performance of its duties under the series UBS 2107-C5 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series UBS 2107-C5 certificates.

BPC will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, BPC may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that BPC has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

BPC is not an affiliate of any of the sponsors, the issuing entity, the depositor, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series UBS 2107-C5 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which BPC is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by BPC in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by BPC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which BPC was acting as primary servicer or special servicer.

From time to time, BPC and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. BPC does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series UBS 2107-C5 certificateholder.

Neither BPC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of Berkeley Point Primary Servicing Agreement

General. BPC has acquired the right to be appointed as the primary servicer of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 Loyalty and Hamilton and Holiday Inn Express Tallahassee (the “BPC Primary Serviced Mortgage Loans”). Accordingly, Midland, as master servicer, and BPC, as primary servicer, will enter into a primary servicing agreement, dated as of November 1, 2017 (the “BPC Primary Servicing Agreement”). The primary servicing of the BPC Primary Serviced Mortgage Loans will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Duties. With respect to the BPC Primary Serviced Mortgage Loans, BPC, as primary servicer, will be responsible for performing the primary servicing of the BPC Primary Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the master servicer;

●	(i) within 5 business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within 5 business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of a mortgage loan representation, (iii) promptly providing the master servicer with any documentation in BPC’s possession reasonably requested by the master servicer and (iv) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

●	collecting monthly payments and escrow and reserve payments and maintaining a segregated primary servicer collection account and applicable escrow and reserve accounts to hold such collections;

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to BPC, as primary servicer;

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time;

●	collecting monthly and quarterly borrower reports, rent rolls and operating statements;

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer;

●	monitoring borrower insurance obligations on such loans and related specially serviced loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

●	maintaining errors and omissions insurance and an appropriate fidelity bond;

●	notifying the master servicer of any borrower requests or transactions; provided, however, that BPC will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer;

●	promptly notifying master servicer of any defaults under a BPC Primary Serviced Mortgage Loan, collection issues or customer issues; provided that BPC will not take any action with respect to enforcing such loans without the prior written approval of the master servicer;

●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by BPC under the BPC Primary Servicing Agreement, BPC will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

BPC’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

BPC will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by BPC with respect to the BPC Primary Serviced Mortgage Loans for audit and review. BPC will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) that would result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. BPC will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

BPC will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and BPC will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that BPC is able to perform its obligations under the BPC Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over BPC. BPC will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

BPC will have no obligation to make any principal and interest advance or any servicing advances. BPC will not make any Major Decisions, Special Servicer Non-Major Decisions or take any other action requiring the approval of the master servicer under the BPC Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to the BPC Primary Serviced Mortgage Loans under the PSA. BPC is not entitled to any Prepayment Interest Excess. BPC will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, BPC will also be entitled to retain, with respect to the BPC Primary Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of late payment charges, demand charges and default interest to the extent BPC is performing the related collection work and to the extent not required to offset (a) interest on Advances or (b) certain additional trust fund expenses incurred with respect to the related BPC Primary Serviced Mortgage Loan;

●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by BPC and amounts collected for checks returned for insufficient funds relating to the accounts held by BPC;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption application fees, assumption, waiver, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by BPC.

BPC will not be entitled to any Additional Primary Servicing Compensation in the form of fees earned with respect to the processing of any Special Servicer Non-Major Decision performed by the special servicer; provided, however, that if the master servicer and BPC mutually agree that BPC will process any Special Servicer Non-Major Decision following approval of such decision by the special servicer and BPC processes such Special Servicer Non-Major Decision, BPC will be entitled to the applicable fee as described above.

BPC will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which BPC is not entitled to retain. Except as otherwise provided, BPC will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither BPC nor any partners, directors, officers, shareholders, members, managers, employees or agents of BPC (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any liability which would be imposed by reason of any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on BPC by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its obligations and duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations and duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the BPC Primary Servicing Agreement (collectively, the “Losses”) incurred by BPC (1) by reason of the master servicer’s willful misconduct, bad faith, negligence in the performance of its obligations and duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations and duties under the BPC Primary Servicing Agreement or (2) in connection with, or relating to, the BPC Primary Servicing Agreement, the BPC Primary Serviced Mortgage Loans or the Certificates, other than any Losses incurred by BPC (i) that are specifically required to be borne by BPC without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by BPC or (B) willful misconduct, bad faith or negligence of BPC in the performance of its respective obligations and duties under the BPC Primary Servicing Agreement or negligent disregard of its respective obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the issuing entity on behalf of BPC for such indemnification.

BPC will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer by reason of (1) any breach by BPC of a representation or warranty made by BPC in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by BPC in the performance of its respective obligations and duties under the BPC Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Primary Servicing Agreement will generally provide that BPC may not resign from the obligations and duties imposed on it under the BPC Primary Servicing Agreement unless BPC provides to the master servicer sixty (60) days prior written notice of such resignation or such lesser notice as may be acceptable to the master servicer to enable the master servicer to assume all of BPC’s rights, powers, duties and obligations under the BPC Primary Servicing Agreement.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to BPC if any of the following occurs:

●	the master servicer elects to terminate BPC following a BPC Primary Servicer Termination Event (as defined below);

●	at the depositor’s request (to the extent the depositor has the right to request termination of BPC under the PSA) pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

●	promptly following BPC being or becoming Risk Retention Affiliated (as defined under the Credit Risk Retention Rules) with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any Third Party Purchaser;

●	upon resignation by BPC;

●	in the event the related BPC Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, defeased, purchased or repurchased pursuant to the PSA; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, or a successor master servicer, then the trustee or such successor master servicer will, without act or deed on the part of the trustee or such successor master servicer, as applicable, succeed to all of the rights and obligations of the master servicer under the BPC Primary Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

●	any failure by BPC to remit to the accounts maintained by BPC or to the master servicer, any amount required to be so remitted by BPC;

●	any failure on the part of BPC duly to observe or perform in any material respect any of the other covenants or obligations which continues unremedied for a period of 20 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of BPC’s obligations under the BPC Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the BPC Primary Servicing Agreement or such shorter period (not less than 1 business day) as may be required to avoid the lapse of insurance) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to BPC by the master servicer, provided, however, that if such failure with a 20 day cure period is capable of being cured and BPC is diligently pursuing such cure, such 20 day period will be extended for an additional 20 days; provided that BPC has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of BPC of any representation or warranty made pursuant to the BPC Primary Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 20 days after the date on which notice of such breach, requiring the same to be remedied, will have been given to BPC by the master servicer, provided, however, that if such breach is capable of being cured and BPC is diligently pursuing such cure, such 20 day period will be extended for an additional 20 days; provided that BPC has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against BPC and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of 45 days;

●	BPC consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to BPC, or of or relating to all or substantially all of its property;

●	BPC admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any of S&P, Moody’s, Fitch or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (B) placed one or more classes of certificates on “watch status” in contemplation of rating downgrade or withdrawal (and in the case of clauses (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of BPC) or BPC as the sole or a material factor in such rating action;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the failure of BPC to perform any obligation required under the BPC Primary Servicing Agreement;

●	the failure of BPC to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the BPC Primary Servicing Agreement, which continues unremedied for 5 days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to BPC by the master servicer;

●	BPC (or any subservicer of BPC appointed pursuant to BPC Primary Servicing Agreement), fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under Article XI of the PSA or under the BPC Primary Servicing Agreement or to the applicable master servicer under any other pooling and servicing agreement that the depositor is a party to; or

●	BPC (or any subservicer of BPC appointed pursuant to BPC Primary Servicing Agreement), fails to perform in any material respect any of its covenants or obligations contained in the BPC Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of BPC, BPC will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the BPC Primary Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information regarding the BPC Primary Servicing Agreement set forth in this “—Summary of BPC Primary Servicing Agreement” section has been provided by Midland.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and the Servicing Shift Mortgage Loans). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor” in this prospectus. Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by any of the Rating Agencies and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or a material factor in such rating action; (b) can and will make the representations and warranties of the operating advisor set forth in the PSA; (c) is not (and is not, as defined under the Credit Risk Retention Rules, “Affiliated” with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, any Borrower Party, the Directing Certificateholder, any “significant obligor” or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans or otherwise have any financial interest in the securitization transaction to which the PSA relates, any Companion Loan or securities backed by a Companion Loan other than its fees from its role as operating advisor and asset representations reviewer.

As of September 30, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $129.105 billion issued in 139 transactions.

As of September 30, 2017, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $46.310 billion issued in 54 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the credit risk retention regulations promulgated pursuant to Section 15G of the Exchange Act, as such regulations relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). UBS AG, New York Branch has been designated by the sponsors to act as the risk-retaining sponsor (in such capacity, the “Retaining Sponsor”) under the Credit Risk Retention Rules and UBS AG, New York Branch will elect to satisfy its risk retention requirements through the purchase by a “third-party purchaser” of an “eligible horizontal residual interest” (each as defined in the Credit Risk Retention Rules). It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table below under “—Material Terms of the Yield-Priced Principal Balance Certificates”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Yield-Priced Principal Balance Certificates

The Third Party Purchaser will purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Initial Certificate Balance(1)	Values of Retained Certificates (in % and $)(1)	Purchase Price(2)
Class D-RR	$15,203,000	0.98%/$7,427,847	48.85777%
Class E-RR	$14,868,000	0.95%/$7,264,173	48.85777%
Class F-RR	$15,797,000	1.01%/$7,718,062	48.85777%
Class G-RR	$7,434,000	0.48%/$3,632,087	48.85777%
Class NR-RR	$25,090,651	1.61%/$12,258,732	48.85777%

(1)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the fair value of all of Classes of Regular Certificates issued by the issuing entity and as a dollar amount.

(2)	Expressed as a percentage of the initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $38,300,901 excluding accrued interest.

The aggregate fair value of the Yield-Priced Principal Balance Certificates in the above table is equal to approximately $38,300,901 (excluding accrued interest) representing approximately 5.03% of the fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The Retaining Sponsor is required to retain an eligible horizontal residual interest with a fair value as of the Closing Date of at least $38,080,655 (representing 5.00% of the aggregate fair value of all the Classes of Regular Certificates), excluding accrued interest.

The approximate fair value of each Class of Regular Certificates based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$20,481,656
Class A-2	$103,416,148
Class A-SB	$34,892,578
Class A-3	$41,199,380
Class A-4	$154,557,024
Class A-5	$177,739,612
Class X-A	$38,322,492
Class X-B	$5,097,859
Class A-S	$84,221,373
Class B	$30,627,174
Class C	$22,466,064
Class D	$10,290,832
Class D-RR	$7,427,847
Class E-RR	$7,264,173
Class F-RR	$7,718,062
Class G-RR	$3,632,087
Class NR-RR	$12,258,732

The aggregate fair value of all of the Classes of Regular Certificates is approximately $761,613,093, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Yield-Priced Principal Balance Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A and Class X-B Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class C Certificates, third, to the Class B Certificates, fourth, to the Class A-S Certificates, and fifth, to the Senior Certificates (other than the Class X Certificates), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Principal Balance Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus.

The Third Party Purchaser

It is anticipated that KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table above under “—Qualifying CRE Loans; Required Credit Risk Retention Percentage”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (“KKR Opportunity Partners”), a Delaware limited partnership, is expected, (i) to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z Certificates and (ii) to act as the Third Party Purchaser. KKR Opportunity Partners was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). The Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will represent KKR Opportunity Partners’ tenth purchase of CMBS B-Piece Securities, each of which has occurred subsequent to the implementation of the Credit Risk Retention Rules. KKR Opportunity Partners is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 20 years of CMBS experience as of September 30, 2017. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of September 30, 2017, funds advised by KKR own 31 separate real estate credit investments. As of September 30, 2017, KKR is responsible for approximately $153 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

The Third Party Purchaser has represented to the depositor that solely for its own purposes and benefit, it has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will agree to hedging, transfer and financing restrictions related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until November 16, 2022, except that the Third Party Purchaser will be permitted to transfer the Yield-Priced Principal Balance Certificates to a “majority-owned affiliate” as such term is defined in the Credit Risk Retention Rules, at any time, subject to the satisfaction of certain conditions and the approval of the Retaining Sponsor. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Park Bridge Lender Services as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services under the PSA and satisfaction that no payments have been made by any special servicer to Park Bridge Lender Services of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, CCRE Lending, Société Générale, NREC, Rialto and LCF will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”).

At the time of its decision to include the UBS AG, New York Branch Mortgage Loans in this transaction, UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the CCRE Mortgage Loans in this transaction, CCRE Lending determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CCRE Lending that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CCRE Lending that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CCRE Lending based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CCRE Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of the its decision to include the LCF Mortgage Loans in this transaction, LCF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LCF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LCF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LCF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Société Générale Mortgage Loans in this transaction, Société Générale determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Société Générale that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Société Générale that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Société Générale based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Rialto Mortgage Loans in this transaction, Rialto Mortgage determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by

Rialto Mortgage that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Rialto Mortgage that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Rialto Mortgage based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C5 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A

Certificates, the Class X Certificates and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$20,482,000
A-2	$100,407,000
A-SB	$33,878,000
A-3	$40,000,000
A-4	$153,039,000
A-5	$172,576,000
X-A	$520,382,000
X-B	$133,478,000
A-S	$81,774,000
B	$29,737,000
C	$21,967,000
Non-Offered Certificates
D	$11,151,000
D-RR	$15,203,000
E-RR	$14,868,000
F-RR	$15,797,000
G-RR	$7,434,000
NR-RR	$25,090,651
Z	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $520,382,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $133,478,000.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on the ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class Z certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Excess Interest will be held in a grantor trust (the “Grantor Trust”), beneficial ownership of which will be represented by the Class Z certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds. The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)   to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate

Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, first up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class D-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class E-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates and the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class F-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates, the Class E-RR certificates and the Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class G-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates and the Class G-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class NR-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 2.1390%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 3.2280%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.3450%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.4390%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 3.2120%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 3.4740%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.7770%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 4.1000%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled

Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment

Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of

U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	July 2022
Class A-2	October 2022
Class A-SB	June 2027
Class A-3	October 2024
Class A-4	September 2027
Class A-5	October 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2027
Class B	November 2027
Class C	November 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)  the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and

REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.002500% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Non-Serviced Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR,

Class F-RR, Class G-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates, the Class G-RR certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D-RR certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class Z or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA)

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or, except in the case of a Servicing Shift Mortgage Loan or a Servicing Shift Whole Loan, the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator);

○	a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that UBS AG, New York Branch in its capacity as the retaining sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the “Risk Retention Special Notices” tab. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class Z nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – UBS 2017-C5

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)   with regard to any related Mortgaged Properties that are hotel properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  the original or a copy of any related mezzanine intercreditor agreement;

(xviii) a copy of all related environmental insurance policies; and

(xix)  a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)         a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)         unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)         unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or, except in the case of a Servicing Shift Mortgage Loan, the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of LCF, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which LCF is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the

Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on the Trust, Grantor Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of LCF, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of LCF, any of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of mortgage loans sold by LCF, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, in the case of LCF, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding LCF) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of the related Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee and Cayman agent for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

The mortgage loan seller will retain a third party vendor to complete the assignment and recording or filing of the Marriott Grand Cayman Mortgage Loan documents to the Cayman agent for the benefit of the Certificateholders. Wells Fargo Bank is also serving as the Cayman agent with respect to the Marriott Grand Cayman Mortgage Loan for the sole purpose of being the mortgagee of record with respect to the Marriott Grand Cayman Mortgage Loan following the transfer of such Mortgage Loan to the Issuing Entity. In its capacity as Cayman agent, Wells Fargo Bank will not take any action except upon direction of the trustee. The mortgage loan seller will be required to effect (at its expense) the assignment and recordation or filing of the Marriott Grand Cayman Mortgage Loan documents until the assignment and recordation or filing of all Marriott Grand Cayman Mortgage Loan documents has been completed.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums, Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account, the Excess Interest Distribution Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)   to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one month period ending on the related Determination Date, if any;

(ii)  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of realized losses to such Certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.09755%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement and that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer);

●	100% of all assumption application fees received on any Mortgage Loans, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees, review fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) which do not involve a Major Decision or a Special Servicer Non-Major Decision;

●	50% of all assumption, waiver, consent and earnout fees, review fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;

●	50% of all fees (other than assumption application fees) related to Major Decisions and Special Servicer Non-Major Decisions with respect to Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans (and, solely with respect to clause (xviii) of the definition of “Major Decision”, Specially Serviced Loans) regardless of whether the master servicer or the special servicer processes such Major Decision or Special Servicer Non-Major Decision;

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●	100% of charges for beneficiary statements actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges, demands and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demands and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such modification, extension, waiver or amendment and (ii) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.00125% per annum with respect to each of the Burbank Office Portfolio Mortgage Loan, the Griffin Portfolio Mortgage Loan, the 237 Park Avenue Mortgage Loan, the Cabela’s Industrial Portfolio Mortgage Loan and the IGT Reno Mortgage Loan, 0.00250% per annum with respect to each of the Marriott Grand Cayman Mortgage Loan, the AHIP Northeast Portfolio III Mortgage Loan and the DoubleTree Berkeley Marina Mortgage Loan, and 0.0950453% per annum with respect to The District Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus. With respect to each Servicing Shift Mortgage Loans, the master servicer (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the

Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at the maturity date or at the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan or if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan solely because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and such payoff thereafter timely occurs within the specified timeframe.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower, or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full provided such Specially Serviced Loan only became a Specially Serviced Loan on or after its maturity date.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)       100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement), only for which the special servicer is processing the underlying assumption related transaction;

(iii)       100% of all assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans;

(iv)       100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(v)       50% of all Excess Modification Fees and assumption fees, consent fees, earnout fees, review fees and similar fees received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions;

(vi)       (A) 50% of all fees (other than assumption application fees) related to Major Decisions and Special Servicer Non-Major Decisions with respect to Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans (and, solely with respect to clause (xviii) of the definition of “Major Decision”, Specially Serviced Loans) regardless of whether the master servicer or the special servicer processes such Major Decision or Special Servicer Non-Major Decision and (B) 100% of all fees related to Major Decisions and Special Servicer Non-Major Decisions with respect to Specially Serviced Loans, except only 50% of such fees solely with respect to clause (xviii) of the definition of “Major Decision”;

(vii)       100% of charges by the special servicer collected for checks returned for insufficient funds with respect to the accounts held by the special servicer;

(viii)       100% of charges for beneficiary statements actually paid by the borrowers to the extent such beneficiary statements are prepared by the special servicer; and

(ix)       late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00908% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to (i) 0.00200% with respect to each Mortgage Loan (other than the Mortgage Loans identified on Annex A-1 as DoubleTree Wilmington, 50 Varick Street, Manchester Financial Building, and Atrisco Plaza Shopping Center) and REO Loan, (ii) 0.00408% with respect to the Mortgage Loan identified on Annex A-1 as DoubleTree Wilmington, (iii) 0.00488% with respect to the Mortgage Loan identified on Annex A-1 as 50 Varick Street, (iv) 0.00533% with respect to the Mortgage Loan identified on Annex A-1 as Manchester Financial Building, and (v) 0.00539% with respect to the Mortgage Loan identified on Annex A-1 as Atrisco Plaza Shopping Center (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing

Standard that the master servicer or special servicer, as applicable, would use to collect any fee owed to it by a borrower, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00067% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of realized losses to such Certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced

Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially

Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the Burbank Office Portfolio Whole Loan and the 237 Park Avenue Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans). Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class C certificates, ninth, to the Class B certificates, tenth, to the Class A-S, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer and the operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the occurrence and continuance of an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, and fifth, to the Class D-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction

Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer with the consent of the Directing Certificateholder (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan) or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to notify the special servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, the master servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan), neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan and any Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any Trust REMIC or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the special servicer (which consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related Intercreditor Agreement) (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior written consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”) (or making a determination not to take action with respect to the Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”)), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the special servicer, which will process the request directly, or if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the special servicer with all information in the possession of the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or a Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine (subject to the discussion under “—The Directing Certificateholder” below) in accordance with the Servicing Standard whether the Special Servicer, on behalf of the issuing entity as lender, should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease shall be paid by the master servicer as a Servicing Advance.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major

Decision, other than with respect to any Excluded Loan, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, (y) with respect to a Serviced AB Whole Loan, subject to any rights of the related holder of the Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, other than with respect to any Excluded Loan prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating

Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to any Serviced AB Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” (or analogous term) under the related Intercreditor Agreement may be made without the consent of the holder of the related Control Note, which must be obtained by the master servicer or the special servicer, as applicable, in accordance with the terms of the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan—Consultation and Control” and “—Centre 425 Bellevue Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following to the extent such actions do not constitute Major Decisions:

(i)       approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(ii)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(iii)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan, but excluding (subject to clause (vi) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or (C) any other funding or disbursement as mutually agreed upon by the master servicer and special servicer;

(iv)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the PSA), except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan; provided that the foregoing is not otherwise a Major Decision);

(v)       in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; and

(vi)       in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision;

provided, however, that with respect to clauses (i), (ii)(A), (ii)(B) and (iv) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent. If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”), with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan), to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision” which items the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan or, prior to the occurrence and continuance of a related Control Appraisal Period, a Serviced AB Whole Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder) and (y) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the master servicer or the special servicer, as applicable, has obtained the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization

(provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”), with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision” which items the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or to (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan or, prior to the occurrence and continuance of a related Control Appraisal Period, a Serviced AB Whole Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder) and (y) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the master servicer or the special servicer, as applicable, has obtained the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $20,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent and subject to the rights of the Directing Certificateholder discussed under “—The Directing Certificateholder” and any Controlling Holder of a Serviced AB Whole Loan; provided, however, that with respect to clauses (i), (ii)(A), (ii)(B) and (iv) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans (other than Non-Serviced Mortgage Loans) and obtain the consent or deemed consent of the special servicer as provided in the PSA.

It is expected that any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2018 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will promptly forward a copy of such document to the special servicer), within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions)

commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)       as to which any Periodic Payment is more than 60 days delinquent;

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the controlling class representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(4)       as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)       as to which the master servicer determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the holders of any related

Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Serviced Companion Loan, as applicable; provided that, any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (and with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Certificateholder)) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate. Prior to a Consultation Termination Event, promptly upon a determination by the master servicer pursuant to clauses (5), (6) or (7) above, the master servicer will notify the Directing Certificateholder of such determination.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to a Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset

Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process“.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Controlling Holder with respect to an AB Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or between the special servicer and the Controlling Holder with respect to an AB Whole Loan with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an AB Whole Loan (to the extent required by the terms of the related Intercreditor Agreement). For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, other than with respect to any Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole

Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (or, with respect to the Serviced AB Whole Loan, if applicable, prior to the occurrence of a Control Appraisal Period, the holder of the related Subordinate Companion Loan) 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer (other than with respect to a sale involving a Serviced AB Whole Loan) will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loans”.

In connection with any such sale involving a Serviced AB Whole Loan, the special servicer will also have the right, but not the obligation, to purchase or sell the related Subordinate Companion Loan if the special servicer determines that such purchase or sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan) and subject to any rights of the holder of the related Control Note pursuant to the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the second succeeding paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan), as to all Special Servicer Major Decisions and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Master Servicer Major Decisions. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to any matter for which the consent of the Directing Certificateholder is required, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within ten (10) business days following written request for consent and its receipt of all reasonably requested information on any required consent, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

With respect to the Yorkshire & Lexington Towers Whole Loan and the Centre 425 Bellevue Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the Yorkshire & Lexington Towers Whole Loan Directing Holder or the Centre 425 Bellevue Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii)) above in this definition)

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder” means, with respect to the Servicing Shift Mortgage Loans, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the Servicing Shift Mortgage Loans will be the holder of the related Controlling Companion Loan, which, in the case of the National Office Portfolio Whole Loan, is currently LCF or an affiliate and, in the case of the Yorkshire & Lexington Towers Whole Loan is currently Natixis Real Estate Capital LLC, in the case of the Centre 425 Bellevue Whole Loan is currently Natixis Real Estate Capital LLC, in the case of the National Office Portfolio Whole Loan is currently LCF or an affiliate, in the case of the Totowa Commerce Center Whole Loan is currently Natixis Real Estate Capital LLC, in the case of the Bass Pro & Cabela’s Portfolio Whole Loan is currently Goldman Sachs Mortgage Company, in the case of the Hyatt Regency Princeton Whole Loan is currently Cantor Commercial Real Estate Lending, L.P., in the case of the At Home Portfolio Whole Loan is currently UBS AG, New York Branch and in the case of the Murrieta Plaza Whole Loan is currently Regions Bank. On and after the Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “Control Eligible Certificates” will be either of the Class D-RR, Class E-RR, Class F-RR, Class G-RR or Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

The Class D-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (xviii) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)  any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(iv)  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii) releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(viii)  any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings or other exercise of remedies under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(x)  approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xi) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xii) any consent to incurrence of mezzanine debt by a direct or indirect parent of a borrower;

(xiii) determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xiv) other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xv)  any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way;

(xvi) any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xvii) any modification, waiver or amendment of a material term of an Intercreditor Agreement, intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder or holder of a Pari Passu Companion Loan related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto;

(xviii) any determination of an Acceptable Insurance Default;

(xix) any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xx) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xxi) approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan).

Subject to the terms and conditions of this section, (a) the special servicer will process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan (except for clause (xviii) of the definition of “Major Decision” which will be processed by the master servicer), (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and with respect to Specially Serviced Loans solely with respect to clause (xviii) of the definition of “Major Decision” and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent. For the avoidance of doubt, the master servicer and the special servicer have mutually agreed that the master servicer will process the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision” with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA.

Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer, any Directing Certificateholder or the operating advisor.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the master servicer or the special servicer, as applicable, receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision

Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision under clauses (xvi) through (xxi) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (i) through (xv) of the definition of “Major Decision”.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any Yorkshire & Lexington Towers Major Decision or Centre 425 Bellevue Major Decision, as applicable with respect to the related Whole Loan will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the Yorkshire & Lexington Towers Whole Loan Directing Holder or the Centre 425 Bellevue Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will consult (on a non-binding basis) with the Directing Certificateholder in connection with any Major Decision in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) will have no direction, consultation or consent rights in connection with any Major Decision and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan or, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation

Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “Pooling and Servicing Agreement—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the Yorkshire & Lexington Towers Whole Loan Directing Holder or the Centre 425 Bellevue Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) a Non-Serviced Mortgage Loan, (ii) an Excluded Loan or (iii) a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement) and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all

Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the Yorkshire & Lexington Towers Whole Loan Directing Holder or the Centre 425 Bellevue Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion

Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class D-RR certificates and the Class D-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class D-RR certificates, the successor Class D-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class D-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class D-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class D-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class D-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related Subordinate Companion Loan Holder prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related Subordinate Companion Loan Holder)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related Subordinate Companion Loan Holder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder appointed by the Controlling Class:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or a Companion Loan that is part of the Servicing Shift Whole Loan (or Serviced Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a) reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b) reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c) recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d) preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (c) above:

(i) after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii) if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii) if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform all of its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor, the operating advisor will ((i) if any Mortgage Loans (other than a Servicing Shift Whole Loan) were Specially Serviced Loans at any time during the prior calendar year or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii) that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii) that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv) that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means any (i) correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) strategically sensitive information (including any such information contained within an Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from such other securitizations will not be imputed to the operating advisor in its role in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by evidence as set forth in the PSA (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class Z certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the fifty-two (52) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2011 and September 30, 2017 was approximately 98.55%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.65%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 16.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)  a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii) a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii) a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv) a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)  a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi) any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review

Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans), and the related mortgage loan seller. The special servicer, if applicable, may review such preliminary report and determine whether any information contained in such preliminary report shall be labeled as “Privileged Information” and thus be excluded from the Asset Review Report and Asset Review Report Summary. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of LCF, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i) any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii) any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii) any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v) the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi) the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Yorkshire & Lexington Towers Whole Loan Directing Holder or the Centre 425 Bellevue Directing Holder, as applicable, will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than

25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s internet website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above under “—Replacement of the Special Servicer Without Cause” and this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” regarding the replacement of the special servicer without cause will not apply with respect to a Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f) either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of securities backed, wholly or partially, by any Serviced Companion Loan (“Serviced Companion Loan Securities”), and if the master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or cause a tax to be imposed on the trust or any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). If the master servicer is the enforcing servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred and is continuing) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action that involves referring the matter to mediation or arbitration, as the case may be, that is approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the

Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, any mortgage loan seller with respect to the subject mortgage loan and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.

By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will or are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the UBS 2017-C5 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan.

“Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the UBS 2017-C5 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Notwithstanding the foregoing, the servicing of a Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Intercreditor Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the Burbank Office Portfolio Mortgage Loan

The Burbank Office Portfolio Whole Loan, which includes the Burbank Office Portfolio Mortgage Loan and any related REO Property, is serviced and administered under the DBUBS 2017-BRBK TSA. Accordingly, the DBUBS 2017-BRBK Servicer (or, if it fails to do so, the DBUBS 2017-BRBK Trustee) will generally make property protection advances, unless it is determined in accordance with the DBUBS 2017-BRBK TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the Burbank Office Portfolio Mortgage Loan. The DBUBS 2017-BRBK Servicer will generally also remit collections on the Burbank Office Portfolio Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Burbank Office Portfolio Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Burbank Office Portfolio Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the Burbank Office Portfolio Mortgage Loan, subject to any non-recoverability determination.

The servicing terms of the DBUBS 2017-BRBK TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the DBUBS 2017-BRBK Servicer, the DBUBS 2017-BRBK Special Servicer, the DBUBS 2017-BRBK Trustee or the DBUBS 2017-BRBK Certificate Administrator or (b) make Servicing Advances with respect to the Burbank Office Portfolio Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Burbank Office Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the DBUBS 2017-BRBK Servicer or the DBUBS 2017-BRBK Special Servicer.

●	The DBUBS 2017-BRBK Servicer will earn a primary servicing fee with respect to the Burbank Office Portfolio Mortgage Loan at a rate equal to 0.00125% per annum. The DBUBS 2017-BRBK Special Servicer will earn a special servicing fee with respect to the Burbank Office Portfolio Mortgage Loan at a rate equal to 0.25% per annum.

●	Pursuant to the DBUBS 2017-BRBK TSA, the liquidation fee and the workout fee with respect to the Burbank Office Portfolio Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the DBUBS 2017-BRBK TSA each have a fixed fee rate of 0.50% and the liquidation fee is not subject to a $25,000 minimum fee.

●	The DBUBS 2017-BRBK TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DBUBS 2017-BRBK TSA.

●	The DBUBS 2017-BRBK TSA does not require the DBUBS 2017-BRBK Servicer to make the equivalent of compensating interest payments in respect of the Burbank Office Portfolio Whole Loan.

●	The DBUBS 2017-BRBK TSA and the PSA vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the Burbank Office Portfolio Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the DBUBS 2017-BRBK Servicer determines that a property protection advance it made with respect to the Burbank Office Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the Burbank Office Portfolio Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Burbank Office Portfolio Whole Loan. In the event that collections received after the final liquidation of the Burbank Office Portfolio Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the DBUBS 2017-BRBK Servicer determines that the monthly debt service advances on the Burbank Office Portfolio Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the Burbank Office Portfolio Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the Burbank Office Portfolio Mortgage Loan or the Burbank Office Portfolio Pari Passu Companion Loans.

●	The DBUBS 2017-BRBK Servicer is generally responsible for servicing and administration of the Burbank Office Portfolio Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the Burbank Office Portfolio Mortgage Loan, and the DBUBS 2017-BRBK Special Servicer is generally responsible for servicing and administration of the Burbank Office Portfolio Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the DBUBS 2017-BRBK Special Servicer (subject to the rights of the Burbank Office Portfolio Directing Certificateholder) will generally be required for all major decisions with respect to the Burbank Office Portfolio Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the DBUBS 2017-BRBK TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The DBUBS 2017-BRBK Trustee is the mortgagee of record with respect to the Burbank Office Portfolio Whole Loan.

●	The custodian under the DBUBS 2017-BRBK TSA is generally responsible for holding the loan documents with respect to the Burbank Office Portfolio Whole Loan (other than the original promissory note for the Burbank Office Portfolio Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the Burbank Office Portfolio Whole Loan, related loan documents will be released to the DBUBS 2017-BRBK Servicer or the DBUBS 2017-BRBK Special Servicer.

●	The DBUBS 2017-BRBK Servicer (if the Burbank Office Portfolio Whole Loan is not subject to special servicing) or the DBUBS 2017-BRBK Special Servicer (if the Burbank Office Portfolio Whole Loan is subject to special servicing) (subject to, if and when applicable, the consent/consultation rights of the Burbank Office Portfolio Directing Certificateholder and the Burbank Office Portfolio Operating Advisor), are able agree to modify, waive or amend any term of the Burbank Office Portfolio Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the DBUBS 2017-BRBK TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the DBUBS 2017-BRBK Servicer nor the DBUBS 2017-BRBK Special Servicer may extend the maturity date of the Burbank Office Portfolio Whole Loan beyond 7 years prior to the latest rated final distribution date.

●	Each of the DBUBS 2017-BRBK Servicer and the DBUBS 2017-BRBK Special Servicer are liable in accordance with the DBUBS 2017-BRBK TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the DBUBS 2017-BRBK Servicer and the DBUBS 2017-BRBK Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the DBUBS 2017-BRBK TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the DBUBS 2017-BRBK TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the DBUBS 2017-BRBK TSA.

●	The DBUBS 2017-BRBK TSA provides that each of the DBUBS 2017-BRBK Servicer and the DBUBS 2017-BRBK Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses

(including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the DBUBS 2017-BRBK TSA, the Burbank Office Portfolio Whole Loan, the Burbank Office Portfolio Intercreditor Agreement, the related Mortgaged Property or certificates issued under the DBUBS 2017-BRBK TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the DBUBS 2017-BRBK TSA). The Burbank Office Portfolio Intercreditor Agreement requires that the PSA provide that the DBUBS 2017-BRBK Servicer, the DBUBS 2017-BRBK Special Servicer, the DBUBS 2017-BRBK Certificate Administrator, the DBUBS 2017-BRBK Trustee or depositor under the DBUBS 2017-BRBK TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the Burbank Office Portfolio Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the Burbank Office Portfolio Whole Loan).

Prospective investors are encouraged to review the full provisions of the DBUBS 2017-BRBK TSA, which is expected to be available on the Closing Date, by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Burbank Office Portfolio Whole Loan”.

Servicing of the 237 Park Avenue Mortgage Loan

The 237 Park Avenue Whole Loan, which includes the 237 Park Avenue Mortgage Loan and any related REO Property, is serviced and administered under the MSSG 2017-237P TSA. Accordingly, the 237 Park Avenue Servicer (or, if it fails to do so, the trustee under the MSSG 2017-237P TSA) will generally make property protection advances, unless it is determined in accordance with the MSSG 2017-237P TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 237 Park Avenue Mortgage Loan. The 237 Park Avenue Servicer will generally also remit collections on the 237 Park Avenue Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 237 Park Avenue Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 237 Park Avenue Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 237 Park Avenue Mortgage Loan, subject to any non-recoverability determination.

The servicing terms of the MSSG 2017-237P TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the 237 Park Avenue Servicer, the 237 Park Avenue Special Servicer or the trustee or the certificate administrator under the MSSG 2017-237P TSA or (b) make Servicing Advances with respect to the 237 Park Avenue Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 237 Park Avenue Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer.

●	The 237 Park Avenue Servicer will earn a primary servicing fee with respect to the 237 Park Avenue Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the MSSG 2017-237P TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 237 Park Avenue Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the MSSG 2017-237P TSA each have a fixed fee rate of 0.50% and the liquidation fee is not subject to a $25,000 minimum fee.

●	The MSSG 2017-237P TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to MSSG 2017-237P TSA.

●	The MSSG 2017-237P TSA does not require the 237 Park Avenue Servicer to make the equivalent of compensating interest payments in respect of the 237 Park Avenue Whole Loan.

●	The MSSG 2017-237P TSA and the PSA vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 237 Park Avenue Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the 237 Park Avenue Servicer determines that a property protection advance it made with respect to the 237 Park Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 237 Park Avenue Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 237 Park Avenue Whole Loan. In the event that collections received after the final liquidation of the 237 Park Avenue Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the 237 Park Avenue Servicer determines that the monthly debt service advances on the 237 Park Avenue Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 237 Park Avenue Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 237 Park Avenue Mortgage Loan or the 237 Park Avenue Pari Passu Companion Loans: first such advances on the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 237 Park Avenue Subordinate Companion Loans will be reimbursed.

●	The 237 Park Avenue Servicer is generally responsible for servicing and administration of the 237 Park Avenue Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 237 Park Avenue Mortgage Loan, and the 237 Park Avenue Special Servicer is generally responsible for servicing and administration of the 237 Park Avenue Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the 237 Park Avenue Special Servicer (subject to the rights of the 237 Park Avenue Directing Certificateholder) will generally be required for all major decisions with respect to the 237 Park Avenue Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the MSSG 2017-237P TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The 237 Park Avenue Trustee is the mortgagee of record with respect to the 237 Park Avenue Whole Loan.

●	The custodian under the MSSG 2017-237P TSA is generally responsible for holding the loan documents with respect to the 237 Park Avenue Whole Loan (other than the original promissory note for the 237 Park Avenue Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 237 Park Avenue Whole Loan, related loan documents will be released to the 237 Park Avenue Servicer or the 237 Park Avenue Special Servicer.

●	The 237 Park Avenue Servicer (if the 237 Park Avenue Whole Loan is not subject to special servicing) or the 237 Park Avenue Special Servicer (if the 237 Park Avenue Whole Loan is subject to special servicing) (subject to, if and when applicable, the consent/consultation rights of the 237 Park Avenue Directing Certificateholder and the 237 Park Avenue Operating Advisor), are able agree to modify, waive or amend any term of the 237 Park Avenue Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the MSSG 2017-237P TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the 237 Park Avenue Servicer nor the 237 Park Avenue Special Servicer may extend the maturity date of the 237 Park Avenue Whole Loan beyond 5 years prior to the latest rated final distribution date.

●	Each of the 237 Park Avenue Servicer and the 237 Park Avenue Special Servicer are liable in accordance with the MSSG 2017-237P TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the 237 Park Avenue Servicer and the 237 Park Avenue Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the MSSG 2017-237P TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the MSSG 2017-237P TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the MSSG 2017-237P TSA.

●	The MSSG 2017-237P TSA provides that each of the 237 Park Avenue Trust 2017-245P Master Servicer and the 237 Park Avenue Trust 2017-245P Special Servicer

(and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the MSSG 2017-237P TSA, the 237 Park Avenue Whole Loan, the 237 Park Avenue Intercreditor Agreement, the related Mortgaged Property or certificates issued under the MSSG 2017-237P TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the MSSG 2017-237P TSA). The 237 Park Avenue Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee, operating advisor or depositor under the MSSG 2017-237P TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 237 Park Avenue Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the 237 Park Avenue Whole Loan).

Prospective investors are encouraged to review the full provisions of the MSSG 2017-237P TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 237 Park Avenue Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iv) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent a rating agency confirmation is required under the PSA in connection with any servicing action involving a Mortgage Loan that is part of a Serviced Whole Loan, a rating agency confirmation will generally be required from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any affected Serviced Pari Passu Companion Loan Securities, provided that such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above., less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class Z and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan

Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a prohibited party under the PSA.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the issuing entity or mortgaged property securing the same is located, the trustee will have the power to appoint one or more persons or entities approved by the trustee to act (at the expense of the issuing entity) as Cayman agent, jointly with the trustee, of all or any part of the issuing entity, and to vest in such agent such powers, duties, obligations, rights and trusts as the trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a Cayman agent will not relieve the trustee of its responsibilities, obligations and liabilities under the PSA to the extent set forth in the PSA.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Certain Aspects of Cayman Islands Law

One (1) Mortgaged Property, securing one mortgage loan in whole or in part representing approximately 2.8% of the Initial Pool Balance by allocated loan amount is located in the Cayman Islands. The Cayman Islands is administered as a British Overseas Territory but under its 1972 Constitution has a significant degree of internal self-government. The Cayman Islands has a combined common law and statute based legal system. English Law is of persuasive authority.

The Cayman Islands adheres to the Basel Core Principles for effective Banking Supervision, the IAIS principles for insurance regulation, the IOSCO principles for regulation of investments business, the FATF Forty Recommendations on anti-money laundering and best practices in the area of trust and corporate services regulation.

The relevant legislation in relation to the registration of interests in land and taking security over land in the Cayman Islands is the Registered Land Law (“RLL”). The RLL creates a “Torrens”-style “title by registration” system of land registration. The RLL creates the land register maintained by the Registrar of Lands (a government official) in respect of every parcel of land located in the Cayman Islands. The principle underlying the Cayman Islands system of land registration is a guarantee by the Government of the Cayman Islands as to the correctness of the register. Under Section 141 of the RLL, persons suffering damage by reason of any mistake or omission in the register or any rectification in the register have a statutory right to be indemnified by the Cayman Islands government. Generally, registered interests will defeat unregistered interests, regardless of the time the unregistered interest was granted or whether there notice of the same was given. As amongst registered interests, priority depends on the order of registration. Pursuant to Section 28 of the RLL, all registered land is deemed to be subject to the following limited “overriding interests” that apply without being noted on the register: (a) rights of way, rights of water and any easement or profit subsisting at the time of first registration under the law; (b) natural rights of light, air, water and support; (c) rights of compulsory acquisition, resumption, entry, search, user or limitation of user conferred by any other law; (d) leases or agreements for leases for a term not exceeding two (2) years and periodic tenancies; (e) any unpaid monies that, without reference to registration under the RLL, are expressly declared by any law to be a charge on the land; (f) rights acquired or in the process of being acquired by virtue of any law relating to the limitation or actions or by prescription; (g) the rights of a person in actual occupation of the land or in receipt of the rents and profits from the land, except in the event that inquiry is made and such person or such rights are not disclosed and (h) electric supply lines, telephone, telegraph lines or poles, pipelines, aqueducts, canals, weirs and dams erected, constructed or laid in pursuance of by virtue of any power conferred by any law. No assurances can be given that

“overriding interests” will not apply to the registered mortgage on the related mortgaged property.

A security interest in real property in the Cayman Islands is created by way of a registered “charge” (which is equivalent to a mortgage), which interest is noted on the land register for that particular property. Section 78 of the RLL provides that a secured creditor shall not be entitled to foreclose, nor enter into possession of the charged real property or to receive the rents and profits thereof unless default has been made in the payment of the principal sum or of any interest or other periodic payment or of any part thereof, or in the performance or observance of any agreement expressed or implied in the charge document. The RLL permits the secured creditor to exercise the following remedies to enforce its security with respect to the charged real property:

(i)     appointing a receiver of the income of the charged real property;

(ii)    selling the charged real property; or

(iii)    in certain specific circumstances, suing for the monies secured by the charge.

These remedies and the mechanics by which they are executed may be varied in the charge documents relating to the property, however, such varied remedies may not be acted upon without first obtaining an order of a Cayman court. The charge documents related to the Marriott Grand Cayman mortgage loan are varied to provide for immediate enforcement on default and sale by private treaty, and, thus, must be court approved before exercised in such manner.

Before a secured party (or “chargee”) is able to exercise any of the above remedies he must first give the mortgagor (or “chargor”) written notice. Section 72(1) of the RLL provides that if default is made in payment of the principal sum or of any interest or any other periodical payment or part thereof, or the performance or observance of any agreement expressed or implied in any charge, and continues for one month, the chargee may serve on the chargor notice in writing to pay the money owing or to perform and observe the agreement as the case may be. Section 72(2) of the RLL provides that if the chargor does not comply within three months of the date of service of the written notice described above, the chargee may commence the exercise of the remedies described above. There are no other requirements for declaring an event of default or acceleration under Section 72(1) of the RLL.

If after the four-month period, the chargee appoints a receiver over the charged real property, it would have to wait for an additional period of three months after the time the receiver is appointed before it could sell the charged real property. This decision to sell the property would have to be set out in a second notice to the borrower chargor. Any sale of charged property must be exercised in good faith and with regard to the interests of the chargor, and must be made through one or more public auctions for a sum payable in one amount or in installments, subject to such reserve price and conditions of sale as the chargee deems acceptable. A chargor has the right to redeem the charged property at any time before it is sold by paying all monies due under the charge at the time of repayment. The chargee would not be permitted to “credit bid” at a public auction of the charged property, although a sale to an affiliate of the chargee may be effected. If such a sale were challenged, the chargee would carry the burden of proving that the purchase price for the property was not under value. The likelihood of the success of a challenge to a sale is almost entirely dependent on valuation issues and the process used in identifying potential buyers.

When the charged property is sold, Cayman Islands law requires that a stamp duty based on the market value of the property or the purchase price (whichever is greater) be paid by the purchaser to the Cayman Islands government. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Mortgage Loans Secured by Mortgaged Properties Located in the Cayman Islands” in this prospectus.

There are no specific statutory or regulatory constraints on the investment policies and strategies that may be adopted by a company established in the Cayman Islands, or on other commercial matters such as the appointment of local service providers. There are no exchange control or currency regulations in the Cayman Islands. There are no restrictions on foreign shareholders, limited partners or holders of unit trust investments; provided, however, that pursuant to the RLL and the Companies Law (2016 Revision) unless a company is (i) registered as an existing company, (ii) formed and registered under the Companies Law (2016 Revision), or (iii) in the case of a foreign company, is registered under Part IX of the Companies Law (2016 Revision), such company has no power to be registered as a proprietor or in any other manner to hold land in the Cayman Islands. If a foreign company ceases to carry on or have a place of business in the Cayman Islands, ceases to be a foreign company or fails to comply with Part IX of the Companies Law (2016 Revision), the Governor in Cabinet may, whenever it appears to him to be necessary in the public interest, order the corporate body or company to transfer any lands held by, vested in or belonging to it to a person capable of holding such lands and of being registered as a proprietor thereof under the RLL. If a company fails to comply with such orders, the Governor in Cabinet is permitted to seek the assistance of the courts to accomplish this directive. There are no direct or indirect taxes payable by companies in the Cayman Islands although annual registration fees are payable by all companies.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution

Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Cayman Islands Bankruptcy Laws

The related borrower under the Marriott Grand Cayman Mortgage Loan is a company organized and existing under the laws of the Cayman Islands. The bankruptcy of a member of the related borrower may provide the opportunity in the bankruptcy case of the member to obtain an order from a court consolidating the assets and liabilities of the member with those of the related borrower pursuant to the doctrine of alter ego/piercing the corporate veil. In such a case, the related Mortgaged Property, for example, would become property of the estate of the bankrupt member. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the member, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the Mortgaged Property.

In addition, the concept of “bankruptcy” applies to individuals in the Cayman Islands. The corresponding concept as it applies to limited companies is referred to as “liquidation” or “winding up”. In connection with a liquidation, a liquidator will be appointed with the role of realizing unsecured assets belonging to the company, agreeing claims of unsecured creditors against the company, and distributing the proceeds of realization of the company’s assets to the appropriate parties. There is no vesting of assets in the liquidator. The assets remain vested in the company and the liquidator deals with the company’s assets on behalf of the company. Dissolution occurs at the culmination of winding up proceedings.

When a court order has been made for the winding up of a company, no proceedings against the company may be proceeded with or commenced except with leave of the court. This prevents unsecured creditors from pursuing their usual remedies to enforce payment of debts. Unsecured creditors are entitled to seek relief from the court and to participate in the liquidation process. Secured creditors may realize their security outside the liquidation process and participate in the liquidation process in respect of any balance of their debt remaining after realization of their security.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable”

standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG, New York Branch. UBS AG, New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more of the Burbank Office Portfolio Pari Passu Companion Loans, the Yorkshire & Lexington Towers Pari Passu Companion Loans, the Griffin Portfolio Pari Passu Companion Loans, the Bass Pro & Cabela’s Portfolio Pari Passu Companion Loans and the At Home Portfolio Pari Passu Companion Loan. However, UBS AG, New York Branch intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank is the trustee, the certificate administrator, the REMIC administrator, 17g-5 information provider, the custodian, the certificate registrar and the Cayman agent (solely for the purpose of acting as record mortgagee of the Marriott Grand Cayman Mortgage Loan) under this securitization. In addition, Wells Fargo Bank, National Association is also (1) the master servicer, the certificate administrator and the custodian under the DBUBS 2017-BRBK TSA, which governs the servicing and administration of the Burbank Office Portfolio Whole Loan, (2) expected to be the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK8 PSA, which is expected to govern the servicing and administration of the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan, (3) the servicer, the special servicer, the certificate administrator and the custodian under the MSSG Trust 2017-237P TSA, which governs the servicing and administration of the 237 Park Avenue Whole Loan, (4) the master servicer, the certificate administrator, the Cayman agent and the custodian under the GSMS 2017-GS7 PSA, which governs the servicing and administration of the Marriott Grand Cayman Whole Loan, (5) the

trustee, the certificate administrator and the custodian under the UBS 2017-C2 PSA, which governs the servicing and administration of the AHIP Northeast Portfolio III Whole Loan, (6) the master servicer, the certificate administrator and the custodian under the UBS 2017-C4 PSA, which governs the servicing and administration of the DoubleTree Berkeley Marina Whole Loan and The District Whole Loan, and (7) the master servicer under the CD 2017-CD5 PSA, which governs the servicing and administration of the IGT Reno Whole Loan.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Rialto Mortgage Loans.

Pursuant to certain interim servicing agreements between Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Rialto Mortgage, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Rialto Mortgage and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Pursuant to certain interim servicing agreements between Société Générale, a sponsor, an originator, a mortgage loan seller, and certain affiliates of Société Générale, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Société Générale and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Société Générale Mortgage Loans.

Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the initial directing holder and the holder of certain of the Yorkshire & Lexington Towers Pari Passu Companion Loans, the Yorkshire & Lexington Towers Subordinate Companion Loan, the Centre 425 Bellevue Pari Passu Companion Loan, the Centre 425 Bellevue Subordinate Companion Loan and the Totowa Commerce Center Pari Passu Companion Loan. However, Natixis Real Estate Capital LLC or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at any time.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, an originator, a mortgage loan seller and the holder of certain of the Marriott Grand Cayman Pari Passu Companion Loans, the Manchester Financial Building Pari Passu Companion Loan and the Hyatt Regency Princeton Pari Passu Companion Loans, and Berkeley Point Capital LLC, a primary servicer. However, Cantor Commercial Real Estate Lending, L.P. or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at any time.

Wells Fargo Bank and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to the related LCF Financing Affiliate, Wells Fargo Bank has agreed to purchase mortgage loans from LCF on a revolving basis. There are no LCF Mortgage Loans that are, as of the date of this prospectus, subject to that repurchase facility. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian (or, in the case of the 50 Varick Street Mortgage Loan, the custodian under the UBS 2017-C4 PSA) with respect to the loan files for all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between LCF, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank described above), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

LCF is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as TransUnion Office Building and Dollar General Aroma Park, collectively representing approximately 0.9% of the Initial Pool Balance. LCF or an affiliate thereof originated each of those Mortgage Loans, and LCF is the mortgage loan seller with respect to those Mortgage Loans. Those Mortgage Loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related Mortgage Loan documents permit transfers of the related Mortgaged Property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related Mortgage Loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related Mortgage Loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) the lender will accept insurance coverage (including in some cases, self-insurance) provided by the tenant under its lease.

LCF or an affiliate thereof holds (subject to any applicable financing arrangements) the National Office Portfolio Companion Loans, the DoubleTree Wilmington Companion Loan and the mezzanine loan secured by the equity interests in the borrower under the DoubleTree Wilmington Mortgage Loan. Each of these Companion Loans and such mezzanine loan may, but is not required to be, included in a future securitization or otherwise sold at any time.

Midland is the master servicer and the special servicer under the UBS 2017-C2 PSA with respect to the AHIP Northeast Portfolio III Whole Loan. Midland is expected to be the special servicer under the BANK 2017-BNK8 PSA with respect to (i) the Griffin Portfolio Whole Loan and (ii) on and after the closing date under the BANK 2017-BNK8 PSA, but prior to the date the related controlling Companion Loan is contributed to a future commercial mortgage securitization transaction, the Cabela’s Industrial Portfolio Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch, NREC and certain of their affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans and NREC Mortgage Loans, as applicable, prior to their inclusion in the issuing entity.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point Capital LLC is expected to have full cashiering subservicing duties with respect to two of the CCRE Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance. In addition, pursuant to a limited subservicing agreement between Berkeley Point Capital LLC and Midland, Berkeley Point Capital LLC is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to seven CCRE Mortgage Loans, representing approximately 10.7% of the Initial Pool Balance.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor under the MSSG Trust 2017-237P TSA with respect to the 237 Park Avenue Whole Loan, (ii) the operating advisor and asset representations reviewer under the UBS 2017-C2 PSA with respect to the AHIP Northeast Portfolio III Whole Loan, (iii) the operating advisor and asset representations reviewer under the CD 2017-CD5 PSA with respect to the IGT Reno Whole Loan, (iv) the operating advisor and asset representations reviewer under the GSMS 2017-GS7 PSA with respect to the Marriott Grand Cayman Whole Loan, (v) is expected to be the operating advisor under the DBUBS 2017-BRBK TSA with respect to the Burbank Office Portfolio, and (vi) is expected to be the operating advisor and asset representations reviewer under the BANK 2017-BNK8 PSA with respect to the Griffin Portfolio Whole Loan and the Cabela’s Industrial Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application of earnout reserve funds, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or

Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 520,382,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	$ 133,478,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (e.g., due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, provisions relating to the application of earnout reserve funds, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the exercise of a purchase option by the holder of a mezzanine loan, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan.

Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 520,382,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	$ 133,478,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to a Serviced AB Whole Loan, principal payments will be allocated to the related Mortgage Loan) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2017; and

●	the Offered Certificates are settled with investors on November 16, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	84%	84%	84%	84%	84%
November 2019	65%	65%	65%	65%	65%
November 2020	43%	43%	43%	43%	43%
November 2021	16%	16%	16%	16%	16%
November 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.59	2.58	2.58	2.58	2.58

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.81	4.78	4.75	4.70	4.42

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	98%	98%	98%	98%	98%
November 2023	78%	78%	78%	78%	78%
November 2024	57%	57%	57%	57%	57%
November 2025	35%	35%	35%	35%	35%
November 2026	12%	12%	12%	12%	12%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.34	7.34	7.34	7.34	7.34

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.91	6.87	6.82	6.75	6.41

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.70	9.66	9.61	9.55	9.34

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.87	9.83	9.78	9.52

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.62

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.93	9.91	9.91	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below1

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2018	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.00	10.00	9.96	9.91	9.75

1  The information in this table with respect to the Class C Certificates is subject to change upon finalization of the Class C, Class D and Class D-RR Certificate Balances.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99832%	2.5214%	2.5225%	2.5230%	2.5230%	2.5230%
99.24832%	2.4194%	2.4202%	2.4205%	2.4205%	2.4205%
99.49832%	2.3178%	2.3183%	2.3185%	2.3185%	2.3185%
99.74832%	2.2166%	2.2168%	2.2169%	2.2169%	2.2169%
99.99832%	2.1157%	2.1156%	2.1156%	2.1156%	2.1156%
100.24832%	2.0152%	2.0148%	2.0147%	2.0147%	2.0147%
100.49832%	1.9151%	1.9144%	1.9141%	1.9141%	1.9141%
100.74832%	1.8154%	1.8143%	1.8140%	1.8140%	1.8140%
100.99832%	1.7160%	1.7146%	1.7141%	1.7141%	1.7141%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99695%	2.7719%	2.7696%	2.7664%	2.7616%	2.7331%
102.24695%	2.7164%	2.7138%	2.7102%	2.7049%	2.6730%
102.49695%	2.6611%	2.6581%	2.6542%	2.6483%	2.6132%
102.74695%	2.6059%	2.6027%	2.5984%	2.5919%	2.5535%
102.99695%	2.5508%	2.5473%	2.5427%	2.5357%	2.4940%
103.24695%	2.4959%	2.4922%	2.4871%	2.4796%	2.4346%
103.49695%	2.4412%	2.4371%	2.4318%	2.4237%	2.3754%
103.74695%	2.3866%	2.3823%	2.3765%	2.3679%	2.3164%
103.99695%	2.3321%	2.3276%	2.3215%	2.3123%	2.2575%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99480%	3.0397%	3.0397%	3.0397%	3.0397%	3.0397%
102.24480%	3.0016%	3.0016%	3.0016%	3.0016%	3.0016%
102.49480%	2.9635%	2.9635%	2.9635%	2.9635%	2.9635%
102.74480%	2.9256%	2.9256%	2.9256%	2.9256%	2.9256%
102.99480%	2.8878%	2.8878%	2.8878%	2.8878%	2.8878%
103.24480%	2.8501%	2.8501%	2.8501%	2.8501%	2.8501%
103.49480%	2.8125%	2.8125%	2.8125%	2.8125%	2.8125%
103.74480%	2.7750%	2.7750%	2.7750%	2.7750%	2.7750%
103.99480%	2.7377%	2.7377%	2.7377%	2.7377%	2.7377%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99845%	3.1161%	3.1143%	3.1120%	3.1088%	3.0920%
102.24845%	3.0759%	3.0738%	3.0713%	3.0677%	3.0491%
102.49845%	3.0358%	3.0335%	3.0308%	3.0268%	3.0062%
102.74845%	2.9958%	2.9933%	2.9903%	2.9859%	2.9634%
102.99845%	2.9559%	2.9533%	2.9500%	2.9452%	2.9208%
103.24845%	2.9161%	2.9133%	2.9097%	2.9046%	2.8783%
103.49845%	2.8765%	2.8734%	2.8696%	2.8641%	2.8359%
103.74845%	2.8369%	2.8337%	2.8296%	2.8238%	2.7936%
103.99845%	2.7975%	2.7941%	2.7897%	2.7835%	2.7515%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.99192%	3.2194%	3.2193%	3.2192%	3.2192%	3.2189%
100.24192%	3.1890%	3.1888%	3.1886%	3.1884%	3.1875%
100.49192%	3.1588%	3.1585%	3.1581%	3.1577%	3.1563%
100.74192%	3.1286%	3.1282%	3.1277%	3.1272%	3.1251%
100.99192%	3.0985%	3.0980%	3.0974%	3.0967%	3.0941%
101.24192%	3.0685%	3.0678%	3.0671%	3.0663%	3.0631%
101.49192%	3.0386%	3.0378%	3.0370%	3.0359%	3.0322%
101.74192%	3.0088%	3.0079%	3.0069%	3.0057%	3.0014%
101.99192%	2.9791%	2.9780%	2.9769%	2.9756%	2.9707%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99208%	3.2441%	3.2438%	3.2430%	3.2418%	3.2359%
102.24208%	3.2145%	3.2141%	3.2133%	3.2120%	3.2054%
102.49208%	3.1850%	3.1846%	3.1837%	3.1823%	3.1749%
102.74208%	3.1556%	3.1552%	3.1542%	3.1526%	3.1446%
102.99208%	3.1263%	3.1258%	3.1247%	3.1230%	3.1143%
103.24208%	3.0970%	3.0965%	3.0954%	3.0935%	3.0841%
103.49208%	3.0679%	3.0673%	3.0661%	3.0641%	3.0540%
103.74208%	3.0388%	3.0382%	3.0369%	3.0347%	3.0240%
103.99208%	3.0098%	3.0092%	3.0078%	3.0055%	2.9941%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
6.96430%	5.4574%	5.3968%	5.3218%	5.2124%	4.6880%
7.06430%	5.1020%	5.0410%	4.9653%	4.8550%	4.3269%
7.16430%	4.7543%	4.6928%	4.6165%	4.5053%	3.9736%
7.26430%	4.4141%	4.3521%	4.2752%	4.1632%	3.6279%
7.36430%	4.0811%	4.0186%	3.9411%	3.8282%	3.2894%
7.46430%	3.7549%	3.6920%	3.6139%	3.5001%	2.9579%
7.56430%	3.4354%	3.3720%	3.2933%	3.1787%	2.6331%
7.66430%	3.1223%	3.0585%	2.9792%	2.8638%	2.3148%
7.76430%	2.8154%	2.7511%	2.6713%	2.5550%	2.0027%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.41925%	5.9199%	5.9360%	5.9716%	6.0252%	5.7455%
3.51925%	5.2996%	5.3153%	5.3508%	5.4043%	5.1146%
3.61925%	4.7044%	4.7199%	4.7553%	4.8087%	4.5093%
3.71925%	4.1328%	4.1479%	4.1833%	4.2366%	3.9277%
3.81925%	3.5829%	3.5978%	3.6331%	3.6863%	3.3683%
3.91925%	3.0534%	3.0680%	3.1032%	3.1563%	2.8294%
4.01925%	2.5429%	2.5573%	2.5923%	2.6454%	2.3099%
4.11925%	2.0502%	2.0643%	2.0993%	2.1523%	1.8084%
4.21925%	1.5743%	1.5881%	1.6230%	1.6759%	1.3238%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99285%	3.5469%	3.5469%	3.5469%	3.5468%	3.5405%
102.24285%	3.5170%	3.5170%	3.5170%	3.5168%	3.5098%
102.49285%	3.4871%	3.4871%	3.4871%	3.4870%	3.4792%
102.74285%	3.4573%	3.4573%	3.4573%	3.4572%	3.4487%
102.99285%	3.4276%	3.4276%	3.4276%	3.4275%	3.4182%
103.24285%	3.3980%	3.3980%	3.3980%	3.3978%	3.3879%
103.49285%	3.3685%	3.3685%	3.3685%	3.3683%	3.3576%
103.74285%	3.3391%	3.3391%	3.3391%	3.3389%	3.3275%
103.99285%	3.3097%	3.3097%	3.3097%	3.3095%	3.2974%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99349%	3.8704%	3.8696%	3.8694%	3.8694%	3.8640%
102.24349%	3.8400%	3.8392%	3.8390%	3.8390%	3.8330%
102.49349%	3.8098%	3.8089%	3.8086%	3.8086%	3.8020%
102.74349%	3.7797%	3.7787%	3.7784%	3.7784%	3.7712%
102.99349%	3.7496%	3.7486%	3.7482%	3.7482%	3.7404%
103.24349%	3.7196%	3.7185%	3.7181%	3.7181%	3.7097%
103.49349%	3.6897%	3.6885%	3.6881%	3.6881%	3.6791%
103.74349%	3.6600%	3.6587%	3.6582%	3.6582%	3.6486%
103.99349%	3.6302%	3.6289%	3.6284%	3.6284%	3.6182%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.27188%	4.2744%	4.2753%	4.2749%	4.2748%	4.2800%
101.52188%	4.2435%	4.2444%	4.2439%	4.2436%	4.2484%
101.77188%	4.2127%	4.2136%	4.2130%	4.2126%	4.2170%
102.02188%	4.1819%	4.1828%	4.1821%	4.1816%	4.1856%
102.27188%	4.1513%	4.1522%	4.1514%	4.1508%	4.1543%
102.52188%	4.1207%	4.1216%	4.1207%	4.1200%	4.1231%
102.77188%	4.0902%	4.0911%	4.0901%	4.0893%	4.0920%
103.02188%	4.0599%	4.0608%	4.0597%	4.0587%	4.0610%
103.27188%	4.0296%	4.0305%	4.0293%	4.0282%	4.0300%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class Z certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, five (5) Mortgaged Properties representing 8.4% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986

Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the

Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form

W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class Z certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$20,482,000	$100,407,000	$33,878,000	$40,000,000
SG Americas Securities, LLC	$0	$0	$0	$0
Cantor Fitzgerald & Co.	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Total	$20,482,000	$100,407,000	$33,878,000	$40,000,000

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
UBS Securities LLC	$153,039,000	$172,576,000	$520,382,000	$133,478,000
SG Americas Securities, LLC	$0	$0	$0	$0
Cantor Fitzgerald & Co.	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Total	$153,039,000	$172,576,000	$520,382,000	$133,478,000

Underwriter	Class A-S	Class B	Class C
UBS Securities LLC	$81,774,000	$29,737,000	$21,967,000
SG Americas Securities, LLC	$0	$0	$0
Cantor Fitzgerald & Co.	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0
Total	$81,774,000	$29,737,000	$21,967,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 109.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2017, before deducting expenses payable by the depositor (estimated at $5,321,781, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller, an affiliate of the depositor and the holder of certain of the Burbank Office Portfolio Pari Passu Companion Loans, the Yorkshire & Lexington Towers Pari Passu Companion Loans, the Griffin Portfolio Pari Passu Companion Loans, the Bass Pro & Cabela’s Portfolio Pari Passu Companion Loans and the At Home Portfolio Pari Passu Companion Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Cantor Fitzgerald & Co., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a joint bookrunner and co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(2)	the payment by the depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CCRE Lending.

(3)	the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale; and

(4)	the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, Cantor Fitzgerald & Co., SG Americas Securities, LLC and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus (and any supplement hereto) to the public in that Relevant Member State other than:

(a)       to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)       in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Offered Certificates will require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207340) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration

Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991), as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. In particular, Plan fiduciaries should note that one of the Mortgage Loans is secured by a Mortgaged Property located in the Cayman Islands. Fiduciaries should consult with their advisors regarding a Plan’s continued ability to hold Offered Certificates if the Mortgaged Property securing this Mortgage Loan were acquired by the issuing entity as a result of foreclosure or otherwise. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer, the special servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Offered Certificates, as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class A-S, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class A-S, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or Excess Interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment,

(i) Excess Interest or (ii) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the four (4) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other three NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

INDEX OF DEFINED TERMS

1

17g-5 Information Provider	418
1986 Act	609
1996 Act	585

2

2015 Budget Act	618
237 Park Avenue Borrower	120
237 Park Avenue Controlling Noteholder	291
237 Park Avenue Declarant Borrower	120
237 Park Avenue Directing Certificateholder	291
237 Park Avenue Fee Borrower	120
237 Park Avenue Intercreditor Agreement	287
237 Park Avenue Mortgage Loan	286
237 Park Avenue Noteholders	287
237 Park Avenue Pari Passu Companion Loans	287
237 Park Avenue Property	287
237 Park Avenue Servicer	287
237 Park Avenue Special Servicer	287
237 Park Avenue Subordinate Companion Loan	287

3

30/360 Basis	459

4

401(c) Regulations	631

A

A Notes	287
AB Modified Loan	472
Accelerated Mezzanine Loan Lender	411
Acceptable Insurance Default	477
Acting General Counsel’s Letter	159
Actual/360 Basis	217
Actual/360 Loans	446
ADA	587
Additional Exclusions	476
Additional Primary Servicing Compensation	369
Administrative Cost Rate	393
ADR	164
Advance Rate	289
Advances	441
Advisers Act	630
Affirmative Asset Review Vote	523
Agency	213
ALTA	335
Annual Debt Service	164
Anticipated Repayment Date	217
Appraisal Reduction Amount	468
Appraisal Reduction Event	467
Appraised Value	164
Appraised-Out Class	474
ARD Loan	217
ASR Consultation Process	492
Assessment of Compliance	561
Asset Representations Reviewer Asset Review Fee	466
Asset Representations Reviewer Fee	466
Asset Representations Reviewer Fee Rate	466
Asset Representations Reviewer Termination Event	528
Asset Representations Reviewer Upfront Fee	466
Asset Review	524
Asset Review Notice	523
Asset Review Quorum	523
Asset Review Report	526
Asset Review Report Summary	526
Asset Review Standard	525
Asset Review Trigger	521
Asset Review Vote Election	522
Asset Status Report	488
Assumed Final Distribution Date	402
Assumed Scheduled Payment	395
ASTM	189
Attestation Report	561
Available Funds	386

B

B Note	287
Balloon Balance	165
Balloon LTV Ratio	168
Balloon or ARD Payment	168

BANK 2017-BNK8 PSA	354
Bankruptcy Code	577
Base Interest Fraction	401
Beds	175
Block K	214
Borrower Party	411
Borrower Party Affiliate	411
BPC	364
BPC Parties	369
BPC Primary Serviced Mortgage Loans	366
BPC Primary Servicer Termination Event	371
BPC Primary Servicing Agreement	366
Breach Notice	430
BRRD	140
Building Loan	119, 287
Building Loan Reserve Funds	119
Building Note	287
Burbank Office Portfolio Companion Loans	276
Burbank Office Portfolio Debt Yield Trigger Period	283
Burbank Office Portfolio Intercreditor Agreement	276
Burbank Office Portfolio Mortgage Loan	275
Burbank Office Portfolio Mortgaged Properties	275
Burbank Office Portfolio Non-Standalone Pari Passu Companion Loans	275
Burbank Office Portfolio Noteholders	276
Burbank Office Portfolio Pari Passu Companion Loans	275
Burbank Office Portfolio Standalone Companion Loans	276
Burbank Office Portfolio Standalone Pari Passu Companion Loans	275
Burbank Office Portfolio Subordinate Companion Loan Holders	277
Burbank Office Portfolio Subordinate Companion Loans	276
Burbank Office Portfolio Triggering Event of Default	277
Burbank Office Portfolio Whole Loan	275
C

C(WUMP)O	21
Cash Flow Analysis	165
CCRE Data Tape	302
CCRE Deal Team	302
CCRE Lending	301
CCRE Mortgage Loans	301
CD 2017-CD5 PSA	354
CD 2017-CD5 Special Servicer	360
Centre 425 Bellevue Companion Loans	264
Centre 425 Bellevue Control Appraisal Period	268
Centre 425 Bellevue Directing Holder	268
Centre 425 Bellevue Lead Pari Passu Companion Loan	264
Centre 425 Bellevue Lead Pari Passu Companion Loan Securitization Date	264
Centre 425 Bellevue Major Decisions	269
Centre 425 Bellevue Mortgage Loan	264
Centre 425 Bellevue Mortgaged Property	264
Centre 425 Bellevue Non-Controlling Pari Passu Companion Loan	264
Centre 425 Bellevue Pari Passu Companion Loans	264
Centre 425 Bellevue Pooling and Servicing Agreement	264
Centre 425 Bellevue Senior Loans	264
Centre 425 Bellevue Sequential Pay Event	267
Centre 425 Bellevue Subordinate Companion Loan	264
Centre 425 Bellevue Subordinate Companion Loan Holder	265
Centre 425 Bellevue Subordinate Companion Loan Threshold Event Collateral	269
Centre 425 Bellevue Whole Loan	264
CERCLA	584
Certificate Administrator/Trustee Fee	465
Certificate Administrator/Trustee Fee Rate	465
Certificate Balance	384
Certificate Owners	421
Certificateholder	412

Certificateholder Quorum	531
Certificateholder Repurchase Request	543
Certifying Certificateholder	423
Class A Certificates	383
Class A-SB Planned Principal Balance	396
Class X Certificates	383
Clearstream	420
Clearstream Participants	422
Closing Date	163, 293
CMBS	63, 301
CMBS B-Piece Securities	377
CMMBS	350
Code	607
Collateral Deficiency Amount	472
Collection Account	445
Collection Period	387
Communication Request	424
Companion Distribution Account	445
Companion Holder	238
Companion Holders	238
Companion Loan Rating Agency	238
Companion Loans	162
Compensating Interest Payment	403
Constant Prepayment Rate	597
Consultation Termination Event	508
Control Appraisal Period	239
Control Eligible Certificates	501
Control Note	239
Control Termination Event	508
Controlling Class	500
Controlling Class Certificateholder	500
Controlling Companion Loan	238
Controlling Holder	239
Corrected Loan	488
Council	140
CPP	597
CPR	597
CPY	597
Credit Risk Retention Rules	374
CREFC®	408
CREFC® Intellectual Property Royalty License Fee	467
CREFC® Intellectual Property Royalty License Fee Rate	467
CREFC® Reports	408
Cross-Over Date	391
CRR Amendment Regulation	140
Cumulative Appraisal Reduction Amount	472, 473
Cure Event	285
Cure Payment	285
Cure/Contest Period	525
Cut-off Date	161
Cut-off Date Balance	166
Cut-off Date Loan-to-Value Ratio	166
Cut-off Date LTV Ratio	166

D

DBUBS 2017-BRBK Certificate Administrator	276
DBUBS 2017-BRBK Controlling Class	284
DBUBS 2017-BRBK Controlling Class Certificateholder	284
DBUBS 2017-BRBK Depositor	276
DBUBS 2017-BRBK Directing Holder	283
DBUBS 2017-BRBK Master Servicer	276
DBUBS 2017-BRBK Operating Advisor	276
DBUBS 2017-BRBK Special Servicer	276
DBUBS 2017-BRBK Subordinate Consultation Period	284
DBUBS 2017-BRBK Subordinate Control Period	283
DBUBS 2017-BRBK Trustee	276
DBUBS 2017-BRBK TSA	276
Debt Service Coverage Ratio	167
DEF(#)	169
DEF/@(#)	170
DEF/YM(#)	170
DEF/YM@(#)	170
Defaulted Loan	496
Defeasance Deposit	223
Defeasance Loans	222
Defeasance Lockout Period	226
Defeasance Lock-Out Period	222
Defeasance Option	222
Definitive Certificate	420
Delinquent Loan	522
Depositories	420
Determination Date	385
Diligence File	427
Directing Certificateholder	499
Directing Certificateholder Approval Process	491
Disclosable Special Servicer Fees	464
Discount Rate	401
Dispute Resolution Consultation	546
Dispute Resolution Cut-off Date	545
Distribution Accounts	445

Distribution Date	385
Distribution Date Statement	408
District Court	348
Dodd-Frank Act	140
DOL	627
DSCA	190
DSCR	167
DTC	420
DTC Participants	420
DTC Rules	421
Due Date	216, 387

E

EDGAR	626
Effective Gross Income	165
EIL	190
Eligible Asset Representations Reviewer	526
Eligible Operating Advisor	516
Enforcing Party	543
Enforcing Servicer	543
ESA	189
EU Risk Retention and Due Diligence Requirements	139
Euroclear	420
Euroclear Operator	422
Euroclear Participants	422
European Commission	140
Exception Schedules	380
Excess Interest	217
Excess Interest Distribution Account	446
Excess Modification Fee Amount	460
Excess Modification Fees	458
Excess Prepayment Interest Shortfall	404
Exchange Act	293, 346
Excluded Controlling Class Holder	410
Excluded Controlling Class Loan	411
Excluded Information	411
Excluded Loan	411
Excluded Plan	629
Excluded Special Servicer	531
Excluded Special Servicer Loan	531
Exemption	628
Exemption Rating Agency	628

F

FATCA	619
FDIA	157
FDIC	158
Federal Court Complaint	349
FIEL	22
Final Asset Status Report	491
Final Dispute Resolution Election Notice	546
Financial Promotion Order	19
FIRREA	160, 193
Fitch	559
Fixed	3
FP Attorney	195
FPO Persons	19
Franchisor Loan	237
FSMA	20, 625

G

Gain-on-Sale Entitlement Amount	387
Gain-on-Sale Remittance Amount	387
Gain-on-Sale Reserve Account	446
Garn Act	586
GLA	167
Government Securities	218
Grantor Trust	385, 607
GSMS 2017-GS7 PSA	354
GSMS 2017-GS7 Special Servicer	359

H

High Net Worth Companies, Unincorporated Associations, Etc.	19

I

ICAP	213
IDA Lease	213
Indirect Participants	420
Initial Delivery Date	488
Initial Pool Balance	161
Initial Rate	217
Initial Requesting Certificateholder	543
Initial Subordinate Companion Loan Holder	500
In-Place Cash Management	167
Insurance and Condemnation Proceeds	445
Intercreditor Agreement	238
Interest Accrual Amount	393
Interest Accrual Period	394
Interest Distribution Amount	393
Interest Reserve Account	445
Interest Shortfall	394
Interested Person	497
Investor Certification	411

K

KBRA	559
KKR	377
KKR Opportunity Partners	377

L

Ladder Capital Group	310
Ladder Capital Review Team	320
Ladder Holdings	310
LCF	310
LCF Data Tape	320
LCF Financing Affiliates	310
LCF Mortgage Loans	310
Lennar	360
Liquidation Fee	461
Liquidation Fee Rate	461
Liquidation Proceeds	445
LO(#)	169
Loan Per Unit	168
Loan-Specific Directing Certificateholder	500
Local Companies (Control) Law License	86
Lock-out Period	218
Loss of Value Payment	431
Losses	370
Lower-Tier Regular Interests	607
Lower-Tier REMIC	385, 607
LTV	304
LTV Ratio	166
LTV Ratio at Maturity or Anticipated Repayment Date	168
LTV Ratio at Maturity or ARD	168

M

MAI	433
Major Decision	501
Major Decision Reporting Package	505
MAS	21
Master Servicer Major Decision	505
Master Servicer Proposed Course of Action Notice	544
Master Tenant	207
Material Defect	430
Maturity Date Balloon or ARD Payment	168
Midland	350
MLPA	425
Modification Fees	458
Moody’s	559
Mortgage	163
Mortgage File	425
Mortgage Loans	161
Mortgage Note	163
Mortgage Pool	161
Mortgage Rate	393
Mortgaged Property	163
MSSG 2017-237 Park A Notes	287
MSSG 2017-237P TSA	287

N

National Office Portfolio PSA	239
Natixis	322
Net Interest Rate	288
Net Mortgage Rate	393
Net Operating Income	168
NI 33-105	23
NOI Date	168
Non-Call Protected A-3 Notes	220
Non-Control Note	239
Non-Controlling Holder	239
Nonrecoverable Advance	442
Non-Serviced AB Whole Loan	239
Non-Serviced Certificate Administrator	239
Non-Serviced Companion Loan	239
Non-Serviced Directing Certificateholder	240
Non-Serviced Master Servicer	240
Non-Serviced Mortgage Loan	240
Non-Serviced Pari Passu Mortgage Loan	240
Non-Serviced Pari Passu Whole Loan	240
Non-Serviced PSA	240
Non-Serviced Securitization Trust	240
Non-Serviced Special Servicer	241
Non-Serviced Subordinate Companion Loan	241
Non-Serviced Trustee	241
Non-Serviced Whole Loan	241
Non-U.S. Person	619
Note A	276
Note B	276
Note Holder Purchase Option Notice	271
Notice of Foreclosure/DIL	286
Notional Amount	384
NRA	169
NREC	322
NREC Data Tape	324
NREC Deal Team	323
NREC Mortgage Loans	323

NRSRO	410
NRSRO Certification	412
NYPH	120
NYPH Mortgage	120
NYPH Note	120
NYPH Transaction	120
NYPH Unit	120

O

O(#)	169
Occupancy As Of Date	169
Occupancy Rate	169
OCDA	206
Offered Certificates	384
OID Regulations	610
OLA	159
Operating Advisor Annual Report	514
Operating Advisor Consultation Event	379, 509
Operating Advisor Consulting Fee	465
Operating Advisor Expenses	466
Operating Advisor Fee	465
Operating Advisor Fee Rate	465
Operating Advisor Standard	514
Operating Advisor Termination Event	518

P

P&I Advance	440
P&I Advance Date	440
Pads	175
Par Purchase Price	495
Pari Passu Companion Loans	161
Pari Passu Mortgage Loan	241
Park Bridge Financial	372
Park Bridge Lender Services	372
Participants	420
Parties in Interest	627
Pass-Through Rate	391
Patriot Act	588
PCE	190
PCIS Persons	19
Peg	87
Percentage Interest	385
Periodic Payments	386
Permitted Free Prepayment Amount	220
Permitted Investments	385, 447
Permitted Special Servicer/Affiliate Fees	464
PILOT	213
PIPs	191
Plan Fiduciary	630
Plans	626
PML	307, 316
Port	214
PRC	20
Preliminary Dispute Resolution Election Notice	545
Prepayment Assumption	612
Prepayment Interest Excess	403
Prepayment Interest Shortfall	403
Prepayment Premium	402
Prepayment Provisions	169
Prime Rate	444
Principal Balance Certificates	383
Principal Distribution Amount	394
Principal Shortfall	395
Privileged Information	517
Privileged Information Exception	517
Privileged Person	410
Professional Investors	21
PROFESSIONAL INVESTORS	21
Prohibited Prepayment	404
PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	19
Proposed Course of Action	544
Proposed Course of Action Notice	544
Prospectus Directive	18
PSA	383
PSA Party Repurchase Request	543
PTCE	631
PTE	628
Purchase Price	432

Q

Qualification Criteria	321, 337
Qualified Investor	18
Qualified Replacement Special Servicer	532
Qualified Substitute Mortgage Loan	433
Qualifying CRE Loan Percentage	375

R

RAC No-Response Scenario	558
Rated Final Distribution Date	403
Rating Agencies	559
Rating Agency Confirmation	559
RCM	360
RCM Funds	360

REA	74
Realized Loss	406
REC	189
Record Date	385
Registration Statement	625
Regular Certificates	383
Regular Interestholder	610
Regular Interests	607
Regulation AB	561
Reimbursement Rate	444
REIT LLLP	310
Related Proceeds	443
Release Amount	224
Release Date	222
Release Price	226
Relevant Member State	18
Relevant Persons	19
Relief Act	588
Remaining Term to Maturity or ARD	170
REMIC	607
REMIC Regulations	607
REO Account	446
REO Loan	397
REO Property	488
Repurchase Election Notice	285
Repurchase Option Notice	285
Repurchase Request	543
Requesting Certificateholder	546
Requesting Holders	474
Requesting Investor	424
Requesting Party	558
Required Credit Risk Retention Percentage	375
Requirements	588
Residual Certificates	383
Resolution Authority	140
Resolution Failure	543
Resolved	544
Restricted Group	628
Restricted Party	517
Retaining Sponsor	374
Review Materials	523
Revised Rate	217
RevPAR	170
Rialto	359
Rialto Mortgage	338
Rialto Mortgage Data Tape	344
Rialto Mortgage Loans	338
Rialto Mortgage Review Team	343
Rialto Outside Serviced Whole Loans	362
Rialto Qualification Criteria	345
RLL	569
RMBS	348
Rooms	175
Rule 17g-5	413

S

Scheduled Principal Distribution Amount	394
SEC	293
Securities Act	561
Securitization Accounts	383, 446
Securitization Regulations	140
SEL	307, 316
Senior Certificates	383
Senior Loan	287
Senior Note	287
Serviced AB Whole Loan	241
Serviced Companion Loan	241
Serviced Companion Loan Securities	537
Serviced Mortgage Loan	242
Serviced Pari Passu Companion Loan	242
Serviced Pari Passu Companion Loan Securities	536
Serviced Pari Passu Mortgage Loan	242
Serviced Pari Passu Whole Loan	242
Serviced Subordinate Companion Loan	242
Serviced Whole Loan	242
Servicer Termination Event	534
Servicing Advances	441
Servicing Fee	456
Servicing Fee Rate	456
Servicing Shift Mortgage Loan	242
Servicing Shift PSA	243
Servicing Shift Securitization Date	243
Servicing Shift Whole Loan	243
Servicing Standard	438
SF	170
SFA	21
SFO	21
Similar Law	626
SMMEA	632
Société Générale	331
Société Générale Data Tape	336
Société Générale Deal Team	336
Société Générale Mortgage Loans	332
Special Servicer Major Decision	505
Special Servicer Non-Major Decision	481

Special Servicing Fee	459
Special Servicing Fee Rate	459
Specially Serviced Loans	486
Sq. Ft.	170
Square Feet	170
Startup Day	608
State Court Complaint	349
Stated Principal Balance	396
Structured Product	21
Structuring Assumptions	598
STS Securitization Regulation	140
Subject Loan	466
Subordinate Certificates	383
Subordinate Companion Loan	162, 243
Subsequent Asset Status Report	489
Sub-Servicing Agreement	439

T

T-12	170
tax matters persons	618
Term to Maturity	170
Terms and Conditions	423
Tests	524
Third Party Purchaser	374, 377
Title V	587
TMPs	618
Total Operating Expenses	165
Trade & Business License	86
Transaction Parties	630
TRIPRA	97
TRS LLLP	310
Trust	346
Trust REMICs	385, 607
TTM	170

U

U.S. Person	619
U/W DSCR	167
U/W Expenses	170
U/W NCF	171
U/W NCF Debt Yield	174
U/W NCF DSCR	167, 173
U/W NOI	174
U/W NOI Debt Yield	174
U/W NOI DSCR	174
U/W Revenues	174
UBS 2017-C4 PSA	354
UBS AG, New York Branch	24, 293
UBS AG, New York Branch Data Tape	295
UBS AG, New York Branch Deal Team	295
UBS AG, New York Branch Mortgage Loans	295
UBS Qualification Criteria	297
UBSRES	294
UCC	572
Underwriter Entities	126
Underwriting Agreement	622
Underwritten Debt Service Coverage Ratio	167
Underwritten Expenses	170
Underwritten NCF	171
Underwritten NCF Debt Yield	174
Underwritten Net Cash Flow	171
Underwritten Net Cash Flow Debt Service Coverage Ratio	173
Underwritten Net Operating Income	174
Underwritten Net Operating Income Debt Service Coverage Ratio	174
Underwritten NOI	174
Underwritten NOI Debt Yield	174
Underwritten Revenues	174
Units	175
Unscheduled Principal Distribution Amount	395
Unsolicited Information	524
Upper-Tier REMIC	385, 607
USTs	189

V

Volcker Rule	141
Voting Rights	419

W

WAC	4
WAC Cap	3
WAC Rate	393
Wachovia	354
Weighted Average Mortgage Rate	175
Weighted Averages	175
Wells Fargo	354
Whole Loan	162
Withheld Amounts	446
Workout Fee	460
Workout Fee Rate	460
Workout-Delayed Reimbursement Amount	444

Y

Yield Maintenance Charge	402
Yield Maintenance Lockout Period	226
Yield-Priced Principal Balance Certificates	375
YM(#)	170
YM@(#)	170
Yorkshire & Lexington Towers Control Appraisal Period	261
Yorkshire & Lexington Towers Controlling Subordinate Companion Noteholder	253
Yorkshire & Lexington Towers Intercreditor Agreement	252
Yorkshire & Lexington Towers Lead Pari Passu Companion Loan	252
Yorkshire & Lexington Towers Lead Pari Passu Companion Loan Securitization Date	252
Yorkshire & Lexington Towers Major Decision	258
Yorkshire & Lexington Towers Mortgage Loan	251
Yorkshire & Lexington Towers Mortgaged Properties	251
Yorkshire & Lexington Towers Non-Directing Holder	258
Yorkshire & Lexington Towers Non-Lead Pari Passu Companion Loans	252
Yorkshire & Lexington Towers Noteholders	252
Yorkshire & Lexington Towers Pari Passu Companion Loans	252
Yorkshire & Lexington Towers Pari Passu Companion Loans	252
Yorkshire & Lexington Towers Pooling and Servicing Agreement	252
Yorkshire & Lexington Towers Senior Loan	252
Yorkshire & Lexington Towers Sequential Pay Event	253
Yorkshire & Lexington Towers Subordinate Companion Loan	252
Yorkshire & Lexington Towers Threshold Event Collateral	262
Yorkshire & Lexington Towers Whole Loan	252
Yorkshire & Lexington Towers Whole Loan Directing Holder	258

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type
1	Loan	Burbank Office Portfolio	UBS AG	Deutsche Bank AG; UBS AG	No	Various	Burbank	Los Angeles	CA	Various	Office
1.01	Property	Media Studios	UBS AG	Deutsche Bank AG; UBS AG	No	3100 Thornton Avenue; 2233 North Ontario Street; 2255 North Ontario Street; 3333 West Empire Avenue; 3355 West Empire Avenue; 2333 North Ontario Street	Burbank	Los Angeles	CA	91504	Office
1.02	Property	The Pointe	UBS AG	Deutsche Bank AG; UBS AG	No	2900 West Alameda Avenue	Burbank	Los Angeles	CA	91505	Office
1.03	Property	3800 Alameda	UBS AG	Deutsche Bank AG; UBS AG	No	3800 West Alameda Avenue	Burbank	Los Angeles	CA	91505	Office
1.04	Property	Central Park	UBS AG	Deutsche Bank AG; UBS AG	No	3500 West Olive Avenue	Burbank	Los Angeles	CA	91505	Office
2	Loan	Yorkshire & Lexington Towers	UBS AG	Natixis; UBS AG	No	Various	New York	New York	NY	10028	Multifamily
2.01	Property	Yorkshire Towers	UBS AG	Natixis; UBS AG	No	305 East 86th Street	New York	New York	NY	10028	Multifamily
2.02	Property	Lexington Towers	UBS AG	Natixis; UBS AG	No	160 East 88th Street	New York	New York	NY	10028	Multifamily
3	Loan	Griffin Portfolio	UBS AG	Bank of America, N.A.	No	Various	Various	Various	Various	Various	Various
3.01	Property	Restoration Hardware Distribution	UBS AG	Bank of America, N.A.	No	825 Rogers Road	Patterson	Stanislaus	CA	95363	Industrial
3.02	Property	State Farm Regional HQ	UBS AG	Bank of America, N.A.	No	64 and 66 Perimeter Center East	Atlanta	DeKalb	GA	30346	Office
3.03	Property	North Pointe I	UBS AG	Bank of America, N.A.	No	6440 & 6380 Aviation Way	West Chester	Butler	OH	45069	Office
3.04	Property	Corporate Campus at Norterra	UBS AG	Bank of America, N.A.	No	25500 & 25600 N. Norterra Parkway	Phoenix	Maricopa	AZ	85085	Office
3.05	Property	CHRISTUS Health HQ	UBS AG	Bank of America, N.A.	No	919 Hidden Ridge	Irving	Dallas	TX	75038	Office
3.06	Property	Duke Bridges I	UBS AG	Bank of America, N.A.	No	7668 Warren Parkway	Frisco	Collin	TX	75034	Office
3.07	Property	Wells Fargo Operations Center	UBS AG	Bank of America, N.A.	No	8740 Research Drive	Charlotte	Mecklenburg	NC	28262	Office
3.08	Property	Ace Hardware HQ	UBS AG	Bank of America, N.A.	No	2200 and 2222 Kensington Court	Oak Brook	DuPage	IL	60523	Office
3.09	Property	Royal Ridge V	UBS AG	Bank of America, N.A.	No	3929 W. John Carpenter Freeway	Irving	Dallas	TX	75063	Office
3.10	Property	Comcast Regional HQ	UBS AG	Bank of America, N.A.	No	15815 25th Avenue	Lynnwood	Unincorporated Snohomish	WA	98087	Office
4	Loan	Centre 425 Bellevue	Natixis	Natixis	No	425 106th Avenue NE	Bellevue	King	WA	98004	Office
5	Loan	ExchangeRight Net Leased Portfolio 17	SG	SG	No	Various	Various	Various	Various	Various	Retail
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI	SG	SG	No	2518 West Washington Street	West Bend	Washington	WI	53095	Retail
5.02	Property	Walgreens - Waukesha, WI	SG	SG	No	230 Madison Street	Waukesha	Waukesha	WI	53188	Retail
5.03	Property	Tractor Supply Co. - Staunton, VA	SG	SG	No	29 Payne Lane	Staunton	Augusta	VA	24401	Retail
5.04	Property	Tractor Supply Co. - Conway, SC	SG	SG	No	3353 Church Street	Conway	Horry	SC	29527	Retail
5.05	Property	Verizon - Columbia, SC	SG	SG	No	10202 Two Notch Road	Columbia	Richland	SC	29229	Retail
5.06	Property	Walgreens - Blacklick, OH	SG	SG	No	7900 East Broad Street	Blacklick	Franklin	OH	43004	Retail
5.07	Property	Goodwill - Grafton, WI	SG	SG	No	1715 Wisconsin Avenue	Grafton	Ozaukee	WI	53024	Retail
5.08	Property	Dollar General - Walker, LA	SG	SG	No	10555 Florida Boulevard	Walker	Livingston	LA	70785	Retail
5.09	Property	Dollar General - Norton, OH	SG	SG	No	4003 Eastern Road	Norton	Summit	OH	44203	Retail
5.10	Property	Dollar General - Denham Springs, LA	SG	SG	No	10394 Arnold Road	Denham Springs	Livingston	LA	70726	Retail
5.11	Property	Dollar General - Zanesville, OH	SG	SG	No	3015 East Pike	Zanesville	Muskingum	OH	43701	Retail
5.12	Property	Dollar General - Belleville, IL	SG	SG	No	105 Eiler Road	Belleville	Saint Clair	IL	62223	Retail
5.13	Property	Dollar General - Columbia, SC	SG	SG	No	6322 Monticello Road	Columbia	Richland	SC	29203	Retail
5.14	Property	Advanced Auto Parts - Travelers Rest, SC	SG	SG	No	100 Walnut Lane	Travelers Rest	Greenville	SC	29690	Retail
5.15	Property	Dollar General - Aiken, SC	SG	SG	No	105 Redds Branch Road	Aiken	Aiken	SC	29801	Retail
5.16	Property	Napa Auto Parts - Sun Prairie, WI	SG	SG	No	632 West Main Street	Sun Prairie	Dane	WI	53590	Retail
6	Loan	National Office Portfolio	LCF	LCF	No	Various	Various	Various	Various	Various	Office
6.01	Property	8330 LBJ Freeway	LCF	LCF	No	8330 & 8360 LBJ Freeway	Dallas	Dallas	TX	75243	Office
6.02	Property	101 East Park Boulevard	LCF	LCF	No	101 East Park Boulevard	Plano	Collin	TX	75074	Office
6.03	Property	13601 Preston Road	LCF	LCF	No	13601 Preston Road	Dallas	Dallas	TX	75240	Office
6.04	Property	1750 East Golf Road	LCF	LCF	No	1750 East Golf Road	Schaumburg	Cook	IL	60173	Office
6.05	Property	14800 Quorum Drive	LCF	LCF	No	14800 Quorum Drive	Addison	Dallas	TX	75254	Office
6.06	Property	1995 North Park Place	LCF	LCF	No	1995 North Park Place	Atlanta	Cobb	GA	30339	Office
6.07	Property	Northlake - 2295 Parklake Dr NE	LCF	LCF	No	2295 Parklake Drive	Atlanta	DeKalb	GA	30345	Office
6.08	Property	4751 Best Road	LCF	LCF	No	4751 Best Road	Atlanta	Fulton	GA	30337	Office
6.09	Property	The Centre - 4099 McEwen Road	LCF	LCF	No	4099 McEwen Road	Farmers Branch	Dallas	TX	75244	Office
6.10	Property	The Centre - 4101 McEwen Road	LCF	LCF	No	4101 McEwen Road	Farmers Branch	Dallas	TX	75244	Office
6.11	Property	11225 North 28th Drive	LCF	LCF	No	11225 North 28th Drive	Phoenix	Maricopa	AZ	85029	Office
6.12	Property	10000 North 31st Ave	LCF	LCF	No	10000 North 31st Ave	Phoenix	Maricopa	AZ	85051	Office
6.13	Property	The Centre - 4001 McEwen Road	LCF	LCF	No	4001 McEwen Road	Farmers Branch	Dallas	TX	75244	Office
6.14	Property	4425 W Airport Fwy	LCF	LCF	No	4425 West Airport Freeway	Irving	Dallas	TX	75062	Office
6.15	Property	Northlake - 2302 Parklake Dr NE	LCF	LCF	No	2302 Parklake Drive	Atlanta	DeKalb	GA	30346	Office
6.16	Property	Northlake - 2305&2309 Parklake Dr NE	LCF	LCF	No	2305-2309 Parklake Drive	Atlanta	DeKalb	GA	30345	Office
6.17	Property	12100 Ford Road	LCF	LCF	No	12000 & 12100 Ford Road	Farmers Branch	Dallas	TX	75234	Office
6.18	Property	The Centre - 4000N&S McEwen Road	LCF	LCF	No	4000N McEwen Road	Farmers Branch	Dallas	TX	75244	Office
7	Loan	Delshah NYC Portfolio	CCRE	CCRE	No	Various	New York	New York	NY	Various	Various
7.01	Property	58-60 9th Avenue	CCRE	CCRE	No	58-60 9th Avenue	New York	New York	NY	10011	Mixed Use
7.02	Property	69 Gansevoort Street	CCRE	CCRE	No	69 Gansevoort Street	New York	New York	NY	10014	Retail
8.00	Loan	237 Park Avenue	SG	MS; SG	No	237 Park Avenue	New York	New York	NY	10017	Office
9	Loan	Totowa Commerce Center	Natixis	Natixis	No	Various	Totowa	Passaic	NJ	07512	Various
9.01	Property	80-100 Commerce Way	Natixis	Natixis	No	80-100 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.02	Property	40 Commerce Way	Natixis	Natixis	No	40 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.03	Property	29 Commerce Way	Natixis	Natixis	No	29 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.04	Property	One Center Court	Natixis	Natixis	No	One Center Court	Totowa	Passaic	NJ	07512	Industrial
9.05	Property	11 Commerce Way	Natixis	Natixis	No	11 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.06	Property	45 Commerce Way	Natixis	Natixis	No	45 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.07	Property	999 Riverview Drive	Natixis	Natixis	No	999 Riverview Drive	Totowa	Passaic	NJ	07512	Office
9.08	Property	Two Center Court	Natixis	Natixis	No	Two Center Court	Totowa	Passaic	NJ	07512	Industrial
9.09	Property	120-140 Commerce Way	Natixis	Natixis	No	120-140 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.10	Property	60 Commerce Way	Natixis	Natixis	No	60 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
9.11	Property	20 Commerce Way	Natixis	Natixis	No	20 Commerce Way	Totowa	Passaic	NJ	07512	Industrial
10	Loan	Residence Inn Los Angeles Westlake Village	RMF	RMF	No	30950 Russell Ranch Road	Westlake Village	Los Angeles	CA	91362	Hospitality
11	Loan	DoubleTree Wilmington	LCF	LCF	No	4727 Concord Pike	Wilmington	New Castle	DE	19803	Hospitality
12	Loan	Cabela’s Industrial Portfolio	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	Various	Various	Various	Various	Various	Industrial
12.01	Property	Cabela’s Prairie du Chien	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	501 Cliff Haven Road	Prairie du Chien	Crawford	WI	53821	Industrial
12.02	Property	Cabela’s Triadelphia	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	100 Distribution Road	Triadelphia	Ohio	WV	26059	Industrial
12.03	Property	Cabela’s Tooele	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	2000 West Cabela’s Way	Tooele	Tooele	UT	84074	Industrial
13	Loan	Marriott Grand Cayman	CCRE	CCRE	No	389 West Bay Road	Grand Cayman	N/A	Cayman Islands	N/A	Hospitality
14	Loan	Bass Pro & Cabela’s Portfolio	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	Various	Various	Various	Various	Various	Retail
14.01	Property	Cabela’s Rogers	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	20200 Rogers Drive	Rogers	Hennepin	MN	55374	Retail
14.02	Property	Cabela’s Lone Tree	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	10670 Cabela Drive	Lone Tree	Douglas	CO	80124	Retail
14.03	Property	Bass Pro San Antonio	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	17907 IH-10 West	San Antonio	Bexar	TX	78257	Retail
14.04	Property	Cabela’s Allen	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	1 Cabela Drive	Allen	Collin	TX	75002	Retail
14.05	Property	Cabela’s Lehi	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	2502 West Cabela’s Boulevard	Lehi	Utah	UT	84043	Retail
14.06	Property	Bass Pro Tampa	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	10501 Palm River Road	Tampa	Hillsborough	FL	33619	Retail
14.07	Property	Cabela’s Hammond	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	7700 Cabela Drive	Hammond	Lake	IN	46324	Retail
14.08	Property	Bass Pro Round Rock	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	200 Bass Pro Drive	Round Rock	Williamson	TX	78665	Retail
14.09	Property	Cabela’s Fort Mill	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	1000 Cabelas Drive	Fort Mill	York	SC	29708	Retail
14.10	Property	Cabela’s Wichita	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	2427 North Greenwich Road	Wichita	Sedgwick	KS	67226	Retail
14.11	Property	Cabela’s Owatonna	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	3900 Cabela Drive	Owatonna	Steele	MN	55060	Retail
14.12	Property	Cabela’s Centerville	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	5500 Cornerstone North Boulevard	Centerville	Greene	OH	45440	Retail
14.13	Property	Cabela’s Huntsville	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	7090 Cabela Drive Northwest	Huntsville	Madison	AL	35806	Retail
14.14	Property	Bass Pro Port St. Lucie	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	2250 Southwest Gatlin Boulevard	Port St. Lucie	Saint Lucie	FL	34953	Retail
14.15	Property	Cabela’s Waco	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	2700 Market Place Drive	Waco	McLennan	TX	76711	Retail
14.16	Property	Cabela’s East Grand Forks	UBS AG	Goldman Sachs Mortgage Company; Wells Fargo Bank, National Association; UBS AG	No	210 Demers Avenue	East Grand Forks	Polk	MN	56721	Retail
15	Loan	AHIP Northeast Portfolio III	UBS AG	DBNY	No	Various	Various	Various	Various	Various	Hospitality
15.01	Property	SpringHill Suites - Bellport	UBS AG	DBNY	No	2 Sawgrass Drive	Bellport	Suffolk	NY	11713	Hospitality
15.02	Property	Hampton Inn Baltimore - White Marsh	UBS AG	DBNY	No	8225 Town Center Drive	Baltimore	Baltimore	MD	21236	Hospitality
15.03	Property	Homewood Suites - Egg Harbor	UBS AG	DBNY	No	3008 English Creek Avenue	Egg Harbor Township	Atlantic	NJ	8234	Hospitality
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	UBS AG	DBNY	No	8477 Cordon Way	Baltimore	Baltimore	MD	21236	Hospitality

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type
16	Loan	DoubleTree Berkeley Marina	UBS AG	CCRE	No	200 Marina Boulevard	Berkeley	Alameda	CA	94710	Hospitality
17	Loan	50 Varick Street	LCF	LCF	No	50 Varick Street	New York	New York	NY	10013	Office
18	Loan	Crocker Block K & Detroit	LCF	LCF	No	160-174 Union Street, 29979 Detroit Road and 1800 & 1900 Crocker Road	Westlake	Cuyahoga	OH	44145	Retail
19	Loan	IGT Reno	CCRE	CCRE; Citi Real Estate Funding Inc.	No	9295 Prototype Dr	Reno	Washoe County	NV	89521	Office
20	Loan	Manchester Financial Building	CCRE	CCRE	No	7979 Ivanhoe Avenue & 1205 Prospect Street	San Diego	San Diego	CA	92037	Mixed Use
21	Loan	Hyatt Regency Princeton	CCRE	CCRE	No	102 Carnegie Center Drive	Princeton	Mercer	NJ	08540	Hospitality
22	Loan	At Home Portfolio	UBS AG	UBS AG	No	Various	Various	Various	Various	Various	Retail
22.01	Property	At Home Group, Inc. - Orange Park	UBS AG	UBS AG	No	1919 Wells Road	Orange Park	Clay	FL	32073	Retail
22.02	Property	At Home Group, Inc. - Moore	UBS AG	UBS AG	No	621 Southwest 19th Street	Moore	Cleveland	OK	73160	Retail
22.03	Property	At Home Group, Inc. - Lafayette	UBS AG	UBS AG	No	4210 Ambassador Caffery Parkway	Lafayette	Lafayette	LA	70508	Retail
22.04	Property	At Home Group, Inc. - Hoover	UBS AG	UBS AG	No	5501 Grove Boulevard	Hoover	Jefferson	AL	35226	Retail
22.05	Property	At Home Group, Inc. - Wichita	UBS AG	UBS AG	No	301 South Town East Mall Drive	Wichita	Sedgwick	KS	67207	Retail
22.06	Property	At Home Group, Inc. - Olathe	UBS AG	UBS AG	No	2000 East Santa Fe Street	Olathe	Johnson	KS	66062	Retail
23	Loan	The District	UBS AG	UBS AG	No	11400-11800 South Bangerter Highway	South Jordan	Salt Lake	UT	84065	Retail
24	Loan	Atrisco Plaza Shopping Center	RMF	RMF	No	4101-4201 Central Avenue NW	Albuquerque	Bernalillo	NM	87105	Retail
25	Loan	Centennial Highlands	LCF	LCF	No	4021 Frost Grass Drive	Fort Wayne	Allen	IN	46845	Multifamily
26	Loan	50 Republic & 40 Marcus Drive	Natixis	Natixis	No	50 Republic Road & 40 Marcus Drive	Melville	Suffolk	NY	11747	Office
27	Loan	GlobalFoundries Industrial Portfolio	CCRE	CCRE	No	2070 Route 52	Hopewell Junction	Dutchess	NY	12533	Industrial
28	Loan	Loyalty and Hamilton	CCRE	CCRE	No	317 SW Alder St & 529 SW 3rd Ave	Portland	Multnomah	OR	97204	Office
29	Loan	Murrieta Plaza	UBS AG	Regions Bank	No	40388-40484 Murrieta Hot Springs Road	Murrieta	Riverside	CA	92563	Retail
30	Loan	Holiday Inn Express Tallahassee	CCRE	CCRE	No	1653 Raymond Diehl Road	Tallahassee	Leon	FL	32308	Hospitality
31	Loan	Winn Dixie Covington	SG	SG	No	70431 Louisiana Highway 21	Covington	St. Tammany Parish	LA	70433	Retail
32	Loan	SNP Portfolio	UBS AG	UBS AG	No	Various	Baton Rouge	East Baton Rouge Parish	LA	Various	Office
32.01	Property	Coursey Oaks	UBS AG	UBS AG	No	13702 Coursey Boulevard	Baton Rouge	East Baton Rouge Parish	LA	70817	Office
32.02	Property	AIG Building	UBS AG	UBS AG	No	4150 South Sherwood Forest	Baton Rouge	East Baton Rouge Parish	LA	70816	Office
33	Loan	Candlewood Suites Nashville	UBS AG	UBS AG	No	930 Colonnade Drive	Smyrna	Rutherford	TN	37167	Hospitality
34	Loan	Whispering Lakes	SG	SG	No	45425 Whispering Lakes Boulevard	Shelby Township	Macomb	MI	48317	Multifamily
35	Loan	Frisco Market Center	UBS AG	Regions Bank	No	5252 Main Street and 9169-9179 Dallas Parkway	Frisco	Denton	TX	75034	Retail
36	Loan	Triangle Square Shopping Center	UBS AG	UBS AG	No	4731 NC Highway 55	Durham	Durham	NC	27713	Retail
37	Loan	TransUnion Office Building	LCF	LCF	No	1510 Chester Pike	Ridley Township	Delaware	PA	19022	Office
38	Loan	South Tampa Medical Office	RMF	RMF	No	4541 South Dale Mabry Highway	Tampa	Hillsborough	FL	33611	Office
39	Loan	Franklin Village	RMF	RMF	No	4600 Franklin Avenue; 101 South New Road	Waco	McLennan	TX	76710	Retail
40	Loan	Riley Place Shopping Center	CCRE	CCRE	No	4208-4234 US Highway 90	Pace	Santa Rosa	FL	32571	Retail
41	Loan	Biolife - Riverton	UBS AG	UBS AG	No	13503 South Hamilton View Road	Riverton	Salt Lake	UT	84065	Office
42	Loan	Ramada Portland East	Natixis	Natixis	No	9707 SE Stark Street	Portland	Multnomah	OR	97216	Hospitality
43	Loan	Perry Hill Crossing	RMF	RMF	No	3950 Atlanta Highway	Montgomery	Montgomery	AL	36109	Retail
44	Loan	Ivy Falls Center	UBS AG	UBS AG	No	500 Oxbow Drive & 701 Devika Drive	Grovetown	Columbia	GA	30813	Retail
45	Loan	Elmhurst Shopping Center	UBS AG	UBS AG	No	624 North York Street	Elmhurst	DuPage	IL	60126	Retail
46	Loan	Plaza at Gardendale II	RMF	RMF	No	524 Fieldstown Road	Gardendale	Jefferson	AL	35071	Retail
47	Loan	Century Storage Crystal River	CCRE	CCRE	No	4055 North Citrus Avenue	Crystal River	Citrus	FL	34428	Self Storage
48	Loan	Hawthorn Place Townhomes	CCRE	CCRE	No	2300 Hawthorn Drive	Lawrence	Douglas	KS	66047	Multifamily
49	Loan	Dollar General Aroma Park	LCF	LCF	No	3302 Waldron Road	Aroma Park	Kankakee	IL	60910	Retail

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Specific Property Type	Number of Properties	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance(4)(23)	Cut-off Date Balance(4)(23)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance(23)	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate	Administrative Fee Rate	Net Mortgage Rate
1	Loan	Burbank Office Portfolio	CBD	4	Various	Various	2,087,579	Sq. Ft.	182	40,000,000	40,000,000	5.4%	10/6/2024	40,000,000	No	N/A	9/19/2017	11/6/2017	6	3.541000%	0.017250%	3.523750%
1.01	Property	Media Studios	CBD	1	1996-2006	N/A	926,365	Sq. Ft.		15,118,182	15,118,182	2.0%		15,118,182
1.02	Property	The Pointe	CBD	1	2009	N/A	480,167	Sq. Ft.		12,884,848	12,884,848	1.7%		12,884,848
1.03	Property	3800 Alameda	CBD	1	1984	2008	424,888	Sq. Ft.		7,372,727	7,372,727	1.0%		7,372,727
1.04	Property	Central Park	CBD	1	1984	N/A	256,159	Sq. Ft.		4,624,242	4,624,242	0.6%		4,624,242
2	Loan	Yorkshire & Lexington Towers	High Rise	2	Various	2014-2017	827	Units	241,838	40,000,000	40,000,000	5.4%	10/6/2022	40,000,000	No	N/A	10/3/2017	11/6/2017	6	2.740000%	0.017250%	2.722750%
2.01	Property	Yorkshire Towers	High Rise	1	1964	2014-2017	690	Units		33,480,000	33,480,000	4.5%		33,480,000
2.02	Property	Lexington Towers	High Rise	1	1963	2014-2017	137	Units		6,520,000	6,520,000	0.9%		6,520,000
3	Loan	Griffin Portfolio	Various	10	Various	Various	3,708,698	Sq. Ft.	101	40,000,000	40,000,000	5.4%	10/1/2027	40,000,000	No	N/A	9/29/2017	11/1/2017	1	3.770000%	0.017250%	3.752750%
3.01	Property	Restoration Hardware Distribution	Warehouse/Distribution	1	2015	N/A	1,501,387	Sq. Ft.		8,320,000	8,320,000	1.1%		8,320,000
3.02	Property	State Farm Regional HQ	Suburban	1	1971; 1985	2012	584,785	Sq. Ft.		7,409,173	7,409,173	1.0%		7,409,173
3.03	Property	North Pointe I	Suburban	1	2010	N/A	409,798	Sq. Ft.		4,229,333	4,229,333	0.6%		4,229,333
3.04	Property	Corporate Campus at Norterra	Suburban	1	2000	N/A	232,648	Sq. Ft.		4,160,000	4,160,000	0.6%		4,160,000
3.05	Property	CHRISTUS Health HQ	Suburban	1	1997	2012	253,340	Sq. Ft.		3,861,173	3,861,173	0.5%		3,861,173
3.06	Property	Duke Bridges I	Suburban	1	2005	N/A	158,135	Sq. Ft.		2,930,720	2,930,720	0.4%		2,930,720
3.07	Property	Wells Fargo Operations Center	Suburban	1	1984	2014	155,579	Sq. Ft.		2,877,333	2,877,333	0.4%		2,877,333
3.08	Property	Ace Hardware HQ	Suburban	1	1974	2012	206,030	Sq. Ft.		2,426,667	2,426,667	0.3%		2,426,667
3.09	Property	Royal Ridge V	Suburban	1	2004	N/A	119,611	Sq. Ft.		2,281,067	2,281,067	0.3%		2,281,067
3.10	Property	Comcast Regional HQ	Suburban	1	2007	N/A	87,385	Sq. Ft.		1,504,533	1,504,533	0.2%		1,504,533
4	Loan	Centre 425 Bellevue	CBD	1	2017	N/A	356,909	Sq. Ft.	263	40,000,000	40,000,000	5.4%	11/7/2027	40,000,000	Yes	1/30/2033	10/18/2017	12/7/2017	7	4.151000%	0.017250%	4.133750%
5	Loan	ExchangeRight Net Leased Portfolio 17	Single Tenant	16	Various	Various	248,882	Sq. Ft.	148	36,860,000	36,860,000	5.0%	09/01/2027	36,860,000	No	N/A	08/10/2017	10/01/2017	1	3.993000%	0.017250%	3.975750%
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI	Single Tenant	1	2010	N/A	63,133	Sq. Ft.		11,183,861	11,183,861	1.5%		11,183,861
5.02	Property	Walgreens - Waukesha, WI	Single Tenant	1	1999	N/A	15,615	Sq. Ft.		3,935,632	3,935,632	0.5%		3,935,632
5.03	Property	Tractor Supply Co. - Staunton, VA	Single Tenant	1	2006	N/A	22,676	Sq. Ft.		3,318,738	3,318,738	0.4%		3,318,738
5.04	Property	Tractor Supply Co. - Conway, SC	Single Tenant	1	2006	N/A	24,738	Sq. Ft.		3,211,890	3,211,890	0.4%		3,211,890
5.05	Property	Verizon - Columbia, SC	Single Tenant	1	2016	N/A	6,254	Sq. Ft.		3,142,017	3,142,017	0.4%		3,142,017
5.06	Property	Walgreens - Blacklick, OH	Single Tenant	1	2001	2009	14,489	Sq. Ft.		3,016,293	3,016,293	0.4%		3,016,293
5.07	Property	Goodwill - Grafton, WI	Single Tenant	1	1996	2012	22,000	Sq. Ft.		1,905,963	1,905,963	0.3%		1,905,963
5.08	Property	Dollar General - Walker, LA	Single Tenant	1	2012	N/A	12,526	Sq. Ft.		1,155,784	1,155,784	0.2%		1,155,784
5.09	Property	Dollar General - Norton, OH	Single Tenant	1	2013	N/A	9,327	Sq. Ft.		852,200	852,200	0.1%		852,200
5.10	Property	Dollar General - Denham Springs, LA	Single Tenant	1	2017	N/A	9,187	Sq. Ft.		848,425	848,425	0.1%		848,425
5.11	Property	Dollar General - Zanesville, OH	Single Tenant	1	2016	N/A	9,289	Sq. Ft.		846,013	846,013	0.1%		846,013
5.12	Property	Dollar General - Belleville, IL	Single Tenant	1	2015	N/A	9,126	Sq. Ft.		785,555	785,555	0.1%		785,555
5.13	Property	Dollar General - Columbia, SC	Single Tenant	1	2013	N/A	9,153	Sq. Ft.		744,080	744,080	0.1%		744,080
5.14	Property	Advanced Auto Parts - Travelers Rest, SC	Single Tenant	1	2001	N/A	6,891	Sq. Ft.		743,035	743,035	0.1%		743,035
5.15	Property	Dollar General - Aiken, SC	Single Tenant	1	2016	N/A	9,136	Sq. Ft.		723,283	723,283	0.1%		723,283
5.16	Property	Napa Auto Parts - Sun Prairie, WI	Single Tenant	1	1989	2017	5,342	Sq. Ft.		447,231	447,231	0.1%		447,231
6	Loan	National Office Portfolio	Suburban	18	Various	Various	2,572,700	Sq. Ft.	72	35,000,000	34,959,306	4.7%	10/6/2027	28,401,594	No	N/A	10/6/2017	11/6/2017	6	4.610000%	0.017250%	4.592750%
6.01	Property	8330 LBJ Freeway	Suburban	1	1984	2010	381,383	Sq. Ft.		6,480,108	6,472,574	0.9%		5,258,440
6.02	Property	101 East Park Boulevard	Suburban	1	1983	2012	225,445	Sq. Ft.		5,074,054	5,068,154	0.7%		4,117,463
6.03	Property	13601 Preston Road	Suburban	1	1973	2009	261,975	Sq. Ft.		4,076,270	4,071,531	0.5%		3,307,788
6.04	Property	1750 East Golf Road	Suburban	1	1985	2013	212,212	Sq. Ft.		3,310,811	3,306,961	0.4%		2,686,637
6.05	Property	14800 Quorum Drive	Suburban	1	1981	2011	103,877	Sq. Ft.		1,838,919	1,836,781	0.2%		1,492,235
6.06	Property	1995 North Park Place	Suburban	1	1985	2013	99,920	Sq. Ft.		1,634,595	1,632,694	0.2%		1,326,431
6.07	Property	Northlake - 2295 Parklake Dr NE	Suburban	1	1973	2014	121,528	Sq. Ft.		1,614,162	1,612,285	0.2%		1,309,851
6.08	Property	4751 Best Road	Suburban	1	1987	2013	93,084	Sq. Ft.		1,532,432	1,530,651	0.2%		1,243,529
6.09	Property	The Centre - 4099 McEwen Road	Suburban	1	1979	2013	123,711	Sq. Ft.		1,331,514	1,329,965	0.2%		1,080,489
6.10	Property	The Centre - 4101 McEwen Road	Suburban	1	1979	2013	124,326	Sq. Ft.		1,331,514	1,329,965	0.2%		1,080,489
6.11	Property	11225 North 28th Drive	Suburban	1	1982	2011	135,501	Sq. Ft.		1,246,378	1,244,929	0.2%		1,011,404
6.12	Property	10000 North 31st Ave	Suburban	1	1982	2012	128,180	Sq. Ft.		1,119,243	1,117,942	0.2%		908,237
6.13	Property	The Centre - 4001 McEwen Road	Suburban	1	1980	2013	95,192	Sq. Ft.		1,040,541	1,039,331	0.1%		844,372
6.14	Property	4425 W Airport Fwy	Suburban	1	1981	2015	85,212	Sq. Ft.		878,595	877,573	0.1%		712,957
6.15	Property	Northlake - 2302 Parklake Dr NE	Suburban	1	1979	2014	111,223	Sq. Ft.		775,676	774,774	0.1%		629,441
6.16	Property	Northlake - 2305&2309 Parklake Dr NE	Suburban	1	1973	2014	65,158	Sq. Ft.		636,811	636,070	0.1%		516,755
6.17	Property	12100 Ford Road	Suburban	1	1979	2012	158,004	Sq. Ft.		586,486	585,805	0.1%		475,919
6.18	Property	The Centre - 4000N&S McEwen Road	Suburban	1	1979	2013	46,769	Sq. Ft.		491,892	491,320	0.1%		399,158
7	Loan	Delshah NYC Portfolio	Various	2	Various	Various	13,250	Sq. Ft.	2,113	28,000,000	28,000,000	3.8%	8/6/2022	28,000,000	No	N/A	8/4/2017	9/6/2017	6	4.250000%	0.037250%	4.212750%
7.01	Property	58-60 9th Avenue	Retail/Multifamily	1	1920	2014	10,300	Sq. Ft.		19,500,000	19,500,000	2.6%		19,500,000
7.02	Property	69 Gansevoort Street	Single Tenant	1	1940	2013	2,950	Sq. Ft.		8,500,000	8,500,000	1.1%		8,500,000
8.00	Loan	237 Park Avenue	CBD	1	1914	2017	1,251,717	Sq. Ft.	278	25,390,000	25,390,000	3.4%	08/09/2027	25,390,000	No	N/A	07/26/2017	09/09/2017	9	3.751544%	0.016000%	3.735544%
9	Loan	Totowa Commerce Center	Various	11	Various	Various	507,779	Sq. Ft.	102	25,000,000	25,000,000	3.4%	10/5/2027	22,766,959	No	N/A	9/20/2017	11/5/2017	5	4.205000%	0.017250%	4.187750%
9.01	Property	80-100 Commerce Way	Flex	1	1996	NAP	47,294	Sq. Ft.		3,265,515	3,265,515	0.4%		2,973,834
9.02	Property	40 Commerce Way	Flex	1	1987	NAP	50,822	Sq. Ft.		3,174,448	3,174,448	0.4%		2,890,901
9.03	Property	29 Commerce Way	Flex	1	1990	NAP	50,969	Sq. Ft.		3,158,967	3,158,967	0.4%		2,876,803
9.04	Property	One Center Court	Flex	1	1999	NAP	39,245	Sq. Ft.		2,995,435	2,995,435	0.4%		2,727,878
9.05	Property	11 Commerce Way	Flex	1	1989	NAP	47,207	Sq. Ft.		2,985,105	2,985,105	0.4%		2,718,470
9.06	Property	45 Commerce Way	Flex	1	1992	2016	51,849	Sq. Ft.		2,787,605	2,787,605	0.4%		2,538,612
9.07	Property	999 Riverview Drive	Suburban	1	1988	NAP	58,191	Sq. Ft.		1,851,486	1,851,486	0.2%		1,686,108
9.08	Property	Two Center Court	Flex	1	1998	NAP	30,600	Sq. Ft.		1,820,198	1,820,198	0.2%		1,657,615
9.09	Property	120-140 Commerce Way	Flex	1	1994	NAP	35,765	Sq. Ft.		1,565,035	1,565,035	0.2%		1,425,243
9.10	Property	60 Commerce Way	Flex	1	1988	2016	50,943	Sq. Ft.		705,669	705,669	0.1%		642,637
9.11	Property	20 Commerce Way	Flex	1	1992	NAP	44,894	Sq. Ft.		690,536	690,536	0.1%		628,857
10	Loan	Residence Inn Los Angeles Westlake Village	Extended Stay	1	2007	2014	160	Rooms	155,182	25,000,000	24,829,085	3.3%	6/6/2027	19,901,206	No	N/A	6/8/2017	7/6/2017	6	4.060000%	0.017250%	4.042750%
11	Loan	DoubleTree Wilmington	Full Service	1	1973	2015	244	Rooms	112,705	24,000,000	24,000,000	3.2%	11/6/2027	19,867,749	No	N/A	10/16/2017	12/6/2017	6	5.218000%	0.019333%	5.198667%
12	Loan	Cabela’s Industrial Portfolio	Warehouse	3	Various	Various	2,894,885	Sq. Ft.	25	21,300,000	21,300,000	2.9%	10/6/2027	21,300,000	No	N/A	9/25/2017	11/6/2017	6	4.359000%	0.017250%	4.341750%
12.01	Property	Cabela’s Prairie du Chien	Warehouse	1	1996-2001	N/A	1,130,862	Sq. Ft.		7,920,000	7,920,000	1.1%		7,920,000
12.02	Property	Cabela’s Triadelphia	Warehouse	1	2005	2006	1,165,360	Sq. Ft.		7,470,000	7,470,000	1.0%		7,470,000
12.03	Property	Cabela’s Tooele	Warehouse	1	2015	N/A	598,663	Sq. Ft.		5,910,000	5,910,000	0.8%		5,910,000
13	Loan	Marriott Grand Cayman	Full Service	1	1990	2013-2014	295	Rooms	270,103	21,000,000	20,916,123	2.8%	7/6/2022	19,495,968	No	N/A	6/20/2017	8/1/2017	1	5.448500%	0.017250%	5.431250%
14	Loan	Bass Pro & Cabela’s Portfolio	Single Tenant	16	Various	N/A	1,896,527	Sq. Ft.	103	20,000,000	20,000,000	2.7%	10/6/2027	20,000,000	No	N/A	9/25/2017	11/6/2017	6	4.379000%	0.017250%	4.361750%
14.01	Property	Cabela’s Rogers	Single Tenant	1	2005	N/A	186,379	Sq. Ft.		2,124,166	2,124,166	0.3%		2,124,166
14.02	Property	Cabela’s Lone Tree	Single Tenant	1	2013	N/A	108,077	Sq. Ft.		1,806,054	1,806,054	0.2%		1,806,054
14.03	Property	Bass Pro San Antonio	Single Tenant	1	2006	N/A	184,656	Sq. Ft.		1,765,008	1,765,008	0.2%		1,765,008
14.04	Property	Cabela’s Allen	Single Tenant	1	2010	N/A	107,329	Sq. Ft.		1,734,223	1,734,223	0.2%		1,734,223
14.05	Property	Cabela’s Lehi	Single Tenant	1	2006	N/A	169,713	Sq. Ft.		1,580,298	1,580,298	0.2%		1,580,298
14.06	Property	Bass Pro Tampa	Single Tenant	1	2015	N/A	132,734	Sq. Ft.		1,487,943	1,487,943	0.2%		1,487,943
14.07	Property	Cabela’s Hammond	Single Tenant	1	2007	N/A	188,745	Sq. Ft.		1,334,017	1,334,017	0.2%		1,334,017
14.08	Property	Bass Pro Round Rock	Single Tenant	1	2014	N/A	120,763	Sq. Ft.		1,292,971	1,292,971	0.2%		1,292,971
14.09	Property	Cabela’s Fort Mill	Single Tenant	1	2014	N/A	104,476	Sq. Ft.		1,200,616	1,200,616	0.2%		1,200,616
14.10	Property	Cabela’s Wichita	Single Tenant	1	2011	N/A	80,699	Sq. Ft.		1,077,476	1,077,476	0.1%		1,077,476
14.11	Property	Cabela’s Owatonna	Single Tenant	1	1997	N/A	161,987	Sq. Ft.		985,121	985,121	0.1%		985,121
14.12	Property	Cabela’s Centerville	Single Tenant	1	2016	N/A	71,872	Sq. Ft.		913,289	913,289	0.1%		913,289
14.13	Property	Cabela’s Huntsville	Single Tenant	1	2016	N/A	82,443	Sq. Ft.		851,719	851,719	0.1%		851,719
14.14	Property	Bass Pro Port St. Lucie	Single Tenant	1	2013	N/A	86,637	Sq. Ft.		790,149	790,149	0.1%		790,149
14.15	Property	Cabela’s Waco	Single Tenant	1	2013	N/A	43,263	Sq. Ft.		615,700	615,700	0.1%		615,700
14.16	Property	Cabela’s East Grand Forks	Single Tenant	1	1999	N/A	66,754	Sq. Ft.		441,252	441,252	0.1%		441,252
15	Loan	AHIP Northeast Portfolio III	Various	4	Various	Various	491	Rooms	106,721	20,000,000	20,000,000	2.7%	7/6/2027	18,311,077	No	N/A	6/22/2017	8/6/2017	6	4.530000%	0.017250%	4.512750%
15.01	Property	SpringHill Suites - Bellport	Limited Service	1	2010	2015-2016	128	Rooms		6,057,143	6,057,143	0.8%		5,545,640
15.02	Property	Hampton Inn Baltimore - White Marsh	Limited Service	1	1997	2014	127	Rooms		5,257,143	5,257,143	0.7%		4,813,197
15.03	Property	Homewood Suites - Egg Harbor	Extended Stay	1	2012	N/A	120	Rooms		4,800,000	4,800,000	0.6%		4,394,659
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	Limited Service	1	2008	2013-2014	116	Rooms		3,885,714	3,885,714	0.5%		3,557,581

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Specific Property Type	Number of Properties	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance(4)(23)	Cut-off Date Balance(4)(23)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance(23)	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate	Administrative Fee Rate	Net Mortgage Rate
16	Loan	DoubleTree Berkeley Marina	Full Service	1	1972, 1985	2012, 2014-2016	378	Rooms	138,889	18,750,000	18,750,000	2.5%	9/6/2027	16,345,381	No	N/A	8/9/2017	10/6/2017	6	4.820000%	0.017250%	4.802750%
17	Loan	50 Varick Street	CBD	1	1960	2013	158,574	Sq. Ft.	491	17,390,000	17,390,000	2.3%	9/6/2027	17,390,000	No	N/A	8/7/2017	10/6/2017	6	4.150000%	0.020125%	4.129875%
18	Loan	Crocker Block K & Detroit	Shadow Anchored	1	1995	2015	40,941	Sq. Ft.	370	15,150,000	15,150,000	2.0%	11/6/2027	12,680,904	No	N/A	10/13/2017	12/6/2017	6	4.710000%	0.017250%	4.692750%
19	Loan	IGT Reno	Suburban	1	1996	2005	1,251,179	Sq. Ft.	64	15,000,000	15,000,000	2.0%	7/6/2027	13,672,841	No	N/A	7/3/2017	8/6/2017	6	4.259060%	0.016000%	4.243060%
20	Loan	Manchester Financial Building	Office/Retail	1	1974	2017	77,659	Sq. Ft.	328	15,000,000	15,000,000	2.0%	10/6/2027	13,128,712	No	N/A	9/12/2017	11/3/2017	3	4.500000%	0.040583%	4.459417%
21	Loan	Hyatt Regency Princeton	Full Service	1	1982	2012-2014	330	Rooms	100,000	15,000,000	15,000,000	2.0%	7/6/2027	13,737,924	No	N/A	6/27/2017	8/6/2017	6	4.551000%	0.037250%	4.513750%
22	Loan	At Home Portfolio	Single Tenant	6	Various	Various	704,529	Sq. Ft.	58	15,000,000	14,981,797	2.0%	10/6/2027	12,092,681	No	N/A	9/15/2017	11/6/2017	6	4.419200%	0.017250%	4.401950%
22.01	Property	At Home Group, Inc. - Orange Park	Single Tenant	1	2002	2014	178,999	Sq. Ft.		3,527,894	3,523,613	0.5%		2,844,113
22.02	Property	At Home Group, Inc. - Moore	Single Tenant	1	2016	N/A	108,395	Sq. Ft.		2,455,149	2,452,169	0.3%		1,979,289
22.03	Property	At Home Group, Inc. - Lafayette	Single Tenant	1	2016	N/A	107,605	Sq. Ft.		2,439,297	2,436,337	0.3%		1,966,509
22.04	Property	At Home Group, Inc. - Hoover	Single Tenant	1	2014	N/A	109,301	Sq. Ft.		2,409,806	2,406,881	0.3%		1,942,734
22.05	Property	At Home Group, Inc. - Wichita	Single Tenant	1	1980	2015	101,624	Sq. Ft.		2,088,351	2,085,817	0.3%		1,683,584
22.06	Property	At Home Group, Inc. - Olathe	Single Tenant	1	1976	2015	98,605	Sq. Ft.		2,079,504	2,076,980	0.3%		1,676,452
23	Loan	The District	Anchored	1	2006-2014	N/A	612,102	Sq. Ft.	130	15,000,000	14,945,272	2.0%	8/6/2027	12,162,459	No	N/A	8/4/2017	9/6/2017	6	4.586200%	0.109800%	4.476400%
24	Loan	Atrisco Plaza Shopping Center	Anchored	1	1975, 1980	2008	213,169	Sq. Ft.	93	14,750,000	14,750,000	2.0%	8/6/2027	12,601,855	No	N/A	8/4/2017	9/6/2017	6	4.990000%	0.038140%	4.951860%
25	Loan	Centennial Highlands	Garden	1	2015	N/A	97	Units	130,412	12,650,000	12,650,000	1.7%	10/6/2027	11,120,764	No	N/A	9/29/2017	11/6/2017	6	4.693000%	0.017250%	4.675750%
26	Loan	50 Republic & 40 Marcus Drive	Suburban	1	1999	2005	89,380	Sq. Ft.	140	12,550,000	12,522,688	1.7%	9/5/2027	10,383,418	No	N/A	8/11/2017	10/5/2017	5	5.200000%	0.017250%	5.182750%
27	Loan	GlobalFoundries Industrial Portfolio	Warehouse/Distribution	1	1985	N/A	223,224	Sq. Ft.	55	12,250,000	12,210,472	1.6%	9/6/2022	10,898,410	No	N/A	8/31/2017	10/6/2017	6	5.000000%	0.037250%	4.962750%
28	Loan	Loyalty and Hamilton	CBD	1	1893, 1928	2011	76,370	Sq. Ft.	154	11,750,000	11,750,000	1.6%	10/6/2027	10,272,265	No	N/A	9/18/2017	11/6/2017	6	4.450000%	0.064750%	4.385250%
29	Loan	Murrieta Plaza	Anchored	1	2005-2008	N/A	141,122	Sq. Ft.	234	10,000,000	10,000,000	1.3%	11/1/2027	9,161,864	No	N/A	10/5/2017	12/1/2017	1	4.577000%	0.017250%	4.559750%
30	Loan	Holiday Inn Express Tallahassee	Limited Service	1	1991	2014	135	Rooms	69,196	9,400,000	9,341,415	1.3%	7/6/2027	7,054,086	No	N/A	6/8/2017	8/6/2017	6	5.100000%	0.084750%	5.015250%
31	Loan	Winn Dixie Covington	Single Tenant	1	2010	N/A	53,000	Sq. Ft.	166	8,800,000	8,800,000	1.2%	11/01/2027	7,707,184	No	N/A	10/13/2017	12/01/2017	1	4.530000%	0.017250%	4.512750%
32	Loan	SNP Portfolio	Suburban	2	Various	Various	113,066	Sq. Ft.	78	8,800,000	8,791,134	1.2%	10/6/2027	7,286,910	No	N/A	10/6/2017	11/6/2017	6	5.224200%	0.017250%	5.206950%
32.01	Property	Coursey Oaks	Suburban	1	2004	N/A	59,573	Sq. Ft.		4,900,000	4,895,063	0.7%		4,057,484
32.02	Property	AIG Building	Suburban	1	1975	2006	53,493	Sq. Ft.		3,900,000	3,896,071	0.5%		3,229,426
33	Loan	Candlewood Suites Nashville	Extended Stay	1	2015	N/A	87	Rooms	91,820	8,000,000	7,988,365	1.1%	10/6/2027	6,048,998	No	N/A	9/29/2017	11/6/2017	6	5.314000%	0.017250%	5.296750%
34	Loan	Whispering Lakes	Garden	1	1997	N/A	184	Units	40,761	7,500,000	7,500,000	1.0%	11/01/2027	7,500,000	No	N/A	10/02/2017	12/01/2017	1	3.670000%	0.017250%	3.652750%
35	Loan	Frisco Market Center	Shadow Anchored	1	2015-2016	N/A	20,823	Sq. Ft.	327	6,800,000	6,800,000	0.9%	11/1/2027	6,800,000	No	N/A	10/2/2017	12/1/2017	1	4.452500%	0.017250%	4.435250%
36	Loan	Triangle Square Shopping Center	Anchored	1	1981	N/A	69,325	Sq. Ft.	88	6,100,000	6,100,000	0.8%	11/6/2027	4,948,586	No	N/A	10/13/2017	12/6/2017	6	4.603700%	0.017250%	4.586450%
37	Loan	TransUnion Office Building	Suburban	1	1999	2014	56,320	Sq. Ft.	107	6,000,000	6,000,000	0.8%	11/6/2027	6,000,000	Yes	9/6/2032	10/13/2017	12/6/2017	6	4.940000%	0.017250%	4.922750%
38	Loan	South Tampa Medical Office	Medical	1	2016	N/A	25,634	Sq. Ft.	206	5,300,000	5,287,972	0.7%	9/6/2027	4,356,792	No	N/A	9/1/2017	10/6/2017	6	5.000000%	0.017250%	4.982750%
39	Loan	Franklin Village	Anchored	1	1996, 1999	N/A	47,345	Sq. Ft.	106	5,000,000	5,000,000	0.7%	9/6/2027	4,382,144	No	N/A	8/30/2017	10/6/2017	6	4.560000%	0.017250%	4.542750%
40	Loan	Riley Place Shopping Center	Anchored	1	1990	2014	65,650	Sq. Ft.	73	4,800,000	4,772,295	0.6%	6/6/2027	3,931,927	No	N/A	5/8/2017	7/6/2017	6	4.890000%	0.037250%	4.852750%
41	Loan	Biolife - Riverton	Medical	1	2015	N/A	16,694	Sq. Ft.	258	4,300,000	4,300,000	0.6%	11/6/2027	3,963,372	No	N/A	10/19/2017	12/6/2017	6	4.964000%	0.017250%	4.946750%
42	Loan	Ramada Portland East	Limited Service	1	1986	2016-2017	84	Rooms	50,000	4,200,000	4,200,000	0.6%	11/5/2027	3,265,856	No	N/A	10/19/2017	12/5/2017	5	6.130000%	0.017250%	6.112750%
43	Loan	Perry Hill Crossing	Unanchored	1	2016	N/A	20,250	Sq. Ft.	180	3,650,000	3,650,000	0.5%	10/6/2027	3,143,836	No	N/A	10/4/2017	11/6/2017	6	4.820000%	0.074750%	4.745250%
44	Loan	Ivy Falls Center	Unanchored	1	2005; 2008	N/A	25,052	Sq. Ft.	114	2,850,000	2,847,244	0.4%	10/6/2027	2,372,555	No	N/A	10/4/2017	11/6/2017	6	5.392400%	0.017250%	5.375150%
45	Loan	Elmhurst Shopping Center	Unanchored	1	2016	N/A	7,763	Sq. Ft.	354	2,750,000	2,750,000	0.4%	11/6/2027	2,750,000	No	N/A	10/13/2017	12/6/2017	6	4.916000%	0.017250%	4.898750%
46	Loan	Plaza at Gardendale II	Unanchored	1	2016	N/A	7,163	Sq. Ft.	349	2,500,000	2,500,000	0.3%	10/6/2027	2,135,840	No	N/A	10/4/2017	11/6/2017	6	5.420000%	0.017250%	5.402750%
47	Loan	Century Storage Crystal River	Self Storage	1	2006	N/A	65,945	Sq. Ft.	35	2,300,000	2,297,484	0.3%	10/6/2027	1,883,109	No	N/A	10/5/2017	11/6/2017	6	4.876000%	0.037250%	4.838750%
48	Loan	Hawthorn Place Townhomes	Townhouse	1	1982	N/A	38	Units	57,316	2,178,000	2,178,000	0.3%	11/6/2027	1,798,221	No	N/A	10/16/2017	12/6/2017	6	5.135200%	0.037250%	5.097950%
49	Loan	Dollar General Aroma Park	Single Tenant	1	2017	N/A	9,002	Sq. Ft.	105	945,000	945,000	0.1%	11/6/2027	945,000	Yes	11/6/2032	10/13/2017	12/6/2017	6	5.040000%	0.017250%	5.022750%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(6)(7)	Grace Period Default
1	Loan	Burbank Office Portfolio	N/A	Actual/360	119,672.69	Full IO	84	83	84	83	0	0	1	YM0.5(25);DEF/YM0.5(52);O(7)	0
1.01	Property	Media Studios
1.02	Property	The Pointe
1.03	Property	3800 Alameda
1.04	Property	Central Park
2	Loan	Yorkshire & Lexington Towers	N/A	Actual/360	92,601.85	Full IO	60	59	60	59	0	0	1	LO(25);DEF(28);O(7)	0
2.01	Property	Yorkshire Towers
2.02	Property	Lexington Towers
3	Loan	Griffin Portfolio	N/A	Actual/360	127,412.04	Full IO	120	119	120	119	0	0	1	LO(24);YM1(90);O(6)	0
3.01	Property	Restoration Hardware Distribution
3.02	Property	State Farm Regional HQ
3.03	Property	North Pointe I
3.04	Property	Corporate Campus at Norterra
3.05	Property	CHRISTUS Health HQ
3.06	Property	Duke Bridges I
3.07	Property	Wells Fargo Operations Center
3.08	Property	Ace Hardware HQ
3.09	Property	Royal Ridge V
3.10	Property	Comcast Regional HQ
4	Loan	Centre 425 Bellevue	The sum of (a) 4.151%, (b) 3.5% and (c) the greater of (i) 0.0% and (ii) the amount by which the Treasury Rate exceeds 2.5%; provided however, in no event shall the revised rate exceed the 4.151% by more than 4%	Actual/360	140,288.43	Full IO, ARD	120	120	120	120	0	0	0	LO(24);DEF/YM1(89);O(7)	0
5	Loan	ExchangeRight Net Leased Portfolio 17	N/A	Actual/360	124,355.15	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)	0
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI
5.02	Property	Walgreens - Waukesha, WI
5.03	Property	Tractor Supply Co. - Staunton, VA
5.04	Property	Tractor Supply Co. - Conway, SC
5.05	Property	Verizon - Columbia, SC
5.06	Property	Walgreens - Blacklick, OH
5.07	Property	Goodwill - Grafton, WI
5.08	Property	Dollar General - Walker, LA
5.09	Property	Dollar General - Norton, OH
5.10	Property	Dollar General - Denham Springs, LA
5.11	Property	Dollar General - Zanesville, OH
5.12	Property	Dollar General - Belleville, IL
5.13	Property	Dollar General - Columbia, SC
5.14	Property	Advanced Auto Parts - Travelers Rest, SC
5.15	Property	Dollar General - Aiken, SC
5.16	Property	Napa Auto Parts - Sun Prairie, WI
6	Loan	National Office Portfolio	N/A	Actual/360	179,634.76	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0
6.01	Property	8330 LBJ Freeway
6.02	Property	101 East Park Boulevard
6.03	Property	13601 Preston Road
6.04	Property	1750 East Golf Road
6.05	Property	14800 Quorum Drive
6.06	Property	1995 North Park Place
6.07	Property	Northlake - 2295 Parklake Dr NE
6.08	Property	4751 Best Road
6.09	Property	The Centre - 4099 McEwen Road
6.10	Property	The Centre - 4101 McEwen Road
6.11	Property	11225 North 28th Drive
6.12	Property	10000 North 31st Ave
6.13	Property	The Centre - 4001 McEwen Road
6.14	Property	4425 W Airport Fwy
6.15	Property	Northlake - 2302 Parklake Dr NE
6.16	Property	Northlake - 2305&2309 Parklake Dr NE
6.17	Property	12100 Ford Road
6.18	Property	The Centre - 4000N&S McEwen Road
7	Loan	Delshah NYC Portfolio	N/A	Actual/360	100,543.98	Full IO	60	57	60	57	0	0	3	LO(27);DEF(27);O(6)	0
7.01	Property	58-60 9th Avenue
7.02	Property	69 Gansevoort Street
8.00	Loan	237 Park Avenue	N/A	Actual/360	80,478.86	Full IO	120	117	120	117	0	0	3	LO(27);DEF(86);O(7)	0
9	Loan	Totowa Commerce Center	N/A	Actual/360	122,327.26	Partial IO	120	119	60	59	360	360	1	LO(25);DEF(92);O(3)	0
9.01	Property	80-100 Commerce Way
9.02	Property	40 Commerce Way
9.03	Property	29 Commerce Way
9.04	Property	One Center Court
9.05	Property	11 Commerce Way
9.06	Property	45 Commerce Way
9.07	Property	999 Riverview Drive
9.08	Property	Two Center Court
9.09	Property	120-140 Commerce Way
9.10	Property	60 Commerce Way
9.11	Property	20 Commerce Way
10	Loan	Residence Inn Los Angeles Westlake Village	N/A	Actual/360	120,220.21	Amortizing	120	115	0	0	360	355	5	LO(24);YM1(90);O(6)	0
11	Loan	DoubleTree Wilmington	N/A	Actual/360	132,053.60	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	0
12	Loan	Cabela’s Industrial Portfolio	N/A	Actual/360	78,446.86	Full IO	120	119	120	119	0	0	1	LO(24);YM1(1);DEF/YM1(88);O(7)	0
12.01	Property	Cabela’s Prairie du Chien
12.02	Property	Cabela’s Triadelphia
12.03	Property	Cabela’s Tooele
13	Loan	Marriott Grand Cayman	N/A	Actual/360	118,558.03	Amortizing	60	56	0	0	360	356	4	LO(28);DEF(28);O(4)	5
14	Loan	Bass Pro & Cabela’s Portfolio	N/A	Actual/360	73,996.99	Full IO	120	119	120	119	0	0	1	LO(24);YM1(1);DEF/YM1(88);O(7)	0
14.01	Property	Cabela’s Rogers
14.02	Property	Cabela’s Lone Tree
14.03	Property	Bass Pro San Antonio
14.04	Property	Cabela’s Allen
14.05	Property	Cabela’s Lehi
14.06	Property	Bass Pro Tampa
14.07	Property	Cabela’s Hammond
14.08	Property	Bass Pro Round Rock
14.09	Property	Cabela’s Fort Mill
14.10	Property	Cabela’s Wichita
14.11	Property	Cabela’s Owatonna
14.12	Property	Cabela’s Centerville
14.13	Property	Cabela’s Huntsville
14.14	Property	Bass Pro Port St. Lucie
14.15	Property	Cabela’s Waco
14.16	Property	Cabela’s East Grand Forks
15	Loan	AHIP Northeast Portfolio III	N/A	Actual/360	101,693.88	Partial IO	120	116	60	56	360	360	4	LO(28);DEF(88);O(4)	0
15.01	Property	SpringHill Suites - Bellport
15.02	Property	Hampton Inn Baltimore - White Marsh
15.03	Property	Homewood Suites - Egg Harbor
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(6)(7)	Grace Period Default
16	Loan	DoubleTree Berkeley Marina	N/A	Actual/360	98,601.55	Partial IO	120	118	30	28	360	360	2	LO(26);DEF(90);O(4)	0
17	Loan	50 Varick Street	N/A	Actual/360	60,975.70	Full IO	120	118	120	118	0	0	2	LO(26);DEF(91);O(3)	0
18	Loan	Crocker Block K & Detroit	N/A	Actual/360	78,664.71	Partial IO	120	120	12	12	360	360	0	LO(24);DEF(92);O(4)	0
19	Loan	IGT Reno	N/A	Actual/360	73,870.57	Partial IO	120	116	60	56	360	360	4	LO(28);YM1(87);O(5)	0
20	Loan	Manchester Financial Building	N/A	Actual/360	76,002.79	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(90);O(5)	3
21	Loan	Hyatt Regency Princeton	N/A	Actual/360	76,458.02	Partial IO	120	116	60	56	360	360	4	LO(28);DEF(88);O(4)	0
22	Loan	At Home Portfolio	N/A	Actual/360	75,284.35	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(88);O(7)	0
22.01	Property	At Home Group, Inc. - Orange Park
22.02	Property	At Home Group, Inc. - Moore
22.03	Property	At Home Group, Inc. - Lafayette
22.04	Property	At Home Group, Inc. - Hoover
22.05	Property	At Home Group, Inc. - Wichita
22.06	Property	At Home Group, Inc. - Olathe
23	Loan	The District	N/A	Actual/360	76,772.99	Amortizing	120	117	0	0	360	357	3	LO(27);DEF(89);O(4)	0
24	Loan	Atrisco Plaza Shopping Center	N/A	Actual/360	79,091.07	Partial IO	120	117	18	15	360	360	3	LO(27);DEF(89);O(4)	0
25	Loan	Centennial Highlands	N/A	Actual/360	65,554.47	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(92);O(3)	0
26	Loan	50 Republic & 40 Marcus Drive	N/A	Actual/360	68,913.42	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0
27	Loan	GlobalFoundries Industrial Portfolio	N/A	Actual/360	71,612.28	Amortizing	60	58	0	0	300	298	2	LO(26);DEF(30);O(4)	0
28	Loan	Loyalty and Hamilton	N/A	Actual/360	59,186.95	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(89);O(6)	0
29	Loan	Murrieta Plaza	N/A	Actual/360	51,127.07	Partial IO	120	120	60	60	360	360	0	LO(48);YM1(68);O(4)	5
30	Loan	Holiday Inn Express Tallahassee	N/A	Actual/360	55,500.52	Amortizing	120	116	0	0	300	296	4	LO(28);DEF(87);O(5)	0
31	Loan	Winn Dixie Covington	N/A	Actual/360	44,745.31	Partial IO	120	120	36	36	360	360	0	LO(24);DEF(92);O(4)	0
32	Loan	SNP Portfolio	N/A	Actual/360	48,453.40	Amortizing	120	119	0	0	360	359	1	LO(12);YM1(104);O(4)	0
32.01	Property	Coursey Oaks
32.02	Property	AIG Building
33	Loan	Candlewood Suites Nashville	N/A	Actual/360	48,242.36	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)	0
34	Loan	Whispering Lakes	N/A	Actual/360	23,256.08	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)	0
35	Loan	Frisco Market Center	N/A	Actual/360	25,581.26	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)	4
36	Loan	Triangle Square Shopping Center	N/A	Actual/360	31,284.80	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	0
37	Loan	TransUnion Office Building	8.940000%	Actual/360	25,043.06	Full IO, ARD	120	120	120	120	0	0	0	YM(24);DEF/YM(89);O(7)	0
38	Loan	South Tampa Medical Office	N/A	Actual/360	28,451.55	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0
39	Loan	Franklin Village	N/A	Actual/360	25,512.83	Partial IO	120	118	36	34	360	360	2	LO(26);DEF(90);O(4)	0
40	Loan	Riley Place Shopping Center	N/A	Actual/360	25,445.72	Amortizing	120	115	0	0	360	355	5	LO(29);DEF(88);O(3)	0
41	Loan	Biolife - Riverton	N/A	Actual/360	22,988.82	Partial IO	120	120	60	60	360	360	0	LO(24);DEF(92);O(4)	0
42	Loan	Ramada Portland East	N/A	Actual/360	27,395.40	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(93);O(3)	0
43	Loan	Perry Hill Crossing	N/A	Actual/360	19,194.43	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)	0
44	Loan	Ivy Falls Center	N/A	Actual/360	15,990.11	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0
45	Loan	Elmhurst Shopping Center	N/A	Actual/360	11,422.30	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)	0
46	Loan	Plaza at Gardendale II	N/A	Actual/360	14,069.50	Partial IO	120	119	12	11	360	360	1	LO(25);DEF(91);O(4)	0
47	Loan	Century Storage Crystal River	N/A	Actual/360	12,173.19	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0
48	Loan	Hawthorn Place Townhomes	N/A	Actual/360	11,872.60	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(93);O(3)	0
49	Loan	Dollar General Aroma Park	9.040000%	Actual/360	4,024.13	Full IO, ARD	120	120	120	120	0	0	0	YM(24);DEF/YM(89);O(7)	0

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period Late	Grace Period at Maturity Default	Appraised Value	Appraisal Date(5)	U/W NOI DSCR(4)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(4)(5)	U/W NOI Debt Yield(4)	U/W NCF Debt Yield(4)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(14)(24)
1	Loan	Burbank Office Portfolio	0	0	1,038,000,000	8/24/2017	5.03	4.64	36.5%	36.5%	18.1%	16.7%	100,633,272	32,146,616	68,486,656	521,895	4,805,637	63,159,124	92.4%
1.01	Property	Media Studios			410,000,000	8/24/2017							38,654,665	13,965,771	24,688,894	231,591	1,881,414	22,575,888	85.9%
1.02	Property	The Pointe			325,000,000	8/24/2017							27,091,682	7,230,054	19,861,627	120,042	1,115,405	18,626,181	95.6%
1.03	Property	3800 Alameda			183,000,000	8/24/2017							22,083,036	6,919,389	15,163,647	106,222	1,260,100	13,797,326	100.0%
1.04	Property	Central Park			120,000,000	8/24/2017							12,803,889	4,031,402	8,772,488	64,040	548,718	8,159,730	97.3%
2	Loan	Yorkshire & Lexington Towers	0	0	890,000,000	8/15/2017	4.31	4.28	22.5%	22.5%	12.0%	11.9%	38,084,023	14,135,899	23,948,124	183,139	0	23,764,985	92.0%
2.01	Property	Yorkshire Towers			745,000,000	8/15/2017							32,703,002	11,369,959	21,333,043	145,916	0	21,187,127	93.0%
2.02	Property	Lexington Towers			145,000,000	8/15/2017							5,381,021	2,765,940	2,615,081	37,223	0	2,577,858	86.9%
3	Loan	Griffin Portfolio	0	0	610,000,000	9/21/2017	2.67	2.49	61.5%	61.5%	10.2%	9.5%	54,906,442	16,595,713	38,310,729	591,601	2,066,126	35,653,002	98.4%
3.01	Property	Restoration Hardware Distribution			120,000,000	9/1/2017							7,923,304	1,806,767	6,116,537	150,139	300,277	5,666,121	100.0%
3.02	Property	State Farm Regional HQ			122,000,000	9/6/2017							12,485,699	4,833,549	7,652,150	116,957	467,828	7,067,365	89.6%
3.03	Property	North Pointe I			61,000,000	9/6/2017							6,609,735	1,798,899	4,810,836	81,960	327,838	4,401,038	100.0%
3.04	Property	Corporate Campus at Norterra			60,000,000	9/6/2017							6,336,045	2,530,233	3,805,812	46,530	186,118	3,573,164	100.0%
3.05	Property	CHRISTUS Health HQ			55,690,000	9/8/2017							6,395,756	2,651,837	3,743,919	50,668	202,672	3,490,579	100.0%
3.06	Property	Duke Bridges I			42,270,000	9/8/2017							4,202,308	1,106,492	3,095,816	31,627	126,508	2,937,681	100.0%
3.07	Property	Wells Fargo Operations Center			41,500,000	9/6/2017							3,002,029	367,890	2,634,139	31,116	124,463	2,478,560	100.0%
3.08	Property	Ace Hardware HQ			35,000,000	9/5/2017							2,998,140	328,603	2,669,537	41,206	164,824	2,463,507	100.0%
3.09	Property	Royal Ridge V			32,900,000	9/8/2017							3,034,446	915,275	2,119,171	23,922	95,689	1,999,560	100.0%
3.10	Property	Comcast Regional HQ			21,700,000	9/5/2017							1,918,980	256,168	1,662,812	17,477	69,908	1,575,427	100.0%
4	Loan	Centre 425 Bellevue	0	0	316,000,000	10/1/2017	3.86	3.85	29.7%	29.7%	16.2%	16.2%	21,464,140	6,198,423	15,265,716	35,691	0	15,230,026	100.0%
5	Loan	ExchangeRight Net Leased Portfolio 17	0	0	60,275,000	Various	2.29	2.23	61.2%	61.2%	9.3%	9.0%	3,880,133	464,491	3,415,642	31,493	58,559	3,325,590	100.0%
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI			18,200,000	07/21/2017							1,090,597	46,135	1,044,462	9,470	0	1,034,992	100.0%
5.02	Property	Walgreens - Waukesha, WI			6,400,000	06/25/2017							380,000	12,389	367,611	10,306	0	357,306	100.0%
5.03	Property	Tractor Supply Co. - Staunton, VA			5,450,000	07/15/2017							305,253	13,406	291,847	0	12,453	279,394	100.0%
5.04	Property	Tractor Supply Co. - Conway, SC			5,250,000	07/17/2017							295,356	12,990	282,366	0	12,544	269,822	100.0%
5.05	Property	Verizon - Columbia, SC			5,200,000	07/15/2017							435,622	148,988	286,634	938	13,864	271,832	100.0%
5.06	Property	Walgreens - Blacklick, OH			4,900,000	07/20/2017							292,600	9,620	282,980	2,173	0	280,806	100.0%
5.07	Property	Goodwill - Grafton, WI			3,150,000	07/21/2017							224,072	61,332	162,740	3,300	11,684	147,756	100.0%
5.08	Property	Dollar General - Walker, LA			1,875,000	07/18/2017							128,953	15,480	113,473	0	0	113,473	100.0%
5.09	Property	Dollar General - Norton, OH			1,400,000	07/18/2017							98,811	14,435	84,376	0	0	84,376	100.0%
5.10	Property	Dollar General - Denham Springs, LA			1,400,000	07/18/2017							97,406	12,587	84,819	0	0	84,819	100.0%
5.11	Property	Dollar General - Zanesville, OH			1,400,000	07/20/2017							97,513	14,391	83,121	0	0	83,121	100.0%
5.12	Property	Dollar General - Belleville, IL			1,280,000	07/04/2017							102,749	25,958	76,791	0	0	76,791	100.0%
5.13	Property	Dollar General - Columbia, SC			1,220,000	07/17/2017							113,822	37,841	75,982	0	0	75,982	100.0%
5.14	Property	Advanced Auto Parts - Travelers Rest, SC			1,200,000	07/20/2017							92,489	22,442	70,047	5,306	6,620	58,121	100.0%
5.15	Property	Dollar General - Aiken, SC			1,200,000	07/18/2017							85,961	15,151	70,810	0	0	70,810	100.0%
5.16	Property	Napa Auto Parts - Sun Prairie, WI			750,000	08/01/2017							38,928	1,345	37,583	0	1,394	36,189	100.0%
6	Loan	National Office Portfolio	0	0	287,750,000	Various	1.81	1.64	64.2%	52.2%	11.1%	10.1%	38,630,025	18,051,854	20,578,171	643,175	1,286,350	18,648,646	77.5%
6.01	Property	8330 LBJ Freeway			42,750,000	7/15/2017							5,864,932	2,378,455	3,486,477	95,346	190,692	3,200,440	85.3%
6.02	Property	101 East Park Boulevard			36,100,000	7/15/2017							4,277,940	1,429,865	2,848,075	56,361	112,723	2,678,991	87.1%
6.03	Property	13601 Preston Road			27,500,000	7/14/2017							3,875,726	1,661,164	2,214,562	65,494	130,988	2,018,081	82.0%
6.04	Property	1750 East Golf Road			35,400,000	7/13/2017							5,773,927	2,991,546	2,782,381	53,053	106,106	2,623,222	97.3%
6.05	Property	14800 Quorum Drive			13,550,000	7/15/2017							1,518,306	612,070	906,236	25,969	51,939	828,328	76.7%
6.06	Property	1995 North Park Place			12,200,000	7/18/2017							1,627,072	727,946	899,126	24,980	49,960	824,186	76.9%
6.07	Property	Northlake - 2295 Parklake Dr NE			10,600,000	7/18/2017							1,927,363	900,434	1,026,929	30,382	60,764	935,783	79.8%
6.08	Property	4751 Best Road			11,900,000	7/18/2017							1,551,928	672,927	879,001	23,271	46,542	809,188	84.2%
6.09	Property	The Centre - 4099 McEwen Road			11,800,000	7/14/2017							1,647,099	827,041	820,058	30,928	61,856	727,275	77.6%
6.10	Property	The Centre - 4101 McEwen Road			12,100,000	7/14/2017							1,383,837	738,917	644,920	31,082	62,163	551,675	61.3%
6.11	Property	11225 North 28th Drive			9,070,000	7/13/2017							1,412,021	918,942	493,079	33,875	67,751	391,454	78.6%
6.12	Property	10000 North 31st Ave			9,900,000	7/13/2017							1,326,083	854,686	471,397	32,045	64,090	375,262	64.4%
6.13	Property	The Centre - 4001 McEwen Road			10,000,000	7/14/2017							1,177,647	515,000	662,647	23,798	47,596	591,253	70.3%
6.14	Property	4425 W Airport Fwy			8,400,000	7/14/2017							1,216,108	593,500	622,608	21,303	42,606	558,699	71.6%
6.15	Property	Northlake - 2302 Parklake Dr NE			11,800,000	7/18/2017							910,557	679,542	231,014	27,806	55,612	147,597	42.3%
6.16	Property	Northlake - 2305&2309 Parklake Dr NE			5,880,000	7/18/2017							1,050,901	423,736	627,165	16,290	32,579	578,297	70.0%
6.17	Property	12100 Ford Road			12,500,000	7/14/2017							1,274,376	764,345	510,031	39,501	79,002	391,528	57.2%
6.18	Property	The Centre - 4000N&S McEwen Road			6,300,000	7/14/2017							814,202	361,738	452,464	11,692	23,385	417,387	100.0%
7	Loan	Delshah NYC Portfolio	0, Two 10 day grace periods during loan term	0	53,900,000	6/7/2017	1.70	1.70	51.9%	51.9%	7.3%	7.3%	2,426,689	377,052	2,049,637	2,738	0	2,046,900	100.0%
7.01	Property	58-60 9th Avenue			36,800,000	6/7/2017							1,704,753	272,731	1,432,023	2,295	0	1,429,728	100.0%
7.02	Property	69 Gansevoort Street			17,100,000	6/7/2017							721,936	104,321	617,615	443	0	617,172	100.0%
8.00	Loan	237 Park Avenue	5	0	1,310,000,000	05/22/2017	4.32	4.10	26.6%	26.6%	16.4%	15.6%	88,903,875	31,737,396	57,166,479	312,929	2,608,515	54,245,035	95.6%
9	Loan	Totowa Commerce Center	0	0	69,150,000	8/2/2017	1.66	1.55	74.8%	68.2%	9.7%	9.1%	7,847,766	2,812,466	5,035,300	84,736	253,890	4,696,674	85.5%
9.01	Property	80-100 Commerce Way			8,795,591	8/2/2017							899,381	241,667	657,714	7,567	23,647	626,500	100.0%
9.02	Property	40 Commerce Way			8,550,304	8/2/2017							876,264	236,892	639,372	8,132	25,411	605,829	100.0%
9.03	Property	29 Commerce Way			8,508,607	8/2/2017							894,396	258,142	636,254	8,155	25,485	602,614	100.0%
9.04	Property	One Center Court			8,068,138	8/2/2017							799,542	196,225	603,317	6,279	19,623	577,415	100.0%
9.05	Property	11 Commerce Way			8,040,312	8/2/2017							835,169	233,933	601,236	7,553	23,604	570,079	100.0%
9.06	Property	45 Commerce Way			7,508,352	8/2/2017							821,362	259,905	561,457	8,296	25,925	527,237	100.0%
9.07	Property	999 Riverview Drive			6,800,000	8/2/2017							925,579	552,667	372,912	12,802	29,096	331,014	78.4%
9.08	Property	Two Center Court			4,902,662	8/2/2017							524,526	157,916	366,610	4,896	15,300	346,414	100.0%
9.09	Property	120-140 Commerce Way			4,215,386	8/2/2017							504,822	189,605	315,217	5,722	17,883	291,612	77.0%
9.10	Property	60 Commerce Way			1,900,703	8/2/2017							402,303	260,173	142,130	8,151	25,472	108,508	43.6%
9.11	Property	20 Commerce Way			1,859,944	8/2/2017							364,424	225,341	139,082	7,183	22,447	109,452	46.3%
10	Loan	Residence Inn Los Angeles Westlake Village	0	0	57,200,000	3/21/2017	3.42	3.15	43.4%	34.8%	19.9%	18.3%	9,771,429	4,842,816	4,928,612	390,857	0	4,537,755	89.1%
11	Loan	DoubleTree Wilmington	0	0	42,400,000	9/20/2018	1.89	1.68	64.9%	53.7%	12.5%	11.1%	9,513,845	6,081,100	3,432,745	380,554	0	3,052,191	63.0%
12	Loan	Cabela’s Industrial Portfolio	0, 10 days grace up to two times during the term of the loan	0	133,000,000	7/1/2017	2.90	2.63	53.4%	53.4%	12.8%	11.6%	11,896,414	2,790,022	9,106,392	434,233	434,233	8,237,926	100.0%
12.01	Property	Cabela’s Prairie du Chien			49,500,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
12.02	Property	Cabela’s Triadelphia			46,600,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
12.03	Property	Cabela’s Tooele			36,900,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
13	Loan	Marriott Grand Cayman	5	0	142,000,000	5/4/2017	2.38	1.91	56.1%	52.3%	16.2%	13.0%	50,927,968	38,045,353	12,882,616	2,546,398	0	10,336,217	86.5%
14	Loan	Bass Pro & Cabela’s Portfolio	0, 10 days grace up to two times during the term of the loan	0	386,700,000	7/1/2017	2.88	2.72	50.4%	50.4%	12.8%	12.1%	32,578,204	7,640,446	24,937,758	474,132	948,264	23,515,362	100.0%
14.01	Property	Cabela’s Rogers			41,100,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.02	Property	Cabela’s Lone Tree			34,950,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.03	Property	Bass Pro San Antonio			34,200,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.04	Property	Cabela’s Allen			33,600,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.05	Property	Cabela’s Lehi			30,600,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.06	Property	Bass Pro Tampa			28,800,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.07	Property	Cabela’s Hammond			25,700,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.08	Property	Bass Pro Round Rock			25,000,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.09	Property	Cabela’s Fort Mill			23,250,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.10	Property	Cabela’s Wichita			20,800,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.11	Property	Cabela’s Owatonna			19,000,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.12	Property	Cabela’s Centerville			17,600,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.13	Property	Cabela’s Huntsville			16,400,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.14	Property	Bass Pro Port St. Lucie			15,350,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.15	Property	Cabela’s Waco			11,850,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
14.16	Property	Cabela’s East Grand Forks			8,500,000	7/1/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
15	Loan	AHIP Northeast Portfolio III	0	0	87,500,000	Various	2.17	1.94	59.9%	54.8%	13.2%	11.8%	18,317,803	11,386,823	6,930,981	732,712	0	6,198,269	82.5%
15.01	Property	SpringHill Suites - Bellport			26,500,000	6/1/2018							5,223,111	3,151,634	2,071,477	208,924	0	1,862,552	87.0%
15.02	Property	Hampton Inn Baltimore - White Marsh			23,000,000	6/1/2018							4,671,690	2,809,413	1,862,277	186,868	0	1,675,409	77.7%
15.03	Property	Homewood Suites - Egg Harbor			21,000,000	6/1/2019							4,431,515	2,815,236	1,616,279	177,261	0	1,439,018	82.5%
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh			17,000,000	6/1/2018							3,991,488	2,610,539	1,380,948	159,660	0	1,221,289	83.0%

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period Late	Grace Period at Maturity Default	Appraised Value	Appraisal Date(5)	U/W NOI DSCR(4)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(4)(5)	U/W NOI Debt Yield(4)	U/W NCF Debt Yield(4)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(14)(24)
16	Loan	DoubleTree Berkeley Marina	0	0	100,300,000	4/11/2017	2.23	1.86	52.3%	45.6%	14.1%	11.7%	31,423,806	24,020,252	7,403,554	1,256,952	0	6,146,602	90.3%
17	Loan	50 Varick Street	0	0	140,000,000	7/7/2017	2.06	2.01	55.6%	55.6%	8.7%	8.5%	8,514,769	1,759,376	6,755,393	23,786	134,788	6,596,819	100.0%
18	Loan	Crocker Block K & Detroit	0	0	22,800,000	8/24/2017	1.54	1.47	66.4%	55.6%	9.6%	9.2%	2,041,627	587,747	1,453,880	6,141	61,412	1,386,328	99.3%
19	Loan	IGT Reno	0	0	157,230,000	3/29/2017	2.25	2.05	50.9%	46.4%	13.3%	12.1%	10,961,487	328,845	10,632,642	538,007	394,622	9,700,013	100.0%
20	Loan	Manchester Financial Building	0	0	42,000,000	7/12/2017	1.48	1.40	60.7%	53.1%	9.0%	8.5%	3,394,973	1,106,502	2,288,471	15,532	100,957	2,171,983	82.2%
21	Loan	Hyatt Regency Princeton	0, 10 day grace four times during the term of the loan	0	48,000,000	6/1/2017	2.30	1.88	68.8%	63.0%	14.1%	11.5%	21,144,055	16,506,093	4,637,962	845,762	0	3,792,200	64.4%
22	Loan	At Home Portfolio	0	0	65,860,000	Various	1.64	1.50	61.7%	49.8%	9.9%	9.1%	4,147,826	124,435	4,023,391	140,906	199,466	3,683,020	100.0%
22.01	Property	At Home Group, Inc. - Orange Park			15,490,000	8/23/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
22.02	Property	At Home Group, Inc. - Moore			10,780,000	8/23/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
22.03	Property	At Home Group, Inc. - Lafayette			10,710,000	8/21/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
22.04	Property	At Home Group, Inc. - Hoover			10,580,000	8/18/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
22.05	Property	At Home Group, Inc. - Wichita			9,170,000	8/25/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
22.06	Property	At Home Group, Inc. - Olathe			9,130,000	8/25/2017							N/A	N/A	N/A	N/A	N/A	N/A	100.0%
23	Loan	The District	0	0	130,000,000	7/13/2017	1.42	1.34	61.3%	49.9%	8.8%	8.3%	9,966,400	2,976,535	6,989,865	89,339	299,999	6,600,527	89.3%
24	Loan	Atrisco Plaza Shopping Center	0	0	29,300,000	6/16/2017	1.46	1.35	67.4%	57.6%	9.4%	8.7%	2,493,029	643,436	1,849,593	31,975	98,227	1,719,390	88.9%
25	Loan	Centennial Highlands	0	0	18,550,000	7/19/2017	1.42	1.39	68.2%	60.0%	8.8%	8.6%	1,707,160	589,015	1,118,145	24,250	0	1,093,895	82.5%
26	Loan	50 Republic & 40 Marcus Drive	0	0	16,700,000	8/1/2017	1.40	1.27	75.0%	62.2%	9.2%	8.4%	1,749,197	591,709	1,157,487	17,876	89,380	1,050,231	100.0%
27	Loan	GlobalFoundries Industrial Portfolio	0	0	18,600,000	5/19/2017	1.55	1.44	65.6%	58.6%	10.9%	10.2%	1,846,311	517,158	1,329,152	44,978	44,645	1,239,530	100.0%
28	Loan	Loyalty and Hamilton	0	0	20,150,000	8/4/2017	1.66	1.50	58.3%	51.0%	10.0%	9.1%	1,903,482	727,669	1,175,813	19,093	89,555	1,067,166	88.1%
29	Loan	Murrieta Plaza	5	0	50,800,000	8/20/2017	1.43	1.37	65.0%	59.5%	8.8%	8.4%	3,968,219	1,063,309	2,904,909	35,281	105,000	2,764,630	87.2%
30	Loan	Holiday Inn Express Tallahassee	0	0	14,000,000	4/1/2018	2.21	1.92	66.7%	50.4%	15.8%	13.7%	3,873,548	2,401,596	1,471,952	193,677	0	1,278,274	69.1%
31	Loan	Winn Dixie Covington	0	0	12,400,000	08/09/2017	1.47	1.46	71.0%	62.2%	9.0%	8.9%	940,360	149,993	790,366	8,480	0	781,886	100.0%
32	Loan	SNP Portfolio	0	0	13,950,000	7/26/2017	1.67	1.52	63.0%	52.2%	11.1%	10.0%	1,699,282	725,420	973,863	15,817	75,031	883,015	100.0%
32.01	Property	Coursey Oaks			7,650,000	7/26/2017							830,617	300,937	529,680	2,979	43,346	483,355	100.0%
32.02	Property	AIG Building			6,300,000	7/26/2017							868,665	424,482	444,182	12,838	31,685	399,659	100.0%
33	Loan	Candlewood Suites Nashville	0	0	11,500,000	7/8/2017	2.02	1.85	69.5%	52.6%	14.6%	13.4%	2,463,341	1,294,388	1,168,952	98,534	0	1,070,419	78.5%
34	Loan	Whispering Lakes	0	0	18,000,000	08/09/2017	4.53	4.32	41.7%	41.7%	16.9%	16.1%	2,036,047	771,610	1,264,437	58,144	0	1,206,293	97.8%
35	Loan	Frisco Market Center	5	0	11,710,000	8/16/2017	2.28	2.21	58.1%	58.1%	10.3%	10.0%	977,136	275,872	701,264	2,082	20,823	678,358	100.0%
36	Loan	Triangle Square Shopping Center	0	0	8,300,000	8/22/2017	1.63	1.49	73.5%	59.6%	10.0%	9.2%	825,685	213,355	612,329	13,865	37,319	561,145	95.4%
37	Loan	TransUnion Office Building	0	0	9,650,000	6/19/2017	2.07	2.02	62.2%	62.2%	10.4%	10.1%	641,250	19,238	622,013	14,080	0	607,933	100.0%
38	Loan	South Tampa Medical Office	0	0	8,800,000	5/11/2017	1.65	1.60	60.1%	49.5%	10.6%	10.4%	828,078	266,276	561,802	3,076	11,326	547,400	100.0%
39	Loan	Franklin Village	0	0	7,100,000	7/7/2017	1.84	1.70	70.4%	61.7%	11.2%	10.4%	848,337	286,105	562,232	7,102	35,508	519,621	93.7%
40	Loan	Riley Place Shopping Center	0	0	6,500,000	3/24/2017	1.61	1.47	73.4%	60.5%	10.3%	9.4%	664,354	173,830	490,524	9,848	32,825	447,851	100.0%
41	Loan	Biolife - Riverton	0	0	7,820,000	8/21/2017	1.82	1.81	55.0%	50.7%	11.7%	11.6%	570,856	68,650	502,206	2,504	0	499,702	100.0%
42	Loan	Ramada Portland East	0	0	8,000,000	6/27/2017	2.42	2.08	52.5%	40.8%	19.0%	16.3%	2,211,972	1,416,018	795,954	110,599	0	685,355	83.8%
43	Loan	Perry Hill Crossing	0	0	5,900,000	8/13/2017	1.74	1.64	61.9%	53.3%	11.0%	10.4%	489,823	89,817	400,006	1,620	20,000	378,386	92.6%
44	Loan	Ivy Falls Center	0	0	4,400,000	7/28/2017	1.66	1.55	64.7%	53.9%	11.2%	10.4%	390,690	71,728	318,962	3,758	17,789	297,415	95.2%
45	Loan	Elmhurst Shopping Center	0	0	4,520,000	9/1/2017	1.92	1.86	60.8%	60.8%	9.6%	9.3%	326,003	62,992	263,012	776	7,763	254,473	100.0%
46	Loan	Plaza at Gardendale II	0	0	3,520,000	5/23/2017	1.36	1.31	71.0%	60.7%	9.2%	8.8%	280,803	51,663	229,140	1,074	7,164	220,903	100.0%
47	Loan	Century Storage Crystal River	0	0	3,520,000	8/2/2017	1.76	1.69	65.3%	53.5%	11.2%	10.7%	395,239	138,565	256,674	9,892	0	246,783	98.8%
48	Loan	Hawthorn Place Townhomes	0	0	3,150,000	9/12/2017	1.51	1.38	69.1%	57.1%	9.9%	9.1%	404,126	188,783	215,343	18,150	0	197,193	100.0%
49	Loan	Dollar General Aroma Park	0	0	1,350,000	7/3/2017	1.71	1.68	70.0%	70.0%	8.7%	8.6%	85,128	2,554	82,575	1,350	0	81,224	100.0%

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Occupancy as-of Date(24)	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA
1	Loan	Burbank Office Portfolio	8/31/2017	TTM 6/30/2017	82,513,963	28,490,114	54,023,848	12/31/2016	72,846,752	28,048,205	44,798,547	12/31/2015	61,297,183	26,854,903	34,442,280	Various	Various	N/A
1.01	Property	Media Studios	8/31/2017	TTM 6/30/2017	31,011,387	12,541,454	18,469,933	12/31/2016	32,429,368	12,301,674	20,127,694	12/31/2015	34,265,146	12,238,933	22,026,213	Kaiser Foundation Health Plan	194,145	21.0%
1.02	Property	The Pointe	8/31/2017	TTM 6/30/2017	22,746,128	6,333,230	16,412,898	12/31/2016	21,452,809	6,317,816	15,134,992	12/31/2015	13,490,897	5,705,120	7,785,778	Legendary	105,522	22.0%
1.03	Property	3800 Alameda	8/31/2017	TTM 6/30/2017	18,197,596	6,074,145	12,123,451	12/31/2016	8,649,794	5,782,633	2,867,162	12/31/2015	3,574,551	5,606,062	-2,031,512	Disney	417,731	98.3%
1.04	Property	Central Park	8/31/2017	TTM 6/30/2017	10,558,851	3,541,285	7,017,566	12/31/2016	10,314,781	3,646,082	6,668,699	12/31/2015	9,966,589	3,304,788	6,661,801	Turner Broadcasting	63,283	24.7%
2	Loan	Yorkshire & Lexington Towers	9/24/2017	TTM 6/30/2017	25,464,312	13,142,223	12,322,089	12/31/2016	22,282,785	12,726,214	9,556,571	12/31/2015	22,932,055	12,878,848	10,053,207	N/A	N/A	N/A
2.01	Property	Yorkshire Towers	9/24/2017	TTM 6/30/2017	21,564,780	10,594,493	10,970,286	12/31/2016	18,331,288	10,283,642	8,047,646	12/31/2015	18,642,769	10,510,120	8,132,649	N/A	N/A	N/A
2.02	Property	Lexington Towers	9/24/2017	TTM 6/30/2017	3,899,533	2,547,730	1,351,803	12/31/2016	3,951,498	2,442,573	1,508,925	12/31/2015	4,289,286	2,368,729	1,920,558	N/A	N/A	N/A
3	Loan	Griffin Portfolio	Various	TTM 6/30/2017	53,078,885	16,389,774	36,689,111	12/31/2016	52,468,474	16,049,042	36,419,432	12/31/2015	37,692,649	10,913,927	26,778,722	Various	Various	N/A
3.01	Property	Restoration Hardware Distribution	11/1/2017	TTM 6/30/2017	8,028,759	1,995,571	6,033,188	12/31/2016	7,922,342	1,735,336	6,187,006	12/31/2015	2,730,117	421,425	2,308,692	Restoration Hardware	1,501,387	100.0%
3.02	Property	State Farm Regional HQ	9/1/2017	TTM 6/30/2017	11,675,335	4,275,112	7,400,223	12/31/2016	11,859,572	4,454,970	7,404,602	12/31/2015	7,175,683	2,325,157	4,850,526	State Farm	503,201	86.0%
3.03	Property	North Pointe I	11/1/2017	TTM 6/30/2017	6,619,695	1,853,901	4,765,794	12/31/2016	6,772,011	1,906,212	4,865,800	12/31/2015	5,779,627	1,659,836	4,119,792	General Electric Co.	409,798	100.0%
3.04	Property	Corporate Campus at Norterra	11/1/2017	TTM 6/30/2017	6,201,249	2,563,259	3,637,990	12/31/2016	6,158,229	2,434,617	3,723,611	12/31/2015	5,931,856	2,366,863	3,564,993	Cigna Health Care	232,648	100.0%
3.05	Property	CHRISTUS Health HQ	9/1/2017	TTM 6/30/2017	6,149,427	2,691,404	3,458,023	12/31/2016	6,124,702	2,679,469	3,445,233	12/31/2015	5,816,526	2,521,037	3,295,489	CHRISTUS Health	247,721	97.8%
3.06	Property	Duke Bridges I	11/1/2017	TTM 6/30/2017	3,230,469	1,114,136	2,116,333	12/31/2016	3,349,104	1,017,641	2,331,463	12/31/2015	1,945,910	628,705	1,317,205	T-Mobile West	158,135	100.0%
3.07	Property	Wells Fargo Operations Center	11/1/2017	TTM 6/30/2017	3,116,003	332,110	2,783,893	12/31/2016	3,043,730	391,963	2,651,767	12/31/2015	3,277,710	478,244	2,799,466	Wells Fargo Bank	155,579	100.0%
3.08	Property	Ace Hardware HQ	11/1/2017	TTM 6/30/2017	3,079,587	296,059	2,783,528	12/31/2016	3,013,303	270,234	2,743,069	12/31/2015	3,031,467	264,608	2,766,860	Ace Hardware Corporation	206,030	100.0%
3.09	Property	Royal Ridge V	11/1/2017	TTM 6/30/2017	2,885,615	1,007,695	1,877,920	12/31/2016	2,152,998	874,647	1,278,351	N/A	N/A	N/A	N/A	NEC	119,611	100.0%
3.10	Property	Comcast Regional HQ	11/1/2017	TTM 6/30/2017	2,092,746	260,527	1,832,219	12/31/2016	2,072,482	283,952	1,788,530	12/31/2015	2,003,752	248,052	1,755,700	Comcast	87,385	100.0%
4	Loan	Centre 425 Bellevue	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Amazon Corporate	354,918	99.4%
5	Loan	ExchangeRight Net Leased Portfolio 17	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Pick ‘n Save (Kroger)	63,133	100.0%
5.02	Property	Walgreens - Waukesha, WI	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Walgreens	15,615	100.0%
5.03	Property	Tractor Supply Co. - Staunton, VA	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Tractor Supply	22,676	100.0%
5.04	Property	Tractor Supply Co. - Conway, SC	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Tractor Supply	24,738	100.0%
5.05	Property	Verizon - Columbia, SC	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Verizon	6,254	100.0%
5.06	Property	Walgreens - Blacklick, OH	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Walgreens	14,489	100.0%
5.07	Property	Goodwill - Grafton, WI	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Goodwill	22,000	100.0%
5.08	Property	Dollar General - Walker, LA	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	12,526	100.0%
5.09	Property	Dollar General - Norton, OH	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,327	100.0%
5.10	Property	Dollar General - Denham Springs, LA	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,187	100.0%
5.11	Property	Dollar General - Zanesville, OH	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,289	100.0%
5.12	Property	Dollar General - Belleville, IL	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,126	100.0%
5.13	Property	Dollar General - Columbia, SC	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,153	100.0%
5.14	Property	Advanced Auto Parts - Travelers Rest, SC	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Advanced Auto Parts	6,891	100.0%
5.15	Property	Dollar General - Aiken, SC	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,136	100.0%
5.16	Property	Napa Auto Parts - Sun Prairie, WI	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Napa Auto Parts	5,342	100.0%
6	Loan	National Office Portfolio	8/31/2017	TTM 8/31/2017	34,604,835	17,986,810	16,618,026	12/31/2016	32,062,523	17,768,808	14,293,715	12/31/2015	33,879,766	17,492,296	16,387,470	Various	Various	N/A
6.01	Property	8330 LBJ Freeway	8/31/2017	TTM 8/31/2017	4,835,602	2,348,873	2,486,729	12/31/2016	4,377,524	2,151,230	2,226,294	12/31/2015	7,074,544	2,353,218	4,721,326	Trinity Universal Insurance Co	84,114	22.1%
6.02	Property	101 East Park Boulevard	8/31/2017	TTM 8/31/2017	3,520,341	1,326,254	2,194,088	12/31/2016	3,180,538	1,394,729	1,785,810	12/31/2015	4,124,460	1,702,455	2,422,005	M. White & Associates, LLC	24,896	11.0%
6.03	Property	13601 Preston Road	8/31/2017	TTM 8/31/2017	3,300,928	1,652,905	1,648,023	12/31/2016	3,005,621	1,570,121	1,435,500	12/31/2015	2,832,123	1,654,324	1,177,799	AT&T	13,358	5.1%
6.04	Property	1750 East Golf Road	8/31/2017	TTM 8/31/2017	5,575,355	3,024,178	2,551,177	12/31/2016	5,327,020	3,048,095	2,278,925	12/31/2015	5,288,786	2,931,325	2,357,461	Career Education Corporation	116,387	54.8%
6.05	Property	14800 Quorum Drive	8/31/2017	TTM 8/31/2017	1,391,459	608,168	783,291	12/31/2016	1,521,458	653,758	867,700	12/31/2015	1,650,576	660,180	990,396	Idea Grove LLC	6,845	6.6%
6.06	Property	1995 North Park Place	8/31/2017	TTM 8/31/2017	1,660,349	730,040	930,309	12/31/2016	1,631,479	761,208	870,271	12/31/2015	1,562,157	791,587	770,569	GSA - US Army	16,778	16.8%
6.07	Property	Northlake - 2295 Parklake Dr NE	8/31/2017	TTM 8/31/2017	1,601,423	910,515	690,908	12/31/2016	1,342,103	892,898	449,205	12/31/2015	980,802	785,076	195,726	Leidos, Inc	16,372	13.5%
6.08	Property	4751 Best Road	8/31/2017	TTM 8/31/2017	1,474,324	685,470	788,854	12/31/2016	1,344,457	751,674	592,783	12/31/2015	1,130,105	626,278	503,827	Southeastrans, Inc	31,129	33.4%
6.09	Property	The Centre - 4099 McEwen Road	8/31/2017	TTM 8/31/2017	1,505,536	815,542	689,994	12/31/2016	1,304,485	786,570	517,915	12/31/2015	1,295,737	749,163	546,574	American Medical Response Ambulance	15,479	12.5%
6.10	Property	The Centre - 4101 McEwen Road	8/31/2017	TTM 8/31/2017	1,245,140	737,212	507,928	12/31/2016	914,170	737,961	176,209	12/31/2015	1,047,017	653,652	393,365	SCIenergy, Inc	10,071	8.1%
6.11	Property	11225 North 28th Drive	8/31/2017	TTM 8/31/2017	1,266,871	920,148	346,723	12/31/2016	1,180,406	927,020	253,386	12/31/2015	960,197	889,449	70,748	Southwest Annuities Marketing, LLC	16,332	12.1%
6.12	Property	10000 North 31st Ave	8/31/2017	TTM 8/31/2017	1,221,055	868,720	352,335	12/31/2016	1,161,945	825,547	336,398	12/31/2015	1,095,545	749,773	345,772	FCNH, Inc	18,912	14.8%
6.13	Property	The Centre - 4001 McEwen Road	8/31/2017	TTM 8/31/2017	1,054,799	516,535	538,264	12/31/2016	1,016,963	508,609	508,354	12/31/2015	586,379	479,700	106,678	Nurtur Health, Inc.	47,780	50.2%
6.14	Property	4425 W Airport Fwy	8/31/2017	TTM 8/31/2017	1,118,170	595,559	522,610	12/31/2016	896,676	568,996	327,680	12/31/2015	429,578	346,785	82,793	Air Serv Corporation	5,422	6.4%
6.15	Property	Northlake - 2302 Parklake Dr NE	8/31/2017	TTM 8/31/2017	1,157,645	710,348	447,297	12/31/2016	1,083,453	644,130	439,324	12/31/2015	992,494	628,612	363,882	Babcock & Wilcox Power Generation	8,712	7.8%
6.16	Property	Northlake - 2305&2309 Parklake Dr NE	8/31/2017	TTM 8/31/2017	442,332	405,168	37,164	12/31/2016	723,558	477,486	246,072	12/31/2015	895,590	443,845	451,745	Department of Veterans Affairs	23,596	36.2%
6.17	Property	12100 Ford Road	8/31/2017	TTM 8/31/2017	1,439,079	770,107	668,971	12/31/2016	1,266,542	711,864	554,678	12/31/2015	1,143,000	694,875	448,125	State of Texas - Health & Human Services	15,425	9.8%
6.18	Property	The Centre - 4000N&S McEwen Road	8/31/2017	TTM 8/31/2017	794,427	361,067	433,360	12/31/2016	784,123	356,912	427,211	12/31/2015	790,677	351,999	438,678	Centene Corporation	46,769	100.0%
7	Loan	Delshah NYC Portfolio	8/31/2017	TTM 8/31/2017	2,005,309	413,126	1,592,183	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A
7.01	Property	58-60 9th Avenue	8/31/2017	TTM 8/31/2017	1,369,957	313,600	1,056,357	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Free People	6,800	66.0%
7.02	Property	69 Gansevoort Street	8/31/2017	TTM 8/31/2017	635,352	99,527	535,826	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Madewell	2,950	100.0%
8.00	Loan	237 Park Avenue	6/29/2017	12/31/2016	50,441,783	30,595,950	19,845,834	12/31/2015	49,006,350	29,516,874	19,489,476	12/31/2014	62,241,004	29,847,060	32,393,944	The New York and Presbyterian Hospital	479,016	38.3%
9	Loan	Totowa Commerce Center	7/24/2017	TTM 6/30/2017	7,930,112	2,750,739	5,179,373	12/31/2016	7,865,644	2,738,702	5,126,942	12/31/2015	8,028,715	2,930,236	5,098,479	Various	Various	N/A
9.01	Property	80-100 Commerce Way	7/24/2017	TTM 6/30/2017	834,772	232,329	602,443	12/31/2016	800,246	241,681	558,565	12/31/2015	796,786	268,688	528,098	Idexx Reference Labs	13,681	28.9%
9.02	Property	40 Commerce Way	7/24/2017	TTM 6/30/2017	855,817	236,579	619,238	12/31/2016	781,678	232,148	549,530	12/31/2015	788,384	250,204	538,180	Thales Defense & Security	18,276	36.0%
9.03	Property	29 Commerce Way	7/24/2017	TTM 6/30/2017	874,858	247,037	627,821	12/31/2016	872,723	247,584	625,139	12/31/2015	796,526	255,685	540,841	Cervalis Holdings LLC	28,130	55.2%
9.04	Property	One Center Court	7/24/2017	TTM 6/30/2017	787,174	187,354	599,820	12/31/2016	814,671	206,095	608,576	12/31/2015	759,436	198,520	560,916	Universal Hospital Services	21,245	54.1%
9.05	Property	11 Commerce Way	7/24/2017	TTM 6/30/2017	807,291	233,599	573,692	12/31/2016	774,926	227,998	546,928	12/31/2015	800,587	236,969	563,618	Coram Alternate Site Services	26,125	55.3%
9.06	Property	45 Commerce Way	7/24/2017	TTM 6/30/2017	800,587	258,167	542,420	12/31/2016	745,156	239,261	505,895	12/31/2015	781,821	249,449	532,372	Canare Corporation of America	16,331	31.5%
9.07	Property	999 Riverview Drive	7/24/2017	TTM 6/30/2017	912,520	533,299	379,221	12/31/2016	908,847	536,468	372,379	12/31/2015	979,749	585,810	393,939	RGN-Totowa I LLC	13,503	23.2%
9.08	Property	Two Center Court	7/24/2017	TTM 6/30/2017	553,568	151,666	401,902	12/31/2016	541,808	151,997	389,811	12/31/2015	551,157	160,205	390,952	Jack Henry & Associates	20,278	66.3%
9.09	Property	120-140 Commerce Way	7/24/2017	TTM 6/30/2017	563,632	187,843	375,789	12/31/2016	587,323	184,563	402,760	12/31/2015	607,646	201,390	406,256	My Day Home LLC	9,024	25.2%
9.10	Property	60 Commerce Way	7/24/2017	TTM 6/30/2017	246,462	254,774	-8,312	12/31/2016	349,874	246,117	103,757	12/31/2015	498,433	274,879	223,554	IBA Molecular North America	8,534	16.8%
9.11	Property	20 Commerce Way	7/24/2017	TTM 6/30/2017	693,431	228,092	465,339	12/31/2016	688,392	224,790	463,602	12/31/2015	668,190	248,437	419,753	ADT LLC	20,780	46.3%
10	Loan	Residence Inn Los Angeles Westlake Village	TTM 8/31/2017	TTM 8/31/2017	9,911,036	4,923,504	4,987,532	12/31/2016	10,473,671	4,948,089	5,525,582	12/31/2015	8,821,881	4,637,457	4,184,424	N/A	N/A	N/A
11	Loan	DoubleTree Wilmington	TTM 8/31/2017	TTM 8/31/2017	9,561,851	6,052,180	3,509,671	12/31/2016	9,543,131	5,897,411	3,645,720	12/31/2015	10,162,616	6,405,869	3,756,747	N/A	N/A	N/A
12	Loan	Cabela’s Industrial Portfolio	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	2,894,885	100.0%
12.01	Property	Cabela’s Prairie du Chien	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	1,130,862	100.0%
12.02	Property	Cabela’s Triadelphia	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	1,165,360	100.0%
12.03	Property	Cabela’s Tooele	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	598,663	100.0%
13	Loan	Marriott Grand Cayman	TTM 6/30/2017	TTM 6/30/2017	50,927,968	37,371,550	13,556,419	12/31/2016	50,565,711	36,883,791	13,681,919	12/31/2015	47,226,043	34,957,601	12,268,442	N/A	N/A	N/A
14	Loan	Bass Pro & Cabela’s Portfolio	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A
14.01	Property	Cabela’s Rogers	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	186,379	100.0%
14.02	Property	Cabela’s Lone Tree	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	108,077	100.0%
14.03	Property	Bass Pro San Antonio	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Bass Pro	184,656	100.0%
14.04	Property	Cabela’s Allen	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	107,329	100.0%
14.05	Property	Cabela’s Lehi	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	169,713	100.0%
14.06	Property	Bass Pro Tampa	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Bass Pro	132,734	100.0%
14.07	Property	Cabela’s Hammond	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	188,745	100.0%
14.08	Property	Bass Pro Round Rock	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Bass Pro	120,763	100.0%
14.09	Property	Cabela’s Fort Mill	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	104,476	100.0%
14.10	Property	Cabela’s Wichita	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	80,699	100.0%
14.11	Property	Cabela’s Owatonna	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	161,987	100.0%
14.12	Property	Cabela’s Centerville	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	71,872	100.0%
14.13	Property	Cabela’s Huntsville	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	82,443	100.0%
14.14	Property	Bass Pro Port St. Lucie	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Bass Pro	86,637	100.0%
14.15	Property	Cabela’s Waco	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	43,263	100.0%
14.16	Property	Cabela’s East Grand Forks	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Cabela’s	66,754	100.0%
15	Loan	AHIP Northeast Portfolio III	TTM 8/31/2017	TTM 8/31/2017	18,581,752	11,201,118	7,380,634	12/31/2016	18,749,366	11,019,953	7,729,413	12/31/2015	17,674,505	10,787,866	6,886,639	N/A	N/A	N/A
15.01	Property	SpringHill Suites - Bellport	TTM 8/31/2017	TTM 8/31/2017	5,396,974	2,925,636	2,471,338	12/31/2016	5,249,550	2,828,451	2,421,099	12/31/2015	5,017,381	2,815,804	2,201,577	N/A	N/A	N/A
15.02	Property	Hampton Inn Baltimore - White Marsh	TTM 8/31/2017	TTM 8/31/2017	4,643,330	2,847,307	1,796,023	12/31/2016	4,739,948	2,826,410	1,913,538	12/31/2015	4,570,036	2,832,402	1,737,634	N/A	N/A	N/A
15.03	Property	Homewood Suites - Egg Harbor	TTM 8/31/2017	TTM 8/31/2017	4,541,219	2,781,053	1,760,166	12/31/2016	4,684,085	2,802,128	1,881,957	12/31/2015	4,229,684	2,623,070	1,606,614	N/A	N/A	N/A
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	TTM 8/31/2017	TTM 8/31/2017	4,000,229	2,647,122	1,353,107	12/31/2016	4,075,783	2,562,964	1,512,819	12/31/2015	3,857,404	2,516,590	1,340,814	N/A	N/A	N/A

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Occupancy as-of Date(24)	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA
16	Loan	DoubleTree Berkeley Marina	TTM 6/30/2017	TTM 6/30/2017	31,423,806	24,018,009	7,405,797	12/31/2016	31,534,222	23,777,836	7,756,386	12/31/2015	29,474,148	22,092,503	7,381,645	N/A	N/A	N/A
17	Loan	50 Varick Street	7/1/2017	TTM 5/31/2017	8,142,902	1,113,799	7,029,103	Actual 2016	8,316,850	1,006,841	7,310,009	Actual 2015	7,933,071	1,063,563	6,869,508	Spring Studios New York LLC	84,044	53.0%
18	Loan	Crocker Block K & Detroit	7/31/2017	TTM 8/31/2017	2,045,383	633,457	1,411,926	12/31/2016	1,932,086	554,975	1,377,111	12/31/2015	900,137	199,268	700,869	Yard House	10,010	24.4%
19	Loan	IGT Reno	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	IGT	1,251,179	100.0%
20	Loan	Manchester Financial Building	8/18/2017	TTM 7/31/2017	2,933,985	936,571	1,997,413	12/31/2016	3,124,247	792,855	2,331,392	12/31/2015	3,263,875	849,305	2,414,570	Palomar Specialty Insurance	11,226	14.5%
21	Loan	Hyatt Regency Princeton	TTM 4/30/2017	TTM 4/30/2017	21,217,094	16,452,633	4,764,461	12/31/2016	21,395,205	16,761,516	4,633,689	12/31/2015	19,587,194	16,189,727	3,397,467	N/A	N/A	N/A
22	Loan	At Home Portfolio	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	704,529	100.0%
22.01	Property	At Home Group, Inc. - Orange Park	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	178,999	100.0%
22.02	Property	At Home Group, Inc. - Moore	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	108,395	100.0%
22.03	Property	At Home Group, Inc. - Lafayette	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	107,605	100.0%
22.04	Property	At Home Group, Inc. - Hoover	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	109,301	100.0%
22.05	Property	At Home Group, Inc. - Wichita	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	101,624	100.0%
22.06	Property	At Home Group, Inc. - Olathe	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	At Home Group, Inc.	98,605	100.0%
23	Loan	The District	7/25/2017	TTM 6/30/2017	9,989,031	3,056,429	6,932,602	12/31/2016	10,027,163	2,832,863	7,194,300	12/31/2015	9,948,522	2,751,910	7,196,612	MegaPlex Theaters	141,400	23.1%
24	Loan	Atrisco Plaza Shopping Center	5/31/2017	TTM 5/31/2017	2,450,611	610,186	1,840,425	12/31/2016	2,513,773	591,192	1,922,581	12/31/2015	2,468,782	579,627	1,889,155	CNG Ranch, LLC	80,100	37.6%
25	Loan	Centennial Highlands	8/31/2017	T-3 8/31/2017 Annualized	1,416,005	596,713	819,291	T-6 8/31/2017 Annualized	1,277,719	604,226	673,493	T-9 8/31/2017 Annualized	1,215,313	595,198	620,115	N/A	N/A	N/A
26	Loan	50 Republic & 40 Marcus Drive	8/10/2017	TTM 6/30/2017	1,492,000	565,000	927,000	12/31/2016	1,754,459	548,566	1,205,893	12/31/2015	2,052,412	546,974	1,505,438	Cook & Maran	20,000	22.4%
27	Loan	GlobalFoundries Industrial Portfolio	9/13/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	GlobalFoundries	223,224	100.0%
28	Loan	Loyalty and Hamilton	10/1/2017	TTM 7/31/2017	2,055,347	626,116	1,429,231	12/31/2016	1,845,675	663,189	1,182,486	12/31/2015	1,589,332	588,160	1,001,171	Rentrak Corporation	13,695	17.9%
29	Loan	Murrieta Plaza	9/30/2017	TTM 7/31/2017	4,381,410	929,201	3,452,210	12/31/2016	4,360,255	910,439	3,449,816	12/31/2015	4,166,534	981,033	3,185,501	Dick’s Sporting Goods	60,000	42.5%
30	Loan	Holiday Inn Express Tallahassee	TTM 7/31/2017	TTM 7/31/2017	3,873,548	2,365,194	1,508,353	12/31/2016	3,711,248	2,291,631	1,419,617	12/31/2015	3,348,109	2,135,378	1,212,731	N/A	N/A	N/A
31	Loan	Winn Dixie Covington	11/1/2017	12/31/2016	1,034,502	189,238	845,264	12/31/2015	1,031,334	184,119	847,215	12/31/2014	1,042,206	194,812	847,395	Winn Dixie	53,000	100.0%
32	Loan	SNP Portfolio	8/1/2017	TTM 8/31/2017	1,703,126	643,356	1,059,770	12/31/2016	1,688,740	567,291	1,121,449	12/31/2015	1,628,677	680,752	947,925	Various	Various	N/A
32.01	Property	Coursey Oaks	8/1/2017	TTM 8/31/2017	818,099	272,087	546,012	12/31/2016	804,842	240,252	564,590	12/31/2015	747,875	246,444	501,431	Amedisys	8,981	15.1%
32.02	Property	AIG Building	8/1/2017	TTM 8/31/2017	885,027	371,269	513,759	12/31/2016	883,898	327,039	556,859	12/31/2015	880,802	434,308	446,495	Hargrove Engineers + Constructors	33,815	63.2%
33	Loan	Candlewood Suites Nashville	TTM 8/31/2017	TTM 8/31/2017	2,463,341	1,318,251	1,145,089	12/31/2016	2,372,230	1,173,048	1,199,181	12/31/2015	271,469	178,306	93,164	N/A	N/A	N/A
34	Loan	Whispering Lakes	08/15/2017	TTM 7/31/2017	2,019,736	730,139	1,289,597	12/31/2016	1,976,231	736,440	1,239,791	12/31/2015	1,931,631	827,193	1,104,438	N/A	N/A	N/A
35	Loan	Frisco Market Center	9/11/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Onyx Nail Lounge	4,950	23.8%
36	Loan	Triangle Square Shopping Center	8/31/2017	TTM 8/31/2017	893,780	226,465	667,315	12/31/2016	911,123	231,307	679,816	12/31/2015	845,645	179,735	665,910	Big Lots	35,200	50.8%
37	Loan	TransUnion Office Building	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Transunion	56,320	100.0%
38	Loan	South Tampa Medical Office	3/30/2017	TTM 7/31/2017	543,527	127,112	416,415	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Tampa Sports Academy	12,735	49.7%
39	Loan	Franklin Village	6/30/2017	TTM 5/31/2017	766,651	265,209	501,442	12/31/2016	747,198	278,451	468,747	12/31/2015	504,928	242,243	262,685	PetSmart	20,946	44.2%
40	Loan	Riley Place Shopping Center	10/16/2017	12/31/2016	624,874	174,985	449,889	12/31/2015	687,086	167,841	519,245	12/31/2014	730,380	179,738	550,642	Winn Dixie	45,500	69.3%
41	Loan	Biolife - Riverton	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	BioLife Plasma Services, L.P.	16,694	100.0%
42	Loan	Ramada Portland East	TTM 7/31/2017	TTM 7/31/2017	2,211,972	1,359,151	852,821	12/31/2016	2,008,578	1,290,305	718,273	12/31/2015	2,005,886	1,209,696	796,190	N/A	N/A	N/A
43	Loan	Perry Hill Crossing	9/30/2017	TTM 8/31/2017	345,037	75,628	269,409	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	SOL Restaurante Mexicano & Taqueria	4,125	20.4%
44	Loan	Ivy Falls Center	9/26/2017	TTM 6/30/2017	328,924	48,121	280,802	12/31/2016	324,578	51,971	272,607	12/31/2015	328,598	43,697	284,901	Goolsby’s at Grovetown	2,900	11.6%
45	Loan	Elmhurst Shopping Center	10/1/2017	TTM 8/31/2017	223,845	49,058	174,787	12/31/2016	70,400	14,748	55,652	N/A	N/A	N/A	N/A	Hand & Stone	2,562	33.0%
46	Loan	Plaza at Gardendale II	8/14/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Shrimp Basket	3,000	41.9%
47	Loan	Century Storage Crystal River	7/31/2017	TTM 7/31/2017	395,239	138,629	256,610	12/31/2016	364,128	139,949	224,178	12/31/2015	280,283	141,695	138,588	N/A	N/A	N/A
48	Loan	Hawthorn Place Townhomes	9/1/2017	TTM 8/31/2017	405,506	199,659	205,847	12/31/2016	408,827	202,443	206,384	12/31/2015	378,409	196,423	181,987	N/A	N/A	N/A
49	Loan	Dollar General Aroma Park	7/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,002	100.0%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(11)(12)(13)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(12)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name
1	Loan	Burbank Office Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	Various
1.01	Property	Media Studios	5/31/2024	Walt Disney Pictures	149,840	16.2%	5/31/2021 (131,172 SF); 4/30/2022 (18,668 SF)	Yahoo	105,400	11.4%	5/31/2020	Hasbro
1.02	Property	The Pointe	10/31/2024 (70,018 SF); 3/31/2025 (35,504 SF)	Warner Bros.	99,853	20.8%	11/30/2025	FremantleMedia	72,328	15.1%	10/31/2024	KCETLink
1.03	Property	3800 Alameda	3/27/2021 (357,820 SF); 3/27/2023 (59,911 SF)	Olive & Thyme	3,684	0.9%	8/31/2024	Drybar	1,800	0.4%	4/30/2027	N/A
1.04	Property	Central Park	2/29/2024	Warner Bros.	62,194	24.3%	12/31/2017 (2,102 SF); 6/30/2022 (60,092 SF)	Machinima	18,519	7.2%	12/31/2017	Barrister Executive Suites
2	Loan	Yorkshire & Lexington Towers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.01	Property	Yorkshire Towers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.02	Property	Lexington Towers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	Loan	Griffin Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	N/A
3.01	Property	Restoration Hardware Distribution	8/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property	State Farm Regional HQ	12/31/2023	BCD Travel USA	7,081	1.2%	11/30/2023	Ventyx, Inc.	5,575	1.0%	4/30/2023	N/A
3.03	Property	North Pointe I	3/31/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property	Corporate Campus at Norterra	7/31/2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.05	Property	CHRISTUS Health HQ	11/30/2024	NTX Food (Mason’s Cafe)	2,117	0.8%	1/31/2018	N/A	N/A	N/A	N/A	N/A
3.06	Property	Duke Bridges I	4/30/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.07	Property	Wells Fargo Operations Center	1/31/2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.08	Property	Ace Hardware HQ	11/30/2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.09	Property	Royal Ridge V	3/31/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.10	Property	Comcast Regional HQ	7/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Centre 425 Bellevue	9/30/2033	Starbucks	1,991	0.6%	6/30/2027	N/A	N/A	N/A	N/A	N/A
5	Loan	ExchangeRight Net Leased Portfolio 17	Various	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI	12/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.02	Property	Walgreens - Waukesha, WI	12/31/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.03	Property	Tractor Supply Co. - Staunton, VA	05/31/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.04	Property	Tractor Supply Co. - Conway, SC	05/31/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.05	Property	Verizon - Columbia, SC	01/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.06	Property	Walgreens - Blacklick, OH	08/31/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.07	Property	Goodwill - Grafton, WI	08/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.08	Property	Dollar General - Walker, LA	06/30/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.09	Property	Dollar General - Norton, OH	04/30/2029	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.10	Property	Dollar General - Denham Springs, LA	06/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.11	Property	Dollar General - Zanesville, OH	03/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.12	Property	Dollar General - Belleville, IL	10/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.13	Property	Dollar General - Columbia, SC	06/30/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.14	Property	Advanced Auto Parts - Travelers Rest, SC	12/31/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.15	Property	Dollar General - Aiken, SC	03/31/2031	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5.16	Property	Napa Auto Parts - Sun Prairie, WI	08/10/2037	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	National Office Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	Various
6.01	Property	8330 LBJ Freeway	6/30/2025	AZ College	24,065	6.3%	8/31/2030	Shapiro Brown Corp	16,341	4.3%	3/31/2020	Total Quality Logistics, LLC
6.02	Property	101 East Park Boulevard	9/30/2023	General Services Administration	18,753	8.3%	8/17/2030	Regus Group - North Dallas, LLC	17,353	7.7%	6/30/2023	GuideIT, LLC
6.03	Property	13601 Preston Road	8/31/2021	Mbroh Engineering, Inc.	5,635	2.2%	6/30/2022	Amtech Solutions	5,505	2.1%	11/30/2021	Saenz-Rodriguez & Associates, P.C.
6.04	Property	1750 East Golf Road	5/31/2020	Assurance Agency, Ltd	63,113	29.7%	9/30/2023	Kae Engineering Consultants, Inc	5,493	2.6%	1/31/2025	Stearns Lending, Inc
6.05	Property	14800 Quorum Drive	2/28/2019	On-Site Manager, Inc	6,838	6.6%	2/28/2018	Morrow Hill (formerly Finley Morrow)	5,979	5.8%	9/30/2027	National Tax Resource Group
6.06	Property	1995 North Park Place	2/3/2020	G4S Secure Solutions	7,486	7.5%	10/31/2017	GSA OSHA	6,838	6.8%	1/6/2023	Merck & Hill Consultants, Inc
6.07	Property	Northlake - 2295 Parklake Dr NE	2/28/2022	Midwest Medical	8,654	7.1%	11/30/2018	Oakhurst Medical Centers, Inc	7,736	6.4%	6/30/2028	Village Podiatry Group, LLC
6.08	Property	4751 Best Road	10/31/2018	Greene Consulting Associates, LLC	5,145	5.5%	3/31/2019	ICP Systems LLC	3,845	4.1%	9/30/2021	C.H. Powell Company
6.09	Property	The Centre - 4099 McEwen Road	5/31/2021	Collecto, Inc	10,170	8.2%	4/30/2021	STX Healthcare Management Services, Inc	9,247	7.5%	12/31/2018	Round-The-World Logistics (USA) Corp
6.10	Property	The Centre - 4101 McEwen Road	1/31/2020	Nemeth & Reese, L.P.	5,878	4.7%	10/31/2021	Zenith American Solutions, Inc	4,096	3.3%	5/31/2021	Century Hospice, LLC
6.11	Property	11225 North 28th Drive	2/28/2021	Sonovision USA, Inc	8,532	6.3%	11/30/2020	Beyond Today Co., an Arizona Corporation	4,130	3.0%	4/30/2020	Monica J. Stern. CPA, PLLC
6.12	Property	10000 North 31st Ave	3/31/2019	Duet Partners in Health & Aging	8,784	6.9%	5/31/2025	AFLAC Regional Office	3,964	3.1%	7/31/2020	Foothills Sports Medicine Physical Therapy
6.13	Property	The Centre - 4001 McEwen Road	12/31/2020	Downing Labs, LLC	12,752	13.4%	12/31/2018	EVVDC, PC	3,533	3.7%	3/31/2020	Carlos Molina, MD, PA
6.14	Property	4425 W Airport Fwy	1/31/2018	State of Florida Department of Revenue	5,417	6.4%	3/31/2021	The Persimmon Group	3,007	3.5%	5/31/2019	Carter Healthcare of North Texas, LLC
6.15	Property	Northlake - 2302 Parklake Dr NE	1/31/2018	National Mentor Healthcare, LLC	7,739	7.0%	10/31/2022	Transitional Family Services, Inc	7,407	6.7%	5/31/2021	Odyssey Healthcare Operating B, L
6.16	Property	Northlake - 2305&2309 Parklake Dr NE	9/30/2027	International Rescue Committee	15,651	24.0%	3/31/2022	Catholic Charities of Atlanta	5,976	9.2%	10/31/2022	N/A
6.17	Property	12100 Ford Road	10/31/2023	Apex TITAN, Inc.	11,360	7.2%	11/30/2021	Safeguard Acquistions, Inc	8,367	5.3%	9/30/2021	Novaco Products
6.18	Property	The Centre - 4000N&S McEwen Road	12/31/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	Delshah NYC Portfolio	Various	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.01	Property	58-60 9th Avenue	11/8/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property	69 Gansevoort Street	1/31/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.00	Loan	237 Park Avenue	12/29/2048	JP Morgan Chase	254,585	20.3%	7/31/2020	J. Walter Thompson	192,733	15.4%	5/31/2027	Jennison Associates
9	Loan	Totowa Commerce Center	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	Various
9.01	Property	80-100 Commerce Way	4/30/2025	Sweet Peas Learning Center LLC	8,984	19.0%	1/31/2021	Research America Inc	8,327	17.6%	6/30/2018	Golden Edibles, LLC
9.02	Property	40 Commerce Way	10/31/2018	Patterson Dental Supply	14,649	28.8%	11/30/2021	Biologictx LLC	14,398	28.3%	11/30/2023	Viskal Printing LLC
9.03	Property	29 Commerce Way	2/28/2020	Westrock Converting Company	12,868	25.2%	5/31/2022	Docutrend Inc	9,971	19.6%	6/30/2020	N/A
9.04	Property	One Center Court	6/30/2021	Westrock Converting Company	18,000	45.9%	2/29/2020	N/A	N/A	N/A	N/A	N/A
9.05	Property	11 Commerce Way	6/30/2019	Pratt Corrugated Holdings Inc	10,450	22.1%	12/31/2019	Viper Communications Inc	5,407	11.5%	2/28/2019	Critical Point LLC
9.06	Property	45 Commerce Way	9/30/2021	Terrasense	13,860	26.7%	6/30/2020	Dish Network Service LLC	11,000	21.2%	9/30/2018	Worldwide Corporate Housing
9.07	Property	999 Riverview Drive	9/30/2024	Integrated Business Systems	10,274	17.7%	10/31/2017	Pratt Corrugated Holdings Inc	8,079	13.9%	12/31/2019	Mid Atlantic Resource Group
9.08	Property	Two Center Court	9/30/2019	Electro Rent Corporation	10,322	33.7%	1/31/2020	N/A	N/A	N/A	N/A	N/A
9.09	Property	120-140 Commerce Way	12/31/2018	Advanced Video Surveillance I	4,979	13.9%	2/28/2022	SE-Tylose USA Inc.	2,727	7.6%	1/31/2020	Forefront Communications
9.10	Property	60 Commerce Way	5/31/2022	Gordon Desserts Inc	7,600	14.9%	11/30/2027	Maker Depot	6,077	11.9%	3/31/2020	N/A
9.11	Property	20 Commerce Way	8/31/2020	Atlantic Intertial Systems Inc	19,854	44.2%	2/28/2022	N/A	N/A	N/A	N/A	N/A
10	Loan	Residence Inn Los Angeles Westlake Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	DoubleTree Wilmington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	Cabela’s Industrial Portfolio	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.01	Property	Cabela’s Prairie du Chien	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.02	Property	Cabela’s Triadelphia	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.03	Property	Cabela’s Tooele	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Marriott Grand Cayman	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	Bass Pro & Cabela’s Portfolio	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.01	Property	Cabela’s Rogers	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.02	Property	Cabela’s Lone Tree	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.03	Property	Bass Pro San Antonio	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.04	Property	Cabela’s Allen	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.05	Property	Cabela’s Lehi	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.06	Property	Bass Pro Tampa	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.07	Property	Cabela’s Hammond	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.08	Property	Bass Pro Round Rock	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.09	Property	Cabela’s Fort Mill	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.10	Property	Cabela’s Wichita	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.11	Property	Cabela’s Owatonna	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.12	Property	Cabela’s Centerville	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.13	Property	Cabela’s Huntsville	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.14	Property	Bass Pro Port St. Lucie	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.15	Property	Cabela’s Waco	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.16	Property	Cabela’s East Grand Forks	4/30/2042	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	AHIP Northeast Portfolio III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.01	Property	SpringHill Suites - Bellport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.02	Property	Hampton Inn Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.03	Property	Homewood Suites - Egg Harbor	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(11)(12)(13)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(12)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name
16	Loan	DoubleTree Berkeley Marina	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	50 Varick Street	12/31/2029	Spring Place New York	74,530	47.0%	12/31/2029	N/A	N/A	N/A	N/A	N/A
18	Loan	Crocker Block K & Detroit	11/30/2025	Texas De Brazil	8,500	20.8%	1/31/2027	Fidelity	7,200	17.6%	12/31/2022	Bonefish Grill, LLC
19	Loan	IGT Reno	8/31/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	Manchester Financial Building	7/31/2024	Circuit McKellogg	7,417	9.6%	2/28/2018	EC English	6,792	8.7%	4/30/2028	Dawn Investments
21	Loan	Hyatt Regency Princeton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	Loan	At Home Portfolio	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22.01	Property	At Home Group, Inc. - Orange Park	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22.02	Property	At Home Group, Inc. - Moore	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22.03	Property	At Home Group, Inc. - Lafayette	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22.04	Property	At Home Group, Inc. - Hoover	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22.05	Property	At Home Group, Inc. - Wichita	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22.06	Property	At Home Group, Inc. - Olathe	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	The District	5/31/2021	Harmons	65,000	10.6%	11/30/2026	Hobby Lobby	55,000	9.0%	5/31/2027	Gordmans
24	Loan	Atrisco Plaza Shopping Center	9/30/2031	Ross Dress for Less	27,673	13.0%	1/31/2021	Brookline College	15,478	7.3%	1/31/2022	Aaron Rents, Inc.
25	Loan	Centennial Highlands	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	50 Republic & 40 Marcus Drive	1/31/2028	ADT Security Systems	17,477	19.6%	10/31/2021	Quest Diagnostic	11,509	12.9%	10/31/2022	Aldridge Pite KMK Law
27	Loan	GlobalFoundries Industrial Portfolio	8/1/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Loyalty and Hamilton	8,836 SF 5/31/19; 4,859 SF 1/31/21	Chirpify, Inc	4,828	6.3%	2/28/2019	Mirador Financial, Inc.	4,754	6.2%	5/31/2021	Auspient, Inc.
29	Loan	Murrieta Plaza	3/31/2022	24 Hour Fitness	18,060	12.8%	4/30/2022	Walgreens	14,419	10.2%	4/30/2080	Buffalo Wild Wings
30	Loan	Holiday Inn Express Tallahassee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	Winn Dixie Covington	12/31/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	Loan	SNP Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	Various	Various
32.01	Property	Coursey Oaks	7/31/2018 (3072 SF); 6/30/2021 (5,909 SF)	SN Servicing Corporation	7,745	13.0%	5/31/2031	Weston Solutions, Inc.	5,583	9.4%	MTM	Steffes, Vingiello & McKenzie
32.02	Property	AIG Building	12/31/2021	Piccadilly Restaurants, LLC	19,678	36.8%	12/31/2018	N/A	N/A	N/A	N/A	N/A
33	Loan	Candlewood Suites Nashville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan	Whispering Lakes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	Loan	Frisco Market Center	5/1/2027	Rockfish Seafood	4,568	21.9%	11/28/2025	Tacos 4 Life	3,505	16.8%	11/11/2027	Zoe’s Kitchen
36	Loan	Triangle Square Shopping Center	1/31/2023	AutoZone	9,600	13.8%	3/31/2028	Red Star Chinese Buffet	4,800	6.9%	11/14/2023	Triangle Laundromat
37	Loan	TransUnion Office Building	9/30/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	South Tampa Medical Office	10/31/2029	Orthopaedic Medical Group of Tampa Bay	5,500	21.5%	10/31/2029	BayCare Medical Group	4,991	19.5%	3/16/2027	Advanced Rehabilitation
39	Loan	Franklin Village	1/31/2024	Mattress One	4,900	10.3%	6/30/2021	Plato’s Closet	4,800	10.1%	8/31/2018	Once Upon a Child
40	Loan	Riley Place Shopping Center	4/23/2024	Grand Buffet	8,450	12.9%	5/31/2019	Vintage Vibe	2,400	3.7%	6/30/2018	Pace Laundry
41	Loan	Biolife - Riverton	10/29/2030	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Ramada Portland East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	Perry Hill Crossing	8/31/2026	Alabama Alcoholic Beverage Control Board	3,750	18.5%	6/30/2031	Shane’s Rib Shack	3,000	14.8%	8/31/2026	Wharf Casual Seafood Montgomery
44	Loan	Ivy Falls Center	8/14/2018	Ivy Springs Grooming	2,700	10.8%	1/6/2022	Azteca Maya Rest.	2,400	9.6%	9/30/2020	Tippett Eye Care
45	Loan	Elmhurst Shopping Center	2/28/2027	Bentley’s Pet Stuff	2,200	28.3%	11/30/2026	Starbucks	1,850	23.8%	5/31/2026	Sprint
46	Loan	Plaza at Gardendale II	10/31/2027	ATI Holdings	2,499	34.9%	9/30/2027	T Mobile	1,664	23.2%	10/31/2023	N/A
47	Loan	Century Storage Crystal River	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	Loan	Hawthorn Place Townhomes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	Loan	Dollar General Aroma Park	6/1/2032	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(12)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(18)	Environmental Report Date (Phase II)(18)(19)(20)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance
1	Loan	Burbank Office Portfolio	Various	N/A	Various	Various	Various	N/A	Various	9/12/2017	Various	N/A	Various	Various	Acquisition
1.01	Property	Media Studios	80,000	8.6%	1/31/2027	TiVo Corporation	61,732	6.7%	6/30/2019	9/12/2017	8/9/2017	N/A	8/10/2017	17%; 9%; 11%; 10%; 10%; 9%
1.02	Property	The Pointe	58,574	12.2%	12/31/2023	CBS Interactive	47,847	10.0%	11/30/2022	9/12/2017	8/9/2017	N/A	7/21/2017	11.0%
1.03	Property	3800 Alameda	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/12/2017	7/18/2017	N/A	7/21/2017	14%; 10%
1.04	Property	Central Park	18,505	7.2%	12/31/2021	White Horse Capital	10,740	4.2%	6/30/2018 (3,358 SF); 2/28/2022 (7,382 SF)	9/12/2017	7/18/2017	N/A	7/21/2017	14.0%
2	Loan	Yorkshire & Lexington Towers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/21/2017	8/21/2017	N/A	N/A	N/A	Refinance
2.01	Property	Yorkshire Towers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/21/2017	8/21/2017	N/A	N/A	N/A
2.02	Property	Lexington Towers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/21/2017	8/21/2017	N/A	N/A	N/A
3	Loan	Griffin Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	Various	N/A	Various	Various	Recapitalization
3.01	Property	Restoration Hardware Distribution	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/8/2017	N/A	9/11/2017	6.0%
3.02	Property	State Farm Regional HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017; 9/14/2017	N/A	N/A	N/A
3.03	Property	North Pointe I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017	N/A	N/A	N/A
3.04	Property	Corporate Campus at Norterra	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
3.05	Property	CHRISTUS Health HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
3.06	Property	Duke Bridges I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
3.07	Property	Wells Fargo Operations Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
3.08	Property	Ace Hardware HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017	N/A	N/A	N/A
3.09	Property	Royal Ridge V	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
3.10	Property	Comcast Regional HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017	N/A	9/11/2017	7.0%
4	Loan	Centre 425 Bellevue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/19/2017	9/19/2017	N/A	9/19/2017	6.0%	Acquisition
5	Loan	ExchangeRight Net Leased Portfolio 17	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Acquisition	171,909
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	05/23/2017	05/24/2017	N/A	N/A	N/A
5.02	Property	Walgreens - Waukesha, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	07/07/2017	07/10/2017	N/A	N/A	N/A
5.03	Property	Tractor Supply Co. - Staunton, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/19/2017	06/20/2017	N/A	N/A	N/A
5.04	Property	Tractor Supply Co. - Conway, SC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/15/2017	06/19/2017	N/A	N/A	N/A
5.05	Property	Verizon - Columbia, SC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	07/14/2017	07/18/2017	N/A	N/A	N/A
5.06	Property	Walgreens - Blacklick, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/27/2017	06/27/2017	N/A	N/A	N/A
5.07	Property	Goodwill - Grafton, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/23/2017	06/30/2017	N/A	N/A	N/A
5.08	Property	Dollar General - Walker, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	07/12/2017	07/12/2017	N/A	N/A	N/A
5.09	Property	Dollar General - Norton, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/28/2017	06/28/2017	N/A	N/A	N/A
5.10	Property	Dollar General - Denham Springs, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	05/18/2017	04/24/2017	N/A	N/A	N/A
5.11	Property	Dollar General - Zanesville, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/26/2017	06/26/2017	N/A	N/A	N/A
5.12	Property	Dollar General - Belleville, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	07/07/2017	07/10/2017	N/A	N/A	N/A
5.13	Property	Dollar General - Columbia, SC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	05/11/2017	05/12/2017	N/A	N/A	N/A
5.14	Property	Advanced Auto Parts - Travelers Rest, SC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	06/08/2017	06/07/2017	N/A	N/A	N/A
5.15	Property	Dollar General - Aiken, SC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	07/10/2017	07/11/2017	N/A	N/A	N/A
5.16	Property	Napa Auto Parts - Sun Prairie, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	07/24/2017	07/25/2017	N/A	N/A	N/A
6	Loan	National Office Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	N/A	N/A	Refinance	196,044
6.01	Property	8330 LBJ Freeway	8,100	2.1%	3/31/2019	Law Firm of Aaron A. Herbert, P.C.	6,256	1.6%	10/31/2023	8/1/2017	7/31/2017	N/A	N/A	N/A
6.02	Property	101 East Park Boulevard	16,025	7.1%	9/30/2023	TriDigital Marketing	12,070	5.4%	6/30/2024	7/26/2017	7/26/2017	N/A	N/A	N/A
6.03	Property	13601 Preston Road	5,293	2.0%	7/31/2022	Game Changing Benefits, LLC	5,275	2.0%	2/29/2024	8/1/2017	7/26/2017	N/A	N/A	N/A
6.04	Property	1750 East Golf Road	2,740	1.3%	9/30/2018	Hartford Financial Services Inc.	2,693	1.3%	7/31/2021	8/2/2017	7/26/2017	N/A	N/A	N/A
6.05	Property	14800 Quorum Drive	5,302	5.1%	12/31/2019	EPE Innovations LLC	4,673	4.5%	9/30/2018	8/2/2017	7/26/2017	N/A	N/A	N/A
6.06	Property	1995 North Park Place	4,178	4.2%	3/31/2022	The Arrendale Group	3,742	3.7%	4/30/2020	7/26/2017	7/26/2017	N/A	N/A	N/A
6.07	Property	Northlake - 2295 Parklake Dr NE	4,947	4.1%	7/31/2023	The Law Office of Tanya Mitchell	3,288	2.7%	9/30/2021	7/18/2017	7/28/2017	N/A	N/A	N/A
6.08	Property	4751 Best Road	2,777	3.0%	8/31/2018	Hodges, Harbin, Newberry & Tribble, Inc.	2,733	2.9%	12/31/2019	7/26/2017	7/26/2017	N/A	N/A	N/A
6.09	Property	The Centre - 4099 McEwen Road	7,261	5.9%	8/4/2018	End Stage Renal Disease Network of Texas	5,252	4.2%	6/30/2024	7/17/2017	7/26/2017	N/A	N/A	N/A
6.10	Property	The Centre - 4101 McEwen Road	4,060	3.3%	4/30/2018	Quillin Law Firm, PC	3,344	2.7%	4/30/2020	7/17/2017	7/20/2017	N/A	N/A	N/A
6.11	Property	11225 North 28th Drive	3,616	2.7%	10/31/2019	SGP Management Co, LLC dba	3,513	2.6%	2/29/2020	7/20/2017	7/20/2017	N/A	N/A	N/A
6.12	Property	10000 North 31st Ave	3,750	2.9%	11/30/2019	American Focus Care, Inc	2,332	1.8%	11/30/2018	7/19/2017	7/20/2017	N/A	N/A	N/A
6.13	Property	The Centre - 4001 McEwen Road	2,533	2.7%	10/31/2025	Thriving Solutions LLC	366	0.4%	11/30/2018	7/18/2017	7/26/2017	N/A	N/A	N/A
6.14	Property	4425 W Airport Fwy	2,890	3.4%	8/31/2018	7 Point Group	2,706	3.2%	1/31/2023	7/25/2017	7/26/2017	N/A	N/A	N/A
6.15	Property	Northlake - 2302 Parklake Dr NE	6,426	5.8%	5/31/2023	Robins, Eskew, Smith & Jordan	4,504	4.0%	11/30/2018	7/26/2017	7/28/2017	N/A	N/A	N/A
6.16	Property	Northlake - 2305&2309 Parklake Dr NE	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/28/2017	7/28/2017	N/A	N/A	N/A
6.17	Property	12100 Ford Road	4,627	2.9%	6/30/2018	Bestcare Laboratory Services, LLC	4,314	2.7%	1/31/2018	7/28/2017	7/28/2017	N/A	N/A	N/A
6.18	Property	The Centre - 4000N&S McEwen Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/26/2017	7/26/2017	N/A	N/A	N/A
7	Loan	Delshah NYC Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/15/2017	Various	N/A	N/A	N/A	Refinance	15,000
7.01	Property	58-60 9th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/15/2017	6/14/2017	N/A	N/A	N/A
7.02	Property	69 Gansevoort Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/15/2017	6/14/2017	N/A	N/A	N/A
8.00	Loan	237 Park Avenue	162,764	13.0%	2/28/2025	Her Majesty the Queen in Right of Canada	72,901	5.8%	10/31/2037	05/22/2017	05/23/2017	N/A	N/A	N/A	Refinance
9	Loan	Totowa Commerce Center	Various	N/A	Various	Various	Various	N/A	Various	Various	7/17/2017	N/A	N/A	N/A	Acquisition	15,438
9.01	Property	80-100 Commerce Way	8,327	17.6%	11/30/2021	CCH Incorporated	7,975	16.9%	12/31/2020	7/19/2017	7/17/2017	N/A	N/A	N/A
9.02	Property	40 Commerce Way	3,499	6.9%	2/29/2020	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
9.03	Property	29 Commerce Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
9.04	Property	One Center Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
9.05	Property	11 Commerce Way	5,225	11.1%	3/31/2021	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
9.06	Property	45 Commerce Way	8,158	15.7%	2/28/2018	Art of Natural Solutions	2,500	4.8%	2/29/2020	7/19/2017	7/17/2017	N/A	N/A	N/A
9.07	Property	999 Riverview Drive	4,358	7.5%	11/30/2022	Morris Merker & Co LLC	3,982	6.8%	11/30/2022	7/13/2017	7/17/2017	N/A	N/A	N/A
9.08	Property	Two Center Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
9.09	Property	120-140 Commerce Way	2,727	7.6%	8/31/2018	CIOX Health LLC	2,727	7.6%	12/31/2019	7/19/2017	7/17/2017	N/A	N/A	N/A
9.10	Property	60 Commerce Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
9.11	Property	20 Commerce Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/19/2017	7/17/2017	N/A	N/A	N/A
10	Loan	Residence Inn Los Angeles Westlake Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/24/2017	3/27/2017	N/A	3/24/2017	8.0%	Refinance
11	Loan	DoubleTree Wilmington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/25/2017	8/10/2017	N/A	N/A	N/A	Acquisition	29,000
12	Loan	Cabela’s Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/19/2017	Various	N/A	Various	Various	Acquisition
12.01	Property	Cabela’s Prairie du Chien	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/19/2017	6/19/2017	N/A	N/A	N/A
12.02	Property	Cabela’s Triadelphia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/19/2017	6/19/2017	N/A	N/A	N/A
12.03	Property	Cabela’s Tooele	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/19/2017	7/12/2017	N/A	4/7/2017	5.0%
13	Loan	Marriott Grand Cayman	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5/12/2017	5/11/2017	N/A	N/A	N/A	Refinance
14	Loan	Bass Pro & Cabela’s Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	Various	Various	Acquisition
14.01	Property	Cabela’s Rogers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.02	Property	Cabela’s Lone Tree	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.03	Property	Bass Pro San Antonio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/14/2017	N/A	N/A	N/A
14.04	Property	Cabela’s Allen	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
14.05	Property	Cabela’s Lehi	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	4/7/2017	6.0%
14.06	Property	Bass Pro Tampa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/14/2017	N/A	N/A	N/A
14.07	Property	Cabela’s Hammond	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
14.08	Property	Bass Pro Round Rock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/14/2017	N/A	N/A	N/A
14.09	Property	Cabela’s Fort Mill	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.10	Property	Cabela’s Wichita	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.11	Property	Cabela’s Owatonna	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/7/2017	N/A	N/A	N/A
14.12	Property	Cabela’s Centerville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.13	Property	Cabela’s Huntsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.14	Property	Bass Pro Port St. Lucie	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/14/2017	N/A	N/A	N/A
14.15	Property	Cabela’s Waco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/21/2017	11/28/2016	N/A	N/A	N/A
14.16	Property	Cabela’s East Grand Forks	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/7/2017	4/7/2017	N/A	N/A	N/A
15	Loan	AHIP Northeast Portfolio III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Acquisition
15.01	Property	SpringHill Suites - Bellport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/15/2017	N/A	N/A	N/A
15.02	Property	Hampton Inn Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/15/2017	N/A	N/A	N/A
15.03	Property	Homewood Suites - Egg Harbor	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5/10/2017	5/10/2017	N/A	N/A	N/A
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5/16/2017	5/11/2017	N/A	N/A	N/A

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(12)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(18)	Environmental Report Date (Phase II)(18)(19)(20)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance
16	Loan	DoubleTree Berkeley Marina	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/19/2017	4/21/2017	N/A	4/19/2017	17.0%	Recapitalization	1,116,393
17	Loan	50 Varick Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/1/2017	6/2/2017	N/A	N/A	N/A	Acquisition	28,125
18	Loan	Crocker Block K & Detroit	5,800	14.2%	11/30/2025	Cantina Laredo	5,435	13.3%	10/1/2028	9/5/2017	9/5/2017	N/A	N/A	N/A	Refinance
19	Loan	IGT Reno	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/30/2017	3/8/2017	N/A	3/7/2017	7.0%	Acquisition
20	Loan	Manchester Financial Building	5,899	7.6%	5/31/2032	R-T Specialty Insurance	5,561	7.2%	3/31/2022	7/18/2017	7/18/2017	N/A	7/18/2017	11.0%	Refinance
21	Loan	Hyatt Regency Princeton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/15/2017	6/19/2017	N/A	N/A	N/A	Acquisition
22	Loan	At Home Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Acquisition
22.01	Property	At Home Group, Inc. - Orange Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/17/2017	9/11/2017	N/A	N/A	N/A
22.02	Property	At Home Group, Inc. - Moore	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/16/2017	9/11/2017	N/A	N/A	N/A
22.03	Property	At Home Group, Inc. - Lafayette	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/14/2017	9/11/2017	N/A	N/A	N/A
22.04	Property	At Home Group, Inc. - Hoover	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/15/2017	9/11/2017	N/A	N/A	N/A
22.05	Property	At Home Group, Inc. - Wichita	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/28/2017	8/30/2017	N/A	N/A	N/A
22.06	Property	At Home Group, Inc. - Olathe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/15/2017	9/11/2017	N/A	N/A	N/A
23	Loan	The District	50,631	8.3%	9/30/2022	Ross	30,080	4.9%	1/31/2023	7/11/2017	7/11/2017	N/A	7/11/2017	4.0%	Refinance
24	Loan	Atrisco Plaza Shopping Center	11,000	5.2%	4/30/2021	Peter Piper Pizza	10,103	4.7%	8/31/2026	7/19/2017	6/28/2017	N/A	N/A	N/A	Refinance
25	Loan	Centennial Highlands	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/28/2017	7/27/2017	N/A	N/A	N/A	Refinance
26	Loan	50 Republic & 40 Marcus Drive	10,000	11.2%	2/18/2020	Bio Restorative Therapies	6,800	7.6%	12/31/2019	6/12/2017	6/12/2017	N/A	N/A	N/A	Refinance	19,625
27	Loan	GlobalFoundries Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/9/2017	6/19/2017	N/A	N/A	N/A	Acquisition	121,845
28	Loan	Loyalty and Hamilton	4,224	5.5%	10/31/2019	Pearl Legal Group, P.C.	4,221	5.5%	5/31/2022	8/15/2017	8/25/2017	N/A	8/15/2017	32%, 27%	Recapitalization
29	Loan	Murrieta Plaza	5,160	3.7%	12/31/2026	Bank of America	4,000	2.8%	11/30/2019	8/25/2017	8/25/2017	N/A	8/25/2017	11.0%	Refinance
30	Loan	Holiday Inn Express Tallahassee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/11/2017	4/11/2017	N/A	N/A	N/A	Acquisition	1,438
31	Loan	Winn Dixie Covington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	08/21/2017	08/21/2017	N/A	N/A	N/A	Acquisition	16,250
32	Loan	SNP Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	7/28/2017	N/A	N/A	N/A	Refinance
32.01	Property	Coursey Oaks	5,583	9.4%	9/30/2018	Bridgeway Health Care & Hospice	5,555	9.3%	12/31/2021	7/28/2017	7/28/2017	N/A	N/A	N/A
32.02	Property	AIG Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7/27/2017	7/28/2017	N/A	N/A	N/A
33	Loan	Candlewood Suites Nashville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/7/2017	9/7/2017	N/A	N/A	N/A	Refinance
34	Loan	Whispering Lakes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	08/22/2017	08/22/2017	N/A	N/A	N/A	Refinance
35	Loan	Frisco Market Center	2,800	13.4%	3/30/2027	Snappy Salads	2,500	12.0%	4/19/2027	8/21/2017	8/21/2017	N/A	N/A	N/A	Acquisition
36	Loan	Triangle Square Shopping Center	3,200	4.6%	12/31/2022	Jamaica Jamaica	2,270	3.3%	9/7/2018	8/30/2017	8/30/2017	N/A	N/A	N/A	Refinance	23,313
37	Loan	TransUnion Office Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/26/2017	6/27/2017	N/A	N/A	N/A	Acquisition
38	Loan	South Tampa Medical Office	2,408	9.4%	3/31/2026	N/A	N/A	N/A	N/A	5/18/2017	5/18/2017	N/A	N/A	N/A	Refinance
39	Loan	Franklin Village	4,734	10.0%	5/31/2021	The Egg & I	4,542	9.6%	5/31/2022	7/17/2017	7/17/2017	N/A	N/A	N/A	Acquisition	5,000
40	Loan	Riley Place Shopping Center	2,100	3.2%	1/31/2019	Shears	1,200	1.8%	10/31/2018	4/10/2017	4/11/2017	N/A	N/A	N/A	Refinance	30,625
41	Loan	Biolife - Riverton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/25/2017	8/25/2017	N/A	8/25/2017	6.0%	Refinance
42	Loan	Ramada Portland East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/12/2017	7/11/2017	N/A	7/11/2017	8.0%	Refinance	8,750
43	Loan	Perry Hill Crossing	2,250	11.1%	10/31/2026	Pizza Hut	2,250	11.1%	5/31/2028	8/23/2017	8/23/2017	N/A	N/A	N/A	Refinance
44	Loan	Ivy Falls Center	2,400	9.6%	7/31/2020	Patriots Park Dental	1,800	7.2%	8/31/2018	8/9/2017	8/3/2017	N/A	N/A	N/A	Refinance
45	Loan	Elmhurst Shopping Center	1,151	14.8%	5/31/2022	N/A	N/A	N/A	N/A	8/15/2017	8/15/2017	N/A	N/A	N/A	Acquisition
46	Loan	Plaza at Gardendale II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/9/2017	6/9/2017	N/A	N/A	N/A	Refinance	12,500
47	Loan	Century Storage Crystal River	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/15/2017	8/15/2017	N/A	N/A	N/A	Refinance
48	Loan	Hawthorn Place Townhomes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/18/2017	9/18/2017	N/A	N/A	N/A	Acquisition	222,750
49	Loan	Dollar General Aroma Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8/1/2017	7/31/2017	N/A	N/A	N/A	Acquisition

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Tax Reserve	Monthly Tax Reserve(25)	Initial Insurance Reserve	Monthly Insurance Reserve(25)	Initial Replacement Reserve	Monthly Replacement Reserve(16)(25)
1	Loan	Burbank Office Portfolio
1.01	Property	Media Studios
1.02	Property	The Pointe
1.03	Property	3800 Alameda
1.04	Property	Central Park
2	Loan	Yorkshire & Lexington Towers	2,724,408	681,102	89,787	29,929		11,369
2.01	Property	Yorkshire Towers
2.02	Property	Lexington Towers
3	Loan	Griffin Portfolio	930,000	466,667
3.01	Property	Restoration Hardware Distribution
3.02	Property	State Farm Regional HQ
3.03	Property	North Pointe I
3.04	Property	Corporate Campus at Norterra
3.05	Property	CHRISTUS Health HQ
3.06	Property	Duke Bridges I
3.07	Property	Wells Fargo Operations Center
3.08	Property	Ace Hardware HQ
3.09	Property	Royal Ridge V
3.10	Property	Comcast Regional HQ
4	Loan	Centre 425 Bellevue	149,734	149,734	102,289	17,204
5	Loan	ExchangeRight Net Leased Portfolio 17	179,394	25,337	22,227	2,778	124,766	981
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI
5.02	Property	Walgreens - Waukesha, WI
5.03	Property	Tractor Supply Co. - Staunton, VA
5.04	Property	Tractor Supply Co. - Conway, SC
5.05	Property	Verizon - Columbia, SC
5.06	Property	Walgreens - Blacklick, OH
5.07	Property	Goodwill - Grafton, WI
5.08	Property	Dollar General - Walker, LA
5.09	Property	Dollar General - Norton, OH
5.10	Property	Dollar General - Denham Springs, LA
5.11	Property	Dollar General - Zanesville, OH
5.12	Property	Dollar General - Belleville, IL
5.13	Property	Dollar General - Columbia, SC
5.14	Property	Advanced Auto Parts - Travelers Rest, SC
5.15	Property	Dollar General - Aiken, SC
5.16	Property	Napa Auto Parts - Sun Prairie, WI
6	Loan	National Office Portfolio	2,076,255	337,483	271,808	20,908	150,000	53,598
6.01	Property	8330 LBJ Freeway
6.02	Property	101 East Park Boulevard
6.03	Property	13601 Preston Road
6.04	Property	1750 East Golf Road
6.05	Property	14800 Quorum Drive
6.06	Property	1995 North Park Place
6.07	Property	Northlake - 2295 Parklake Dr NE
6.08	Property	4751 Best Road
6.09	Property	The Centre - 4099 McEwen Road
6.10	Property	The Centre - 4101 McEwen Road
6.11	Property	11225 North 28th Drive
6.12	Property	10000 North 31st Ave
6.13	Property	The Centre - 4001 McEwen Road
6.14	Property	4425 W Airport Fwy
6.15	Property	Northlake - 2302 Parklake Dr NE
6.16	Property	Northlake - 2305&2309 Parklake Dr NE
6.17	Property	12100 Ford Road
6.18	Property	The Centre - 4000N&S McEwen Road
7	Loan	Delshah NYC Portfolio	45,325	22,663	23,712	2,635		228
7.01	Property	58-60 9th Avenue
7.02	Property	69 Gansevoort Street
8.00	Loan	237 Park Avenue
9	Loan	Totowa Commerce Center		117,676	13,553	13,553		7,061
9.01	Property	80-100 Commerce Way
9.02	Property	40 Commerce Way
9.03	Property	29 Commerce Way
9.04	Property	One Center Court
9.05	Property	11 Commerce Way
9.06	Property	45 Commerce Way
9.07	Property	999 Riverview Drive
9.08	Property	Two Center Court
9.09	Property	120-140 Commerce Way
9.10	Property	60 Commerce Way
9.11	Property	20 Commerce Way
10	Loan	Residence Inn Los Angeles Westlake Village	55,371	26,367	42,185	4,464		32,606
11	Loan	DoubleTree Wilmington	47,849	23,925	67,819	8,477		31,713
12	Loan	Cabela’s Industrial Portfolio
12.01	Property	Cabela’s Prairie du Chien
12.02	Property	Cabela’s Triadelphia
12.03	Property	Cabela’s Tooele
13	Loan	Marriott Grand Cayman			261,287	129,397
14	Loan	Bass Pro & Cabela’s Portfolio
14.01	Property	Cabela’s Rogers
14.02	Property	Cabela’s Lone Tree
14.03	Property	Bass Pro San Antonio
14.04	Property	Cabela’s Allen
14.05	Property	Cabela’s Lehi
14.06	Property	Bass Pro Tampa
14.07	Property	Cabela’s Hammond
14.08	Property	Bass Pro Round Rock
14.09	Property	Cabela’s Fort Mill
14.10	Property	Cabela’s Wichita
14.11	Property	Cabela’s Owatonna
14.12	Property	Cabela’s Centerville
14.13	Property	Cabela’s Huntsville
14.14	Property	Bass Pro Port St. Lucie
14.15	Property	Cabela’s Waco
14.16	Property	Cabela’s East Grand Forks
15	Loan	AHIP Northeast Portfolio III	518,238	40,000
15.01	Property	SpringHill Suites - Bellport
15.02	Property	Hampton Inn Baltimore - White Marsh
15.03	Property	Homewood Suites - Egg Harbor
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Tax Reserve	Monthly Tax Reserve(25)	Initial Insurance Reserve	Monthly Insurance Reserve(25)	Initial Replacement Reserve	Monthly Replacement Reserve(16)(25)
16	Loan	DoubleTree Berkeley Marina	441,167	83,083	62,786	7,550		Borrower shall pay to Lender on each Payment Date up to and including the Payment Date occurring on September 6, 2018, an amount equal to 2.5% of the Gross Income from Operations generated at the Property for the month which occurred 2 calendar months prior to the applicable payment date, 3% the following year, and 4% thereafter; current monthly deposit is $65,466.26.
17	Loan	50 Varick Street	219,873	54,968	12,654	6,327		1,982
18	Loan	Crocker Block K & Detroit	81,633	20,408	7,645	956		512
19	Loan	IGT Reno
20	Loan	Manchester Financial Building	84,000	9,333	12,023	2,004		1,294
21	Loan	Hyatt Regency Princeton	298,649	76,330	15,669	7,835
22	Loan	At Home Portfolio
22.01	Property	At Home Group, Inc. - Orange Park
22.02	Property	At Home Group, Inc. - Moore
22.03	Property	At Home Group, Inc. - Lafayette
22.04	Property	At Home Group, Inc. - Hoover
22.05	Property	At Home Group, Inc. - Wichita
22.06	Property	At Home Group, Inc. - Olathe
23	Loan	The District	1,050,277	99,083	84,938	8,848		7,520
24	Loan	Atrisco Plaza Shopping Center	43,708	10,927	25,260	3,437		2,665
25	Loan	Centennial Highlands	14,550	14,550	8,625	784		2,021
26	Loan	50 Republic & 40 Marcus Drive	101,080	25,270	36,799	3,680		1,490
27	Loan	GlobalFoundries Industrial Portfolio	39,480	5,640	10,784	5,392		3,748
28	Loan	Loyalty and Hamilton	84,000	14,000	63,600	5,990	66,293	1,591
29	Loan	Murrieta Plaza
30	Loan	Holiday Inn Express Tallahassee	72,000	8,000	32,809	5,468		15,679
31	Loan	Winn Dixie Covington			13,744	6,872		707
32	Loan	SNP Portfolio	147,747	12,737	27,879	2,403		1,413
32.01	Property	Coursey Oaks
32.02	Property	AIG Building
33	Loan	Candlewood Suites Nashville	69,569	7,247	4,540	1,746		8,094
34	Loan	Whispering Lakes
35	Loan	Frisco Market Center	134,435	16,296	2,496			174
36	Loan	Triangle Square Shopping Center		9,060	3,032	842		1,155
37	Loan	TransUnion Office Building	4,000	333
38	Loan	South Tampa Medical Office	47,750	5,306	9,946	1,353		427
39	Loan	Franklin Village	123,310	13,302	3,354	1,597		592
40	Loan	Riley Place Shopping Center	35,889	4,486	6,787	2,262		1,313
41	Loan	Biolife - Riverton
42	Loan	Ramada Portland East		6,379	4,011	2,006		5.0% of gross rent for the immediately preceding calender month
43	Loan	Perry Hill Crossing		2,757	4,287	817		338
44	Loan	Ivy Falls Center	2,351	2,351	419	419		418
45	Loan	Elmhurst Shopping Center	4,996	1,922	517	323		97
46	Loan	Plaza at Gardendale II	29,471	2,339	2,877	548		90
47	Loan	Century Storage Crystal River	23,795	1,830	8,958	1,280	100,000
48	Loan	Hawthorn Place Townhomes	28,000	4,000	2,914	1,457		1,425
49	Loan	Dollar General Aroma Park	4,000	333

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Replacement Reserve Cap	Initial TI/LC Reserve	Monthly TI/LC Reserve(16)(25)	TI/LC Reserve Cap
1	Loan	Burbank Office Portfolio	An amount equal to 12 multiplied by the Replacement Reserve Monthly Deposit	14,151,048		An amount equal to 12 multiplied by the Rollover Reserve Monthly Deposit
1.01	Property	Media Studios
1.02	Property	The Pointe
1.03	Property	3800 Alameda
1.04	Property	Central Park
2	Loan	Yorkshire & Lexington Towers	Residential: An amount, reasonably calculated by Lender in good faith on a quarterly basis, equal to the product of (x) $750 and (y) the number of free market residential apartment units located at the Properties at the time of calculation		12,640	N/A
2.01	Property	Yorkshire Towers
2.02	Property	Lexington Towers
3	Loan	Griffin Portfolio	Amounts on deposit shall not exceed the Replacement Reserve Midterm Sweep Cap or, if applicable, the Replacement Reserve DY Sweep Cap			Amounts on deposit shall not exceed the Leasing Reserve Midterm Sweep Cap or, if applicable, the Leasing Reserve DY Sweep Cap
3.01	Property	Restoration Hardware Distribution
3.02	Property	State Farm Regional HQ
3.03	Property	North Pointe I
3.04	Property	Corporate Campus at Norterra
3.05	Property	CHRISTUS Health HQ
3.06	Property	Duke Bridges I
3.07	Property	Wells Fargo Operations Center
3.08	Property	Ace Hardware HQ
3.09	Property	Royal Ridge V
3.10	Property	Comcast Regional HQ
4	Loan	Centre 425 Bellevue	N/A	1,871,090		N/A
5	Loan	ExchangeRight Net Leased Portfolio 17	N/A	500,000		N/A
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI
5.02	Property	Walgreens - Waukesha, WI
5.03	Property	Tractor Supply Co. - Staunton, VA
5.04	Property	Tractor Supply Co. - Conway, SC
5.05	Property	Verizon - Columbia, SC
5.06	Property	Walgreens - Blacklick, OH
5.07	Property	Goodwill - Grafton, WI
5.08	Property	Dollar General - Walker, LA
5.09	Property	Dollar General - Norton, OH
5.10	Property	Dollar General - Denham Springs, LA
5.11	Property	Dollar General - Zanesville, OH
5.12	Property	Dollar General - Belleville, IL
5.13	Property	Dollar General - Columbia, SC
5.14	Property	Advanced Auto Parts - Travelers Rest, SC
5.15	Property	Dollar General - Aiken, SC
5.16	Property	Napa Auto Parts - Sun Prairie, WI
6	Loan	National Office Portfolio	1,157,715	7,176,724		3,859,050
6.01	Property	8330 LBJ Freeway
6.02	Property	101 East Park Boulevard
6.03	Property	13601 Preston Road
6.04	Property	1750 East Golf Road
6.05	Property	14800 Quorum Drive
6.06	Property	1995 North Park Place
6.07	Property	Northlake - 2295 Parklake Dr NE
6.08	Property	4751 Best Road
6.09	Property	The Centre - 4099 McEwen Road
6.10	Property	The Centre - 4101 McEwen Road
6.11	Property	11225 North 28th Drive
6.12	Property	10000 North 31st Ave
6.13	Property	The Centre - 4001 McEwen Road
6.14	Property	4425 W Airport Fwy
6.15	Property	Northlake - 2302 Parklake Dr NE
6.16	Property	Northlake - 2305&2309 Parklake Dr NE
6.17	Property	12100 Ford Road
6.18	Property	The Centre - 4000N&S McEwen Road
7	Loan	Delshah NYC Portfolio	N/A			N/A
7.01	Property	58-60 9th Avenue
7.02	Property	69 Gansevoort Street
8.00	Loan	237 Park Avenue	N/A			N/A
9	Loan	Totowa Commerce Center	The aggregate of Replacement Reserve and TI/LC Reserve is capped at $500,000.		21,157	The aggregate of Replacement Reserve and TI/LC Reserve is capped at $500,000.
9.01	Property	80-100 Commerce Way
9.02	Property	40 Commerce Way
9.03	Property	29 Commerce Way
9.04	Property	One Center Court
9.05	Property	11 Commerce Way
9.06	Property	45 Commerce Way
9.07	Property	999 Riverview Drive
9.08	Property	Two Center Court
9.09	Property	120-140 Commerce Way
9.10	Property	60 Commerce Way
9.11	Property	20 Commerce Way
10	Loan	Residence Inn Los Angeles Westlake Village	1,173,819			N/A
11	Loan	DoubleTree Wilmington	N/A			N/A
12	Loan	Cabela’s Industrial Portfolio	N/A			N/A
12.01	Property	Cabela’s Prairie du Chien
12.02	Property	Cabela’s Triadelphia
12.03	Property	Cabela’s Tooele
13	Loan	Marriott Grand Cayman	N/A			N/A
14	Loan	Bass Pro & Cabela’s Portfolio	N/A			N/A
14.01	Property	Cabela’s Rogers
14.02	Property	Cabela’s Lone Tree
14.03	Property	Bass Pro San Antonio
14.04	Property	Cabela’s Allen
14.05	Property	Cabela’s Lehi
14.06	Property	Bass Pro Tampa
14.07	Property	Cabela’s Hammond
14.08	Property	Bass Pro Round Rock
14.09	Property	Cabela’s Fort Mill
14.10	Property	Cabela’s Wichita
14.11	Property	Cabela’s Owatonna
14.12	Property	Cabela’s Centerville
14.13	Property	Cabela’s Huntsville
14.14	Property	Bass Pro Port St. Lucie
14.15	Property	Cabela’s Waco
14.16	Property	Cabela’s East Grand Forks
15	Loan	AHIP Northeast Portfolio III	N/A			N/A
15.01	Property	SpringHill Suites - Bellport
15.02	Property	Hampton Inn Baltimore - White Marsh
15.03	Property	Homewood Suites - Egg Harbor
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Replacement Reserve Cap	Initial TI/LC Reserve	Monthly TI/LC Reserve(16)(25)	TI/LC Reserve Cap
16	Loan	DoubleTree Berkeley Marina	N/A			N/A
17	Loan	50 Varick Street	N/A		11,232	N/A
18	Loan	Crocker Block K & Detroit	N/A	1,068,000	5,118	N/A
19	Loan	IGT Reno	N/A			N/A
20	Loan	Manchester Financial Building	155,318	1,229,123	12,943	621,272
21	Loan	Hyatt Regency Princeton	N/A			N/A
22	Loan	At Home Portfolio	N/A			N/A
22.01	Property	At Home Group, Inc. - Orange Park
22.02	Property	At Home Group, Inc. - Moore
22.03	Property	At Home Group, Inc. - Lafayette
22.04	Property	At Home Group, Inc. - Hoover
22.05	Property	At Home Group, Inc. - Wichita
22.06	Property	At Home Group, Inc. - Olathe
23	Loan	The District	N/A	1,500,000		1,000,000
24	Loan	Atrisco Plaza Shopping Center	160,000	337,000	11,014	N/A
25	Loan	Centennial Highlands	N/A			N/A
26	Loan	50 Republic & 40 Marcus Drive	N/A		7,448	400,433
27	Loan	GlobalFoundries Industrial Portfolio	N/A		3,720	N/A
28	Loan	Loyalty and Hamilton	250,000	250,000	9,723
29	Loan	Murrieta Plaza	N/A			N/A
30	Loan	Holiday Inn Express Tallahassee	N/A			N/A
31	Loan	Winn Dixie Covington	N/A			N/A
32	Loan	SNP Portfolio	N/A		14,133	425,000
32.01	Property	Coursey Oaks
32.02	Property	AIG Building
33	Loan	Candlewood Suites Nashville	N/A			N/A
34	Loan	Whispering Lakes	N/A			N/A
35	Loan	Frisco Market Center	N/A		1,735	104,115
36	Loan	Triangle Square Shopping Center	N/A		2,311	N/A
37	Loan	TransUnion Office Building	N/A			N/A
38	Loan	South Tampa Medical Office	N/A	100,000	2,083	200,000
39	Loan	Franklin Village	N/A		2,959	177,544
40	Loan	Riley Place Shopping Center	N/A		2,735	N/A
41	Loan	Biolife - Riverton	N/A			N/A
42	Loan	Ramada Portland East	N/A			N/A
43	Loan	Perry Hill Crossing	20,000	31,343	1,667	N/A
44	Loan	Ivy Falls Center	N/A	100,000	2,088	100,000
45	Loan	Elmhurst Shopping Center	3,493		647	50,000
46	Loan	Plaza at Gardendale II	N/A		597	21,489
47	Loan	Century Storage Crystal River	100,000			N/A
48	Loan	Hawthorn Place Townhomes	N/A			N/A
49	Loan	Dollar General Aroma Park	N/A			N/A

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(15)(17)(22)	Initial Other Reserve(17)(22)	Monthly Other Reserve(17)
1	Loan	Burbank Office Portfolio	Free Rent Reserve ($3,616,999.73); Window Repairs Funds ($18,000,000)	21,617,000
1.01	Property	Media Studios
1.02	Property	The Pointe
1.03	Property	3800 Alameda
1.04	Property	Central Park
2	Loan	Yorkshire & Lexington Towers	Renovation/Tenant Buyout Reserve ($3,500,000); Debt Service Shortfall Reserve ($2,000,000); Holdback Reserve ($4,102,064)	9,602,064
2.01	Property	Yorkshire Towers
2.02	Property	Lexington Towers
3	Loan	Griffin Portfolio	T-Mobile Work Reserve ($3,653,980); Unfunded Obligations Reserve ($2,003,531)	5,657,511
3.01	Property	Restoration Hardware Distribution
3.02	Property	State Farm Regional HQ
3.03	Property	North Pointe I
3.04	Property	Corporate Campus at Norterra
3.05	Property	CHRISTUS Health HQ
3.06	Property	Duke Bridges I
3.07	Property	Wells Fargo Operations Center
3.08	Property	Ace Hardware HQ
3.09	Property	Royal Ridge V
3.10	Property	Comcast Regional HQ
4	Loan	Centre 425 Bellevue	Free Rent ($10,923,817); Seller Credit ($5,000,000)	15,923,817	Condominium Assessments (Monthly: 1/12th of the assessment that lender estimated will be payable during next 12 months in order to accumulate with lender sufficient funds to pay all such assessments prior to their respective due dates)
5	Loan	ExchangeRight Net Leased Portfolio 17	N/A
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI
5.02	Property	Walgreens - Waukesha, WI
5.03	Property	Tractor Supply Co. - Staunton, VA
5.04	Property	Tractor Supply Co. - Conway, SC
5.05	Property	Verizon - Columbia, SC
5.06	Property	Walgreens - Blacklick, OH
5.07	Property	Goodwill - Grafton, WI
5.08	Property	Dollar General - Walker, LA
5.09	Property	Dollar General - Norton, OH
5.10	Property	Dollar General - Denham Springs, LA
5.11	Property	Dollar General - Zanesville, OH
5.12	Property	Dollar General - Belleville, IL
5.13	Property	Dollar General - Columbia, SC
5.14	Property	Advanced Auto Parts - Travelers Rest, SC
5.15	Property	Dollar General - Aiken, SC
5.16	Property	Napa Auto Parts - Sun Prairie, WI
6	Loan	National Office Portfolio	Outstanding TI/LC Reserve ($2,575,793); Free Rent Reserve ($1,656,704)	4,232,497
6.01	Property	8330 LBJ Freeway
6.02	Property	101 East Park Boulevard
6.03	Property	13601 Preston Road
6.04	Property	1750 East Golf Road
6.05	Property	14800 Quorum Drive
6.06	Property	1995 North Park Place
6.07	Property	Northlake - 2295 Parklake Dr NE
6.08	Property	4751 Best Road
6.09	Property	The Centre - 4099 McEwen Road
6.10	Property	The Centre - 4101 McEwen Road
6.11	Property	11225 North 28th Drive
6.12	Property	10000 North 31st Ave
6.13	Property	The Centre - 4001 McEwen Road
6.14	Property	4425 W Airport Fwy
6.15	Property	Northlake - 2302 Parklake Dr NE
6.16	Property	Northlake - 2305&2309 Parklake Dr NE
6.17	Property	12100 Ford Road
6.18	Property	The Centre - 4000N&S McEwen Road
7	Loan	Delshah NYC Portfolio	Free People Reserve ($1,364,750); Free People Rent Credit Reserve ($692,625)	2,057,375
7.01	Property	58-60 9th Avenue
7.02	Property	69 Gansevoort Street
8.00	Loan	237 Park Avenue	Interest Reserve ($7,500,000); Building Loan Reserve ($81,365,605)	88,865,605
9	Loan	Totowa Commerce Center	Outstanding TI/LC Reserve ($702,638.09); Free Rent Reserve ($83,262.22)	785,900
9.01	Property	80-100 Commerce Way
9.02	Property	40 Commerce Way
9.03	Property	29 Commerce Way
9.04	Property	One Center Court
9.05	Property	11 Commerce Way
9.06	Property	45 Commerce Way
9.07	Property	999 Riverview Drive
9.08	Property	Two Center Court
9.09	Property	120-140 Commerce Way
9.10	Property	60 Commerce Way
9.11	Property	20 Commerce Way
10	Loan	Residence Inn Los Angeles Westlake Village	N/A
11	Loan	DoubleTree Wilmington	Upfront Seasonality Reserve ($155,000) / PIP Reserve $2,684,000)	2,839,000	38,750
12	Loan	Cabela’s Industrial Portfolio	N/A
12.01	Property	Cabela’s Prairie du Chien
12.02	Property	Cabela’s Triadelphia
12.03	Property	Cabela’s Tooele
13	Loan	Marriott Grand Cayman	Seasonality Debt Service Reserve	1,085,464
14	Loan	Bass Pro & Cabela’s Portfolio	N/A
14.01	Property	Cabela’s Rogers
14.02	Property	Cabela’s Lone Tree
14.03	Property	Bass Pro San Antonio
14.04	Property	Cabela’s Allen
14.05	Property	Cabela’s Lehi
14.06	Property	Bass Pro Tampa
14.07	Property	Cabela’s Hammond
14.08	Property	Bass Pro Round Rock
14.09	Property	Cabela’s Fort Mill
14.10	Property	Cabela’s Wichita
14.11	Property	Cabela’s Owatonna
14.12	Property	Cabela’s Centerville
14.13	Property	Cabela’s Huntsville
14.14	Property	Bass Pro Port St. Lucie
14.15	Property	Cabela’s Waco
14.16	Property	Cabela’s East Grand Forks
15	Loan	AHIP Northeast Portfolio III	Ground Rent ($88,855); PIP Reserve ($2,055,697)	2,144,552
15.01	Property	SpringHill Suites - Bellport
15.02	Property	Hampton Inn Baltimore - White Marsh
15.03	Property	Homewood Suites - Egg Harbor
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(15)(17)(22)	Initial Other Reserve(17)(22)	Monthly Other Reserve(17)
16	Loan	DoubleTree Berkeley Marina	Seasonal Working Capital Reserve ($310,000); Ground Rent Reserve ($173,305)	483,305	On each Payment Date occurring in October and November of each year during the term of the Loan, to the extent the balance of the Seasonal Working Capital Reserve Account is less than $310,000, Borrower shall pay to Lender the Seasonal Working Capital Reserve Funds.
17	Loan	50 Varick Street	Security Deposit ($2,965,935), Free Rent Reserve ($1,844,282) and Common Charges Reserve ($45,778)	4,855,995	45,778
18	Loan	Crocker Block K & Detroit	Free Rent Reserve	260,038
19	Loan	IGT Reno	N/A
20	Loan	Manchester Financial Building	Occupancy Reseve Funds	3,000,000
21	Loan	Hyatt Regency Princeton	PIP Reserve; Seasonality Reserve	3,241,300	70,480
22	Loan	At Home Portfolio	Flood Insurance Funds	500,000
22.01	Property	At Home Group, Inc. - Orange Park
22.02	Property	At Home Group, Inc. - Moore
22.03	Property	At Home Group, Inc. - Lafayette
22.04	Property	At Home Group, Inc. - Hoover
22.05	Property	At Home Group, Inc. - Wichita
22.06	Property	At Home Group, Inc. - Olathe
23	Loan	The District	Unfunded Tenant Obligations Reserve Funds	383,836
24	Loan	Atrisco Plaza Shopping Center	N/A
25	Loan	Centennial Highlands
26	Loan	50 Republic & 40 Marcus Drive	Quest TI Allowance Reserve ($173,785.9); Quest Free Rent Reserve ($46,036)	219,822
27	Loan	GlobalFoundries Industrial Portfolio	N/A
28	Loan	Loyalty and Hamilton	Occupancy Reseve Funds	975,000
29	Loan	Murrieta Plaza	N/A
30	Loan	Holiday Inn Express Tallahassee	Initial PIP Reserve ($1,034,000); Seasonality Reserve ($75,000)	1,109,000
31	Loan	Winn Dixie Covington	N/A
32	Loan	SNP Portfolio	N/A
32.01	Property	Coursey Oaks
32.02	Property	AIG Building
33	Loan	Candlewood Suites Nashville	Seasonality Reserve	50,000
34	Loan	Whispering Lakes	N/A
35	Loan	Frisco Market Center	Additional TI/LC Reserve ($257,038.11); Rent Concession Reserve ($36,803.00)	293,841
36	Loan	Triangle Square Shopping Center	Litigation Reserve Funds	17,500
37	Loan	TransUnion Office Building
38	Loan	South Tampa Medical Office	N/A
39	Loan	Franklin Village	N/A
40	Loan	Riley Place Shopping Center	N/A
41	Loan	Biolife - Riverton	N/A
42	Loan	Ramada Portland East	Seasonal Reserve ($40,000); Litigation Reserve ($153,774.94)	193,775
43	Loan	Perry Hill Crossing	Pizza Hut Leasing Funds	118,658
44	Loan	Ivy Falls Center	N/A
45	Loan	Elmhurst Shopping Center	N/A
46	Loan	Plaza at Gardendale II	Outstanding TI	48,000
47	Loan	Century Storage Crystal River	N/A
48	Loan	Hawthorn Place Townhomes	N/A
49	Loan	Dollar General Aroma Park

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap(17)	Ownership Interest(8)(9)(10)	Ground Lease Initial Expiration Date(8)(9)(10)	Ground Lease Extension Options	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR
1	Loan	Burbank Office Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	339,000,000	281,000,000	63.6%	2.67
1.01	Property	Media Studios		Fee Simple	N/A	N/A
1.02	Property	The Pointe		Fee Simple	N/A	N/A
1.03	Property	3800 Alameda		Fee Simple	N/A	N/A
1.04	Property	Central Park		Fee Simple	N/A	N/A
2	Loan	Yorkshire & Lexington Towers	N/A	Fee Simple	N/A	N/A	Soft	Springing	160,000,000	200,000,000	44.9%	1.68
2.01	Property	Yorkshire Towers		Fee Simple	N/A	N/A
2.02	Property	Lexington Towers		Fee Simple	N/A	N/A
3	Loan	Griffin Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	335,000,000	N/A	N/A	N/A
3.01	Property	Restoration Hardware Distribution		Fee Simple	N/A	N/A
3.02	Property	State Farm Regional HQ		Fee Simple	N/A	N/A
3.03	Property	North Pointe I		Fee Simple	N/A	N/A
3.04	Property	Corporate Campus at Norterra		Fee Simple	N/A	N/A
3.05	Property	CHRISTUS Health HQ		Fee Simple	N/A	N/A
3.06	Property	Duke Bridges I		Fee Simple	N/A	N/A
3.07	Property	Wells Fargo Operations Center		Fee Simple	N/A	N/A
3.08	Property	Ace Hardware HQ		Fee Simple	N/A	N/A
3.09	Property	Royal Ridge V		Fee Simple	N/A	N/A
3.10	Property	Comcast Regional HQ		Fee Simple	N/A	N/A
4	Loan	Centre 425 Bellevue	N/A	Fee Simple	N/A	N/A	Hard	In Place	54,000,000	114,450,000	66.0%	1.69
5	Loan	ExchangeRight Net Leased Portfolio 17	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI		Fee Simple	N/A	N/A
5.02	Property	Walgreens - Waukesha, WI		Fee Simple	N/A	N/A
5.03	Property	Tractor Supply Co. - Staunton, VA		Fee Simple	N/A	N/A
5.04	Property	Tractor Supply Co. - Conway, SC		Fee Simple	N/A	N/A
5.05	Property	Verizon - Columbia, SC		Fee Simple	N/A	N/A
5.06	Property	Walgreens - Blacklick, OH		Fee Simple	N/A	N/A
5.07	Property	Goodwill - Grafton, WI		Fee Simple	N/A	N/A
5.08	Property	Dollar General - Walker, LA		Fee Simple	N/A	N/A
5.09	Property	Dollar General - Norton, OH		Fee Simple	N/A	N/A
5.10	Property	Dollar General - Denham Springs, LA		Fee Simple	N/A	N/A
5.11	Property	Dollar General - Zanesville, OH		Fee Simple	N/A	N/A
5.12	Property	Dollar General - Belleville, IL		Fee Simple	N/A	N/A
5.13	Property	Dollar General - Columbia, SC		Fee Simple	N/A	N/A
5.14	Property	Advanced Auto Parts - Travelers Rest, SC		Fee Simple	N/A	N/A
5.15	Property	Dollar General - Aiken, SC		Fee Simple	N/A	N/A
5.16	Property	Napa Auto Parts - Sun Prairie, WI		Fee Simple	N/A	N/A
6	Loan	National Office Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	149,825,595	N/A	N/A	N/A
6.01	Property	8330 LBJ Freeway		Fee Simple	N/A	N/A
6.02	Property	101 East Park Boulevard		Fee Simple	N/A	N/A
6.03	Property	13601 Preston Road		Fee Simple	N/A	N/A
6.04	Property	1750 East Golf Road		Fee Simple	N/A	N/A
6.05	Property	14800 Quorum Drive		Fee Simple	N/A	N/A
6.06	Property	1995 North Park Place		Fee Simple	N/A	N/A
6.07	Property	Northlake - 2295 Parklake Dr NE		Fee Simple	N/A	N/A
6.08	Property	4751 Best Road		Fee Simple	N/A	N/A
6.09	Property	The Centre - 4099 McEwen Road		Fee Simple	N/A	N/A
6.10	Property	The Centre - 4101 McEwen Road		Fee Simple	N/A	N/A
6.11	Property	11225 North 28th Drive		Fee Simple	N/A	N/A
6.12	Property	10000 North 31st Ave		Fee Simple	N/A	N/A
6.13	Property	The Centre - 4001 McEwen Road		Fee Simple	N/A	N/A
6.14	Property	4425 W Airport Fwy		Fee Simple	N/A	N/A
6.15	Property	Northlake - 2302 Parklake Dr NE		Fee Simple	N/A	N/A
6.16	Property	Northlake - 2305&2309 Parklake Dr NE		Fee Simple	N/A	N/A
6.17	Property	12100 Ford Road		Fee Simple	N/A	N/A
6.18	Property	The Centre - 4000N&S McEwen Road		Fee Simple	N/A	N/A
7	Loan	Delshah NYC Portfolio	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A
7.01	Property	58-60 9th Avenue		Fee Simple	N/A	N/A
7.02	Property	69 Gansevoort Street		Fee Simple	N/A	N/A
8.00	Loan	237 Park Avenue	N/A	Fee Simple / Leasehold	4/27/2057	2 5-year options	Hard	Springing	322,610,000	345,200,000	52.9%	2.06
9	Loan	Totowa Commerce Center	N/A	Fee Simple	N/A	N/A	Hard	Springing	26,750,000	N/A	N/A	N/A
9.01	Property	80-100 Commerce Way		Fee Simple	N/A	N/A
9.02	Property	40 Commerce Way		Fee Simple	N/A	N/A
9.03	Property	29 Commerce Way		Fee Simple	N/A	N/A
9.04	Property	One Center Court		Fee Simple	N/A	N/A
9.05	Property	11 Commerce Way		Fee Simple	N/A	N/A
9.06	Property	45 Commerce Way		Fee Simple	N/A	N/A
9.07	Property	999 Riverview Drive		Fee Simple	N/A	N/A
9.08	Property	Two Center Court		Fee Simple	N/A	N/A
9.09	Property	120-140 Commerce Way		Fee Simple	N/A	N/A
9.10	Property	60 Commerce Way		Fee Simple	N/A	N/A
9.11	Property	20 Commerce Way		Fee Simple	N/A	N/A
10	Loan	Residence Inn Los Angeles Westlake Village		Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
11	Loan	DoubleTree Wilmington	155,000	Fee Simple	N/A	N/A	Hard	Springing	3,500,000	N/A	N/A	N/A
12	Loan	Cabela’s Industrial Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	49,700,000	N/A	N/A	N/A
12.01	Property	Cabela’s Prairie du Chien		Fee Simple	N/A	N/A
12.02	Property	Cabela’s Triadelphia		Fee Simple	N/A	N/A
12.03	Property	Cabela’s Tooele		Fee Simple	N/A	N/A
13	Loan	Marriott Grand Cayman	1,085,464	Fee Simple	N/A	N/A	Hard	In Place	58,764,346	N/A	N/A	N/A
14	Loan	Bass Pro & Cabela’s Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	174,900,000	N/A	N/A	N/A
14.01	Property	Cabela’s Rogers		Fee Simple	N/A	N/A
14.02	Property	Cabela’s Lone Tree		Fee Simple	N/A	N/A
14.03	Property	Bass Pro San Antonio		Fee Simple	N/A	N/A
14.04	Property	Cabela’s Allen		Fee Simple	N/A	N/A
14.05	Property	Cabela’s Lehi		Fee Simple	N/A	N/A
14.06	Property	Bass Pro Tampa		Fee Simple	N/A	N/A
14.07	Property	Cabela’s Hammond		Fee Simple	N/A	N/A
14.08	Property	Bass Pro Round Rock		Fee Simple	N/A	N/A
14.09	Property	Cabela’s Fort Mill		Fee Simple	N/A	N/A
14.10	Property	Cabela’s Wichita		Fee Simple	N/A	N/A
14.11	Property	Cabela’s Owatonna		Fee Simple	N/A	N/A
14.12	Property	Cabela’s Centerville		Fee Simple	N/A	N/A
14.13	Property	Cabela’s Huntsville		Fee Simple	N/A	N/A
14.14	Property	Bass Pro Port St. Lucie		Fee Simple	N/A	N/A
14.15	Property	Cabela’s Waco		Fee Simple	N/A	N/A
14.16	Property	Cabela’s East Grand Forks		Fee Simple	N/A	N/A
15	Loan	AHIP Northeast Portfolio III	N/A	Various	Various	Various	Hard	Springing	32,400,000	N/A	N/A	N/A
15.01	Property	SpringHill Suites - Bellport		Fee Simple	N/A	N/A
15.02	Property	Hampton Inn Baltimore - White Marsh		Fee Simple	N/A	N/A
15.03	Property	Homewood Suites - Egg Harbor		Fee Simple	N/A	N/A
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh		Leasehold	3/31/2037	4, five-year options

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap(17)	Ownership Interest(8)(9)(10)	Ground Lease Initial Expiration Date(8)(9)(10)	Ground Lease Extension Options	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR
16	Loan	DoubleTree Berkeley Marina	Seasonal Working Capital Reserve ($310,000); Ground Rent Reserve: the product of (A) the largest monthly payment of Ground Rent and any other amounts that were due and payable under the Ground Lease in any trailing 12 month period and (B) 1.10.	Leasehold	12/31/2058	No	Hard	Springing	33,750,000	N/A	N/A	N/A
17	Loan	50 Varick Street	N/A	Fee Simple	N/A	N/A	Hard	In Place	60,500,000	N/A	N/A	N/A
18	Loan	Crocker Block K & Detroit	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
19	Loan	IGT Reno	N/A	Fee Simple	N/A	N/A	Hard	Springing	65,000,000	N/A	N/A	N/A
20	Loan	Manchester Financial Building	N/A	Fee Simple	N/A	N/A	Springing	Springing	10,500,000	N/A	N/A	N/A
21	Loan	Hyatt Regency Princeton	Seasonality Reserve: 590,000	Fee Simple	N/A	N/A	Hard	Springing	18,000,000	N/A	N/A	N/A
22	Loan	At Home Portfolio	N/A	Fee Simple	N/A	N/A	Hard	In Place	25,658,824	N/A	N/A	N/A
22.01	Property	At Home Group, Inc. - Orange Park		Fee Simple	N/A	N/A
22.02	Property	At Home Group, Inc. - Moore		Fee Simple	N/A	N/A
22.03	Property	At Home Group, Inc. - Lafayette		Fee Simple	N/A	N/A
22.04	Property	At Home Group, Inc. - Hoover		Fee Simple	N/A	N/A
22.05	Property	At Home Group, Inc. - Wichita		Fee Simple	N/A	N/A
22.06	Property	At Home Group, Inc. - Olathe		Fee Simple	N/A	N/A
23	Loan	The District	N/A	Fee Simple	N/A	N/A	Hard	Springing	64,762,845	N/A	N/A	N/A
24	Loan	Atrisco Plaza Shopping Center		Fee Simple	N/A	N/A	Springing	Springing	5,000,000	N/A	N/A	N/A
25	Loan	Centennial Highlands	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
26	Loan	50 Republic & 40 Marcus Drive	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
27	Loan	GlobalFoundries Industrial Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
28	Loan	Loyalty and Hamilton	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
29	Loan	Murrieta Plaza	N/A	Fee Simple	N/A	N/A	Springing	Springing	23,000,000	N/A	N/A	N/A
30	Loan	Holiday Inn Express Tallahassee	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
31	Loan	Winn Dixie Covington	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
32	Loan	SNP Portfolio	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A
32.01	Property	Coursey Oaks		Fee Simple	N/A	N/A
32.02	Property	AIG Building		Fee Simple	N/A	N/A
33	Loan	Candlewood Suites Nashville	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
34	Loan	Whispering Lakes	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
35	Loan	Frisco Market Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
36	Loan	Triangle Square Shopping Center	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
37	Loan	TransUnion Office Building	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A
38	Loan	South Tampa Medical Office		Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
39	Loan	Franklin Village		Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
40	Loan	Riley Place Shopping Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
41	Loan	Biolife - Riverton	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
42	Loan	Ramada Portland East	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A
43	Loan	Perry Hill Crossing	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
44	Loan	Ivy Falls Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
45	Loan	Elmhurst Shopping Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
46	Loan	Plaza at Gardendale II	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
47	Loan	Century Storage Crystal River	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A
48	Loan	Hawthorn Place Townhomes	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A
49	Loan	Dollar General Aroma Park	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(21)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Subordinate Debt Permitted(21)	Future Subordinate Debt Type(21)	Future Subordinate Debt Amount Permitted(21)	Sponsor
1	Loan	Burbank Office Portfolio	10.4%	N/A	N/A	N/A	N/A	No	N/A	N/A	Blackstone Property Partners; The Worthe Real Estate Group, Inc.
1.01	Property	Media Studios
1.02	Property	The Pointe
1.03	Property	3800 Alameda
1.04	Property	Central Park
2	Loan	Yorkshire & Lexington Towers	6.0%	150,000,000	61.8%	1.04	4.4%	No	N/A	N/A	The Chetrit Group LLC; Stellar Management LLC
2.01	Property	Yorkshire Towers
2.02	Property	Lexington Towers
3	Loan	Griffin Portfolio	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Griffin Capital Essential Asset REIT Inc.
3.01	Property	Restoration Hardware Distribution
3.02	Property	State Farm Regional HQ
3.03	Property	North Pointe I
3.04	Property	Corporate Campus at Norterra
3.05	Property	CHRISTUS Health HQ
3.06	Property	Duke Bridges I
3.07	Property	Wells Fargo Operations Center
3.08	Property	Ace Hardware HQ
3.09	Property	Royal Ridge V
3.10	Property	Comcast Regional HQ
4	Loan	Centre 425 Bellevue	7.3%	57,600,000	84.2%	1.15	5.7%	No	N/A	N/A	Aby Rosen; Michael Fuchs; David Edelstein
5	Loan	ExchangeRight Net Leased Portfolio 17	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	ExchangeRight Real Estate, LLC; David Fisher; Joshua Ungerecht; Warren Thomas
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI
5.02	Property	Walgreens - Waukesha, WI
5.03	Property	Tractor Supply Co. - Staunton, VA
5.04	Property	Tractor Supply Co. - Conway, SC
5.05	Property	Verizon - Columbia, SC
5.06	Property	Walgreens - Blacklick, OH
5.07	Property	Goodwill - Grafton, WI
5.08	Property	Dollar General - Walker, LA
5.09	Property	Dollar General - Norton, OH
5.10	Property	Dollar General - Denham Springs, LA
5.11	Property	Dollar General - Zanesville, OH
5.12	Property	Dollar General - Belleville, IL
5.13	Property	Dollar General - Columbia, SC
5.14	Property	Advanced Auto Parts - Travelers Rest, SC
5.15	Property	Dollar General - Aiken, SC
5.16	Property	Napa Auto Parts - Sun Prairie, WI
6	Loan	National Office Portfolio	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	(i) DY >=11.12%; (ii) LTV <= 70.0%	Andrew J. Segal
6.01	Property	8330 LBJ Freeway
6.02	Property	101 East Park Boulevard
6.03	Property	13601 Preston Road
6.04	Property	1750 East Golf Road
6.05	Property	14800 Quorum Drive
6.06	Property	1995 North Park Place
6.07	Property	Northlake - 2295 Parklake Dr NE
6.08	Property	4751 Best Road
6.09	Property	The Centre - 4099 McEwen Road
6.10	Property	The Centre - 4101 McEwen Road
6.11	Property	11225 North 28th Drive
6.12	Property	10000 North 31st Ave
6.13	Property	The Centre - 4001 McEwen Road
6.14	Property	4425 W Airport Fwy
6.15	Property	Northlake - 2302 Parklake Dr NE
6.16	Property	Northlake - 2305&2309 Parklake Dr NE
6.17	Property	12100 Ford Road
6.18	Property	The Centre - 4000N&S McEwen Road
7	Loan	Delshah NYC Portfolio	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Michael K. Shah
7.01	Property	58-60 9th Avenue
7.02	Property	69 Gansevoort Street
8.00	Loan	237 Park Avenue	8.2%	87,800,000	59.6%	1.75	7.3%	Yes	Mezzanine	69,000,000	RXR Group; Walton Street Group
9	Loan	Totowa Commerce Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Jeffrey Greenberg; Steven Greenberg
9.01	Property	80-100 Commerce Way
9.02	Property	40 Commerce Way
9.03	Property	29 Commerce Way
9.04	Property	One Center Court
9.05	Property	11 Commerce Way
9.06	Property	45 Commerce Way
9.07	Property	999 Riverview Drive
9.08	Property	Two Center Court
9.09	Property	120-140 Commerce Way
9.10	Property	60 Commerce Way
9.11	Property	20 Commerce Way
10	Loan	Residence Inn Los Angeles Westlake Village	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Huntington Hotel Group, LP
11	Loan	DoubleTree Wilmington	N/A	2,765,000	71.4%	1.42	11.3%	Yes	Mezzanine	N/A	Christopher F. Buccini; Robert E. Buccini; David B. Pollin
12	Loan	Cabela’s Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	8875000	Starwood Property Trust, Inc.
12.01	Property	Cabela’s Prairie du Chien
12.02	Property	Cabela’s Triadelphia
12.03	Property	Cabela’s Tooele
13	Loan	Marriott Grand Cayman	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	London & Regional Group Holdings Limited
14	Loan	Bass Pro & Cabela’s Portfolio	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	24362500	Starwood Property Trust, Inc.
14.01	Property	Cabela’s Rogers
14.02	Property	Cabela’s Lone Tree
14.03	Property	Bass Pro San Antonio
14.04	Property	Cabela’s Allen
14.05	Property	Cabela’s Lehi
14.06	Property	Bass Pro Tampa
14.07	Property	Cabela’s Hammond
14.08	Property	Bass Pro Round Rock
14.09	Property	Cabela’s Fort Mill
14.10	Property	Cabela’s Wichita
14.11	Property	Cabela’s Owatonna
14.12	Property	Cabela’s Centerville
14.13	Property	Cabela’s Huntsville
14.14	Property	Bass Pro Port St. Lucie
14.15	Property	Cabela’s Waco
14.16	Property	Cabela’s East Grand Forks
15	Loan	AHIP Northeast Portfolio III	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	American Hotel Income Properties REIT Inc.
15.01	Property	SpringHill Suites - Bellport
15.02	Property	Hampton Inn Baltimore - White Marsh
15.03	Property	Homewood Suites - Egg Harbor
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(21)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Subordinate Debt Permitted(21)	Future Subordinate Debt Type(21)	Future Subordinate Debt Amount Permitted(21)	Sponsor
16	Loan	DoubleTree Berkeley Marina	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	10,000,000	Apollo Bright LLC
17	Loan	50 Varick Street	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Alessandro Cajrati Crivelli
18	Loan	Crocker Block K & Detroit	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Robert L. Stark
19	Loan	IGT Reno	N/A	17,500,000	62.0%	1.53	10.9%	No	N/A	N/A	AG Net Lease III Corp. and AG Net Lease III (SO) Corp.
20	Loan	Manchester Financial Building	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Douglas F. Manchester
21	Loan	Hyatt Regency Princeton	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Allan V. Rose
22	Loan	At Home Portfolio	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	LCN North American Fund II REIT
22.01	Property	At Home Group, Inc. - Orange Park
22.02	Property	At Home Group, Inc. - Moore
22.03	Property	At Home Group, Inc. - Lafayette
22.04	Property	At Home Group, Inc. - Hoover
22.05	Property	At Home Group, Inc. - Wichita
22.06	Property	At Home Group, Inc. - Olathe
23	Loan	The District	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	The Boyer Company, L.C.; Gardner Property Holdings, L.C.; Arbor Commercial Real Estate L.L.C.
24	Loan	Atrisco Plaza Shopping Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Michael A. Provenzano Jr.; Michael A. Provenzano III; Richard S. Provenzano; Steven R. Provenzano; Jeffrey C. Provenzano; MAP III 2003 Trust; RSP 2003 Trust; SRP 2003 Trust; JCP 2003 Trust
25	Loan	Centennial Highlands	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	David M. Conwill; Steven B. Kimmelman; Leslie Leohr
26	Loan	50 Republic & 40 Marcus Drive	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Itzhak Levi; David Fine
27	Loan	GlobalFoundries Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Joseph Cotter
28	Loan	Loyalty and Hamilton	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	John F. Swift
29	Loan	Murrieta Plaza	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	E. Stanley Kroenke
30	Loan	Holiday Inn Express Tallahassee	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	John D. Forbess and Elayne K. Garber, M.D.
31	Loan	Winn Dixie Covington	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Donald M. Jarreau, Jr.; Donnie Jarreau Developments, L.L.C.; Donnie Jarreau Properties, L.L.C.
32	Loan	SNP Portfolio	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Robin P. Arkley, II
32.01	Property	Coursey Oaks
32.02	Property	AIG Building
33	Loan	Candlewood Suites Nashville	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Dilip Shantilal Shah; Deven Dilipkumar Shah; Mikulkumar Shah
34	Loan	Whispering Lakes	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Gregory A. Carnago
35	Loan	Frisco Market Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Charles R. Bourland, III
36	Loan	Triangle Square Shopping Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Edward Sasson; Linda Sasson; Elliot Sasson
37	Loan	TransUnion Office Building	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	(i) LTV <= 85%; (ii) DSCR >= 1.20x	Ladder Capital CRE Equity LLC
38	Loan	South Tampa Medical Office	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Jeffrey Watson; Ed Becker; Scott Goldsmith; Stuart Goldsmith
39	Loan	Franklin Village	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	David Alan Jarvie
40	Loan	Riley Place Shopping Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Thomas J. Cannon III
41	Loan	Biolife - Riverton	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Four Springs Capital Trust Operating Partnership, L.P.
42	Loan	Ramada Portland East	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Sandeep Singh; Takhvinder Singh Waraich; Balbir Kaur Waraich
43	Loan	Perry Hill Crossing	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Joel David McClinton, Jr.
44	Loan	Ivy Falls Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Girdhar B. Sharma; Vimlesh Sharma
45	Loan	Elmhurst Shopping Center	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Kimme K. Winter
46	Loan	Plaza at Gardendale II	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Kerry S. McAdam
47	Loan	Century Storage Crystal River	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Lawrence W. Maxwell
48	Loan	Hawthorn Place Townhomes	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A	Feras Ghosheh
49	Loan	Dollar General Aroma Park	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	(i) Combined DSCR >= 1.20x, (ii) LTV <= 85%	Ladder Capital CRE Equity LLC

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Guarantor	Affiliated Sponsors
1	Loan	Burbank Office Portfolio	Blackstone Property Partners Lower Fund 1 L.P.
1.01	Property	Media Studios
1.02	Property	The Pointe
1.03	Property	3800 Alameda
1.04	Property	Central Park
2	Loan	Yorkshire & Lexington Towers	Jacob Chetrit; Laurence Gluck
2.01	Property	Yorkshire Towers
2.02	Property	Lexington Towers
3	Loan	Griffin Portfolio	Griffin Capital Essential Asset REIT Inc.
3.01	Property	Restoration Hardware Distribution
3.02	Property	State Farm Regional HQ
3.03	Property	North Pointe I
3.04	Property	Corporate Campus at Norterra
3.05	Property	CHRISTUS Health HQ
3.06	Property	Duke Bridges I
3.07	Property	Wells Fargo Operations Center
3.08	Property	Ace Hardware HQ
3.09	Property	Royal Ridge V
3.10	Property	Comcast Regional HQ
4	Loan	Centre 425 Bellevue	Aby Rosen; Michael Fuchs; David Edelstein	No
5	Loan	ExchangeRight Net Leased Portfolio 17	ExchangeRight Real Estate, LLC; David Fisher; Joshua Ungerecht; Warren Thomas	No
5.01	Property	Pick ‘n Save (Kroger) – West Bend, WI
5.02	Property	Walgreens - Waukesha, WI
5.03	Property	Tractor Supply Co. - Staunton, VA
5.04	Property	Tractor Supply Co. - Conway, SC
5.05	Property	Verizon - Columbia, SC
5.06	Property	Walgreens - Blacklick, OH
5.07	Property	Goodwill - Grafton, WI
5.08	Property	Dollar General - Walker, LA
5.09	Property	Dollar General - Norton, OH
5.10	Property	Dollar General - Denham Springs, LA
5.11	Property	Dollar General - Zanesville, OH
5.12	Property	Dollar General - Belleville, IL
5.13	Property	Dollar General - Columbia, SC
5.14	Property	Advanced Auto Parts - Travelers Rest, SC
5.15	Property	Dollar General - Aiken, SC
5.16	Property	Napa Auto Parts - Sun Prairie, WI
6	Loan	National Office Portfolio	Andrew J. Segal	No
6.01	Property	8330 LBJ Freeway
6.02	Property	101 East Park Boulevard
6.03	Property	13601 Preston Road
6.04	Property	1750 East Golf Road
6.05	Property	14800 Quorum Drive
6.06	Property	1995 North Park Place
6.07	Property	Northlake - 2295 Parklake Dr NE
6.08	Property	4751 Best Road
6.09	Property	The Centre - 4099 McEwen Road
6.10	Property	The Centre - 4101 McEwen Road
6.11	Property	11225 North 28th Drive
6.12	Property	10000 North 31st Ave
6.13	Property	The Centre - 4001 McEwen Road
6.14	Property	4425 W Airport Fwy
6.15	Property	Northlake - 2302 Parklake Dr NE
6.16	Property	Northlake - 2305&2309 Parklake Dr NE
6.17	Property	12100 Ford Road
6.18	Property	The Centre - 4000N&S McEwen Road
7	Loan	Delshah NYC Portfolio	Michael K. Shah	No
7.01	Property	58-60 9th Avenue
7.02	Property	69 Gansevoort Street
8.00	Loan	237 Park Avenue	RXR Real Estate Value Added Fund LP; RXR Real Estate Value Added Fund Parallel LP; RXR Real Estate Value Added Fund Parallel II LP; RXR Real Estate Value Added Fund Parallel II (REIT) LP; RXR Real Estate Value Added Fund Parallel III LP; Walton Street Real Estate Partners VII, L.P.; Walton Street Real Estate Fund VII-Q, L.P.; Walton Street Real Estate Fund VII-NUS-SRD, L.P.; Walton Street Real Estate Fund VII, L.P.; Walton Street Real Estate Fund VII-E, L.P.; Walton Street Real Estate Investors VII, L.P.; Walton Street Real Estate Partners VII-NGE, L.P.; WSC Capital Holdings VII, L.P.	No
9	Loan	Totowa Commerce Center	Jeffrey Greenberg; Steven Greenberg	No
9.01	Property	80-100 Commerce Way
9.02	Property	40 Commerce Way
9.03	Property	29 Commerce Way
9.04	Property	One Center Court
9.05	Property	11 Commerce Way
9.06	Property	45 Commerce Way
9.07	Property	999 Riverview Drive
9.08	Property	Two Center Court
9.09	Property	120-140 Commerce Way
9.10	Property	60 Commerce Way
9.11	Property	20 Commerce Way
10	Loan	Residence Inn Los Angeles Westlake Village	Huntington Hotel Group, LP	No
11	Loan	DoubleTree Wilmington	Christopher F. Buccini; Robert E. Buccini; David B. Pollin	No
12	Loan	Cabela’s Industrial Portfolio	Starwood Property Trust, Inc.	Yes
12.01	Property	Cabela’s Prairie du Chien
12.02	Property	Cabela’s Triadelphia
12.03	Property	Cabela’s Tooele
13	Loan	Marriott Grand Cayman	London & Regional Group Holdings Limited	No
14	Loan	Bass Pro & Cabela’s Portfolio	Starwood Property Trust, Inc.	Yes
14.01	Property	Cabela’s Rogers
14.02	Property	Cabela’s Lone Tree
14.03	Property	Bass Pro San Antonio
14.04	Property	Cabela’s Allen
14.05	Property	Cabela’s Lehi
14.06	Property	Bass Pro Tampa
14.07	Property	Cabela’s Hammond
14.08	Property	Bass Pro Round Rock
14.09	Property	Cabela’s Fort Mill
14.10	Property	Cabela’s Wichita
14.11	Property	Cabela’s Owatonna
14.12	Property	Cabela’s Centerville
14.13	Property	Cabela’s Huntsville
14.14	Property	Bass Pro Port St. Lucie
14.15	Property	Cabela’s Waco
14.16	Property	Cabela’s East Grand Forks
15	Loan	AHIP Northeast Portfolio III	American Hotel Income Properties REIT Inc.
15.01	Property	SpringHill Suites - Bellport
15.02	Property	Hampton Inn Baltimore - White Marsh
15.03	Property	Homewood Suites - Egg Harbor
15.04	Property	Fairfield Inn & Suites Baltimore - White Marsh

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Guarantor	Affiliated Sponsors
16	Loan	DoubleTree Berkeley Marina	Apollo Bright LLC
17	Loan	50 Varick Street	Alessandro Cajrati Crivelli	No
18	Loan	Crocker Block K & Detroit	Robert L. Stark	No
19	Loan	IGT Reno	International Game Technology PLC	No
20	Loan	Manchester Financial Building	Douglas F. Manchester	No
21	Loan	Hyatt Regency Princeton	Allan V. Rose	No
22	Loan	At Home Portfolio	LCN North American Fund II REIT
22.01	Property	At Home Group, Inc. - Orange Park
22.02	Property	At Home Group, Inc. - Moore
22.03	Property	At Home Group, Inc. - Lafayette
22.04	Property	At Home Group, Inc. - Hoover
22.05	Property	At Home Group, Inc. - Wichita
22.06	Property	At Home Group, Inc. - Olathe
23	Loan	The District	The Boyer Company, L.C.; Gardner Property Holdings, L.C.; Arbor Commercial Real Estate L.L.C.
24	Loan	Atrisco Plaza Shopping Center	Michael A. Provenzano Jr.; Michael A. Provenzano III; Richard S. Provenzano; Steven R. Provenzano; Jeffrey C. Provenzano; MAP III 2003 Trust; RSP 2003 Trust; SRP 2003 Trust; JCP 2003 Trust	No
25	Loan	Centennial Highlands	David M. Conwill; Steven B. Kimmelman; Leslie Leohr	No
26	Loan	50 Republic & 40 Marcus Drive	Itzhak Levi; David Fine	No
27	Loan	GlobalFoundries Industrial Portfolio	Joseph Cotter	No
28	Loan	Loyalty and Hamilton	John F. Swift	No
29	Loan	Murrieta Plaza	E. Stanley Kroenke
30	Loan	Holiday Inn Express Tallahassee	John D. Forbess and Elayne K. Garber, M.D.	No
31	Loan	Winn Dixie Covington	Donald M. Jarreau, Jr.; Donnie Jarreau Developments, L.L.C.; Donnie Jarreau Properties, L.L.C.	No
32	Loan	SNP Portfolio	Robin P. Arkley, II
32.01	Property	Coursey Oaks
32.02	Property	AIG Building
33	Loan	Candlewood Suites Nashville	Dilip Shantilal Shah; Deven Dilipkumar Shah; Mikulkumar Shah
34	Loan	Whispering Lakes	Gregory A. Carnago	No
35	Loan	Frisco Market Center	Charles R. Bourland, III
36	Loan	Triangle Square Shopping Center	Edward Sasson; Linda Sasson; Elliot Sasson
37	Loan	TransUnion Office Building	Ladder Capital CRE Equity LLC	Yes- A
38	Loan	South Tampa Medical Office	Jeffrey Watson; Ed Becker; Scott Goldsmith; Stuart Goldsmith	No
39	Loan	Franklin Village	David Alan Jarvie	No
40	Loan	Riley Place Shopping Center	Thomas J. Cannon III	No
41	Loan	Biolife - Riverton	Four Springs Capital Trust Operating Partnership, L.P.
42	Loan	Ramada Portland East	Sandeep Singh; Takhvinder Singh Waraich; Balbir Kaur Waraich	No
43	Loan	Perry Hill Crossing	Joel David McClinton, Jr.	No
44	Loan	Ivy Falls Center	Girdhar B. Sharma; Vimlesh Sharma
45	Loan	Elmhurst Shopping Center	Kimme K. Winter
46	Loan	Plaza at Gardendale II	Kerry S. McAdam	No
47	Loan	Century Storage Crystal River	Lawrence W. Maxwell	No
48	Loan	Hawthorn Place Townhomes	Feras Ghosheh	No
49	Loan	Dollar General Aroma Park	Ladder Capital CRE Equity LLC	Yes- A

A-1-26

UBS 2017-C5
Footnotes to Annex A-1

(1)	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Cantor Commercial Real Estate Lending, L.P. (“CCRE”), Ladder Capital Finance LLC (“LCF”), Natixis Real Estate Capital LLC (“Natixis”), Société Générale (“SG”), and Rialto Mortgage Finance, LLC (“RMF”).

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans.

(3)	Loan No. 17 – 50 Varick Street – The net rentable area of the 50 Varick Street Mortgaged Property is 158,574 SF, which includes 136,563 SF of office space and 22,011 SF of rooftop space.

(4)	The Original Balance and Cut-off Date Balance represent only the Mortgage Loan included in the issuing entity. The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate. For more information regarding the Mortgage Loans secured by the Mortgaged Properties identified under the column heading in this Annex A-1 as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, National Office Portfolio, 237 Park Avenue, Totowa Commerce Center, DoubleTree Wilmington, Cabela’s Industrial Portfolio, Marriott Grand Cayman, Bass Pro & Cabela’s Portfolio, AHIP Northeast Portfolio III, DoubleTree Berkeley Marina, 50 Varick Street, IGT Reno, Manchester Financial Building, Hyatt Regency Princeton, At Home Portfolio, The District, Atrisco Plaza Shopping Center, and Murrieta Plaza see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—Additional Indebtedness—The Whole Loans” in the prospectus.

(5)	Loan No. 8 – 237 Park Avenue – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the 237 Park Avenue Whole Loan is based on the “As-Is Assuming Reserves” value of $1,310,000,000 as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7,500,000 escrow and letters of credit in an aggregate amount of $8,500,000 to cover interest and free rent payments, specifically for a portion of the free rent provided to The New York and Presbyterian Hospital and Her Majesty the Queen in Right of Canada spaces.

Loan No. 9 – Totowa Commerce Center – The Appraised Value is allocated to the underlying Mortgaged Properties based on U/W NOI, except for the 999 Riverview Drive Mortgaged Property, which has an individual Appraised Value.

Loan No. 11 – DoubleTree Wilmington – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the DoubleTree Wilmington Mortgage Loan is based on the “As-Complete” value of $42,400,000 as of September 20, 2018, which assumes the completion of a property improvement plan, which has been reserved for. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $37,000,000 “As-Is” appraised value are 74.3% and 61.5%, respectively.

Loan No. 15 – AHIP Northeast Portfolio III – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the AHIP Northeast Portfolio III Whole Loan is based on the “As-Complete” value of $87,500,000 as of June 1, 2018 for the SpringHill Suites – Bellport, Hampton Inn Baltimore – White Marsh, and Fairfield Inn & Suites Baltimore – White Marsh Mortgaged Properties, and June 1, 2019 for the Homewood Suites - Egg Harbor Mortgaged Property, which assumes that the scheduled property improvement plan renovations at each of the Mortgaged Properties have been completed. Funds for the completion of the scheduled property improvement plan renovations at each of the Mortgaged Properties was required to be deposited at origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $82,500,000 “As-Is” appraised value are 63.5% and 58.2%, respectively.

Loan No. 30 – Holiday Inn Express Tallahassee – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Holiday Inn Express Tallahassee Mortgage Loan is based on the “Upon Completion” value of $14,000,000 as of April 1, 2018, which assumes the completion of the property improvement plan. At origination, the borrower deposited $1,034,000 into a PIP Reserve to cover the cost of such property improvement plan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $13,000,000 “As-Is” appraised value are 71.9% and 54.3%, respectively.

(6)	Loan No. 2 – Yorkshire & Lexington Towers – The Yorkshire & Lexington Towers Whole Loan can be defeased at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “Defeasance Lockout Expiration Date”), but prior to April 6, 2022. If as of November 6, 2021, the Defeasance Lockout Expiration Date has not occurred, the borrower may prepay with a yield maintenance premium. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of November 6, 2017. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer. The release of the Lexington Towers Mortgaged Property is permitted on or after the date that is earlier to occur of (i) four years from the first monthly payment date of November 6, 2017 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

A-1-27

Loan No. 3 – Griffin Portfolio – The borrower may prepay with a yield maintenance premium with a 24-month lockout period from loan origination. For the purposes of this prospectus, the assumed lockout period of 24 months is based on the yield maintenance option, which requires a 24-month lockout period from loan origination. The actual lockout period may be longer.

Loan No. 4 – Centre 425 Bellevue – The lockout period will be at least 24 payment dates beginning with and including the first payment date of December 7, 2017. Following the lockout period, prepayment will be permitted in full or in part with payment of a yield maintenance premium on or after the payment date on December 7, 2019. Prepayment in full or in part is permitted with defeasance of the $208,450,000 Centre 425 Bellevue Whole Loan on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 18, 2020. For the purposes of this prospectus, the assumed lockout period of 24 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 6 – National Office Portfolio – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of November 6, 2017. Following the lockout period, the borrower has the right to defease the National Office Portfolio Whole Loan in whole, but not in part, on any date before July 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 6, 2021. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 8 – 237 Park Avenue – The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of September 9, 2017. Following the lockout period, the borrower has the right to defease the 237 Park Avenue Whole Loan in whole, but not in part, on any date before February 9, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) 36 months after loan origination. For the purposes of this prospectus, the assumed lockout period of 27 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 9 – Totowa Commerce Center – The lockout period will be at least 25 payment dates beginning with and including the first payment date of November 5, 2017. Prepayment in full or in part of the $51,750,000 Totowa Commerce Center Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) September 20, 2021. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 11 – DoubleTree Wilmington – The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of December 6, 2017. Following the lockout period, the borrower has the right to defease the DoubleTree Wilmington Whole Loan in whole, but not in part, on any date before August 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 16, 2020. For the purposes of this prospectus, the assumed lockout period of 24 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 12 – Cabela’s Industrial Portfolio – The Cabela’s Industrial Portfolio Whole Loan may be prepaid after the defeasance lockout period or yield maintenance lockout period, as applicable, subject to either the payment of a yield maintenance premium or defeasance. Defeasance is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) 9/25/2020. Alternatively, following the twenty-fourth regular monthly payment date, the borrower may prepay the loan in whole or in part with an accompanying payment of a yield maintenance premium, which will be no less than 1.0% of the principal balance being prepaid. For the purposes of this prospectus, the lockout period is assumed as 24 months from the first payment date of 11/6/17. The actual lockout period may be longer.

Loan No. 13 – Marriott Grand Cayman – The lockout period for defeasance will be at least 28 payment dates beginning with and including the first payment date of August 1, 2017. Following the lockout period, the borrower has the right to defease the Marriott Grand Cayman Whole Loan in whole, but not in part as of any date before April 1, 2022. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 20, 2020. For the purposes of this prospectus, the assumed lockout period of 28 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 14 – Bass Pro & Cabela’s Portfolio – The Bass Pro & Cabela’s Portfolio Whole Loan may be prepaid after the defeasance lockout period or yield maintenance lockout period, as applicable, subject to either the payment of defeasance or a yield maintenance premium. Defeasance is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) September 25, 2020. Alternatively, following the twenty-fourth regular monthly payment date, the borrower may prepay the loan in whole or in part with an accompanying payment of a yield maintenance premium, which will be no less than 1.0% of the principal balance being prepaid; provided that no yield maintenance will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid so long as no event of default under the Bass Pro & Cabela’s Portfolio Whole Loan has occurred and is continuing (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any Bass Pro & Cabela’s Portfolio borrower). Promissory Notes A-3(A-CP), A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) are collectively referred to herein as the “A-3 Notes”. Any prepayment made of the Permitted Free

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Prepayment Amount will be allocated among (i) the A-1 notes in the aggregate, (ii) Note A-2 and (iii) the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Bass Pro & Cabela’s Portfolio Mortgaged Properties) that are allocated to the A-3 Notes in the aggregate will not be allocated among the individual A-3 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Promissory Notes A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP), on a pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero, and then to Promissory Notes A-3(A-CP), A-3(B-CP) and A-3(C-CP), on a pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The maximum Permitted Free Prepayment Amount that may be allocated to the A-3 Notes in the aggregate is $7,500,000. The aggregate of the principal balances of Note A-3(D-NCP), Note A-3(E-NCP) and Note A-3(F-NCP) (collectively, the “Non-Call Protected A-3 Notes”) is also $7,500,000. As a result, it is expected that any Permitted Free Prepayment Amounts allocated to the A-3 Notes in the aggregate will generally be allocated to the Non-Call Protected A-3 Notes and will not be allocated to the Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP), or Note A-3(C-CP), unless (i) the aggregate principal balance of the Non-Call Protected A-3 Notes was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount (in which case, after the Non-Call Protected A-3 Notes have been reduced to zero, any remaining prepayment amount will be allocated to the Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP) and Note A-3(C-CP) on a pro rata and pari passu basis) or (ii) such prepayment amount is made in connection with a casualty or condemnation or event of default, which in each case will be allocated to the A-3 Notes on a pro rata and pari passu basis. For the purposes of this prospectus, the lockout period is assumed as 24 months from the first payment date of November 6, 2017. The actual lockout period may be longer.

Loan No. 16 – DoubleTree Berkeley Marina – The DoubleTree Berkeley Marina Whole Loan can be defeased at any time after the date that is the earlier of (i) the fourth anniversary of the first payment date or (ii) two years after the closing date of the securitization that includes the last note to be securitized, but prior to June 6, 2027.

Loan No. 20 – Manchester Financial Building – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of November 3, 2017. Following the lockout period, the borrower has the right to defease the Manchester Financial Building Whole Loan in whole, but not in part on any date before June 3, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 3, 2021. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 21 – Hyatt Regency Princeton – The lockout period for defeasance will be at least 28 payment dates beginning with and including the first payment date of August 6, 2017. Following the lockout period, the borrower has the right to defease the Hyatt Regency Princeton Whole Loan in whole, but not in part of any date before April 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) August 6, 2021. For the purposes of this prospectus, the assumed lockout period of 28 months is based on the expected UBS 2017-C5 securitization closing date in November 2017. The actual lockout period may be longer.

Loan No. 22 – At Home Portfolio – The At Home Portfolio Whole Loan can be defeased at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized but prior to April 6, 2027.

Loan No. 23 – The District – The District Whole Loan can be defeased at any time after the date that is two years after the UBS 2017-C5 securitization closing date but prior to May 6, 2027.

Loan No. 29 – Murrieta Plaza – The lockout period for prepayment expires four years after the closing date of the last securitization involving any portion of the Murrieta Plaza Whole Loan. Following the lockout period, the borrower may prepay the Murrieta Plaza Whole Loan in whole, but not in part, upon payment of yield maintenance.

(7)	Loan No. 1 – Burbank Office Portfolio – The borrower may at any time release one or more individual Mortgaged Properties from the Burbank Office Portfolio Whole Loan, provided that no event of default is continuing, by prepaying the applicable Release Percentage of the allocated loan amount for the subject Mortgaged Property or Mortgaged Properties as set forth on the table below, and subject to certain conditions as defined in the loan agreement.

Property	Release Percentage (% of ALA)
The Pointe	110.0%
Media Studios	105.0%
3800 Alameda	105.0%
Central Park	105.0%

Loan No. 2 – Yorkshire & Lexington Towers – On any payment date two years after the closing date of the securitization that includes the last note to be securitized but prior to April 6, 2022, the borrower may partially defease a portion of the Yorkshire & Lexington Towers Whole Loan in connection with the release of the Lexington Towers Mortgaged Property subject to certain conditions as defined in the loan agreement.

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Loan No. 3 – Griffin Portfolio – The borrower may release an Individual Mortgaged Property, provided that among other things, (i) payment of a release price equal 110.0% of the allocated loan amount, (ii) the debt yield for the Mortgage Loan is at least equal to the greater of the origination date debt yield and the debt yield immediately prior to the applicable Mortgaged Property release, (iii) payment of the yield maintenance premium, if applicable, and (iv) after release, each remaining borrower remains a single-purpose entity. A Mortgaged Property may be released to a borrower affiliate so long as the payment of the release price is 120.0% of the allocated loan amount, among other conditions set forth in the loan agreement.

Loan No. 4 – Centre 425 Bellevue – Prepayment in full or any portion of the $208,450,000 Centre 425 Bellevue Whole Loan with payment of a yield maintenance premium is permitted on or after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 18, 2020.

Loan No. 9 – Totowa Commerce Center – From and after start-up date, which is the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) September 20, 2021, and currently will be at least 25 payment dates beginning with and including the first payment date of November 5, 2017 based on expected UBS 2017-C5 securitization closing date in November 2017, the borrower can obtain the release of the unimproved land parcel and the office parcel, provided that (i) no event of default has occurred and is continuing, (ii) the purchaser is not affiliated to the borrower, (iii) after such partial release, the debt yield is not less than the greater of (x) the debt yield immediately preceding partial release and (y) debt yield at origination, (iv) after such partial release, the LTV is not greater than the lesser of (x) the LTV immediately preceding such partial release and (y) LTV at origination, and (v) the borrower delivers to the lender 115.0% of the allocated loan amount of the release parcel.

Loan No. 14 – Bass Pro & Cabela’s Portfolio – After the expiration of the defeasance lockout period or yield maintenance lockout period, as applicable, the borrower may release any of the Bass Pro & Cabela’s Portfolio Mortgaged Properties by defeasing or by prepaying, together with the applicable yield maintenance premium, a portion of the loan equal to the greater of (a) 80.0% of net sales proceeds and (b) (i) 110.0% of the applicable allocated loan amount with respect to any release of a Mortgaged Property that, when aggregated with all prior releases of Mortgaged Properties, would not result in the aggregate allocated loan amount of all Mortgaged Properties released exceeding 10.0% of the loan balance; (ii) 115.0% of the applicable allocated loan amount, with respect to any release of a Mortgaged Property that, when aggregated with all prior releases of Mortgaged Properties, would not result in the aggregate allocated loan amount of all Mortgaged Properties released exceeding 15.0% of the loan balance; (iii) 120.0% of the applicable allocated loan amount, with respect to any release of a Mortgaged Property that, when aggregated with all prior releases of Mortgaged Properties, would not result in the aggregate allocated loan amount of all Mortgaged Properties released exceeding 20.0% of the loan balance; and (iv) 125.0% of the applicable allocated loan amount for all other releases, provided that, after giving effect to such release, the debt yield is at least the greater of (i) the debt yield on the origination date and (ii) the debt yield immediately prior to such sale.

Loan No. 15 – AHIP Northeast Portfolio III – The borrower will have the right to obtain the release of any individual Mortgaged Property from the lien of the related mortgage by defeasing a portion of the AHIP Northeast Portfolio III Whole Loan, subject to certain conditions as defined in the loan agreement.

Loan No. 21 – Hyatt Regency Princeton – The borrower has the right to obtain at any time on or after July 6, 2020 the release of an approximately 3.98-acre non-income producing parcel (which parcel was assigned no value in the underwriting) provided that, among other conditions, immediately after giving effect to such release, (a) the LTV for the remaining Mortgaged Property is no greater than the lesser of (x) 63.5% and (y) the LTV immediately preceding such release and (b) the debt yield is equal to or greater than 12.0%.

Loan No. 22 – At Home Portfolio – The borrower will have the right to obtain the release of any individual Mortgaged Property from the lien of the related mortgage by defeasing a portion of the At Home Portfolio Whole Loan, subject to certain conditions as defined in the loan agreement.

Loan No. 23 – The District – Provided that no event of default is continuing, the borrower may obtain the release of one or two parcels of land at The District Mortgaged Property known as “Release Parcel CP3” and/or “Release Parcel WB” provided that, among other things, (i) with respect to Release Parcel WB, payment of an amount equal to 125.0% of the allocated loan amount for such parcel plus the applicable yield maintenance premium, (ii) delivery of a REMIC opinion, (iii) with respect to Release Parcel WB, the related ground lease is amended to remove Release Parcel WB from the tenant’s lease and, at the borrower’s election and if clause (i) has been satisfied, such tenant’s rent is reduced by a maximum of $100,000 per year and (iv) the lender receives evidence that a restrictive covenant is in place that prohibits the owner of the released parcel from violating any exclusive use restriction contained in any lease of the remaining Mortgaged Property.

(8)	Loan No. 27 – GlobalFoundries Industrial Portfolio – The GlobalFoundries Industrial Portfolio Mortgaged Property consist of three condominium units in an eight unit land condominium. Two of the collateral condominium units comprise a portion of the fee estate of the declarant under the condominium regime (which declarant is an affiliate of the borrower), which units have been conveyed to the borrower. One of the collateral condominium units (known as unit 7GL) is subject to a ground lease (the “Ground Lease”) between an affiliate of Global Foundries U.S. 2 LLC (“GlobalFoundries”) and the condominium association which condominium unit has been conveyed to the borrower. The Ground Lease has a 99-year term and requires annual ground rent of $1.00. GlobalFoundries is the sole tenant at the Mortgaged Property pursuant to a lease that expires on August 1, 2027 with rent of $6.50 PSF. An affiliate of the borrower is the declarant under the condominium regime. Pursuant to the condominium documents, for so long as the Mortgage Loan is outstanding or its designee obtains title to the Mortgaged

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Property by foreclosure or deed in lieu of foreclosure, the borrowers will control the board of managers and be entitled to elect a majority of the board of managers.

(9)	Loan No. 8 – 237 Park Avenue – The 237 Park Avenue Whole Loan consists of both the fee and leasehold condominium interests in the 237 Park Avenue Mortgaged Property. The condominium units included in the collateral for the 237 Park Avenue Whole Loan are subject to a ground lease between the 237 Park Avenue Fee Borrower as ground lessor and the 237 Park Avenue Declarant Borrower as ground lessee. The ground lease expires on April 27, 2057. The 237 Park Avenue Declarant Borrower is obligated to pay a base rent of $10.00 per annum for the entire term of the ground lease.

(10)	Loan No. 15 – AHIP Northeast Portfolio III – The Fairfield Inn & Suites Baltimore - White Marsh Mortgaged Property is subject to a ground lease with Cordon Fairfield Business Trust for a 50-year term, expiring on March 31, 2037. The current annual ground lease payment is $165,312, which increases 115.0% every five years of the lease term.

Loan No. 16 – DoubleTree Berkeley Marina – The DoubleTree Berkeley Marina Mortgaged Property is subject to a ground lease with the City of Berkeley, California for a 50-year term, expiring on December 31, 2058. The current annual minimum rent is $734,916, which adjusts annually to the consumer price index and every 10 years at 60.0% of the average rent for prior three years, with the next 10-year adjustment occurring on January 1, 2026. The percentage rent consists of 5.0% of hotel revenue less food and beverage revenue, 2.5% of food and beverage revenue, and 25.0% of related sublease revenue, which may increase or decrease based on fair market percentage rent by no more than 10.0% in either direction on the 10-year adjustment date.

(11)	Loan No. 17 – 50 Varick Street – The second largest tenant, Spring Place New York, which is an affiliate of the borrower sponsor, leases 47.0% of the net rentable area at the 50 Varick Street Mortgaged Property.

Loan No. 32 – SNP Portfolio – The second largest tenant at the Coursey Oaks Mortgaged Property, SN Servicing Corporation, which is an affiliate of the borrower, leases 13.0% of the net rentable area at the Mortgaged Property.

(12)	Loan No. 1 – Burbank Office Portfolio – The second largest tenant at The Pointe Mortgaged Property, Warner Bros., has an early termination option for its space, effective December 31, 2022, exercisable upon 12 months’ notice, with the payment of a fee equal to 10.5 months of base rent then in effect on the date of delivery plus the unamortized tenant improvements and leasing commissions.

Loan No. 3 – Griffin Portfolio – (i) The sole tenant at the Wells Fargo Operations Center Mortgaged Property, Wells Fargo Bank, has a one-time option to terminate its lease effective January 31, 2023 with notice by April 30, 2022 and payment of a termination fee of approximately $1,491,930, (ii) the sole tenant at the Royal Ridge V Mortgaged Property, NEC, has a one-time option to terminate its lease effective March 31, 2024 with payment of a termination fee of approximately $2,695,119 and (iii) the sole tenant at the Comcast Regional HQ Mortgaged Property, Comcast, has a one-time option to terminate its lease effective November 30, 2024 with notice by August 31, 2023 and payment of a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs.

Loan No. 4 – Centre 425 Bellevue – The second largest tenant, Starbucks, leasing approximately 0.6% of the net rentable area of the Centre 425 Bellevue Mortgaged Property, may terminate its lease effective on June 30, 2022, with the payment of a termination fee equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent, subject to a cap of $180,000.

Loan No. 5 – ExchangeRight Net Leased Portfolio 17 – The fifth largest tenant by net rentable area on a portfolio basis, Walgreens, has the right to terminate its lease at the Walgreens – Waukesha, WI Mortgaged Property, effective December 31, 2028 and every five years thereafter until the lease expires on December 31, 2068.

Loan No. 6 – National Office Portfolio – (i) Trinity Universal Insurance Co (June 30, 2025 lease expiration date), the largest tenant at the Mortgaged Property identified on Annex A-1 as 8330 LBJ Freeway and the second largest tenant in the entire portfolio of related Mortgaged Properties, representing 3.3% of the net rentable area and 3.9% of the underwritten base rent for the entire portfolio of related Mortgage Properties, may terminate its lease on June 30, 2022 with 9 months’ notice, and (ii) Assurance Agency, Ltd (September 30, 2023 lease expiration date), the second largest tenant at the Mortgaged Property identified on Annex A-1 as 1750 East Golf Road and the third largest tenant in the entire portfolio of related Mortgaged Properties, representing 2.5% of the net rentable area and 4.8% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on September 30, 2019 with 12 months’ notice. Several other tenants that are, in each case, a top five tenant at the respective related Mortgaged Property, also have lease termination options, but no such tenant is a top five tenant with respect to the entire portfolio of the related Mortgaged Properties.

Loan No. 9 – Totowa Commerce Center – the second largest tenant at the 20 Commerce Way Mortgaged Property, Atlantic Intertial Systems Inc, has the option to terminate its lease effective on February 29, 2020 with 12 months’ prior written notice and payment of a termination fee in an amount equal to the sum of (i) $19,854 and (ii) unamortized costs incurred by landlord in connection with the lease. The second largest tenant at the 29 Commerce Way Mortgaged Property, Westrock Converting Company, has the option to terminate its lease effective on May 31, 2020 with 12 months’ prior written notice and payment of a termination fee in an amount equal to $214,658. The second largest tenant at the 40 Commerce Way Mortgaged Property, Patterson Dental Supply, has the option to terminate its lease effective on April 30, 2018 with 12 months’ prior written notice and payment of a termination fee in an amount equal to $365,964. The third largest tenant at the 40 Commerce Way Mortgaged

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Property, Biologictx LLC, has the option to terminate its lease effective on November 30, 2021 with nine months’ prior written notice and payment of a termination fee in an amount equal to $108,000. The second largest tenant at the One Center Court Mortgaged Property, Westrock Converting Company, has the option to terminate its lease effective on April 30, 2018 with six months’ prior written notice and payment of a termination fee in an amount equal to $104,592. The largest tenant at the 999 Riverview Drive Mortgaged Property, RGN-Totowa I LLC, has the option to terminate its lease effective on September 30, 2019 with 12 months’ prior written notice and payment of a termination fee in an amount equal to $324,484.

Loan No. 20 – Manchester Financial Building – The second largest tenant, Circuit McKellogg, has the on-going right to terminate its lease with nine months’ notice.

Loan No. 20 – Manchester Financial Building – If the third largest tenant, EC English, fails to obtain its conditional use permit on or before December 15, 2017, then, provided that such failure is not attributed in any manner to EC English’s acts or failure to act, EC English may, at its election, terminate its lease by notifying the Manchester Financial Building Borrower in writing on or before December 15, 2017.

Loan No. 26 – 50 Republic & 40 Marcus Drive – the second largest tenant, ADT Security Systems, has the option to terminate its lease effective on February 28, 2021 with nine months’ prior written notice and payment of a termination fee in an amount equal to (i) $304,449, (ii) unamortized cost of the landlord’s work and (iii) unamortized cost of all other landlord expenses incurred in connection with the preparation, negotiation and execution of the lease, including, without limitation, tenant fit-out allowance, brokerage fees/costs, architectural fees/costs and legal fees/costs.

Loan No. 29 – Murrieta Plaza – The third largest tenant, Walgreens, has the right to terminate its lease effective on 4/30/2030, 4/30/2035, 4/30/2040, 4/30/2045, 4/30/2050, 4/30/2055, 4/30/2060, 4/30/2065, 4/30/2070, and 4/30/2075. If Walgreens elects to exercise any such option, it will be required to send notice to the landlord, at least six months prior to the lease termination date, but no notice will be required to terminate the lease upon the expiration of the lease term.

Loan No. 32 – SNP Portfolio – The largest tenant at the Coursey Oaks Mortgaged Property, Amedisys, has a termination right with respect to 3,072 SF of its space at any time with 90 days’ notice. Amedisys has a termination right with respect to 5,909 SF of its space any time after June 30, 2019 with 90 days’ notice.

Loan No. 41 – BioLife - Riverton – The largest tenant, BioLife Plasma Services, L.P., has the right to terminate its lease any time upon providing 30 days’ prior written notice. If BioLife Plasma Services, L.P. exercises its termination right, it will be required to make a payment to the landlord consisting of the net present value of the total obligation for base rent and additional rent for the remainder of the current term. Additionally, if BioLife Plasma Services, L.P. exercises its termination right, monthly reserves for taxes, insurance premiums, replacements, and tenant improvements and leasing commissions will commence.

Loan No. 45 – Elmhurst Shopping Center – The third largest tenant, Starbucks, has a termination option effective on 5/31/2021 with one year’s notice and a $150,000 termination fee.

(13)	Loan No. 8 – 237 Park Avenue – The second largest tenant, JP Morgan Chase, subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated through May 31, 2020.

Loan No. 20 – Manchester Financial Building – The second largest tenant, Circuit McKellogg, has a lease that expires on February 28, 2018. Circuit McKellogg occupies 7,417 SF at a current rate of $34.80 PSF and subleases 1,826 SF to Themis Law at an aggregate of $52.41 PSF.

Loan No. 24 – Atrisco Plaza Shopping Center – The largest tenant, CNG Ranch, LLC, subleases all of its space to Bodega Latina Corp. dba El Super at an annual base rent of $600,000 ($7.49 PSF, expiring September 30, 2031).

(14)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

Loan No. 2 – Yorkshire & Lexington Towers – The largest retail tenant at the Yorkshire Towers Mortgaged Property, CVS Pharmacy, is in the process of finishing the build-out of its space within the Yorkshire Towers Mortgaged Property and the tenant is expected to open for business within the next 90 to 120 days. The landlord has no remaining tenant improvement obligations.

Loan No. 8 – 237 Park Avenue – The lease of the largest tenant, The New York and Presbyterian Hospital, commenced on June 29, 2017. The New York and Presbyterian Hospital is currently in the process of building out its space and is expected to commence paying rent on January 12, 2019. At origination, the borrower reserved $7,500,000, in addition to $8,500,000 in the form of three letters of credit, for interest payment shortfalls and $81,365,605 for outstanding tenant improvements, leasing commissions and contractor work for The New York and Presbyterian Hospital and Her Majesty the Queen in Right of Canada spaces.

Loan No. 8 – 237 Park Avenue – The lease of the fifth largest tenant, Her Majesty the Queen in Right of Canada, commenced on August 1, 2016. Her Majesty the Queen in Right of Canada is expected to commence paying rent in November 1, 2017. At origination, the borrower reserved $7,500,000, in addition to $8,500,000 in the form of three letters of credit, for interest payment shortfalls and $81,365,605 for outstanding tenant improvements, leasing commissions and contractor work for The New York and Presbyterian Hospital and Her Majesty the Queen in Right of Canada spaces.

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Loan No. 17 – 50 Varick Street – The second largest tenant, Spring Place New York, occupying approximately 47.0% of the net rentable area at the Mortgaged Property, is completing the build-out of a portion of its space representing approximately 7.1% of the net rentable area at the Mortgaged Property. Spring Place New York is anticipated to complete its space in November 2017. Such work is being performed at Spring Place New York’s sole cost and expense, except for approximately $1.0 million contributed by the borrower pursuant to the related lease.

Loan No. 18 – Crocker Block K & Detroit – The fifth largest tenant, Cantina Laredo, is currently in the process of building out their space and is expected to take full occupancy on November 1, 2018. At origination, $1,068,000 was deposited into a tenant improvement reserve to build out the Cantina Laredo space. An additional $260,038 was reserved for free rent for Cantina Laredo, who is expected to begin paying rent in November 2018.

Loan No. 20 – Manchester Financial Building – The largest tenant, Palomar Specialty Insurance, signed a lease for the entire 5th floor (14,669 SF) with an initial 11,226 SF commencing on August 1, 2016, and the remaining 3,443 SF expansion expected to commence on February 1, 2018, following the completion of certain tenant improvements.

Loan No. 20 – Manchester Financial Building – The third largest tenant, EC English, has an anticipated lease commencement date of January 1, 2018 and was granted four months’ rent abatement and an improvement allowance of $339,600. If EC English fails to obtain its conditional use permit on or before December 15, 2017, then, provided that such failure is not attributed in any manner to EC English’s acts or failure to act, EC English may, at its election, terminate its lease by notifying the borrower in writing on or before December 15, 2017.

Loan No. 35 – Frisco Market Center – The third largest tenant, Tacos 4 Life, representing 16.8% of net rentable area, is currently in possession and in the process of building out its space and is anticipated to take occupancy in November 2017. At origination, $257,038 was deposited into an additional TI/LC reserve account and $36,803 (equal to three months of tenant’s rent) was deposited into a rent concession reserve account.

Loan No. 43 – Perry Hill Crossing – The fifth largest tenant, Pizza Hut, signed a lease on September 28, 2017; the commencement date and rent start date are the earlier of (a) the completion of the tenant’s work (which is deemed to be 150 days after the landlord delivers possession of the premises to the tenant) or (b) when the tenant actually opens for business. If the landlord delivers the premises to the tenant for the tenant’s work later than December 31, 2017, either party may terminate the lease. According to the borrower sponsor, the landlord work required for delivery was underway as of October 2, 2017 and is expected to take approximately four weeks to complete. At loan origination, the borrower deposited $118,658 into the Pizza Hut Leasing Funds reserve.

(15)	Loan No. 2 – Yorkshire & Lexington Towers – A Holdback Reserve in the amount of $4,102,064 was escrowed at origination. As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the borrower from the Holdback Reserve account. If no event of default exists, then at any time the amounts in the Holdback Reserve account exceed an amount equal to five times the difference of (x) $38,000,000 and (y) gross income from operations of the Mortgaged Properties (the “Threshold Amount”), then all amounts on deposit in the Holdback Reserve account in excess of the Threshold Amount will be (i) during the continuation of a Cash Management Trigger Event, transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the borrower. Upon the full repayment of the Yorkshire & Lexington Towers Whole Loan or a defeasance in full, the reserve will be applied first to the Mezzanine A Loan, then, if the Mezzanine A Loan has been repaid in full, to the Mezzanine B Loan, and finally, if both Mezzanine loans have been repaid in full, to the borrower.

Loan No. 20 – Manchester Financial Building – Due to recent leasing and outstanding tenant improvement obligations, the borrower deposited $3,000,000 into an Occupancy Reserve at loan origination. The reserve will be released at such time as the Manchester Financial Building Mortgaged Property generates an 8.78% NOI debt yield based on tenants in occupancy and paying full unabated rent. The borrower has the option to replace the reserve with an irrevocable letter of credit delivered to the lender (as beneficiary) in the amount of $3,000,000 from a lending institution acceptable to lender. If the letter of credit is provided, the $3,000,000 reserve will be returned to the borrower.

(16)	Loan No. 4 – Centre 425 Bellevue – On each payment date, commencing on the 37th payment date, the borrower will be required to make monthly deposits into the CapEx Reserve in an amount equal to $2,974.

Loan No. 20 – Manchester Financial Building – The borrower is required to make monthly deposits into the TI/LC Reserve account in the amount of (i) for the first 36 months, $12,973, and (ii) every month thereafter through the loan term, $6,472.

(17)	Loan No. 11 – DoubleTree Wilmington – The borrower deposited $155,000 at loan origination into a Seasonality Reserve. If the balance of the Seasonality Reserve falls below the cap of $155,000, monthly deposits into the Seasonality Reserve in the amount of $38,750 will be required on each payment date occurring between April and July, inclusive, until the cap of $155,000 is again reached.

Loan No. 13 – Marriott Grand Cayman – At origination, the borrower deposited $1,085,464 into a Seasonality Reserve. On the monthly payment dates occurring in January, February, March, April and May of each calendar year, the borrower is required to deposit $180,911 with lender, as may be adjusted annually, subject to a cap of $1,085,464. The Seasonality Reserve funds

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may be used to pay for shortfalls of any monthly debt service payments due in June, July, August, September, October, November or December that result from insufficient net operating profit at the Marriott Grand Cayman Mortgaged Property.

Loan No. 16 – DoubleTree Berkeley Marina – The borrower deposited $310,000 at loan origination into a Seasonality Reserve for the DoubleTree Berkeley Marina Mortgaged Property’s non-peak months of December and January. The Seasonality Reserve will be disbursed as needed and funded with monthly deposits on payment dates occurring in October and November of each year during the loan term.

Loan No. 33 – Candlewood Suites Nashville – The borrower deposited $50,000 at loan origination into a Seasonality Reserve for the Candlewood Suites Nashville Mortgaged Property’s non-peak months. The Seasonality Reserve will be disbursed in December, January, February, or March of each calendar year and funded with monthly deposits on payment dates occurring in months of May through October commencing in calendar year 2018 through the loan term.

Loan No. 42 – Ramada Portland East – A monthly Seasonal Reserve in the amount of $10,000 is required to be collected on each payment date occurring during May, July, August and September, and in the amount of $5,000 is required to be collected on each payment date occurring in December.

(18)	Loan No. 1 – Burbank Office Portfolio – Various underground storage tanks (“USTs”) previously located on the Mortgaged Properties have been removed, replaced or closed in place with no recommendation for further investigation. In addition, the 3800 Alameda Mortgaged Property is currently subject to groundwater monitoring due to potential contamination from the San Fernando Valley NPL or Superfund site. The borrowers obtained an environmental impairment liability (“EIL”) insurance policy from Great American Insurance Group (rated “A+” by A.M. Best), which lists the borrower as the first named insured and the lender, with its successors, assigns, and/or affiliates named as additional named insured. The EIL policy has a term of nine years with an optional extended reporting period of six months. Under the policy, the minimum per incident and aggregate limits will be $5,000,000 with a $50,000 deductible per incident. The premium for the policy was paid at origination.

Loan No. 27 – GlobalFoundries Industrial Portfolio – Four warehouse buildings, totaling 222,440 SF, store virgin and waste chemicals required for the micro-chip manufacturing at the Hudson Valley Research Park.

Loan No. 36 – Triangle Square Shopping Center – The Triangle Square Shopping Center Mortgaged Property is part of the North Carolina Dry-Cleaning Solvent Cleanup Act Program (“Program”). If the Program stops monitoring, then the borrower is required to begin monitoring.

(19)	Loan No. 8 – 237 Park Avenue – The borrower obtained an environmental legal liability coverage insurance policy. Under the policy, per incident and aggregate limits is $5,000,000. The deductible per incident is $50,000. The environmental legal liability coverage policy provided is from Zurich American Insurance Company and the premium was paid in full at origination. The policy cannot be amended or cancelled by the borrower without the prior written consent of the lender.

Loan No. 17 – 50 Varick Street – There is no recourse to the guarantor for breaches of the environmental covenants contained in the Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the borrower. However, the lender did obtain a lender environmental collateral protection and liability insurance policy from Steadfast Insurance Company, with a policy limit of $5,000,000 per incident and in the aggregate, a $25,000 deductible and a 13-year term. The lender is named as the insured under the policy and the policy premium was paid in full.

Loan No. 27 – GlobalFoundries Industrial Portfolio – The borrower obtained an environmental insurance policy to cover the four warehouse buildings, totaling 222,440 SF that store virgin and waste chemicals required for the micro-chip manufacturing at the Hudson Valley Research Park.

(20)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
8	237 Park Avenue	$25,390,000	3.4%	$5,000,000	Yes
27	GlobalFoundries Industrial Portfolio	$25,500,000	1.6%	$5,000,000	Yes

(21)	For more information see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the prospectus.

(22)	Loan No. 4 – Centre 425 Bellevue – the largest tenant, Amazon Corporate, has rent abatement ending in May 2018, and a Free Rent Reserve in the amount of $10,923,817 was reserved at the origination of the Centre 425 Bellevue Whole Loan.

Loan No. 6 – National Office Portfolio – Numerous third party tenants are in free rent or rent abatement periods. $1,656,704 has been reserved with the lender in respect of free rent and rent abatements for the portfolio of related Mortgaged Properties.

Loan No. 9 – Totowa Commerce Center – the third largest tenant at the 60 Commerce Way Mortgaged Property, Maker Depot, has rent abatement on the payment date occurring in October 2018 and a Free Rent Reserve in the amount of $6,330 was reserved at origination. The largest tenant at the 80-100 Commerce Way Mortgaged Property, Idexx Reference Labs, has rent

A-1-34

abatement on the payment date occurring in November 2017, June 2018, November 2018 and November 2019, and a Free Rent Reserve in an amount of $31,502 was reserved at origination. The second largest tenant at the 80-100 Commerce Way Mortgaged Property, Sweet Peas Learning Center LLC, has rent abatement on the payment date in July 2018 and August 2018, and a Free Rent Reserve in an amount of $7,701 was reserved at origination. The largest tenant at the 120-140 Commerce Way Mortgaged Property, My Day Home LLC, has rent abatement ending in December 2018, and a Free Rent Reserve in an amount of $20,300 was reserved at origination. The largest tenant at the 999 Riverview Drive Mortgaged Property, RGN-Totowa I LLC, has rent abatement on the payment date occurring in July 2018, and a Free Rent Reserve in an amount of $14,853 was reserved at origination.

Loan No. 17 – 50 Varick Street – The largest tenant, Spring Studios New York LLC, and the second largest tenant, Spring Place New York, have rent abatements for the first three months of their leases in the aggregate amount of $1,844,282. At origination, an upfront Free Rent Reserve of $1,844,282 was taken to cover the rent abatement period ending November 6, 2017.

Loan No. 26 – 50 Republic & 40 Marcus Drive – the third largest tenant, Quest Diagnostic, has rent abatement ending in December 2017, and a Free Rent Reserve in the amount of $46,036 was reserved at the origination of the 50 Republic & 40 Marcus Drive Mortgage Loan.

(23)	Loan No. 9 – Totowa Commerce Center – Original Balance, Cut-off Date Balance and Maturity Balance are allocated to the underlying Mortgaged Properties based on U/W NOI.

(24)	Loan No. 29 – Murrieta Plaza – The Mortgaged Property has been 100.0% leased but 87.2% occupied since November 2013. The third largest space at the Murrieta Plaza Mortgaged Property, representing 12.8% of net rentable area, has been dark since May 2011 due to OfficeMax vacating. The tenant is continuing to pay all rent and reimbursements as obligated under its lease until lease expiration on March 31, 2019.

(25)	Loan No. 29 – Murrieta Plaza – A DSCR cash sweep will not occur if within ten (10) business days after the occurrence of any such trigger, the borrower delivers to the lender an executed qualifying master lease. A major tenant cash sweep will not occur if within ten (10) business days after the occurrence of any such trigger, the borrower delivers to the lender an executed qualifying master lease.

A-1-35

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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 ANNEX A-2

Distribution of Cut-off Date Balances

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
$945,000	-	$5,000,000	11	$35,440,022	4.8%	5.090%	119	1.67x	64.4%	55.5%
$5,000,001	-	$10,000,000	10	$76,608,887	10.3%	4.746%	119	1.95x	63.4%	54.8%
$10,000,001	-	$15,000,000	10	$138,810,228	18.7%	4.653%	112	1.52x	63.6%	55.0%
$15,000,001	-	$20,000,000	5	$91,290,000	12.3%	4.514%	118	2.03x	56.5%	52.2%
$20,000,001	-	$25,000,000	5	$116,045,208	15.6%	4.636%	107	2.18x	58.7%	52.5%
$25,000,001	-	$30,000,000	2	$53,390,000	7.2%	4.013%	86	2.84x	39.9%	39.9%
$30,000,001	-	$35,000,000	1	$34,959,306	4.7%	4.610%	119	1.64x	64.2%	52.2%
$35,000,001	-	$40,000,000	5	$196,860,000	26.5%	3.633%	100	3.52x	42.0%	42.0%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Mortgage Rates

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
2.7400%	-	3.5000%	1	$40,000,000	5.4%	2.740%	59	4.28x	22.5%	22.5%
3.5001%	-	4.0000%	5	$149,750,000	20.1%	3.756%	109	3.36x	47.8%	47.8%
4.0001%	-	4.5000%	12	$240,050,882	32.3%	4.265%	111	2.38x	51.6%	48.1%
4.5001%	-	5.0000%	20	$217,372,800	29.2%	4.710%	115	1.62x	64.1%	55.5%
5.0001%	-	6.1300%	11	$96,229,970	12.9%	5.309%	105	1.70x	64.4%	53.8%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Property Type Distribution(1)

					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/ NRA(1)(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)	Cut-off Date LTV Ratio (1)(2)(3)(4)	Maturity Date or ARD LTV Ratio (1)(2)(3)(4)
Office	43	$254,922,586	34.3%	10,321,624	$186	4.190%	113	94.8%	2.84x	49.0%	45.4%
CBD	8	$134,530,000	18.1%	3,931,149	262	3.920%	108	96.0%	3.69x	37.0%	36.3%
Suburban	33	$110,804,614	14.9%	6,348,147	90	4.449%	119	92.9%	1.91x	62.8%	56.0%
Medical	2	$9,587,972	1.3%	42,328	229	4.984%	119	100.0%	1.69x	57.8%	50.0%
Retail	53	$179,351,607	24.1%	4,185,595	254	4.491%	116	96.9%	1.80x	62.4%	56.4%
Single Tenant	41	$90,086,797	12.1%	2,914,890	310	4.237%	113	100.0%	2.09x	59.1%	56.2%
Anchored	6	$55,567,567	7.5%	1,148,713	127	4.717%	118	90.8%	1.41x	66.8%	56.7%
Shadow Anchored	2	$21,950,000	3.0%	61,764	357	4.630%	120	99.5%	1.70x	63.8%	56.4%
Unanchored	4	$11,747,244	1.6%	60,228	241	5.109%	119	96.5%	1.60x	64.3%	56.8%
Hospitality	12	$145,024,988	19.5%	2,204	138,155	4.862%	108	79.1%	2.08x	58.0%	49.7%
Full Service	4	$78,666,123	10.6%	1,247	158,373	5.057%	102	76.0%	1.82x	60.3%	53.2%
Extended Stay	3	$37,617,450	5.1%	367	135,543	4.386%	116	86.0%	2.72x	51.0%	41.1%
Limited Service	5	$28,741,415	3.9%	590	86,236	4.949%	117	78.5%	1.95x	61.0%	51.3%
Industrial	15	$64,978,986	8.7%	5,069,084	68	4.349%	108	98.3%	2.00x	64.4%	60.7%
Flex	10	$23,148,514	3.1%	449,588	102	4.205%	119	95.1%	1.55x	74.8%	68.2%
Warehouse	3	$21,300,000	2.9%	2,894,885	25	4.359%	119	100.0%	2.63x	53.4%	53.4%
Warehouse/Distribution	2	$20,530,472	2.8%	1,724,611	74	4.502%	83	100.0%	1.87x	63.9%	59.8%
Multifamily	5	$62,328,000	8.4%	1,146	188,579	3.332%	81	91.1%	3.60x	35.7%	33.6%
High Rise	2	$40,000,000	5.4%	827	241,838	2.740%	59	92.0%	4.28x	22.5%	22.5%
Garden	2	$20,150,000	2.7%	281	97,043	4.312%	119	88.2%	2.48x	58.3%	53.2%
Townhouse	1	$2,178,000	0.3%	38	57,316	5.135%	120	100.0%	1.38x	69.1%	57.1%
Mixed Use	2	$34,500,000	4.6%	87,959	1,337	4.359%	84	92.3%	1.57x	55.7%	52.4%
Multifamily/Retail	1	$19,500,000	2.6%	10,300	2,113	4.250%	57	100.0%	1.70x	51.9%	51.9%
Office/Retail	1	$15,000,000	2.0%	77,659	328	4.500%	119	82.2%	1.40x	60.7%	53.1%
Self Storage	1	$2,297,484	0.3%	65,945	35	4.876%	119	98.8%	1.69x	65.3%	53.5%
Total/Weighted Average	131	$743,403,651	100.0%			4.346%	108	92.1%	2.37x	54.6%	49.6%

Please see footnotes on page 25.

A-2-1

Geographic Distribution(1)

				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
New York	9	$141,570,302	19.0%	3.882%	84	2.85x	43.1%	41.1%
California	9	$116,899,085	15.7%	4.084%	106	3.03x	47.8%	43.5%
California – Southern(5)	7	$89,829,085	12.1%	3.960%	102	3.32x	45.6%	41.4%
California – Northern(5)	2	$27,070,000	3.6%	4.497%	118	2.05x	55.1%	50.5%
Texas	19	$49,383,860	6.6%	4.404%	119	2.00x	62.0%	55.5%
New Jersey	13	$44,800,000	6.0%	4.356%	118	1.70x	71.2%	65.0%
Washington	2	$41,504,533	5.6%	4.137%	120	3.80x	30.9%	30.9%
Florida	7	$27,500,870	3.7%	4.879%	117	1.77x	64.5%	52.2%
Utah	4	$26,735,570	3.6%	4.584%	118	1.78x	57.9%	50.8%
Other	68	$295,009,431	39.7%	4.618%	114	1.95x	61.1%	55.1%
Total/Weighted Average	131	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)(4)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
22.5%	-	40.0%	4	$145,390,000	19.6%	3.525%	93	4.23x	29.0%	29.0%
40.1%	-	50.0%	2	$32,329,085	4.3%	3.970%	116	3.42x	43.0%	36.4%
50.1%	-	55.0%	7	$111,550,000	15.0%	4.489%	103	2.15x	52.0%	49.7%
55.1%	-	60.0%	5	$76,856,123	10.3%	4.675%	101	1.90x	57.5%	54.0%
60.1%	-	65.0%	14	$220,072,725	29.6%	4.457%	119	1.85x	62.4%	56.0%
65.1%	-	70.0%	10	$92,510,736	12.4%	4.874%	110	1.59x	67.5%	57.5%
70.1%	-	75.0%	7	$64,694,982	8.7%	4.604%	119	1.47x	73.6%	64.1%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)(4)

						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
22.5%	-	40.0%	5	$170,219,085	22.9%	3.603%	96	4.07x	31.1%	29.9%
40.1%	-	50.0%	7	$80,665,041	10.9%	4.571%	118	1.96x	55.0%	47.0%
50.1%	-	55.0%	16	$235,141,072	31.6%	4.728%	106	1.88x	59.1%	52.5%
55.1%	-	60.0%	9	$97,228,472	13.1%	4.658%	111	1.57x	64.5%	57.7%
60.1%	-	70.0%	12	$160,149,982	21.5%	4.271%	118	1.97x	66.6%	62.7%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
1.27x	-	1.40x	8	$84,545,960	11.4%	4.786%	118	1.35x	66.2%	56.8%
1.41x	-	1.50x	7	$73,764,563	9.9%	4.639%	109	1.48x	65.6%	55.6%
1.51x	-	1.60x	4	$41,926,350	5.6%	4.600%	119	1.55x	69.8%	61.5%
1.61x	-	1.80x	7	$98,851,790	13.3%	4.671%	102	1.67x	61.2%	53.2%
1.81x	-	1.90x	5	$48,788,365	6.6%	4.836%	118	1.86x	60.9%	53.4%
1.91x	-	2.00x	3	$50,257,539	6.8%	5.018%	91	1.92x	59.6%	52.9%
2.01x	-	2.25x	6	$86,250,000	11.6%	4.277%	118	2.13x	57.7%	56.3%
2.26x	-	2.50x	1	$40,000,000	5.4%	3.770%	119	2.49x	61.5%	61.5%
2.51x	-	4.64x	8	$219,019,085	29.5%	3.750%	101	3.82x	35.4%	34.5%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Please see footnotes on page 25.

A-2-2

Original Terms to Maturity or ARD

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate(3)	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
60	4	$101,126,595	13.6%	3.991%	58	2.73x	42.8%	41.2%
84	1	$40,000,000	5.4%	3.541%	83	4.64x	36.5%	36.5%
120	44	$602,277,056	81.0%	4.459%	118	2.16x	57.8%	51.9%
Total/Weighted Average	49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Remaining Terms to Maturity or ARD

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
56	-	83	5	$141,126,595	19.0%	3.864%	65	3.27x	41.0%	39.8%
115	-	120	44	$602,277,056	81.0%	4.459%	118	2.16x	57.8%	51.9%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Underwritten NOI Debt Yields(1)(2)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
7.3%	-	9.0%	8	$107,730,272	14.5%	4.427%	103	1.57x	59.9%	55.0%
9.1%	-	10.0%	11	$144,542,485	19.4%	4.478%	119	1.66x	66.5%	59.4%
10.1%	-	11.0%	7	$78,720,738	10.6%	4.308%	109	2.11x	62.5%	59.6%
11.1%	-	12.0%	7	$98,195,168	13.2%	3.945%	95	2.71x	47.1%	40.6%
12.1%	-	13.0%	3	$65,300,000	8.8%	4.681%	119	2.31x	56.7%	52.6%
13.1%	-	14.0%	2	$35,000,000	4.7%	4.414%	116	1.99x	56.0%	51.2%
14.1%	-	15.0%	3	$41,738,365	5.6%	4.818%	117	1.87x	61.5%	53.2%
15.1%	-	16.0%	1	$9,341,415	1.3%	5.100%	116	1.92x	66.7%	50.4%
16.1%	-	19.9%	7	$162,835,208	21.9%	4.121%	101	3.70x	37.5%	35.4%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Amortization Types

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
Full IO	12	$285,990,000	38.5%	3.802%	99	3.11x	46.1%	46.1%
Amortizing	18	$213,168,651	28.7%	4.876%	109	1.79x	61.9%	51.1%
Partial IO	16	$197,300,000	26.5%	4.578%	118	1.63x	63.7%	56.6%
Full IO, ARD	3	$46,945,000	6.3%	4.270%	120	3.57x	34.7%	34.7%
Total/Weighted Average	49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Loan Purposes

				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
Acquisition	21	$343,556,684	46.2%	4.330%	112	2.50x	55.1%	51.4%
Refinance	25	$329,346,967	44.3%	4.401%	102	2.27x	53.2%	46.4%
Recapitalization	3	$70,500,000	9.5%	4.163%	119	2.16x	58.5%	55.5%
Total/Weighted Average	49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Please see footnotes on page 25.

A-2-3

 FOOTNOTES TO ANNEX A-2

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all Balance per Unit/Room/NRA, LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this prospectus include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this prospectust are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to mortgage loan secured by the mortgaged property identified on Annex A-1 as the 237 Park Avenue, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Is Assuming Reserves” value of $1.31 billion as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7.5 million escrow and letters of credit in an aggregate amount of $8.5 billion to cover interest and free rent payments, specifically for a portion of the free rent provided to The New York and Presbyterian Hospital and Her Majesty the Queen in Right of Canada spaces. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as DoubleTree Wilmington, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Complete” value of $42,400,000 as of September 20, 2018, which assumes the completion of a property improvement plan (“PIP”) which has been reserved for. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $37,000,000 “As-Is” appraised value are 74.3% and 61.5%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as AHIP Northeast Portfolio III, the Cut-off Date LTV Ratio and Maturity Date LTV is based on the Appraised Value of $87,500,000, which assumes the “As-Complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore – White Marsh, SpringHill Suites – Bellport, and the Hampton Inn Baltimore – White Marsh Mortgaged Properties, and June 1, 2019 for the Homewood Suites – Egg Harbor Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the aggregate $82.5 million “As-Is” appraised value is 63.5% and 58.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Holiday Inn Express Tallahassee, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “Upon Completion” value of $14,000,000 as of April 1, 2018, which assumes the completion of the property improvement plan. At origination, the borrower deposited $1,034,000 into a PIP reserve to cover the cost of such property improvement plan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $13.0 million “As-Is” appraised value are 71.9% and 54.3%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” and the footnotes to Annex A-1.

(4)	Loan No. 9 – Totowa Commerce Center – The Appraised Value is allocated to the underlying properties based on U/W NOI, except for the 999 Riverview Drive Mortgaged Property, which has an individual Appraised Value.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

A-2-4

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

A-3-2

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

A-3-3

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Bob Hope-Burbank Airport
LA Marriott Burbank Airport
BURBANK
METROLINK VENTURA COUNTY LINE
Empire Ave
Vanowen St
Buena Vista St
Deluxe Entertainment Services Group
Burbank Empire Center
Victory Pl
Lowe's Home Improvement
Target
Walmart
Monterey High School
Costco
Provencia Elementary School
Ralph Foy Park
Victory Blvd
McCambridge Recreation Center
ANTELOPE VALLEY LINE
Scott Rd
Glenoaks Blvd
Kenneth Rd
Magnolia Blvd
The Colony Theatre Company
Burbank Town Center
AMC Burbank 16
Olive Ave
Verdugo Ave
Downtown Burbank
DOWNTOWN BURBANK
Front St
Golden State Fwy
San Fernando Blvd
Hilton Garden Inn
IKEA
ANTELOPE VLY LINE
VENTURA CO. LINE
Cahuenga Blvd
Luther Burbank Middle School
Bret Harte Elementary School
Burbank Adult School
Oxnard St
Edison Blvd
Clybourn Ave
Hollywood Way
Burbank Blvd
Edison Elementary School
Chandler Blvd
Nickelodeon Animation Studio
Martial Arts History Museum
Magnolia Blvd
Walt Disney Elementary School
Olive Recreation Center
Gordon R. Howard Museum
Burbank Channel
Whitnall Hwy
Clear Lake Recording Studios
North Hollywood
BURBANK
John Burroughs High School
Bearded Lady's Mystic Museum
Pass Ave
Vons
Mariposa St
S. Main St
Rosen Sound
William McKinley Elem. School
Alameda Ave
Victory Blvd
Verdugo Park
Encore Recording Studio
Glenwood Place Recording
Oak St
Rancho Marketplace Shopping Center
GLENDALE
W. Riverside Dr
Pickwick Gardens
Los Angeles Equestrian Center
Betty Davis Picnic Area
Camarillo St
Warner Bros. Ranch
Providence Saint Joseph Medical Center
Fremantle Media
Disney Studios
Hollywood Records
Bob Hope St
Johnny Carson Park
LOS ANGELES
Warner Music Group
NBC Studios
Ventura Fwy
134
Riverside Dr
Disney-ABC Television Group
New York Film Academy/ Los Angeles
iHeart Media
Buena Vista Park
Buena Vista Home Entertainment
Travel Town Museum
Pasadena 10 miles
Moorpark St
Toluca Lake
Warner Bros. Studios
FOREST LAWN MEMORIAL CEMETERY
MOUNT SINAI MEMORIAL CEMETERY
Griffith Park
Forest Lawn Dr
Los Angeles River
Olive Ave
Studio City
Lakeside Golf Course
LOS ANGELES COUNTY
Universal/ Studio City
Universal Studios Hollywood
Hilton Los Angeles/ Universal City
Universal CityWalk
Barham Blvd
Cahuenga Blvd
101
Hollywood Fwy
RED LINE METRO
SANTA MONICA MTS.
Downtown Los Angeles 11 miles
Burbank Office Portfolio
1 Media Studios Burbank, CA
2 The Pointe Burbank, CA
3 3800 Alameda Burbank, CA
4 Central Park Burbank, CA
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
LONG BEACH
ANAHEIM
Fullerton
Huntington Beach

A-3-4

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$40,000,000			Location:	Burbank, CA
Cut-off Date Balance(2):	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.4%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	Blackstone Property Partners; The Worthe Real Estate Group, Inc.			Year Built/Renovated:	Various
				Size:	2,087,579 SF
Mortgage Rate:	3.5410%			Cut-off Date Balance per SF(2):	$182
Note Date:	9/19/2017			Maturity Date Balance per SF(2):	$182
First Payment Date:	11/6/2017			Property Manager:	The Worthe Real Estate Group, Inc. (borrower-related)
Maturity Date:	10/6/2024
Original Term to Maturity:	84 months
Original Amortization Term:	0 months
IO Period:	84 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(3):	YM0.5 (25); DEF/YM0.5 (52); O (7)			UW NOI(6):	$68,486,656
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	18.1%
Additional Debt Type(2)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(2):	18.1%
Additional Debt Balance(2)(4):	$339,000,000/$281,000,000			UW NCF DSCR(2):	4.64x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$54,023,848 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$44,798,547 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$34,442,280 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(7):	92.4% (8/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.8% (12/31/2016)
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy:	88.4% (12/31/2015)
TI/LC:	$14,151,048	Springing	N/A	Appraised Value (as of):	$1,038,000,000 (8/24/2017)
Window Repairs Reserve:	$18,000,000	$0	N/A	Cut-off Date LTV Ratio(2):	36.5%
Free Rent Reserve:	$3,617,000	Springing	N/A	Maturity Date LTV Ratio(2):	36.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$660,000,000	63.5%	Purchase Price:	$1,027,500,000	98.9%
Borrower Equity:	$378,783,040	36.5%	Reserves:	$35,768,047	3.4%
			Prorations(8):	($42,173,543)	(4.1%)
			Closing Costs:	$17,688,535	1.7%
Total Sources:	$1,038,783,040	100.0%	Total Uses:	$1,038,783,039	100.0%

(1)	The Burbank Office Portfolio Whole Loan (as defined below) was co-originated by Deutsche Bank AG, New York Branch and UBS AG.

(2)	The Burbank Office Portfolio Mortgage Loan (as defined below) is part of the Burbank Office Portfolio Whole Loan, which is comprised of nine pari passu senior promissory notes with an aggregate principal balance of $379,000,000 and two subordinate promissory notes with an aggregate principal balance of $281,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Burbank Office Portfolio Senior Loan, without regard to the Burbank Office Portfolio Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the entire $660,000,000 Burbank Office Portfolio Whole Loan are $316, $316, 10.4%, 10.4%, 2.67x, 63.6% and 63.6%, respectively.

(3)	Prior to the open prepayment date of April 6, 2024, the Burbank Office Portfolio Whole Loan can be prepaid with (i) defeasance after the earlier to occur of (a) November 6, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Burbank Office Portfolio Whole Loan promissory note or (ii) yield maintenance. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. See “Cash Flow Analysis” for further discussion of historical operating performance.

(7)	Includes Lopez Accounting Group (552 SF), which took occupancy at the Central Park Property on September 1, 2017, and Turner Broadcasting (5,435 SF), which has a rent commencement date of January 1, 2018.

(8)	Includes credits for rent and parking abatements, leasing costs, capital improvements that are the responsibility of certain separate joint ventures comprised of affiliates of The Worthe Real Estate Group, Inc. and certain third parties, balance sheet cash purchased by the borrower sponsors and prorations for rents, taxes, operating expenses and security deposits.

A-3-5

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The Mortgage Loan. The largest mortgage loan (the “Burbank Office Portfolio Mortgage Loan”) is part of a whole loan (the “Burbank Office Portfolio Whole Loan”) with an original principal balance of $660,000,000. The Burbank Office Portfolio Whole Loan is secured by the first priority fee mortgages encumbering a four-property portfolio of office developments totaling 2,087,579 SF located in Burbank, California within the Burbank Media District (collectively, the “Burbank Office Portfolio Properties”). The Burbank Office Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Deutsche Bank AG, New York Branch (“DBNY”). The Burbank Office Portfolio Whole Loan is comprised of (i) a senior loan, evidenced by nine senior pari passu notes, with an aggregate outstanding principal balance of $379,000,000 (collectively, the “Burbank Office Portfolio Senior Loan”) and (ii) a subordinate companion loan, evidenced by two subordinate notes, with an aggregate outstanding principal balance of $281,000,000 (the “Burbank Office Portfolio Subordinate Companion Loans”), each as described below. Promissory Notes A-2-C1-A and A-2-C2-C, with an aggregate outstanding principal balance of $40,000,000, represents the Burbank Office Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1-S, A-1-C1, A-2-S and A-2-C1-B, with an aggregate outstanding principal balance of $249,000,000, and the Burbank Office Portfolio Subordinate Companion Loans, were contributed to the DBUBS 2017-BRBK Trust. The remaining senior pari passu Promissory Notes A-1-C2, A-2-C2-A and A-2-C2-B, with an aggregate principal balance of $90,000,000, (the “Burbank Office Portfolio Pari Passu Companion Loans”) are currently held by UBS AG and DBNY, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Burbank Office Portfolio Whole Loan is currently serviced pursuant to the trust and servicing agreement for the DBUBS 2017-BRBK Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement”.

Burbank Office Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-S	$127,400,000	$127,400,000	DBUBS 2017-BRBK	Yes
Note A-1-C1	$50,000,000	$50,000,000	DBUBS 2017-BRBK	No
Note A-1-C2	$50,000,000	$50,000,000	DBNY	No
Note A-2-S	$51,600,000	$51,600,000	DBUBS 2017-BRBK	No
Note A-2-C1-A	$30,000,000	$30,000,000	UBS 2017-C5	No
Note A-2-C1-B	$20,000,000	$20,000,000	DBUBS 2017-BRBK	No
Note A-2-C2-A	$25,000,000	$25,000,000	UBS AG	No
Note A-2-C2-B	$15,000,000	$15,000,000	UBS AG	No
Note A-2-C2-C	$10,000,000	$10,000,000	UBS 2017-C5	No
Note B-1	$168,600,000	$168,600,000	DBUBS 2017-BRBK	No
Note B-2	$112,400,000	$112,400,000	DBUBS 2017-BRBK	No
Total	$660,000,000	$660,000,000

(1)	Cumulative Loan Per SF is calculated based on 2,087,579 SF.

(2)	Based on the “as-is” appraised value of $1.038 billion ($497 PSF) as of August 24, 2017 according to the appraisal.

(3)	Based on the UW NOI of $68,486,656.

(4)	Based on the UW NCF of $63,159,124 and the coupon of 3.5410% on the Burbank Office Portfolio Whole Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $1.038 billion, less debt of $660.0 million.

The Borrowers and the Borrower Sponsors. The borrowers are 3800 Alameda Owner, LLC, Catalina Media Development, LLC, 3500 Partners, LLC, 3100 Partners, LLC, 2255 Partners LLC, and MSN III and IV LLC, each a Delaware limited liability company, and Avon Empire Partners, LLC, a California limited liability company (collectively, the “Burbank Office Portfolio Borrower”), each a single-purpose entity structured to be bankruptcy remote. Blackstone Property Partners Lower Fund 1 L.P., an affiliate of the Blackstone Property Partners borrower sponsor, is the nonrecourse carve-out guarantor (the “Burbank Office Group Guarantor”). Notwithstanding anything to the contrary, so long as one or more entities affiliated with Blackstone Property Partners is the guarantor or substitute guarantor, the Burbank Office Group Guarantor will not be required to maintain a minimum net worth, excluding its interest in the Burbank Office Portfolio Properties, of $150,000,000. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitation”.

The borrower sponsors are Blackstone Property Partners (“Blackstone”) and The Worthe Real Estate Group, Inc. (“Worthe”). Blackstone is the largest private equity real estate investment manager in the world with $104 billion of real estate assets under management. The breadth of Blackstone’s portfolio

A-3-6

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

includes premier properties in many top locations in the U.S., Europe, Asia and Latin America, with a diverse mix of hospitality, office, retail, industrial, and residential investments, with aggregate value of gross assets of approximately $200 billion. Blackstone’s portfolio includes approximately 222 million SF of office space globally, making it one of the largest owners of office properties in the U.S. Worthe is a real estate development firm specializing in media and technology campuses in Los Angeles. With an existing portfolio of 37 assets totaling approximately 5.4 million SF, Worthe is the largest owner and manager of real estate by square footage in Burbank and currently manages the Burbank Office Portfolio Properties. In connection with the origination of the Burbank Office Portfolio Whole Loan, Blackstone, through one or more affiliates, acquired an 80.0% interest in each of the Burbank Office Portfolio Properties from certain separate joint ventures comprised of affiliates of Worthe and certain third parties and Worthe, through one or more affiliates, acquired or retained the remaining 20.0% interest in each property in the Burbank Office Portfolio Properties.

The Properties. The Burbank Office Portfolio Properties are comprised of four office properties totaling 2,087,579 SF located in Burbank, California in the Burbank Media District. The Burbank Office Portfolio Properties were constructed between 1984 and 2009 and range in size from 256,159 SF to 926,365 SF. The Burbank Office Portfolio Properties are approximately 92.4% occupied as of August 31, 2017 and are leased to 54 tenants, including many prominent media and entertainment companies. Approximately 68.1% of the total NRA is leased to investment grade tenants. Excluding The Pointe Property, which was developed in 2009, the Burbank Office Portfolio has a 10-year historical occupancy average of 96.1%.

The following tables present certain information relating to the Burbank Office Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Media Studios	Burbank, CA	1996-2006/N/A	926,365	$22,575,888	35.7%	$143,244,773	37.8%	$410,000,000	34.9%
The Pointe	Burbank, CA	2009/N/A	480,167	$18,626,181	29.5%	$122,083,939	32.2%	$325,000,000	37.6%
3800 Alameda	Burbank, CA	1984/2008	424,888	$13,797,326	21.8%	$69,856,591	18.4%	$183,000,000	38.2%
Central Park	Burbank, CA	1984/N/A	256,159	$8,159,730	12.9%	$43,814,697	11.6%	$120,000,000	36.5%
Total/Wtd. Avg.			2,087,579	$63,159,124	100.0%	$379,000,000	100.0%	$1,038,000,000	36.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Burbank Office Portfolio Senior Loan amount.

The Media Studios Property is comprised of five, Class A office buildings totaling 926,365 SF and is 85.9% occupied as of August 31, 2017. Phase I was completed in 1996 and Phases II through V were completed between 1998 and 2006, and the buildings range in size between 95,430 SF and 230,145 SF. Situated on 14.8 acres, the property is LEED Gold Certified and has also received Energy Star recognition in recent years. The Media Studios Property contains a 209-seat, 12,000 SF dual-screen screening room, two full-service commissary facilities, and a 12,000 SF fitness center equipped with locker rooms and showers. Additional amenities on site include a jogging track, sand volleyball court, putting green, basketball courts, landscaped gardens, public art installations and a shuttle service. Wi-Fi network connectivity is provided throughout the campus for the outdoor seating plazas and picnic areas. Parking at the property is provided via 2,960 spaces (3.3 spaces per 1,000 SF). The largest tenants at the Media Studios Property are Kaiser Foundation Health Plan (S&P: AA-), which comprises 21.0% of property NRA and 24.5% of property underwritten base rent, and Walt Disney Pictures (Fitch/Moody’s/S&P: A/A2/A+), which comprises 16.2% of property NRA and 18.9% of property underwritten base rent.

The Pointe Property is a 480,167 SF Class A, 14-story office building and is 95.6% occupied as of August 31, 2017. Built in 2009, the property is LEED Gold Certified and has received Energy Star recognition in recent years. The property features panoramic views with floor-to-ceiling glass windows, outdoor seating and dining patio, and a full-service health club. In addition, The Pointe Property contains two electric vehicle charging stations and a full-service detailing center for car washes and details. Parking at the property is provided via 1,391 spaces (2.9 spaces per 1,000 SF). The Pointe Property’s largest tenant is Legendary (Fitch/S&P: BBB/BB), which utilizes its space at the property for its headquarters operations. Legendary, which comprises 22.0% of property NRA and 23.2% of property underwritten base rent, is a media company with film, television, digital, and comics productions, that have realized gross ticket sales, in aggregate, of over $10 billion worldwide at box offices.

The 3800 Alameda Property is a 424,888 SF Class A, 21-story office building and is 100.0% occupied as of August 31, 2017. The property was built in 1984 and redeveloped in 2008. Disney (NYSE: DIS; Fitch/Moody’s/S&P: A/A2/A+) is the primary tenant at the property (98.3% of property NRA, 98.8% of property underwritten base rent) and its corporate headquarters are located approximately 1.2 miles away. The 3800 Alameda property serves as the world headquarters for Radio Disney and broadcasting home for ESPN, Disney Channel, Disney Junior, Disney XD and Freeform. There are transmission facilities in the lobby and subterranean levels that are utilized by Disney and its affiliated channels in addition to numerous satellite dishes installed on the adjacent seven-story parking structure, which is also collateral for the 3800 Alameda property. In total, there are approximately 12 networks transmitted from the property. Over the past 20 years, Disney has invested approximately $40.0 million into the property, including $9.0 million since 2008. Parking at the property is provided via 1,084 spaces (2.6 spaces per 1,000 SF).

The Central Park property is a 256,159 SF Class A, 14-story office building situated on 1.5 acres and is 97.3% occupied as of August 31, 2017. The property was built in 1984 and there are current plans for a $1.5 million renovation to the lobby slated for 2018. The property features a City National Bank on the ground floor, full-service Claim Jumper Restaurant, and a full-service car wash and detailing service center. Parking at the property is provided via 734 spaces (2.9 spaces per 1,000 SF). The largest tenant at the Central Park Property is Turner Broadcasting (Fitch/Moody’s/S&P: BBB+/Baa2/BBB), which comprises 24.7% of property NRA and 25.0% of property underwritten base rent.

A-3-7

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The following table presents certain information relating to the leases at the Burbank Office Portfolio Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Disney	3800 Alameda	A/A2/A+	417,731	20.0%	$17,734,050	21.5%	$42.45	Various(4)
Kaiser Foundation Health Plan	Media Studios	NR/NR/AA-	194,145	9.3%	$7,804,629	9.5%	$40.20	5/31/2024
Warner Bros.	Central Park/The Pointe	BBB+/Baa2/BBB	162,047	7.8%	$7,395,121	9.0%	$45.64	Various(5)
Walt Disney Pictures	Media Studios	A/A2/A+	149,840	7.2%	$6,015,360	7.3%	$40.15	Various(6)
Legendary	The Pointe	BBB/NR/BB	105,522	5.1%	$5,092,656	6.2%	$48.26	Various(7)
Yahoo(8)	Media Studios	A-/Baa1/BBB+	105,400	5.0%	$4,340,568	5.3%	$41.18	5/31/2020
Hasbro	Media Studios	BBB+/Baa1/BBB	80,000	3.8%	$3,165,717	3.8%	$39.57	1/31/2027
FremantleMedia(9)	The Pointe	NR/NR/BBB+	72,328	3.5%	$3,361,082	4.1%	$46.47	10/31/2024
Turner Broadcasting	Central Park	BBB+/Baa2/BBB	63,283	3.0%	$2,658,911	3.2%	$42.02	2/29/2024
TiVo Corporation(10)	Media Studios	NR/NR/NR	61,732	3.0%	$3,294,637	4.0%	$53.37	6/30/2019
Subtotal/Wtd. Avg.			1,412,028	67.6%	$60,862,732	73.9%	$43.10
Remaining Tenants(11)			517,161	24.8%	$21,498,744	26.1%	$41.57
Vacant Space			158,390	7.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,087,579	100.0%	$82,361,475	100.0%	$42.69

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Disney leases 357,820 SF and 59,911 SF at the 3800 Alameda Property, with lease expirations on March 27, 2021 and March 27, 2023, respectively.

(5)	Warner Bros. leases 99,853 SF at The Pointe Property with lease expirations on November 30, 2025 and 60,092 SF and 2,102 SF at the Central Park Property, with lease expirations on June 30, 2022, and December 31, 2017, respectively. Warner Bros. has the option to terminate 99,853 SF of its space at The Pointe Property on December 31, 2022 upon 12 months’ written notice and payment of a termination fee.

(6)	Walt Disney Pictures leases 131,172 SF and 18,668 SF at the Media Studios Property, with lease expirations on May 31, 2021 and April 30, 2022, respectively.

(7)	Legendary leases 70,018 SF and 35,504 SF at The Pointe Property, with lease expirations on October 31, 2024 and March 31, 2025, respectively.

(8)	Yahoo is currently dark but paying rent.

(9)	FremantleMedia has the option to terminate its lease on August 31, 2020 upon written notice by May 31, 2019.

(10)	TiVo Corporation subleases 6,881 SF to Jones Lang LaSalle at the Media Studios Property. The sublease is coterminous with TiVo Corporation’s lease with an expiration date of June 30, 2019.

(11)	Includes Lopez Accounting Group (552 SF), which took occupancy at the Central Park Property on September 1, 2017, and Turner Broadcasting (5,435 SF), which has a rent commencement date of January 1, 2018.

The following table presents certain information relating to the lease rollover schedule at the Burbank Office Portfolio Properties:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	2	20,621	1.0%	1.0%	$43.39	$894,797	1.1%	1.1%
2018	7	21,968	1.1%	2.0%	$32.42	$712,294	0.9%	2.0%
2019	12	136,665	6.5%	8.6%	$47.29	$6,462,928	7.8%	9.8%
2020	10	153,456	7.4%	15.9%	$41.18	$6,319,707	7.7%	17.5%
2021	24	584,705	28.0%	43.9%	$42.79	$25,020,075	30.4%	47.8%
2022	15	193,351	9.3%	53.2%	$42.90	$8,295,186	10.1%	57.9%
2023	7	119,380	5.7%	58.9%	$44.05	$5,258,128	6.4%	64.3%
2024	12	403,458	19.3%	78.3%	$43.16	$17,414,635	21.1%	85.4%
2025	5	135,357	6.5%	84.7%	$46.95	$6,354,445	7.7%	93.2%
2026	0	0	0.0%	84.7%	$0.00	$0	0.0%	93.2%
2027	6	113,795	5.5%	90.2%	$41.20	$4,688,890	5.7%	98.9%
2028 & Beyond	7	46,433	2.2%	92.4%	$20.25	$940,392	1.1%	100.0%
Vacant	0	158,390	7.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	107	2,087,579	100.0%		$42.69	$82,361,475	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

A-3-8

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The Market. The Burbank Office Portfolio Properties are located within the Burbank Media District submarket within the larger Los Angeles North market area. According to the appraisal, the Los Angeles North office market contains a total inventory of approximately 55.4 million SF across 600 buildings. As of the second quarter 2017, the office submarket had a direct vacancy rate of 11.3% and a weighted average rental rate of $32.21 PSF, compared to 11.7% and $31.56 PSF, respectively as of year-end 2016. The Burbank Media District submarket contains a total inventory of 3.3 million SF across 19 buildings, a direct vacancy rate of 11.3%, a direct weighted average rental rate of $41.52 PSF and registered 88,569 SF of net absorption in the second quarter of 2017. As of the August 31, 2017 rent roll, the Burbank Office Portfolio has a vacancy rate of 7.6% and a weighted average rental rate of $42.69 PSF.

According to the appraisal, Burbank is the central hub of the global entertainment industry and is the location for three major studios: Disney, Warner Bros., and Comcast’s NBCUniversal. Burbank is also home to over 700 media-related corporations, including television networks, broadcasting companies and music labels. Other entertainment-related companies in the city include Clear Channel, BET, Photo-Cam Motion Picture Laboratories, Broadcast Equipment Rental Corporation (the largest video equipment rental facility in the nation), DC Comics, Rhino Entertainment, Sony, Playboy Enterprises, and Fremantle. The appraisal did not forecast any new construction over the next several years.

The following table presents certain office market information of the East Valley/Tri-Cities grouping within the Los Angeles North market as of the second quarter of 2017:

Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Overall Vacancy Rate	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Burbank Media District	3,333,707	19	11.3%	11.9%	88,569	$41.52
Universal City/Studio City	1,884,655	16	3.7%	3.9%	(7,679)	$34.08
Burbank - City Center	3,122,300	34	12.7%	18.8%	168,593	$37.08
Glendale	5,918,006	42	11.1%	11.0%	(6,803)	$32.16
Pasadena	7,497,885	60	14.1%	15.6%	(196,006)	$39.84
Pasadena East	1,167,737	10	22.3%	22.3%	8,034	$24.72
North Hollywood	1,171,666	13	4.9%	5.2%	50,433	$34.44
Total/Wtd. Avg.	24,095,956	194	11.9%	13.3%	105,141	$13.33

(1)	Information is based on the appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Burbank Office Portfolio Properties:

Cash Flow Analysis

	2014	2015(1)	2016(1)	6/30/2017 TTM(1)	UW(1)	UW PSF
Gross Potential Rent	$67,639,603	$68,834,347	$76,592,277	$69,584,091(2)	$95,053,054(3)	$45.53
Total Recoveries	$1,854,343	$2,141,190	$2,957,882	$2,308,227	$2,376,993	$1.14
Other Income(4)	$7,989,377	$9,375,318	$10,645,375	$10,621,644	$10,017,115	$4.80
Less Vacancy & Credit Loss	($15,247,577)	($19,053,673)	($17,348,782)	$0	($6,813,889)	($3.26)
Effective Gross Income	$62,235,747	$61,297,183	$72,846,752	$82,513,963	$100,633,272	$48.21
Total Operating Expenses	$25,988,009	$26,854,903	$28,048,205	$28,490,114	$32,146,616	$15.40
Net Operating Income	$36,247,737	$34,442,280	$44,798,547	$54,023,848	$68,486,656	$32.81
Capital Expenditures	$0	$0	$0	$0	$521,895	$0.25
TI/LC	$0	$0	$0	$0	$4,805,637	$2.30
Net Cash Flow	$36,247,737	$34,442,280	$44,798,547	$54,023,848	$63,159,124	$30.25

Occupancy %	97.8%(5)	88.4%	88.8%	91.7%	92.4%
NOI DSCR(6)	2.66x	2.53x	3.29x	3.97x	5.03x
NCF DSCR(6)	2.66x	2.53x	3.29x	3.97x	4.64x
NOI Debt Yield(6)	9.6%	9.1%	11.8%	14.3%	18.1%
NCF Debt Yield(6)	9.6%	9.1%	11.8%	14.3%	16.7%

(1)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. The 3800 Alameda Property had rent abatements of $10.4 million, $11.2 million and $11.4 million in 2014, 2015 and 2016, respectively. UW NOI does not include a deduction for base rent abatements because base rent abatements for the underwritten leases either do not have any base rent abatements or the remaining abated rent amounts were substantially reserved at origination in the unfunded obligations reserve.

(2)	6/30/2017 TTM Gross Potential Rent is shown net of rent rebates.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for non-investment grade tenants, rent steps through October 1, 2018 of $2,480,650, (ii) for investment grade tenants, the average base rent over their respective lease terms of $3,397,039, and (iii) vacancy gross up of $6,813,889.

(4)	Other Income includes parking revenue and other miscellaneous income.

(5)	2014 Occupancy excludes The Pointe Property, which was developed in 2009 but in a lease up until 2015.

(6)	Debt service coverage ratios and debt yields are based on the Burbank Office Portfolio Senior Loan totaling $379,000,000 and exclude the Burbank Office Portfolio Subordinate Companion Loans.

A-3-9

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Escrows and Reserves. The Burbank Office Portfolio Borrower deposited in escrow $18,000,000 for window repairs, $14,151,048 for outstanding tenant allowances and $3,617,000 for outstanding free rent and during the continuance of a Cash Sweep Period (as defined below), is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) 1/12 of the amount equal to the aggregate net rentable square footage of the Burbank Office Portfolio Properties (if applicable, excluding the net rentable square footage of any released property) times $0.25 for capital expenditures (the “Monthly Replacement Reserve Deposit”), subject to a cap of an amount equal to the Monthly Replacement Reserve Deposit times 12 and (iv) 1/12 of the amount equal to the aggregate net rentable square footage of the Burbank Office Portfolio Properties (if applicable, excluding the net rentable square footage of any released property) times $1.25 for tenant improvements and leasing commissions (the “Monthly Rollover Reserve Deposit”), subject to a cap of an amount equal to the Monthly Rollover Reserve Deposit times 12. Upon the cure of a Cash Sweep Period, such monthly deposits for tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived and the amounts in such reserve accounts will be released to the Burbank Office Portfolio Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Burbank Office Portfolio Whole Loan. The Burbank Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred to the cash management account up to two times per week and such funds in the cash management account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” pay debt service on the Burbank Office Portfolio Whole Loan, pay operating expenses for the Burbank Office Portfolio and disburse the remainder to an account to be held by the lender as additional security for the Burbank Office Portfolio Whole Loan (or upon the cure of a Cash Sweep Period, provided that no event of default has occurred and is continuing, to the Burbank Office Portfolio Borrower).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Burbank Office Portfolio Borrower, the guarantor or any TRS Entity (as defined below), or (iii) the debt yield for the Burbank Office Portfolio Whole Loan falling below 7.0% for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, in the event of an involuntary bankruptcy action, upon the filing being discharged, stayed or dismissed within 90 days of such filing, or in regard to clause (iii) above, (a) the debt yield for the Burbank Office Portfolio Whole Loan is equal to or greater than 7.0% for two consecutive calendar quarters or (b) the Burbank Office Portfolio Borrower prepays the Burbank Office Portfolio Whole Loan in an amount sufficient to achieve a debt yield equal to or greater than 7.0%.

Additional Secured Indebtedness (not including trade debts). In addition to the Burbank Office Portfolio Mortgage Loan, the Burbank Office Portfolio Properties also secure seven additional pari passu senior notes, which combined with the Burbank Office Portfolio Mortgage Loan comprise the Burbank Office Portfolio Senior Loan in the aggregate principal amount of $379,000,000, and two subordinate notes with an aggregate principal balance of $281,000,000 comprising the Burbank Office Portfolio Subordinate Companion Loans. The Burbank Office Portfolio Subordinate Companion Loans are coterminous with the Burbank Office Portfolio Senior Loan and accrue interest at 3.5410%. The Burbank Office Portfolio Mortgage Loan along with the other notes that comprise the Burbank Office Portfolio Senior Loan are each pari passu in right of payment and the Burbank Office Portfolio Senior Loan is senior in right of payment to the Burbank Office Portfolio Subordinate Companion Loans. The holders of the Burbank Office Portfolio Mortgage Loan, the other notes that comprise the Burbank Office Portfolio Senior Loan and the Burbank Office Portfolio Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Burbank Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Burbank Office Portfolio Borrower may obtain the release of any Burbank Office Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Burbank Office Portfolio Borrower pays the Release Amount (as defined below) along with any yield maintenance premium, (iii) the debt yield with respect to the remaining Burbank Office Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Burbank Office Portfolio Whole Loan and (b) the debt yield immediately prior to the release, provided, however, that the debt yield is not required to be greater than 10.0%. In the event that such debt yield requirement is not satisfied and the release of such property is in connection with a sale of such property to a third party, the Burbank Office Portfolio Borrower will be permitted to obtain the release of such property upon the payment of an amount equal to the greater (i) of the Release Amount and (ii) the lesser of (a) lender’s allocation of 100% of the net sales proceeds for such property and (b) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement set forth above, along with any yield maintenance premium required. For the purposes of calculating the debt yield relating to the release of one or more properties, the Burbank Office Portfolio Borrower may elect to deliver a letter of credit in the maximum aggregate amount of $15,000,000 as additional collateral for the Burbank Office Portfolio Whole Loan to be counted against the outstanding principal balance of the Burbank Office Portfolio Whole Loan.

The “Release Amount” is an amount equal to (i) for The Pointe Property, 110%, and (ii) for the Media Studios Property, 3800 Alameda Property and Central Park Property, 105%, of the Allocated Cut-off Date Balance of such property (identified in the “Portfolio Summary” chart above).

Release of Parcel. The Burbank Office Portfolio Borrower may obtain the release of any unimproved non-income producing land located at any Burbank Office Portfolio Property, for which no value was attributed to such unimproved non-income producing land in the applicable appraisal, without any requirements to pay any portion of any allocated loan amount, Release Amount, prepayment fees or yield maintenance premium, provided that certain terms and conditions as specified in the loan agreement are satisfied.

TRS Entities. The Central Park Property, The Pointe Property and two parcels of the Media Studios Property have taxable REIT subsidiary (“TRS”) structures in place with respect to certain café, fitness and transportation elements of the applicable parcels (individually, a “TRS Entity”, and collectively, the “TRS Entities”). Each TRS Entity is a special purpose, bankruptcy remote, Delaware limited liability company. The TRS Entities have mortgaged their respective interests and are non-borrower parties to the loan agreement and other loan documents with respect to all applicable representations, warranties and covenants. The TRS Entities are not, however, obligors under the notes.

Terrorism Insurance. The Burbank Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Burbank Office Portfolio Whole Loan documents.

A-3-10

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A-3-11

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

A-3-12

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

MANHATTAN
Upper East Side
Yorkville
Lenox Hill
Lexington Towers
160 East 88th Street
New York, NY 10028
Yorkshire Towers
305 East 86th Street
New York, NY 10028
CENTRAL PARK
Jacqueline Kennedy Onassis Reservoir
North Meadow
East Meadow
Great Lawn
Turtle Pond
Conservatory Pond
The Mall
East Green
Rumsey Playfield
Bethesda Fountain
Terrace Dr.
Boat House
97th St. Transverse
85th St. Transverse
79th St. Transverse
East Dr.
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper-Hewitt Museum
Natl. Academy Museum & School
Guggenheim Museum
#4 Most Visited Museum
1 Million Visitors Per Year
0.2 mi from Lexington Towers
Neue Galerie
Metropolitan Museum of Art
#1 Most Visited Museum
6 Million Visitors Per Year
0.5 mi from Lexington Towers
Morton Williams Supermarkets
Ristorante Morini
Loyola School
The Dalton School
Ramaz Lower School
New York Society Library
Whitney Museum of American Art
Vince
Emerging Image
Frick Collection
Chloé
Cartier
Prada
Asia Society
Hunter College
Lenox Hill Hospital
Pioneer Supermarket
Milano Market
Thai @ Lex
Sweetgreen
The Simone
Synergy Fitness Clubs
Key Food
Kings Pharmacy
Pye Boat Noodle
Maison Kayser
Pure Yoga
Jacques
Jodi's Gym
Eli's Market
Marymount Manhattan College
The Meatball Shop
Spice Upper East Side
Sushi of Gari
Ichiro
Luigi's Pizzeria
Tal Bagels
Sacred Heart Gym
Shorty's
My Gym Upper East
The Chapin School
Brearley School
Gracie Mansion
Carl Schurz Park
John Jay Park
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
East River
FDR Drive
CVS pharmacy
GRISTEDES
DAGOSTINO
MTA BUS M98, M101, M102, M103
MTA BUS M15, M15+
MTA BUS M86+
96TH ST/ LEXINGTON
86TH ST/ LEXINGTON
86TH ST
77TH ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
72ND ST
GRAND CENTRAL TERMINAL (10 min. from properties)
ROCKEFELLER CENTER (10 min. from properties)
METRO NORTH
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
E 101st St.
E 100th St.
E. 99th St.
E. 98th St.
E. 97th St.
E. 96th St.
E. 95th St.
E. 94th St.
E. 93rd St.
E. 92nd St.
E. 91st St.
E. 90th St.
E. 89th St.
E. 88th St.
E. 87th St.
E. 86th St.
E. 85th St.
E. 84th St.
E. 83rd St.
E. 82nd St.
E. 81st St.
E. 80th St.
E. 79th St.
E. 78th St.
E. 77th St.
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
BRONX
Washington Heights
Harlem
East Harlem
MANHATTAN
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Hudson River
East River
QUEENS
Astoria
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg

A-3-13

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$40,000,000			Location:	New York, NY 10028
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.4%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Year Built/Renovated:	Various/2014-2017
Mortgage Rate:	2.7400%			Size:	827 Units
Note Date:	10/3/2017			Cut-off Date Balance per Unit(1):	$241,838
First Payment Date:	11/6/2017			Maturity Date Balance per Unit(1):	$241,838
Maturity Date:	10/6/2022			Property Manager:	Jumeaux Management LLC (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (28); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI(4):	$23,948,124
Additional Debt Type(2):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1):	12.0%
Additional Debt Balance(2):	$160,000,000/$200,000,000/$150,000,000			UW NOI Debt Yield at Maturity(1):	12.0%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	4.28x
Reserves(3)				Most Recent NOI(5):	$12,322,089 (6/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$9,556,571 (12/31/2016)
RE Tax:	$2,724,408	$681,102	N/A	3rd Most Recent NOI:	$10,053,207 (12/31/2015)
Insurance:	$89,787	$29,929	N/A	Most Recent Occupancy:	92.0% (9/24/2017)
Replacements:	$0	$11,369	(3)	2nd Most Recent Occupancy:	78.7% (12/31/2016)
TI/LC:	$0	$12,640	N/A	3rd Most Recent Occupancy:	67.0% (12/31/2015)
Debt Service Shortfall:	$2,000,000	$0	N/A	Appraised Value (as of)(6):	$890,000,000 (8/15/2017)
Renovation/Tenant Buyout:	$3,500,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	22.5%
Holdback Reserve Funds(4):	$4,102,064	$0	N/A	Maturity Date LTV Ratio(1)(6):	22.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$400,000,000	72.7%	Loan Payoff:	$394,073,271	71.6%
Mezzanine Loans(1):	$150,000,000	27.3%	Reserves:	$12,416,259	2.3%
			Closing Costs:	$19,423,650	3.5%
			Return of Equity:	$124,086,820	22.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Yorkshire & Lexington Towers Mortgage Loan (as defined below) is part of the Yorkshire & Lexington Towers Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 and one subordinate promissory note with an original principal balance of $200,000,000. The Yorkshire & Lexington Towers Whole Loan is accompanied by the Yorkshire & Lexington Towers Mezzanine Loans (as defined below) with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Yorkshire & Lexington Towers Senior Loan (as defined below), without regard to the Yorkshire & Lexington Towers Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan is $483,676, $483,676, 6.0%, 6.0%, 1.68x, 44.9% and 44.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans are $665,054, $665,054, 4.4%, 4.4%, 1.04x, 61.8% and 61.8%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Represents amount deposited upfront at origination. As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower (as defined below) from the holdback reserve funds account.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the September 24, 2017 rent roll of 92.0%, compared to occupancy of 83.6% as of June 30, 2017. See “Cash Flow Analysis” table below for further discussion of the Yorkshire & Lexington Towers Properties’ (as defined below) operating performance. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

(6)

The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate “as-is” appraised value of the Yorkshire & Lexington Towers Properties of $890.0 million, as of August 15, 2017. The appraisal concluded an aggregate “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $1.03 billion as of September 1, 2020. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 19.4% and 19.4%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 38.8% and 38.8%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 53.4% and 53.4%, respectively.

A-3-14

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Mortgage Loan. The second largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) evidenced by nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and by one subordinate companion note with an original principal balance of $200,000,000 (the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interest in a two-property, 827-unit high rise multifamily portfolio located at 305 East 86th Street (the “Yorkshire Towers Property”) and 160 East 88th Street (the “Lexington Towers Property”) in New York, New York (collectively, the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Whole Loan was co-originated by UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Natixis Real Estate Capital LLC (“Natixis”). Promissory Note A-4, with an original principal balance of $40,000,000, represents the Yorkshire & Lexington Towers Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1, A-2 and A-3, with an aggregate original principal balance of $80,000,000, are currently held by Natixis, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-5, A-6, A-7, A-8-1 and A-8-2, with an aggregate original principal balance of $80,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Yorkshire & Lexington Towers Subordinate Companion Loan is held by Natixis, but may be otherwise transferred at any time. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Yorkshire & Lexington Towers Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement”.

Yorkshire & Lexington Towers Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	Natixis	No
Note A-2	$20,000,000	$20,000,000	Natixis	No
Note A-3	$20,000,000	$20,000,000	Natixis	No
Note A-4	$40,000,000	$40,000,000	UBS 2017-C5	No
Note A-5	$40,000,000	$40,000,000	UBS AG	No
Note A-6	$20,000,000	$20,000,000	UBS AG	No
Note A-7	$10,000,000	$10,000,000	UBS AG	No
Note A-8-1	$5,000,000	$5,000,000	UBS AG	No
Note A-8-2	$5,000,000	$5,000,000	UBS AG	No
Yorkshire & Lexington Towers Subordinate Companion Loan	$200,000,000	$200,000,000	Natixis	Yes
Total	$400,000,000	$400,000,000

The proceeds of the Yorkshire & Lexington Towers Whole Loan, together with two mezzanine loans with an aggregate original principal balance of $150,000,000 (collectively, the “Yorkshire & Lexington Towers Mezzanine Loans”), were used to refinance the Yorkshire & Lexington Towers Properties, fund reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 827 units.

(2)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

(3)	Based on the UW NOI of $23,948,124.

(4)	Based on UW NCF of $23,764,985 and the coupon of 2.74000% on the Yorkshire & Lexington Towers Senior Loan, 4.25000% on the Yorkshire & Lexington Towers Subordinate Companion Loan, 5.45215% on the Yorkshire & Lexington Towers Mezzanine A Loan and 6.50000% on the Yorkshire & Lexington Towers Mezzanine B Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $890.0 million, less total debt of $550.0 million.

A-3-15

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Borrowers and the Borrower Sponsors. The borrowers are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC (collectively, the “Yorkshire & Lexington Towers Borrower”), five tenants-in-common, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The nonrecourse carve-out guarantors of the Yorkshire & Lexington Towers Whole Loan are Jacob Chetrit and Laurence Gluck (collectively, the “Yorkshire & Lexington Towers Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations”, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Yorkshire & Lexington Towers Whole Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Yorkshire & Lexington Towers Borrower Sponsors”).

The Properties. The following table represents each property comprising the Yorkshire & Lexington Towers Properties by descending Allocated Cut-off Date Loan Amount:

Yorkshire & Lexington Towers Properties Summary
Property Name	Allocated Cut-off Date Loan Amount(1)	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	No. of Units(2)	No. of Free Market Units(2)	No. of Rent Stabilized Units(2)	Avg. Unit Size (SF)	Occupancy(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(1)
Yorkshire Towers	$167,400,000	83.7%	1964/2014-2017	690	448	242	895	93.0%	$745,000,000	22.5%
Lexington Towers	$32,600,000	16.3%	1963/2014-2017	137	65	72	841	86.9%	$145,000,000	22.5%
Total/Wtd. Avg.	$200,000,000	100.0%		827	513	314	886	92.0%	$890,000,000	22.5%

(1)	Based on the Yorkshire & Lexington Towers Senior Loan amount.

(2)	Information is based on the underwritten rent roll.

(3)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

Yorkshire Towers Property. The Yorkshire Towers Property is a 21-story apartment building situated on the northeast corner of East 86th Street and Second Avenue within the Upper East Side of Manhattan totaling 674,399 net rentable SF, which is comprised of 690 residential units including five employee/management units (617,810 SF, 91.6% of property NRA), five commercial units (23,589 SF, 3.5% of property NRA) and a 168-space parking garage (33,000 SF, 4.9% of property NRA) leased to a local parking operator. Situated on a 1.45-acre site, the Yorkshire Towers Property was constructed in 1964 and recently renovated from 2014 to 2017. The five commercial units include a CVS (19,813 SF), two doctor’s offices (2,399 SF), a dry cleaners (762 SF) and a vacant unit (615 SF). The Yorkshire Towers Property residential unit mix includes 96 studios, 328 one-bedroom units, 208 two-bedroom units, 57 three-bedroom units, and one four-bedroom unit, with an average unit size of 895 SF. There are 448 free market units (64.9% of residential units) totaling 392,652 SF, or 876 SF per unit, and 242 rent stabilized units (35.1% of residential units) totaling 225,158 SF, or 930 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 89.3% occupied, respectively.

The Yorkshire Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a health club including a fitness center, heated indoor swimming pool, men’s and women’s locker rooms with saunas and indoor children’s playroom, storage units, resident lounge, outdoor landscaped terrace, security cameras throughout, valet service, on-site surface parking, and 24/7 doorman. All units feature nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, marble countertop kitchens, Bosch stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

Prior ownership completed approximately $14.3 million ($20,761 per unit) in renovations at the Yorkshire Towers Property, which included installation of new cooling towers, electrical updates, local law 11 repairs, and the conversion of the boilers to a dual-fired system. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $16.4 million ($23,806 per unit) towards capital improvements at the Yorkshire Towers Property, for a cumulative total of approximately $30.7 million ($44,567 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, retail space, gym and pool, updating the main entrance, installing new elevator cabs, and completing numerous apartment renovations. A total of 63 rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately 23 units per annum. The upgrades have averaged approximately $75,000 per unit.

Lexington Towers Property. The Lexington Towers Property is a 15-story apartment building situated on the southeast corner of East 88th Street and Lexington Avenue within the Upper East Side of Manhattan totaling 132,938 net rentable SF, which is comprised of 137 residential units including one employee unit (115,188 SF, 86.6% of property NRA), seven commercial units (8,864 SF, 6.7% of property NRA) and a 36-space parking garage (8,886 SF, 6.7% of property NRA) leased to a local parking operator. Situated on a 0.31-acre site, the Lexington Towers Property was constructed in 1963 and renovated from 2014 to 2017. The seven commercial units include a Le Pain Quotidien (2,714 SF), a doctor’s office (1,320 SF), a nail salon and spa (1,220 SF), a clothing store (913 SF) and three vacant units (2,697 SF). The Lexington Towers Property residential unit mix includes 43 studios, 70 one-bedroom units, 16 two-bedroom units, seven three-bedroom units, and one four-bedroom unit, with an average unit size of 841 SF. There are 65 free market units (47.4% of residential units) totaling 54,948 SF, or 845 SF per unit, and 72 rent stabilized units (52.6% of residential units) totaling 60,240 SF, or 837 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 72.3% occupied, respectively.

A-3-16

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Lexington Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a newly renovated fitness center, security cameras throughout, on-site surface parking, and 24/7 doorman. All units feature hardwood floors, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

The prior owners completed approximately $2.9 million ($21,081 per unit) in renovations at the Lexington Towers Property, which included boiler and chiller replacement, local law 11 repairs, installation of security cameras, electrical upgrades, condensate pipe relining, and modernization of the elevators. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $3.3 million ($24,323 per unit) towards capital improvements at the Lexington Towers Property, for a cumulative total of approximately $6.2 million ($45,404 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, a newly constructed fitness center, updating the main entrance, and completing apartment renovations. A total of six rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately two units per annum. The upgrades have averaged approximately $75,000 per unit.

Going forward, the Yorkshire & Lexington Towers Borrower Sponsors have indicated that they intend to reconfigure unit layouts at the Yorkshire & Lexington Towers Properties into more efficient floorplans, modernize dated units through renovation as they become available, and convert rent stabilized units to free market units. At loan origination, $3.5 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan origination in the amount of $2.0 million that will be available to be used solely for renovations and tenant buyouts if the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

The tables below show the apartment mix at the Yorkshire & Lexington Towers Properties:

Yorkshire & Lexington Towers Properties Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	139	16.8%	571	93.5%	55	100.0%	$1,750	84	89.3%	$2,903	$3,468
1 BR / 1 BA	389	47.0%	786	93.6%	161	100.0%	$1,858	228	89.0%	$3,897	$4,775
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,291
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,333
2 BR / 1.5 BA	4	0.5%	905	100.0%	1	100.0%	$2,687	3	100.0%	$5,133	$5,500
2 BR / 2 BA	216	26.1%	1,120	92.6%	84	100.0%	$2,367	132	87.9%	$5,072	$6,808
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,692
3 BR / 2 BA	59	7.1%	1,344	79.7%	9	100.0%	$3,089	50	76.0%	$7,580	$8,165
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$8,033
3 BR / 3 BA	3	0.4%	1,216	100.0%	0	NAP	NAP	3	100.0%	$7,633	$7,387
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,516
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,481
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,593
Total/Wtd. Avg.	827	100.0%	886	92.0%	314	100.0%	$2,020	513	87.1%	$4,443	$5,386

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

A-3-17

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Yorkshire Towers Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	96	11.6%	546	97.9%	31	100.0%	$1,699	65	96.9%	$2,862	$3,299
1 BR / 1 BA	328	39.7%	785	94.5%	129	100.0%	$1,860	199	91.0%	$3,889	$4,744
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,303
2 BR / 1.5 BA	1	0.1%	815	100.0%	0	NAP	NAP	1	100.0%	$4,250	$4,924
2 BR / 2 BA	203	24.5%	1,112	92.6%	75	100.0%	$2,381	128	88.3%	$5,101	$6,716
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,649
3 BR / 2 BA	53	6.4%	1,337	77.4%	7	100.0%	$2,915	46	73.9%	$7,362	$8,077
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$7,987
3 BR / 3 BA	2	0.2%	1,168	100.0%	0	NAP	NAP	2	100.0%	$7,200	$7,057
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,474
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,422
Total/Wtd. Avg.	690	83.4%	895	93.0%	242	100.0%	$2,031	448	89.3%	$4,422	$5,410

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

Lexington Towers Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	43	5.2%	626	83.7%	24	100.0%	$1,816	19	63.2%	$3,114	$3,913
1 BR / 1 BA	61	7.4%	789	88.5%	32	100.0%	$1,849	29	75.9%	$3,961	$4,932
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,471
2 BR / 1.5 BA	3	0.4%	935	100.0%	1	100.0%	$2,687	2	100.0%	$5,575	$5,846
2 BR / 2 BA	13	1.6%	1,258	92.3%	9	100.0%	$2,252	4	75.0%	$3,950	$7,862
3 BR / 2 BA	6	0.7%	1,405	100.0%	2	100.0%	$3,700	4	100.0%	$9,433	$8,781
3 BR / 3 BA	1	0.1%	1,311	100.0%	0	NAP	NAP	1	100.0%	$8,500	$8,194
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,925
Total/Wtd. Avg.	137	16.6%	841	86.9%	72	100.0%	$1,980	65	72.3%	$4,625	$5,255

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood of New York, New York. The Upper East Side neighborhood is bordered by Central Park and the East River and stretches from 59th to 96th Streets and is home to some of New York’s oldest cultural institutions, including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of the City of New York, the Whitney Museum of American Art and the Frick Collection, as well as upscale retailers and Michelin-starred restaurants. The Yorkshire Towers Property and Lexington Towers Property are located approximately five blocks and three blocks away from Central Park, respectively, and three blocks and five blocks away from Carl Shurz Park, respectively. The Yorkshire & Lexington Towers Properties are within two blocks of Whole Foods and Fairway Market and are located near a variety of retail stores including Gap, Urban Outfitters, Banana Republic, LOFT, CVS, Duane Reade, Best Buy, Modell’s Sporting Goods, Petco, East 86th Street Cinema and AMC Lowes Orpheum 7. Both private and public schools are located throughout the Upper East Side neighborhood, adding to the area’s attraction to families. In addition, the Upper East Side is home to several hospitals including Mount Sinai, Lenox Hill, Memorial Sloan-Kettering Cancer Center, Metropolitan, Gracie Square Hospital, Manhattan Eye, Ear and Throat, and Doctors Hospital.

The Yorkshire & Lexington Towers Properties are served by numerous transportation options via the 4, 5 and 6 subway lines as well as the Q subway line, New York City’s newest subway line extension along Second Avenue, with a station situated at East 86th Street on the corner of the Yorkshire Towers Property and approximately two blocks from the Lexington Towers Property, with connections to the F subway line at East 63rd Street. In addition, the M1, M2, M3 and M4 buses along East 86th Street, providing north/south service to upper and lower Manhattan, while the M72 and M79 buses provide crosstown service to the west side of Manhattan. Metro-North at Grand Central Terminal and the 125th Street Station connect the Upper East Side to locations outside of Manhattan. Additional access to the Yorkshire & Lexington Towers Properties is provided by Park Avenue (within three blocks to the west), a north/south thoroughfare that runs parallel to Madison Avenue to the west and Lexington Avenue to the east, and the Franklin D. Roosevelt East River Drive (within five blocks to the east), a freeway-standard parkway that begins north of the Battery Park Underpass at South and Broad Streets and runs along the entire length of the East River to the Triborough Bridge connecting with Harlem River Drive.

According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Yorkshire Towers Property is 223,511, 1,227,080, and 2,936,240, respectively, and $168,900, $129,618, and $108,388, respectively. According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Lexington Towers Property is 239,420, 1,234,297, and 2,884,223, respectively, and $165,737, $129,064, and $108,766, respectively.

A-3-18

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. According to a third party market research report, the Yorkshire & Lexington Towers Properties are located in the Upper East Side apartment submarket, which exhibited an effective rent of $4,247 per unit and a vacancy rate of 2.3%, as of the second quarter of 2017. There are 452 units scheduled to be delivered to the Upper East Side submarket over the next four years.

Comparable rental properties to the Yorkshire & Lexington Towers Properties are shown in the table below:

Yorkshire & Lexington Towers Properties Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Yorkshire Towers Property 305 East 86th Street New York, NY	1964/2014-2017	93.0%(2)	690(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	546 781 1,025 1,275 1,725	$2,880 $3,975 $5,357 $7,414 $10,300
Lexington Towers Property 160 East 88th Street New York, NY	1963/2014-2017	86.9%(2)	137(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	610 820 1,089 1,408 1,908	$3,321 $4,420 $5,199 $9,246 $14,000
Gracehouse 1571-1597 Second Avenue New York, NY	1963/N/A	100.0%	177	Studio One Bedroom Two Bedroom Three Bedroom	500 650 1,000 1,159	$2,502 $2,802 $3,803 $5,505
The Wimbledon 200 East 82nd Street New York, NY	1980/N/A	98.7%	231	Studio One Bedroom Two Bedroom Three Bedroom	480 799 985 1,742	$3,445 $4,982 $6,875 $12,143
Adams Tower 351-355 East 84th Street New York, NY	1970/N/A	98.4%	184	One Bedroom Two Bedroom Three Bedroom	922 1,250 1,600	$4,227 $6,548 $8,971
Strathmore 400 East 84th Street New York, NY	1996/N/A	96.6%	180	One Bedroom Two Bedroom Three Bedroom	740 1,207 1,658	$4,688 $7,926 $11,153
The Ventura 240 East 86th Street New York, NY	1999/N/A	98.0%	246	Studio One Bedroom Two Bedroom Three Bedroom	534 723 1,044 1,293	$3,491 $4,602 $7,238 $8,645
Claridge House 201 East 87th Street New York, NY	1975/N/A	97.8%	402	Studio One Bedroom Two Bedroom Three Bedroom	500 600 1,100 1,200	$3,035 $3,695 $5,751 $8,349
The Colorado 201 East 86th Street New York, NY	1987/N/A	N/A	187	Studio One Bedroom Two Bedroom Three Bedroom	450 663 959 1,277	$2,696 $3,383 $6,493 $10,707

Source: Appraisal

(1)	Avg. Unit Size (SF) and Avg. Monthly Rent per Unit for the Yorkshire & Lexington Towers Properties are based on the underwritten rent roll and only include the 448 free market units, exclusive of the 242 rent stabilized units for the Yorkshire Towers Property and 65 free market units, exclusive of the 72 rent stabilized units for the Lexington Towers Property.

(2)	Information is based on the underwritten rent roll.

A-3-19

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Yorkshire & Lexington Towers Properties:

Cash Flow Analysis
	2014(1)	2015	2016	6/30/2017 TTM	UW	Appraisal Stabilized Year 4(2)	Stabilized UW Year 4(3)	UW Per Unit
Gross Potential Rent(4)(5)	N/A	$18,619,740	$20,916,142	$23,920,451	$35,873,277	$44,649,193	$44,808,378	$43,378
Total Other Income(6)	N/A	$4,492,920	$3,013,861	$3,183,115	$7,284,878	$7,318,294	$7,239,421	$8,809
Less Vacancy & Concessions(7)	N/A	($180,604)	($1,647,218)	($1,639,254)	($5,074,133)	($1,705,390)	($1,344,251)	($6,136)
Effective Gross Income	N/A	$22,932,055	$22,282,785	$25,464,312	$38,084,023	$50,262,097	$50,703,547	$46,051
Total Operating Expenses	N/A	$12,878,848	$12,726,214	$13,142,223	$14,135,899	$16,235,888	$16,576,405	$17,093
Net Operating Income	N/A	$10,053,207	$9,556,571	$12,322,089	$23,948,124	$34,026,209	$34,127,142	$28,958
Capital Expenditures	N/A	$0	$0	$0	$183,139	$263,191	$183,139	$221
Net Cash Flow	N/A	$10,053,207	$9,556,571	$12,322,089	$23,764,985	$33,763,018	$33,944,003	$28,736

Occupancy %	N/A	67.0%	78.7%	83.6%	92.0%(5)	96.2%	97.0%
NOI DSCR(8)	N/A	1.81x	1.72x	2.22x	4.31x	6.12x	6.14x
NCF DSCR(8)	N/A	1.81x	1.72x	2.22x	4.28x	6.08x	6.11x
NOI Debt Yield(8)	N/A	5.0%	4.8%	6.2%	12.0%	17.0%	17.1%
NCF Debt Yield(8)	N/A	5.0%	4.8%	6.2%	11.9%	16.9%	17.0%

(1)	The Yorkshire & Lexington Towers Properties were acquired in 2014. As such, historical information is not available.

(2)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for September 1, 2020 to September 1, 2021 under the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, stabilized occupancy rate of 97.0%, real estate tax expenses at 5.75% annually, and operating expenses growing at 3.5% annually.

(3)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, rent-regulated units are converted to free market status at a rate of 10% per annum (32 units in the first year and 220 units over holding period), stabilized occupancy rate of 97.0%, rent regulated units are converted to free market status at a recapture rate of 10% per annum (25 units for Year 1 and 170 units over the holding period at the Yorkshire Towers Property and seven units for Year 1 and 50 units over the holding period at the Lexington Towers Property), real estate tax expenses growing at 5.75% annually at the Yorkshire Towers Property and 8.00% annually at the Lexington Towers Property, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

(4)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units over the last 35 months ending August 2017 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with new finishes.

(5)	UW Gross Potential Rent is underwritten to the September 24, 2017 rent roll, which reflects physical occupancy of 92.0% and includes the gross up of vacant space based on the appraisal’s concluded market rents of $4,683,815 and credit loss of ($253,990). UW Gross Potential Rent excludes four management units and two employee units with assumed rental rates of $1 per month.

(6)	Total Other Income includes contractual rent paid by the laundry operator of $234,000 at the Yorkshire & Lexington Towers Properties, contractual rent paid by six commercial tenants at the Yorkshire Towers Property of $5,278,134, contractual rent paid by six commercial tenants at the Lexington Towers Property of $1,127,432, eight storage leases at the Yorkshire Towers Property of $12,000, straight-line rent of $414,930 for CVS Pharmacy at the Yorkshire Towers Property and other non-rental income such as late fees, and pet fees. Total Other Rental Income was lower in 2015, 2016, and 6/30/2017 TTM primarily due to the CVS Pharmacy lease commencing May 2017 and A&P, a previous retail tenant, vacating in 2015.

(7)	Vacancy & Concessions increased in 2016 over 2015 due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(8)	Debt service coverage ratios and debt yields are based on the Yorkshire & Lexington Towers Senior Loan.

Escrows and Reserves. The Yorkshire & Lexington Towers Borrower deposited $2,724,408 upfront in escrow for annual real estate taxes, $89,787 upfront in escrow for annual insurance premiums, $2,000,000 upfront for debt service, $3,500,000 upfront for unit renovations and tenant buyouts relating to renovations to residential units in connection with the deregulation of such units from rent regulatory laws and units not subject to rent regulation laws, and $4,102,064 upfront for the holdback reserve funds. The Yorkshire & Lexington Towers Borrower will be required to escrow monthly (a) 1/12 of the annual estimated tax payments, (b) 1/12 of the annual estimated insurance premiums, (c) 1/12 of $0.15 PSF of retail and garage space (excluding CVS so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods) for commercial replacement reserves, (d) 1/12 of $250 per free market residential unit for residential replacement reserves subject to a cap calculated on a quarterly basis equal to the product of (x) $750 and (y) the number of free market residential units at the Yorkshire & Lexington Towers Properties at the time of calculation, and (e) $1.00 PSF of retail space (excluding garage space and CVS (with respect to CVS, so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods)) for tenant improvements and leasing commissions.

During any period that amounts on deposit in the holdback reserve funds exceed an amount equal to five times the difference of (x) $38,000,000 and (y) the gross income from operations of the Yorkshire & Lexington Towers Properties, in the aggregate, at the time of calculation (the “Holdback Threshold Amount”), and provided that no event of default has occurred or is continuing, funds on deposit in the holdback reserve funds in excess of the Holdback Threshold Amount, if any, will be (i) during a Cash Management Trigger Event (as defined below), transferred to the cash management account or (ii) returned to the Yorkshire & Lexington Towers Borrower. The lenders will not be required to disburse holdback reserve funds more than once each calendar month and each disbursement must be at least $250,000 (or a lesser amount if the total remaining balance in the holdback reserve funds is less than $250,000, in which case only one disbursement of the amount remaining in the holdback reserve funds will be made). As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower from the holdback reserve funds account.

Provided that no event of default has occurred or is continuing, the Yorkshire & Lexington Towers Borrower may, upon written request to the lenders made at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment due under the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans, provided that the Yorkshire & Lexington Towers Borrower delivers, among other conditions detailed in the loan documents, evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine

A-3-20

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Loans) based on the trailing twelve-month period of greater than 1.10x (the “Debt Service Shortfall Reserve Transfer Date”), all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $500,000, the Yorkshire & Lexington Towers Borrower is required to deposit with the lenders an additional amount necessary to achieve a balance of at least $1,000,000. After November 6, 2019, the Yorkshire & Lexington Towers Borrower may request a portion of the funds in the renovation and tenant buyout reserve (subject to a cap) be disbursed for replacements (subject to the conditions for disbursement of funds from the commercial replacement reserve and/or residential replacement reserve, as applicable).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Yorkshire & Lexington Towers Whole Loan; provided, however, that a hard lockbox is in place with respect to the commercial tenants. The Yorkshire & Lexington Towers Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Yorkshire & Lexington Towers Whole Loan, all funds in the lockbox account will be disbursed to the Yorkshire & Lexington Towers Borrower.

During the continuance of a Cash Management Trigger Event for the Yorkshire & Lexington Towers Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Yorkshire & Lexington Towers Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lenders together with other amounts incurred by the Yorkshire & Lexington Towers Borrower in connection with the operation and maintenance of the Yorkshire & Lexington Towers Properties, to pay debt service on the Yorkshire & Lexington Towers Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lenders as additional security for the Yorkshire & Lexington Towers Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that no event of default under the Yorkshire & Lexington Towers Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Yorkshire & Lexington Towers Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, (iii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, (iv) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x (the “DSCR Cash Management Trigger Event Threshold”), or (v) any indictment for fraud or misappropriation of funds by the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and the lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, in regard to clause (iv) above, (a) the date the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period is greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (b) the Yorkshire & Lexington Towers Borrower delivers to the lenders the DSCR Trigger Cure Deposit (as defined below) (collectively, the “DSCR Cure Event”), or in regard to clause (v) above, the dismissal of the related indictment for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents.

A “DSCR Trigger Cure Deposit” means a deposit with the lenders in the form of cash or a letter of credit equal to (A) an amount that if used to repay the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, pro-rata, results in a debt service coverage ratio greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (B) the positive difference between (x) the amount of net operating income necessary to achieve a debt service coverage ratio over a twelve month period equal to the DSCR Cash Management Trigger Event Threshold and (y) the lesser of (i) the amount of net operating income necessary to achieve a debt service coverage ratio of 1.00x and (ii) the net operating income over a twelve month period.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or (iii) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or in regard to clause (iii) above, a DSCR Cure Event.

Additional Secured Indebtedness (not including trade debts). In addition to the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Properties also secure the other notes that comprise the Yorkshire & Lexington Towers Senior Loan, which have an aggregate Cut-off Date principal balance of $160,000,000, and the Yorkshire & Lexington Towers Subordinate Companion Loan, which has a Cut-off Date principal balance of $200,000,000. The Yorkshire & Lexington Towers Subordinate Companion Loan is coterminous with the Yorkshire & Lexington Towers Senior Loan and accrues interest at 4.2500% per annum. The Yorkshire & Lexington Towers Mortgage Loan along with the other notes that comprise the Yorkshire & Lexington Towers Senior Loan are each pari passu in right of payment and the Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan. The holders of the Yorkshire & Lexington Towers Mortgage Loan, the other notes that comprise the Yorkshire & Lexington Towers Senior Loan and the Yorkshire & Lexington Towers Subordinate Companion Loan have entered into a

A-3-21

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

co-lender agreement which sets forth the allocation of collections on the Yorkshire & Lexington Towers Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Mezzanine Loan and Preferred Equity. The Yorkshire & Lexington Towers Mezzanine Loans refer to two mezzanine loans, with an aggregate original principal amount of $150,000,000, which funded concurrently with the funding of the Yorkshire & Lexington Towers Mortgage Loan. The Mezzanine A loan has an original principal amount of $105,000,000, and accrues interest at a rate of 5.45215% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $45,000,000, and accrues interest at a rate of 6.50000% per annum. The Yorkshire & Lexington Towers Mezzanine Loans are co-terminus with the Yorkshire & Lexington Towers Whole Loan and are interest-only for their full terms. The Yorkshire & Lexington Towers Mezzanine Loans are currently held by Natixis, and are expected to be sold to one or more third party investors. The Yorkshire & Lexington Towers Mezzanine Loans and the Yorkshire & Lexington Towers Whole Loan are subject to an intercreditor agreement between the Yorkshire & Lexington Towers Mezzanine Loans lenders and the Yorkshire & Lexington Towers Whole Loan lenders. The Yorkshire & Lexington Towers Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Yorkshire & Lexington Towers Mezzanine Loans:

Mezzanine Debt Summary

Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$105,000,000	5.45215%	60	0	60	1.19x	4.7%	56.7%
$45,000,000	6.50000%	60	0	60	1.04x	4.4%	61.8%

Release of Property. The Yorkshire & Lexington Towers Borrower may obtain the release of the Lexington Towers Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Yorkshire & Lexington Towers Borrower pays an amount equal to the greater of (a) 125% of the allocated loan amount (identified in the “Yorkshire & Lexington Towers Properties Summary” chart above) and (b) the net sales proceeds applicable to Lexington Towers Property, (iii) the debt service coverage ratio with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 1.05x and (b) the debt service coverage ratio immediately preceding the release of the Lexington Towers Property, (iv) the debt yield with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 4.4% and (b) the debt yield immediately preceding the release of the Lexington Towers Property and (v) the loan-to-value ratio with respect to the remaining Yorkshire Towers Property is no greater than the lesser of (a) 61.8% and (b) the loan-to-value ratio immediately preceding the release of the Lexington Towers Property.

Terrorism Insurance. The Yorkshire & Lexington Towers Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-22

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-23

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

A-3-24

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

CANADA
SEATTLE
Lynnwood
Bellingham
Tacoma
Olympia
WASH.
Spokane
PORTLAND
Vancouver
Kennewick
MONTANA
Great Falls
Helena
Missoula
Billings
OREGON
Salem
Eugene
Bend
IDAHO
Boise
Nampa
Idaho Falls
Pocatello
WYOMING
Casper
Cheyenne
Pacific Ocean
Medford
Eureka
Redding
NEVADA
Reno
Carson City
Ogden
Salt Lake City
DENVER
Grand Junction
SAN FRANCISCO
Sacramento
Patterson
SAN JOSE
Fresno
UTAH
COLORADO
Durango
St. George
CALIFORNIA
LAS VEGAS
ARIZONA
Bakersfield
Kingman
Flagstaff
Santa Fe
ALBUQUERQUE
NEW MEXICO
Santa Barbara
LOS ANGELES
Riverside
PHOENIX
SAN DIEGO
TUCSON
Las Cruces

Hamilton
Liberty
Lebanon
West Chester
Mason
Fairfield
Deerfield Township
Landen
Maineville
Forest Park
Springdale
Sharonville
Glendale
New Burlington
Evendale
Loveland
Montgomery
Mount Healthy
Lockland
Blue Ash
Wyoming
Reading
Finneytown
Kenwood
Amberley
College Hill
The Village of Indian Hill
Mulberry
Mt. Repose
CINCINNATI
Norwood
Madisonville
Milford
Day Heights
Hyde Park
Fairfax
Walnut Hills
Mt. Lookout
Summerside
Downtown
Turpin Hills

Mundelein
Libertyville
Crystal Lake
Cary
Lake Forest
Algonquin
Highland Park
Barrington
Buffalo Grove
Palatine
Arlington Heights
Lake Michigan
Mount Prospect
Glenview
Wilmette
Elgin
Hoffman Estates
Des Plaines
Evanston
Schaumburg
Skokie
Park Ridge
Chicago O'Hare Intl. Airport
Bartlett
St. Charles
Carol Stream
Addison
Melrose Park
Oak Park
Glendale Heights
Wheaton
Elmhurst
Lombard
Cicero
Geneva
Batavia
West Chicago
Oak Brook
Berwyn
CHICAGO
Aurora
Naperville
Downers Grove
Midway Intl. Airport
Woodridge
Burbank
Bolingbrook
Oak Lawn
Oswego
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Highland Village
Lake Lewisville
The Colony
Allen
Plano
Flower Mound
Lewisville
Carrollton
Addison
Grapevine
Coppell
Richardson
Farmers Branch
Garland
Las Colinas
Euless
Irving
University Park
Highland Park
FORT WORTH
Arlington
Grand Prairie
DALLAS
Mesquite

Kingsport
Johnson City
Greensboro
TENNESSEE
Winston Salem
Knoxville
NORTH CAROLINA
High Point
Hickory
Asheville
Concord
CHARLOTTE
Chattanooga
Monroe
Spartanburg
Rock Hill
Greenville
Gainesville
Florence
Rome
Roswell
Columbia
Athens
Decatur
ATLANTA
Newnan
Augusta
SOUTH CAROLINA
GEORGIA
LaGrange
Macon
Charleston
Dublin
Warner Robins
Columbus
Beaufort
Statesboro
Vidalia
Savannah
Atlantic Ocean

Griffin Portfolio

1	Restoration Hardware Distribution	Patterson, CA
2	State Farm Regional HQ	Atlanta, GA
3	North Pointe I	West Chester, OH
4	Corporate Campus at Norterra	Phoenix, AZ
5	CHRISTUS Health HQ	Irving, TX
6	Duke Bridges I	Frisco, TX
7	Wells Fargo Operations Center	Charlotte, NC
8	Ace Hardware HQ	Oak Brook, IL
9	Royal Ridge V	Irving, TX
10	Comcast Regional HQ	Lynnwood, WA

A-3-25

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$40,000,000			Location:	Various
Cut-off Date Balance(2):	$40,000,000			General Property Type:	Various
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Various
Loan Purpose:	Recapitalization			Title Vesting(6):	Fee
Borrower Sponsor:	Griffin Capital Essential Asset REIT Inc.			Year Built/Renovated:	Various
Mortgage Rate:	3.7700%			Size:	3,708,698 SF
Note Date:	9/29/2017			Cut-off Date Balance per SF(2):	$101
First Payment Date:	11/1/2017			Maturity Date Balance per SF(2):	$101
Maturity Date:	10/1/2027			Property Manager:	Griffin Capital Essential Asset Property Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(3):	LO (24); YM1 (90); O (6)			UW NOI:	$38,310,729
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.2%
Additional Debt Type(2)(4):	Pari Passu			UW NOI Debt Yield at Maturity(2):	10.2%
Additional Debt Balance(2)(4):	$335,000,000			UW NCF DSCR(2):	2.49x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$26,778,722 (12/31/2015)
RE Tax:	$930,000	$466,667	N/A	Most Recent Occupancy:	98.4% (Various)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Replacements:	$0	Springing	Springing	3rd Most Recent Occupancy:	98.4% (12/31/2015)
TI/LC:	$0	Springing	Springing	Appraised Value (as of)(8):	$610,000,000 (9/21/2017)
T-Mobile Work Reserve:	$3,653,980	$0	N/A	Cut-off Date LTV Ratio(2)(8):	61.5%
Unfunded Obligations Reserve:	$2,003,531	$0	N/A	Maturity Date LTV Ratio(2)(8):	61.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$375,000,000	100.0%	Return of Equity(9):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Whole Loan (as defined) was originated by Bank of America, N.A. (“BAML”). UBS AG acquired six pari passu notes, with an aggregate original principal balance of $131,250,000, from BAML and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch”. Deustche Bank AG, New York Branch (“DBNY”) subsequently acquired two pari passu notes from UBS AG, with an aggregate original principal balance of $55,000,000.

(2)	The Griffin Portfolio Mortgage Loan (as defined) is part of the Griffin Portfolio Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(3)	Partial release and substitution is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “The Properties” and “Escrows and Reserves” below for further discussion of the title to the State Farm Regional HQ Property.

(7)	The 3rd Most Recent NOI includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(8)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 63.3% and 63.3%, respectively.

(9)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor maintains a current cost basis in the Griffin Portfolio Properties (as defined below) of approximately $522.5 million.

The Mortgage Loan. The third largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) in the aggregate original principal amount of $375,000,000. The Griffin Portfolio Whole Loan is secured by the first priority fee mortgage encumbering one industrial and nine office properties located across eight states (the “Griffin Portfolio Properties”). The Griffin Portfolio Whole Loan was originated by BAML and UBS AG acquired, from BAML, six pari passu notes, each as described below, in the aggregate original principal balance of $131,250,000 and DBNY acquired, from UBS AG, two pari passu notes, each as described below, in the aggregate original principal balance of $55,000,000. Promissory Notes A-2-3 and A-2-5, with an aggregate original principal balance of $40,000,000, collectively represent the Griffin Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. The table below summarizes the remaining promissory notes, which are currently held by BAML, DBNY, UBS AG and KeyBank National Association, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Griffin Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement related to the expected

A-3-26

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

securitization of the controlling pari passu Promissory Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Griffin Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$100,000,000	$100,000,000	BAML(1)	Yes
Note A-1-2	$96,250,000	$96,250,000	BAML	No
Note A-1-3	$10,000,000	$10,000,000	BAML(1)	No
Note A-2-1	$35,000,000	$35,000,000	DBNY	No
Note A-2-2	$30,000,000	$30,000,000	UBS AG	No
Note A-2-3	$25,000,000	$25,000,000	UBS 2017-C5	No
Note A-2-4	$20,000,000	$20,000,000	DBNY	No
Note A-2-5	$15,000,000	$15,000,000	UBS 2017-C5	No
Note A-2-6	$6,250,000	$6,250,000	UBS AG	No
Note A-3	$37,500,000	$37,500,000	KeyBank National Association	No
Total	$375,000,000	$375,000,000

(1)	Promissory Note A-1-1 and A-1-3 are expected to be contributed to the BANK 2017-BNK8 Trust.

The Borrowers and the Borrower Sponsor. The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC (collectively, the “Griffin Portfolio Borrower”). Each borrowing entity is a single-purpose Delaware limited liability company, with the exception of The GC Net Lease (Charlotte Research) Investors, L.P., which is a Delaware limited partnership, structured to be bankruptcy remote with at least two independent directors. The Griffin Portfolio Borrower is indirectly wholly-owned by the borrower sponsor and nonrecourse carve-out guarantor, Griffin Capital Essential Asset REIT Inc. (the “Griffin Portfolio Guarantor”), of which, no shareholder owns or is permitted to own more than a 9.8% interest therein.

The sponsor of the Griffin Portfolio Guarantor is Griffin Capital Company, LLC (“Griffin”), a privately-held investment asset management firm based in El Segundo, California with approximately $9.5 billion in assets under management, as of June 30, 2017. Founded in 1995, Griffin is led by a team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. As of June 30, 2017, the Griffin Portfolio Guarantor had total assets of approximately $2.8 billion, a net worth of approximately $1.2 billion and liquidity of approximately $54 million.

The Properties. The Griffin Portfolio Properties are comprised of nine Class A office buildings and one distribution center totaling 3,708,698 SF. The Griffin Portfolio Properties range in size from 87,385 SF to 1,501,387 SF, with an average size of 370,870 SF and were constructed between 1971 and 2015. Located across eight different states and occupied by tenants from a diverse range of industries including insurance, wireless telecommunications, healthcare, and retail, no single property accounts for more than 16.1% of the portfolio underwritten base rent. Investment grade tenants, including State Farm (Moody’s/S&P: Aa1/AA), General Electric Co. (Fitch/Moody’s/S&P: AA-/A1/AA-), and Wells Fargo Bank (Fitch/Moody’s/S&P: AA-/Aa2/AA), account for approximately 44.9% of portfolio NRA and 62.4% of portfolio underwritten base rent. The Griffin Portfolio consists of predominantly mission-critical facilities utilized as either regional or corporate headquarters locations or business essential distribution centers.

The Restoration Hardware Distribution Property is 1,501,387 SF (40.5% of portfolio NRA) distribution center located in Patterson, California, which is 100.0% leased to Restoration Hardware through August 31, 2030. Restoration Hardware (NYSE: RH) sells upscale home and outdoor furnishings, garden products, hardware, bathware, lighting, textiles, and more through approximately 85 retail and outlet stores in the United States and Canada. As of the fiscal year ended January 31, 2017, Restoration Hardware had total revenues of approximately $2.1 billion and net income of $5.4 million. The Restoration Hardware Distribution Property was built-to-suit for Restoration Hardware in 2015, and features cross-dock configuration with 39-foot clear heights. The Restoration Hardware Distribution Property is one of the company’s four furniture fulfillment centers and is strategically located adjacent to I-5 approximately 76 miles southeast of Oakland, within the Central Valley. Restoration Hardware’s lease provides for three, five-year renewal options, no termination options and annual rent steps of 2.0%.

The State Farm Regional HQ Property is comprised of two Class A suburban office buildings located in Atlanta, Georgia totaling 584,785 SF (15.8% of portfolio NRA). 64 Perimeter Center consists of a 15-story, 384,575 SF building built and renovated in 1985 and 2012, respectively, and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a six-story garage. 66 Perimeter Center consists of an eight-story, 200,201 SF building built and renovated in 1971 and 2012, respectively, and includes a fitness center on the ground floor and 766 surface parking spaces. State Farm leases 503,201 SF (86.0% of property NRA, 90.6% of property underwritten base rent) at the State Farm Regional HQ Property through December 31, 2023 with annual rent steps of 2.5% and has three, five-year renewal options and no termination options. The State Farm Regional HQ Property houses State Farm’s largest concentration of employees in Atlanta and is the primary training site for all regional operations. Additionally, State Farm has invested approximately $60 PSF in their space since 2008.

The State Farm Regional HQ Property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrower in exchange for the fee interest in the State Farm Regional HQ Property and leases the property back to the Griffin Portfolio Borrower at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The lender has obtained a collateral assignment and subordination of the bond lease documents from the Dunwoody Development Authority. The Dunwoody Development Authority has joined the fee interest to the Griffin Portfolio Borrower’s leasehold interest in the State Farm Regional HQ Property as collateral for the Griffin Portfolio Whole Loan. Full unabated taxes were underwritten by the lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases”.

A-3-27

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

The North Pointe I Property is comprised of two suburban Class A office buildings located in West Chester, Ohio totaling 409,798 SF (11.0% of portfolio NRA). The North Pointe I Property was built-to-suit for General Electric Co. (NYSE: GE) in 2010, and its space is utilized as GE Aviation’s Product Engineering Center and Worldwide Call Center, which houses approximately 1,700 employees and operates 24/7, 365 days a year. General Electric Co. leases 100.0% of the property through March 31, 2020 with annual rent steps of 2.0% and has four, five-year renewal options and no termination options. Since 2010, General Electric Co. has invested approximately $15 million ($37 PSF) into the North Pointe I Property beyond the landlord’s provided tenant allowance. The North Pointe I Property provides for 1,715 parking spaces (4.2 spaces per 1,000 SF).

The following tables present certain information relating to the Griffin Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Restoration Hardware Distribution	Patterson, CA	2015/N/A	1,501,387	$5,666,121	$78,000,000	20.8%	$120,000,000	65.0%
State Farm Regional HQ	Atlanta, GA	1971 & 1985/2012	584,785	$7,067,365	$69,461,000	18.5%	$122,000,000	56.9%
North Pointe I	West Chester, OH	2010/N/A	409,798	$4,401,038	$39,650,000	10.6%	$61,000,000	65.0%
Corporate Campus at Norterra	Phoenix, AZ	2000/N/A	232,648	$3,573,164	$39,000,000	10.4%	$60,000,000	65.0%
CHRISTUS Health HQ	Irving, TX	1997/2012	253,340	$3,490,579	$36,198,500	9.7%	$55,690,000	65.0%
Duke Bridges I	Frisco, TX	2005/N/A	158,135	$2,937,681	$27,475,500	7.3%	$42,270,000	65.0%
Wells Fargo Operations Center	Charlotte, NC	1984/2014	155,579	$2,478,560	$26,975,000	7.2%	$41,500,000	65.0%
Ace Hardware HQ	Oak Brook, IL	1974/2012	206,030	$2,463,507	$22,750,000	6.1%	$35,000,000	65.0%
Royal Ridge V	Irving, TX	2004/N/A	119,611	$1,999,560	$21,385,000	5.7%	$32,900,000	65.0%
Comcast Regional HQ	Lynnwood, WA	2007/N/A	87,385	$1,575,427	$14,105,000	3.8%	$21,700,000	65.0%
Total/Wtd. Avg.			3,708,698	$35,653,002	$375,000,000	100.0%	$610,000,000	61.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Griffin Portfolio Whole Loan amount.

(3)	Total Appraised Value and Wtd. Avg. Cut-off Date LTV Ratio are based on the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values is 63.3%.

A-3-28

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Restoration Hardware(4)	Restoration Hardware Distribution	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030
State Farm	State Farm Regional HQ	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023
General Electric Co.	North Pointe I	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020
CHRISTUS Health	CHRISTUS Health HQ	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024
Cigna Health Care	Corporate Campus at Norterra	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023
Ace Hardware Corporation	Ace Hardware HQ	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024
T-Mobile West(5)	Duke Bridges I	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027
Wells Fargo Bank(6)	Wells Fargo Operations Center	AA-/Aa2/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025
NEC(7)	Royal Ridge V	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026
Comcast(8)	Comcast Regional HQ	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027
Subtotal/Wtd. Avg.			3,621,495	97.6%	$41,372,433	98.1%	$11.42
Remaining Tenants			15,889	0.4%	$786,371	1.9%	$49.49
Management Office/Fitness Centers			10,281	0.3%	$0	0.0%	$0.00
Vacant Space			61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Restoration Hardware occupies industrial space as a distribution center.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a one-time option to terminate its lease effective January 31, 2023 with prior written notice no later than April 30, 2022 and a termination fee of approximately $1,491,930.

(7)	NEC has a one-time option to terminate its lease effective March 31, 2024 with at least 12 months’ prior written notice and a termination fee of approximately $2,695,119 and three months of then applicable operating expenses.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a one-time option to terminate its lease effective November 30, 2024 with prior written notice no later than August 31, 2023 and a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs. Comcast’s termination option will be null and void upon any extension and renewal of its initial lease term.

A-3-29

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020(4)	3	412,184	11.1%	11.2%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2023	9	748,505	20.2%	31.4%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.8%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	3	245,520	6.6%	57.7%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(5)	3	1,509,282	40.7%	98.4%	$4.52	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2020, 2028 & Beyond and Wtd. Avg. UW Base Rent PSF Rolling exclude vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Includes 2,386 SF of fitness center space for which no rent is collected.

(5)	Includes 7,895 SF of management office and fitness center space for which no rent is collected.

The Market. The Griffin Portfolio Properties are geographically diverse, located across eight states. One property is located in California (40.5% of NRA), one property is located in Georgia (15.8%) and three properties are located in Texas (14.3%), with no other state representing more than 11.0% of NRA.

The following table presents certain demographic information relating to the Griffin Portfolio Properties:

Demographic Summary(1)

Property Name	Location	Estimated 2017 Population		Estimated 2017 Average Household Income
		3-Mile Radius	5-Mile Radius	3-Mile Radius	5-Mile Radius
Restoration Hardware Distribution	Patterson, CA	21,828	25,727	$70,296	$70,412
State Farm Regional HQ	Atlanta, GA	101,478	253,831	$114,286	$113,591
North Pointe I	West Chester, OH	45,888	130,679	$103,400	$105,841
Corporate Campus at Norterra	Phoenix, AZ	45,028	139,930	$90,117	$84,956
CHRISTUS Health HQ	Irving, TX	95,560	226,747	$88,384	$78,026
Duke Bridges I	Frisco, TX	95,550	275,209	$130,166	$138,479
Wells Fargo Operations Center	Charlotte, NC	83,299	190,359	$63,948	$68,375
Ace Hardware HQ	Oak Brook, IL	72,494	292,527	$127,665	$117,906
Royal Ridge V	Irving, TX	35,357	165,228	$112,173	$99,649
Comcast Regional HQ	Lynnwood, WA	139,202	326,004	$88,748	$93,168

(1)	Information is based on third party market research reports.

A-3-30

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(2)		2016		6/30/2017 TTM		UW		UW PSF
Gross Potential Rent(3)	N/A	$28,945,010		$40,014,721		$41,038,947		$45,573,634		$12.29
Total Recoveries(4)	N/A	$8,286,631		$12,164,850		$11,783,658		$13,125,514		$3.54
Other Income	N/A	$461,007		$288,903		$256,280		$261,221		$0.07
Less Vacancy & Credit Loss	N/A	$0		$0		$0		($4,053,927)		($1.09)
Effective Gross Income	N/A	$37,692,649		$52,468,474		$53,078,885		$54,906,442		$14.80
Total Operating Expenses(5)	N/A	$10,913,927		$16,049,042		$16,389,774		$16,595,713		$4.47
Net Operating Income	N/A	$26,778,722		$36,419,432		$36,689,111		$38,310,729		$10.33
Capital Expenditures	N/A	$0		$0		$0		$591,601		$0.16
TI/LC	N/A	$0		$0		$0		$2,066,126		$0.56
Net Cash Flow	N/A	$26,778,722		$36,419,432		$36,689,111		$35,653,002		$9.61

Occupancy %	N/A	98.4%		98.4%		98.4	%(6)	93.1%
NOI DSCR(7)	N/A	1.87	x	2.54	x	2.56	x	2.67	x
NCF DSCR(7)	N/A	1.87	x	2.54	x	2.56	x	2.49	x
NOI Debt Yield(7)	N/A	7.1%		9.7%		9.8%		10.2%
NCF Debt Yield(7)	N/A	7.1%		9.7%		9.8%		9.5%

(1)	2014 financial information is not available as the Griffin Portfolio Sponsor acquired the Griffin Portfolio Properties between 2013 and 2016.

(2)	2015 financial information includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for investment grade tenants, the average base rent over their respective lease terms of $1,589,396 and (ii) vacancy gross up of $1,825,435.

(4)	All leases at the properties are triple net leases, with the exception of NEC and CHRISTUS Health, which have full service gross plus electric leases.

(5)	The State Farm Regional HQ Property is currently subject to a revenue bond lease structure whereby until the Griffin Office & Industrial Borrower exercises its right to repurchase the fee interest from the local development authority, the State Farm Regional HQ Property will benefit from a property tax abatement. UW Operating Expenses are underwritten to the property’s full unabated taxes.

(6)	6/30/2017 TTM Occupancy % is based on the underwritten rent rolls as of September 1, 2017 and November 1, 2017.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Office & Industrial Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrower deposited in escrow at loan origination (i) $930,000 for taxes, (ii) $3,653,980 for landlord obligations due to T-Mobile and (iii) $2,003,531 for unfunded landlord obligations and is required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of the annual insurance premiums, provided that such monthly tax and insurance payments will be waived if (a) such taxes and insurance premiums are paid for directly by all tenants and the blanket insurance policies in place are satisfactory to the lender, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period (as defined below) has occurred and is continuing.

During the continuation of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for replacement reserve escrows (the “Replacement Reserve Account”), and on each monthly payment date, deposit 1/12 of $0.10 PSF per annum of industrial space and 1/12 of $0.20 PSF per annum of office space (the “Monthly Replacement Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Replacement Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Replacement Reserve Escrow into the Replacement Reserve Account, subject to a cap of one years’ worth of collections (the “Replacement Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Replacement Reserve Account are attributable towards each of the Replacement Reserve DY Sweep Cap and Replacement Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

Upon any tenant electing to exercise early termination or the occurrence of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for tenant improvement and leasing commissions escrows (the “Leasing Reserve Account”). During the continuation of a Debt Yield Sweep Period, on each monthly payment date, the Griffin Portfolio Borrower is required to deposit 1/12 of $0.50 PSF per annum of industrial space and 1/12 of $1.00 PSF per annum of office space (the “Monthly Leasing Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Leasing Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Leasing Reserve Escrow into the Leasing Reserve Account, subject to a cap of one years’ worth of collections (the “Leasing Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Leasing Reserve Account are attributable towards each of the Leasing Reserve DY Sweep Cap and Leasing Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

A “Debt Yield Sweep Period” commences on the first day of the month following the debt yield falling below 7.5% in a calendar quarter and will expire on the last day of the month during which the debt yield equals or exceeds 7.5% in a calendar quarter.

A-3-31

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan. The Griffin Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). On a daily basis, funds on deposit will be transferred to the Griffin Portfolio Borrower’s operating account, provided that during the continuation of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account and be applied on each monthly payment date to pay debt service on the Griffin Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” and fund operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender, together with other amounts incurred by the Griffin Portfolio Borrower in connection with the operation and maintenance of the Griffin Portfolio Properties reasonably approved by the lender, while the remaining deposits will be held as additional security for the Griffin Portfolio Whole Loan (the “Excess Cash Reserve Account”). Upon the commencement of a T-Mobile Sweep Period (as defined below), funds held in the Excess Cash Reserve Account are required to be deposited into the T-Mobile Work Reserve.

A “Cash Sweep Period” will commence upon (i) any period of time during which an event of default is continuing, (ii) a Debt Yield Sweep Period, (iii) a Restoration Hardware Sweep Period (as defined below), (iv) a State Farm Sweep Period (as defined below), or (v) a T-Mobile Sweep Period.

A “Restoration Hardware Sweep Period” will commence upon (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating vacating, or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the Restoration Hardware lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets are subject to similar proceedings, and (v) Restoration Hardware failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The Restoration Hardware Sweep Period will expire upon receipt of evidence of each of the following (as applicable): (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) Restoration Hardware has extended or renewed its lease, (iv) Restoration Hardware is no longer insolvent or subject to bankruptcy proceedings, and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clause (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be cured if and when $6.00 PSF is deposited into the Excess Cash Reserve Account.

A “State Farm Sweep Period” will commence upon (i) State Farm being in monetary default under its lease beyond notice and cure periods, (ii) State Farm terminating, vacating, or going dark in at least 50% of its space or gives written notice that it intends to do so, (iii) any termination or cancellation of the State Farm lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets are subject to similar proceedings, and (v) State Farm failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The State Farm Sweep Period will expire upon receipt of evidence showcasing each of the following (as applicable): (i) State Farm has cured all defaults under its lease, (ii) State Farm has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) State Farm has extended or renewed its lease, (iv) State Farm is no longer insolvent or subject to bankruptcy proceedings, and (v) State Farm is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clauses (ii) or (v) above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be cured if and when $35.00 PSF is deposited into the Excess Cash Reserve Account.

A “T-Mobile Sweep Period” will commence upon T-Mobile delivering notice that it is exercising its right to require the Griffin Portfolio Borrower to construct a parking structure for the tenant and will end when sufficient funds have been deposited into the T-Mobile Work Reserve.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the yield maintenance lockout period, the Griffin Portfolio Borrower may obtain the release of one or more of the Griffin Portfolio Properties (individually or collectively, the “Release Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) prior notice is given not less than 30 days and not more than 90 days identifying the Release Property and specifying a date, (iii) the Griffin Portfolio Borrower prepays in an amount equal to the Release Amount (as defined below) with any applicable yield maintenance premium, (iv) after release, each remaining borrower remains a single-purpose entity, (v) the debt yield with respect to the remaining Griffin Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Griffin Portfolio Whole Loan and (b) the debt yield immediately prior to the release, and (vi) simultaneously with the property release, the Griffin Portfolio Borrower conveys fee title of the applicable Release Property to a person other than the Griffin Portfolio Borrower or any of its affiliates pursuant to an arm’s length sale; provided, however, that if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to the applicable Release Property, such that a material adverse effect will result, such Release Property may be released without the requirement of an arm’s length sale, provided that among other conditions (a) the lender receives payment of a release price equal 120% of the Allocated Cut-off Date Balance for the applicable Release Property and (b) the aggregate allocated loan amounts for all Released Properties during the loan term must not exceed $84,375,000.

The “Release Amount” is an amount equal to 110% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

Substitution. At any time after the earlier of the full disposition of the Griffin Portfolio Mortgage Loan by lender or the second anniversary of the origination date, the Griffin Portfolio Borrower may replace one of more of the Griffin Portfolio Properties (individually or collectively, the “Replaced Property”) with one more or more replacement properties (individually or collectively, the “Replacement Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) each Replaced Property has less than two years remaining on the lease term for such property or the substitution cures a Cash Sweep Period, (iii) the aggregate allocated loan amounts for all Replaced Properties during the loan term does not exceed $84,375,000, (iv) the Griffin Portfolio Borrower gives lender no less than 60 days’ prior written notice of a substitution, (v) the Griffin Portfolio Borrower delivers to lender current appraisals of the Replacement Property and Replaced Property, showcasing that the “as-is” market value of the Replacement Property is equal to or greater than the “as-is” market value of the Replaced Property, (vi) the Replacement Property must have a net operating income (“NOI”) equal to or greater than the NOI of the Replaced Property immediately prior to the substitution, (vii) the Replacement Property must be owned in fee by a newly formed single-purpose bankruptcy remote entity or acceptable “recycled entity” satisfying conditions set forth in the loan agreement, (viii) the Replacement Property must satisfy current environmental and engineering standards and, if it does not, the Griffin Portfolio Borrower is required to deposit 115% of the amount required

A-3-32

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

to fund corrective measures, (ix) the Replacement Property must be Class A office or industrial property, (x) each lease at the Replacement Property must have an average remaining lease term of no less than five years, (xi) the Replacement Property must be leased to a tenant with credit (or whose guarantor under its respective lease has credit) that is equal to or better than the tenant at the Replaced Property, (xii) the Griffin Portfolio Borrower pays a fee of 0.25% of the Allocated Cut-off Date Balance of the Replaced Property, (xiii) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (xiii) receipt of a rating agency confirmation.

Terrorism Insurance. The Griffin Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Griffin Portfolio Mortgage Loan documents.

A-3-33

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

A-3-34

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Centre 425 Bellevue
425 106th Avenue NE
Bellevue, WA 98004
BELLEVUE
Seattle 7 miles
Redmond 6 miles
Sea-Tac Intl. Airport 16 miles
Northup Way
NE 24th St
NE 12th St
NE 10th St
NE 8th St
NE 4th St
NE 2nd St
Main St
SE 8th St
Bel-Red Rd
Lake Hills Corridor Rd
Lake Washington Blvd NE
Bellevue Way NE
Bellevue Way SE
100th Ave NE
106th Ave NE
108th Ave NE
108th Ave SE
112th Ave NE
112th St SE
116th Ave NE
118th Ave SE
120th Ave NE
123rd Ave SE
124th Ave NE
124th Ave SE
FUTURE EAST LINK RAIL
SPRING DISTRICT/ 120TH
WILBURTON
BELLEVUE DOWNTOWN
EAST MAIN
RAIL TUNNEL UNDER CONSTRUCTION
FUTURE EAST LINK RAIL LINE
FUTURE RAIL STATIONS
Clyde Hill
Northwest Bellevue
Downtown Bellevue
West Bellevue
Wilburton
Meydenbauer Bay
Lake Washington
Lake Bellevue
Cherry Crest Mini Park
Hidden Valley Sports Park
Zumdieck Park
Goddard Park
Meydenbauer Park
Downtown Park
Wildwood Park
Chism Beach Park
Surrey Downs Park
Mercer Slough Nature Park
Wilburton Hill Park
Kelsey Creek Park
Woodridge Open Space
Bellevue Botanical Garden
KidsQuest Children's Museum
Bellevue Library
Overlake Hospital Medical Ctr.
Kaiser Permanente Bellevue Medical Ctr.
Whole Foods
Hyatt Regency
Bellevue Place Bldg.
Symetra Financial Ctr.
The Shops at the Bravern
Nordstrom
One Lincoln Tower
400 Lincoln Square
KeyCenter
Meydenbauer Center
Bellevue Square
Macy's
Bellevue Collection
Bellevue Arts Mus.
City Center Plaza
Bellevue City Hall
Bellevue Towers
One Bellevue Center
Skyline Tower
REI
Bellevue Pacific Tower
Sheraton Bellevue
Hilton Bellevue
Meydenbauer Bay Yacht Club
Bellevue High School
International School
King County District Court
BELLEFIELD OFFICE PARK
405
520
Shoreline
Kenmore
Cottage Lake
Inglewood-Finn Hill
Kirkland
Redmond
Union Hill-Novelty Hill
Ballard
University District
Fremont
Queen Anne
Clyde Hill
SEATTLE
Medina
BELLEVUE
Puget Sound
Capitol Hill
Lake Washington
Lake Sammamish
Downtown
Sammamish
Alki
Beacon Hill
West Seattle
Mercer Island
KING COUNTY
Newcastle
Issaquah
White Center
Tukwila
Burien
Sea-Tac
Renton
East Renton Highlands

A-3-35

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			Natixis	Single Asset/Portfolio:	Single Asset
Original Balance(1):			$40,000,000	Location:	Bellevue, WA, 98004
Cut-off Date Balance(1):			$40,000,000	General Property Type:	Office
% of Initial Pool Balance:			5.4%	Detailed Property Type:	CBD
Loan Purpose:			Acquisition	Title Vesting:	Fee
Borrower Sponsors:			Aby Rosen; Michael Fuchs; David Edelstein	Year Built/Renovated:	2017/N/A
Mortgage Rate:			4.1510%	Size:	356,909 SF
Note Date:			10/18/2017	Cut-off Date Balance per SF(1):	$263
First Payment Date:			12/7/2017	Maturity Date Balance per SF(1):	$263
Anticipated Repayment Date(2):			11/7/2027	Property Manager:	SW Property Management LLC
Maturity Date(2):			1/30/2033
Original Term to ARD(2):			120 months
Original Amortization Term:			0 months
IO Period:			120 months
Seasoning:			0 months
Prepayment Provisions(3):			LO (24); DEF/YM1 (89); O (7)	Underwriting and Financial Information
Lockbox/Cash Mgmt Status:			Hard/In Place	UW NOI:	$15,265,716
Additional Debt Type(1)(4):			Pari Passu/Subordinate Debt/Mezzanine	UW NOI Debt Yield(1):	16.2%
Additional Debt Balance(1)(4):			$54,000,000/$114,450,000/$57,600,000	UW NOI Debt Yield at Maturity(1):	16.2%
Future Debt Permitted (Type):			No (N/A)	UW NCF DSCR(1):	3.85x
Reserves(5)				Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	N/A
RE Tax:	$149,734	$149,734	N/A	3rd Most Recent NOI(6):	N/A
Insurance:	$102,289	$17,204	N/A	Most Recent Occupancy:	100.0% (11/1/2017)
Condominium:	$0	1/12 of Condominium Assessment	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$1,871,090	$0	N/A	Appraised Value (as of):	$316,000,000 (10/1/2017)
Free Rent:	$10,923,817	$0	N/A	Cut-off Date LTV Ratio(1):	29.7%
Seller Credit Reserve:	$5,000,000	$0	N/A	Maturity Date LTV Ratio(1):	29.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$208,450,000	61.8%	Purchase Price:	$313,000,000	92.7%
Mezzanine Loan(1):	$57,600,000	17.1%	Reserves:	$18,046,930	5.3%
Borrower Equity:	$71,491,629	21.2%	Closing Costs:	$6,494,699	1.9%
Total Sources:	$337,541,629	100.0%	Total Uses:	$337,541,629	100.0%

(1)	The Centre 425 Bellevue Mortgage Loan (as defined below) is part of the Centre 425 Bellevue Whole Loan (as defined below), which is comprised of three senior pari passu promissory notes with an aggregate original principal balance of $94,000,000 and one subordinate promissory note with an original principal balance of $114,450,000. The Centre 425 Bellevue Whole Loan is accompanied by the Centre 425 Bellevue Mezzanine Loan (as defined below) with an original principal balance of $57,600,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Centre 425 Bellevue Senior Loan (as defined below), without regard to the Centre 425 Bellevue Subordinate Companion Loan (as defined below) and the Centre 425 Bellevue Mezzanine Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Centre 425 Bellevue Whole Loan are $584, $584, 7.3%, 7.3%, 1.69x, 66.0% and 66.0%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Centre 425 Bellevue Whole Loan and the Centre 425 Bellevue Mezzanine Loan are $745, $745, 5.7%, 5.7%, 1.15x, 84.2% and 84.2%, respectively.

(2)	The Centre 425 Bellevue Whole Loan has an anticipated repayment date (“ARD”) of November 7, 2027 and a stated maturity date of January 30, 2033. Prior to the ARD, the Centre 425 Bellevue Whole Loan accrues interest at a fixed rate equal to 4.2646751771% (the “Initial Interest Rate”) per annum. In the event that the Centre 425 Bellevue Whole Loan is not repaid in full by the ARD then, from and after the ARD, the Centre 425 Bellevue Whole accrues interest at per annum rate equal to the sum of (i) 4.2646751771%, plus (ii) the lessor of (x) 4.0000% and (y) 3.5000% plus the amount (if any) by which the 10-year treasury rate exceeds 2.5000% (the “Adjusted Interest Rate”).

(3)	After the lockout period, defeasance or yield maintenance in whole, but not in part, of the Centre 425 Bellevue Whole Loan, is permitted on or after the date that is the earlier to occur of (i) the closing date of the securitization that includes that last pari passu note to be securitized and (ii) three years after the Centre 425 Bellevue Whole Loan origination. Open prepayment is permitted on or after May 7, 2027.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financials are not available as the Centre 425 Bellevue Property was completed in 2017.

The Mortgage Loan. The fourth largest mortgage loan (the “Centre 425 Bellevue Mortgage Loan”) is part of a whole loan (the “Centre 425 Bellevue Whole Loan”) evidenced by three senior pari passu promissory notes with an aggregate original principal balance of $94,000,000 (collectively, the “Centre 425 Bellevue Senior Loan”) and one subordinate note with an original principal balance of $114,450,000 (the “Centre 425 Bellevue Subordinate Companion Loan”). The Centre 425 Bellevue Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in the Commercial Unit (as defined below) within a newly constructed 16-story, 356,909 SF Class A office building located on a 0.88-acre site in Bellevue, Washington (the “Centre 425 Bellevue Property”) approximately ten miles from Seattle. Promissory Note A-2, with an original principal balance of $40,000,000, represents the

A-3-36

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Centre 425 Bellevue Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-1, with an original principal balance of $10,000,000, and Promissory Note A-3, with an original principal balance of $44,000,000, are currently held by Natixis, and are expected to be contributed to one or more future securitization trusts. The Centre 425 Bellevue Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the respective pooling and servicing agreement of the related future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement”.

Centre 425 Bellevue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$10,000,000	$10,000,000	Natixis	No
Note A-2	$40,000,000	$40,000,000	UBS 2017-C5	No
Note A-3	$44,000,000	$44,000,000	Natixis	No
Centre 425 Bellevue Subordinate Companion Loan	$114,450,000	$114,450,000	Natixis	Yes
Total	$208,450,000	$208,450,000

The Centre 425 Bellevue Whole Loan has a 10-year term until the ARD and is interest only for the term of the loan. The ARD is November 7, 2027 and the final maturity date is January 30, 2033. If the Centre 425 Bellevue Whole Loan has not been paid down in full by the ARD, the Centre 425 Bellevue Whole Loan will enter a six-year hyper-amortization period in which all excess cash flow, after payments of reserves and operating expenses, will be used to pay down the loan. The payment of the additional interest (which will be the difference between the interest accrued at the Adjusted Interest Rate and the Initial Interest Rate) will be deferred until the entire principal balance of the loan is paid in full. The proceeds of the Centre 425 Bellevue Whole Loan, along with a mezzanine loan with an original principal balance of $57,600,000 (the “Centre 425 Bellevue Mezzanine Loan”), were used to acquire the Centre 425 Bellevue Property, fund reserves and pay closing costs.

Following the lockout period, on any date before May 7, 2027, the Centre 425 Bellevue Borrower is permitted to defease the Centre 425 Bellevue Whole Loan in whole or to prepay all or any portion of the Centre 425 Bellevue Whole Loan, provided that the Centre 425 Bellevue Borrower also pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then outstanding principal balance (the prepayment premium). The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last Centre 425 Bellevue Whole Loan note to be securitized or (ii) three years after loan origination. The Centre 425 Bellevue Whole Loan is prepayable without penalty on or after May 7, 2027.

The Borrower and the Borrower Sponsors. The borrower is Starvue LLC (the “Centre 425 Bellevue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Centre 425 Bellevue Borrower delivered a non-consolidation opinion in connection with the origination of the Centre 425 Bellevue Whole Loan.

The borrower sponsors are Aby Rosen, Michael Fuchs, and David Edelstein. Mr. Rosen and Mr. Fuchs founded RFR Holding LLC (“RFR”), a Manhattan based real estate investment, development and management company, in 1991. RFR has a diverse portfolio of office, retail, residential, and hospitality assets in New York City, Connecticut, Las Vegas, Miami, Israel and Germany. Notably, RFR’s portfolio includes 375 Park Avenue (The Seagram Building) and 390 Park Avenue (Lever House). Mr. Edelstein is the president of TriStar Capital. Mr. Edelstein began his career in real estate in the 1970s and made a career in buying and selling residential buildings and shopping plazas, including the Miracle Mile Shops in Las Vegas and the Lincoln Road Pedestrian Mall in South Beach. Mr. Edelstein also developed the 408-room W South Beach in Miami Beach, Florida.

The Property. The Centre 425 Bellevue Property is the Commercial Unit within a newly developed, LEED Silver, 16-story Class A office building comprised of approximately 356,909 SF, including approximately 1,991 SF of ground floor retail space. Amenities include The 425 Exchange, a two-story gathering and collaborative workspace, the Vue, an outdoor deck and rooftop lounge area offering views of Seattle, Lake Washington and Mount Rainier, a 105-person capacity Conference Center, a Wellness Center with high end athletic club, locker room and showers, as well as a bike storage center with full showers, changing rooms and lockers. Parking is provided by a controlled access, 8.5-level subterranean garage with a total of 695 parking spaces for a ratio of 1.90 spaces per 1,000 SF of net rentable area. The Centre 425 Bellevue Property comprises one of two condominium units within the Centre 425 Bellevue building. The other condominium unit comprises 6,213 SF of ground level retail owned by Bank of America (the “Bank Unit”) and is not included in the collateral. Bank of America was originally on the site, and as part of the development agreement remained on site within the ground level of the new development. The Centre 425 Bellevue Property represents the commercial unit that includes the entire remainder of the building site including the office portion, retail portion, garage, land and airspace (the “Commercial Unit”).

The Centre 425 Bellevue Property is located in the Bellevue central business district’s pedestrian corridor at the corner of NE 4th St and 106th Ave NE providing walking access to residential, restaurant and retail amenities including the Bellevue Downtown Park, Bellevue Collection, Lincoln Square and the Bravern. Nearly 50 sit-down restaurants and an additional approximately 20 grab n’ go food outlets are located within three blocks of the Centre 425 Bellevue Property. The Centre 425 Bellevue Property is also located in proximity of local highways and mass transit. Interstate 405, located 0.5 miles away, provides primary regional access. Additionally, I-90 is located approximately 2.5 miles south and SR 520 is 2.1 miles north. The Bellevue Transit Center is two blocks away and additional transit accessibility will be provided in the future by Sound Transit’s East Link Extension Light Rail Project, which is scheduled to be completed in 2023.

As of November 1, 2017, the Centre 425 Bellevue Property is expected to be 100.0% leased by two tenants, Amazon Corporate (“Amazon”) and Starbucks.

Major Tenants.

Amazon (354,918 SF, 99.4% of NRA, 99.4% of underwritten base rent). Amazon is an internet-based retailer and provider of cloud computing services. As of October 9, 2017, Amazon had a market capitalization of $478.0 billion. Amazon is rated Baa1/AA- by Moody’s and S&P, respectively. Amazon employs over 341,000 people, having added more than 110,000 employees over the past year, primarily in their fulfillment centers around the world. Amazon employs over 24,000 in the Seattle area. According to the borrower sponsors, Amazon has not disclosed what business groups will be in the Centre 425 Bellevue office, but based on the handful of Bellevue-based roles posted on Amazon jobs site it appears that many of the roles are engineering related roles focused on merchandising technologies, eCommerce platform, and shipping. In addition, Amazon has mentioned a target density of 135 SF per employee, which translates to roughly 2,600 employees.

A-3-37

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Amazon leases 354,918 SF space located on floors 2 to 16 of the Centre 425 Bellevue Property through September 2033 with three five-year renewal options remaining. Amazon took full occupancy of its space in October 2017. Amazon is also obligated to purchase a total of 828 monthly parking permits and pay an initial rate of $225 per tenant parking permit per month for each tenant parking permit obtained. Amazon guarantees the full and complete payment of all monetary sums payable under its lease. The guarantor’s maximum cumulative liability for tenant lease obligations under the guaranty will be $190,000,000 (the “Guaranty Cap”) through the sixth year of the lease term and on each annual anniversary thereafter, the Guaranty Cap will be reduced by $19,000,000 with respect to tenant lease obligations accruing after the applicable annual anniversary.

At origination, approximately $10.9 million of rent credit with respect to the Amazon’s lease was escrowed and will be applied toward base rent, Amazon’s share of operating costs and parking rent first payable after the commencement date.

Starbucks (1,991 SF, 0.6% of NRA, 0.6% of underwritten base rent). Starbucks is a roaster, marketer, and retailer of specialty coffee worldwide. Starbucks operates retail locations worldwide and sells whole bean coffees through its sales group, direct response business, supermarkets, and on the World Wide Web. Starbucks also produces and sells bottled coffee drinks and a line of ice creams. As of October 18, 2017, Starbucks had a market capitalization of $79.7 billion. Starbucks is rated A/A2/A by Fitch/Moody’s/S&P.

Starbucks occupies 1,991 SF of retail space on the ground floor of the Centre 425 Bellevue Property through June 2027, with two five-year renewal options. Starbucks took occupancy of their space on April 5, 2017 and the rent commenced on June 30, 2017. Starbucks may terminate its lease at the end of the fifth lease year subject to the payment of a termination fee equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent, capped at $180,000.

The following table presents certain information relating to the leases at the Centre 425 Bellevue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Amazon(3)	NR/Baa1/AA-	354,918	99.4%	$13,611,815	99.4%	$38.35	9/30/2033
Starbucks(4)	A/A2/A	1,991	0.6%	$79,441	0.6%	$39.90	6/30/2027
Subtotal/Wtd. Avg.		356,909	100.0%	$13,691,256	100.0%	$38.36
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		356,909	100.0%	$13,691,256	100.0%	$38.36

(1)	Based on the underwritten rent roll.

(2)	Annual UW Base Rent and Annual UW Base Rent PSF represent Amazon’s average rent over the term of the Centre 425 Bellevue Whole Loan. As of November 1, 2017, Amazon’s current rental rate is $34.63 PSF.

(3)	The lease is guaranteed by Amazon.com, Inc. the rated entity.

(4)	The entity on the lease is Starbucks Corporation, which is the rated entity. Starbucks has a one-time lease termination option at the end of the fifth lease year subject to the payment of a termination fee equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent, capped at $180,000

The following table presents certain information relating to the lease rollover schedule at the Centre 425 Bellevue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	1,991	0.6%	0.6%	$39.90	$79,441	0.6%	0.6%
2028 & Beyond	1	354,918	99.4%	100.0%	$38.35	$13,611,815	99.4%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	356,909	100.0%		$38.36	$13,691,256	100.0%

(1)	Based on the underwritten rent roll.

(2)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling represent Amazon’s average rent over the term of the Centre 425 Bellevue Whole Loan. As of November 1, 2017, Amazon’s current rental rate is $34.63 PSF.

A-3-38

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

The Market. The Centre 425 Bellevue Property is located in Bellevue, approximately ten miles east of Seattle, Washington, across Lake Washington, in Seattle’s Eastside market. Bellevue has a population of over 140,000 and combines small town accessibility with metropolitan attributes. Bellevue was ranked the second best US city to live in by USA Today in 2014. Bellevue is home to five of the top 25 largest public companies in Washington including Puget Sound Energy, a regional electric and natural gas utility; PACCAR, a manufacturer of trucks and other heavy equipment; Western Wireless and T-Mobile USA, wireless communication companies; and Esterline Technologies, a diversified manufacturing company. As the region’s tech companies attract young talent to live on the Eastside, demand has initiated a transformation of Bellevue from a bedroom community with small employers into one of the most highly sought after live/work/play neighborhoods in the Puget Sound region. According to the appraisal, the area has experienced significant in-migration, with the population within one-mile of the Centre 425 Bellevue Property increasing 29.9% between 2010 and 2017. The estimated 2017 population within a one-, three- and five-mile radius of the Centre 425 Bellevue Property is 21,164, 81,976 and 245,880, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Centre 425 Bellevue Property is $123,857, $146,168 and $146,218, respectively. Bellevue has also established itself as the region’s premier retail destination in the Pacific Northwest offering over 4.5 million SF with another 200,000 SF coming online by year-end 2017. Major retail developments include the 1.5 million SF Bellevue Square Mall, which is located five minutes walking distance from the Centre 425 Bellevue Property, is anchored by one of the top-three performing Nordstrom’s in the US, features many high-end luxury brands such as Tiffany & Co., Michael Kors, and Ted Baker London and includes a new 365 by Whole Foods Market. Other nearby retail includes Lincoln Square, a mixed-use pedestrian retail and entertainment lifestyle development and Bellevue Place, which features specialty boutique retail, dining, and art galleries. Entertainment and cultural attractions include the Bellevue art Museum, Meydenbauer Center Theatre, and Bellevue Botanical Gardens.

According to a third party market report, the Centre 425 Bellevue Property is located in the Bellevue central business district submarket, which is the largest submarket within the Eastside primary office area, containing 10.7 million SF. Bellevue central business district includes a tenant base representing both corporate users and technology based firms including Microsoft, Salesforce, Expedia, PACCAR and WeWork among others. The submarket has a vacancy rate of 14.7% with 312,189 SF of year to date absorption and no deliveries for 2017. The submarket boasts the highest average rental rates on the Eastside at $41.56 PSF. The Class A inventory in the submarket consists of 29 buildings totaling 9.2 million SF with a vacancy rate of 16.1% and average asking rental rate of $42.67 PSF.

The appraisal identified seven comparable recent office leases ranging in tenant size from 3,619 SF to 367,543 SF. The comparable leases are all located in buildings similar in class to the Centre 425 Bellevue Property, and are in the Centre 425 Bellevue Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 3.3 to 16.0 years and exhibit a range of rents from $33.00 PSF to $41.00 PSF.

The following table presents certain information relating to the directly competitive buildings at the Centre 425 Bellevue Property:

Comparable Office Leases
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Centre 425 Bellevue	2017	Amazon(1)	354,918(1)	October 2017(1)	16.0(1)	$38.35(1)	NNN
929 Office Tower	2015	AdColony Salesforce Asking	26,077 85,000	January 2017 March 2016	7.0 10.0	$34.00 $35.00 $33.00-$38.00	NNN NNN NNN
400 Lincoln Square	2016	Pokemon Epic Games Samsung WeWork Asking	102,112 24,865 24,178 81,497	November 2017 July 2017 March 2017 February 2017	12.5 7.5 7.0 15.5	$42.00 $38.75 $40.75 $38.50 $37.00-$40.00	NNN NNN NNN NNN NNN
Lincoln Square Office	2007	Microsoft (Renewal)	211,362	October 2017	6.0	$35.50	NNN
Civica Office Commons	2001	Expedia Morgan Stanley Asking	47,985 23,222	September 2016 September 2016	3.3 5.5	$33.50 $36.00 $34.00-$36.00	NNN NNN NNN
Bellevue Place Bank of America	1988	Comerica Asking	3,619	March 2017	5.0	$39.50 $39.00-$41.00	NNN NNN
Urban Union	2016	Amazon	286,300	January 2017	16.0	$35.17	NNN
Midtown 21	2017	Amazon	367,543	September 2017	16.0	$35.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll and the Amazon lease.

A-3-39

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centre 425 Bellevue Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$13,691,256	$38.36
Total Recoveries	N/A	N/A	N/A	$6,198,423	$17.37
Less Vacancy & Concessions	N/A	N/A	N/A	($663,839)	($1.86)
Other Income(3)	N/A	N/A	N/A	$2,238,300	$6.27
Effective Gross Income	N/A	N/A	N/A	$21,464,140	$60.14
Total Operating Expense	N/A	N/A	N/A	$6,198,423	$17.37
Net Operating Income	N/A	N/A	N/A	$15,265,716	$42.77
Capital Expenditures	N/A	N/A	N/A	$35,691	$0.10
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$15,230,026	$42.67

Occupancy %	N/A	N/A	N/A	100.0%
NOI DSCR(4)	N/A	N/A	N/A	3.86x
NCF DSCR(4)	N/A	N/A	N/A	3.85x
NOI Debt Yield(4)	N/A	N/A	N/A	16.2%
NCF Debt Yield(4)	N/A	N/A	N/A	16.2%

(1)	Historical financials are not available as the Centre 425 Bellevue Property was completed in 2017.

(2)	UW Gross Potential Rent is based on the in place rent totaling $12,370,251, and includes rent averaging over the term of the Centre 425 Bellevue Mortgage Loan totaling $1,321,005.

(3)	UW Other Income consists of parking income according to the Amazon lease (828 parking spaces at $225 per parking space per month).

(4)	Debt service coverage ratios and debt yields are based on the Centre 425 Bellevue Senior Loan.

Escrows and Reserves. At origination, the Centre 425 Bellevue Borrower deposited $149,734 upfront in escrow for annual real estate taxes, $102,289 upfront in escrow for annual insurance premiums, $10,923,817 for outstanding free rent, $1,871,090 for outstanding tenant improvements and leasing commissions, and $5,000,000 in the seller credit reserve. Provided that no event of default has occurred and is continuing, the lender will disburse on each payment date into the clearing account the lesser of (i) the amount on deposit in the seller credit reserve subaccount and (ii) $100,000.

On a monthly basis, the Centre 425 Bellevue Borrower is required to escrow (i) 1/12 of the annual estimated tax payments, which currently equates to $149,734, (ii) 1/12 of the annual estimated insurance payments, which currently equates to $17,204, (iii) 1/12 of the condominium assessments and (iv) commencing on the 37th payment date, an amount initially equal to $2,974 for a replacement reserve but the lender may reassess the amount of the monthly payment required from time to time in its reasonable discretion.

Lockbox and Cash Management. The Centre 425 Bellevue Whole Loan is structured with a hard lockbox and in place cash management. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the Centre 425 Bellevue Whole Loan documents. Following the occurrence of a Cash Sweep Period (as defined below), excess cash will be held as additional collateral for the Centre 425 Bellevue Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Sweep Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the Centre 425 Bellevue Borrower.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default, (ii) the Centre 425 Bellevue Whole Loan debt service coverage ratio falling below 1.05x at the end of any calendar quarter, (iii) the commencement of a Primary Tenant Sweep Period (as defined below) and (iv) the failure by the Centre 425 Bellevue Borrower to repay the Centre 425 Bellevue Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end with respect to clause (ii) above, if for three consecutive months (a) no default or event of default has occurred, (b) no event that would trigger another Cash Sweep Period has occurred, and (c) the Centre 425 Bellevue Whole Loan debt service coverage ratio is at least 1.15x; and, with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Sweep Period is then continuing).

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of a Primary Tenant (as defined below) lease, provided, however, that the Primary Tenant Sweep Period will commence upon the date that is twelve months prior to the date set forth in the notice for the lease to terminate provide if such period is less than twelve months the Primary Tenant Sweep Period will commence immediately, (ii) the Primary Tenant has become the subject of a bankruptcy action, (iii) the Primary Tenant has gone dark in a majority of the Primary Tenant premises, provided, however, that the Primary Tenant Sweep Period will not be triggered under this subsection (iii) if the Amazon Lease Guaranty (as defined below) with respect to the Primary Tenant lease is in place and the Amazon.com, Inc., maintains a senior long-term debt rating by a S&P or Moody’s of at least A-, provided further that notwithstanding the foregoing, in the event the Primary Tenant is dark in a majority of the Primary Tenant premises during the last twelve months of the term of the loan the Primary Tenant Sweep Period will be triggered regardless if the Amazon Lease Guaranty is in place or the Amazon.com, Inc. has an A- rating or above, or (iv) the occurrence of any monetary or material non-monetary default under the Primary Tenant lease.

A “Primary Tenant Sweep Period Cure” will commence (a) if a Primary Tenant Replacement Event (as defined below) has occurred and such acceptable replacement tenant has delivered an acceptable tenant estoppel and adequate sums are on deposit in the Primary Tenant reserve subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under any lease for an acceptable replacement tenant; with respect to clause (i) above, if the Primary Tenant Replacement Event Debt Service Coverage Ratio (as defined below) is greater than 1.15x, (b) with respect to clause (ii) above, if the bankruptcy action is dismissed and the Primary Tenant lease is affirmed, (c) with respect to clause (iii) above, if the Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months, or (d) with respect to clause (iv) above, if the monetary or

A-3-40

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease.

A “Primary Tenant” means Amazon as a tenant under the Amazon Lease (as defined below) and thereafter any acceptable replacement tenants occupying all or substantially all of the Primary Tenant premises under a lease that qualifies as a Material Lease (as defined below).

A “Primary Tenant Replacement Event” means the termination of the Primary Tenant lease and the Centre 425 Bellevue Borrower entering into one or more new leases for all or substantially all of the Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant Replacement Event Debt Service Coverage Ratio” as of any date, is the ratio calculated by the lender of (i) the net operating income of the Centre 425 Bellevue Property calculated based on (x) the in-place rent roll of the Centre 425 Bellevue Property for the succeeding twelve month period and (y) expenses for the previous twelve month period commencing with the most recently completed calendar month after deducting therefrom deposits to (but not withdrawals from) any reserves required under the loan agreement to (ii) the debt service for the Centre 425 Bellevue Whole Loan and the Centre 425 Bellevue Mezzanine Loan debt service with respect to such twelve month period.

An “Amazon Lease” means the certain lease agreement, dated October 5, 2016 by and between SWB-I Bellevue, LLC, a Delaware limited liability company, as landlord, and Amazon, as tenant, as the same may be amended, modified, supplemented or replaced from time to time.

An “Amazon Lease Guaranty” means the certain limited guaranty of lease, dated September 30, 2016 by and between SWB-I Bellevue, LLC, a Delaware limited liability company, as landlord, and Amazon.com, Inc., a Delaware corporation, as guarantor, as the same may be amended, modified, supplemented or replaced from time to time.

A “Material Lease” means the (x) Amazon Lease or (y) all leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) constitute 10.0% or more of the property’s gross leasable area, (ii) have a gross annual rent of 10.0% or more of the total annual rents, or (iii) demise at least one full floor of the improvements.

Additional Secured Indebtedness (not including trade debts). In addition to the Centre 425 Bellevue Mortgage Loan, the Centre 425 Bellevue Property also secures the other notes that comprises the Centre 425 Bellevue Senior Loan, which has a Cut-off Date principal balance of $54,000,000 and the Centre 425 Bellevue Subordinate Companion Loan, which has a Cut-off Date principal balance of $114,450,000. The Centre 425 Bellevue Subordinate Companion Loan is coterminous with the Centre 425 Bellevue Senior Loan and accrues interest at 4.3580388% per annum. The Centre 425 Bellevue Mortgage Loan along with the other note that comprises the Centre 425 Bellevue Senior Loan are each pari passu in right of payment and the Centre 425 Bellevue Senior Loan is senior in right of payment to the Centre 425 Bellevue Subordinate Companion Loan. The holders of the Centre 425 Bellevue Mortgage Loan, the other note that comprises the Centre 425 Bellevue Senior Loan and the Centre 425 Bellevue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Centre 425 Bellevue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Mezzanine Loan and Preferred Equity. The Centre 425 Bellevue Mezzanine Loan is secured by the equity in the Centre 425 Bellevue Borrower. The Centre 425 Bellevue Mezzanine Loan has an original principal balance $57,600,000, has an interest only coupon of 7.2500% through the full term, and is coterminous with the Centre 425 Bellevue Whole Loan. Including the Centre 425 Bellevue Subordinate Companion Loan and the Centre 425 Bellevue Mezzanine Loan, the cumulative Cut-off Date LTV ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 84.2%, 1.15x and 5.7%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The Centre 425 Bellevue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Centre 425 Bellevue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Centre 425 Bellevue Property. The Centre 425 Bellevue Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement of not less than six months which provides that after the physical loss to the Centre 425 Bellevue Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the Centre 425 Bellevue Property is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

A-3-41

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

A-3-42

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

WISCONSIN
Lake Michigan
MILWAUKEE
West Bend
Grafton
Waukesha
Sun Prairie
Madison
Brookfield
Racine
Kenosha
Janesville
Beloit
ILLINOIS

DETROIT
ONTARIO
Lake Erie
MICHIGAN
TOLEDO
CLEVELAND
AKRON
Norton
OHIO
COLUMBUS
Blacklick
Zanesville
DAYTON
CINCINNATI
PITTSBURGH
WEST VIRGINIA
KENTUCKY

Florissant
Edwardsville
Granite City
ST. LOUIS
East St. Louis
ILLINOIS
MISSOURI
Belleville
O'Fallon
Cahokia
Oakville

ExchangeRight Net-Leased Portfolio 17

1 Kroger - West Bend, WI	West Bend, WI
2 WAG - Waukesha, WI	Waukesha, WI
3 TSC - Staunton, VA	Staunton, VA
4 TSC - Conway, SC	Conway, SC
5 Verizon - Columbia, SC	Columbia, SC
6 WAG - Blacklick, OH	Blacklick, OH
7 Goodwill - Grafton, WI	Grafton, WI
8 DG - Walker, LA	Walker, LA
9 DG - Columbia, SC	Columbia, SC
10 DG - Zanesville, OH	Zanesville, OH
11 DG - Norton, OH	Norton, OH
12 DG - Belleville, IL	Belleville, IL
13 DG - Denham Springs, LA	Denham Springs, LA
14 AAP - Travelers Rest, SC	Travelers Rest, SC
15 DG - Aiken, SC	Aiken, SC
16 Napa - Sun Prairie, WI	Sun Prairie, WI

Zachary
Baker
Central
Denham Springs
Walker
Livingston
BATON ROUGE
Shenandoah
Prairieville

BALTIMORE
WASHINGTON, DC
VIRGINIA
Staunton
Richmond
NORFOLK
CHARLOTTE
Travelers Rest
Columbia
Conway
Aiken
ATLANTA
GEORGIA
Atlantic Ocean

A-3-43

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Original Balance:	$36,860,000			Location(2):	Various
Cut-off Date Balance:	$36,860,000			General Property Type:	Retail
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Single Tenant
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	ExchangeRight Real Estate, LLC; David Fisher; Joshua Ungerecht; Warren Thomas			Year Built/Renovated(2):	Various
				Size:	248,882 SF
				Cut-off Date Balance per SF:	$148
Mortgage Rate:	3.9930%			Maturity Date Balance per SF:	$148
Note Date:	8/10/2017			Property Manager:	NLP Management, LLC (borrower-related)
First Payment Date:	10/1/2017
Maturity Date:	9/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$3,415,642
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type:	N/A			UW NCF DSCR:	2.23x
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(1)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2017)
RE Tax:	$179,394	$25,337	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$22,227	$2,778	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements:	$124,766	$981	N/A	Appraised Value (as of):	$60,275,000 (Various)
TI/LC:	$500,000	Springing	N/A	Cut-off Date LTV Ratio:	61.2%
Deferred Maintenance:	$171,909	$0	N/A	Maturity Date LTV Ratio:	61.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,860,000	59.9%	Purchase Price:	$59,940,561	97.3%
Borrower Equity:	$24,721,345	40.1%	Reserves:	$998,296	1.6%
			Closing Costs:	$642,488	1.0%
Total Sources:	$61,581,345	100.0%	Total Uses:	$61,581,345	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “The Properties” below for further discussion of property information.

(3)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio Properties (as defined below) were acquired by the borrower sponsors between March 28, 2017 and June 30, 2017. The sellers of the ExchangeRight Net Leased Portfolio Properties did not provide historical operating statements to the ExchangeRight Net Leased Portfolio Borrower (as defined below).

The Mortgage Loan. The fifth largest mortgage loan (the “ExchangeRight Net Leased Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $36,860,000 and is secured by first priority fee mortgages encumbering 16 cross-collateralized, single tenant retail properties located in South Carolina, Wisconsin, Ohio, Louisiana, Illinois, and Virginia (collectively, the “ExchangeRight Net Leased Portfolio Properties”). The ExchangeRight Net Leased Portfolio Mortgage Loan was originated on August 10, 2017 by Société Générale. The ExchangeRight Net Leased Portfolio Mortgage Loan accrues interest at an interest rate of 3.9930% per annum. The ExchangeRight Net Leased Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the ExchangeRight Net Leased Portfolio Mortgage Loan term. The ExchangeRight Net Leased Portfolio Mortgage Loan matures on September 1, 2027. The proceeds of the ExchangeRight Net Leased Portfolio Mortgage Loan, along with approximately $24.7 million of borrower sponsors cash equity, were used to purchase the ExchangeRight Net Leased Portfolio Properties, fund reserves, and pay closing costs.

Following the lockout period, on any date before June 1, 2027, the borrower sponsors have the right to defease the ExchangeRight Net Leased Portfolio Mortgage Loan in whole, but not in part. The lockout period will expire two years after the closing date of the UBS 2017-C5 transaction. The assumed lockout period of 26 payments is based on the closing date of the UBS 2017-C5 transaction in November 2017. In addition, the ExchangeRight Net Leased Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2027.

A-3-44

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

The Borrower and the Borrower Sponsors. The borrower is ExchangeRight Net Leased Portfolio 17 DST (the “ExchangeRight Net Leased Portfolio Borrower”), a Delaware statutory trust. At origination of the ExchangeRight Net Leased Portfolio Mortgage Loan, the ExchangeRight Net Leased Portfolio Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 17, LLC to and by the ExchangeRight Net Leased Portfolio Borrower. The ExchangeRight Net Leased Portfolio Borrower has master leased the ExchangeRight Net Leased Portfolio Properties to ExchangeRight NLP 17 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company, which is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents are collaterally assigned to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio Mortgage Loan. There is one independent trustee for the ExchangeRight Net Leased Portfolio Borrower and one independent manager for the Master Lessee. Legal counsel to the ExchangeRight Net Leased Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio Mortgage Loan. ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas are the guarantors of certain nonrecourse carveouts under the ExchangeRight Net Leased Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

The borrower sponsors are ExchangeRight, David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are managing members of ExchangeRight, which has more than $900.0 million in assets located across 28 states including 265 single-tenant retail properties and 52 apartment communities consisting of over 6,500 units. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

The Properties. The ExchangeRight Net Leased Portfolio Properties comprise 16 cross-collateralized, single tenant retail properties totaling 248,882 SF located in South Carolina (five properties), Wisconsin (four properties), Ohio (three properties), Louisiana (two properties), Illinois (one property), and Virginia (one property). Built between 1989 and 2017, the ExchangeRight Net Leased Portfolio Properties range in size from 5,342 SF to 63,133 SF. The borrower sponsors acquired the ExchangeRight Net Leased Portfolio Properties between March 28, 2017 and June 30, 2017 for a combined purchase price of approximately $60.0 million. As of November 1, 2017, the ExchangeRight Net Leased Portfolio Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio Properties are 100.0% occupied by eight tenants at 16 different locations including nationally recognized investment grade tenants, such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Pick ‘n Save (Kroger) (rated BBB/Baa1/BBB by Fitch/Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), and Verizon Wireless (rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P). Investment grade tenants occupy 12 of the 16 properties, representing 70.0% of NRA and 76.2% of underwritten base rent (leases are directly with rated entities or are guaranteed by such entities). The largest property, Pick ‘n Save (Kroger) - West Bend, WI, comprises approximately 63,133 SF (25.4% of the total net rentable area) and $1,136,678 of the underwritten base rent (29.9% of underwritten base rent). Other than Pick ‘n Save (Kroger) - West Bend, WI, no individual property accounts for more than 9.9% of NRA and 10.5% of the underwritten base rent. All leases are NNN or NN and the average remaining lease term for the ExchangeRight Net Leased Portfolio Properties is approximately 12.8 years (including termination options). Leases representing approximately 85.9% of NRA and 83.8% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio Mortgage Loan maturity date.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio Properties:

Property Summary(1)

Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	Occupancy	Tenant SF	Allocated Cut-off Date LTV	Appraised Value
Pick ‘n Save (Kroger) - West Bend, WI	$11,183,861	30.3%	2010/N/A	100.0%	63,133	61.4%	$18,200,000
Walgreens - Waukesha, WI	$3,935,632	10.7%	1999/N/A	100.0%	15,615	61.5%	$6,400,000
Tractor Supply Co. - Staunton, VA	$3,318,738	9.0%	2006/N/A	100.0%	22,676	60.9%	$5,450,000
Tractor Supply Co. - Conway, SC	$3,211,890	8.7%	2006/N/A	100.0%	24,738	61.2%	$5,250,000
Verizon - Columbia, SC	$3,142,017	8.5%	2016/N/A	100.0%	6,254	60.4%	$5,200,000
Walgreens - Blacklick, OH	$3,016,293	8.2%	2001/2009	100.0%	14,489	61.6%	$4,900,000
Goodwill - Grafton, WI	$1,905,963	5.2%	1996/2012	100.0%	22,000	60.5%	$3,150,000
Dollar General- Walker, LA	$1,155,784	3.1%	2012/N/A	100.0%	12,526	61.6%	$1,875,000
Dollar General - Norton, OH	$852,200	2.3%	2013/N/A	100.0%	9,327	60.9%	$1,400,000
Dollar General - Denham Springs, LA	$848,425	2.3%	2017/N/A	100.0%	9,187	60.6%	$1,400,000
Dollar General - Zanesville, OH	$846,013	2.3%	2016/N/A	100.0%	9,289	60.4%	$1,400,000
Dollar General - Belleville, IL	$785,555	2.1%	2015/N/A	100.0%	9,126	61.4%	$1,280,000
Dollar General - Columbia, SC	$744,080	2.0%	2013/N/A	100.0%	9,153	61.0%	$1,220,000
Advanced Auto Parts - Travelers Rest, SC	$743,035	2.0%	2001/N/A	100.0%	6,891	61.9%	$1,200,000
Dollar General - Aiken, SC	$723,283	2.0%	2016/N/A	100.0%	9,136	60.3%	$1,200,000
Napa Auto Parts - Sun Prairie, WI	$447,231	1.2%	1989/2017	100.0%	5,342	59.6%	$750,000
Total/Wtd. Avg.	$36,860,000	100.0%		100.0%	248,882	61.2%	$60,275,000

(1)	The ExchangeRight Net Leased Portfolio Properties comprise 16 single tenant retail properties.

A-3-45

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

The following table presents certain information relating to the leases at the ExchangeRight Net Leased Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Dollar General	NR/Baa2/BBB	67,744	27.2%	$650,814	17.1%	$9.61	Various(3)
Pick ’n Save (Kroger)	BBB/Baa1/BBB	63,133	25.4%	$1,136,678	29.9%	$18.00	12/31/2030(4)
Tractor Supply	NR/NR/NR	47,414	19.1%	$642,504	16.9%	$13.55	5/31/2032(5)
Walgreens	BBB/Baa2/BBB	30,104	12.1%	$708,000	18.6%	$23.52	Various(6)
Goodwill	NR/NR/NR	22,000	8.8%	$212,930	5.6%	$9.68	8/31/2027(7)
Advanced Auto Parts	NR/Baa2/BBB-	6,891	2.8%	$78,540	2.1%	$11.40	12/31/2026(8)
Verizon	A-/Baa1/BBB+	6,254	2.5%	$324,450	8.5%	$51.88	1/31/2027(9)
Napa Auto Parts	NR/NR//NR	5,342	2.1%	$48,000	1.3%	$8.99	8/10/2037(10)
Subtotal/Wtd. Avg.		248,882	100.0%	$3,801,916	100.0%	$15.28
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		248,882	100.0%	$3,801,916	100.0%	$15.28

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Dollar General is a tenant at seven of the ExchangeRight Net Leased Portfolio Properties and leases (i) 12,526 SF at the Dollar General - Walker, LA property under a lease that expires on June 30, 2028 and has three five-year renewal options, (ii) 9,327 SF at the Dollar General - Norton, OH property under a lease that expires on April 30, 2029 and has four five-year renewal options, (iii) 9,289 SF at the Dollar General - Zanesville, OH property under a lease that expires on March 31, 2031 and has three five-year renewal options, (iv) 9,187 SF at the Dollar General - Denham Springs, LA property under a lease that expires on June 30, 2032 and has three five-year lease renewal options, (v) 9,153 SF at the Dollar General - Columbia, SC property under a lease that expires on June 30, 2028 and has five five-year renewal options, (vi) 9,136 SF at the Dollar General - Aiken, SC property under a lease that expires on March 31, 2031 and has five five-year renewal options, and (vii) 9,126 SF at the Dollar General - Belleville, IL property under a lease that expires on October 31, 2030 and has three five-year renewal options.

(4)	Pick ’n Save (Kroger) has four five-year renewal options.

(5)	Tractor Supply is a tenant at two of the ExchangeRight Net Leased Portfolio Properties and leases (i) 24,738 SF at the Tractor Supply - Conway, SC property under a lease that expires on May 31, 2032 and has four five-year renewal options and (ii) 22,676 SF at the Tractor Supply - Staunton, VA property under a lease that expires on May 31, 2032 and has four five-year renewal options.

(6)	Walgreens is a tenant at two of the ExchangeRight Net Leased Portfolio Properties and leases (i) 15,615 SF at the Walgreens - Waukesha, WI property and (ii) 14,489 SF at the Walgreens - Blacklick, OH property. Walgreens (i) has the right terminate its lease at the Walgreens - Waukesha, WI property, effective as of December 31, 2028 and every five years thereafter until the lease expires on December 31, 2068 and (ii) has the right terminate its lease at the Walgreens - Blacklick, OH property, effective as of August 31, 2028 and every five years thereafter until the lease expires on August 31, 2068.

(7)	Goodwill has three five-year renewal options.

(8)	Advance Auto Parts has two five-year renewal options.

(9)	Verizon has two five-year renewal options.

(10)	Napa Auto Parts has four five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	6,891	2.8%	2.8%	$11.40	$78,540	2.1%	2.1%
2027	2	28,254	11.4%	14.1%	$19.02	$537,380	14.1%	16.2%
2028 & Beyond	13	213,737	85.9%	100.0%	$14.91	$3,185,996	83.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	248,882	100.0%		$15.28	$3,801,916	100.0%

(1)	Information is based on the underwritten rent roll.

A-3-46

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

The Market. The ExchangeRight Net Leased Portfolio Properties are located across six states and 12 distinct markets. The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio Properties:

Market Summary
Property Name	Market(1)	Market Vacancy(1)	Rental Rate PSF
			Actual(2)	Market(1)(3)
Pick ’n Save (Kroger) - West Bend, WI	Milwaukee	12.7%	$18.00	$18.00
Walgreens - Waukesha, WI	Milwaukee	12.7%	$25.62	$25.50
Tractor Supply Co. - Staunton, VA	Staunton-Waynesboro	5.8%	$14.40	$14.50
Tractor Supply Co. - Conway, SC	Myrtle Beach-Conway	3.7%	$12.77	$12.75
Verizon - Columbia, SC	Columbia	10.9%	$51.88	$52.00
Walgreens - Blacklick, OH	Columbus	4.8%	$21.26	$24.28(3)
Goodwill - Grafton, WI	Milwaukee	12.7%	$9.68	$10.00
Dollar General - Walker, LA	Baton Rouge	4.5%	$10.05	$10.00
Dollar General - Norton, OH	Akron	3.1%	$9.95	$11.48(3)
Dollar General - Denham Springs, LA	Baton Rouge	4.5%	$9.91	$10.00
Dollar General - Zanesville, OH	Zanesville	4.8%	$9.85	$9.00
Dollar General - Belleville, IL	St. Louis	12.2%	$9.38	$9.50
Dollar General - Columbia, SC	Columbia	10.9%	$9.36	$9.50
Advanced Auto Parts - Travelers Rest, SC	Greenville	13.4%	$11.40	$11.25
Dollar General - Aiken, SC	Augusta-Richmond	4.1%	$8.56	$8.50
Napa Auto Parts - Sun Prairie, WI	Madison	18.9%	$8.99	$9.00
Wtd. Avg.(4)		9.5%	$15.28	$15.51

(1)	Information is based on the appraisals.

(2)	Information is based on the underwritten rent roll.

(3)	Information is based on the appraisals surveyed comparable first generation rents for similar properties.

(4)	Wtd. Avg. Market Vacancy is based on each property’s allocated cut-off date loan amount as referenced in the Portfolio Summary table above.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$3,801,916	$15.28
Total Recoveries(3)	N/A	N/A	N/A	$342,827	$1.38
Less Vacancy & Credit Loss	N/A	N/A	N/A	($264,610)	($1.06)
Effective Gross Income	N/A	N/A	N/A	$3,880,133	$15.59
Total Operating Expenses(4)	N/A	N/A	N/A	$464,491	$1.87
Net Operating Income	N/A	N/A	N/A	$3,415,642	$13.72
Capital Expenditures	N/A	N/A	N/A	$31,493	$0.13
TI/LC	N/A	N/A	N/A	$58,559	$0.24
Net Cash Flow	N/A	N/A	N/A	$3,325,590	$13.36

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR	N/A	N/A	N/A	2.29x
NCF DSCR	N/A	N/A	N/A	2.23x
NOI Debt Yield	N/A	N/A	N/A	9.3%
NCF Debt Yield	N/A	N/A	N/A	9.0%

(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio Properties were acquired by the borrower sponsors between March 28, 2017 and June 30, 2017. The sellers of the ExchangeRight Net Leased Portfolio Properties did not provide historical operating statements to the ExchangeRight Net Leased Portfolio Borrower.

(2)	UW Gross Potential Rent is based on in-place rent per lease.

(3)	UW Total Recoveries are underwritten based on tenant leases. There are no reimbursements at three of the properties as tenants pay their respective property expenses directly.

(4)	UW Total Operating Expenses include real estate taxes, actual insurance premiums, repairs and maintenance and management fees calculated as 3.0% of ExchangeRight Net Leased Portfolio Properties effective gross income.

Escrows and Reserves. The ExchangeRight Net Leased Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $179,394 for real estate taxes, $22,227 for insurance premiums, $124,766 for outstanding replacement reserves, $500,000 for tenant improvement and leasing commissions, and $171,909 for deferred maintenance. Additionally, the ExchangeRight Net Leased Portfolio Mortgage Loan documents provide for ongoing monthly escrows of $25,337 for real estate taxes, $2,778 for insurance premiums and other assessments and $981 for replacement reserves, and, if an event of default is continuing, $14,518 for tenant improvement and leasing commissions (“TI/LC”).

A-3-47

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

Notwithstanding the foregoing, the ExchangeRight Net Leased Portfolio Borrower will not be required to provide monthly real estate taxes and insurance premiums, which are solely the obligation of such tenant and paid directly to the relevant taxing authority or insurance company by such tenant in accordance with such tenant’s lease, for so long as (i) no event of default has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio Borrower) directly to the taxing authority or the applicable insurance company on or before 15 days prior to the delinquency date of such taxes, (iii) the lease(s) with the applicable tenant(s) will be and continue to be in full force and effect and will not be subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio Borrower or the tenant, and (iv) no material adverse change has, in the lender’s reasonable determination, occurred with respect to the applicable tenant such that the ability to timely pay the taxes or insurance premiums that the applicable tenant is required to pay pursuant to its lease has, been materially jeopardized. In addition, the ExchangeRight Net Leased Portfolio Borrower is not required to make deposits into a capital reserve subaccount with respect to the aggregate number of rentable SF at the ExchangeRight Net Leased Portfolio Properties for which the tenants are obligated under their applicable leases to pay capital expenses for their respective premises, for so long as (i) no event of default has occurred and be continuing, (ii) the ExchangeRight Net Leased Portfolio Borrower provides proof of payment by all applicable tenants of the payment of all such capital expenses promptly following request by the lender, (iii) the leases with the applicable tenants are and continue to be in full force and effect and are not be subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has, in the lender’s reasonable determination, occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses for its respective premises pursuant to its lease has been materially jeopardized. If an event of default has occurred and is continuing, the ExchangeRight Net Leased Portfolio Borrower is required to deposit $14,518 on a monthly basis into the TI/LC reserve and any sum or termination fee payable to the ExchangeRight Net Leased Portfolio Borrower.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the ExchangeRight Net Leased Portfolio Borrower at a local bank selected by the ExchangeRight Net Leased Portfolio Borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the ExchangeRight Net Leased Portfolio Borrower, Master Lessee or manager receive any rents, then (i) such amounts will be deemed to be collateral for the ExchangeRight Net Leased Portfolio Mortgage Loan and will be held in trust by the ExchangeRight Net Leased Portfolio Borrower, Master Lessee or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the ExchangeRight Net Leased Portfolio Borrower, Master Lessee, or manager, and (iii) the ExchangeRight Net Leased Portfolio Borrower, Master Lessee, or manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) a default or an event of default, (iii) if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.50x or (iv) on September 1, 2024, to the extent a qualified transfer (i.e., the transfer of all outstanding ownership interest in the ExchangeRight Net Leased Portfolio Borrower to an approved transferee (that is not Delaware statutory trust) and the replacement of a guarantor with an acceptable replacement guarantor) has not occurred as of such date; and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the ExchangeRight Net Leased Portfolio Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the ExchangeRight Net Leased Portfolio Properties have achieved a debt service coverage ratio of at least 1.55x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, a qualified transfer has occurred.

Right of First Refusal. Each sole tenant at the Walgreens - Waukesha, WI property, the Walgreens - Blacklick, OH property and Tractor Supply - Conway, SC property has a right of first refusal to purchase the related property in the event of a proposed sale of such property to an unaffiliated third party. Each right of first refusal has been subordinated to the ExchangeRight Net Leased Portfolio Mortgage Loan and does not apply to a transfer in connection with a foreclosure, deed-in-lieu of foreclosure or other enforcement action under the ExchangeRight Net Leased Portfolio Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio Mortgage Loan documents require that an “all risk” insurance policy be maintained by the ExchangeRight Net Leased Portfolio Borrower and such policy must provide coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio Properties, provided that such coverage is available. The ExchangeRight Net Leased Portfolio Mortgage Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 90-day extended period of indemnity.

A-3-48

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A-3-49

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

A-3-50

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Flower Mound
Lewisville
Carrollton
Grapevine Lake
Addison
Richardson
Grapevine
Coppell
Farmers Branch
Garland
North Dallas
Las Colinas
Euless
University Park
Highland Park
FORT WORTH
Irving
Mesquite
Arlington
Grand Prairie
DALLAS
Downtown

Mundelein
Libertyville
Lake Forest
Crystal Lake
Cary
Vernon Hills
Lincolnshire
Highland Park
Algonquin
Long Grove
Buffalo Grove
Glencoe
Lake Michigan
Barrington
Barrington Hills
Palatine
Arlington Heights
Northbrook
Carpentersville
Mount Prospect
Glenview
Wilmette
Elgin
Hoffman Estates
Des Plaines
Skokie
Evanston
Schaumburg
Park Ridge
South Elgin
Bartlett
Chicago O'Hare Intl. Airport
Carol Stream
Addison
Melrose Park
Oak Park
St. Charles
Glendale Heights
Wheaton
Elmhurst
Loop
Geneva
Lombard
Cicero
Glen Ellyn
Batavia
West Chicago
Berwyn
Warrenville
Downers Grove
Brookfield
CHICAGO
Lisle
Midway Intl. Airport
Aurora
Naperville
Hinsdale
Woodridge
Burbank
Burr Ridge
Oak Lawn
Oswego
Bolingbrook
Palos Hills
Orland Park
Oak Forest
Harvey
Calumet City
Romeoville

National Office Portfolio

#	Address	Location
1	8330 LBJ Freeway	Dallas, TX
2	101 East Park Boulevard	Plano, TX
3	13601 Preston Road	Dallas, TX
4	1750 East Golf Road	Schaumburg, IL
5	14800 Quorum Drive	Addison, TX
6	1995 North Park Place	Atlanta, GA
7	Northlake - 2295 Parklake Dr NE	Atlanta, GA
8	4751 Best Road	Atlanta, GA
9	The Centre - 4099 McEwen Road	Farmers Branch, TX
10	The Centre - 4101 McEwen Road	Farmers Branch, TX
11	11225 North 28th Drive	Phoenix, AZ
12	10000 North 31st Ave	Phoenix, AZ
13	The Centre - 4001 McEwen Road	Farmers Branch, TX
14	4425 W Airport Fwy	Irving, TX
15	Northlake - 2302 Parklake Dr NE	Atlanta, GA
16	Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA
17	12100 Ford Road	Farmers Branch, TX
18	The Centre - 4000N&S McEwen Road	Farmers Branch, TX

Deer Valley
Desert Ridge
Sun City
Scottsdale
Peoria
El Mirage
Glendale
Paradise Valley
PHOENIX
Maryvale
Downtown Scottsdale
Avondale
Tolleson
Downtown
Mesa
Laveen
South Mountain
Tempe
Gilbert
Chandler
Ahwatukee Foothills
Komatke
Sun Lakes

Woodstock
Alpharetta
Sugar Hill
Acworth
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Vinings
Brookhaven
Tucker
Mountain Park
Mableton
Buckhead
North Decatur
Clarkston
ATLANTA
Lithia Springs
Decatur
Stone Mountain
Midtown
Avondale
Downtown
Belvedere
Redan
Douglasville
East Point
Panthersville
College Park
Hapeville
Forest Park
Union City
Morrow
Riverdale
Fairburn

A-3-51

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$35,000,000			Location:	Various
Cut-off Date Balance(1):	$34,959,306			General Property Type:	Office
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Andrew J. Segal			Year Built/Renovated:	Various
Mortgage Rate:	4.6100%			Size:	2,572,700 SF
Note Date:	10/6/2017			Cut-off Date Balance per SF(1):	$72
First Payment Date:	11/6/2017			Maturity Date Balance per SF(1):	$58
Maturity Date:	10/6/2027			Property Manager:	Boxer Property Management Corporation (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$20,578,171
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield(1):	11.1%
Additional Debt Balance(1)(3):	$149,825,595			UW NOI Debt Yield at Maturity(1):	13.7%
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			UW NCF DSCR(1):	1.64x
Reserves(4)				Most Recent NOI(5):	$16,618,026 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$14,293,715 (12/31/2016)
RE Tax:	$2,076,255	$337,483	N/A	3rd Most Recent NOI:	$16,387,470 (12/31/2015)
Insurance:	$271,808	$20,908	N/A	Most Recent Occupancy:	77.5% (8/31/2017)
Replacements:	$150,000	$53,598	$1,157,715	2nd Most Recent Occupancy:	72.1% (12/31/2016)
TI/LC:	$7,176,724	$0	$3,859,050	3rd Most Recent Occupancy:	70.7% (12/31/2015)
Outstanding TI/LC:	$2,575,793	$0	N/A	Appraised Value (as of):	$287,750,000 (Various)
Deferred Maintenance:	$196,044	$0	N/A	Cut-off Date LTV Ratio(1):	64.2%
Free Rent Reserve:	$1,656,704	$0	N/A	Maturity Date LTV Ratio(1):	52.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$185,000,000	99.7%	Loan Payoff(6):	$169,099,307	91.2%
Borrower Equity:	$500,000	0.3%	Reserves:	$14,103,328	7.6%
			Closing Costs:	$2,297,365	1.2%
Total Sources:	$185,500,000	100.0%	Total Uses:	$185,500,000	100.0%

(1)	The National Office Portfolio Mortgage Loan (as defined below) is part of the National Office Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the National Office Portfolio Whole Loan.

(2)	Prior to the open prepayment date of July 6, 2027, the National Office Portfolio Whole Loan can be prepaid with (i) defeasance after the earlier to occur of (a) October 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last National Office Portfolio Whole Loan promissory note to be securitized. Partial release is not permitted.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(5)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(6)	Includes $129,463,638 of the allocated loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

The Mortgage Loan. The sixth largest mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The National Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or “National Office Portfolio”). The National Office Portfolio Whole Loan was originated by Ladder Capital Finance LLC, by and through its branch office at 345 Park Avenue, New York, New York (“LCF”). Promissory Note A-5-A, with an original principal balance of $35,000,000, represents the National Office Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1-A, A-1-B, A-2, A-3 and A-4-A, with an aggregate original principal balance of $150,000,000, are currently held by LCF or an affiliate, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust until the controlling pari passu Promissory Note A-1-A is securitized, whereupon the National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The lender provides no assurance that the non-securitized notes will not be split further and/or will not be reissued with reallocated principal balances. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-52

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

National Office Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$35,000,000	$34,959,306	LCF	Yes
Note A-1-B	$20,000,000	$19,976,746	LCF	No
Note A-2	$30,000,000	$29,965,119	LCF	No
Note A-3	$30,000,000	$29,965,119	LCF	No
Note A-4-A	$35,000,000	$34,959,306	LCF	No
Note A-5-A	$35,000,000	$34,959,306	UBS 2017-C5	No
Total	$185,000,000	$184,784,901

The Borrower and the Borrower Sponsor. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

Andrew J. Segal is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in an aggressive leasing program to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF office space, 1,265 hotel keys, and 1,090,395 SF of retail. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

The Properties. The National Office Portfolio Properties are comprised of 18 office properties totaling 2,572,700 SF located throughout the Dallas, Texas MSA (1,605,894 SF; 62.4% of NRA; 64.0% UW NOI), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA; 17.8% UW NOI), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA; 4.7% UW NOI), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA; 13.5% UW NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 SF to 381,383 SF. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table present certain information relating to the National Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)(3)
8330 LBJ Freeway	Dallas, TX	1984/2010	381,383	$3,200,440	17.2%	$34,212,175	18.5%	$42,750,000	80.0%
101 East Park Boulevard	Plano, TX	1983/2012	225,445	$2,678,991	14.4%	$26,788,816	14.5%	$36,100,000	74.2%
13601 Preston Road	Dallas, TX	1973/2009	261,975	$2,018,081	10.8%	$21,520,948	11.6%	$27,500,000	78.3%
1750 East Golf Road	Schaumburg, IL	1985/2013	212,212	$2,623,222	14.1%	$17,479,653	9.5%	$35,400,000	49.4%
14800 Quorum Drive	Addison, TX	1981/2011	103,877	$828,328	4.4%	$9,708,699	5.3%	$13,550,000	71.7%
1995 North Park Place	Atlanta, GA	1985/2013	99,920	$824,186	4.4%	$8,629,954	4.7%	$12,200,000	70.7%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	1973/2014	121,528	$935,783	5.0%	$8,522,080	4.6%	$10,600,000	80.4%
4751 Best Road	Atlanta, GA	1987/2013	93,084	$809,188	4.3%	$8,090,582	4.4%	$11,900,000	68.0%
The Centre - 4099 McEwen Road	Farmers Branch, TX	1979/2013	123,711	$727,275	3.9%	$7,029,817	3.8%	$11,800,000	59.6%
The Centre - 4101 McEwen Road	Farmers Branch, TX	1979/2013	124,326	$551,675	3.0%	$7,029,817	3.8%	$12,100,000	58.1%
11225 North 28th Drive	Phoenix, AZ	1982/2011	135,501	$391,454	2.1%	$6,580,340	3.6%	$9,070,000	72.6%
10000 North 31st Ave	Phoenix, AZ	1982/2012	128,180	$375,262	2.0%	$5,909,121	3.2%	$9,900,000	59.7%
The Centre - 4001 McEwen Road	Farmers Branch, TX	1980/2013	95,192	$591,253	3.2%	$5,493,605	3.0%	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	1981/2015	85,212	$558,699	3.0%	$4,638,600	2.5%	$8,400,000	55.2%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	1979/2014	111,223	$147,597	0.8%	$4,095,233	2.2%	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	1973/2014	65,158	$578,297	3.1%	$3,362,086	1.8%	$5,880,000	57.2%
12100 Ford Road	Farmers Branch, TX	1979/2012	158,004	$391,528	2.1%	$3,096,396	1.7%	$12,500,000	24.8%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	1979/2013	46,769	$417,387	2.2%	$2,596,977	1.4%	$6,300,000	41.2%
Total/Wtd. Avg.			2,572,700	$18,648,646	100.0%	$184,784,901	100.0%	$287,750,000	64.2%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the National Office Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

A-3-53

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

The four largest properties (by NRA) in the National Office Portfolio (collectively making up approximately 56.4% of the National Office Portfolio’s UW NCF) are summarized below:

The 8330 LBJ Freeway property consists of 381,383 SF of Class B office space in two eight- and 12-story office buildings and, as of August 31, 2017, was 85.3% occupied. Built in 1984, the buildings within the property include two common conference rooms, an 85-seat stadium style auditorium, a fitness center and on-site café. The 8330 LBJ Freeway property is located 0.1 miles north of I-635 and 0.2 miles west of I-75. The largest tenant at the 8330 LBJ Freeway property is Trinity Universal Insurance Co, which occupies 84,114 SF (22.1% of the NRA of the 8330 LBJ Freeway property) and comprises 22.0% of the 8330 LBJ Freeway property’s underwritten base rent (3.1% of the National Office Portfolio’s underwritten base rent).

The 13601 Preston Road property consists of a 261,975 SF, midrise office building, and as of August 31, 2017, was 82.0% occupied. Built in 1973, the building is located on the north side of Alpha Road, approximately 550 feet west of Preston Road. The 13601 Preston Road property is located in North Dallas, which is located immediately north of LBJ Freeway between Preston Road and Montfort Drive. The 13601 Preston Road property is located adjacent to the north of the current Dallas Midtown, an over $4 billion redevelopment of the former Valley View mall and less than one-mile east of the North Dallas Tollway and Galleria Mall. The largest tenant at the 13601 Preston Road property is AT&T, which occupies 13,358 SF (5.1% of the NRA of the 13601 Preston Road property) and comprises 5.9% of the 13601 Preston Road property’s underwritten base rent (0.5% of the National Office Portfolio’s underwritten base rent).

The 101 East Park Boulevard property consists of a 225,445 SF, 13-story office building and, as of August 31, 2017, was 87.1% occupied. Built in 1983, the building is located at the southwest corner of Park Boulevard and Republic Drive in Plano, Collin County, Texas. The largest tenant at the 101 East Park Boulevard property is M. White & Associates, LLC, which occupies 24,896 SF (11% of the NRA of the 101 East Park Boulevard property) and represents 11.2% of the 101 East Park Boulevard property’s underwritten base rent (1.1% of the National Office Portfolio’s underwritten base rent).

The 1750 East Golf Road property consists of a Class B, 12-story office building encompassing 212,212 rentable SF and 244,050 gross SF. Additionally, there is a two-story parking garage at the rear of the 1750 East Golf Road property that contains 295 parking spaces, with an additional 417 surface parking spaces surrounding the improvements. The 1750 East Golf Road property was constructed in 1985 and the 1750 East Golf Road property’s site consists of approximately 357,192 SF or approximately 8.20 acres of land. The 1750 East Golf Road property is located on the north side of East Golf Road, opposite the Woodfield Mall. The 1750 East Golf Road property benefits from its location near the core of the commercial district of Schaumburg and to the city of Chicago, O’Hare International Airport, and the growing industrial, residential, office and retail sectors of the Schaumburg, Rolling Meadows, Elk Grove Village, Hoffman Estates, and Barrington areas. The largest tenant at the 1750 East Golf Road property is Career Education Corporation, which occupies 116,387 SF (54.8% of the NRA of the 1750 East Golf Road property) and comprises 56.5% of the 1750 East Golf Road property’s underwritten base rent (6.6% of the National Office Portfolio’s underwritten base rent).

The following table presents certain information relating to the major leases at the National Office Portfolio Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Career Education Corporation	1750 East Golf Road	NR/NR/NR	116,387	4.5%	$3,176,713	8.8%	$27.29	5/31/2020
Trinity Universal Insurance Co(4)	8330 LBJ Freeway	A-/A3/A-	84,114	3.3%	$1,387,881	3.9%	$16.50	6/30/2025
Assurance Agency, Ltd(5)	1750 East Golf Road	NR/NR/NR	63,113	2.5%	$1,716,198	4.8%	$27.19	9/30/2023
Nurtur Health, Inc.(6)	The Centre - 4001 McEwen Road	NR/NR/NR	47,780	1.9%	$788,370	2.2%	$16.50	12/31/2020
Centene Corporation(6)	The Centre - 4000N&S McEwen Road	NR/NR/NR	46,769	1.8%	$748,304	2.1%	$16.00	12/31/2020
Subtotal/Wtd. Avg.			358,163	13.9%	$7,817,466	21.7%	$21.83
Remaining Tenants			1,635,654	63.6%	$28,172,756	78.3%	$17.22
Vacant Space			578,883	22.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,572,700	100.0%	$35,990,222	100.0%	$18.05

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

A-3-54

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM/Other	51	39,513	1.5%	1.5%	$6.85	$270,677	0.8%	0.8%
2017	109	85,872	3.3%	4.9%	$16.82	$1,444,085	4.0%	4.8%
2018	497	472,242	18.4%	23.2%	$17.17	$8,109,026	22.5%	27.3%
2019	136	237,336	9.2%	32.5%	$16.53	$3,923,323	10.9%	38.2%
2020	129	453,555	17.6%	50.1%	$19.60	$8,888,453	24.7%	62.9%
2021	48	169,035	6.6%	56.7%	$16.28	$2,752,426	7.6%	70.5%
2022	41	125,942	4.9%	61.5%	$18.23	$2,295,525	6.4%	76.9%
2023	16	178,109	6.9%	68.5%	$21.88	$3,897,421	10.8%	87.7%
2024	7	31,737	1.2%	69.7%	$18.26	$579,435	1.6%	89.4%
2025	7	105,069	4.1%	73.8%	$16.72	$1,756,997	4.9%	94.2%
2026	5	11,420	0.4%	74.2%	$20.78	$237,306	0.7%	94.9%
2027	3	29,575	1.1%	75.4%	$24.76	$732,317	2.0%	96.9%
2028 & Beyond	5	54,412	2.1%	77.5%	$20.28	$1,103,231	3.1%	100.0%
Vacant	0	578,883	22.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1,054	2,572,700	100.00%		$18.05	$35,990,222	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 SF (62.4% of total portfolio SF), which generate $11,963,658 in UW NCF (64.2% of total underwritten base rent). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million SF of office space with 705,773 SF of positive absorption. As of second quarter 2017, the Dallas-Fort Worth MSA office market is 85.7% occupied with an average asking rent of $24.64 PSF. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million SF of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million SF of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 PSF. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 PSF. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million SF of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 PSF.

A-3-55

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20

(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 SF (19.1% of total portfolio SF) which generate $3,295,050 in UW NCF (20.6% of total UW Rent). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 PSF. Total office inventory in the Atlanta market area amounted to 307,054,764 SF in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 PSF in 2012. In the Atlanta market, there is currently 5,273,668 SF of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million SF across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 PSF. The South Atlanta office submarket contains a total inventory of 24.7 million SF of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 PSF. The Northwest Atlanta office submarket contains a total inventory of 50.2 million SF of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70

(1)	Information is based on the appraisals.

A-3-56

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the National Office Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM(1)	UW(1)(2)(3)	UW PSF
Gross Potential Rent	$42,129,832	$44,419,786	$42,402,377	$43,350,092	$45,744,828	$17.78
Total Recoveries	$1,053,998	$1,438,663	$1,599,768	$1,768,146	$2,773,638	$1.08
Other Income	$675,665	$835,275	$680,692	$707,505	$707,505	$0.28
Less Vacancy & Credit Loss	($12,422,571)	($12,813,958)	($12,620,315)	($11,220,908)	($10,595,946)	($4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	$15.02
Total Operating Expenses	$16,957,854	$17,492,296	$17,768,808	$17,986,810	$18,051,854	$7.02
Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	$8.00
Tenant Improvements	$0	$0	$0	$0	$643,175	$0.25
Leasing Commissions	$0	$0	$0	$0	$643,175	$0.25
Replacement Reserves	$0	$0	$0	$0	$643,175	$0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	$7.25

Occupancy %	66.3%	70.7%	72.1%	75.3%	78.2%
NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	11.1%
NCF Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	10.1%

(1)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of August 31, 2017.

(3)	UW Total Recoveries represent utility reimbursement due from tenants under their leases. The increase in UW Total Recoveries when compared to the TTM is due to the gross up of vacant spaces on the rent roll. On a net basis, LCF has underwritten reimbursements of approximately $2.25 million, consistent with the TTM Utility Reimbursements of $2.0 million.

(4)	Debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Escrows and Reserves. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be collected on an ongoing basis. Such reserve is capped at $1,157,715 ($0.45 PSF), however, collections will resume if the reserve is drawn down upon. In addition, every four years the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future TI / LCs in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and $1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash

A-3-57

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Whole Loan borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Whole Loan borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Whole Loan borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under management or advisement in excess) of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. In connection with a sale of the properties and assumption of the loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C5 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Release of Property. Not permitted.

Release of Parcel. Not permitted.

Terrorism Insurance. The National Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the National Office Portfolio Whole Loan documents.

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A-3-59

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

A-3-60

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

West Side
Garment District
HERALD SQUARE
Jacob Javits Convention Center
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Manhattan Center
Macy's
Empire State Building
LONG ISLAND RAILROAD
Herald Center
One Penn Plaza
Hudson River Greenway
HUDSON YARDS
NJ TRANSIT
General Post Office
Madison Square Garden
PENN STATION
Manhattan Mall
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Port Authority West 30th Street Midtown Heliport
Highline Elevated Park
Reckless Theatre and Training Ctr.
Uber Corp. Office
Chelsea Park
Fashion Institute of Technology
The Museum at FIT
CUE Art Foundation
Starret-Lehigh Building
Hotel Americano
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Broadway
High Line Elevated Park
Chelsea
School of Visual Arts Theater
Madison Square Park
Tiffany & Company
Chelsea Waterside Park
CHELSEA GALLERIES
Pier 62 Skatepark
Chelsea Art Museum
Clement Clarke Moore Park
MANHATTAN
Flatiron Building
Flatiron District
The High Line Hotel
Atlantic Theater Company
Chelsea Piers Sports & Entertainment Complex
The Kitchen
The Joyce Theater
IAC Building
Highline Ballroom
NYC Lab School for Collaborative Studies
Hudson River
Chelsea Market
Google Corporate Office Campus
Pier 57
Gansevoort Market
Meatpacking District
Ground Zero Museum Workshop
Forbes Galleries
The Standard High Line
Little W. 12th St.
Gansevoort Meatpacking NYC
Greenwich Ave.
Whitney Museum of American Art
Gansevoort St.
Greenwich St.
Hudson St.
Hudson Park Library
Horatio St.
Jane St.
Bethune St.
Bank St.
W. 11th St.
Perry St.
Charles St.
W. 10th St.
West St.
W. 4th St.
Bleecker St.
Waverly Pl.
Greenwich Village
The School of Drama - The New School
West Village
7th Ave. South
Washington Pl.
Washington Arch
Washington Square
Christopher St.
Lucille Lortel Theatre
IFC Cneter
New York University
NYU School of Law
NYU Skirball Center for the Performing Arts
Bedford St.
New Ohio Theatre
Cherry Lane Theatre
Barrow St.
Venmo
Morton St.
Carmine St.
Downing St.
Leroy St.
James J. Walker Park
Clarkson St.
W. Houston St.
Macdougal St.
Sullivan St.
U.S. Dept of Veterans Affairs
Varick St.
Charlton St.
Prince St.
SoHo
PATH
Delshah NYC Portfolio
1 58-60 9th Avenue New York, NY
2 60 Gansevoort Street New York, NY

A-3-61

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Original Balance:	$28,000,000			Location	New York, NY
Cut-off Date Balance:	$28,000,000			General Property Type:	Various
% of Initial Pool Balance:	3.8%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Michael K. Shah			Year Built/Renovated:	Various
Mortgage Rate:	4.2500%			Size:	13,250 SF
Note Date	8/4/2017			Cut-off Date Balance per SF:	$2,113
First Payment Date:	9/6/2017			Maturity Date Balance per SF:	$2,113
Maturity Date:	8/6/2022			Property Manager:	Delshah Management, LLC (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions:	LO (27); DEF (27); O (6)			UW NOI(4):	$2,049,637
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NOI Debt Yield:	7.3%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	7.3%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.70x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$1,592,183 (8/31/2017 TTM)
Reserves(2)				2nd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	N/A
RE Tax:	$45,325	$22,663	N/A	Most Recent Occupancy:	100.0% (8/31/2017)
Insurance:	$23,712	$2,635	N/A	2nd Most Recent Occupancy(5):	N/A
Deferred Maintenance:	$15,000	$0	N/A	3rd Most Recent Occupancy(5):	N/A
Replacement:	$0	$228	N/A	Appraised Value (as of):	$53,900,000 (6/7/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	51.9%
Other(3):	$2,057,375	$0	N/A	Maturity Date LTV Ratio:	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	100.0%	Loan Payoff:	$20,515,489	73.3%
			Reserves:	$2,141,412	7.6%
			Closing Costs:	$1,338,682	4.8%
			Return of Equity(6):	$4,004,417	14.3%
Total Sources:	$28,000,000	100.0%	Total Uses:	$28,000,000	100.0%

(1)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Other Reserve includes a Free People Reserve ($1,364,750) and a Free People Rent Credit Reserve ($692,625). At origination, the borrower deposited an additional $669,125 with Free People’s attorney in connection with a dispute between the tenant and the Delshah NYC Portfolio Borrowers (as defined below and as described under “Description of the Mortgage Pool—Litigation and Other Considerations” and “Escrows and Reserves” below).

(4)	UW NOI is based on the underwritten rent roll and includes (i) $121,800 of rent steps through November 2018 and (ii) $297,600 of underwritten base rent attributed to the three multifamily units.

(5)	Historical cash flows and historical occupancy are not available due to the acquisition of the Delshah NYC Portfolio Properties (as defined below) in 2013 and the subsequent gut renovations prior to the execution of new leases with the current tenants.

(6)	The borrower sponsor acquired (i) the Ninth Avenue Property (as defined below) for $18.2 million and invested approximately $8.0 million in capital improvements and (ii) the Gansevoort Property (as defined below) for $8.6 million and invested approximately $536,000 in capital improvements.

The Mortgage Loan. The seventh largest mortgage loan (the “Delshah NYC Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $28,000,000 and is secured by a first priority fee mortgage encumbering a mixed use, retail/multifamily building located at 58-60 Ninth Avenue, New York, New York (the “Ninth Avenue Property”) and a retail property located at 69 Gansevoort Street, New York, New York (the “Gansevoort Property,” and together with the Ninth Avenue Property, the “Delshah NYC Portfolio” or “Delshah NYC Portfolio Properties”). The proceeds of the Delshah NYC Portfolio Mortgage Loan were used to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Delshah 60 Ninth LLC and Delshah Gansevoort 69, LLC (collectively, the “Delshah NYC Portfolio Borrowers”), each a single purpose, New York limited liability company with one independent director in its organizational structure. The nonrecourse guarantor and borrower sponsor of the Delshah NYC Portfolio Mortgage Loan is Michael K. Shah.

Michael K. Shah is the founder and managing partner of Delshah Capital, a full-service, vertically integrated commercial real estate private equity and asset management firm specializing in acquiring, developing and managing multi-family, retail and office properties throughout New York City. Michael K. Shah oversees all aspects of the company operations including acquisitions, legal strategy, asset management and property management. Since its inception in 2006, the firm has grown to own a portfolio of over 2.0 million SF valued at more than $800.0 million. The current portfolio contains 17 real

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New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

estate assets, composed of 1,200 residential units and 10 retail units across the five boroughs of New York City. The borrower is currently subject to a dispute with a tenant. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

The Properties. The Delshah NYC Portfolio Properties consist of the retail/multifamily Ninth Avenue Property and the retail Gansevoort Property, both of which are located in the Meatpacking District in Lower Manhattan, New York City.

The Ninth Avenue Property is a 100.0% leased, four-story, 10,300 SF mixed-use property located on the eastern side of Ninth Avenue between West 14th Street and West 15th Street. The Ninth Avenue Property’s first floor and below grade space are leased to Free People of PA LLC (“Free People”) (6,800 SF; 51.3% of total NRA), a subsidiary of Urban Outfitters, Inc. (“Urban Outfitters”). The Ninth Avenue Property also has three, 100.0% occupied multifamily units located on the second, third and fourth floors. Each floor consists of a full-floor, recently renovated two-bedroom multifamily unit ranging between 1,100 SF and 1,200 SF.

The Ninth Avenue Property features 34 feet of frontage on Ninth Avenue and is situated directly across the street from the Apple store and Chelsea Market and is also adjacent to Google’s NYC Headquarters. The borrower sponsor acquired the Ninth Avenue Property in April 2013 for approximately $18.2 million and subsequently invested approximately $8.0 million in capital improvements through 2014. The capital improvements were used to renovate the retail space and gut renovate the three multifamily units.

The Gansevoort Property is situated on the northern side of Gansevoort Street between Greenwich Street and Washington Street. The Gansevoort Property was built in 1940 and was gut renovated and shop-fitted by the sole tenant in 2013. The building is comprised of 2,950 SF of above grade rentable retail space and has 6,993 SF of additional air rights. The Gansevoort Property is 100.0% occupied by Madewell Inc. (“Madewell”) (2,950 SF; 22.3% of total NRA), a subsidiary of J. Crew Group, Inc. (“J. Crew;” rated Caa2 by Moody’s and CCC+ by S&P). The Gansevoort Property is located near the entrance of the High Line and the Whitney Museum of American Art. The borrower sponsor acquired the Gansevoort Property in August 2013 for approximately $8.6 million and invested approximately $536,000 into the Gansevoort Property.

Delshah NYC Portfolio Summary
Property Name	Address	Property Sub-Type	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount(1)	Net Rentable Area (SF)(2)	Allocated Loan Amount PSF	Occupancy(2)	Appraised Value
Ninth Avenue Property	58-60 9th Avenue New York, NY 10011	Retail / Multifamily	1920/2014	$19,500,000	69.6%	10,300	$1,893	100.0%	$36,800,000
Gansevoort Property	69 Gansevoort Street New York, NY 10014	Single Tenant	1940/2013	$8,500,000	30.4%	2,950	$2,881	100.0%	$17,100,000
Total / Wtd. Avg.				$28,000,000	100.0%	13,250	$2,113	100.0%	$53,900,000

(1)	Pursuant to the Delshah NYC Portfolio Mortgage Loan documents, partial release of an individual Delshah NYC Portfolio Property is not permitted.

(2)	Based on the underwritten rent roll dated August 31, 2017.

Major Tenants.

Free People (6,800 SF, 51.3% of total NRA, 58.1% of underwritten base rent). Free People is a clothing brand that originally started in 1970 in West Philadelphia across the street from the University of Pennsylvania and changed its name to Urban Outfitters a year later. Free People was later revived as the Urban Outfitter’s wholesale label in 1984 and opened its first brick-and-mortar store in Paramus, New Jersey in 2002. In addition to its 131 Free People stores, as a wholesale line, Free People sells its brand in over 1,400 specialty stores worldwide including department stores such as Nordstrom and Bloomingdales. Free People continues to be a subsidiary of Urban Outfitters (NASDAQ: URBN), which is headquartered in Philadelphia, Pennsylvania and has a portfolio of global consumer brands consisting of Urban Outfitters, Anthropologie, Free People, BHLDN, Terrain and the Vetri Family, a group of restaurants. Free People executed a 10-year lease at the Ninth Avenue Property in March 2015 with a lease term commencement in November 2016 and a lease expiration in January 2027. In addition, the lease provides for two five-year renewal options.

Madewell (2,950 SF, 22.3% of total NRA, 29.6% of underwritten base rent). Madewell was originally founded in 1937 as an outfitter for factory workers and fishermen. The brand shut down in 1989 and was acquired and reopened under the J. Crew brand in 2006, as a clothing line dedicated to women. J. Crew is a men and women’s clothing store that was founded in 1983 and opened its first store in 1989. As of August 23, 2017, J. Crew operates 274 J. Crew retail stores, 119 Madewell stores, 182 factory stores and accompanying online retail websites. Madewell executed a 10-year lease at the Gansevoort Property in July 2015 with a lease commencement in October 2016, a lease expiration in January 2027 and provides for two five-year renewal options.

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New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

The following table presents certain information relating to the leases at the Delshah NYC Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Free People	Ninth Avenue Property	NR/NR/NR	6,800	51.3%	$1,405,693	58.1%	$206.72	1/31/2027(3)
Madewell	Gansevoort Property	NR/Caa2/CCC+	2,950	22.3%	$716,108	29.6%	$242.75	1/31/2027(4)
Subtotal/Wtd. Avg.			9,750	73.6%	$2,121,800	87.7%	$217.62
Multifamily Units(5)	Ninth Avenue Property		3,500	26.4%	$297,600	12.3%	$85.03	Various
Total/Wtd. Avg.			13,250	100.0%	$2,419,400	100.0%	$182.60

(1)	Information is based on the underwritten rent roll dated August 31, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Free People has two five-year extension options.

(4)	Madewell has two five-year extension options. J. Crew Group, Inc. guaranties the lease.

(5)	The Ninth Avenue Property contains three multifamily units located on the second, third and fourth floors of the property. Each unit is leased for one-year terms.

The following table presents certain information relating to the lease rollover schedule at the Delshah NYC Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027(3)	2	9,750	100.0%	100.0%	$217.62	$2,121,800	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	9,750	100.0%		$217.62	$2,121,800	100.0%	100.0%

(1)	Information is based on the underwritten rent roll dated August 31, 2017 and only reflects the commercial tenants of the Delshah NYC Portfolio Properties. The Ninth Avenue Property also contain three multifamily units that are 100.0% occupied on one-year lease terms with current annual rent totaling $297,600.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	See “Major Tenant Cash Trap Period” under “Lockbox and Cash Management” below.

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New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

The Market. The Delshah NYC Portfolio Properties are located in the West Village/Downtown apartment submarket and the Greenwich Village retail submarket.

The Delshah NYC Portfolio Properties are located in the Meatpacking District on the far west side of Manhattan, bordered to the north by Chelsea and to the south by the West Village. The Meatpacking District has become the epicenter of fashion, art and technology and the main point of entry onto the High Line. The Meatpacking District received its name due to the high number of slaughterhouses and packing plants located in the area at the turn of the 20th century, but has steadily transformed into a destination location for high-end boutiques including Christian Louboutin, Alexander McQueen, Stella McCartney, Hermes and Theory. The Meatpacking District also has a vibrant social scene with restaurants, bars and night clubs. In addition, the Meatpacking District and Chelsea have emerged as a destination for technology, media and creative industry with companies such as Google, Twitter, Apple, Samsung, Uber and Tesla all having a prominent presence in the neighborhood. Additional features to the neighborhood are the High Line linear park, which opened in 2009 and the Whitney Museum of American Art, which opened in 2015. According to a third party research report, the 2016 demographics within the Meatpacking District, such as population, average household income, median household income were 290,473, $112,900 and $73,608 respectively.

As of the first quarter of 2017, within the West Village/Downtown apartment submarket, there were 25,461 total units, with an average vacancy rate of 4.0% and an average asking rent per unit of $4,350.

As of the first quarter of 2017, the Greenwich Village retail submarket had approximately 2.7 million SF of supply, with 84,090 SF vacant indicating a vacancy rate of 3.1% and total average asking rents of $122.39 PSF. Average ground floor retail rents in the Meatpacking District and the West Village range from $300.00 to $375.00 PSF and $375.00 to $525.00 PSF respectively.

Retail lease comparables for the Delshah NYC Portfolio Properties range from $235.00 to $284.00 PSF.

Retail Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Term	Rent PSF	Lease Type
Ninth Avenue Property	58-60 Ninth Avenue	6,800(2)(3)	1920	Free People	6,800(2)	11/9/2016(2)	10.0(2)	$206.72(2)	Net
Gansevoort Property	69 Gansevoort Street	2,950(2)	1940	Madewell	2,950(2)	10/13/2016(2)	10.0(2)	$242.75(2)	Net
Ted Baker	115-121 Wooster Street	7,875	1900	Ted Baker	7,875	1/1/2016	10.0	$235.00	Net
Hermes	46 Gansevoort Street	10,000	1941	Hermes	10,000	1/1/2018	10.0	$284.00	Net
Indochino	424 Broome Street	4,100	1900	Indochino	4,100	6/26/2016	5.0	$275.00	Net
Intermix	810 Washington Street	2,125	1940	Intermix	2,125	9/1/2016	10.0	$225.00	NNN
Sweetgreen	32 Gansevoort Street	10,100	1910	Sweetgreen	1,915	8/1/2016	10.0	$240.00	NNN

(1)	Information is based on the appraisal.

(2)	Based on the underwritten rent roll.

(3)	The Ninth Avenue Property Net Rentable Area only reflects retail SF.

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New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Delshah NYC Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$1,933,876	$2,419,400	$182.60
Total Recoveries	N/A	N/A	N/A	$71,433	$82,341	$6.21
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($75,052)	($5.66)
Effective Gross Income	N/A	N/A	N/A	$2,005,309	$2,426,689	$183.15
Total Operating Expenses	N/A	N/A	N/A	$413,126	$377,052	$28.46
Net Operating Income	N/A	N/A	N/A	$1,592,183	$2,049,637	$154.69
Capital Expenditures	N/A	N/A	N/A	$0	$2,738	$0.21
TI/LC	N/A	N/A	N/A	$0	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$1,592,183	$2,046,900	$154.48

Occupancy %	N/A	N/A	N/A	100.0%	97.0%
NOI DSCR	N/A	N/A	N/A	1.32x	1.70x
NCF DSCR	N/A	N/A	N/A	1.32x	1.70x
NOI Debt Yield	N/A	N/A	N/A	5.7%	7.3%
NCF Debt Yield	N/A	N/A	N/A	5.7%	7.3%

(1)	Historical cash flows are unavailable due to the acquisition of the Delshah NYC Portfolio Properties in 2013 and the subsequent renovations and execution of new leases with the current tenants.

(2)	UW Gross Potential Rent is underwritten based on the underwritten rent roll and includes (i) $121,800 of rent steps through November 2018 and (ii) $297,600 of underwritten base rent attributed to the three multifamily units.

(3)	The appraisal concluded a 3.0% general vacancy rate and CCRE is underwriting a 3.0% vacancy. As of the underwritten rent roll dated August 31, 2017, the Delshah NYC Properties are 100.0% occupied.

Escrows and Reserves. The Delshah NYC Portfolio Borrowers deposited (i) $45,325 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $23,712 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $15,000 upfront for an immediate repair reserve, (iv) an ongoing monthly replacement reserve of approximately $228, (v) an ongoing monthly TI/LC reserve of approximately $813, which reserve is waived unless there is an event of default or the debt service coverage ratio falls below 1.30x, (vi) $1,364,750 upfront for a Free People Reserve and (vii) $692,625 upfront for a Free People Rent Credit Reserve. Separately, at loan origination, the Delshah NYC Portfolio Borrowers deposited $669,125 was deposited with Free People’s attorney as a result of a stipulation filed and approved by the Supreme Court of the State of New York, New York County in connection with a dispute between the Delshah NYC Portfolio Borrowers and the tenant. Upon delivery of the final unappealable order of the decision rendered by the court adjudicating the aforementioned dispute or a copy of the fully executed, filed and entered stipulation of discontinuance that provides for the settlement of all outstanding claims. It is anticipated that certain amounts in the Free People Reserve and the Free People Rent Credit Reserve will be transferred to the tenant and any remaining amounts returned to the Delshah NYC Portfolio Borrowers. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Lockbox and Cash Management. The Delshah NYC Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The Delshah NYC Portfolio Borrowers are required to collect all rent from the tenants and within two business days transmit such rent directly into the clearing account maintained by the Delshah NYC Portfolio Borrowers at a local bank selected by the borrowers. Except during a Cash Management Period (as defined below), funds deposited into the clearing account will be swept by the clearing bank on a daily basis into an account designated by the Delshah NYC Portfolio Borrowers’ at the clearing bank. During a Cash Management Period, funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into a lender controlled lockbox account and applied and disbursed by the lender in accordance with the loan documents and any excess funds will be maintained as additional collateral.

A “Cash Management Period” will commence upon (a) the occurrence of any of the following, (i) any event of default; (ii) any bankruptcy action of the Delshah NYC Portfolio Borrowers, principal, guarantor or property manager has occurred; (iii) the commencement of a Major Tenant Cash Trap Period (as defined below); or (iv) failure by the Delshah NYC Portfolio Borrowers, after the end of two consecutive calendar quarters, to maintain an debt service coverage ratio of at least 1.15x, and (b) terminate, upon lender giving notice to the Delshah NYC Portfolio Borrowers and clearing bank that the Cash Management Period has ended and, in the case of clause (i), the event of default has been cured and no other event of default is continuing; in the case of clause (ii), with respect to a bankruptcy action of the property manager only, the Delshah NYC Portfolio Borrowers have replaced the manager with a qualified manager under an acceptable replacement management agreement; in the case of clause (iii), such Major Tenant Cash Trap Period has terminated and no other Cash Management Period is then continuing; and in the case of clause (iv), the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters and no other Cash Management Period is then in effect or event that would trigger another Cash Management Period has occurred.

A “Major Tenant Cash Trap Period” will commence on (i) the date on which a Major Tenant (as described below) discontinues its business at its premises or vacates i.e. “goes dark” at the premises (unless the tenant is paying all monetary obligations and is not otherwise in default or the Delshah NYC Portfolio Borrowers have deposited into an excess cash reserve account, the sum (calculated by lender) equal to the excess cash that would have been deposited with the lender if this tenant had paid all of its monetary obligations under the lease); (ii) the earlier of (x) the date that is twelve months prior to the then current expiration of the Major Lease or (y) the date upon which a Major Tenant gives notice of its intention not to exercise any remaining renewal options under its lease; (iii) the date on which a Major Tenant terminates its lease or delivers to Delshah NYC Portfolio Borrowers a written notice or otherwise indicates its intention to terminate; (iv) the occurrence of a monetary or material non-monetary default by a Major Tenant under its lease (excluding any non-payment during a rent abatement period); and (v) the date upon which a Major Tenant (or its parent company, if such parent is the guarantor on such Major Lease) becomes a debtor in any bankruptcy or insolvency proceedings. A Major Tenant Cash Trap Period will terminate, in the case of clause (i),

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New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

the applicable Major Tenant has renewed or extended its lease for a term no less than five years beyond the stated maturity date (or the Delshah NYC Portfolio Borrowers have deposited in an excess cash reserve an amount equal to the greater of (x) twelve months of excess cash calculated from the date the tenant has gone dark and (y) $60.00 PSF for the space leased by such Major Tenant; in the case of clause (ii), the date on which the Major Tenant (or its parent, if applicable) ceases to be a debtor in a bankruptcy or insolvency proceeding; in the case of clause (iii), the Delshah NYC Portfolio Borrowers have entered into on or more leases with one or more replacement tenants reasonably satisfactory to lender, each at a net effective rental rate of no less than $180.00 PSF, which rental rate produces a debt service coverage ratio of at least 1.15x and no other Cash Management Period is then continuing.

A “Major Tenant” means any tenant under a “Major Lease”, which means (i) the Madewell lease (and any replacement lease thereof), (ii) the Free People lease (and any replacement lease thereof), and/or (iii) any other non-residential lease (a) which, either individually or when taken together with any other lease with the same tenant or its affiliates, demises in excess of 2,000 SF at the Delshah NYC Portfolio Property or (b) made with a tenant that is paying base rent in an amount equal to or exceeding 15.0% of the gross income from operations.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Delshah NYC Portfolio Mortgage Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $10,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts.

A-3-67

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

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237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

Floor	Tenants
21	JP Morgan Chase 23,895 SF | 7/2020; JP Morgan Chase 3,100 SF | 7/2020
20	Her Majesty the Queen in Right of Canada 60,845 SF | 10/2037
19	Jennison Associates 19,277 SF | 2/2025; Her Majesty the Queen in Right of Canada 12,056 SF | 10/2037; Vacant 4,972 SF; Jennison Associates 25,000 SF | 2/2025; Jennison Associates 300 SF | 2/2025
18	Jennison Associates 58,883 SF | 2/2025
17	Jennison Associates 59,304 SF | 2/2025
16	The New York and Presbyterian Hospital 62,275 SF | 12/2048
15	The New York and Presbyterian Hospital 62,275 SF | 12/2048
14	The New York and Presbyterian Hospital 61,543 SF | 12/2048
13	JP Morgan Chase 17,959 SF | 7/2020; The New York and Presbyterian Hospital 43,994 SF | 12/2048
12	JP Morgan Chase 61,603 SF | 7/2020
11	The New York and Presbyterian Hospital 61,411 SF | 12/2048
10	The New York and Presbyterian Hospital 60,401 SF | 12/2048
9	The New York and Presbyterian Hospital 60,512 SF | 12/2048
8	JP Morgan Chase 58,654 SF | 7/2020
7	JP Morgan Chase 59,032 SF | 7/2020
6	JP Morgan Chase 30,342 SF | 7/2020; Vacant 29,455 SF
5	The New York and Presbyterian Hospital 66,605 SF | 12/2048
4	J. Walter Thompson 66,008 SF | 5/2027
3	J. Walter Thompson 66,166 SF | 5/2027
2	J. Walter Thompson 60,559 SF | 5/2027
1	Convene 27,876 SF | 2/2027; Convene 1,929 SF 2/2027; Hale & Hearty 1,893 SF 11/2030; Vacant 2,407 SF; Vacant 942 SF; Vacant 2,429 SF; Tobmar International 400 SF | 3/2024
1	Management Office 2,050 SF | MTM; Vacant 1,213 SF; Vacant 2,318 SF; Vacant 3,774 SF; Vacant 2,700 SF; Vacant 1,542 SF; Vacant 2,094 SF; Vacant 1,724 SF

VACANT | MTM | 2018 – 2020 | 2021 – 2025 | 2026 – 2030 | 2031+

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237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

237 Park Avenue
237 Park Avenue
New York, NY 10017
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Temple Emanu-El
Hunter College
Park Ave. Armory
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Fuller Building
9 West 57th
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
1 Rockefeller Plaza
News Corp. Building
JPMorgan Chase Tower
Morgan Stanley Building
485 Lexington
747 Third Avenue
Japan Society
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Grand Central Terminal
Winslar Building
Chrysler Building
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
Bryant Park
New York Public Library
Daily News
New York Times Building
HSBC Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
METRO NORTH
East River
FDR Drive
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
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A-3-70

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$25,390,000			Location:	New York, NY 10017
Cut-off Date Balance(2):	$25,390,000			General Property Type:	Office
% of Initial Pool Balance:	3.4%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Borrower Sponsors:	RXR Group; Walton Street Group			Year Built/Renovated:	1914/2017
Mortgage Rate:	3.7515436%			Size:	1,251,717 SF
Note Date:	7/26/2017			Cut-off Date Balance per SF(2):	$278
First Payment Date:	9/9/2017			Maturity Date Balance per SF(2):	$278
Maturity Date:	8/9/2027			Property Manager:	RXR Property Management LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months
Prepayment Provisions:	LO (27); DEF (86); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$57,166,479
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(2):	16.4%
Additional Debt Balance(3):	$322,610,000/$345,200,000/$87,800,000			UW NOI Debt Yield at Maturity(2):	16.4%
Future Debt Permitted (Type):	Yes (Mezzanine)			UW NCF DSCR(2):	4.10x
Reserves(4)				Most Recent NOI:	$19,845,834 (12/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$19,489,476 (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent NOI:	$32,393,944 (12/31/2014)
Insurance:	$0	Springing	N/A	Most Recent Occupancy(5):	95.6% (6/29/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	63.5% (12/31/2016)
TI/LC:	$0	Springing	N/A	3rd Most Recent Occupancy:	63.1% (12/31/2015)
Outstanding TI/LC:	$81,365,605	$0	N/A	Appraised Value (as of)(6):	$1,310,000,000 (5/22/2017)
Interest Reserve:	$7,500,000	$0	N/A	Cut-off Date LTV Ratio(2)(6):	26.6%
JPM Reserve:	$0	Springing	(4)	Maturity Date LTV Ratio(2)(6):	26.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$693,200,000	88.8%	Loan Payoff:	$628,164,189	80.4%
Mezzanine Loan(2):	$87,800,000	11.2%	Reserves:	$88,865,605	11.4%
			Closing Costs:	$41,379,906	5.3%
			Return of Equity:	$22,590,300	2.9%
Total Sources:	$781,000,000	100.0%	Total Uses:	$781,000,000	100.0%

(1)	The 237 Park Avenue Whole Loan was co-originated by Société Générale and Morgan Stanley Bank, N.A. (collectively, the “Lenders”).

(2)	The 237 Park Avenue Mortgage Loan (as defined below) is part of the 237 Park Avenue Whole Loan (as defined below), which is comprised of 14 senior pari passu promissory notes with an aggregate original principal balance of $348.0 million and four pari passu subordinate notes with an aggregate original principal balance of $345.2 million. The 237 Park Avenue Whole Loan is accompanied by the 237 Park Avenue Mezzanine Loan (as defined below) with an outstanding aggregate principal balance of $87.8 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 237 Park Avenue Whole Loan are $554, $554, 8.2%, 8.2%, 2.06x, 52.9% and 52.9%, respectively.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI is due to a new lease, in which New York and Presbyterian Hospital (“NYP”) leases 479,016 SF, representing approximately 35.9% of underwritten base rent for a period of 30 years, bringing the overall occupancy to 95.6%.

(6)	Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio, with respect to the 237 Park Avenue Whole Loan, is based on the “As-Is Assuming Reserves” value of $1,310,000,000 as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7,500,000 escrow and letters of credit in an aggregate amount of $8,500,000 to cover interest and free rent payments, specifically for a portion of the free rent provided to NYP and Her Majesty the Queen in Right of Canada spaces. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $1.2 billion “As-Is” appraised value are 29.0% and 29.0%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “237 Park Avenue Mortgage Loan”) is part of a whole loan (the “237 Park Avenue Whole Loan”) secured by the 237 Park Avenue Fee Borrower’s (as defined below) fee interest in the 237 Park Avenue Property (as defined below), the condominium units owned by the 237 Park Avenue Declarant Borrower (as defined below), the revenues from the 237 Park Avenue Property, and all other tangible and intangible property in respect of which the Lenders are granted a lien under the 237 Park Avenue Whole Loan documents, and all proceeds of the foregoing and the collateral assignment of the purchase money note, the purchase money mortgage and the purchase sale agreement each relating to NYP’s purchase of its condominium units at the 237 Park Avenue Property. The 237 Park Avenue Property is a 21-story, 1,251,717 SF Class A office building that occupies the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan (the “237 Park Avenue Property”), adjacent to Grand Central Terminal.

A-3-71

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

The 237 Park Avenue Whole Loan consists of (i) a loan whose proceeds were used to refinance the prior mortgage loan, make deposits into the reserve funds, pay costs and expenses in connection with the origination of the loan, and fund any working capital requirements of the 237 Park Avenue Property (the “Senior Lien Loan”) and (ii) a loan whose proceeds are to be used for the cost of future improvements (the “Building Loan”). The Building Loan was created in order to comply with New York lien law and is subordinate to the Senior Lien Loan in terms of lien priority. The Senior Lien Loan and the Building Loan are treated as one loan below. The 237 Park Avenue Whole Loan is comprised of (i) a senior loan, comprised of 14 pari passu notes, with an aggregate outstanding principal balance of $348.0 million and (ii) subordinate companion loans, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million (collectively, the “237 Park Avenue Subordinate Companion Loan”), each as described below. Senior Note A-2-C2, Senior Note A-2-C3, Building Note A-2-C2 and Building Note A-2-C3, with an aggregate outstanding principal balance as of the Cut-off Date of $25.39 million, will be contributed to the UBS 2017-C5 Trust. The remaining 10 notes (collectively, the “237 Park Avenue Pari Passu Companion Loan”) have an aggregate outstanding principal balance as of the Cut-off Date of $322.61 million. The controlling senior Note A-1-S (along with three other senior 237 Park Avenue Pari Passu Companion Loan notes and the 237 Park Avenue Subordinate Companion Loan) were contributed to the MSSG Trust 2017-237P, which governs the servicing and administration of the 237 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “MSSG Trust 2017-237P Trust and Servicing Agreement”), the directing certificate holder under the MSSG Trust 2017-237P Trust and Servicing Agreement). Société Générale provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement”.

The 237 Park Avenue Whole Loan has a 10-year term and is interest only for the term of the loan. The 237 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 237 Park Avenue Whole Loan matures on August 9, 2027. The proceeds of the 237 Park Avenue Whole Loan, along with one mezzanine loan with a principal balance as of the Cut-off Date of $87,800,000 (the “237 Park Avenue Mezzanine Loan”), were used to refinance the 237 Park Avenue Property, fund reserves, pay closing costs and return equity to the borrower sponsors.

237 Park Avenue Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Anticipated Note Holder(2)	Controlling Piece
Senior Note A-1-S	$74,378,041	$74,378,041	MSSG Trust 2017-237P	Yes
Senior Note A-1-C1	$60,411,124	$60,411,124	MSBAM 2017-C34	No
Senior Note A-1-C2	$60,411,124	$60,411,124	Morgan Stanley Bank, N.A.	No
Senior Note A-2-S	$40,049,714	$40,049,714	MSSG Trust 2017-237P	No
Senior Note A-2-C1	$43,147,721	$43,147,721	UBS 2017-C4	No
Senior Note A-2-C2	$10,955,206	$10,955,206	UBS 2017-C5	No
Senior Note A-2-C3	$10,955,206	$10,955,206	UBS 2017-C5	No
Building Note A-1-S	$11,811,959	$11,811,959	MSSG Trust 2017-237P	No
Building Note A-1-C1	$9,593,876	$9,593,876	MSBAM 2017-C34	No
Building Note A-1-C2	$9,593,876	$9,593,876	Morgan Stanley Bank, N.A.	No
Building Note A-2-S	$6,360,286	$6,360,286	MSSG Trust 2017-237P	No
Building Note A-2-C1	$6,852,279	$6,852,279	UBS 2017-C4	No
Building Note A-2-C2	$1,739,794	$1,739,794	UBS 2017-C5	No
Building Note A-2-C3	$1,739,794	$1,739,794	UBS 2017-C5	No
Senior Note B-1-S	$193,629,711	$193,629,711	MSSG Trust 2017-237P	No
Senior Note B-2-S	$104,262,152	$104,262,152	MSSG Trust 2017-237P	No
Building Note B-1-S	$30,750,289	$30,750,289	MSSG Trust 2017-237P	No
Building Note B-2-S	$16,557,848	$16,557,848	MSSG Trust 2017-237P	No
Total	$693,200,000	$693,200,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale and Morgan Stanley Bank, N. A. are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

Following the lockout period, on any date before February 9, 2027, the 237 Park Avenue Borrower has the right to defease the 237 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 237 Park Avenue Whole Loan note to be securitized or (ii) 36 months after loan origination. The 237 Park Avenue Whole Loan is prepayable without penalty on or after February 9, 2027.

A-3-72

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

The Borrowers and the Borrower Sponsors. The borrowers are 237 Park Owner LLC (the “237 Park Avenue Fee Borrower”) and 237 Park LH Owner LLC (the “237 Park Avenue Declarant Borrower”, together with the 237 Park Avenue Fee Borrower, the “237 Park Avenue Borrower”), a wholly owned subsidiary of the 237 Park Avenue Fee Borrower, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 237 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 237 Park Avenue Whole Loan.

The nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP, each a Delaware limited partnership, Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-NUS-SRD, L.P., Walton Street Real Estate Fund VII, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P. and WSC Capital Holdings VII, L.P., each a Delaware limited partnership. The guarantors are affiliates of the borrower sponsors, RXR Realty Inc. (“RXR”) and Walton Street Capital LLC (“Walton Street”).

RXR is a fully-integrated real estate company with expertise in investment management, property management, development, design, construction, leasing and financing with a core focus on the New York Tri-State area with investments in properties valued at $15.4 billion encompassing 23.0 million SF.

Walton Street is a private equity real estate investment firm. Since its founding in 1994, affiliates of Walton Street have received total equity commitments of over $8.4 billion from public and corporate pension plans, foreign institutions, insurance companies and banks, endowments and foundations, trusts, and high net worth individuals. Affiliates of Walton Street have invested and/or committed to invest over $7.5 billion of equity in more than 300 separate transactions.

The Property. The 237 Park Avenue Property is a 21-story Class A office building comprised of approximately 1,251,717 SF, including approximately 19,618 SF of ground floor retail space. The 237 Park Avenue is located on the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan, adjacent to Grand Central Terminal which provides access to transportation including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority are also accessible via the subway, connecting the 237 Park Avenue Property to all major rail lines in the tri-state area, namely the Long Island Rail Road and New Jersey Transit. Originally built in 1914, the 237 Park Avenue Property was redeveloped into its current structure in 1981, and underwent a $65.8 million renovation and repositioning between 2013 and March 2017. The renovation included office floor repositioning and a complete redevelopment of the 237 Park Avenue Property’s entrances, lobby, atrium and retail component, including the renovation of a retail space along an outdoor public plaza on the western side of the 237 Park Avenue Property (“Depew Place”) as well as landlord improvements to tenant-specific spaces.

As of June 29, 2017, the 237 Park Avenue Property was 95.6% leased, with the office portion being 97.2% leased by a roster of tenants, with concentrations in the healthcare, financial services, advertising and government sectors. Approximately 92.8% of the 237 Park Avenue Property’s net rentable area (“NRA”) is leased by investment grade tenants, which contribute approximately 97.9% of the 237 Park Avenue Property’s underwritten gross rent. The 237 Park Avenue Property averaged occupancy of 92.6% from 2006 through 2012. After acquiring the 237 Park Avenue Property in October 2013, the borrower sponsors commenced a $65.8 million renovation and repositioning of the 237 Park Avenue Property, which was completed in March 2017. As part of the repositioning plan, the borrower sponsors vacated all of the retail space at Depew Place in order to renovate Depew Place and partially reconfigure the lobby.

Since November 1, 2015, the borrower sponsors have been able to either renew existing tenants or sign new leases for 62.0% of the 237 Park Avenue Property. As of June 29, 2017, the weighted average remaining lease term at the 237 Park Avenue Property was 17.5 years. In June 2017, NYP (38.3% of GLA, 37.0% of underwritten base rent) executed an agreement whereby NYP would occupy space at the 237 Park Avenue Property for at least 31.5 years. Headquartered at the 237 Park Avenue Property since 1979, J. Walter Thompson (“JWT”) (15.4% of GLA, 15.9% of underwritten base rent) signed a 10.4-year extension that commenced in January 2017. Her Majesty the Queen in Right of Canada (5.8% of GLA, 6.9% of underwritten base rent) signed a 21-year lease in August 2016.

The condominium units included in the collateral for the 237 Park Avenue Whole Loan are subject to a ground lease between the 237 Park Avenue Fee Borrower, as ground lessor, and the 237 Park Avenue Declarant Borrower, as ground lessee. The ground lease expires on April 27, 2057. The 237 Park Avenue Declarant Borrower is obligated to pay a base rent of $10.00 per annum for the entire term of the ground lease.

Major Tenants.

The New York and Presbyterian Hospital (479,016 SF, 38.3% of NRA, 37.0% of underwritten base rent). NYP is a comprehensive, integrated academic health care delivery system provider, which delivers quality care and service to patients in the New York metro area. Altogether the NYP campuses handle over 2.2 million outpatient and inpatient visits each year, including inpatient admissions and more than 286,000 emergency room visits and over 15,000 birth deliveries. The facilities employ a total of more than 23,700 people, including approximately 6,500 physicians.

On May 15, 2017, NYP executed an agreement to purchase and hold a leasehold condominium interest in a portion of the 237 Park Avenue Property for a term of 31.5 years, subject to a 10-year (or two five-year) extension term(s), which purchase was completed on June 29, 2017. The units encompass the entire 5th, 9th, 10th, 11th, 14th, 15th and 16th floors of the 237 Park Avenue Property and a portion of the 13th (collectively, the “NYP Unit”). The purchase price for the NYP Unit is required to be paid in monthly installments pursuant to a purchase money note, secured by a purchase money mortgage. In addition to the monthly payments under the purchase money note, NYP will also be responsible for NYP’s pro rata share of operating expenses of the 237 Park Avenue Property payable to the condo association in accordance with the terms of the condominium documents. NYP will not be required to make payments under the purchase money note and purchase money mortgage until January 12, 2019. Assignments of the purchase money note, the purchase money mortgage note and the purchase documents relating to NYP’s purchase of condominium units are included in the collateral for the 237 Park Avenue Mortgage Loan.

At origination, approximately $87.0 million of tenant improvement, leasing commission and landlord work obligations costs remained with respect to NYP, of which $13.4 million was drawn at loan origination and the remaining $73.6 million was escrowed. There are also approximately $1.5 million of tenant allowances that were not escrowed.

A-3-73

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

JP Morgan Chase (254,585 SF, 20.3% of NRA, 23.8% of underwritten base rent). Founded in 1823 and headquartered in New York City, JP Morgan Chase (“JPM”) is one of the largest financial services firms in the world. The company has more than 5,350 bank branches across the U.S. and is also among the nation’s largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also boasts formidable investment banking and asset management operations.

J. Walter Thompson (192,733 SF, 15.4% of NRA, 15.9% of underwritten base rent). JWT is a wholly owned subsidiary of WPP Group, a world-wide leader in marketing communications. Established in 1864 and headquartered at the 237 Park Avenue Property since 1979, JWT has more than 200 offices in over 90 countries, employing nearly 10,000 marketing professionals. WPP Group reported 2016 revenues of £14.4 billion (a 17.6% year-over-year increase) with over 205,000 employees in 3,000 offices in 112 countries.

Jennison Associates (162,764 SF, 13.0% of NRA, 14.4% of underwritten base rent). Jennison Associates (“Jennison”) is an indirect wholly owned subsidiary of Prudential Financial, Inc. Founded in 1969, Jennison manages equity, fixed income and multi-asset portfolios across several styles, geographies and capitalizations. With roughly 347 employees in two offices, Jennison is responsible for $164.3 billion in assets under management as of March 31, 2017. Jennison, a tenant at the 237 Park Avenue Property since 1982, signed an extension term through February 28, 2025, which commences March 1, 2020 and includes tenant improvement allowance of approximately $3.0 million, which Jennison may elect to receive as a credit against future rent payments.

Her Majesty the Queen in Right of Canada (72,901 SF, 5.8% of NRA, 6.9% of underwritten base rent). The 237 Park Avenue Property is home to the Permanent Mission of Canada to the United Nations and the Consulate General of Canada in New York, both of which recently consolidated into the 237 Park Avenue Property, on a lease through October 1, 2037, from their former locations. The consulate general is a satellite office of Canada’s embassy to the United States, located in Washington D.C. Her Majesty the Queen in Right of Canada signed a 21-year lease in August 2016 that allows for free rent through November 1, 2017 and has approximately $7.2 million of tenant improvement allowance, leasing commission and landlord work remaining, which was escrowed at origination.

The following table presents certain information relating to the leases at the 237 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration
Tenants
The New York and Presbyterian Hospital(3)	NR/AA/Aa3	479,016	38.3%	$31,136,040	37.0%	$65.00	12/29/2048
JP Morgan Chase(4)	A-/A+/A3	254,585	20.3%	$20,011,417	23.8%	$78.60	7/31/2020
J. Walter Thompson	BBB/BBB+/NR	192,733	15.4%	$13,346,760	15.9%	$69.25	5/31/2027
Jennison Associates	A/A-/Baa1	162,764	13.0%	$12,129,119	14.4%	$74.52	2/28/2025
Her Majesty the Queen in Right of Canada(5)	AAA/AAA/Aaa	72,901	5.8%	$5,777,263	6.9%	$79.25	10/31/2037
Convene	NR/NR/NR	29,805	2.4%	$1,533,464	1.8%	$51.45	2/28/2027
Hale & Hearty	NR/NR/NR	1,893	0.2%	$166,376	0.2%	$87.89	11/30/2030
Tobmar International	NR/NR/NR	400	0.0%	$33,116	0.0%	$82.79	3/31/2024
Subtotal/Wtd. Avg.		1,194,097	95.4%	$84,133,554	100.0%	$70.46
Management Office Space		2,050	0.2%	$0	0.0%	$0.00
Vacant Space		55,570	4.4%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		1,251,717	100.0%	$84,133,554	100.0%	$70.46

(1)	Based on the underwritten rent roll dated June 29, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	NYP’s lease commenced June 29, 2017. NYP does not yet occupy its space and is expected to commence paying rent in January 2019.

(4)	JPM currently occupies 79,562 SF of its premise and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.

(5)	Her Majesty the Queen in Right of Canada is in a free rent period and is expected to commence paying rent November 1, 2017.

(6)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and management office space.

A-3-74

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

The following table presents certain information relating to the lease rollover schedule at the 237 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	2,050	0.2%	0.2%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2020(3)	4	254,585	20.3%	20.5%	$78.60	$20,011,417	23.8%	23.8%
2021	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2022	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2023	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2024	1	400	0.0%	20.5%	$82.79	$33,116	0.0%	23.8%
2025	5	162,764	13.0%	33.5%	$74.52	$12,129,119	14.4%	38.2%
2026	0	0	0.0%	33.5%	$0.00	$0	0.0%	38.2%
2027	3	222,538	17.8%	51.3%	$66.87	$14,880,224	17.7%	55.9%
2028 & Beyond	11	553,810	44.2%	95.5%	$66.95	$37,079,679	44.0%	100.0%
Vacant	0	55,570	4.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	25	1,251,717	100.0%		$70.46	$84,133,554	100.0%

(1)	Based on the underwritten rent roll dated June 29, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	JPM currently occupies 79,562 SF of its premise and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.

(4)	Wtd. Avg. UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant space and management office space.

The Market. The 237 Park Avenue Property is situated on the entire city block bounded by Park Avenue, Lexington Avenue, East 45th Street and East 46th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central Terminal, Fifth Avenue, St. Patrick’s Cathedral, and Rockefeller Center, and is within short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is accessible via several transportation hubs, contributing to the appeal for a diverse array of businesses including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 237 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Terminal and other amenities. As of the first quarter 2017, the Class A office space in the Neighborhood had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF. According to the appraisal, as of the first quarter 2017, the Park Avenue submarket consisted of approximately 21.8 million SF of Class A office space and had a direct vacancy rate of 9.2% and overall direct weighted average asking rents of $101.41 PSF.

The appraisal identified 10 comparable recent office leases ranging in tenant size from 13,389 SF to 219,000 SF. The comparable leases are all located in buildings similar in class to the 237 Park Avenue Property, and are in the 237 Park Avenue Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 5.5 to 15 years and exhibit a range of rents from $72.50 PSF to $108.50 PSF, with an average of $82.20 PSF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $75.93 PSF to $108.37 PSF, with an average of $86.72 PSF. Free rent concessions ranged from 3 to 14 months. Tenant improvement allowances ranged from $30.00 PSF to $115.00 PSF.

The appraisal identified 35 comparable office properties totaling approximately 32.5 million SF that exhibited a gross rental range of $55.00 PSF to $185.00 PSF and a weighted average occupancy rate of approximately 91.7% for direct space. Of the 35 buildings surveyed, six are considered directly competitive with the 237 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $65.00 PSF to $105.00 PSF and a weighted average direct occupancy of approximately 94.1%, compared to 91.7% for all competitive buildings compared with the 237 Park Avenue Property, and 91.3% for Class A space within Midtown as a whole.

Historical and Current Occupancy(1)
2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	6/29/2017(2)
98.7%	98.7%	98.7%	94.6%	89.2%	87.4%	81.0%	79.9%	75.8%	63.1%	63.5%	95.6%

(1)	Based on annual average occupancy except for 2013 occupancy, which reflects occupancy at year end and unless otherwise specified.

(2)	The increase in occupancy is due to a new lease, in which NYP leases 479,016 SF or 38.3% of net rentable area for a period of 30 years.

The appraisal identified 35 comparable office properties totaling approximately 32.5 million SF that exhibited a gross rental range of $55.00 PSF to $185.00 PSF and a weighted average occupancy rate of approximately 91.7% for direct space.

A-3-75

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

Of the 35 buildings surveyed, six are considered directly competitive with the 237 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $65.00 PSF to $105.00 PSF and a weighted average direct occupancy of approximately 94.1%, compared to 91.7% for all competitive buildings compared with the 237 Park Avenue Property, and 91.3% for Class A space within Midtown as a whole.

The following table presents certain information relating to the directly competitive buildings at the 237 Park Avenue Property:

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)(2)
						Low	High
90 Park Avenue	785,000	31,072	7,090	96.0%	95.1%	$89.00	$95.00
100 Park Avenue	825,815	86,149	0	89.6%	89.6%	$70.00	$85.00
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
230 Park Avenue	1,335,947	114,540	13,194	91.4%	90.4%	$78.00	$105.00
330 Madison Avenue	717,443	27,655	6,075	96.1%	95.3%	$81.00	$90.00
340 Madison Avenue	714,869	41,150	10,872	94.2%	92.9%	$65.00	$75.00
Total/Wtd. Avg.	6,633,348	388,613	37,231	94.1%	93.6%	$65.00	$105.00

Source: Appraisal

(1)	Total/Wtd. Avg. Direct Asking Rent (PSF) Low and High for the competitive set represent the minimum and maximum asking rent among the directly competitive buildings to the 237 Park Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 237 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF(1)
Rents in Place(1)	$54,714,662	$44,225,564	$44,924,392	$84,133,554	$67.21
Vacant Income	$0	$0	$0	$0	$0.00
IG Tenant Rent Steps(2)	$0	$0	$0	$1,133,398	$0.91
Gross Potential Rent(3)	$54,714,662	$44,225,564	$44,924,392	$85,266,952	$68.12
Total Reimbursements(4)	$5,785,750	$3,118,477	$3,845,113	$2,597,181	$2.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Other Income(5)	$1,740,592	$1,662,309	$1,672,279	$1,039,742	$0.83
Effective Gross Income	$62,241,004	$49,006,350	$50,441,783	$88,903,875	$71.03
Total Operating Expenses	$29,847,060	$29,516,874	$30,595,950	$31,737,396	$25.36
Net Operating Income(6)	$32,393,944	$19,489,476	$19,845,834	$57,166,479	$45.67
Capital Expenditures	$0	$0	$0	$312,929	$0.25
TI/LC	$0	$0	$0	$2,608,515	$2.08
Net Cash Flow(6)	$32,393,944	$19,489,476	$19,845,834	$54,245,035	$43.34

Occupancy %	75.8%	63.1%	63.5%	95.6%
NOI DSCR(7)	2.45x	1.47x	1.50x	4.32x
NCF DSCR(7)	2.45x	1.47x	1.50x	4.10x
NOI Debt Yield(7)	9.3%	5.6%	5.7%	16.4%
NCF Debt Yield(7)	9.3%	5.6%	5.7%	15.6%

(1)	Underwritten Rents in Place is based on the rent roll as of June 1, 2017, and includes rent steps of $143,596 through July 1, 2018.

(2)	Net present value step rent credit for two investment-grade tenants (NYP and Her Majesty the Queen in Right of Canada) through the tenants’ lease expirations.

(3)	No straight line rent credit has been assumed.

(4)	Underwritten Total Reimbursements is based on the current rent roll and includes utility reimbursements. Breakdown of recoveries in 2017 Budget is based on the breakdown in underwritten recoveries for presentation purposes. Actual breakdown of 2017 Budget recoveries is not available.

(5)	UW Other Income and UW PSF Other Income have been underwritten based on the Year 1 Projections.

(6)	The increase in UW Net Operating Income and UW Net Cash Flow is due a new lease, in which NYP leased 479,016 SF or 35.9% of underwritten base rent for a period of 30-years bringing the overall occupancy to 95.6%.

(7)	Debt service coverage ratios and debt yields are based on the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loan in the aggregate.

Escrows and Reserves. The 237 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $7,500,000 for interest payments in addition to the $8,500,000 delivered by 237 Park Avenue Borrower in the form of three letters of credit and $81,365,605 for outstanding tenant improvements, leasing commissions and contractor work. The 237 Park Avenue Whole Loan documents also provide for ongoing monthly reserve deposits of (i) 1/12 of the next succeeding payments for taxes and insurance (unless the 237 Park Avenue Property is insured as part of a “blanket” policy reasonably acceptable to the Lenders in which case the insurance reserve is waived), (ii) to the extent the 237 Park Avenue Property generates sufficient cash flow, springing monthly rollover reserve deposits of $156,465, provided that if a JPM Reserve Period (as defined below) is continuing such monthly amount will be reduced by $1.50 PSF of the JPM premises, (iii) an amount equal to the monthly base rent then payable by JPM (“JPM Reserve Funds”) (up to a cap

A-3-76

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

in an amount equal to $60.00 PSF of the JPM premises (“JPM Reserve Cap”) as adjusted pursuant to the 237 Park Avenue Whole Loan documents) upon the occurrence of a JPM Reserve Period, (iv) to the extent the 237 Park Avenue Property generates sufficient cash flow, $20,862 for annual replacements and alterations to the 237 Park Avenue Property (in the case of (i) through (iv) such amounts will be reserved during a Cash Sweep Period (as defined below)) and (v) springing Supplemental Interest Reserve Funds (as defined below) if the 237 Park Avenue Borrower incurs additional mezzanine debt or preferred equity. In addition, in the event the 237 Park Avenue Borrower receives a lease termination fee in excess of $1,000,000, the 237 Park Avenue Borrower is required to immediately deposit such lease termination fee with the Lenders to be utilized for tenant improvements, tenant improvement allowances, leasing commissions and legal costs reasonably approved by the Lenders associated with re-leasing the terminated space.

“Supplemental Interest Reserve Funds” equals an amount determined by multiplying (i) the number of monthly payment dates occurring from the date of such deposit until such time that NYP begins making rent payments by (ii) the quotient of (A) $2,000,000 if the additional mezzanine debt or preferred equity equals $69,000,000 (or, in the event the additional mezzanine debt or preferred equity is less than $69,000,000, a prorated deposit amount based on multiplying (x) the actual balance of the mezzanine debt or preferred equity by (y) the quotient obtained by dividing $2,000,000 by $69,000,000) divided by (B) eighteen.

Lockbox and Cash Management. The 237 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 237 Park Avenue Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the Lenders. So long as no Cash Sweep Period or JPM Reserve Period exists, funds deposited into the lockbox account will be disbursed to the 237 Park Avenue Borrower’s operating account on each business day. During a Cash Sweep Period or JPM Reserve Period, the funds in the lockbox account will be transferred to a lender-controlled cash management account to be disbursed in accordance with the 237 Park Avenue Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing upon the earliest, whether or not any Cash Sweep Period has previously occurred and ended, of (i) the occurrence of an event of default or a mezzanine event of default, or (ii) the occurrence of a Debt Yield Threshold Event (as defined below); and (B) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default and/or mezzanine event of default, as the case may be, and (y) with regard to any Cash Sweep Period commenced in connection with clause (A)(ii) above, (1) the date on which the debt yield cure condition is satisfied, (2) the delivery to the Lenders and the mezzanine lenders of letters of credit in pro rata amounts which, if applied to reduce the outstanding principle balance of the 237 Park Avenue Whole Loan and the 237 Park Avenue Mezzanine Loan, respectively, would cause the debt yield cure condition to be satisfied or (3) with respect to a Debt Yield Threshold Event that resulted from a failure to satisfy the Debt Yield Threshold with respect to the cumulative mezzanine debt yield, the delivery to the mezzanine lenders of cash prepayment in the amount which, if applied to the outstanding principal balance of the 237 Park Avenue Mezzanine Loan, would cause the debt yield cure condition to be satisfied.

A “JPM Reserve Period” will commence upon the date that is 15 months prior to the expiration of the JPM lease assuming no replacement leases have been executed and delivered by the 237 Park Avenue Borrower and will terminate upon the earlier to occur of (a) the amount of JPM Reserve Funds on deposit being equal to JPM Reserve Cap, (b) the 237 Park Avenue Borrower entering into one or more replacement leases for the entire JPM premises, or (c) JPM renewing its lease for its entire leased premises.

A “Debt Yield Threshold Event” will commence upon the debt yield falling below the Debt Yield Threshold as of the last day of the calendar quarter immediately preceding the applicable date of determination. Commencing with the third quarter of calendar year 2017, within 45 days following the end of each calendar quarter, the 237 Park Avenue Borrower will calculate each debt yield specified by the Debt Yield Threshold for purposes of determining whether a Debt Yield Threshold Event has occurred and will submit such calculations to the Lenders, and such calculation will be subject to the Lenders’ reasonable approval.

The “Debt Yield Threshold” is equal to (a) 7.464% with respect to the debt yield, and (b) 6.625% with respect to the cumulative senior mezzanine debt yield.

Additional Secured Indebtedness (not including trade debts). In addition to the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Property also secures the 237 Park Avenue Pari Passu Companion Loan and 237 Park Avenue Subordinate Companion Loan. The 237 Park Avenue Whole Loan is comprised of 18 pari passu notes, with an aggregate outstanding principal balance of $693.2 million. The 237 Park Avenue Subordinate Companion Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million. The controlling senior Note A-1-S, along with three other senior 237 Park Avenue Pari Passu Companion Loan notes and the 237 Park Avenue Subordinate Companion Loan, were contributed to the MSSG 2017-237P transaction, which governs the servicing and administration of the 237 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the MSSG 2017-237P Trust and Servicing Agreement, the directing certificate holder under the MSSG 2017-237P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Mezzanine Loan and Preferred Equity. The 237 Park Avenue Mezzanine Loan is secured by the equity in the 237 Park Avenue Fee Borrower pledged by the direct equity owners of the 237 Park Avenue Fee Borrower. The 237 Park Avenue Mezzanine Loan has an aggregate outstanding principal balance $87.8 million, has an interest-only coupon of 5.25% throughout the full term, and is coterminous with the 237 Park Avenue Whole Loan. Including the 237 Park Avenue Subordinate Companion Loan and the 237 Park Avenue Mezzanine Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 1.75x and 7.3%, respectively. The Lenders and the mezzanine lenders have entered into an intercreditor agreement. In addition, the 237 Park Avenue Borrower is permitted to incur additional indebtedness in the form of one mezzanine loan or preferred equity transaction in the maximum aggregate principal amount of not more than $69,000,000, contingent on the satisfaction of requirements described in the 237 Park Avenue Whole Loan documents.

Release of Property. The NYP tenant has a right of first offer to purchase any space that becomes available in the other condominium units at the 237 Park Avenue Property. If NYP exercises its right of first offer to purchase available space, the 237 Park Avenue Borrower will obtain a release of the lien of the mortgage on the applicable accepted offer space subject to the satisfaction of the conditions set forth in the loan agreement, including, without limitation, satisfaction of the closing conditions under the NYP purchase and sale agreement and the delivery of a collateral assignment of the purchase money note and purchase money mortgage relating to the accepted offer space in substantially the same form as the collateral assignment delivered to lenders at loan origination. The 237 Park Avenue Borrower is not required to pay any release price in connection with any such release as the collateral

A-3-77

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

assignment of the purchase money note and purchase money mortgage serves as collateral for the accepted offer space and is not required to deliver any REMIC opinion in connection therewith.

Terrorism Insurance. The 237 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 237 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 237 Park Avenue Property. The 237 Park Avenue Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the 237 Park Avenue Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and in an amount equal to 100% of the projected gross income from the 237 Park Avenue Property for a period of 24 months.

A-3-78

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A-3-79

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

A-3-80

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Totowa Commerce Center
1 80-100 Commerce Way Totowa, NJ
2 40 Commerce Way Totowa, NJ
3 29 Commerce Way Totowa, NJ
4 One Center Court Totowa, NJ
5 11 Commerce Way Totowa, NJ
6 45 Commerce Way Totowa, NJ
7 999 Riverview Drive Totowa, NJ
8 Two Center Court Totowa, NJ
9 120-140 Commerce Way Totowa, NJ
10 60 Commerce Way Totowa, NJ
11 20 Commerce Way Totowa, NJ
NEW YORK
PENN.
NEW JERSEY
NEW YORK CITY
Paterson
Totowa
Passaic
Newark
Jersey City
Elizabeth
Edison
New Brunswick
Trenton
Atlantic Ocean
Wayne
PATERSON
Totowa
PASSAIC COUNTY
Woodland Park
Little Falls
ESSEX COUNTY
North Caldwell
Cedar Grove
Preakness Valley Park
Preakness Valley Park Golf Course
Dey Mansion
Barnyard & Carriage House
Wayne Public Library
Lance Cpl. Ralph Valt Memorial Park
Passaic Co. Technical Institute
Passaic Co. Community College
North Cove Park
Dunkin' Donuts
Izumi Hibachi Steak House
The Home Depot
Totowa Square Shopping Center
Abill Plaza
Linwood Pizza, Applebee's
Sushi Lounge, Firehouse Subs
Holiday Inn Totowa-Wayne
Ramada Wayne Fairfield
The Tilted Kilt
Red Lobster
Crowne Plaza Fairfield
Willowbrook Mall
Wayne Towne Center
West Belt Plaza
West Falls Plaza
Plaza 46
Cyndia's
Boulevard Bagels
Casa Mia
Spiga
Pappy's Diner
Joey's
Benissimo
Se7te Woodfire Pizza
Cafe Neo, Nicola's
Valley Rd
Totowa Rd
Oldham Rd
Preakness Ave
Riverview Dr
W. Belt Pkwy
Holy Cross Way
Demarest Dr
Fairfield Rd
Minnisink Rd
Union Blvd
McBride Ave
Lackawanna Ave
Paterson Ave
Main St
Stevens Ave
Lindsley Rd
Little Falls Rd
Grandview Ave
Mtn. Ave
NJ TRANSIT
NJ TRANSIT MONTCLAIR-BOONTON LINE
MTN. VIEW, WAYNE
WAYNE ROUTE 23
LITTLE FALLS
Passaic River
NYC 14 miles
Montclair State University
23
202
80
46

A-3-81

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$25,000,000			Location:	Totowa, NJ
Cut-off Date Balance(1):	$25,000,000			General Property Type:	Various
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	Jeffrey Greenberg; Steven Greenberg			Year Built/Renovated:	Various
Mortgage Rate:	4.2050%			Size:	507,779 SF
Note Date:	9/20/2017			Cut-off Date Balance per SF(1):	$102
First Payment Date:	11/5/2017			Maturity Date Balance per SF(1):	$93
Maturity Date:	10/5/2027			Property Manager:	Totowa Commerce Operating, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI:	$5,035,300
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	9.7%
Additional Debt Type:	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.7%
Additional Debt Balance:	$26,750,000			UW NCF DSCR(1):	2.13x (IO) 1.55x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$5,179,373 (6/30/2017 TTM)
Reserves(2)				2nd Most Recent NOI:	$5,126,942 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$5,098,479 (12/31/2015)
RE Tax:	$0	$117,676	N/A	Most Recent Occupancy(3):	85.5% (7/24/2017)
Insurance:	$13,553	$13,553	N/A	2nd Most Recent Occupancy:	90.9% (12/31/2016)
Replacements:	$0	$7,061	(2)	3rd Most Recent Occupancy:	92.6% (12/31/2015)
Deferred Maintenance:	$15,438	$0	N/A	Appraised Value (as of)(4):	$69,150,000 (8/2/2017)
Outstanding TI/LC:	$702,638	$21,157	(2)	Cut-off Date LTV Ratio(1):	74.8%
Free Rent:	$83,262	$0	N/A	Maturity Date LTV Ratio(1):	68.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,750,000	75.5%	Purchase Price:	$66,500,000	97.0%
Borrower Equity:	$16,780,111	24.5%	Reserves:	$814,891	1.2%
			Closing Costs:	$1,215,221	1.8%
Total Sources:	$68,530,111	100.0%	Total Uses:	$68,530,111	100.0%

(1)	The Totowa Commerce Center Mortgage Loan (as defined below) is part of the Totowa Commerce Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $51,750,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the Totowa Commerce Center Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Totowa Commerce Center Portfolio (as defined below) is 89.4% leased as of July 24, 2017. Most recent occupancy does not include space leased to Atlantic Inertial Systems Inc. (“Atlantic Inertial”) (3.9% of NRA), as the tenant is currently dark.

(4)	The appraised value includes the value of a 5.8-acre vacant land parcel, valued at $750,000.

The Mortgage Loan. The ninth largest mortgage loan (the “Totowa Commerce Center Mortgage Loan”) is part of a whole loan (the “Totowa Commerce Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $51,750,000. The Totowa Commerce Center Whole Loan is secured by a first priority fee mortgage encumbering a 507,779 SF, eleven-property portfolio consisting of ten industrial flex properties and one office property, located in Totowa, New Jersey (each a “Totowa Commerce Center Property”, and collectively, the “Totowa Commerce Center Properties” or the “Totowa Commerce Center Portfolio”). Promissory Note A-2, with an original principal balance of $25,000,000, represents the Totowa Commerce Center Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-1, with an original principal balance of $26,750,000, is currently held by Natixis, and is expected to be contributed to one or more future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Totowa Commerce Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$26,750,000	$26,750,000	Natixis	Yes
Note A-2	$25,000,000	$25,000,000	UBS 2017-C5	No
Total	$51,750,000	$51,750,000

The proceeds of the Totowa Commerce Center Whole Loan, together with $16,780,111 of borrower equity, were used to acquire the Totowa Commerce Center Properties, fund reserves and pay closing costs.

A-3-82

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Following the lockout period, the Totowa Commerce Center Borrowers (as defined below) have the right to defease the Totowa Commerce Center Whole Loan in whole or in part (see “Release of Property” section) on any date before August 5, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last Totowa Commerce Center Whole Loan note to be securitized or (ii) four years after the Totowa Commerce Center Whole Loan origination. In addition, the Totowa Commerce Center Whole Loan is prepayable without penalty on or after August 5, 2027.

The Borrowers and the Borrower Sponsors. The borrowers are Totowa Beacon, LLC, Totowa II LLC, Totowa III, LLC and Totowa IV, LLC (collectively, the “Totowa Commerce Center Borrowers”), four tenants-in-common, each a Delaware limited liability company. Each tenant-in-common is a single purpose entity. The non-member manager of each Borrower, Totowa Commerce Manager, LLC, is indirectly owned and controlled by the guarantors. Legal counsel to the Totowa Commerce Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Totowa Commerce Center Whole Loan.

The borrower sponsors are Jeffrey Greenberg and Steven Greenberg. The borrower sponsors are the principals of Heritage Capital Group, LLC, a real estate investment, development and management company that has been in business for over seventy years and three generations. Heritage Capital Group, LLC has owned and managed properties in twenty states ranging from multi-tenant industrial, multi-tenant office, multi-tenant retail, large single-tenanted buildings and multifamily properties. As of June 1, 2017, the borrower sponsors have a total net worth and liquidity of $61.7 million and $16.1 million, respectively.

The Properties. The Totowa Commerce Center Properties consist of ten industrial flex properties and one office property located in Totowa, New Jersey. The Totowa Commerce Center Properties are 89.4% leased and 85.5% occupied as of July 24, 2017 by 47 tenants. The Totowa Commerce Center Properties were built between 1987 and 1999, and the borrower sponsors have invested $771,536 in capital expenditures since 2014. The Totowa Commerce Center Properties have a granular rent roll, with no tenant accounting for greater than 6.1% of NRA or 7.5% of underwritten base rent.

The following table presents certain information relating to the Totowa Commerce Center Properties:

Property Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	% Office	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)(3)
80-100 Commerce Way	Totowa, NJ	1996/N/A	47,294	84.0%	$6,759,616	13.1%	$8,795,591	100.0%
40 Commerce Way	Totowa, NJ	1987/N/A	50,822	69.0%	$6,571,107	12.7%	$8,550,304	100.0%
29 Commerce Way	Totowa, NJ	1990/N/A	50,969	63.0%	$6,539,062	12.6%	$8,508,607	100.0%
One Center Court	Totowa, NJ	1999/N/A	39,245	37.0%	$6,200,551	12.0%	$8,068,138	100.0%
11 Commerce Way	Totowa, NJ	1989/N/A	47,207	72.0%	$6,179,167	11.9%	$8,040,312	100.0%
45 Commerce Way	Totowa, NJ	1992/2016	51,849	51.0%	$5,770,343	11.2%	$7,508,352	100.0%
999 Riverview Drive	Totowa, NJ	1988/N/A	58,191	100.0%	$3,832576	7.4%	$6,800,000	78.4%
Two Center Court	Totowa, NJ	1998/N/A	30,600	58.0%	$3,767,810	7.3%	$4,902,662	100.0%
120-140 Commerce Way	Totowa, NJ	1994/N/A	35,765	72.0%	$3,239,622	6.3%	$4,215,386	77.0%
60 Commerce Way	Totowa, NJ	1988/2016	50,943	70.0%	$1,460,735	2.8%	$1,900,703	43.6%
20 Commerce Way	Totowa, NJ	1992/N/A	44,894	83.0%	$1,429,411	2.8%	$1,859,944	46.3%
Total/Wtd. Avg.			507,779	70.2%	$51,750,000	100.0%	$69,150,000	85.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Totowa Commerce Center Whole Loan.

(3)	The Totowa Commerce Center Properties are 89.4% leased. The most recent occupancy does not include space leased to Atlantic Inertial Systems Inc. (3.9% of NRA), as the tenant is currently dark.

Major Tenants.

WestRock Converting Company (30,868 SF, 6.1% of NRA, 7.5% of underwritten base rent). WestRock Converting Company (“WestRock”) (BBB by S&P / Baa2 stable by Moody’s) is a corrugated packaging company formed in May 2015 with the merger of MeadWestvaco and RockTenn. WestRock is the second largest American packaging company and one of the world’s largest paper and packaging companies. Based on the company’s most recent annual report, the company’s net revenue and total assets were reported at $14.2 billion and $23.0 billion, respectively. WestRock leases two spaces at the Totowa Commerce Center Properties. WestRock’s lease at the One Center Court property commenced on December 27, 2000 and expires on February 29, 2020 with one three-year renewal option. The tenant has a termination option with a termination date of April 30, 2018 and a termination fee of $104,592. WestRock’s lease at the 29 Commerce Way property commenced on January 1, 2015 and expires on May 31, 2022 with one three-year renewal option. The tenant has a termination option with a termination date of June 1, 2020 and a termination fee of $214,658.

Cervalis Holdings LLC (28,130 SF, 5.5% of NRA, 5.8% of underwritten base rent). Cervalis Holdings LLC (“Cervalis”) is a colocation, cloud computing and managed services company, which was acquired by CyrusOne in 2015. The Cervalis division of Cyrus has four data centers throughout the New York Metropolitan Area located in Wappingers Falls, New York; Totowa, New Jersey; Stamford, Connecticut and Norwalk, Connecticut. Based on the company’s most recent annual report, the company’s net revenue and total assets were reported at $399.3 million and $2.2 billion, respectively. Cervalis’ lease at the 29 Commerce Way property commenced on February 1, 2014 and expires on February 28, 2020, with one five-year renewal option.

Coram Alternate Site Services (26,125 SF, 5.1% of NRA, 5.9% of underwritten base rent). Coram Alternate Site Services (“Coram”) is an industry leader in infusion care and the infusion provider of CVS. Coram has more than 30 years of experience and cares for patients through a national network of 90+ locations, including 70+ infusion suites nationwide. Coram provides infusion therapies and services to more than 45,000 patients each month. CVS (BBB+ by S&P / Baa1 by Moody’s), acquired Coram in 2014. Coram leases 26,125 SF at the 11 Commerce Way property. Coram’s lease commenced on October 3, 1989 and expires on June 30, 2019, with one five-year renewal option.

A-3-83

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

The following table presents certain information relating to the tenants at the Totowa Commerce Center Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Property	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
WestRock	NR/Baa2/BBB	Various	30,868	6.1%	$434,718	7.5%	$14.08	Various(4)
Cervalis	NR/NR/NR	29 Commerce Way	28,130	5.5%	$337,560	5.8%	$12.00	2/28/2020(5)
Coram	NR/Baa1/BBB+	11 Commerce Way	26,125	5.1%	$343,021	5.9%	$13.13	6/30/2019(6)
Subtotal/Wtd. Avg.			85,123	16.8%	$1,115,299	19.2%	$13.10
Other Tenants			349,034	68.7%	$4,687,744	80.8%	$13.43
Vacant(7)			73,622	14.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			507,779	100.0%	$5,803,043	100.0%	$13.37

(1)	Information is based on the underwritten rent roll. Annual UW Base Rent includes rent steps through September 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	WestRock’s lease at the One Center Court property expires on February 29, 2020 with one three-year renewal option. The tenant has a termination option with a termination date of April 30, 2018 and a termination fee of $104,592. WestRock’s lease at the 29 Commerce Way property expires on May 31, 2022 with one three-year renewal option. The tenant has a termination option with a termination date of June 1, 2020 and a termination fee of $214,658.

(5)	Cervalis has one five-year renewal option.

(6)	Coram has one five-year renewal option. The Coram lease is guaranteed by CVS. The above ratings reflect CVS credit ratings.

(7)	Vacant Tenant SF includes space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

The following table presents certain information relating to the lease rollover schedule at the Totowa Commerce Center Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	2,727	0.5%	0.5%	$13.25	$36,133	0.6%	0.6%
2017	2	9,486	1.9%	2.4%	$16.45	$156,029	2.7%	3.3%
2018	9	64,373	12.7%	15.1%	$13.76	$885,498	15.3%	18.6%
2019	8	73,066	14.4%	29.5%	$13.71	$1,001,472	17.3%	35.8%
2020	12	123,841	24.4%	53.9%	$12.00	$1,485,565	25.6%	61.4%
2021	9	89,159	17.6%	71.4%	$13.31	$1,186,627	20.4%	81.9%
2022	8	36,721	7.2%	78.7%	$15.57	$571,820	9.9%	91.7%
2023	0	0	0.0%	78.7%	$0.00	$0	0.0%	91.7%
2024	1	13,503	2.7%	81.3%	$13.20	$178,240	3.1%	94.8%
2025	2	13,681	2.7%	84.0%	$15.50	$212,056	3.7%	98.5%
2026	0	0	0.0%	84.0%	$0.00	$0	0.0%	98.5%
2027	1	7,600	1.5%	85.5%	$11.79	$89,604	1.5%	100.0%
2028 & Beyond	0	0	0.0%	85.5%	$0.00	$0	0.0%	100.0%
Vacant(3)	0	73,622	14.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	507,779	100.0%		$13.37	$5,803,043	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Vacant SF Rolling includes space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

The Market. The Totowa Commerce Center Properties are located in Totowa, New Jersey, which is located within the New York-Jersey City, NY-NJ-PA metropolitan statistical area. The Totowa Commerce Center Properties are centrally located along the Boston/Washington, District of Columbia Corridor, approximately 25 miles west of Manhattan, New York. This location provides easy access to the surrounding region via I-80, NJ Turnpike (I-95), the Garden State Parkway, and Routes 46, 3, 19, 21, 17, and 23.

According to a third party research report, the Totowa Commerce Center Properties are located in the Northern New Jersey Flex Industrial Market as of the second quarter of 2017. The Northern New Jersey Flex Industrial Market contains 1,614 buildings totaling 63.4 million SF of flex industrial space. The flex industrial market reported a vacancy rate of 11.1% and asking rental rates of $12.17 per SF as of second quarter of 2017.

A-3-84

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

The following table presents certain information relating to the directly competitive buildings at the Totowa Commerce Center Portfolio:

Comparable Industrial Flex Leases
Property Name	Distance to Subject	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Fairfield Business Center	7.0 miles	1974	Project LLC	2,895	August, 2017	5.0	$10.00	NNN
Fairfield Business Center	7.0 miles	1974	Sandream Enterprises	8,505	December, 2016	5.1	$8.25	NNN
17 Madison Road	6.5 miles	1979	Tadbik, NJ	30,792	May, 2015	5.3	$8.21	NNN
Wayne Business Center	7.4 miles	1968	Trotec Laser	1,500	February, 2015	3.0	$10.00	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Totowa Commerce Center Properties:

Cash Flow Analysis

	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Base Rent	$5,572,999	$6,114,211	$6,015,075	$6,046,729	$6,885,978	$13.56
Total Recoveries	$1,972,782	$2,179,111	$2,036,079	$2,018,888	$2,029,711	$4.00
Other Income	$37,698	$63,287	$37,761	$44,264	$15,012	$0.03
Less Vacancy & Credit Loss	($455,899)	($327,894)	($223,271)	($179,769)	($1,082,935)	($2.13)
Effective Gross Income	$7,127,580	$8,028,715	$7,865,644	$7,930,112	$7,847,766	$15.46
Total Operating Expenses	$3,002,023	$2,930,236	$2,738,702	$2,750,739	$2,812,466	$5.54
Net Operating Income	$4,125,557	$5,098,479	$5,126,942	$5,179,373	$5,035,300	$9.92
Capital Expenditures	$0	$0	$0	$0	$84,736	$0.17
TI/LC	$0	$0	$0	$0	$253,890	$0.50
Net Cash Flow	$4,125,557	$5,098,479	$5,126,942	$5,179,373	$4,696,674	$9.25

Occupancy %	91.9%	92.6%	90.9%	85.5%(1)	87.9%(1)
NOI DSCR (P&I)(2)	1.36x	1.68x	1.69x	1.70x	1.66x
NCF DSCR (P&I)(2)	1.36x	1.68x	1.69x	1.70x	1.55x
NOI Debt Yield(2)	8.0%	9.9%	9.9%	10.0%	9.7%
NCF Debt Yield(2)	8.0%	9.9%	9.9%	10.0%	9.1%

(1)	The Totowa Commerce Center Portfolio is 89.4% leased. 6/30/2017 TTM Occupancy % and UW Occupancy % do not include space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

(2)	Debt service coverage ratios and debt yields are based on the Totowa Commerce Center Whole Loan.

Escrows and Reserves. At origination, the Totowa Commerce Center Borrowers deposited $13,553 upfront in escrow for annual insurance premiums, $15,438 upfront in escrow for deferred maintenance, $702,638 upfront for outstanding tenant improvements and leasing commissions (“TI/LC”) and $83,262 for a free rent reserve.

On a monthly basis, the Totowa Commerce Center Borrowers are required to escrow (i) 1/12 of annual estimated tax payments, currently equal to $117,676, (ii) 1/12 of annual estimated insurance premiums, currently equal to $13,553, (iii) $7,061 for a replacement reserve and (iv) $21,157 for a TI/LC reserve. The aggregate balance of the TI/LC reserve and the replacement reserve is subject to a cap in an amount of $500,000. If the aggregate balance of the TI/LC reserve and the replacement reserve falls below $250,000, the Totowa Commerce Center Borrowers are required to escrow on a monthly basis $21,157 until the cap is met. The upfront reserve for TI/LCs is not included in the $500,000 cap.

Lockbox and Cash Management. The Totowa Commerce Center Whole Loan is structured with a hard lockbox and springing cash management. The Totowa Commerce Center Whole Loan requires all rents to be directly deposited by tenants of the Totowa Commerce Center Properties into a clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the Totowa Commerce Center Borrowers’ operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by the Totowa Commerce Center Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.05x, or (iii) an Atlantic Inertial Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (ii) above, if for three consecutive months (a) no event of default has occurred, (b) no event that would trigger another Cash Management Period has occurred, and (c) the debt service coverage ratio is at least equal to 1.05x, or with respect to clause (iii) above, an Atlantic Inertial Sweep Period Cure (as defined below) has occurred and no other event that would trigger another Cash Management Period has occurred.

An “Atlantic Inertial Sweep Period” will commence upon the receipt by the lender of notice that Commercenter Realty Associates L.L.C. (“Commercenter Realty”) has objected to a requested disbursement from the Atlantic improvement escrow.

An “Atlantic Inertial Sweep Period Cure” means the receipt by the lender of evidence wholly satisfactory to the lender of the deposit of funds into the Atlantic Inertial reserve subaccount that when added to the total amount of disbursements made from the Atlantic improvement escrow equals $297,810.

A-3-85

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Following the lockout period, the Totowa Commerce Center Borrowers can release a portion of the Totowa Commerce Center Properties consisting of (i) vacant land that has approximately 30,000 SF of buildability and (ii) the 999 Riverview Drive property, provided that among others: (i) no event of default exists, (ii) the purchaser is not affiliated to the Totowa Commerce Center Borrowers, (iii) after the partial release, the debt yield is not less than the greater of (x) the debt yield immediately preceding partial release and (y) the debt yield at origination, (iv) after partial release, the loan-to-value ratio is not greater than the lessor of (x) the loan-to-value ratio immediately preceding partial release and (y) the loan-to-value ratio at origination and (v) the Totowa Commerce Center Borrowers deliver to the lender 115% of the allocated cut-off date balance (identified in the “Portfolio Summary” chart above) of the release parcel.

Terrorism Insurance. The Totowa Commerce Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Totowa Commerce Center Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Totowa Commerce Center Properties. The Totowa Commerce Center Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement of not less than six months which provides that after the physical loss to the Totowa Commerce Center Properties have been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the Totowa Commerce Center Properties are damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

A-3-86

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A-3-87

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

A-3-88

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

North Ranch Open Space
Chumash Indian Museum
Avenida de Los Arboles
Oakbrook Plaza
Lang Ranch Community Park
Moorpark Fwy
Westlake Blvd
Conejo Creek North Park
Jansa Rd
Conejo Creek Park
Russell Dr
Thousand Oaks
Erbes Rd
North Ranch Country Club
La Siesta Plaza
Calif. Museum of Art Thousand Oaks
Thousand Oaks Civic Arts Plaza
Ventura 27 miles
VENTURA COUNTY
Ventura Fwy
Thousand Oaks Blvd
CONEJO VALLEY
Conejo Ridge Open Space
Evergreens Shopping Center
Lindero Canyon Rd
Hampshire Rd
The Promenade at Westlake
Inphi Corp.
The Discovery Center for Science and Technology
Agoura Hills
South Ranch Open Space
Hyatt Regency Westlake
Shire
Anthem Blue Cross
Lindero Country Club
Twin Oaks Shopping Center
Four Seasons Westlake Village
Costco
Thousand Oaks Blvd
Westlake Plaza and Center
Cyn Rd
realtor.com
Agoura Meadows Shopping Ctr.
Westlake Village GC
JD Power
Reyes Adobe Rd
Regency Theatre-Westlake Vill.
Bank of America Corp. Office
Shoppes at Westlake Village
Ventura Fwy
PennyMac
Triunfo Canyon Rd
Agoura Rd
Farmers Insurance Corp. Office
Agoura Hills Town Center
Agoura Hills Recreation and Events Center
Westlake Lake
Lakeview
Lindero Canyon Rd
Westlake Village City Hall and Library
Los Angeles 36 miles
Lake Sherwood
Westlake Blvd
Westlake Village
LOS ANGELES COUNTY
Kanan Rd
Lake Eleanor Open Space
Residence Inn Los Angeles Westlake Village
30950 Russell Ranch Road
Westlake Village, CA 91362
Las Virgenes Reservoir
Triunfo Canyon Vineyards
Kanan Rd
Paramount Ranch
SANTA MONICA MTS. NATL. RECREATION AREA
Cornell
Mulholland Hwy
SANTA MONICA MTS.
Mulholland Hwy
Malibu Lake
Malibu 14 miles
23
101
N9
LOS PADRES NATIONAL FOREST
Castaic Lake State Recr. Area
ANGELES NATIONAL FOREST
Sespe Condor Sanctuary
Castaic
Ojai
Santa Clarita
Mira Monte
Fillmore
Piru
Valencia
Newhall
Santa Paula
San Fernando
Moorpark
Ventura
Somis
Simi Valley
Camarillo
Oxnard
Thousand Oaks
Northridge
Port Hueneme
Agoura Hills
Westlake Village
Calabasas
Beverly Hills
LOS ANGELES
SANTA MONICA MTS.
Malibu
Santa Monica
Pacific Ocean
Santa Monica Bay
Los Angeles Intl. Airport
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

A-3-89

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Westlake Village, CA 91362
Cut-off Date Balance:	$24,829,085			General Property Type:	Hospitality
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Extended Stay
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Huntington Hotel Group, LP			Year Built/Renovated:	2007/2014
Mortgage Rate:	4.0600%			Size:	160 Rooms
Note Date:	6/8/2017			Cut-off Date Balance per Room:	$155,182
First Payment Date:	7/6/2017			Maturity Date Balance per Room:	$124,383
Maturity Date:	6/6/2027			Property Manager:	Westlake HHG Hotel, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,928,612
Seasoning:	5 months			UW NOI Debt Yield:	19.9%
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield at Maturity:	24.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	3.15x
Additional Debt Type:	N/A			Most Recent NOI:	$4,987,532 (8/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$5,525,582 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	$4,184,424 (12/31/2015)
				Most Recent Occupancy(2):	89.1% (8/31/2017)
Reserves(1)				2nd Most Recent Occupancy(2):	91.7% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	87.6% (12/31/2015)
RE Tax:	$55,371	$26,367	N/A	Appraised Value (as of):	$57,200,000 (3/21/2017)
Insurance:	$42,185	$4,464	N/A	Cut-off Date LTV Ratio:	43.4%
FF&E:	$0	$32,606	$1,173,819	Maturity Date LTV Ratio:	34.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$24,556,061	98.2%
			Reserves:	$97,556	0.4%
			Closing Costs:	$326,628	1.3%
			Return of Equity:	$19,754	0.1%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	2016 performance was skewed upward due to increased hotel demand as a result of the relocation of residents who were affected by the Porter Ranch gas leak, which occurred between October 2015 and February 2016. The Porter Ranch gas leak affected residents living near the Aliso Canyon Oil Field in Porter Ranch, which is located approximately 38.9 miles from the Residence Inn Los Angeles Westlake Village Property (as defined below). The Residence Inn Los Angeles Westlake Village Property received increased demand between the months of January and April and as of the 8/31/ 2017 TTM, demand and operations at the Residence Inn Los Angeles Westlake Village Property have stabilized and the RevPAR is expected to continue at the levels of the current 8/31/2017 TTM, which is higher than the underwritten RevPAR.

The Mortgage Loan. The tenth largest mortgage loan (the “Residence Inn Los Angeles Westlake Village Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $25,000,000, secured by a first priority fee mortgage encumbering a 160-room extended stay hospitality property located in Westlake Village, Los Angeles County, California (the “Residence Inn Los Angeles Westlake Village Property”) under the Marriott flag. The proceeds of the Residence Inn Los Angeles Westlake Village Mortgage Loan were used to refinance an existing loan, fund reserves, pay closing costs and return approximately $19,754 of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Westlake HHG Hotel Development, LP (the “Residence Inn Los Angeles Westlake Village Borrower”), a single purpose Texas limited partnership structured to be bankruptcy remote, with two independent directors. The non-recourse carveout guarantor and borrower sponsor is Huntington Hotel Group, LP a professional developer, owner and manager of hotel properties based in Irving, Texas, that was founded by Kevin Keefer and Brent Andrus. Kevin Keefer has over 30 years of experience in the development, management and financing of hotel properties. Brent Andrus has served Marriott in senior operating positions and later as the top marketing/sales executive for their Courtyard Hotel Division.

The Property. The Residence Inn Los Angeles Westlake Village Property is a 160-room, three-story, extended stay hotel located in the county of Los Angeles, situated northeast of the intersection formed by Lindero Canyon Road and U.S. Highway 101, on a 5.68-acre site. Residence Inn Los Angeles Westlake Village Property amenities include an outdoor pool and whirlpool, a fitness center, a lobby workstation, a meeting center, a market pantry, guest laundry rooms, a sport court, an outdoor patio and barbecue area, vending areas and two meeting rooms. The guestroom mix includes 63 king rooms, 64 one-bedroom suites and 33 two-bedroom suites. In-room amenities include iron and ironing board, luggage rack, kitchenette with coffeemaker, make-up mirror and hairdryer. Parking is provided by 160 surface level parking spaces or 1.00 parking space per room.

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30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

The Residence Inn Los Angeles Westlake Village Property was developed by the Residence Inn Los Angeles Westlake Village Borrower in 2007 as the Residence Inn Los Angeles Westlake Village and has undergone renovations since its opening, with the last renovation completed in 2014. The renovations in 2013/2014 involved soft goods upgrades of the guestrooms, new smart TV’s, and the redesign of the hotel’s public areas at a total cost of approximately $2,779,000 ($17,370 per room).

The Residence Inn Los Angeles Westlake Village Property is under a franchise agreement between Marriott International, Inc., and the Residence Inn Los Angeles Westlake Village Borrower, dated January 26, 2004. The existing term expires on August 7, 2027 with one 10-year renewal option through August 7, 2037.

Residence Inn Los Angeles Westlake Village Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Los Angeles Westlake Village			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	77.5%	$139.18	$107.80	86.5%	$162.28	$140.36	111.7%	116.6%	130.2%
8/31/2016 TTM	86.2%	$157.43	$135.67	91.2%	$186.78	$170.38	105.8%	118.6%	125.6%
8/31/2017 TTM	79.8%	$155.52	$124.07	88.8%	$189.44	$168.31	111.4%	121.8%	135.7%

Source: Industry Report

(1)	The competitive set includes Sheraton Hotel Agoura Hills, Hyatt Regency Westlake Plaza, La Quinta Inns & Suites Thousand Oaks Newbury, Hilton Garden Inn Calabasas, Hampton Inn Suites Agoura Hills and Homewood Suites Agoura Hills.

The Market. The Residence Inn Los Angeles Westlake Village Property is located within the Los Angeles-Long Beach combined statistical area (the “CSA” or the “Los Angeles CSA”) in Westlake Village, Los Angeles County, California. The Residence Inn Los Angeles Westlake Village Property is located in a suburb of the city of Los Angeles, situated directly northeast of the intersection formed by Lindero Canyon Road and U.S. Highway 101. Located just north of the Los Angeles basin, the San Fernando Valley spans approximately 345 square miles; it is bounded by the San Gabriel Mountains to the northeast, the Santa Susana Mountains to the northwest, and the Santa Monica Mountains to the south. Major employers include Kaiser Permanente, University of Southern California, Northup Grumman Corporation, Target Corporation and Ralphs/Food 4 Less.

According to the appraisal, the movie industry represents a significant source of revenue and employment for the Los Angeles area. Over 70% of the entertainment industry jobs in the greater Los Angeles area are located in the San Fernando Valley. Los Angeles still contains most of the ancillary production companies related to pre- and post-filming. Disney, Warner Brothers, Universal Studios, and DreamWorks Animation are all headquartered in the San Fernando Valley. ABC, CBS, and NBC, as well as several cable networks, also have major facilities in the San Fernando Valley. The healthcare sector is also important to the greater Los Angeles area’s economy. Major employers in the market include Anthem BlueCross of California, Cedars-Sinai Health System, and Northeast Valley Health Corporation. The Los Angeles Convention Center (“LACC”) is one of the key contributors to the economic and cultural vitality of Los Angeles. The LACC features two exhibit halls and a 299-seat theatre for a total of roughly 720,000 SF of exhibit space, as well as 64 meeting rooms totaling 147,000 SF of meeting space. Additional features include a full service business center, food courts, and 5,600 onsite parking spaces.

The Residence Inn Los Angeles Westlake Village Property is also located within close proximity to the Guitar Center, J.D. Power (approximately 1.0 mile), Dole (approximately 1.0 mile), Chip Johnson Insurance (approximately 2.0 miles), The Canyon Entertainment Venue (approximately 4.0 miles), The Cheesecake Factory Inc. (approximately 7.0 miles), Paramount Ranch (approximately 6.0 miles), Amgen (approximately 8.0 miles), and the Warner Center (approximately 15.0 miles). Other demand generators include the Hollywood Walk of Fame, The Grove, numerous beaches and the NFL football teams the Rams and the Chargers. Universal Studios, which is located approximately 29.0 miles from the Residence Inn Los Angeles Westlake Village Property, offers multiple attractions including a cinema-based theme park, studios tours, shopping, restaurants, a cinema, and an amphitheater and Universal CityWalk.

Primary regional access through the area is provided by east/west Interstate 10, which extends to such cities as Palm Springs to the east and Santa Monica to the west. North/south Interstate 405 is a bypass of Interstate 5 to the west and provides access to Costa Mesa to the south, connecting with Interstate 5 at San Fernando to the north. North/south Interstate 110 is another major route that traverses the greater Los Angeles area, providing access to such cities as Pasadena to the north and San Pedro to the south. North/south Interstate 5 extends parallel to the Pacific Ocean and U.S. Highway 101, passing through such cities as San Diego to the south and Stockton to the north.

A-3-91

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Competitive properties to the Residence Inn Los Angeles Westlake Village Property are shown in the table below:

Property	Rooms	Year Opened	2015 Occupancy	2015 Average ADR	2015 RevPAR	2016 Occupancy	2016 Average ADR	2016 RevPAR
Residence Inn Los Angeles Westlake Village(1)	160	2007	87.6%	$169.29	$148.23	91.7%	$191.72	$175.86
Homewood Suites by Hilton Agoura Hills	125	2007	80.0%-85.0%	$140.00-$150.00	$115.00-$120.00	90.0%-95.0%	$150.00-$160.00	$140.00-$150.00
TownePlace Suites by Marriott Thousand Oaks Ventura County	93	2007	80.0%-85.0%	$125.00-$130.00	$105.00-$110.00	80.0%-85.0%	$140.00-$150.00	$115.00-$120.00
Courtyard by Marriott Thousand Oaks Ventura County	120	2006	80.0%-85.0%	$140.00-$150.00	$115.00-$120.00	85.0%-90.0%	$160.00-$170.00	$140.00-$150.00
Hampton Inn & Suites Agoura Hills	94	2002	85.0%-90.0%	$130.00-$140.00	$120.00-$125.00	90.0%-95.0%	$140.00-$150.00	$130.00-$140.00

Source: Appraisal

(1)	Based on the underwritten operating statements. 2016 Occupancy, Average ADR and RevPAR for the Residence Inn Los Angeles Westlake Village Property was skewed upward due to the relocation of residents who were affected by the Porter Ranch gas leak, which occurred between October 2015 and February 2016. The Porter Ranch gas leak affected residents living near the Aliso Canyon Oil Field in Porter Ranch, which is located approximately 38.9 miles from the Residence Inn Los Angeles Westlake Village Property.

Demand segments for the competitive properties to the Residence Inn Los Angeles Westlake Village Property are shown in the table below:

Demand Segments
Property Name	Rooms	Commercial %	Meeting & Group %	Leisure %	Extended Stay %
Residence Inn Los Angeles Westlake Village	160	20%	15%	15%	50%
Homewood Suites by Hilton Agoura Hills	125	15%	20%	20%	45%
TownePlace Suites by Marriott Thousand Oaks Ventura County	93	15%	15%	30%	40%
Courtyard by Marriott Thousand Oaks Ventura County	120	50%	10%	35%	5%
Hampton Inn & Suites Agoura Hills	94	45%	5%	45%	5%

Source: Appraisal

According the appraisal, the largest demand driver for the Residence Inn Los Angeles Westlake Village Property is the extended stay demand. Extended-stay patrons usually prefer hotels located near shopping centers, restaurants, entertainment venues, and service-retail uses such as grocery stores, dry cleaners, and fueling stations. Extended-stay demand in the market is generated by nearby companies requiring long-term stays, as well as by the leisure attractions, which prompt visitors to stay for longer periods of time.

Commercial demand is the second largest demand driver for the Residence Inn Los Angeles Westlake Village Property. Commercial demand in the Residence Inn Los Angeles Westlake Village Property’s market is generated by the multitude of businesses located within the nearby Warner Center office park and the surrounding Central and West San Fernando Valley, including such companies as WellPoint (Blue Shield and Blue Cross), Amgen Corp., and Baxter Corp.

Meeting & group and leisure are both the third largest demand driver for Residence Inn Los Angeles Westlake Village Property. Meeting and group demand is generated by the same companies that create commercial demand through training activities and social corporate events. Additionally, high school and youth sports teams, social, military, educational and religious groups, and social events, such as weddings and family reunions, contribute to this demand segment. Tourism in Greater Los Angeles is a primary factor related to leisure demand. The entertainment industry, theme parks, sporting venues, and numerous beaches all draw visitors to the area.

The appraisal identified five hotels in some stage of the development process in the Westlake Village market area. The proposed TownePlace Suites by Marriott Thousand Oaks Agoura Hills and the proposed Courtyard by Marriott Thousand Oaks Agoura Hills are expected to be competitive based on their Marriott brand affiliations and locations after their assumed openings in 2019 or 2020, respectively; however, the developers are still in the early permitting process, and the timeline for these hotels’ construction has not been finalized.

A-3-92

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn Los Angeles Westlake Village Property.

Cash Flow Analysis

	2014	2015(2)	2016(2)	8/31/2017 TTM	UW	UW per Room
Occupancy	84.7%	87.6%	91.7%	89.1%	86.0%
ADR	$147.89	$169.29	$191.72	$187.60	$191.68
RevPAR	$125.24	$148.23	$175.86	$167.20	$164.85

Rooms Revenue	$7,313,878	$8,656,702	$10,298,535	$9,764,544	$9,627,000	$60,169
Food & Beverage	$0	$0	$0	$0	$0	$0
Other Income	$121,094	$165,179	$175,136	$146,492	$144,429	$903
Total Revenue	$7,434,972	$8,821,881	$10,473,671	$9,911,036	$9,771,429	$61,071
Total Expenses	$4,300,209	$4,637,457	$4,948,089	$4,923,504	$4,842,816	$30,268
Net Operating Income	$3,134,763	$4,184,424	$5,525,582	$4,987,532	$4,928,612	$30,804
FF&E(3)	$297,399	$352,875	$418,947	$396,441	$390,857	$2,443
Net Cash Flow	$3,837,364	$3,831,549	$5,106,635	$4,591,091	$4,537,755	$28,361

NOI DSCR	2.17x	2.90x	3.83x	3.46x	3.42x
NCF DSCR	1.97x	2.66x	3.54x	3.18x	3.15x
NOI Debt Yield	12.6%	16.9%	22.3%	20.1%	19.9%
NCF Debt Yield	11.4%	15.4%	20.6%	18.5%	18.3%

(1)	2016 performance was skewed upward due to increased hotel demand as a result of the relocation of residents who were affected by the Porter Ranch gas leak, which occurred between October 2015 and February 2016. The Porter Ranch gas leak affected residents living near the Aliso Canyon Oil Field in Porter Ranch, which is located approximately 38.9 miles from the Residence Inn Los Angeles Westlake Village Property. The Residence Inn Los Angeles Westlake Village Property received increased demand between the months of January and April and as of the 8/31/2017 TTM, demand and operations at the Residence Inn Los Angeles Westlake Village Property have stabilized and the RevPAR is expected to continue at the levels of the current 8/31/2017 TTM, which is higher than the UW RevPAR.

(2)	Historical and UW FF&E figures are based on 4% of Total Revenue.

Escrows and Reserves. At loan origination, the Residence Inn Los Angeles Westlake Village Borrower deposited in escrow $55,371 for real estate taxes and $42,185 for insurance premiums and is required to escrow monthly 1/12 of the annual estimate tax payments and 1/12 of the annual estimated insurance premiums. The Residence Inn Los Angeles Westlake Village Borrower is not required to make monthly insurance premium payments so long as (i) the Residence Inn Los Angeles Westlake Village Borrower maintains a blanket insurance policy and it is in full force and effect and delivers to the lender not less than 30 days prior to the expiration day of the blanket insurance policy, certificates of insurance evidencing that the blanket insurance policy has been paid in full and (ii) no event of default exists. The Residence Inn Los Angeles Westlake Borrower is required to deposit monthly for furniture, fixtures and equipment the greater of (i) 1/12 of an amount equal to 4.0% of the gross income from the prior calendar year and (ii) the aggregate amount, if any, to be reserved under the management agreement and franchise agreement (if any), currently estimated at $32,606 (the “FF&E Reserve”). The FF&E Reserve is capped at $1,173,819. Funds on deposit in the FF&E Reserve may be used by the Residence Inn Los Angeles Westlake Borrower for the completion of any FF&E work.

After the occurrence of a Franchise Trigger Event (as defined below), all available excess cash flow will be deposited into a property improvement plan reserve (the “PIP Reserve”) to pay or reimburse the Residence Inn Los Angeles Westlake Village Borrower for completion of all property improvement plan or other work required by the franchisor (or any replacement franchisor) (the “PIP Work”).

Lockbox and Cash Management. The Residence Inn Los Angeles Westlake Village Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below) for the Residence Inn Los Angeles Westlake Village Mortgage Loan, the Residence Inn Los Angeles Westlake Village Borrower is required to instruct tenants and credit card processors to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account each business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Residence Inn Los Angeles Westlake Village Mortgage Loan documents. All excess cash flow will be applied as follows (i) to the extent a Cash Sweep Event (as defined below) exists on account of a Franchise Trigger Event as described in the “Escrows and Reserves” section, into the PIP Reserve, (ii) to the extent a Cash Sweep Event exists for any other reason, into a lender controlled account as additional security for the Residence Inn Los Angeles Westlake Village Mortgage Loan, and/or (iii) to the extent no Cash Sweep Event exists, to the Residence Inn Los Angeles Westlake Village Borrower. To the extent no Cash Management Trigger Event exists, the requirement that credit card processors and tenants deposit rents and other amounts due directly to the lockbox will be suspended until the occurrence of any subsequent Cash Management Trigger Event(s).

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Residence Inn Los Angeles Westlake Village Borrower’s second late debt service payment in a 12-month period, (iii) any bankruptcy action of the Residence Inn Los Angeles Westlake Village Borrower, the guarantor or the property manager, (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (v) a Franchise Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, when the Residence Inn Los Angeles Westlake Village Borrower makes 12 consecutive monthly debt service payments, in regard to clause (iii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions for Residence Inn Los Angeles Westlake Village Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Residence Inn Los Angeles Westlake Village Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (v) above, the Residence Inn Los Angeles Westlake Village Borrower (a)

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30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

extends or renews the franchise agreement or enters into a new franchise agreement with a franchisor approved by the lender and (b) all PIP Work has been completed and paid in full and the lender has received an acceptable comfort letter from the franchisor.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of Residence Inn Los Angeles Westlake Village Borrower, guarantor or property manager, (iii) the debt service ratio based on the trailing 12-month period falling below 1.15x, or (iv) the occurrence of a Franchise Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Residence Inn Los Angeles Westlake Village Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Residence Inn Los Angeles Westlake Village Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (iv) above, the Residence Inn Los Angeles Westlake Village Borrower (a) extends or renews the franchise agreement or enters into a new franchise agreement with a franchisor approved by the lender and (b) all PIP Work has been completed and paid in full and the lender has received an acceptable comfort letter from the franchisor.

A “Franchise Trigger Event” will occur upon the earlier of (i) the date the franchise agreement expires or is terminated for any reason, (ii) the Residence Inn Los Angeles Westlake Village Borrower receives any notice of termination of the franchise agreement, (iii) on any date that occurs twelve months prior to the current expiration date of the franchise agreement, or (iv) any failure to complete any PIP work.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Residence Inn Los Angeles Westlake Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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A-3-95

4727 Concord Pike Wilmington, DE 19803	Collateral Asset Summary – Loan No. 11 DoubleTree Wilmington	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 64.9% 1.68x 12.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$24,000,000			Location:	Wilmington, DE 19803
Cut-off Date Balance(1):	$24,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	Christopher F. Buccini; Robert E. Buccini; David B. Pollin			Year Built/Renovated:	1973/2015
				Size:	244 Rooms
Mortgage Rate:	5.2180%			Cut-off Date Balance per Room(1):	$112,705
Note Date:	10/16/2017			Maturity Date Balance per Room(1):	$93,300
First Payment Date:	12/6/2017			Property Manager:	Polin/Miller Hospitality Strategies, Inc.
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$3,432,745
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	12.5%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	15.1%
Additional Debt Balance(2):	$3,500,000/$2,765,000			UW NCF DSCR(1):	1.68x
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			Most Recent NOI:	$3,509,671 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$3,645,720 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,756,747 (12/31/2015)
RE Tax:	$47,849	$23,925	N/A	Most Recent Occupancy:	63.0% (8/31/2017)
Insurance:	$67,819	$8,477	N/A	2nd Most Recent Occupancy:	66.5% (12/31/2016)
FF&E:	$0	$31,713(4)	N/A	3rd Most Recent Occupancy:	71.0% (12/31/2015)
PIP Reserve:	$2,684,000	$0	N/A	Appraised Value (as of)(5):	$42,400,000 (9/20/2018)
Seasonality Reserve:	$155,000	Springing	N/A	Cut-off Date LTV Ratio(1)(5):	64.9%
Deferred Maintenance:	$29,000	$0	N/A	Maturity Date LTV Ratio(1)(5):	53.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$27,500,000	69.8%	Purchase Price:	$35,750,000	90.7%
Mezzanine Loan(2):	$2,765,000	7.0%	Reserves:	$2,983,668	7.6%
Borrower Equity:	$9,148,468	23.2%	Closing Costs:	$679,800	1.7%
Total Sources:	$39,413,468	100.0%	Total Uses:	$39,413,468	100.0%

(1)	The DoubleTree Wilmington Mortgage Loan (as defined below) is part of the DoubleTree Wilmington Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $27,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the DoubleTree Wilmington Whole Loan.

(2)	A mezzanine loan, with an original principal balance of $2,765,000, was funded concurrently with the funding of the DoubleTree Wilmington Whole Loan. The mezzanine loan accrues interest at a fixed rate of 11.5000% and amortizes on a 30-year schedule.

(3)	If the mezzanine loan is prepaid in full in connection with a transfer of the DoubleTree Wilmington Property (as defined below) and an assumption of the DoubleTree Wilmington Whole Loan, then the owners of direct or indirect equity interests in the DoubleTree Wilmington Borrower (as defined below) may obtain permitted mezzanine financing subject to standard preconditions including (i) the combined loan-to-value ratio may not exceed 75%, (ii) the combined debt service coverage may not be less than 1.40x and (iii) the combined debt yield may not be less than 10.55%. In addition, the DoubleTree Wilmington Borrower may be required to obtain a rating agency confirmation in connection with the permitted mezzanine loan.

(4)	Monthly FF&E reserve deposits are the greater of 4.0% of monthly gross revenues or the amount required under the franchise agreement.

(5)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled performance improvement plan renovation at the DoubleTree Wilmington Property has been completed. Based on the “as-is” appraised value of $37,000,000 as of September 20, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 74.3% and 61.5%, respectively.

The Mortgage Loan. The eleventh largest mortgage loan (the “DoubleTree Wilmington Mortgage Loan”) is part of a whole loan (the “DoubleTree Wilmington Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $27,500,000. The DoubleTree Wilmington Whole Loan is secured by a first priority fee mortgage encumbering a 244-room full service hotel located in Wilmington, Delaware (the “DoubleTree Wilmington Property”). Promissory Note A-1, with an original principal balance of $24,000,000, represents the DoubleTree Wilmington Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-2, with an original principal balance of $3,500,000, is currently held by Ladder Capital Finance LLC (“LCF”), or an affiliate thereof, and is expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time. The DoubleTree Wilmington Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust. The lender provides no assurance that the non-securitized note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-96

4727 Concord Pike Wilmington, DE 19803	Collateral Asset Summary – Loan No. 11 DoubleTree Wilmington	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 64.9% 1.68x 12.5%

DoubleTree Wilmington Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$24,000,000	$24,000,000	UBS 2017-C5	Yes
Note A-2	$3,500,000	$3,500,000	LCF	No
Total	$27,500,000	$27,500,000

The proceeds of the DoubleTree Wilmington Whole Loan, together with the mezzanine loan with an original principal balance of $2,765,000 and approximately $9.1 million in borrower equity, were used to finance the acquisition of the DoubleTree Wilmington Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Diamond State Hotel XXXIX Owner LLC (the “DoubleTree Wilmington Borrower”), a Delaware limited liability company, structured to be bankruptcy remote with at least two independent directors. The non-recourse carveout guarantors and borrower sponsors for the DoubleTree Wilmington Whole Loan are Christopher F. Buccini, Robert E. Buccini, and David B. Pollin, which are key principals for Buccini Pollin Group, Inc. (“Buccini/Pollin”). Buccini/Pollin is a privately-held, full-service real estate acquisition, development and management company with offices in Washington, DC, Wilmington, Delaware, Philadelphia, Pennsylvania, and Baltimore, Maryland. Formed in 1993, Buccini/Pollin develops and acquires hotel, office, residential, retail, and parking properties. Buccini/Pollin is headquartered and established in the Mid-Atlantic and Northeast region and continues to grow into other parts of the United States. Buccini/Pollin has acquired or developed real estate assets having a value in excess of $4.0 billion, including 36 hotels, six million SF of office and retail space, 10 major residential communities, and multiple entertainment venues, including PPL Park, home of the Philadelphia Union Major League Soccer team.

The Property. The DoubleTree Wilmington Property consists of the fee interest in a 244-room, seven-story full service hotel constructed in 1973 and most recently renovated in 2015. The DoubleTree Wilmington Property is situated in Wilmington, Delaware along the intersection of Concord Pike (US Route 202) and Naamams Road (DE Route 92). New Castle County is located near the Delaware/Pennsylvania border and characterized by a high concentration of retail and large office areas.

The DoubleTree Wilmington Property’s guestroom mix consists of 125 king rooms and 119 standard queen rooms. Each guestroom features a flat-screen television with premium channels, a desk chair, a lounge chair and various other amenities. Guest parking consists of 375 spaces or 1.54 spaces per room. The DoubleTree Wilmington Property features 11,212 SF of meeting space, an indoor pool, a fitness center, a business center, a sundry shop and typical complement of back-of-the-house facilities. The DoubleTree Wilmington Property also features the Palettes Restaurant and Lounge, which offers breakfast, lunch, and dinner, as well as a cocktail lounge.

According to the appraisal, the DoubleTree Wilmington Property generates approximately 55% of its room revenue from corporate demand, approximately 20% from a combination of leisure and tourism demand and approximately 25% from convention group demand.

More specific information about the DoubleTree Wilmington Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			DoubleTree Wilmington Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	65.8%	$127.34	$83.77	67.6%	$131.46	$88.91	102.8%	103.2%	106.1%
8/31/2016 TTM	62.6%	$129.71	$81.19	67.3%	$132.56	$89.16	107.5%	102.2%	109.8%
8/31/2017 TTM	61.1%	$134.59	$82.22	62.9%	$140.45	$88.35	103.0%	104.4%	107.5%

Source: Industry Report

(1)	The competitive set for 8/31/2015 TTM, 8/31/2016 TTM, and 8/31/2017 TTM includes SureStay Plus Hotel Brandywine Valley, Courtyard Wilmington Downtown, DoubleTree Downtown Wilmington Legal District, Crowne Plaza Wilmington North, Homewood Suites Wilmington Brandywine Valley and Inn @ Wilmington

The Market. The DoubleTree Wilmington Property is located in Wilmington, New Castle County, Delaware along the intersection of Concord Pike (US Route 202) and Naamams Road (DE Route 92). New Castle County is located near the Delaware and Pennsylvania borders and characterized by a high concentration of retail and large office areas. Local financial institutions include ING Direct, Barclays, M&T Bank, Wilmington Savings Fund Society, JPMorgan Chase, Bank of America, and HSBC. The DoubleTree Wilmington Property is located 3.3 miles from the Alfred I. DuPont Hospital for Children, 6.4 miles from the E.I. DuPont Experimental Station, and 2.4 miles from the former Astra Zeneca office/R&D facility. The DoubleTree Wilmington Property is also located approximately 17 miles southeast of the Philadelphia National Airport. The airport provides employment for about 141,000 workers and has a $14.4 billion economic impact.

New Castle County is a submarket of the Northern Delaware office market. Leasing activity within the Northern Delaware office market has continued to increase. The first quarter 2017 saw 93,150 SF of leasing activity, which represents an increase of 170.4% on a year-over-year basis. There is approximately 15.1 million SF of office space in this region. Of that, Class A assets constitute roughly 11.3 million SF of office space, followed by 3.2 million SF of Class B space and approximately 616,400 SF of Class C space.

According to the appraisal, the estimated 2016 population within a one-, three-, and five- mile radius of the DoubleTree Wilmington Property was 4,457, 44,066, and 147,967 people respectively. Estimated household income within a one-, three-, and five- mile radius of the DoubleTree Wilmington Property was $125,992, $126,655, and $106,292 respectively.

A-3-97

4727 Concord Pike Wilmington, DE 19803	Collateral Asset Summary – Loan No. 11 DoubleTree Wilmington	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 64.9% 1.68x 12.5%

 Primary competitive properties to the DoubleTree Wilmington Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
DoubleTree Wilmington Property(1)	244	55%	20%	25%	66.3%	$133.61	$88.58
Courtyard Wilmington Downtown	126	65%	25%	10%	65.0%	$152.00	$98.80
DoubleTree Downtown Wilmington Legal District	217	65%	10%	25%	58.0%	$140.00	$81.20
Crowne Plaza Wilmington North	191	50%	25%	25%	63.0%	$120.00	$75.60
Total/Wtd. Avg. of Primary Competition	778	58%	19%	23%	63.0%	$135.03	$84.99

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree Wilmington Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW per Room
Occupancy	66.2%	71.0%	66.5%	63.0%	63.0%
ADR	$126.38	$130.48	$133.14	$139.75	$139.75
RevPAR	$83.71	$92.63	$88.49	$88.10	$88.10

Rooms Revenue	$7,455,554	$8,249,974	$7,902,411	$7,846,538	$7,846,538	$32,158
Food & Beverage	$1,486,052	$1,624,813	$1,361,872	$1,426,052	$1,426,052	$5,844
Other Income(1)	$371,908	$287,829	$278,848	$289,261	$241,255	$989
Total Revenue	$9,313,514	$10,162,616	$9,543,131	$9,561,851	$9,513,845	$38,991
Total Expenses	$ 6,188,183	$6,405,869	$5,897,411	$6,052,180	$6,081,100	$24,923
Net Operating Income	$3,125,331	$3,756,747	$3,645,720	$3,509,671	$3,432,745	$14,069
FF&E	$0	$0	$0	$0	$380,554	$1,560
Net Cash Flow	$3,125,331	$3,756,747	$3,645,720	$3,509,671	$3,052,191	$12,509

NOI DSCR(2)	1.72x	2.07x	2.01x	1.93x	1.89x
NCF DSCR(2)	1.72x	2.07x	2.01x	1.93x	1.68x
NOI Debt Yield(2)	11.4%	13.7%	13.3%	12.8%	12.5%
NCF Debt Yield(2)	11.4%	13.7%	13.3%	12.8%	11.1%

(1)	Other Income includes borrower shares of cell tower leases and other miscellaneous revenue.

(2)	Debt service coverage ratios and debt yields are based on the DoubleTree Wilmington Whole Loan.

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A-3-99

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$21,300,000			Location:	Various
Cut-off Date Balance(2):	$21,300,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Starwood Property Trust, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.3590%			Size:	2,894,885 SF
Note Date:	9/25/2017			Cut-off Date Balance per SF(2):	$25
First Payment Date:	11/6/2017			Maturity Date Balance per SF(2):	$25
Maturity Date:	10/6/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,106,392
Seasoning:	1 month			UW NOI Debt Yield(2):	12.8%
Prepayment Provisions(3):	LO (24); YM1 (1); DEF/YM1 (88); O (7)			UW NOI Debt Yield at Maturity(2):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(2):	2.63x
Additional Debt Type(2)(4):	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance(2)(4):	$49,700,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type)(5):	Yes (Mezzanine)			3rd Most Recent NOI(7):	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax(6):	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance(6):	$0	Springing	N/A	Appraised Value (as of):	$133,000,000 (7/1/2017)
Replacements(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	53.4%
TI/LC(6):	$0	Springing	N/A	Maturity Date LTV Ratio(2):	53.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$71,000,000	55.6%	Purchase Price:	$127,353,058	99.7%
Borrower Equity:	$56,782,559	44.4%	Closing Costs:	$429,501	0.3%
Total Sources:	$127,782,559	100.0%	Total Uses:	$127,782,559	100.0%

(1)	The Cabela’s Industrial Portfolio Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”).

(2)	The Cabela’s Industrial Portfolio Mortgage Loan (as defined below) is part of the Cabela’s Industrial Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $71,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Cabela’s Industrial Portfolio Whole Loan.

(3)	Prior to the open prepayment date of April 6, 2027, the Cabela’s Industrial Portfolio Whole Loan can be prepaid in whole or in part with (i) defeasance after the earlier to occur of (a) September 25, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Cabela’s Industrial Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (ii) the greater of 1% of the amount prepaid or a yield maintenance premium after October 6, 2019 (the “Yield Maintenance Lockout Period”).

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	Any time after March 25, 2018, direct or indirect equity owners of the Cabela’s Industrial Portfolio Borrower (as defined below) are permitted to obtain a mezzanine loan in an amount not to exceed $8,875,000, provided that the following conditions, among other things, are satisfied (i) immediately after giving effect to such mezzanine loan, (a) the combined loan-to-value ratio is not greater than 53.4%, (b) the combined debt service coverage ratio is not less than 3.10x, and (c) the combined debt yield is not less than 13.7%, (ii) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (iii) such mezzanine loan is coterminous with the Cabela’s Industrial Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Cabela’s Industrial Portfolio Whole Loan, (iv) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.10x, and (v) the receipt of a rating agency confirmation.

(6)	During an event of default or a Trigger Period (as defined below), the Cabela’s Industrial Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums (unless the Cabela’s Industrial Portfolio Properties are insured under an acceptable blanket policy), (iii) 1/12 of the product of (a) $0.25 and (b) the aggregate NRA of all of the Cabela’s Industrial Portfolio Properties (as defined below) as of such payment date for capital expenditures, currently equal to $60,310 and (iv) 1/12 of the product of (a) $1.00 and (b) the aggregate NRA of all of the Cabela’s Industrial Portfolio Properties as of such payment date for tenant improvements and leasing commissions, currently equal to $241,240. A “Trigger Period” will occur upon (i) the delivery to the lenders of annual or quarterly financial reports showing that the debt yield, determined as of the last day of any fiscal quarter is less than 10.5%, (ii) a Bass Pro Event (as defined below), or (iii) if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the Cabela’s Industrial Portfolio Borrower’s receipt of written notice of the same, at the lenders’ option. A “Bass Pro Event” means (i) the Master Tenant (as defined below) ceases operations or vacates, as determined in accordance with the Master Lease (as defined below), with respect to more than 15% of the Cabela’s Industrial Portfolio Properties (by number of locations), (ii) Bass Pro Group, LLC, the guarantor of the Master Lease, or the Master Tenant files for bankruptcy, (iii) the Master Tenant defaults under the Master Lease beyond any notice and cure period set forth in the Master Lease, or (iv) the total net leverage ratio for the Master Tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

(7)	There is no historical financial information as the Cabela’s Industrial Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

A-3-100

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

The Mortgage Loan. The twelfth largest mortgage loan (the “Cabela’s Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Cabela’s Industrial Portfolio Whole Loan”) with an aggregate original principal balance of $71,000,000. The Cabela’s Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,894,885 SF three-property portfolio of industrial warehouse properties located in Wisconsin, West Virginia and Utah (collectively, the “Cabela’s Industrial Portfolio Properties”). Promissory Notes A-3(A) and A-3(B), with an aggregate original principal balance of $21,300,000, represent the Cabela’s Industrial Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1 and A-2, with an aggregate original principal balance of $49,700,000, collectively represent the pari passu companion loans (collectively, the “Cabela’s Industrial Portfolio Pari Passu Companion Loans”) and are currently held by GSMC and WFB, as further described in the Cabela’s Industrial Portfolio Whole Loan Summary table below. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Cabela’s Industrial Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement for the future securitization trust that includes Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement”.

Cabela’s Industrial Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$28,400,000	$28,400,000	GSMC	Yes
Note A-2	$21,300,000	$21,300,000	WFB(1)	No
Note A-3(A)	$11,300,000	$11,300,000	UBS 2017-C5	No
Note A-3(B)	$10,000,000	$10,000,000	UBS 2017-C5	No
Total	$71,000,000	$71,000,000

(1)	Promissory Note A-2 is expected to be contributed to the BANK 2017-BNK8 Trust.

The proceeds of the Cabela’s Industrial Portfolio Whole Loan, together with $56,782,559 of borrower equity, were used to acquire the Cabela’s Industrial Portfolio Properties and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are SPT Prairie 100 Distribution Road, LLC, SPT Prairie 2000 West CB Way, LLC, and SPT Prairie 33901 State Highway 35, LLC (collectively, the “Cabela’s Industrial Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor of the Cabela’s Industrial Portfolio Whole Loan is Starwood Property Trust, Inc. (“SPT”), an affiliate of Starwood Capital Group. The aggregate recourse to the borrower sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Cabela’s Industrial Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”. SPT’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, SPT reported an equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since inception, SPT has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

The Properties. The Cabela’s Industrial Portfolio Properties comprise three mission critical industrial distribution warehouses totaling 2,894,885 SF and are located in Prairie du Chien, Wisconsin, Triadelphia, West Virginia, and Tooele, Utah.

The Cabela’s Industrial Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (the “Master Tenant” or “Cabela’s”) under a NNN unitary master lease executed at the origination of the Cabela’s Industrial Portfolio Whole Loan and operated under the Cabela’s and Bass Pro Shops brands (the “Master Lease”). The Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $3.36 PSF with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. Upon expiration of the Master Lease, the Master Tenant will not have a purchase option. Obligations of the Master Tenant under the Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

The Cabela’s Prairie du Chien property is a 1,130,862 SF distribution warehouse built in 1996 and expanded in 2001, with 76 loading docks, one drive-in door and 20- to 32-foot clear heights. The Cabela’s Triadelphia property is a 1,165,360 SF distribution warehouse built in 2005, with 83 loading docks, six drive-in doors and 30-foot clear heights. The Cabela’s Triadelphia property serves as Cabela’s primary northeast U.S. distribution facility. The Cabela’s Tooele property is a 598,663 SF distribution warehouse built in 2015, with 66 loading docks, two drive-in doors and 30-foot clear heights.

Bass Pro Shops recently acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $4.0 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (Moody’s/S&P: Ba3/B+), which serves as guarantor for the Master Lease. Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 Bass Pro stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 SF to 246,000 SF. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

A-3-101

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

The following tables present certain information relating to the Cabela’s Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)	Allocated Base Rent(1)
Cabela’s Prairie du Chien	Prairie du Chien, WI	1996-2001	1,130,862	$26,400,000	37.2%	$49,500,000	53.3%	$3,835,011
Cabela’s Triadelphia	Triadelphia, WV	2005	1,165,360	$24,900,000	35.1%	$46,600,000	53.4%	$3,496,800
Cabela’s Tooele	Tooele, UT	2015	598,663	$19,700,000	27.7%	$36,900,000	53.4%	$2,400,708
Total/Wtd. Avg.			2,894,885	$71,000,000	100.0%	$133,000,000	53.4%	$9,732,519

(1)	Information is based on the underwritten rent roll and Master Lease.

(2)	Based on the Cabela’s Industrial Portfolio Whole Loan amount.

The following table presents certain information relating to the Master Lease at the Cabela’s Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Cabela’s Wholesale, Inc.(3)	NR/Ba3/B+	2,894,885	100.0%	$9,732,519	100.0%	$3.36	4/30/2042(4)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,894,885	100.0%	$9,732,519	100.0%	$3.36

(1)	Information is based on the Master Lease.

(2)	Ratings provided are for Bass Pro Group, LLC, which serves as the guarantor for the Master Lease.

(3)	The Cabela’s Industrial Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands.

(4)	The Cabela’s Industrial Portfolio Properties have six five-year renewal options with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Cabela’s Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	2,894,885	100.0%	100.0%	$3.36	$9,732,519	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	2,894,885	100.0%		$3.36	$9,732,519	100.0%

(1)	Information is based on the Master Lease.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Cabela’s Industrial Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease operated under the Cabela’s and Bass Pro Shops brands that is structured with six five-year renewal options with no termination options.

A-3-102

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

The Market. The Cabela’s Industrial Portfolio Properties are located in Prairie du Chien, Wisconsin; Triadelphia, West Virginia; and Tooele, Utah.

The Prairie du Chien property is located in Prairie du Chien, Wisconsin, and situated directly off Route 35, which connects to Interstate 90 and Interstate 80. According to the appraisal, the Prairie du Chien property is located within the Southwest Wisconsin industrial market. As of the third quarter of 2017, the market reported total inventory of 70 industrial buildings totaling 4.8 million SF with a 0.3% vacancy rate and average asking rents of $2.64 per SF.

The Cabela’s Triadelphia property is located in Triadelphia, West Virginia, approximately 50 miles southwest of Pittsburgh, Pennsylvania. The Cabela’s Triadelphia property is situated approximately 1.5 miles from Interstate 70. According to the appraisal, the Cabela’s Triadelphia property is located within the Wheeling metropolitan statistical area industrial market. As of the second quarter of 2017, the market reported total inventory of 126 industrial buildings totaling 5.0 million SF with a 13.3% vacancy rate and average asking rents of $3.48 per SF.

The Cabela’s Tooele property is located in Tooele, Utah, approximately 50 miles southwest of Salt Lake City. The Cabela’s Tooele property is situated approximately one mile from Route 112 and 15 miles from Interstate 80. According to a third party market report, the Cabela’s Tooele property is located within the Salt Lake City industrial market. As of the third quarter of 2017, the market reported total inventory of 7,760 industrial buildings totaling approximately 234.5 million SF with a 4.0% vacancy rate and average asking rents of $5.74 per SF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cabela’s Industrial Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$9,732,519	$3.36
Total Recoveries	N/A	N/A	N/A	N/A	$2,790,022	$0.96
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($626,127)	($0.22)
Effective Gross Income	N/A	N/A	N/A	N/A	$11,896,414	$4.11
Total Operating Expenses	N/A	N/A	N/A	N/A	$2,790,022	$0.96
Net Operating Income	N/A	N/A	N/A	N/A	$9,106,392	$3.15
Capital Expenditures	N/A	N/A	N/A	N/A	$434,233	$0.15
TI/LC	N/A	N/A	N/A	N/A	$434,233	$0.15
Net Cash Flow	N/A	N/A	N/A	N/A	$8,237,926	$2.85

Occupancy %(3)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR(4)	N/A	N/A	N/A	N/A	2.90x
NCF DSCR(4)	N/A	N/A	N/A	N/A	2.63x
NOI Debt Yield(4)	N/A	N/A	N/A	N/A	12.8%
NCF Debt Yield(4)	N/A	N/A	N/A	N/A	11.6%

(1)	There is no historical financial information as the Cabela’s Industrial Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(2)	UW Gross Potential Rent is based on the Master Lease.

(3)	The underwritten economic occupancy is 95.0%. The Cabela’s Industrial Portfolio Properties were 100.0% physically occupied as of November 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Cabela’s Industrial Portfolio Whole Loan.

Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Cabela’s Industrial Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Cabela’s Industrial Portfolio Borrower may obtain the release of any of the Cabela’s Industrial Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) the Cabela’s Industrial Portfolio Borrower delivers to the lenders a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (ii) the rent under the Master Lease is not reduced as a result of such substitution, (iii) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Cabela’s Industrial Portfolio Whole Loan, or if greater than 10%, at the lenders’ determination to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold is not permitted to include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (iv) the debt yield with respect to the remaining Cabela’s Industrial Portfolio Properties including the Substitute Property, is no less than the greater of (a) 13.7% and (b) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (v) if all or any portion of the Cabela’s Industrial Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

A-3-103

389 West Bay Road Grand Cayman, Cayman Islands	Collateral Asset Summary – Loan No. 13 Marriott Grand Cayman	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,916,123 56.1% 1.91x 16.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$21,000,000			Location:	Grand Cayman, Cayman Islands
Cut-off Date Balance(1):	$20,916,123			General Property Type:	Hospitality
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	London & Regional Group Holdings Limited			Year Built/Renovated:	1990/2013-2014
Mortgage Rate:	5.4485%			Size:	295 Rooms
Note Date:	6/20/2017			Cut-off Date Balance per Room(1):	$270,103
First Payment Date:	8/1/2017			Maturity Date Balance per Room(1):	$251,764
Maturity Date:	7/6/2022			Property Manager:	Luxury Hotels International Lodging Ltd., Cayman Islands Branch
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$12,882,616
Seasoning:	4 months			UW NOI Debt Yield(1):	16.2%
Prepayment Provisions:	LO (28); DEF (28); O (4)			UW NOI Debt Yield at Maturity(1):	17.3%
Lockbox/Cash Mgmt Status(2):	Hard/In Place			UW NCF DSCR(1):	1.91x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$13,556,419 (6/30/2017 TTM)
Additional Debt Balance(1):	$58,764,346			2nd Most Recent NOI:	$13,681,919 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,268,442 (12/31/2015)
Reserves				Most Recent Occupancy:	86.5% (6/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.0% (12/31/2016)
RE Tax(3):	$0	Springing	N/A	3rd Most Recent Occupancy:	82.5% (12/31/2015)
Insurance:	$261,287	$129,397	N/A	Appraised Value (as of):	$142,000,000 (5/4/2017)
FF&E(4):	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	56.1%
Seasonality Reserve(5):	$1,085,464	$0	$1,085,464	Maturity Date LTV Ratio(1):	52.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$80,000,000	100.0%	Loan Payoff:	$43,681,993	54.6%
			Reserves:	$1,346,751	1.7%
			Closing Costs:	$4,070,156	5.1%
			Return of Equity:	$30,901,100	38.6%
Total Sources:	$80,000,000	100.0%	Total Uses:	$80,000,000	100.0%

(1)	The Marriott Grand Cayman Mortgage Loan (as defined below) is part of the Marriott Grand Cayman Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance of $80,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott Grand Cayman Whole Loan.

(2)	The Marriott Grand Cayman Whole Loan is structured with in place cash management. Pursuant to the Marriott Grand Cayman Whole Loan cash management structure, the property manager, Marriott International Lodging Ltd., Cayman Island Branch (“Marriott” or the “Property Manager”), is required to deposit all gross revenues from the Marriott Grand Cayman Property (as defined below) directly into an account controlled by the Property Manager (the “Marriott Cash Management”), pay operating expenses for the Marriott Grand Cayman Property and pay or retain other amounts permitted under the property management agreement, including its own property management fees, incentive fees (if any) and FF&E reserves. Thereafter, the Property Manager is required to transfer the excess funds to a lender-controlled lockbox account, from which funds will be swept into a cash management account controlled by the lender on each business day and amounts applied pursuant to the Marriott Grand Cayman Whole Loan documents. In the event that Marriott is no longer the property manager, the replacement property manager will be required to deposit all rents and other amounts received from the Marriott Grand Cayman Property into a lender-controlled account.

(3)	There are no real estate taxes in the Cayman Islands. In the event real estate taxes are levied, monthly real estate tax collections would be waived provided Marriott is reserving for such taxes as part of the Marriott Cash Management.

(4)	In the event that Marriott Cash Management is not in full force and effect, monthly FF&E reserve deposits are required to be 1/12 of 4.0% of annual gross revenues through 2018. Such collections will increase to 4.5% in 2019 and 5.0% in 2020 and all subsequent years.

(5)	At origination, the Marriott Grand Cayman Borrower (as defined below) deposited $1,085,464 into a seasonality reserve. On the monthly payment dates occurring in January, February, March, April and May of each calendar year, the Marriott Grand Cayman Borrower is required to deposit $180,911 with the lender into the seasonality reserve account, as may be adjusted annually, subject to a cap of $1,085,464. The seasonality reserve funds may be used to pay for shortfalls for approved operating expenses, all or part of any monthly debt service payment and for any reserve fund payments then due.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Marriott Grand Cayman Mortgage Loan”) is part of a whole loan (the “Marriott Grand Cayman Whole Loan”) with an aggregate original principal balance of $80,000,000. The Marriott Grand Cayman Whole Loan is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Marriott Grand Cayman, located in Grand Cayman, Cayman Islands (the “Marriott Grand Cayman Property”). Promissory Note A-2, with an original principal balance of $21,000,000, represents the Marriott Grand Cayman Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-3, with an original principal balance of $35,000,000, was contributed to the GSMS 2017-GS7 Trust. Promissory Note A-1, with an original principal balance of $24,000,000, is currently held by CCRE, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that the non-securitized note will not be split further. The Marriott Grand Cayman Whole Loan is currently serviced pursuant to the pooling and servicing agreement for the GSMS 2017-GS7 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-104

389 West Bay Road Grand Cayman, Cayman Islands	Collateral Asset Summary – Loan No. 13 Marriott Grand Cayman	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,916,123 56.1% 1.91x 16.2%

Marriott Grand Cayman Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$24,000,000	$23,904,141	CCRE	Yes
Note A-2	$21,000,000	$20,916,123	UBS 2017-C5	No
Note A-3	$35,000,000	$34,860,206	GSMS 2017-GS7	No
Total	$80,000,000	$79,680,470

The proceeds of the Marriott Grand Cayman Whole Loan were used to refinance existing debt encumbering the Marriott Grand Cayman Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is LR (Cayman Hotel) Limited (the “Marriott Grand Cayman Borrower”), a company organized and existing under the laws of the Cayman Islands, with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Marriott Grand Cayman Whole Loan is London & Regional Group Holdings Limited. (“London & Regional Properties”). London & Regional Properties was founded in 1987 and owns one of the largest private hotel portfolios in Europe, totaling approximately 11,000 keys. Notable holdings include the London Hilton on Park Lane, the Fairmont Monte Carlo, the Me Ibiza, the Fairmont Barbados and the Club Med Turkoise Turks & Caicos.

The Property. The Marriott Grand Cayman Property is a 295-room, five-story full service hotel located on Seven Mile Beach on the Island of Grand Cayman. The Marriott Grand Cayman Property features four restaurants and bars/lounges, approximately 6,000 SF of meeting space, outdoor pool, spa, direct beach frontage, business center and gym, among other amenities. Originally constructed in 1990, the Marriott Grand Cayman Property underwent an approximately $8.0 million (approximately $27,119 per key) guestroom renovation in late 2013 and approximately $7.6 million ($25,593 per key) public area renovation in late 2014. In addition, the borrower sponsor is in the process of an approximately $800,000 capital expenditure project, which includes converting two smaller meeting rooms on the fourth and fifth floors of the hotel into four ocean view guestrooms (two on each floor).

The Marriott Grand Cayman Property’s guestroom mix consists of 207 king rooms and 88 double-queen rooms ranging in size from 370 SF to 600 SF. Guestrooms feature flat screen televisions, a work desk with chair, wireless internet access and lounge chair with ottoman. Additionally, the Marriott Grand Cayman Property contains approximately 5,561 SF of meeting space within three separate spaces. The Orchid Ballroom is the largest meeting space, totaling 4,261 SF and is divisible into three the smaller spaces. The ballroom and meeting rooms were renovated in late 2014 with over $850,000 in improvements.

The Marriott Grand Cayman Property offers four restaurants, ranging from full-service indoor dining to more casual beachside and poolside options. All of the restaurants were renovated in 2014 and operated by Marriott. Additional amenities include a gift shop, fitness center, business center, La Mer Spa, outdoor swimming pool and direct beach frontage.

The Marriott Grand Cayman Property is operated under a management agreement with Luxury Hotels International Lodging Ltd., Cayman Island Branch an affiliate of Marriott, the world’s largest hotel company with a presence in 110 countries across more than 5,700 properties. The management agreement commenced in June 30, 2006 with an initial expiration date of December 31, 2026, with three 10-year renewal options.

According to the appraisal, the Marriott Grand Cayman Property generates approximately 90% of its room revenue from transient demand and approximately 10% from meeting and group demand.

More specific information about the Marriott Grand Cayman Property and various market segments is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Market Segment(1)			Marriott Grand Cayman Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2015 TTM	68.1%	$198.57	$135.25	79.3%	$304.40	$241.30	116.4%	153.3%	178.4%
4/30/2016 TTM	67.3%	$203.98	$137.36	82.2%	$318.17	$261.64	122.1%	156.0%	190.5%
4/30/2017 TTM	66.5%	$203.28	$135.24	85.9%	$315.42	$270.93	129.1%	155.2%	200.3%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Grand Cayman Property are attributable to differing reporting methodologies, and/or timing differences.

The Market. The Marriott Grand Cayman Property is located on Seven Mile Beach on the Island of Grand Cayman. The Cayman Islands are located in the Caribbean Sea, roughly 150 miles south of Cuba, 480 miles south of Miami, Florida and 180 miles northwest of Jamaica. The Cayman Islands are a British Dependent Territory and are rated Aa3 by Moody’s. Approximately 22 miles long and 4-8 miles wide, Grand Cayman is home to approximately 95% of the Cayman Islands population.

The Marriott Grand Cayman Property is in close proximity to the central business districts of George Town and Camana Bay and is less than 4.0 miles from the Owen Roberts International Airport, the main commercial airport in the Cayman Islands. According to the appraisal, a $50 million expansion of the airport has begun, which is expected to triple its size and passenger capacity. In 2016, approximately 2.1 million individual tourists arrived at the airport, which reflects a 22.4% increase from 2011 with approximately 1.7 million tourists.

According to the appraisal, the vast majority of demand generators on Grand Cayman are within a five-mile radius of the Marriott Grand Cayman Property. Nearby attractions include Stingray City, Cayman Turtle Center, numerous scuba diving locations, Queen Elizabeth II Botanical Park and Seven Mile Beach.

Primary and secondary competitive properties to the Marriott Grand Cayman Property are shown in the table below:

A-3-105

389 West Bay Road Grand Cayman, Cayman Islands	Collateral Asset Summary – Loan No. 13 Marriott Grand Cayman	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,916,123 56.1% 1.91x 16.2%

Competitive Property Summary

Property Name	No. of Rooms	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Marriott Grand Cayman Property	295	90%	10%	87%	$320.11	$279.68
Westin Seven Mile Beach Resort	343	90%	10%	63%	$324.00	$204.12
Wyndham The Reef Resort	152	85%	15%	50%	$275.00	$137.50
Ritz-Carlton Grand Cayman	375	70%	30%	66%	$658.00	$434.28
Hilton British Colonial	288	50%	50%	80%	$205.00	$163.39
Marriott Frenchman’s Reef Beach Resort	470	60%	40%	84%	$253.00	$212.52
Total/Wtd. Avg. of Primary Competition(1)	1,628	69.2%	30.8%	71.5%	$354.81	$246.14

Source: Appraisal

(1)	Total/Wtd. Avg. of Primary Competition excludes the Marriott Grand Cayman Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Grand Cayman Property:

Cash Flow Analysis

	2014	2015	2016	6/30/2017 TTM	UW	UW per Room
Occupancy	72.3%	82.5%	86.0%	86.5%	86.5%
ADR	$281.74	$317.11	$324.25	$323.30	$323.30
RevPAR	$203.72	$261.46	$278.92	$279.56	$279.56

Rooms Revenue	$21,935,883	$28,152,659	$30,114,549	$30,101,817	$30,101,817	$102,040
Food & Beverage	$9,170,573	$15,384,699	$16,840,514	$17,222,440	$17,222,440	$58,381
Other Income(1)	$3,022,778	$3,688,686	$3,610,647	$3,603,711	$3,603,711	$12,216
Total Revenue	$34,129,235	$47,226,043	$50,565,711	$50,927,968	$50,927,968	$172,637
Total Expenses	$25,754,273	$34,957,601	$36,883,791	$37,371,550	$38,045,353	$128,967
Net Operating Income(2)	$8,374,962	$12,268,442	$13,681,919	$13,556,419	$12,882,616	$43,670
FF&E	$1,706,000	$2,361,302	$2,528,286	$2,546,398	$2,546,398	$8,632
Net Cash Flow	$6,668,962	$9,907,140	$11,153,634	$11,010,020	$10,336,217	$35,038

NOI DSCR(3)	1.55x	2.26x	2.52x	2.50x	2.38x
NCF DSCR(3)	1.23x	1.83x	2.06x	2.03x	1.91x
NOI Debt Yield(3)	10.5%	15.4%	17.2%	17.0%	16.2%
NCF Debt Yield(3)	8.4%	12.4%	14.0%	13.8%	13.0%

(1)	Other Income includes resort fees, rental of audiovisual equipment and other miscellaneous revenue.

(2)	The increase in Net Operating Income from 2014 through 6/30/2017 TTM was primarily driven by the $8.0 million guestroom renovation that commenced in late 2013. To accommodate for the renovations, the Marriott Grand Cayman Property was completely closed in 2014 from August 25th through October 7th. In total, 295 guestrooms were taken offline for a total of 68 days.

(3)	Debt service coverage ratios and debt yields are based on the Marriott Grand Cayman Whole Loan.

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A-3-107

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$20,000,000			Location:	Various
Cut-off Date Balance(2):	$20,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Single Tenant
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Starwood Property Trust, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.3790%			Size:	1,896,527 SF
Note Date:	9/25/2017			Cut-off Date Balance per SF(2):	$103
First Payment Date:	11/6/2017			Maturity Date Balance per SF(2):	$103
Maturity Date:	10/6/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$24,937,758
Seasoning:	1 month			UW NOI Debt Yield(2):	12.8%
Prepayment Provisions(3):	LO (24); YM1 (1); DEF/YM1 (88); O (7)			UW NOI Debt Yield at Maturity(2):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(2):	2.72x
Additional Debt Type(2)(4):	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance(2)(4):	$174,900,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type)(5):	Yes (Mezzanine)			3rd Most Recent NOI(7):	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax(6):	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance(6):	$0	Springing	N/A	Appraised Value (as of):	$386,700,000 (7/1/2017)
Replacements(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	50.4%
TI/LC(6):	$0	Springing	N/A	Maturity Date LTV Ratio(2):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$194,900,000	56.8%	Purchase Price:	$341,609,572	99.5%
Borrower Equity:	$148,423,879	43.2%	Closing Costs:	$1,714,307	0.5%
Total Sources:	$343,323,879	100.0%	Total Uses:	$343,323,879	100.0%

(1)	The Bass Pro & Cabela’s Portfolio Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”).

(2)	The Bass Pro & Cabela’s Portfolio Mortgage Loan (as defined below) is part of the Bass Pro & Cabela’s Portfolio Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $194,900,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Bass Pro & Cabela’s Portfolio Whole Loan.

(3)

Prior to the open prepayment date of April 6, 2027, the Bass Pro & Cabela’s Portfolio Whole Loan can be prepaid in whole or in part with (i) defeasance after the earlier to occur of (a) September 25, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (ii) the greater of 1% of the amount prepaid or a yield maintenance premium after October 6, 2019 (the “Yield Maintenance Lockout Period”), provided that no yield maintenance premium will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid regardless of when paid, so long as no event of default has occurred and is continuing under the Bass Pro & Cabela’s Portfolio Whole Loan (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any Bass Pro & Cabela’s Portfolio Borrower (as defined below)). Any prepayment made of the Permitted Free Prepayment Amount will be allocated among (i) the A-1 notes in the aggregate, (ii) Note A-2 and (iii) the A-3 notes in the aggregate, on a pro rata and pari passu basis; provided that any such prepayments (including in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties (as defined below)) allocated to the A-3 notes in the aggregate will not be allocated among such notes on a pro rata and pari passu basis, but instead, will be allocated among such notes as described under “The Mortgage Loan” below. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	Any time after March 25, 2018, direct or indirect equity owners of the Bass Pro & Cabela’s Portfolio Borrower are permitted to obtain a mezzanine loan in an amount not to exceed $24,362,500, provided that the following conditions are satisfied, among other things, (i) immediately after giving effect to such mezzanine loan, (a) the combined loan-to-value ratio is not greater than 50.4%, (b) the combined debt service coverage ratio is not less than 3.08x, and (c) the combined debt yield is not less than 13.67%, (ii) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (iii) such mezzanine loan is coterminous with the Bass Pro & Cabela’s Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Bass Pro & Cabela’s Portfolio Whole Loan, (iv) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.08x, and (v) the receipt of a rating agency confirmation.

(6)	During an event of default or Trigger Period (as defined herein), the Bass Pro & Cabela’s Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums (unless the Bass Pro & Cabela’s Portfolio Properties are insured under an acceptable blanket policy), (iii) 1/12 of the product of (a) $0.25 and (b) the aggregate NRA of all of the Bass Pro & Cabela’s Portfolio Properties as of such payment date for capital expenditures, currently equal to $39,511 and (iv) 1/12 of the product of (a) $1.00 and (b) the aggregate NRA of all of the Bass Pro & Cabela’s Portfolio Properties as of such payment date for tenant improvements and leasing commissions, currently equal to $158,044. A “Trigger Period” will occur upon (i) the delivery to the lenders of annual or quarterly financial reports showing that the debt yield, determined as of the last day of any fiscal quarter is less than 10.5%, (ii) a Bass Pro Event (as defined herein), or (iii) if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the Bass Pro & Cabela’s Portfolio Borrower’s receipt of written notice of the same, at the lenders’ option. A “Bass Pro Event” means (i) the Master Tenant (as defined below) ceases operations or vacates, as determined in accordance with the Master Lease (as defined below), with respect to more than 15% of the Bass Pro & Cabela’s Portfolio Properties (by number of locations), (ii) Bass Pro Group, LLC, the guarantor of the Master Lease, or the Master Tenant files for bankruptcy, (iii) the Master Tenant defaults under the Master Lease beyond any notice and cure period set forth in the Master Lease, or (iv) the total net leverage ratio for the Master Tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

(7)	There is no historical financial information as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease described below on September 25, 2017.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Bass Pro & Cabela’s Portfolio Mortgage Loan”) is part of a whole loan (the “Bass Pro & Cabela’s Portfolio Whole Loan”) with an aggregate original principal balance of $194,900,000. The Bass Pro & Cabela’s Portfolio Whole Loan is secured

A-3-108

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

by a first priority fee mortgage encumbering a 1,896,527 SF 16-property portfolio of single tenant retail properties located in 10 states (collectively, the “Bass Pro & Cabela’s Portfolio Properties”). Promissory Note A-3(A-CP), with an original principal balance of $20,000,000, represents the Bass Pro & Cabela’s Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1(A-CP), A-1(A-NCP), A-1(B-CP), A-2, A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP), with an aggregate original principal balance of $174,900,000, collectively represent the pari passu companion loans (collectively, the “Bass Pro & Cabela’s Portfolio Pari Passu Companion Loans”) and are currently held by GSMC, WFB and UBS AG, as further described in the Bass Pro & Cabela’s Portfolio Whole Loan Summary table below. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Bass Pro & Cabela’s Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1(A-CP), will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Promissory Notes A-3(A-CP), A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) are collectively referred to herein as the “A-3 Notes”. Any prepayment made of the Permitted Free Prepayment Amount will be allocated among (i) the A-1 notes in the aggregate, (ii) Promissory Note A-2 and (iii) the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties) that are allocated to the A-3 Notes in the aggregate will not be allocated among the individual A-3 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Promissory Notes A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero, and then to Promissory Notes A-3(A-CP), A-3(B-CP) and A-3(C-CP), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The maximum Permitted Free Prepayment Amount that may be allocated to the A-3 Notes in the aggregate is $7,500,000. The aggregate of the principal balances of Note A-3(D-NCP), Note A-3(E-NCP) and Note A-3(F-NCP) (collectively, the “Non-Call Protected A-3 Notes”) is also $7,500,000. As a result, it is expected that any Permitted Free Prepayment Amounts allocated to the A-3 Notes in the aggregate will generally be allocated to the Non-Call Protected A-3 Notes and will not be allocated to the Bas Pro & Cabela’s Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP), or Note A-3(C-CP), unless (i) the aggregate principal balance of the Non-Call Protected A-3 Notes was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount (in which case, after the Non-Call Protected A-3 Notes have been reduced to zero, any remaining prepayment amount will be allocated to the Bass Pro & Cabela’s Portfolio Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP) and Note A-3(C-CP) on a pro rata and pari passu basis) or (ii) such prepayment amount is made in connection with a casualty or condemnation or event of default, which in each case will be allocated to the A-3 Notes on a pro rata and pari passu basis.

Bass Pro & Cabela’s Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1(A-CP)	$37,500,000	$37,500,000	GSMC	Yes
Note A-1(A-NCP)	$10,000,000	$10,000,000	GSMC	No
Note A-1(B-CP)	$30,460,000	$30,460,000	GSMC	No
Note A-2	$58,470,000	$58,470,000	WFB	No
Note A-3(A-CP)	$20,000,000	$20,000,000	UBS 2017-C5	No
Note A-3(B-CP)	$24,750,000	$24,750,000	UBS AG	No
Note A-3(C-CP)	$6,220,000	$6,220,000	UBS AG	No
Note A-3(D-NCP)	$2,500,000	$2,500,000	UBS AG	No
Note A-3(E-NCP)	$2,500,000	$2,500,000	UBS AG	No
Note A-3(F-NCP)	$2,500,000	$2,500,000	UBS AG	No
Total	$194,900,000	$194,900,000

The proceeds of the Bass Pro & Cabela’s Portfolio Whole Loan, together with $148,423,879 of borrower equity, were used to acquire the Bass Pro & Cabela’s Portfolio Properties and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are SPT Prairie 1 CB Drive, LLC, SPT Prairie 200 BP Drive, LLC, SPT Prairie 210 Demers Avenue, LLC, SPT Prairie 1000 CB Drive, LLC, SPT Prairie 2250 Gatlin Blvd., LLC, SPT Prairie 2427 N. Greenwich Road, LLC, SPT Prairie 2502 W. CB Drive, LLC, SPT Prairie 2700 Market Place Drive, LLC, SPT Prairie 3900 CB Drive, LLC, SPT Prairie 5500 Cornerstone North Blvd., LLC, SPT Prairie 7090 CB Drive NW, LLC, SPT Prairie 7700 CB Drive, LLC, SPT Prairie 10670 CB Drive, LLC, SPT Prairie 10501 Palm River Road, LLC, SPT Prairie 17907 IH-10 West, LLC and SPT Prairie 20200 Rogers Drive, LLC (collectively, the “Bass Pro & Cabela’s Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. (“SPT”), an affiliate of Starwood Capital Group. The aggregate recourse to the borrower sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”. SPT’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, SPT reported an equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since inception, SPT has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

The Properties. The Bass Pro & Cabela’s Portfolio Properties are comprised of 16 single tenant retail properties leased to Cabela’s (12 properties) and Bass Pro Shops (four properties) retail stores totaling 1,896,527 SF of space across 10 states. The Bass Pro & Cabela’s Portfolio Properties were constructed between 1997 and 2016 and range in size from 43,263 SF to 188,745 SF, with an average size of 118,533 SF. The Bass Pro & Cabela’s Portfolio Properties are subject to a new, 25-year unitary NNN master lease with six five-year extension options and no termination options. No asset accounts for more than 10.8% of the total rental income and no single state comprises more than 25.2% of the total rental income.

A-3-109

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

The Bass Pro & Cabela’s Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (the “Master Tenant” or “Cabela’s”) under a NNN unitary master lease executed at the origination of the Bass Pro & Cabela’s Portfolio Whole Loan and operated under the Cabela’s and Bass Pro Shops brands (the “Master Lease”). The Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $14.05 PSF with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. Upon expiration of the Master Lease, the Master Tenant will not have a purchase option. Obligations of the Master Tenant under the Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

Bass Pro Shops recently acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $4.0 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (Moody’s/S&P: Ba3/B+), which serves as guarantor for the Master Lease. Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 Bass Pro stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 SF to 246,000 SF. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

The following tables present certain information relating to the Bass Pro & Cabela’s Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value	Allocated Cut-off Date LTV Ratio(2)	Allocated Base Rent(1)
Cabela’s Rogers	Rogers, MN	2005	186,379	$20,700,000	10.6%	$41,100,000	50.4%	$2,878,000
Cabela’s Lone Tree	Lone Tree, CO	2013	108,077	$17,600,000	9.0%	$34,950,000	50.4%	$2,445,000
Bass Pro San Antonio	San Antonio, TX	2006	184,656	$17,200,000	8.8%	$34,200,000	50.3%	$2,308,100
Cabela’s Allen	Allen, TX	2010	107,329	$16,900,000	8.7%	$33,600,000	50.3%	$2,100,000
Cabela’s Lehi	Lehi, UT	2006	169,713	$15,400,000	7.9%	$30,600,000	50.3%	$1,990,000
Bass Pro Tampa	Tampa, FL	2015	132,734	$14,500,000	7.4%	$28,800,000	50.3%	$2,302,850
Cabela’s Hammond	Hammond, IN	2007	188,745	$13,000,000	6.7%	$25,700,000	50.6%	$1,800,000
Bass Pro Round Rock	Round Rock, TX	2014	120,763	$12,600,000	6.5%	$25,000,000	50.4%	$1,500,000
Cabela’s Fort Mill	Fort Mill, SC	2014	104,476	$11,700,000	6.0%	$23,250,000	50.3%	$1,627,100
Cabela’s Wichita	Wichita, KS	2011	80,699	$10,500,000	5.4%	$20,800,000	50.5%	$1,404,550
Cabela’s Owatonna	Owatonna, MN	1997	161,987	$9,600,000	4.9%	$19,000,000	50.5%	$1,520,000
Cabela’s Centerville	Centerville, OH	2016	71,872	$8,900,000	4.6%	$17,600,000	50.6%	$1,143,600
Cabela’s Huntsville	Huntsville, AL	2016	82,443	$8,300,000	4.3%	$16,400,000	50.6%	$1,025,000
Bass Pro Port St. Lucie	Port St. Lucie, FL	2013	86,637	$7,700,000	4.0%	$15,350,000	50.2%	$1,150,000
Cabela’s Waco	Waco, TX	2013	43,263	$6,000,000	3.1%	$11,850,000	50.6%	$798,200
Cabela’s East Grand Forks	East Grand Forks, MN	1999	66,754	$4,300,000	2.2%	$8,500,000	50.6%	$660,000
Total/Wtd. Avg.			1,896,527	$194,900,000	100.0%	$386,700,000	50.4%	$26,652,400

(1)	Information is based on the underwritten rent roll and Master Lease.

(2)	Based on the Bass Pro & Cabela’s Portfolio Whole Loan amount.

A-3-110

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

Historical Sales Performance(1)
	Net Rentable Area (SF)	Sales ($)				Sales PSF
Property Name		2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Cabela’s Rogers	186,379	$66,143,890	$66,114,325	$65,612,864	$64,397,009	$355	$355	$352	$346
Cabela’s Lone Tree	108,077	$50,540,139	$53,173,638	$53,507,506	$52,580,155	$468	$492	$495	$487
Bass Pro San Antonio	184,656	$46,850,725	$45,147,437	$42,252,151	$41,944,692	$254	$244	$229	$227
Cabela’s Allen	107,329	$51,003,648	$54,760,193	$55,165,344	$53,101,409	$475	$510	$514	$495
Cabela’s Lehi	169,713	$49,050,049	$53,127,414	$45,616,127	$42,784,972	$289	$313	$269	$252
Bass Pro Tampa	132,734	NAV	NAV	$49,556,186	$47,290,425	NAV	NAV	$373	$356
Cabela’s Hammond	188,745	$40,171,544	$41,750,631	$40,674,889	$38,911,591	$213	$221	$216	$206
Bass Pro Round Rock	120,763	NAV	NAV	$29,280,166	$30,223,077	NAV	NAV	$242	$250
Cabela’s Fort Mill	104,476	NAV	$26,514,959	$28,348,550	$26,548,534	NAV	$254	$271	$254
Cabela’s Wichita	80,699	$32,134,636	$31,487,608	$28,598,702	$27,079,480	$398	$390	$354	$336
Cabela’s Owatonna	161,987	$36,740,413	$36,280,363	$35,215,690	$33,160,088	$227	$224	$217	$205
Cabela’s Centerville	71,872	NAV	NAV	$13,038,242	$15,092,953	NAV	NAV	$181	$210
Cabela’s Huntsville	82,443	NAV	NAV	$22,460,788	$22,016,732	NAV	NAV	$272	$267
Bass Pro Port St. Lucie	86,637	$24,021,522	$23,758,647	$23,690,873	$22,866,252	$277	$274	$273	$264
Cabela’s Waco	43,263	$14,778,172	$17,044,063	$17,119,752	$16,532,260	$342	$394	$396	$382
Cabela’s East Grand Forks	66,754	$16,543,482	$16,342,556	$15,356,164	$14,618,059	$248	$245	$230	$219
Total/Wtd. Avg.(3)	1,896,527	$427,978,220	$465,501,833	$565,493,993	$549,147,687	$309	$313	$298	$290

(1)	Information is based on the underwritten rent roll.

(2)	TTM Sales ($) and TTM Sales PSF are from July 2016 to June 2017.
(3)	Wtd. Avg. 2014 Sales PSF excludes Net Rentable Area (SF) for those properties with no 2014 Sales ($). Wtd. Avg. 2015 Sales PSF excludes Net Rentable Area (SF) for those properties with no 2015 Sales ($).

The following table presents certain information relating to the Master Lease at the Bass Pro & Cabela’s Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Cabela’s Wholesale, Inc.(3)	NR/Ba3/B+	1,896,527	100.0%	$26,652,400	100.0%	$14.05	4/30/2042(4)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,896,527	100.0%	$26,652,400	100.0%	$14.05

(1)	Information is based on the Master Lease.

(2)	Ratings provided are for Bass Pro Group, LLC, which serves as the guarantor for the Master Lease.

(3)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shops brands.

(4)	The Bass Pro & Cabela’s Portfolio Properties have six five-year renewal options with no termination options.

A-3-111

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

The following table presents certain information relating to the lease rollover schedule at the Bass Pro & Cabela’s Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(2)	1	1,896,527	100.0%	100.0%	$14.05	$26,652,400	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,896,527	100.0%		$14.05	$26,652,400	100.0%

(1)	Information is based on the Master Lease.

(2)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease operated under the Cabela’s and Bass Pro Shops brands that is structured with six five-year renewal options with no termination options.

The Market. The Bass Pro & Cabela’s Portfolio Properties are located across 16 markets in 10 states, with the top three markets, Chicago (10.0% of NRA), Twin Cities (9.8% of NRA) and San Antonio (9.7% of NRA) representing 29.5% of NRA with no other market representing more than 8.9% of NRA.

The following table presents certain market information relating to the Bass Pro & Cabela’s Portfolio Properties:

Market Overview(1)
Property Name	Location	Market(2)	Estimated 2017 Population(3)	Estimated 2017 Average Household Income(3)	Rental Rate PSF
					Actual(4)	Market(2)
Cabela’s Rogers	Rogers, MN	Twin Cities	32,950	$121,804	$15.44	$14.25
Cabela’s Lone Tree	Lone Tree, CO	Denver	156,660	$141,711	$22.62	$21.00
Bass Pro San Antonio	San Antonio, TX	San Antonio	135,780	$109,077	$12.50	$12.00
Cabela’s Allen	Allen, TX	Dallas	239,733	$132,938	$19.57	$20.00
Cabela’s Lehi	Lehi, UT	Salt Lake City	113,925	$107,930	$11.73	$11.75
Bass Pro Tampa	Tampa, FL	Tampa-St. Petersburg	199,723	$65,282	$17.35	$17.00
Cabela’s Hammond	Hammond, IN	Chicago	228,213	$65,540	$9.54	$9.70
Bass Pro Round Rock	Round Rock, TX	Austin	132,637	$97,299	$12.42	$12.50
Cabela’s Fort Mill	Fort Mill, SC	Charlotte	148,219	$80,904	$15.57	$15.00
Cabela’s Wichita	Wichita, KS	Wichita	115,269	$88,536	$17.40	$13.00
Cabela’s Owatonna	Owatonna, MN	Owatonna	26,126	$72,739	$9.38	$8.50
Cabela’s Centerville	Centerville, OH	Dayton	128,676	$85,520	$15.91	$12.00
Cabela’s Huntsville	Huntsville, AL	Huntsville	102,803	$69,794	$12.43	$14.00
Bass Pro Port St. Lucie	Port St. Lucie, FL	Port St Lucie/Fort Pierce	109,748	$70,134	$13.27	$12.50
Cabela’s Waco	Waco, TX	Waco	129,894	$58,388	$18.45	$17.00
Cabela’s East Grand Forks	East Grand Forks, MN	Grand Forks	67,005	$67,934	$9.89	$10.00
Wtd. Avg.					$14.05	$13.38

(1)	Information is based on third party market research reports.

(2)	Information is based on the appraisals.

(3)	Information is based on a five-mile radius.

(4)	Information is based on the Master Lease.

A-3-112

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bass Pro & Cabela’s Portfolio Properties:

Cash Flow Analysis(1)
	2014(2)	2015(2)	2016(2)	TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	N/A	N/A	$26,652,400	$14.05
Total Recoveries	N/A	N/A	N/A	N/A	$7,640,446	$4.03
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,714,642)	($0.90)
Effective Gross Income	N/A	N/A	N/A	N/A	$32,578,204	$17.18
Total Operating Expenses	N/A	N/A	N/A	N/A	$7,640,446	$4.03
Net Operating Income	N/A	N/A	N/A	N/A	$24,937,758	$13.15
Capital Expenditures	N/A	N/A	N/A	N/A	$474,132	$0.25
TI/LC	N/A	N/A	N/A	N/A	$948,264	$0.50
Net Cash Flow	N/A	N/A	N/A	N/A	$23,515,362	$12.40

Occupancy %(4)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR(5)	N/A	N/A	N/A	N/A	2.88x
NCF DSCR(5)	N/A	N/A	N/A	N/A	2.72x
NOI Debt Yield(5)	N/A	N/A	N/A	N/A	12.8%
NCF Debt Yield(5)	N/A	N/A	N/A	N/A	12.1%

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	There is no historical financial information as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(3)	UW Gross Potential Rent is based on the Master Lease.

(4)	The underwritten economic occupancy is 95.0%. The Bass Pro & Cabela’s Portfolio Properties were 100.0% physically occupied as of November 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the Bass Pro & Cabela’s Portfolio Whole Loan.

Release of Property. Any time after the expiration of the Yield Maintenance Lockout Period or the Defeasance Lockout Period, the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties, provided that among other things, (i) no event of default has occurred and is continuing, (ii)(a) to the extent the Yield Maintenance Lockout Period has expired, prepay the loan in an amount equal to the applicable Release Amount (as defined below) and the applicable yield maintenance premium or (b) to the extent the Defeasance Lockout Period has expired, defease the loan in an amount equal to the applicable Release Amount, (iii) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties is no less than the greater of (a) 13.67% and (b) the debt yield immediately prior to the release, (iv) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (v) the release of the applicable Bass Pro & Cabela’s Portfolio Properties from the Master Lease.

The “Release Amount” is an amount equal to the greater of (a) 80% of the net sales proceeds for such property and (b) the Release Percentage of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

The “Release Percentage” means (i) for up to 10% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 110% of the applicable Allocated Cut-off Date Balance, (ii) exceeding 10%, but not exceeding 15% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance, (iii) exceeding 15%, but not exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 120% of the applicable Allocated Cut-off Date Balance, or (iv) exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) the Bass Pro & Cabela’s Portfolio Borrower delivers to the lenders a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (ii) the rent under the Master Lease is not reduced as a result of such substitution, (iii) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Bass Pro & Cabela’s Portfolio Whole Loan, or if greater than 10%, at the lenders’ determination to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold is not permitted to include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (iv) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties including the Substitute Property, is no less than the greater of (a) 13.67% and (b) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (v) if all or any portion of the Bass Pro & Cabela’s Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

A-3-113

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Mortgage Loan Information				Property Information(5)
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$20,000,000			Location:	Various
Cut-off Date Balance(2):	$20,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Various
Borrower Sponsor:	American Hotel Income Properties REIT Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.5300%			Size:	491 Rooms
Note Date:	6/22/2017			Cut-off Date Balance per Room(2):	$106,721
First Payment Date:	8/6/2017			Maturity Date Balance per Room(2):	$97,709
Maturity Date:	7/6/2027			Property Manager(7):	Various
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information(8)
Seasoning:	4 months			UW NOI:	$6,930,981
Prepayment Provisions(3)(4):	LO (28); DEF (88); O (4)			UW NOI Debt Yield(2):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(2):	14.4%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR(2):	2.58x (IO) 1.94x (P&I)
Additional Debt Balance(2):	$32,400,000			Most Recent NOI:	$7,380,634 (8/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,729,413 (12/31/2016)
Reserves				3rd Most Recent NOI:	$6,886,639 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.5% (8/31/2017)
RE Tax:	$518,238	$40,000	N/A	2nd Most Recent Occupancy:	82.6% (12/31/2016)
Insurance(5):	$0	Springing	N/A	3rd Most Recent Occupancy:	79.8% (12/31/2015)
FF&E(5):	$0	Springing	N/A	Appraised Value (as of)(9):	$87,500,000 (Various)
PIP Reserve(6):	$2,055,697	$0	N/A	Cut-off Date LTV Ratio(2)(9):	59.9%
Ground Rent Reserve(5):	$88,855	Springing	N/A	Maturity Date LTV Ratio(2)(9):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$52,400,000	58.8%	Purchase Price(10):	$85,500,000	95.9%
Borrower Equity:	$36,726,347	41.2%	Reserves:	$2,662,790	3.0%
			Closing Costs:	$963,558	1.1%
Total Sources:	$89,126,347	100.0%	Total Uses:	$89,126,347	100.0%

(1)	The AHIP Northeast Portfolio III Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch. Promissory Note A-2, with an original principal balance of $20,000,000, was acquired by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York (“UBS AG”). UBS AG has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch”.

(2)	The AHIP Northeast Portfolio III Mortgage Loan (as defined below) is part of the AHIP Northeast Portfolio III Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $52,400,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio above are based on the aggregate principal balance of the promissory notes comprising the AHIP Northeast Portfolio III Whole Loan.

(3)	The defeasance lockout period will be at least 28 payment dates beginning with and including the first payment date on August 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the origination date of the AHIP Northeast Portfolio III Whole Loan or (ii) two years from the closing date of the securitization of the last AHIP Northeast Portfolio III Whole Loan promissory note to be securitized.

(4)	The AHIP Northeast Portfolio III Borrowers (as defined below) may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any of such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 1.80x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 59.9% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) no event of default is continuing.

(5)	Monthly deposits of 1/12 of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, the greater of (i) 1/12th of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio III Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E. If a Trigger Period (as defined herein) occurs or the AHIP Northeast III Borrowers fail to pay ground rent prior to the date it is due, the AHIP Northeast Portfolio III Borrowers are required to deposit the monthly amount required for ground rent. A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter.

(6)	The $2,055,697 PIP reserve includes $907,979 allocated to the Hampton Inn Baltimore – White Marsh property, $625,130 allocated to the Homewood Suites – Egg Harbor property, $355,370 to the Fairfield Inn & Suites Baltimore – White Marsh property, and $167,218 to the SpringHill Suites – Bellport property.

(7)	The properties are managed by One MD Baltimore 8477 Management LLC, One NJ Egg Harbor HW Management LLC, One NY Bellport 2 Management LLC and One MD Baltimore HI Management LLC, each an affiliate of the AHIP Northeast Portfolio III Borrowers.

(8)	Property Information and Underwriting and Financial Information are based on a combination or sum of the four hospitality properties that comprise the AHIP Northeast Portfolio III Properties.

(9)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled PIP renovations at each of the properties have been completed. Based on the “as-is” appraised value of $82,500,000 as of June 1, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.5% and 58.2% respectively.

(10)	The allocated purchase prices are as follows: the Hampton Inn Baltimore – White Marsh ($21,500,000), the Fairfield Inn & Suites Baltimore – White Marsh ($15,400,000), the SpringHill Suites – Bellport ($26,400,000), and the Homewood Suites - Egg Harbor ($22,200,000).

A-3-114

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

The Mortgage Loan. The fifteenth largest mortgage loan (the “AHIP Northeast Portfolio III Mortgage Loan”) is part of a whole loan (the “AHIP Northeast Portfolio III Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $52,400,000, secured by fee and leasehold mortgages, as applicable, encumbering a portfolio of 491 rooms throughout three limited service hospitality properties located in Maryland and New York and one extended stay hospitality property located in New Jersey (collectively the “AHIP Northeast Portfolio III Properties”). Promissory Note A-2, with an original principal balance of $20,000,000, represents the AHIP Northeast Portfolio III Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-2, with an original principal balance of $32,400,000, was included in the UBS 2017-C2 Trust. The AHIP Northeast Portfolio III Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

AHIP Northeast Portfolio III Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$32,400,000	$32,400,000	UBS 2017-C2	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2017-C5	No
Total	$52,400,000	$52,400,000

The proceeds of the AHIP Northeast Portfolio III Mortgage Loan, along with $36,726,347 of borrower sponsor equity were used to purchase the AHIP Northeast Portfolio III Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are AHIP MD Baltimore 8477 Properties LLC, AHIP MD Baltimore 8477 Enterprises LLC, AHIP NJ Egg Harbor 3008 Properties LLC, AHIP NJ Egg Harbor 3008 Enterprises LLC, AHIP NY Bellport Properties LLC, AHIP NY Bellport Enterprises LLC, AHIP MD Baltimore 8225 Properties LLC and AHIP MD Baltimore 8225 Enterprises LLC (each, a “Borrower” and together the “AHIP Northeast Portfolio III Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the AHIP Northeast Portfolio III Mortgage Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”).

AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio III Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States. As of March 31, 2017, AHIP REIT Inc. reported shareholder’s equity of approximately $413.2 million with cash and cash equivalents of approximately $18.0 million.

The Properties. The AHIP Northeast Portfolio III Properties consist of four hotel properties containing 491 rooms located in Baltimore, MD, Egg Harbor Township, NJ, and Bellport, NY as follows:

●	the 116 room Fairfield Inn & Suites Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore 8477 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2033;

●	the 120 room Homewood Suites – Egg Harbor property, located in Egg Harbor Township, NJ, is managed by One NJ Egg Harbor HW Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032;

●	the 128 room SpringHill Suites – Bellport property, located in Bellport, NY, is managed by One NY Bellport 2 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2032;

●	the 127 room Hampton Inn Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore HI Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032.

AHIP REIT Inc. purchased the AHIP Northeast Portfolio III Properties as part of a larger 18-hotel portfolio that was acquired from MCR Development for a total portfolio purchase price of approximately $395,000,000. The AHIP Northeast Portfolio III Properties have an allocated purchase price of $85,500,000. In connection with loan origination, the AHIP Northeast Portfolio III Borrowers escrowed $2,055,697 in a PIP renovation reserve, which represents 100% of the anticipated costs to complete the PIP work. See the “Portfolio Summary” table below and “Escrow and Reserves” for PIP reserve information on a property-by property basis. The AHIP Northeast Portfolio III Properties each operate under new franchise agreements of at least 15-years with Marriott International, Inc. or Hilton Franchise Holding LLC, as described above, that were signed at loan origination.

A-3-115

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Portfolio Summary
Property	Rooms	Type	Year Built/ Renovated	Ownership Interest	Allocated Loan Amount ($)(1)	% of Allocated Loan Amount(1)	UW NCF	Appraised Value(2)	PIP Amount
Fairfield Inn & Suites Baltimore – White Marsh(3)	116	Limited Service	2008/2014	Leasehold	$10,180,571	19.4%	$1,221,289	$17,000,000	$355,370
Homewood Suites – Egg Harbor	120	Extended Stay	2012/N/A	Fee	$12,576,001	24.0%	$1,439,018	$21,000,000	$625,130
SpringHill Suites – Bellport(4)	128	Limited Service	2010/2016	Fee	$15,869,714	30.3%	$1,862,552	$26,500,000	$167,218
Hampton Inn Baltimore – White Marsh	127	Limited Service	1997/2014	Fee	$13,773,714	26.3%	$1,675,409	$23,000,000	$907,979
Total / Wtd. Avg.	491				$52,400,000	100.0%	$6,198,269	$87,500,000	$2,055,697

(1)	Based on the AHIP Northeast Portfolio III Whole Loan amount.

(2)	The Appraised Value represents the “as-complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh property, the SpringHill Suites – Bellport property and the Hampton Inn Baltimore – White Marsh property, and as of June 1, 2019 for the Homewood Suites – Egg Harbor property, which assumes that the scheduled PIP renovations at each of the properties has been completed.

(3)	The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with a five-year initial term and nine five-year extension options. The ground lease has a fully extended expiration date of March 31, 2057. See “Fairfield Inn & Suites Baltimore – White Marsh Ground Lease” below.

(4)	The SpringHill Suites – Bellport property is currently receiving tax benefits as part of a 10-year PILOT program, which bases the tax liability on the property’s assessed land value. The PILOT program expires in November 30, 2021. See “SpringHill Suites – Bellport Development Agency Lease” below.

More specific information about each of the AHIP Northeast Portfolio III Properties and the related competitive sets are set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	66.0%	$127.45	$84.08	93.8%	140.6%	131.9%
2013	67.4%	$93.64	$63.12	56.9%	$111.39	$63.41	84.5%	118.9%	100.5%
2014	72.1%	$95.49	$68.89	73.4%	$108.72	$79.80	101.7%	113.8%	115.8%
2015	73.3%	$100.98	$74.00	79.2%	$113.56	$89.93	108.1%	112.5%	121.5%
2016	74.7%	$102.63	$76.67	81.9%	$115.77	$94.80	109.6%	112.8%	123.7%
8/31/2017 TTM	70.4%	$104.11	$73.27	82.8%	$112.64	$93.28	117.7%	108.2%	127.3%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for Fairfield Inn & Suites Baltimore – White Marsh includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North and Home2 Suites Baltimore White Marsh.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Homewood Suites – Egg Harbor			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.2%	$94.44	$50.22	67.9%	$116.79	$79.34	127.8%	123.7%	158.0%
2013	47.6%	$94.60	$45.07	75.8%	$109.87	$83.34	159.2%	116.1%	184.9%
2014	52.2%	$96.75	$50.54	77.7%	$112.12	$87.11	148.7%	115.9%	172.4%
2015	53.8%	$96.26	$51.78	79.0%	$120.32	$95.03	146.8%	125.0%	183.5%
2016	55.8%	$98.80	$55.14	86.2%	$122.28	$105.36	154.4%	123.8%	191.1%
8/31/2017 TTM	55.6%	$100.56	$55.87	82.4%	$124.50	$102.60	148.3%	123.8%	183.6%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites – Egg Harbor property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Homewood Suites – Egg Harbor property includes Howard Johnson Atlantic City Egg Harbor Township, Days Inn Hotel Egg Harbor Township Pleasantville Atlantic City, Comfort Inn & Suites Pleasantville, Best Western Plus Atlantic City West Extended Stay & Suites, Sonesta ES Suites Somers Point, and Residence Inn Atlantic City Airport Egg Harbor Township. In addition, the 2012-2013 competitive set excludes Sonesta ES Suites Somers Point and includes Holiday Inn Express West Atlantic City and Residence Inn Atlantic City Somers Point.

A-3-116

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites – Bellport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.4%	$119.29	$93.49	73.0%	$113.61	$82.90	93.1%	95.2%	88.7%
2013	81.1%	$121.92	$98.83	81.1%	$116.14	$94.22	100.1%	95.3%	95.3%
2014	79.6%	$123.65	$98.40	82.8%	$115.39	$95.59	104.1%	93.3%	97.2%
2015	80.1%	$129.86	$103.99	84.9%	$123.78	$105.06	106.0%	95.3%	101.0%
2016	80.5%	$134.56	$108.35	83.8%	$130.95	$109.71	104.1%	97.3%	101.3%
8/31/2017 TTM	75.6%	$130.71	$98.79	86.9%	$130.57	$113.42	114.9%	99.9%	114.8%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AHIP SpringHill Suites – Bellport property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the SpringHill Suites – Bellport property includes Comfort Inn Medford, Courtyard Long Island MacArthur Airport, Hampton Inn Long Island Brookhaven, Hilton Garden Inn Islip MacArthur Airport, Residence Inn Long Island Holtsville and Fairfield Inn Medford Long Island. In addition, the 3/31/2017 TTM competitive set excludes Courtyard Long Island MacArthur Airport and Hilton Garden Inn Islip MacArthur Airport and includes Ramada Plaza Long Island MacArthur Airport and Hilton Garden Inn Stony Brook.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	65.3%	$133.67	$87.25	92.8%	147.5%	136.9%
2013	67.4%	$93.64	$63.12	72.3%	$123.45	$89.21	107.2%	131.8%	141.3%
2014	72.1%	$95.49	$68.89	73.0%	$118.45	$86.53	101.3%	124.0%	125.6%
2015	73.3%	$100.98	$74.00	75.9%	$126.62	$96.13	103.6%	125.4%	129.9%
2016	74.7%	$102.63	$76.67	78.9%	$125.52	$99.10	105.7%	122.3%	129.3%
8/31/2017 TTM	70.4%	$104.11	$73.27	77.6%	$125.87	$97.66	110.3%	120.9%	133.3%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Hampton Inn Baltimore – White Marsh property includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North, and Home2 Suites Baltimore White Marsh.

The Market.

Baltimore / White Marsh, MD

The Fairfield Inn & Suites Baltimore – White Marsh and Hampton Inn Baltimore – White Marsh are located on the outskirts of Baltimore in White Marsh, MD in the White Marsh/Nottingham submarket. White Marsh is suburb of Baltimore, located approximately 15 miles northeast of the central business district just off of I-95 near the intersection with Maryland Route 43. The local area surrounding the properties consists primarily of hotels, retail, businesses and residential communities. The surrounding area is home to headquarters and regional offices of various national and international companies such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon, and M&T Bank. According to the appraisal, nearby leisure demand generators in the City of Baltimore include cultural and historic sites including the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Fairfield Inn & Suites Baltimore – White Marsh property’s estimated demand segmentation is approximately 55% commercial, 15% meeting & group and 30% leisure, while the Hampton Inn Baltimore – White Marsh property’s estimated demand segmentation is approximately 60% commercial, 15% meeting & group and 25% leisure. The appraisal noted one new property in White Marsh, Maryland that may compete with the Fairfield Inn & Suites Baltimore – White Marsh and the Hampton Inn Baltimore – White Marsh. The 120-room SpringHill Suites is expected to open in March 2018 as part of the $750 million Greenleigh at Crossroads mixed-use development project. The appraisal states that this hotel is expected to be 100% competitive given its similarities in location, target market, and ADR positioning.

Atlantic City / Egg Harbor, NJ

The Homewood Suites – Egg Harbor is located in Egg Harbor Township, New Jersey, approximately 13 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. Egg Harbor Township is located in Atlantic County, which comprises much of southern New Jersey. The township is situated approximately 60 miles southeast of Philadelphia, PA, and 120 miles southwest of New York City. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Major demand generators in the area are focused around tourism and leisure, including the Atlantic City casinos and boardwalk, the area’s many beaches and golf courses. Additionally, according to the appraisal, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which has been repurposed from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin Integrated

A-3-117

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare (the regions’ largest non-casino employer).

According to the appraisal, the Homewood Suites – Egg Harbor property’s estimated demand segmentation is approximately 35% commercial, 10% meeting and group, 10% leisure, and 45% government. The appraisal notes that there are two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018, each of which will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraisal states that these hotels are considered to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Long Island / Bellport, NY

The SpringHill Suites – Bellport is located in Bellport, New York, within close proximity to the Long Island Expressway. Bellport is located in Suffolk County in Long Island, and is approximately 60 miles east of New York City and approximately 60 miles west of Montauk. Bellport is a hamlet located within the Town of Brookhaven in Suffolk County. The local area is suburban in nature, home to many families that commute to New York City. Demand generators in the area include the Brookhaven National Laboratory, located approximately 10 miles from the SpringHill Suites – Bellport. The Brookhaven National Laboratory is a multipurpose research institution funded primarily by the US Department of Energy’s Office of Science. The laboratory employs over 3,000 scientists, engineers and support staff, and is visited by more than 4,000 researchers from around the world annually. The hotel is also located approximately 20 minutes from Stony Brook University, part of the State University of New York (SUNY) system. Other local demand stems from the various major corporate presences including Siemens, Boeing, Luitpold, Amneal, Perfumania, McKeon Door Company, Kongsberg Integrated Tactical Systems, and Lockheed Martin.

According to the appraisal, the SpringHill Suites – Bellport property’s estimated demand segmentation is approximately 55% commercial, 30% meeting and group and 15% leisure. The appraisal noted that there are no new directly competitive hotels planned in the area but that there are several secondary competitors in the construction pipeline. The appraisal states that the additional supply is expected to capture any increased demand from growing economic drivers throughout the Long Island area. The new supply includes a 122-room Homewood Suites in Ronkonkoma, a 114-room Residence Inn in Riverhead, a 165-room Hilton Garden Inn in Port Washington, and a 125-room Courtyard by Marriott in Central Islip.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio III Properties:

Cash Flow Analysis

	2014	2015	2016	8/31/2017 TTM	UW	UW per Room
Occupancy	76.9%	79.8%	82.6%	82.5%	82.1%
ADR	$113.74	$121.27	$123.85	$123.38	$122.09
RevPAR	$87.43	$96.72	$102.35	$101.85	$100.25

Rooms Revenue	$15,669,283	$17,333,119	$18,393,159	$18,252,875	$17,966,582	$36,592
Other Departmental Revenue	$468,685	$341,386	$356,207	$328,877	$351,221	$715
Other Income	$0	$0	$0	$0	$0	$0
Total Revenue	$16,137,968	$17,674,505	$18,749,366	$18,581,752	$18,317,803	$37,307
Total Expenses(1)(2)	$10,248,973	$10,787,866	$11,019,953	$11,201,118	$11,386,823	$23,191
Net Operating Income	$5,888,995	$6,886,639	$7,729,413	$7,380,634	$6,930,981	$14,116
FF&E	$645,520	$706,980	$749,975	$743,270	$732,712	$1,492
Net Cash Flow	$5,243,475	$6,179,659	$6,979,438	$6,637,364	$6,198,269	$12,624

NOI DSCR (P&I)(3)	1.84x	2.15x	2.42x	2.31x	2.17x
NCF DSCR (P&I)(3)	1.64x	1.93x	2.18x	2.08X	1.94x
NOI Debt Yield(3)	11.2%	13.1%	14.8%	14.1%	13.2%
NCF Debt Yield(3)	10.0%	11.8%	13.3%	12.7%	11.8%

(1)	Taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, which is based on the appraisal’s average tax estimate during the term of the loan. The mortgaged property is currently receiving tax benefits in the form of a payment-in-lieu-of-taxes (“PILOT”) program. The 10-year program began in 2010 and stipulates that the tax liability of the property is based solely on the assessed value of the land. The property is in year 6 of the PILOT program, with the most recent tax liability equal to $8,929. According to the appraisal, the property’s tax liability will remain the same until the final tax year of the schedule, which ends November 30, 2021, at which point the appraisal estimates the tax expense will increase to $520,711.

(2)	Ground rent for the Fairfield Inn & Suites Baltimore – White Marsh property was underwritten based on the average annual ground rent over the loan term of $177,710.

(3)	Debt service coverage ratios and debt yields are based on the AHIP Northeast Portfolio III Whole Loan.

Fairfield Inn & Suites Baltimore – White Marsh Ground Lease. The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, dated as of October 16, 2006 and having a commencement date of April 1, 2007. The ground lease has a current expiration date of March 31, 2037, with four remaining five-year options to extend the term through March 31, 2057. Annual rent due under the ground lease is approximately $165,312.50 through March 31, 2022, and increases every five years to an amount equal to 115% of the ground rent payable in the immediately preceding lease year. The next rent increase will take place April 1, 2022. Ground rent was underwritten based on the average annual ground rent over the loan term of $177,710. The AHIP Northeast Portfolio III Borrowers have a one-time option to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given no later than October 3, 2018, subject to the satisfaction of the conditions as set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

A-3-118

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

SpringHill Suites – Bellport Development Agency Lease.  The SpringHill Suites – Bellport property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as lessor, and the related Borrower AHIP Northeast Portfolio III that expires on November 30, 2021. The IDA Lease (i) requires the payment of annual base rent equal to $1.00 plus a $1,000 annual compliance fee (due by January 1 of each year beginning in 2018) and (ii) permits the related borrower, as a payment-in-lieu-of-taxes, to pay an amount equal to the normal tax assessment on the land and improvements existing as of December 1, 2008 (approximately $8,929 according to the appraisal). Upon the expiration or earlier termination of the IDA Lease, the SpringHill Suites – Bellport property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021 will be approximately $520,711 according to the appraisal. Real estate taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, according to the appraisal’s average tax estimate during the term of the AHIP Northeast Portfolio III Mortgage Loan. In connection with the origination of the AHIP Northeast Portfolio III Mortgage Loan, the Agency granted a first priority lien on its fee interest in the SpringHill Suites – Bellport property to the lender. Upon termination of the IDA lease, the Agency is obligated to sell the SpringHill Suites – Bellport property to the applicable Borrower for a purchase price of $1.00, plus applicable fees, subject to the satisfaction of the certain conditions set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

A-3-119

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

UBS Commercial Mortgage Securitization Corp.	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Park Bridge Lender Services LLC
1285 Avenue of the Americas	10851 Mastin Street	10851 Mastin Street	600 Third Avenue
New York, NY 10019	Suite 700	Suite 700	40th Floor
	Overland Park, KS 66210	Overland Park, KS 66210	New York, NY 10016

Contact: General Information	Contact: Heather Wagner	Contact: Heather Wagner	Contact: David Rodgers
Phone Number: (212) 713-2000	Phone Number: (913) 253-9570	Phone Number: (913) 253-9570	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee -Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	12/15/17
Corporate Trust Services		Record Date:	11/30/17
8480 Stagecoach Circle		Determination Date:	12/11/17
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2017 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2017-C5, Commercial Mortgage Pass-Through Certificates Series 2017-C5
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations.

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than receipt of any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the date specified in the MLPA or such other date as set forth below, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below in this Annex D-1. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the

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extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2 attached to this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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12. Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13. Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14. Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct

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structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material

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violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for

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physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically

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exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to the prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is

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responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating

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confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)  The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)  A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the

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Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of

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Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Exhibit C-32-3 to the related MLPA and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the

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Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Lien; Valid Assignment	Griffin Portfolio (Loan No. 3)	The tenant at the Ace Hardware HQ Mortgaged Property, Ace Hardware Corporation, has a right of first refusal in connection with any bona fide third party offer to purchase its leased premises, which the borrower desires to accept. Pursuant to a subordination, non-disturbance, and attornment agreement, the related right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure under the Mortgage Loan documents.
(6) Lien; Valid Assignment	Cabela’s Industrial Portfolio (Loan No. 12)	With respect to the 100 Distribution Road Mortgaged Property, the Ohio County (WV) Development Authority (“OCDA”) has a right of first offer to purchase the Mortgaged Property that terminates on December 31, 2024. Subject to the rights of the OCDA, the master tenant has a right of first offer to purchase the Mortgaged Property if the Mortgagor markets the Mortgaged Property for sale to an unaffiliated third party. The related rights do not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents.
(12) Condemnation	The District (Loan No. 23)	There is a pending condemnation action for roadway improvements. Although no condemnation action has been commenced, the Utah Department of Transportation has made initial offers to the Mortgagor to purchase the takings parcels for an aggregate price of $499,600, which offers are subject to further negotiation by the Mortgagor. The Mortgagor has represented that it has delivered to the lender a true, correct and complete copy of each such offer. Based on the survey, the pending condemnation will not include the taking of any portion of the land improved by a building, or reduce the available parking spaces at the Mortgaged Property.
(12) Condemnation	Griffin Portfolio (Loan No. 3)	There is a pending condemnation proceeding at the 64 & 66 Perimeter Center Mortgaged Property involving two parking spaces.
(14) Escrow Deposits	At Home Portfolio (Loan No. 22)	At Home Stores LLC (“Tenant”) is required under its lease to replace the roof at the At Home Group, Inc. - Olathe Mortgaged Property. In the event that such roof replacement is not complete by December 11, 2017, then Tenant will be required to deposit with the Mortgagor 125% of the then-remaining unpaid cost of such replacement. The Mortgage Loan documents require the Mortgagor to deposit this amount with the lender.
(16) Insurance	Cabela’s Industrial Portfolio (Loan No. 12)

The tenant under the master lease is permitted to self-insure some or all of its insurance obligations so long as the guarantor for the master lease has a tangible net worth of at least $250,000,000, as determined by generally accepted accounting principles.

If any material portion of a Mortgaged Property is located in an area identified as having special flood hazards or being located in a “100 Year Flood Plain”, to the extent the master tenant does

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not maintain such insurance pursuant to the master lease, Mortgagor is required to obtain flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as may be requested by the lender, with a maximum deductible of $25,000.
(16) Insurance	Bass Pro & Cabela’s Portfolio (Loan No. 14)

The tenant under the master lease is permitted to self-insure some or all of its insurance obligations so long as the guarantor for the master lease has a tangible net worth of at least $250,000,000, as determined by generally accepted accounting principles.

If any material portion of a Mortgaged Property is located in an area identified as having special flood hazards or being located in a “100 Year Flood Plain”, to the extent the master tenant does not maintain such insurance pursuant to the master lease, Mortgagor is required to obtain flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as may be requested by the lender, with a maximum deductible of $25,000.

If the master tenant provides third party insurance, the Mortgage Loan documents permit (i) a property insurance deductible in an amount equal to the greater of (A) $1,500,000 or (B) 5% of the insurable value of the constituent properties. and (ii) a liability insurance deductible in an amount up to $1,500,000.

(24) Local Law Compliance	Yorkshire & Lexington Towers (Loan No. 2)	The building located at 305-315 East 86th Street was granted a zoning variance to use 50 parking spaces at the Mortgaged Property as transient parking spaces. Pursuant to the variance, the certificate of occupancy for the Mortgaged Property is required to be updated to reference the variance and the permitted transient parking spaces. Mortgagor has a post-closing obligation to update the certificate of occupancy for this purpose.
(24) Local Law Compliance	SNP Portfolio (Loan No. 32)	The South Sherwood Mortgaged Property is legally conforming with respect to use as of origination but will become legally non-conforming with respect to use in March 2018 due to new zoning rules. The Mortgagor is currently working with the municipality to modify the zoning rule to ensure the Mortgaged Property’s continued status as legally conforming with respect to use. To the extent that a casualty or condemnation occurs and the insurance proceeds or award does not equal or exceed an amount equal to 125% of the allocated loan amount for the South Sherwood Mortgaged Property, then the borrower sponsor is responsible for the payment of such shortfall.
(26) Recourse Obligations	Burbank Office Portfolio (Loan No. 1)	Recourse against the guarantor is limited to 15% of the outstanding principal balance of the Whole Loan as of the date such event occurs, and there is no separate environmental indemnitor other than the Mortgagor and guarantor. Recourse for voluntary transfers is for losses only. Recourse for fraud and misrepresentation is limited only to material and willful misrepresentation. Recourse for commission of waste is limited to willful misconduct that results in physical damage or waste to the Mortgaged Properties.
(26) Recourse Obligations	Yorkshire & Lexington Towers (Loan No. 2)	Recourse for fraud is limited to fraud in connection with the execution and delivery of the Mortgage Loan documents, or any certificate, report, financial statement or other document or instrument prepared by or on behalf of the Mortgagor, guarantor

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or any of their affiliates, and furnished to the lender by or on behalf of Mortgagor, guarantor or any direct or any of their affiliates at origination or during the term of the Mortgage Loan.

Recourse for commission of waste is limited to any material physical waste at the Mortgaged Property caused by the intentional or willful acts or omissions of the Mortgagor, guarantor or any of their affiliates resulting from insufficient cash flow from the operation of the Mortgaged Property to prevent such waste at the Mortgaged Property.

(26) Recourse Obligations	Cabela’s Industrial Portfolio (Loan No. 12) Bass Pro & Cabela’s Portfolio (Loan No. 14)	Recourse against the guarantor for recourse obligations arising from a bankruptcy or similar event of the Mortgagors is limited to 20% of the aggregate amount of the Whole Loan.
(26) Recourse Obligations	Murrieta Plaza (Loan No. 29) Frisco Market Center (Loan No. 35)	With respect to subclause (b)(v), such recourse is also limited to the extent there is sufficient cash flow from the Mortgaged Property, provided that any insufficiency is not related to the misappropriation or misapplication of such cash flow by the Mortgagor.
(27) Mortgage Releases	Burbank Office Portfolio (Loan No. 1)	The release price for each of the Media Studios, 3800 Alameda and Central Park Mortgaged Properties is equal to 105% of the allocated loan amount for such Mortgaged Property.
(27) Mortgage Releases	Cabela’s Industrial Portfolio (Loan No. 12)	The Mortgagor may substitute any Mortgaged Property, subject to certain conditions, including: (i) the aggregate allocated loan amounts of all replaced Mortgaged Properties (excluding substitutions effected to cure a default or a trigger period) do not exceed 10% of the aggregate Whole Loan amount unless otherwise agreed to by the lender; (ii) the post-substitution combined debt yield for remaining Mortgaged Properties is at least equal to the greater of (A) 13.7% and (B) the combined debt yield for all Mortgaged Properties at the most recently ended fiscal quarter; (iii) the substitute property has an as-is market value equal to or greater than the Mortgaged Property being replaced; (iv) the substitute property becomes subject to the master lease and the rent under the master lease is not reduced as a result of the substitution; (v) receipt of a Rating Agency Confirmation; and (vi) delivery of a REMIC opinion.
(27) Mortgage Releases	Bass Pro & Cabela’s Portfolio (Loan No. 14)	The Mortgagor may substitute any Mortgaged Property, subject to certain conditions, including: (i) the aggregate allocated loan amounts of all replaced Mortgaged Properties (excluding substitutions effected to cure a default or a trigger period) do not exceed 10% of the aggregate Whole Loan amount unless otherwise agreed to by the lender; (ii) the post-substitution combined debt yield for remaining Mortgaged Properties is at least equal to the greater of (A) 13.67% and (B) the combined debt yield for all Mortgaged Properties at the most recently ended fiscal quarter; (iii) the substitute property has an as-is market value equal to or greater than the Mortgaged Property being replaced; (iv) the substitute property becomes subject to the master lease and the rent under the master lease is not reduced as a result of the substitution; (v) receipt of a Rating Agency Confirmation; and (vi) delivery of a REMIC opinion.
(27) Mortgage Releases	The District (Loan No. 23)	The Mortgagor can release a small parcel identified in the Mortgage Loan documents as Release Parcel CP3 without principal repayment or partial defeasance subject to the

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requirements set forth in the related Mortgage Loan documents (including, without limitation, that the securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the lien of the security instrument from such release).
(28) Financial Reporting and Rent Rolls	Griffin Portfolio (Loan No. 3)	Each Mortgagor is required to furnish its own financial reports, and the Mortgagor will furnish such other additional financial information as reasonably required by the lender in form and substance satisfactory to the lender.
(28) Financial Reporting and Rent Rolls	DoubleTree Berkeley Marina (Loan No. 16)

No quarterly financial reporting is required after the first year after the origination date.

The owner or holder of the Mortgage Loan does not have the right to require that annual financial statements be audited financial statements, unless required by Regulation AB.

(30) Due on Sale or Encumbrance	Burbank Office Portfolio (Loan No. 1)	With respect to clause (v), the Mortgage Loan documents permit free transfers in the funds that comprise the borrower sponsor, which are not publicly traded companies, without limitation, which transfers may result in a change of control of the Mortgagors.
(31) Single-Purpose Entity	Burbank Office Portfolio (Loan No. 1)	Two of the Mortgagors previously owned certain real properties prior to the origination date which are not collateral for the Mortgage Loan and do not comprise the Mortgaged Properties and which were sold to affiliates of the Mortgagors prior to origination of the Mortgage Loan.
(31) Single-Purpose Entity	The District (Loan No. 23)	The Mortgagor previously owned a co-tenancy interest in a 1.264 acre parcel of property that is an outparcel of the Mortgaged Property. Such co-tenancy interest has been conveyed to an affiliate.
(34) Ground Leases	AHIP Portfolio Northeast III (Loan No. 15)

(e) The ground lease is not assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the ground lessor unless the assignee is a “qualified transferee” under the ground lease. A “qualified transferee” is any person (i) with at least five years’ experience operating properties with similar uses to those then in effect at the Mortgaged Property, (ii) with a tangible net worth (excluding goodwill) of $10,000,000, and (iii) for so long as the premises is required under the Ground Lease to be used for a hotel, either (a) owns or operates at least five separate hotels operated under the same trade name, or (b) owns or operates at least five separate nationally branded hotels, within the United States.

(i) The ground lease prohibits subletting for purposes other than the operation of a dine-in restaurant at the Mortgaged Property.

(l) The ground lease does not expressly provide that the ground lessor under the ground lease is required to enter into a new lease with the lender upon rejection of the ground lease by the tenant in a bankruptcy proceeding.

(39) Organization of Mortgagor	Cabela’s Industrial Portfolio (Loan No. 12) Bass Pro & Cabela’s Portfolio (Loan No. 14)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

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Cantor Commercial Real Estate Lending, L.P.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens; Title Insurance	Loyalty and Hamilton (Loan No. 28)	The Mortgaged Property consists of two adjacent buildings with openings that allow passage between the buildings, which openings are generally prohibited under the local building code. Pursuant to a Fire and Life Safety Agreement with the City of Portland Fire Marshall’s Office, the City of Portland has approved the use of such passageways provided the buildings remain under common ownership. The Mortgaged Property is subject to a recorded prohibition on the separate sale or deed of either building (such that the buildings are no longer under common ownership) without the prior written consent of the City of Portland Bureau of Development Services and Fire Marshall’s Office.
(6) Permitted Liens; Title Insurance	Riley Place Shopping Center (Loan No. 40)	The largest tenant, Winn Dixie, has a right of first refusal to purchase the entire Mortgaged Property in the event of a proposed sale of the entire Mortgaged Property. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(16) Insurance	IGT Reno (Loan No. 19)	The Mortgagor is permitted under the Mortgage Loan documents to rely upon the insurance maintained by the sole tenant, International Gaming Technologies, provided the sole tenant and such insurance each comply with the requirements of the Mortgage Loan documents.
(17) Access; Utilities; Separate Tax Lots	Marriott Grand Cayman (Loan No. 13)	Cayman Islands law does not require real estate property taxes or provide for separate tax parcels. Therefore, the representation in clause (c) is not applicable.
(17) Access; Utilities; Separate Tax Lots	GlobalFoundries Industrial Portfolio (Loan No. 27)	The Mortgaged Property is part of a tax lot that includes property that is not part of the Mortgaged Property, but which property is assessed taxes together with the Mortgaged Property. Under the Mortgage Loan documents, the Mortgagor is required to cause the creation of separate tax lots. The Mortgage Loan documents require the Mortgagor to escrow amounts sufficient to pay its pro rata share of taxes; however, pursuant to the sole tenant’s lease, the sole tenant is obligated to pay taxes due with respect to the Mortgaged Property directly to the related taxing authority.
(17) Access; Utilities; Separate Tax Lots	Holiday Inn Express Tallahassee (Loan No. 30)	The Mortgaged Property is served by a lateral sanitary sewer line that runs across certain adjacent non-collateral property currently owned by First Florida Credit Union before tying into the public sanitary sewer line. The Mortgage Loan documents impose a post-closing obligation on the Mortgagor to obtain an easement for the lateral sanitary sewer line across the First Florida Credit Union property.
(26) Recourse Obligations	IGT Reno (Loan No. 19)	The related guarantors are severally (by proportionate share of ownership in the related Mortgagor) but not jointly liable for the non-recourse carveout obligations described in the Mortgage Loan documents.
(39) Organization of Mortgagor	Marriott Grand Cayman (Loan No. 13)	The Mortgagor is a corporation organized under the laws of the Cayman Islands.

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Ladder Capital Finance LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) Lien; Valid Assignment	National Office Portfolio (Loan No. 6)	The subject Mortgage Loan is a part of a Whole Loan that will initially be serviced under the UBS 2017-C5 pooling and servicing agreement; however, upon the securitization of the controlling note, servicing of the subject Whole Loan will shift to the pooling and servicing agreement for such future securitization. Accordingly, there may be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of the related controlling note.
(6) Permitted Liens; Title Insurance	National Office Portfolio (Loan No. 6) DoubleTree Wilmington (Loan No. 11) 50 Varick Street (Loan No. 17)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) secure the entire related Whole Loan.
(6) Permitted Liens; Title Insurance	National Office Portfolio (Loan No. 6)	An affiliate of the related borrower has a corporate facility with Beal Bank USA. Beal Bank USA has a purchase option with respect to each of the related Mortgaged Properties if the subject Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related mortgage borrower that the related mortgage borrower will no longer perform under the subject Mortgage Loan.
(6) Permitted Liens; Title Insurance	50 Varick Street (Loan No. 17)	Each of Verizon New York Inc., as owner of the non-collateral units in the related condominium, Spring Studios, the largest tenant at the related Mortgaged Property, and Spring Place, the second largest tenant at the related Mortgaged Property, have a right of first offer to purchase the related Mortgaged Property in the event of a proposed sale of all or a portion of the related Mortgaged Party. Each right of first offer does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	TransUnion Office Building (Loan No. 37)	The related sole tenant has the right to purchase the related Mortgaged Property in the event the related borrower elects to sell, convey or transfer the related Mortgaged Property. The related borrower is required to deliver to the related sole tenant in writing an offer containing a purchase price for which the related borrower would be willing to sell the related Mortgaged Property to the related sole tenant. If the related sole tenant fails to respond within 30 days of such offer, the related borrower may sell the related Mortgaged Property for not less than 95% of the offer price.
(7) Junior Liens	DoubleTree Wilmington (Loan No. 11)	There exists mezzanine debt secured directly by interests in the related borrower.
(7) Junior Liens	National Office Portfolio	The related Mortgaged Properties had been collateral under

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
	(Loan No. 6)	a corporate facility that an affiliate of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of the subject Mortgage Loan, the related Mortgaged Properties were released as collateral. However, the parent of the related borrower is obligated to submit any and all distributions received from the related borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related borrower.
(8) Assignment of Leases and Rents	National Office Portfolio (Loan No. 6) DoubleTree Wilmington (Loan No. 11) 50 Varick Street (Loan No. 17)	With respect to each of the subject Mortgage Loans, the related Assignment(s) of Leases secure the entire related Whole Loan.
(16) Insurance	All LCF Mortgage Loans (Loan Nos. 6, 11, 17, 18, 25, 37 and 49)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 16, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Even if any material part of the improvements, exclusive of a parking lot, located on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related loan documents do not require “any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization”, provided, however, that the related loan documents do require “such greater amount as Lender shall

D-2-7

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

require” in excess of the maximum amount available under the National Flood Insurance Program.

Subject to the other exceptions to Representation and Warranty No. 16, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(16) Insurance	TransUnion Office Building (Loan No. 37)

The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies, or self-insurance, maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the related sole tenant does not self-insure and the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, to promptly procure from and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event

D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 16.

(16) Insurance	Dollar General Aroma Park (Loan No. 49)

The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, to promptly procure from and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts

D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 16.

(24) Local Law Compliance	National Office Portfolio (Loan No. 6) DoubleTree Wilmington (Loan No. 11) 50 Varick Street (Loan No. 17) TransUnion Office Building (Loan No. 37)	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal non-conforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(24) Local Law Compliance	National Office Portfolio (Loan No. 6)	With respect to the 1750 East Golf Road Mortgaged Property, not all tenants have valid certificates of occupancy for their respective spaces, and the related borrower has three (3) months from the origination date of the subject Mortgage Loan (subject to extension at the discretion of the

D-2-10

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
lender) to ensure that all tenants at such Mortgaged Property obtain valid certificates of occupancy for their respective leased space.
(24) Local Law Compliance	50 Varick Street (Loan No. 17)	A permanent certificate of occupancy has not been issued for the related Mortgaged Property. In addition, the temporary certificate of occupancy in place for the related Mortgaged Property expired on October 24, 2017. A renewal of the temporary certificate of occupancy has been filed but will not be issued until physical inspection of the related Mortgaged Property, in addition to the routine administrative renewal process, is completed.
(25) Licenses and Permits	National Office Portfolio (Loan No. 6)	With respect to the 1750 East Golf Road Mortgaged Property, not all tenants have valid certificates of occupancy for their respective spaces, and the related borrower has three (3) months from the origination date of the subject Mortgage Loan (subject to extension at the discretion of the lender) to ensure that all tenants at such Mortgaged Property obtain valid certificates of occupancy for their respective leased space.
(25) Licenses and Permits	50 Varick Street (Loan No. 17)	A permanent certificate of occupancy has not been issued for the related Mortgaged Property. In addition, the temporary certificate of occupancy in place for the related Mortgaged Property expired on October 24, 2017. A renewal of the temporary certificate of occupancy has been filed but will not be issued until physical inspection of the related Mortgaged Property, in addition to the routine administrative renewal process, is completed.
(26) Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 6, 11, 17, 18, 25, 37 and 49)	The related loan documents may limit recourse for the related borrower’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation) of insurance proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse.
(26) Recourse Obligations	50 Varick Street (Loan No. 17)	The related loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related loan documents.
(26) Recourse Obligations	TransUnion Office Building (Loan No. 37) Dollar General Aroma Park (Loan No. 49)	With respect to each of the subject Mortgage Loans, voluntary transfers in violation of the related loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, the related loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related loan documents.
(27) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 6, 11, 17, 18, 25, 37 and 49)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

D-2-11

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(28) Financial Reporting and Rent Rolls	50 Varick Street (Loan No. 17)	The related Mortgaged Property is owned by two tenants-in-common which act as co-borrowers under the subject Mortgage Loan; however, the related loan documents do not require that financial statements be presented in a combined or combining format.
(28) Financial Reporting and Rent Rolls	TransUnion Office Building (Loan No. 37) Dollar General Aroma Park (Loan No. 49)	With respect to each of the subject Mortgage Loans, the related loan documents provide that the related borrower is not required to deliver quarterly and annual operating or other financial statements so long as (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related borrower and related tenant(s) as were in effect between the related borrower and the related sole tenant at the origination date, or (ii) the related tenant(s) of the related Mortgaged Property is a triple-net tenant and the related borrower’s only related expense is debt service, in each case, provided that the related borrower delivers a certified rent roll for the related Mortgaged Property at such time.
(29) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 6, 11, 17, 18, 25, 37 and 49)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 29, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium then currently payable for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29) Acts of Terrorism Exclusion	TransUnion Office Building (Loan No. 37)	The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will

D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies, or self-insurance, maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the related sole tenant does not self-insure and the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, to promptly procure from and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 29.

(29) Acts of	Dollar General Aroma Park	The related Mortgaged Property is not required to be covered

D-2-13

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Terrorism Exclusion	(Loan No. 49)	by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
(30) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 6, 11, 17, 18, 25, 37 and 49)

Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein.

In addition, with respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

(30) Due on Sale or Encumbrance	TransUnion Office Building (Loan No. 37) Dollar General Aroma Park (Loan No. 49)

For each of the subject Mortgage Loans, the related loan documents permit transfers without the lender’s consent by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, with respect to each of the subject Mortgage Loans, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

(30) Due on Sale or Encumbrance	National Office Portfolio (Loan No. 6)	There exists a pledge of interests in the related borrower to secure certain disbursement obligations on the part of an affiliate of the related borrower to Beal Bank USA in respect of a credit facility. Transfers of the pledged equity interests by reason of a foreclosure are permitted, subject to certain conditions.
(39) Organization of Mortgagor	TransUnion Office Building (Loan No. 37) Dollar General Aroma Park (Loan No. 49)	The borrowers under the subject Mortgage Loans are affiliated with each other.

D-2-14

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Junior Liens	Centre 425 Bellevue (Loan No. 4)	A mezzanine loan in the original principal amount of $57,600,000 was originated by Natixis Real Estate Capital LLC, which is secured directly by a pledge of 100% the ownership interests in the related Mortgagor.
(13) Actions Concerning Mortgage Loan	Ramada Portland East (Loan No. 42)	The Mortgagor is currently a defendant in a wrongful death lawsuit filed April 2017 concerning allegations that the Mortgagor was negligent in maintaining the lobby doors at the Mortgaged Property, without providing notice of the danger and without inspecting and repairing the issue.
(26) Recourse Obligations	All Natixis Mortgage Loans (Loan Nos. 4, 9, 26, 42)	The Mortgage Loan documents do not contain provisions providing for recourse for losses and damages sustained by reason of the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan or the Mortgagor’s misappropriation of insurance proceeds or condemnation awards or security deposits.
(27) Mortgage Releases	All Natixis Mortgage Loans (Loan Nos. 4, 9, 26, 42)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-15

Société Générale

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Assignments of Leases and Rents	237 Park Avenue (Loan No. 8);	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loans on a pari passu basis.
(16) Insurance	237 Park Avenue (Loan No. 8)	The Mortgage Loan documents permit the Mortgagor to cause the condominium board to maintain the insurance coverage required therein.
(16) Insurance	ExchangeRight Net Leased Portfolio 17 (Loan No. 5)	The Mortgage Loan documents relating to the Mortgaged Properties known as Dollar General – Walker, LA, Dollar General – Columbia, SD, Dollar General – Zanesville, OH, Dollar General – Norton, OH, Dollar General – Belleview, IL, DG – Denham Springs, LA, Tractor Supply Co. – Staunton, VA, Tractor Supply Co. – Conway, SC and Napa Auto Parts – Sun Prairie, WI permit the Mortgagor to rely on insurance maintained by the related tenant. With respect to Tractor Supply Co. – Staunton, VA and Tractor Supply Co. – Conway, SC, the Mortgage Loan documents permit each tenant to maintain insurance with a deductible of $500,000, provided that such tenant satisfies other requirements included in the Mortgage Loan documents. Additionally, the Mortgage Loan documents relating to the Mortgaged Properties known as WAG – Blacklick, OH and WAG – Waukesha, WI permit the Mortgagor to rely on the related tenant’s self-insurance.
(26) Recourse Obligations	237 Park Avenue (Loan. No. 8)	The Mortgage Loan does not provide for full recourse for voluntary transfers of equity interests in the Mortgagors in violation of the Mortgage Loan documents, unless such transfers are of 100% of the equity interest in either of the two Mortgagors; however, the Mortgage Loan does provide for loss recourse for the foregoing transfers. The Mortgage Loan provides for recourse for waste only if there is waste caused by intentional physical destruction of the Mortgaged Property by the Mortgagors or certain of their affiliates. The Mortgage Loan provides for recourse with respect to insurance proceeds and condemnation awards only if the same are received by the Mortgagors or certain of their affiliates in a circumstance in which the lender is expressly entitled to receive the same pursuant to the terms and provisions of the related loan agreement to be applied toward payment of the related Whole Loan or used for the restoration of the Mortgaged Property. In addition, PSP or an affiliate of PSP is permitted to become a replacement guarantor, and in such event, if there is more than one guarantor, the obligations of PSP or its affiliate will be several and not joint and will be capped at an amount equal to PSP’s indirect pro rata percentage ownership interest in the Mortgagor. “PSP” means Public Sector Pension Investment Board, a Canadian Crown corporation (“PSP”).
(26) Recourse Obligations	Whispering Lakes (Loan No. 34)	With respect to subsection (b)(ii), recourse obligations relating to misappropriation of rents are limited to the Mortgagor’s failure to deposit such rents into the clearing account. With respect to subsection (b)(v), recourse obligations relating to the commission of intentional material physical waste after an event of default are limited to the

D-2-16

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
wrongful removal or disposal of any portion of the Mortgaged Property caused by willful misconduct or gross negligence and not otherwise permitted pursuant to the Mortgage Loan documents. Additionally, in the event of a voluntary transfer, the Mortgagor’s failure to provide notice to the lender does not result in full recourse.
(30) Due on Sale or Encumbrance	237 Park Avenue (Loan No. 8)	The Mortgage Loan permits transfers of controlling interests in the Mortgagor and/or transfers of greater than 50% of the interest in the Mortgagor including but not limited to: (i) transfer of direct or indirect ownership of the fee borrower in connection with a foreclosure related to the mezzanine loan; (ii) any mezzanine lender exercising, pursuant to the exercise of remedies available under the mezzanine loan documents, control with respect to the direct or indirect interests of the fee borrower; (iii) transfer of interest in certain indirect owners of the borrower, provided that RXR Key Principals remain in control of the applicable indirect owner; (iv) transfer of interest in certain indirect owners of the borrower, provided that WSC Managers VII, Inc., a Delaware corporation (the “Walton Fund GP”), remains in control of the applicable indirect owner, (v) a sale, transfer or encumbrance of indirect ownerships in connection with an initial public offering; (vi) the removal of RXR VAG 237 Park Venture LP as the administrative general partner of a joint venture, 237 Park Holdings JV LP, that is an indirect owner of the borrower, in connection with the exercise of a force sale right, cram down, right of first offer, buy/sell provision or other similar provision set forth in the joint venture agreement or the limited partnership agreement, (vii) the pledge of indirect interests in the borrower, the Mortgagor to one or more commercial banks or financial institutions which have significant real estate experience involving properties similar to the Mortgaged Property and that have a long term unsecured debt rating of no less than “A” by S&P and “A2” by Moody’s provided that (a) the repayment of the obligation, loan or facility secured by the pledge is not specifically tied to the cash flow of the Mortgaged Property, and (b) the fair market value of the indirect interests in Mortgagor that are subject to such pledge is 20% or less of the fair market value of all of the assets pledged by the pledgor in connection with the obligation or loan facility secured by such pledge, (viii) a transfer to or by (a) PSP (b) any person or entity which PSP directly or indirectly controls and in which it directly or indirectly owns at least 10% of the equity, or (c) any person or entity in which PSP directly or indirectly has customary institutional investor consent and/or veto rights (provided that the if the person with control in this clause (c) is other than a Pre-Approved Control Party, the lender must have approved such control person) (any entity listed in clauses (a), (b) or (c), a “PSP Entity”) and (ix) any sale, transfer or encumbrance of any direct or indirect interest in the borrower so long as, prior to a mezzanine foreclosure, the borrower is controlled by any one or more Pre-Approved Control Parties and owned at least 20% by a “qualified institutional owner” as defined in the related Whole Loan documents. “Pre-Approved Control Party” means (a) any person or entity controlled by the RXR Key Principals, (b) any person or entity controlled by or under common control with the Walton Fund GP, (c) a PSP Entity, (d) any of SL Green Realty Corp., Vornado Realty Trust, Tishman Speyer, Brookfield Properties, and

D-2-17

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Silverstein Properties, or (e) an experienced owner and operator of real estate assets similar to the Mortgaged Property for which a rating agency confirmation has been obtained. “RXR Key Principals” shall mean any one or more of (a) RXR Realty LLC, a Delaware limited liability company, and its successor, provided that either (i) Scott Rechler or (ii) both of Michael Maturo and Jason Barnett, together, serving as a senior executive of RXR, is/are involved with the Mortgaged Property in such capacity, (b) Scott Rechler or (c) both of Michael Maturo and Jason Barnett, together.

D-2-18

Rialto Mortgage Finance, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens; Title Insurance	Residence Inn Los Angeles Westlake Village (Loan No. 10)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(12) Condemnation	Perry Hill Crossing (Loan No. 43)	In 2011, the City of Montgomery proposed a road widening of Atlanta Highway, that fronts the Mortgaged Property on the Northerly boundary, and Perry Hill Street, which provides a service entrance to the rear of the Mortgaged Property on the Westerly boundary. The proposed Perry Hill Street widening is expected to result in a taking of a small portion of the Mortgaged Property in two locations, (i) a portion of asphalt drive that provides a back entrance to the Mortgaged Property and (2) a portion of the Mortgaged Property that serves for drainage of the Mortgaged Property. The proposed Atlanta Highway widening is expected to impact the curbing along Atlanta Highway.

D-2-19

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

	Class A-SB Planned		Class A-SB Planned
Distribution Date	Principal Balance ($)	Distribution Date	Principal Balance ($)
12/15/2017	$33,878,000.00	10/15/2022	$33,877,631.75
1/15/2018	$33,878,000.00	11/15/2022	$33,368,091.51
2/15/2018	$33,878,000.00	12/15/2022	$32,793,756.01
3/15/2018	$33,878,000.00	1/15/2023	$32,263,514.52
4/15/2018	$33,878,000.00	2/15/2023	$31,731,131.09
5/15/2018	$33,878,000.00	3/15/2023	$31,057,992.74
6/15/2018	$33,878,000.00	4/15/2023	$30,520,737.13
7/15/2018	$33,878,000.00	5/15/2023	$29,935,267.41
8/15/2018	$33,878,000.00	6/15/2023	$29,393,475.27
9/15/2018	$33,878,000.00	7/15/2023	$28,803,597.50
10/15/2018	$33,878,000.00	8/15/2023	$28,257,232.43
11/15/2018	$33,878,000.00	9/15/2023	$27,708,659.81
12/15/2018	$33,878,000.00	10/15/2023	$27,112,193.58
1/15/2019	$33,878,000.00	11/15/2023	$26,558,993.63
2/15/2019	$33,878,000.00	12/15/2023	$25,958,031.11
3/15/2019	$33,878,000.00	1/15/2024	$25,400,166.70
4/15/2019	$33,878,000.00	2/15/2024	$24,840,047.93
5/15/2019	$33,878,000.00	3/15/2024	$24,187,059.44
6/15/2019	$33,878,000.00	4/15/2024	$23,622,036.97
7/15/2019	$33,878,000.00	5/15/2024	$23,009,586.74
8/15/2019	$33,878,000.00	6/15/2024	$22,439,804.93
9/15/2019	$33,878,000.00	7/15/2024	$21,822,730.14
10/15/2019	$33,878,000.00	8/15/2024	$21,248,150.79
11/15/2019	$33,878,000.00	9/15/2024	$20,671,249.04
12/15/2019	$33,878,000.00	10/15/2024	$20,047,255.95
1/15/2020	$33,878,000.00	11/15/2024	$19,465,499.52
2/15/2020	$33,878,000.00	12/15/2024	$18,836,789.21
3/15/2020	$33,878,000.00	1/15/2025	$18,250,139.13
4/15/2020	$33,878,000.00	2/15/2025	$17,661,117.50
5/15/2020	$33,878,000.00	3/15/2025	$16,936,613.85
6/15/2020	$33,878,000.00	4/15/2025	$16,342,280.43
7/15/2020	$33,878,000.00	5/15/2025	$15,701,349.29
8/15/2020	$33,878,000.00	6/15/2025	$15,102,021.25
9/15/2020	$33,878,000.00	7/15/2025	$14,456,236.91
10/15/2020	$33,878,000.00	8/15/2025	$13,851,874.14
11/15/2020	$33,878,000.00	9/15/2025	$13,245,067.70
12/15/2020	$33,878,000.00	10/15/2025	$12,592,016.74
1/15/2021	$33,878,000.00	11/15/2025	$11,980,115.53
2/15/2021	$33,878,000.00	12/15/2025	$11,322,114.06
3/15/2021	$33,878,000.00	1/15/2026	$10,705,077.16
4/15/2021	$33,878,000.00	2/15/2026	$10,085,544.98
5/15/2021	$33,878,000.00	3/15/2026	$9,333,371.18
6/15/2021	$33,878,000.00	4/15/2026	$8,708,290.26
7/15/2021	$33,878,000.00	5/15/2026	$8,037,482.30
8/15/2021	$33,878,000.00	6/15/2026	$7,407,159.85
9/15/2021	$33,878,000.00	7/15/2026	$6,731,258.77
10/15/2021	$33,878,000.00	8/15/2026	$6,095,652.68
11/15/2021	$33,878,000.00	9/15/2026	$5,457,475.68
12/15/2021	$33,878,000.00	10/15/2026	$4,773,942.45
1/15/2022	$33,878,000.00	11/15/2026	$4,130,418.73
2/15/2022	$33,878,000.00	12/15/2026	$3,441,690.17
3/15/2022	$33,878,000.00	1/15/2027	$2,792,776.78
4/15/2022	$33,878,000.00	2/15/2027	$2,141,238.24
5/15/2022	$33,878,000.00	3/15/2027	$1,360,037.70
6/15/2022	$33,878,000.00	4/15/2027	$702,701.79
7/15/2022	$33,878,000.00	5/15/2027	$552.14
8/15/2022	$33,878,000.00	6/15/2027 and
9/15/2022	$33,878,000.00	thereafter	$0.00

E-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	63
Description of the Mortgage Pool	161
Transaction Parties	293
Credit Risk Retention	374
Description of the Certificates	383
Description of the Mortgage Loan Purchase Agreements	425
Pooling and Servicing Agreement	435
Certain Legal Aspects of Mortgage Loans	568
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	589
Pending Legal Proceedings Involving Transaction Parties	592
Use of Proceeds	593
Yield and Maturity Considerations	593
Material Federal Income Tax Considerations	607
Certain State and Local Tax Considerations	621
Method of Distribution (Underwriter)	622
Incorporation of Certain Information by Reference	625
Where You Can Find More Information	625
Financial Information	626
Certain ERISA Considerations	626
Legal Investment	632
Legal Matters	633
Ratings	633
Index of Defined Terms	636

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$653,860,000
(Approximate)

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Commercial Mortgage
Trust 2017-C5
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2017-C5

Class A-1	$20,482,000
Class A-2	$100,407,000
Class A-SB	$33,878,000
Class A-3	$40,000,000
Class A-4	$153,039,000
Class A-5	$172,576,000
Class X-A	$520,382,000
Class X-B	$133,478,000
Class A-S	$81,774,000
Class B	$29,737,000
Class C	$21,967,000

PROSPECTUS

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

NATIXIS

Co-Manager

Academy Securities

Co-Manager

November 2, 2017